SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

VIASAT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.0001 per share, of Viasat, Inc.
	(2)	Aggregate number of securities to which transaction applies: 46,363,636 shares of common stock
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction was calculated based on the transaction consideration of (i) $850.0 million in cash and (ii) 46,363,636 shares of common stock. The cash consideration was added to the value of the shares of common stock, which was computed by multiplying the 46,363,636 shares of common stock by $42.45 per share (the average of the high and low prices reported on the Nasdaq Stock Market LLC on February 3, 2022). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0000927 by the amount calculated pursuant to the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction: $2,818,136,348.20
	(5)	Total fee paid: $261,241.24

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Meeting Information

DATE: [●], 2022	TIME: [●] [a.m.] Pacific Time	PLACE: Virtual Meeting	RECORD DATE: [●], 2022

Dear Fellow Stockholder:

You are cordially invited to attend a special meeting of stockholders, which will be held on [●], 2022 at [●] [a.m.] Pacific Time. This special meeting will be a completely virtual meeting of stockholders. We are hosting the special meeting exclusively online via live webcast to safeguard the health and well-being of our stockholders and employees in light of the ongoing public health impact of the coronavirus (COVID-19) pandemic. To participate, vote or submit questions during the special meeting via live webcast, please visit: www.virtualshareholdermeeting.com/VSAT2022SM. There will not be a physical location for the special meeting.

On November 8, 2021, we entered into a Share Purchase Agreement (the Purchase Agreement), which provides for, among other things, our acquisition of all of the issued and outstanding ordinary shares of Connect Topco Limited, a private company limited by shares and incorporated in Guernsey (Inmarsat), for consideration comprising $850.0 million in cash, subject to adjustments, and approximately 46.36 million shares of Viasat common stock (the Transaction).

On the terms and pursuant to the conditions contained in the Purchase Agreement, the existing shareholders of Inmarsat and Inmarsat management and employees who hold options and shares of a subsidiary of Inmarsat (collectively, the Sellers) will sell to us, and we will purchase, accept and pay for, in each case, at the consummation of the transactions contemplated by the Purchase Agreement, all of the issued and outstanding shares of Inmarsat, free and clear of all encumbrances. The purchase price that we will pay for the Inmarsat shares is approximately $3.95 billion consisting of: (i) an amount in cash equal to $850.0 million (the Base Cash Consideration), subject to adjustments, and (ii) 46,363,636 fully paid, validly issued and non-assessable shares of Viasat common stock (the Stock Consideration), valued at approximately $3.1 billion based on the closing price of $67.00 per share of Viasat common stock on the Nasdaq Stock Market LLC (Nasdaq) on November 5, 2021 (the last trading day prior to the execution of the Purchase Agreement). The Base Cash Consideration is subject to certain adjustments, including for certain dividends, distributions, certain payments to or other transactions with the Sellers and their affiliates, Seller transaction costs and retention bonuses in excess of specified aggregate amounts, transaction bonuses (if any), certain taxes and similar items, as set forth in the Purchase Agreement.

Viasat common stock is listed on Nasdaq under the ticker symbol “VSAT.” As a result, we are subject to Rule 5635(a) of the Nasdaq Stock Market Rules, pursuant to which stockholder approval is required prior to the issuance of securities in connection with certain acquisitions of stock or assets of another company where the issuance equals 20% or more of the common stock or voting power outstanding before such issuance. We expect that the shares of Viasat common stock to be issued pursuant to the Purchase Agreement will represent approximately 39% of outstanding Viasat common stock upon issuance (or approximately 37.5% on a fully diluted basis).

Accordingly, we are holding the special meeting for stockholders to consider and vote upon the following:

1.

A proposal to approve, for purposes of complying with Rule 5635(a), the issuance of shares of Viasat common stock in connection with the Transaction that equal more than 20% of the total issued and outstanding Viasat common stock (the Stock Issuance Proposal).

2.

A proposal to approve an amendment to our Certificate of Incorporation to increase the number of shares of Viasat common stock authorized for issuance from 100,000,000 to 200,000,000 (the Charter Amendment Proposal).

3.

A proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal and the Charter Amendment Proposal (the Adjournment Proposal).

These items are fully described in the proxy statement, which is part of this notice.

We are providing the accompanying proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the special meeting (including following any adjournments or postponements of the special meeting). Information about the special meeting, the Transaction and other related business to be considered by our stockholders at the special meeting is included in this proxy statement. Whether or not you plan to attend the special meeting, we urge all stockholders to read this proxy statement, including the Annexes and the accompanying financial statements of Inmarsat and pro forma financial information, carefully and in their entirety. In particular, we urge you to read carefully the section entitled “Risk Factors” beginning on page 22 of this proxy statement.

After careful consideration, our Board of Directors (the Board) has unanimously approved the Purchase Agreement and the transactions contemplated therein, including the issuance of the Stock Consideration to the Sellers and the amendment to our Certificate of Incorporation to increase the number of shares of Viasat common stock authorized for issuance, and unanimously recommends that our stockholders vote “FOR” the approval of the Stock Issuance Proposal, the Charter Amendment Proposal and the Adjournment Proposal. When you consider the Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Transaction that may conflict with your interests as a stockholder. Please see the section entitled “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—The Transaction—Interests of Certain Persons in the Transaction” for additional information.

The Stock Issuance Proposal and the Adjournment Proposal each requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of Viasat common stock present in person or represented by proxy, assuming a quorum is present. The Charter Amendment Proposal requires the affirmative vote of a majority of the outstanding shares of Viasat common stock entitled to vote thereon, assuming a quorum is present.

Your vote is very important. Whether or not you plan to attend the special meeting, please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares are represented at the special meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. The transactions contemplated by the Purchase Agreement and the closing of the Transaction will be consummated only if the Stock Issuance Proposal and Charter Amendment Proposal are approved at the special meeting. It is important for you to note that if either the Stock Issuance Proposal or the Charter Amendment Proposal does not receive the requisite vote for approval, we will not be able to consummate the transactions contemplated by the Purchase Agreement. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement and no proposal is conditioned on the approval of the Adjournment Proposal.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the special meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the special meeting virtually, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. In addition, your failure to vote by proxy or to vote in person at the special meeting (or failure to instruct your bank, broker or other nominee how to vote) will have the same effect as a vote “AGAINST” the Charter Amendment Proposal.

All stockholders of record as of [●], 2022, the record date, are entitled to vote at the special meeting. Your vote is very important. Whether or not you expect to attend the virtual special meeting, please vote via one of the methods specified below as soon as possible to ensure that your shares are represented at the special meeting.

How to Vote Prior to the Special Meeting

Call the telephone number specified on your proxy card or voting instruction form provided by your bank or broker	Sign, date and return your proxy card or voting instruction form in the postage-paid envelope provided	Follow the instructions in your proxy card or voting instruction form to vote at www.proxyvote.com prior to 11:59 p.m. Eastern Time on [●], 2022

By Order of the Board of Directors /s/ Richard Baldridge Richard Baldridge President, Chief Executive Officer and Board Director

Carlsbad, California

[●], 2022

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL SPECIAL MEETING,

PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD.

i

PROXY STATEMENT

6155 El Camino Real

Carlsbad, California 92009

The Board of Directors of Viasat, Inc. is soliciting the enclosed proxy for use at the special meeting of stockholders to be held on [●], 2022 at [●] [a.m.] Pacific Time, and at any adjournments or postponements of the meeting, for the purposes set forth in the notice of special meeting of stockholders. This special meeting will be a completely virtual meeting of stockholders and will be accessible via the internet at www.virtualshareholdermeeting.com/VSAT2022SM.

SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Proxy Statement Summary,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the special meeting.

Meeting Information	Items to be Voted On
Meeting: Special meeting of stockholders Date: [●], 2022 Time: [●] [a.m.] Pacific Time Location: Virtual meeting only, accessible at www.virtualshareholdermeeting.com/VSAT2022SM Record Date: [●], 2022	1. Stock Issuance Proposal • Board recommendation: FOR 2. Charter Amendment Proposal • Board recommendation: FOR 3. Adjournment Proposal • Board recommendation: FOR

Viasat is a global communications company. We are an innovator in communications technologies and services, focused on making connectivity accessible, available and secure for all. Our end-to-end platform of high-capacity Ka-band satellites, ground infrastructure and user terminals enables us to provide cost-effective, high-speed, high-quality broadband solutions to enterprises, consumers, military and government users around the globe, whether on the ground, in the air or at sea. In addition, our government business includes a market-leading portfolio of military tactical data link systems, satellite communication products and services and cybersecurity and information assurance products and services. For more information about us, please see the section entitled “Information About Viasat.”

Inmarsat is an innovative, global provider of mobile satellite services, serving the maritime, government, aviation and enterprise sectors through multiple owned and operated satellite networks comprised of 15 satellites as well as ground infrastructure and user terminals. Inmarsat has over 40 years’ experience in designing and operating satellite-based networks. Inmarsat specializes in connecting commercial mobility and government customers, particularly vessels, aircraft, vehicles and people, often in areas that conventional telecommunications networks cannot reach. Inmarsat offers a diverse portfolio of secure, resilient mobile satellite communications services across the globe, supporting mission critical operational systems, essential safety communications, core office applications, a growing range of Internet of Things (IoT) applications and in-flight connectivity. For information about Inmarsat, please see the section entitled “Information About Inmarsat.”

On November 8, 2021, we entered into a Share Purchase Agreement (the Purchase Agreement), which provides for, among other things, our acquisition of all of the issued and outstanding ordinary shares of Inmarsat for consideration comprised of $850.0 million in cash, subject to adjustments, and approximately 46.36 million shares of Viasat common stock, par value $0.0001 per share.

•

On the terms and pursuant to the conditions contained in the Purchase Agreement, the existing shareholders of Inmarsat (the Investor Sellers) and Inmarsat management and employees who hold options and shares of a subsidiary of Inmarsat (collectively, the Management Sellers, and together with the Investor Sellers, the Sellers) will sell to us, and we will purchase, accept and pay for, in each case, at the consummation of the transactions contemplated by the Purchase Agreement, all of the issued and outstanding shares of Inmarsat, free and clear of all encumbrances. The purchase price that we will pay for the Inmarsat shares is approximately $3.95 billion consisting of: (i) an amount in cash equal to $850.0 million (the Base Cash Consideration), subject to adjustments, and (ii) 46,363,636 fully paid, validly issued and non-assessable shares of Viasat common stock (the Stock Consideration), valued at approximately $3.1 billion based on the closing price of $67.00 per share of Viasat common stock on the Nasdaq Stock Market LLC (Nasdaq) on November 5, 2021 (the last trading day prior to the execution of the Purchase Agreement). The Base Cash Consideration is subject to certain adjustments, including for certain dividends, distributions, certain payments to or other transactions with the Sellers and their affiliates, Seller transaction costs and retention bonuses in excess of specified aggregate amounts, transaction bonuses (if any), certain taxes and similar items, as set forth in the Purchase Agreement. For more information about the Purchase Agreement, please see the section entitled “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—The Purchase Agreement.”

•

It is anticipated that, upon completion of the Transaction: (i) our current stockholders will own approximately 61% of the total outstanding shares of Viasat common stock immediately after the Transaction and (ii) the Sellers will own approximately 39% of the total outstanding shares of Viasat common stock immediately after the Transaction (or approximately 37.5% on a fully diluted basis).

•

Our management and Board considered various factors in determining whether to approve the Purchase Agreement and the transactions contemplated thereby, including the Transaction. For more information about the Board’s reasons for approving the Transaction, see the section entitled “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—The Transaction—Our Board of Directors’ Reasons for the Approval of the Transaction and the Stock Issuance.”

•

At the special meeting, our stockholders will be asked to consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of shares of Viasat common stock equal to more than 20% of the issued and outstanding Viasat common stock in connection with the Transaction (the Stock Issuance Proposal or Proposal No. 1). In addition to voting on the Stock Issuance Proposal at the special meeting, our stockholders will be asked to vote on a proposal to approve an amendment to our Certificate of Incorporation to increase the number of shares of Viasat common stock authorized for issuance from 100,000,000 to 200,000,000 (the Charter Amendment Proposal or Proposal No. 2). Finally, our stockholders will be asked to vote on a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal and the Charter Amendment Proposal (the Adjournment Proposal or Proposal No. 3). Please see the sections entitled “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction,” “Proposal No. 2—Approval of the Charter Amendment to Increase the Number of Shares of Viasat Common Stock Authorized for Issuance,” and “Proposal No. 3—The Adjournment Proposal.” The Transaction is conditioned on, among other things, the approval of the Stock Issuance Proposal and the Charter Amendment Proposal by our stockholders. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement, and no proposal is conditioned on the approval of the Adjournment Proposal.

•

Unless waived by the parties to the Purchase Agreement, and subject to applicable law, the closing of the Transaction is subject to a number of conditions set forth in the Purchase Agreement, including, among others, receipt of certain regulatory (including telecom and antitrust) approvals and clearances and stockholder approval of the Stock Issuance Proposal and Charter Amendment Proposal. For more information about the closing conditions to the Transaction, please see the section entitled “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—The Purchase Agreement—Conditions to Closing of the Transaction.”

•

The Purchase Agreement may be terminated at any time prior to the consummation of the Transaction upon agreement of the parties thereto, or by us or the Investor Sellers in specified circumstances. For more information about the termination rights under the Purchase Agreement, please see the section entitled “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—The Purchase Agreement—Termination.”

•	The proposed Transaction involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

•

In considering the recommendation of our Board to vote for the proposals presented at the special meeting, including the Stock Issuance Proposal and the Charter Amendment Proposal, you should be aware that aside from their interests as stockholders, certain members of our management have interests in the Transaction that are different from, or in addition to (and which may conflict with), the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating the Transaction and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Stock Issuance Proposal and Charter Amendment Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the Stock Issuance Proposal and the Charter Amendment Proposal.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS

About the Special Meeting and Voting

Why am I receiving this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our Board is soliciting your proxy to vote on proposals in connection with the proposed acquisition of Inmarsat. This proxy statement summarizes the information you need to know to vote at the special meeting. All stockholders who find it convenient to do so are cordially invited to attend the virtual special meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply sign, date and return the enclosed proxy card or voting instruction form provided by your bank or broker, or follow the instructions specified in your proxy card or voting instruction form to vote by telephone or via the internet.

We intend to begin mailing this proxy statement, the attached notice of our special meeting and the enclosed proxy card on or about [●], 2022 to all stockholders who owned Viasat common stock on the record date, [●], 2022, and are thus entitled to vote at the special meeting. On this record date, there were approximately [●] shares of Viasat common stock outstanding. Common stock is our only class of stock entitled to vote.

What am I voting on?

The items of business scheduled to be voted on at the special meeting are:

•

Proposal 1: To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance to the Sellers of shares of Viasat common stock that equal more than 20% of the issued and outstanding shares of Viasat common stock as consideration under the Purchase Agreement, a copy of which is attached to this proxy statement as Annex A (Proposal No. 1 or the Stock Issuance Proposal).

•

Proposal 2: To consider and vote upon a proposal to amend our Certificate of Incorporation to increase the number of shares of Viasat common stock authorized for issuance from 100,000,000 to 200,000,000 (Proposal No. 2 or the Charter Amendment Proposal).

•

Proposal 3: To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal and the Charter Amendment Proposal. This proposal will only be presented at the special meeting in the event that there are not sufficient votes to approve the Stock Issuance Proposal and the Charter Amendment Proposal (Proposal No. 3 or the Adjournment Proposal).

How does the Board recommend that I vote?

Our Board unanimously recommends that you vote:

•	“FOR” the approval of the Stock Issuance Proposal (Proposal 1);

•	“FOR” the approval of the Charter Amendment Proposal (Proposal 2); and

•	“FOR” the approval of the Adjournment Proposal (Proposal 3).

How many votes do I have?

You are entitled to one vote for every share of Viasat common stock that you own as of [●], 2022.

What will happen in the Transaction?

Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions set forth therein, we will acquire all of the issued and outstanding shares of Inmarsat for consideration comprised of $850.0 million in cash, subject to adjustments, and approximately 46.36 million shares of Viasat common stock.

How will the Transaction impact the shares of Viasat common stock outstanding after the Transaction?

As a result of the Transaction, the amount of Viasat common stock outstanding will increase by approximately 62% to approximately 120.76 million shares of Viasat common stock outstanding. We anticipate that the Sellers in the Transaction will receive shares of Viasat common stock representing approximately 39% of the total outstanding shares of Viasat common stock immediately after the Transaction (or approximately 37.5% on a fully diluted basis), and that existing Viasat stockholders would collectively own approximately 61% of the total outstanding shares of Viasat common stock immediately after the Transaction.

Will Viasat obtain new financing in connection with the Transaction?

Yes. We have obtained financing commitments for $2.3 billion of new debt facilities in connection with the Transaction (which may be secured and/or unsecured), a portion of which is to be raised between the signing and closing of the Transaction to fund Viasat’s standalone growth expenditures. However, the total amount of indebtedness incurred under these commitments may change, including in the event available cash from other sources is higher than expected. We also plan to assume $2.1 billion in principal amount of Inmarsat senior secured bonds and the outstanding indebtedness under Inmarsat’s $2.4 billion senior secured credit facilities (of which $1.7 billion in aggregate principal amount was outstanding as of September 30, 2021). In addition, we obtained commitments of $3.2 billion to backstop certain amendments required under our $700.0 million revolving credit facility, our Ex-Im credit facility (under which we had $78.6 million outstanding as of December 31, 2021), and Inmarsat’s $2.4 billion senior secured credit facilities. As of the date of this proxy statement, the requisite amendments had been obtained under our $700.0 million revolving credit facility and Inmarsat’s $2.4 billion senior secured credit facilities.

What conditions must be satisfied to complete the Transaction?

There are a number of closing conditions in the Purchase Agreement, including the receipt of certain regulatory approvals and clearances and the approval by our stockholders of the Stock Issuance Proposal and the Charter Amendment Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the Transaction, please see the section entitled “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—The Purchase Agreement—Conditions to Closing of the Transaction.”

Why is Viasat proposing the Stock Issuance Proposal?

We are proposing the Stock Issuance Proposal in order to comply with Rule 5635(a) of the Nasdaq Stock Market Rules, which requires stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company (other than a public offering for cash) where the issuance equals 20% or more of the common stock or 20% of the voting power outstanding before such issuance.

In connection with the Transaction, we expect to issue approximately 46.36 million shares of Viasat common stock, which we expect will represent approximately 39% of outstanding Viasat common stock after giving effect to the Transaction (or approximately 37.5% on a fully diluted basis). Because we are issuing 20% or more of the outstanding Viasat common stock in connection with the Transaction, we are required to obtain stockholder approval of such issuance pursuant to Rule 5635(a). For more information, please see the section entitled “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction.”

Why is Viasat proposing the Charter Amendment Proposal?

In connection with the Transaction, we expect to issue approximately 46.36 million shares of Viasat common stock. Our Certificate of Incorporation currently authorizes 100,000,000 shares of Viasat common stock. As of January 31, 2022, there were 74,393,040 shares of Viasat common stock outstanding, 7,107,848 shares of Viasat common stock issuable upon the exercise of outstanding stock options or upon the vesting of outstanding restricted stock units, 3,998,740 shares of Viasat common stock reserved for issuance pursuant to future awards under our equity participation plan, and 2,252,576 shares of Viasat common stock reserved for future issuance pursuant to our employee stock purchase plan, leaving only 12,247,796 shares of Viasat common stock available for issuance. Therefore, in order to accommodate the issuance to the Sellers under the Purchase Agreement (as well as to provide for the continued ability to issue shares of Viasat common stock under our equity participation plan and employee stock purchase plan), we need to increase the number of authorized shares of Viasat common stock. For more information, please see the section entitled “Proposal No. 2—Approval of the Charter Amendment to Increase the Number of Shares of Viasat Common Stock Authorized for Issuance.”

Why is Viasat proposing the Adjournment Proposal?

We are proposing the Adjournment Proposal to allow our Board to adjourn the special meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal and the Charter Amendment Proposal. Please see the section entitled “Proposal No. 3—The Adjournment Proposal” for additional information.

What interests do Viasat’s current officers and directors have in the Transaction?

Our officers and directors may have interests in the Transaction that are different from or in addition to (and which may conflict with) your interests. You should take these interests into account in deciding whether to approve the Transaction. These interests include, among other things, the expected continued leadership of the combined company by Mark Dankberg, our Executive Chairman, and Richard Baldridge, our President and Chief Executive Officer, the expected continued employment of other executive officers of Viasat by the combined company and the expected continued service of directors of Viasat as directors of the combined company. Our Board was aware of and considered these interests, among other matters, in evaluating the Purchase Agreement and the Transaction and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Stock Issuance Proposal and the Charter Amendment Proposal.

Did Viasat’s Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Transaction?

Yes. Although our Certificate of Incorporation does not require our Board to seek a third-party valuation or fairness opinion in connection with an acquisition, our Board received an opinion from PJT Partners LP (PJT Partners) as to the fairness, from a financial point of view and as of the date of such opinion, to us of the consideration to be paid by us for Inmarsat pursuant to the Purchase Agreement. PJT Partners’ written opinion has been provided by PJT Partners at our request to our Board and is subject to, among other things, the assumptions made, procedures followed, matters considered and conditions, qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated in its written opinion). Please see the section entitled “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—The Transaction—Opinion of Our Financial Advisor” and the opinion of PJT Partners attached hereto as Annex B for additional information.

What are the material U.S. federal income tax consequences of the Transaction to me?

Because our stockholders will continue to own and hold their existing shares of Viasat common stock following the Transaction, the Transaction generally will not result in U.S. federal income tax consequences to our current stockholders.

Do I have appraisal rights if I object to the proposed Transaction?

No. Appraisal rights are not available to holders of Viasat common stock in connection with the Transaction.

What happens if the Purchase Agreement is terminated and the Transaction is not consummated?

There are certain circumstances under which the Purchase Agreement may be terminated prior to the consummation of the Transaction. If the Purchase Agreement is terminated under specified circumstances, we may be obligated to pay a termination fee of either $150.0 million or $200.0 million or to reimburse certain out-of-pocket expenses of the Sellers up to $40.0 million. Please see the sections entitled “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—The Purchase Agreement—Termination” and “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—The Purchase Agreement—Termination Fees” for information regarding the parties’ termination rights and the termination fees.

When is the Transaction expected to be completed?

The Transaction is currently expected to close in the second half of calendar year 2022, subject to the approval of our stockholders of the Stock Issuance Proposal and the Charter Amendment Proposal, the receipt of certain regulatory approvals and clearances and the satisfaction of other customary closing conditions. The Purchase Agreement may be terminated and the Transaction abandoned by either us or the Investor Sellers in certain circumstances if closing has not occurred within 18 months following the date of the Purchase Agreement (subject to Viasat’s right to extend such date to the date that is 24 months following the date of the Purchase Agreement in certain circumstances if additional time is needed to satisfy regulatory conditions). For a description of the conditions to the completion of the Transaction, see the section entitled “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—The Purchase Agreement—Conditions to Closing of the Transaction.”

How do I vote by proxy?

Your vote is important. Whether or not you plan to attend the virtual special meeting, we urge you to sign, date and return the enclosed proxy card or voting instruction form provided by your bank or broker as soon as possible to ensure that your vote is recorded promptly. Returning the proxy card or voting instruction form will not affect your right to attend or vote your shares at the special meeting.

If you complete and submit your proxy card or voting instruction form, the persons named as proxies will vote your shares in accordance with your instructions. If you submit a proxy card or voting instruction form but do not fill out the voting instructions, your shares will be voted in accordance with the recommendations made by our Board (“FOR” each of the Stock Issuance Proposal, the Charter Amendment Proposal and the Adjournment Proposal).

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before your proxy is voted at the special meeting. You may revoke your proxy in any of the following three ways:

•	you may send in another signed proxy card bearing a later date;

•	you may deliver a written notice of revocation to Viasat’s Corporate Secretary prior to the special meeting; or

•	you may notify Viasat’s Corporate Secretary in writing before the special meeting and submit your vote at the virtual special meeting.

If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other financial institution, you must contact your broker, bank or financial institution to revoke any prior instructions.

What if my shares are held by a broker, bank or other financial institution?

If you are the beneficial owner of shares held by a broker, bank or other financial institution, then your shares are held in “street name” and the organization holding your shares is considered to be the stockholder of record for purposes of voting at the special meeting. As the beneficial owner, you have the right to direct your broker, bank or other financial institution regarding how to vote your shares. You are also invited to attend the virtual special meeting. However, you will need the control number included on your voting instruction form provided by your bank or broker to be able to vote your shares or submit questions.

Can I vote via the internet or by telephone?

You may vote your shares via the internet or by telephone by following the instructions provided on your proxy card or voting instruction form. If your shares are registered in the name of a broker, bank or other financial institution, you may also be eligible to vote your shares electronically over the internet or by telephone if your financial institution makes such options available.

How can I attend the special meeting?

We will be hosting the special meeting live via the internet and you will not be able to attend in person. We considered the appropriate format of this special meeting, and concluded that a virtual meeting would best promote the health and safety of stockholders, employees and directors at this time given the ongoing impact of the COVID-19 pandemic. Our virtual special meeting allows stockholders from around the world to participate and ask questions, and for us to give thoughtful responses.

You are entitled to attend the special meeting only if you were a Viasat stockholder or joint holder as of the record date, [●], 2022, or you hold a valid proxy for the special meeting. A stockholder can listen to and participate in the special meeting live via the internet at www.virtualshareholdermeeting.com/VSAT2022SM. Stockholders may begin submitting written questions at [●] [a.m.] Pacific Time on [●], 2022. Stockholders may also vote during the special meeting. You will need the control number included on your proxy card or voting instruction form provided by your bank or broker to be able to vote your shares or submit questions. Instructions on how to participate, ask questions and access technical support are available at www.virtualshareholdermeeting.com/VSAT2022SM.

What constitutes a quorum?

A quorum is present when at least a majority of the outstanding shares entitled to vote are represented at the special meeting either in person or by proxy.

Holders will be deemed present “in person” at the special meeting by visiting www.virtualshareholdermeeting.com/VSAT2022SM on the day of the special meeting and properly registering their attendance by using the control number provided on your proxy card or voting instruction form provided by your bank or broker. Approximately [●] shares must be represented to constitute a quorum at the meeting.

What vote is required to approve each proposal?

The Stock Issuance Proposal and the Adjournment Proposal each requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of Viasat common stock present in person or represented by proxy, assuming a quorum is present. The Charter Amendment Proposal requires the affirmative vote of a majority of the outstanding shares of Viasat common stock entitled to vote thereon, assuming a quorum is present. Accordingly, a stockholder’s failure to vote by proxy or to vote in person at the special meeting, a broker non-vote, or an abstention will have no effect on the Stock Issuance Proposal or the Adjournment Proposal (except that abstentions are counted for purposes of determining if a quorum is present), but will have the same effect as a vote “AGAINST” the Charter Amendment Proposal.

Voting results will be tabulated and certified by Broadridge Financial Solutions.

What will happen if I abstain from voting or fail to vote?

Shares held by persons attending the special meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal will be counted as present for purposes of determining the presence of a quorum.

If your shares are held in the name of a bank, broker or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” You are not the “record holder” of such shares. If this is the case, this proxy statement has been forwarded to you by your bank, broker or other nominee. As the beneficial holder, unless your bank, broker or other nominee has discretionary authority over your shares, you generally have the right to direct your bank, broker or other nominee as to how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which your bank, broker or other nominee does not have discretionary authority. This is often called a “broker non-vote.” With respect to the special meeting, your bank, broker or other nominee does not have discretionary authority to vote on the Stock Issuance Proposal, the Charter Amendment Proposal or the Adjournment Proposal. You should therefore provide your bank, broker or other nominee with instructions as to how to vote your shares of Viasat common stock. “Broker non-votes” will not be counted as present for purposes of determining the presence of a quorum.

In tabulating the voting results for each proposal, neither abstentions nor shares that constitute broker non-votes are considered votes cast on that proposal. Because abstentions and broker non-votes will not be considered votes cast, abstentions and broker non-votes will not affect the outcome of the vote on the Stock Issuance Proposal and the Adjournment Proposal, assuming that a quorum is obtained. Because the Charter Amendment Proposal requires the affirmative vote of a majority of the outstanding shares of Viasat common stock entitled to vote thereon, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Charter Amendment Proposal.

Where can I find the voting results of the special meeting?

We will file the final voting results of the special meeting with the SEC in a Current Report on Form 8-K within four business days after the date of the special meeting.

What are the costs of soliciting these proxies?

We will pay the entire cost of soliciting these proxies, including the preparation, assembly, printing and mailing of this proxy statement and any additional solicitation material that we may provide to stockholders. This proxy solicitation is being made by mail, but also may be made by telephone, by electronic communication or in person. We have also engaged MacKenzie Partners to assist in the solicitation of proxies for the special meeting. We will pay MacKenzie Partners a fee of $25,000, plus disbursements, reimburse MacKenzie Partners for its reasonable out-of-pocket expenses and indemnify MacKenzie Partners and its affiliates against certain claims, liabilities, losses, damages and expenses for their services as our proxy solicitor. Our directors, officers and employees may also solicit proxies in person, but will not receive any additional compensation for such solicitation activities. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

I share an address with another stockholder, but we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

If you share an address with another stockholder, you may receive only one set of proxy materials unless you have provided contrary instructions. The rules promulgated by the Securities and Exchange Commission, or SEC, permit companies, brokers, banks or other financial institutions to deliver a single copy of proxy statements and annual reports to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings, save significant printing and postage costs, and conserve natural resources. Stockholders will receive only one copy of our proxy statements and annual reports if they share an address with another stockholder, have been previously notified of householding by their broker, bank or other financial institution, and have consented to householding, either affirmatively or implicitly by not objecting to householding. If you would like to opt out of householding for future mailings, or if you currently receive multiple copies of our annual reports and proxy statements and would prefer to receive a single copy in the future, please contact your broker, bank or financial institution. You may also obtain a separate proxy statement or annual report without charge by sending a written request to Viasat, Inc., Attention: Investor Relations, 6155 El Camino Real, Carlsbad, California 92009, by email at ir@viasat.com or by telephone at (760) 476-2200. We will promptly send additional copies of this proxy statement upon receipt of such request.

What do I need to do now?

You are urged to read carefully and consider the information contained in this proxy statement, including the Annexes. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Who can help answer my questions?

If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Viasat, Inc.

6155 El Camino Real

Carlsbad, California 92009

(760) 476-2200

Attention: Investor Relations

Email: ir@viasat.com

To help ensure timely delivery, please request any such additional copies no later than five business days prior to the special meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.”

The SEC has an informational website that provides stockholders with general information about how to cast their vote and why voting should be an important consideration for stockholders. You may access that information at www.sec.gov/spotlight/proxymatters.shtml or at www.investor.gov.

Important notice regarding the availability of proxy materials for the Viasat special meeting of stockholders to be held on [●], 2022

Under rules adopted by the SEC, we are also furnishing proxy materials to our stockholders via the internet. This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the special meeting and help conserve natural resources. This proxy statement is available on the Investor Relations section of our website at investors.viasat.com. If you are a stockholder of record, you can elect to access future proxy statements and annual reports electronically by marking the appropriate box on your proxy card. Choosing to receive your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose this option, your choice will remain in effect until you notify our transfer agent, Computershare Trust Company, N.A., by mail that you wish to resume mail delivery of these documents. If you hold your shares in street name, please refer to the information provided by your broker, bank or other financial institution for instructions on how to elect this option.

PROXY STATEMENT SUMMARY

This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information that may be important to you. You should read carefully this entire proxy statement, including the Annexes and accompanying financial statements of Inmarsat and pro forma financial information, to fully understand the proposed Transaction (as described below) before voting on the proposals to be considered at the special meeting (as described below). Please see the section entitled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference” beginning on page 124 of this proxy statement.

The Companies

Viasat, Inc.

We are a global communications company. For more than 35 years, we have helped shape how consumers, businesses, governments and militaries around the world communicate. Today, we are developing the ultimate global communications network to power high-quality, secure, affordable, fast connections to impact people’s lives anywhere they are—on the ground, in the air or at sea.

Our securities are traded on Nasdaq under the ticker symbol “VSAT.”

The mailing address of our principal executive office is 6155 El Camino Real, Carlsbad, California 92009 and our telephone number is (760) 476-2200.

For more information about us, please see the section entitled “Information About Viasat.”

Inmarsat

Inmarsat is an innovative, global provider of mobile satellite services, serving the maritime, government, aviation and enterprise sectors through multiple owned and operated satellite networks comprised of 15 satellites as well as ground infrastructure and user terminals. Inmarsat has over 40 years’ experience in designing and operating satellite-based networks.

The mailing address of Inmarsat’s principal executive office is 99 City Rd, London EC1Y 1AX, United Kingdom and its telephone number is +44 20 7728 1000.

For more information about Inmarsat, please see the section entitled “Information About Inmarsat” and “Inmarsat’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Purchase Agreement

On November 8, 2021, we entered into the Purchase Agreement with the Sellers. On the terms and pursuant to the conditions contained in the Purchase Agreement, the Sellers will sell to us, and we will purchase, accept and pay for, in each case, at the consummation of the transactions contemplated by the Purchase Agreement, all of the issued and outstanding shares of Inmarsat, free and clear of all encumbrances. The purchase price that we will pay for the Inmarsat shares is approximately $3.95 billion, consisting of: (i) an amount in cash equal to $850.0 million (which we refer to as the Base Cash Consideration), subject to adjustments, and (ii) 46,363,636 fully paid, validly issued and non-assessable shares of Viasat common stock (which we refer to as the Stock Consideration), valued at approximately $3.1 billion based on the closing price of $67.00 per share of Viasat common stock on Nasdaq on November 5, 2021 (the last trading day prior to the execution of the Purchase

Agreement). The Base Cash Consideration is subject to certain adjustments, including for certain dividends, distributions, certain payments to or other transactions with the Sellers and their affiliates, Seller transaction costs and retention bonuses in excess of specified aggregate amounts, transaction bonuses (if any), certain taxes and similar items, as set forth in the Purchase Agreement.

Related Agreements

This section describes the material provisions of certain additional agreements entered into, or to be entered into, in connection with the Purchase Agreement, which we refer to as the Related Agreements, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. The Related Agreements include the Stockholders Agreement, the Registration Rights Agreement and the Voting Agreements, included as Annexes C, D and E, respectively. Stockholders and other interested parties are urged to read the Related Agreements in their entirety prior to voting on the proposals presented at the special meeting. Please see the section entitled “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—Related Agreements” for additional information.

Stockholders Agreement

Concurrently with the Purchase Agreement, we and the Investor Sellers entered into a Stockholders Agreement (the Stockholders Agreement), the terms of which become effective at the closing of the Transaction.

Under the Stockholders Agreement, the Investor Sellers will have the right to designate (i) two individuals for nomination to our Board so long as the Investor Sellers collectively beneficially own at least 25% of the total outstanding shares of Viasat common stock and (ii) one individual for nomination to our Board so long as the Investor Sellers collectively beneficially own at least 15% of the total outstanding shares of Viasat common stock. Under the Stockholders Agreement, so long as the Investor Sellers collectively beneficially own at least 15% of the total outstanding shares of Viasat common stock, the Investor Sellers agree to vote their shares of Viasat common stock, subject to certain exceptions, including matters relating to significant corporate transactions and amendments of Viasat organizational documents which would materially, disproportionately and adversely affect the rights of the Investor Sellers, in accordance with the recommendations of our Board.

In addition, the Stockholders Agreement will impose certain transfer restrictions with respect to the shares of Viasat common stock issued to the Investor Sellers, including a prohibition on transfer during an initial 180-day lock-up period and on transfers to our competitors and certain other parties for so long as the Investor Sellers collectively beneficially own at least 10% of the total outstanding shares of Viasat common stock, as well as customary standstill limitations.

Registration Rights Agreement

At the closing, we and the Investor Sellers will enter into a Registration Rights Agreement (the Registration Rights Agreement) in substantially the form attached as Annex D to this proxy statement, pursuant to which, among other things and subject to certain restrictions, we will be required to file with the SEC a registration statement on Form S-3 registering for resale the shares of Viasat common stock issuable to the Investor Sellers upon the completion of the transactions contemplated by the Purchase Agreement and to conduct certain underwritten offerings or facilitate certain block trade transactions upon the request of holders of Registrable Securities (as defined therein). The Registration Rights Agreement also provides holders of Registrable Securities (as defined therein) with certain customary piggyback registration rights.

Voting Agreements

Concurrently with the Purchase Agreement, Baupost Group Securities, L.L.C. (Baupost) and each of our executive officers and directors, in their respective capacities as stockholders of Viasat, entered into a Voting and Support Agreement with the Investor Sellers and Viasat (collectively, the Voting Agreements), pursuant to which Baupost and such individuals have agreed, among other things, to vote their respective shares of Viasat common stock (i) in favor of the Stock Issuance Proposal and the Charter Amendment Proposal, (ii) in favor of any proposal to adjourn or postpone the special meeting in the event that there are insufficient proxies to approve such matters, (iii) against any alternative acquisition proposal, (iv) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any material respect of any covenant or warranty of Viasat under the Purchase Agreement or of such stockholder under the Voting Agreement, and (v) against any other action, agreement or transaction that would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent the Transaction or the other transactions contemplated by the Purchase Agreement.

Baupost and the individuals that signed the Voting Agreements beneficially owned an aggregate of approximately 27% of the outstanding shares of Viasat common stock as of the record date. The forms of Voting Agreements entered into by Baupost and each of our executive officers and directors are included as Annex E.

Our Board Following the Transaction

If the Transaction is consummated, we will take all necessary action (but solely to the extent such actions are permitted by law) to cause two individuals designated by the Investor Sellers to be appointed to serve as directors of the combined company, in addition to our existing Board members. Thereafter, under the Stockholders Agreement, the Investor Sellers will have the right to designate (i) two individuals for nomination to our Board so long as the Investor Sellers collectively beneficially own at least 25% of the total outstanding shares of Viasat common stock and (ii) one individual for nomination to our Board so long as the Investor Sellers collectively beneficially own at least 15% of the total outstanding shares of Viasat common stock.

The Investor Sellers have designated Andrew Sukawaty as one of the initial Investor Directors and will designate an additional initial Investor Director prior to the closing of the Transaction.

The Stock Issuance Proposal

Pursuant to the Purchase Agreement, our stockholders will be asked to vote on a proposal to approve, for purposes of complying with Rule 5635(a) of the Nasdaq Stock Market Rules, the issuance of more than 20% of the issued and outstanding Viasat common stock in connection with the Transaction (Proposal No. 1). For more information about the issuance contemplated by the Purchase Agreement, please see the section entitled “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction.”

The Charter Amendment Proposal

Our stockholders will also be asked to vote on a proposal to approve an amendment to our Certificate of Incorporation to increase the number of shares of Viasat common stock authorized for issuance from 100,000,000 to 200,000,000 (Proposal No. 2). For more information, please see the section entitled “Proposal No. 2—Approval of the Charter Amendment to Increase the Number of Shares of Viasat Common Stock Authorized for Issuance.”

The Adjournment Proposal

In addition, our stockholders will be asked to vote on a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal and the Charter Amendment Proposal (Proposal No. 3). Please see the section entitled “Proposal No. 3—The Adjournment Proposal” for more information.

Date, Time and Place of Special Meeting

The special meeting will be held on [●], 2022 at [●] a.m. Pacific Time, or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals. The special meeting will be a completely virtual meeting of stockholders and will be accessible via the internet at www.virtualshareholdermeeting.com/VSAT2022SM.

Voting Power; Record Date

Only stockholders of record at the close of business on [●], 2022, the record date for the special meeting, will be entitled to vote at the special meeting. You are entitled to one vote for each share of Viasat common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were [●] shares of Viasat common stock outstanding and entitled to vote.

Accounting and Tax Treatment

The Transaction will be accounted for using the acquisition method of accounting for business combinations. The allocation of the preliminary estimated purchase price is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed. We expect to finalize the allocation of the purchase consideration as soon as practicable after completion of the Transaction, but we are not required to finalize for one year from the closing date of the Transaction.

For U.S. federal income tax purposes, we expect to elect to treat the Transaction as an asset purchase (such that the tax bases in the assets of Inmarsat will generally reflect the allocated fair value at closing) and direct liability assumption.

Proxy Solicitation

We are soliciting proxies on behalf of our Board. Proxies may be solicited by mail. We have also engaged MacKenzie Partners to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares at the special meeting if it revokes its proxy before the special meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described on page 7 of this proxy statement.

Interests of Certain Persons in the Transaction

In considering the recommendation of our Board to vote for the proposals presented at the special meeting, including the Stock Issuance Proposal and the Charter Amendment Proposal, you should be aware that aside from their interests as stockholders, certain of our executive officers and directors have interests in the Transaction that are different from, or in addition to (and which may conflict with), the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating the Transaction and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Stock Issuance Proposal and the Charter Amendment Proposal. Please see the section entitled “Proposal No. 1—Approval of the Issuance of More Than 20% of the Issued and Outstanding Viasat Common Stock In Connection with Transaction—The Transaction—Interests of Certain Persons in the Transaction” for more information.

Reasons for the Transaction

Our Board considered the following positive factors, among others, although not weighted or in any order of significance, in approving the Purchase Agreement and the Transaction and the issuance of the Stock Consideration in connection with the Transaction:

•

Materially Accelerates Our Global Strategy. Inmarsat’s existing satellite fleet would provide global coverage and greater redundancy and resiliency for the combined company versus Viasat on a standalone basis. We believe that the Transaction would accelerate the expansion of our global revenue in both mobility and government, where our customers increasingly demand greater geographic coverage and redundancy, more bandwidth in high-demand locations, and, in some cases, the resilience of complementary narrowband services. In addition, the Transaction would also accelerate availability and customer choice for broadband and narrowband services, including IoT services.

•

Increases Exposure to a $1.6 Trillion Mobility-Focused TAM and Unlocks the IoT Market.[1] Inmarsat has an established global distribution and partnership network across core mobility verticals, which would greatly expand the number of users served by our combined platform of vertically integrated, end-to-end solutions. Mobility and government verticals are “natural” users of satellite services because these users, including ships, planes, and military vehicles, spend significant time beyond the reach of terrestrial connectivity. The Transaction would materially increase our serviceable addressable market in both maritime and narrowband communications, including the IoT, where we have a limited presence today and lack the requisite narrowband satellite spectrum resources.

•

Increases Proportion of Revenue from Services and Growing Mobility Verticals. The combined company would have a more geographically diverse, services-focused revenue base grounded in core mobility verticals, as well as government. For the nine months ended December 31, 2021, the percentage of our total revenues derived from services was 56%, compared to 69% calculated on a pro forma basis after giving effect to the Transaction, with over two-thirds of the combined company’s revenue derived from mobility and government. This services and mobility rich revenue mix would provide a strong financial and operational foundation to support robust revenue growth.

•

Complements Our Existing Network to Better Serve Mobility with Improved Efficiency. In order to serve ships and planes in transit, Inmarsat brings strong oceanic coverage, which Viasat would not otherwise have on a standalone basis today. In contrast, Viasat’s existing satellites have strong coverage and ample bandwidth over certain land masses, including hubs where demand density is highest. The integration of our respective fleets—including existing and to-be-launched satellites—would also provide our respective customers with greater service assurance including polar reach, oceanic coverage and network density. In addition, the combined company’s global coverage would allow us to operate our existing and planned satellites more efficiently, thereby increasing the total capacity of our combined satellite fleet and enhancing customer experience.

•	Expands Global Spectrum Portfolio, Opening New Growth and Innovation Opportunities. By accelerating the expansion of our Ka-band spectrum resources from regional to global, while

[1]	Represents estimated total addressable market in 2030, based on Viasat estimates incorporating data from NSR, Euroconsult, Frost & Sullivan and the FCC.

simultaneously acquiring Inmarsat’s global L-band and regional S-band portfolio, the Transaction is expected to materially improve our long-term growth prospects as the combined company continues to build out its global next-generation, multi-layered hybrid network, with the ability to draw upon the best characteristics of each frequency band and orbit. Adding L-band and S-band capabilities would create new network development opportunities, including the potential for low-latency terrestrial, air-to-ground and hybrid solutions, as well as multi-orbit Ka- and L-/S-band constellations. Overall, we expect that the combined company’s complementary assets, when integrated, will better position the combined company for growth and will increase the pace and scale of innovation in the mobile communications sector, thereby delivering enhanced quality of service (including improved speed, flexibility, reliability, coverage and security) and offering greater value to existing and new customers.

•

Creates Substantial Synergy Opportunities. We project that the Transaction would result in approximately $190 million in combined cost and capital expenditure synergies on an annual run-rate basis, including annual run-rate cost synergies of $80 million from achieving greater operating efficiencies, capturing inherent economies of scale, and leveraging corporate resources, as well as annual run-rate capital expenditure synergies of $110 million from combining our existing satellite fleets. Anticipated cost and capital expenditure synergies alone represent a combined after-tax net present value of approximately $1.5 billion, net of expected costs to achieve such synergies. In addition, we expect that the combined company would achieve material revenue benefits not included in the current outlook from new tiered services enabled by a global multi-layer network and the revitalization of L-band services. These would include cross selling up-tier Ka-band broadband services to Inmarsat’s existing customer base, as well as cross selling L-band safety and IoT services and global Ka-band services to Viasat’s existing customer base.

•

Materially Increases Levered and Unlevered Free Cash Flow. We expect that the Transaction will more than double cumulative free cash flow on both a levered and unlevered basis over the calendar year 2023 to 2026 period relative to our prior stand-alone targets. Our Board also considered the accretive effect of the Transaction on free cash flow on a per share basis, recognizing that the magnitude of the increase in free cash flow on a percentage basis is projected to exceed the percentage increase in the number of shares of Viasat common stock outstanding as a result of the Transaction.

•

Reduces Execution Risk with Straightforward Integration. Inmarsat adds established retail and wholesale distribution capabilities, a broader technology supply chain and customer relationships in key target geographies and verticals that we would otherwise need to build from the ground up. We have proven experience integrating complementary businesses, including WildBlue, RigNet and Euro Broadband Infrastructure Sàrl. In addition to Inmarsat’s extensive engineering skillsets, we have a deep bench of engineering talent that is highly familiar with the satellite, terminal, ground equipment and software technologies utilized by Inmarsat today.

•

Strengthens Global Heritage and Platform for Space Safety and Sustainability. Inmarsat has a long heritage of international aviation and maritime safety, and like Viasat, is also committed to promoting space sustainability and international space cooperation. The cultures of both Inmarsat and Viasat are aligned in their commitment to continued investment in technical talent and space-related development in the UK, as well as building strong relationships with leading regional broadband satellite partners in Australia, Brazil, Europe and other key geographies. We believe our collective heritage and international relationships will enable the combined company to better advocate for space safety, sustainable space policy and international cooperation.

For more information about our decision-making process, please see the section entitled “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—Our Board of Directors’ Reasons for the Approval of the Transaction and the Stock Issuance.”

Conditions to Closing of the Transaction

The respective obligations of us and the Sellers to consummate and effect the Transaction and the other transactions contemplated by the Purchase Agreement are subject to the satisfaction, at or prior to the closing of the Transaction, of each of the following conditions:

•	the satisfaction or receipt of certain regulatory approvals and clearances;

•	the required vote of our stockholders to approve the Stock Issuance Proposal and the Charter Amendment Proposal;

•	the completion of the exchange of the shares and options held by Management Sellers in a subsidiary of Inmarsat for shares of Inmarsat; and

•	the completion of a review by Inmarsat in respect of certain limited matters.

Regulatory Matters

The Transaction is subject to the satisfaction or receipt of certain regulatory approvals and clearances pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, the United Kingdom’s Enterprise Act 2002, and certain other applicable antitrust, competition, communications, foreign investment or national security laws or regulations. At any time before or after consummation of the Transaction, applicable governmental agencies could take action under applicable antitrust, competition, communications, foreign investment or national security laws or regulations as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Transaction or conditioning the consummation of the Transaction on certain divestitures or other structural or behavioral remedies or commitments. Private parties may also seek to take legal action under such laws or regulations under certain circumstances. We cannot assure you that government authorities will not attempt to challenge the Transaction on antitrust, competition, communications, foreign investment or national security grounds, and, if such a challenge is made, we cannot assure you as to its result. Additionally, there can be no assurance that any required regulatory approvals or clearances will be obtained or that the Transaction can be consummated without certain divestitures or other structural or behavioral remedies or commitments.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if the holders of a majority of the shares entitled to vote as of the close of business on the record date are present in person or represented by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The Stock Issuance Proposal and the Adjournment Proposal each requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of Viasat common stock present in person or represented by proxy, assuming a quorum is present. The Charter Amendment Proposal requires the affirmative vote of a majority of the outstanding shares of Viasat common stock entitled to vote thereon, assuming a quorum is present. Accordingly, a stockholder’s failure to vote by proxy or to vote in person at the special meeting, a broker non-vote, or an abstention will have no effect on the Stock Issuance Proposal or the Adjournment Proposal (except that abstentions are counted for purposes of determining if a quorum is present), but will have the same effect as a vote “AGAINST” the Charter Amendment Proposal.

The Transaction is conditioned on, among other things, the requisite stockholder approval of the Stock Issuance Proposal and the Charter Amendment Proposal. It is important for you to note that if either the Stock Issuance Proposal or the Charter Amendment Proposal does not receive the requisite vote for approval, we will not be able to consummate the Transaction. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement, and no proposal set forth in this proxy statement is conditioned on the approval of the Adjournment Proposal.

Opinion of Our Financial Advisor

We retained PJT Partners to act as our financial advisor in connection with the Transaction and, upon our request, to render a fairness opinion to our Board in connection therewith. We selected PJT Partners to act as our financial advisor in connection with the Transaction based on PJT Partners’ qualifications, expertise and reputation, its knowledge of our industry, and its knowledge and understanding of our business and affairs. At a meeting of our Board held on November 7, 2021, PJT Partners rendered its oral opinion, subsequently confirmed by its written opinion dated November 7, 2021, to our Board to the effect that, as of such date and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered and conditions, qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated in its written opinion), the consideration to be paid by us in the Transaction was fair to us from a financial point of view. The term “consideration” collectively refers to the Base Cash Consideration, less the Aggregate Notified Leakage Amount and the Aggregate Pre-Completion Dividend Amount (each as defined in the Purchase Agreement), and 46,363,636 shares of Viasat common stock, as set forth in PJT Partners’ written opinion.

The full text of PJT Partners’ written opinion delivered to our Board, dated November 7, 2021, is attached as Annex B to this proxy statement and incorporated herein by reference in its entirety. PJT Partners’ written opinion has been provided by PJT Partners at our request to our Board and is subject to, among other things, the assumptions made, procedures followed, matters considered and conditions, qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated in its written opinion). You are encouraged to read PJT Partners’ written opinion carefully and in its entirety. PJT Partners provided its opinion to our Board, in its capacity as our financial advisor in connection with the Transaction, and in connection with and for purposes of our Board’s evaluation of the Transaction only. PJT Partners’ opinion does not constitute a recommendation as to any action our Board should take with respect to the Transaction or how any stockholder should vote or act with respect to the Transaction or any other matter. The summary of the PJT Partners opinion contained in this proxy statement is qualified in its entirety by reference to the full text of PJT Partners’ written opinion.

For more information, please see “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—The Transaction—Opinion of Our Financial Advisor” on page 62 of this proxy statement and Annex B to this proxy statement.

Recommendation to Our Stockholders

Our Board believes that each of the Stock Issuance Proposal, the Charter Amendment Proposal and the Adjournment Proposal to be presented at the special meeting is in the best interests of Viasat and our stockholders and unanimously recommends that the stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our Board in favor of approval of the Stock Issuance Proposal and the Charter Amendment Proposal, you should keep in mind that certain members of our Board and officers have interests in the Transaction that are different from or in addition to (and which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the Stock Issuance Proposal and Charter Amendment Proposal. Please see the section entitled “Proposal No. 1—Approval of the Issuance of More Than 20% of the Issued and Outstanding Viasat Common Stock In Connection with Transaction—The Transaction—Interests of Certain Persons in the Transaction” for more information.

Risk Factors

In evaluating the Transaction and the proposals to be considered and voted on at the special meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 22 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of us or the Sellers to complete the Transaction, and (ii) the business, cash flows, financial condition and results of operations of Inmarsat prior to the consummation of the Transaction and the combined company following consummation of the Transaction.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This proxy statement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). These statements are based on current expectations, estimates, forecasts and projections about the industries in which we and Inmarsat operate and the beliefs and assumptions of our respective management. We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words and similar expressions to identify forward-looking statements. In addition, statements that refer to the Transaction and any statements regarding the expected timing, benefits, synergies, growth opportunities and other financial and operating benefits thereof, the closing of the Transaction and timing or satisfaction of regulatory and other closing conditions, or the anticipated operations, financial position, liquidity, performance, prospects or growth and scale opportunities of the combined company; integration activities; the anticipated value of the combined business to us and our stakeholders; the expected performance of our and Inmarsat’s technologies; the expected impact of the Transaction on our results of operations and financial condition; anticipated growth and trends in the business or key markets; and other characterizations of future events or circumstances, are forward-looking statements. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: risks and uncertainties related to the Transaction, including the failure to obtain, or delays in obtaining, required regulatory approvals or clearances; the risk that any such approval may result in the imposition of conditions that could adversely affect us, the combined company or the expected benefits of the Transaction; the failure to satisfy any of the closing conditions to the Transaction on a timely basis or at all; any adverse impact on the business of us or Inmarsat as a result of uncertainty surrounding the Transaction; the nature, cost and outcome of any legal proceedings related to the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement for the Transaction, including in circumstances requiring us to pay a termination fee; the risk that our stock price may decline significantly if the Transaction is not consummated; the failure to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the Transaction; risks that the Transaction disrupts current plans and operations or diverts management’s attention from our ongoing business; the effect of the announcement of the Transaction on our ability to retain and hire key personnel and maintain relationships with our customers, suppliers and others with whom we do business; our ability to successfully integrate Inmarsat operations, technologies and employees; the ability to realize anticipated benefits and synergies of the Transaction, including the expectation of enhancements to our products and services, greater revenue or growth opportunities, operating efficiencies and cost savings; the possibility that the Transaction may result in us assuming unexpected liabilities; our ability to operate our business in light of the Transaction and the covenants contained in the Purchase Agreement; the ability to ensure continued performance and market growth of the combined company’s business; changes in the global business environment and economic conditions; the availability and cost of credit; risks associated with the construction, launch and operation of satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; our or the combined company’s ability to successfully develop, introduce and sell new technologies, products and services; changes in relationships with key customers, suppliers, distributors, resellers and others as a result of the Transaction or otherwise; our and Inmarsat’s reliance on a limited number of third parties to manufacture and supply our respective products; the risk of litigation or regulatory actions to us and/or Inmarsat; inability to retain key personnel; the impact of the COVID-19 pandemic on our or Inmarsat’s business, suppliers, consumers, customers, and employees or the overall economy; our and the combined company’s level of indebtedness and ability to comply with applicable debt covenants; and other factors affecting the communications industry generally. In addition, please refer to the risk factors in the section entitled “Risk Factors,” as well as the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and such reports that are subsequently filed with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the Transaction and the proposals to be voted on at the special meeting. The following risk factors also apply to the business and operations of Inmarsat and will also apply to the business and operations of the combined company following the completion of the Transaction. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Transaction, and may have an adverse effect on the business, cash flows, financial condition and results of operations of the combined company. You should also carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We or Inmarsat may face additional risks and uncertainties that are not presently known to us or Inmarsat, or that we or Inmarsat currently deem immaterial, which may also impair our or Inmarsat’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

We have grouped the risks into three categories for ease of reading, and without any reflection on the importance of, or likelihood of, any particular category.

Risks Relating to the Transaction

The Transaction is subject to closing conditions and may not be completed, the Purchase Agreement may be terminated in accordance with its terms, and we may be required to pay a termination fee upon termination.

The Transaction is subject to customary closing conditions that must be satisfied or waived prior to the completion of the Transaction, including receipt of regulatory approvals and clearances and approval by our stockholders of both the issuance of shares of Viasat common stock in the Transaction and an amendment to our Certificate of Incorporation to increase the number of shares of Viasat common stock authorized for issuance. Many of the closing conditions are not within our control. No assurance can be given that the required regulatory approvals and clearances and stockholder approvals will be obtained or that the required conditions to closing will be satisfied in a timely manner or at all. Any delay in completing the Transaction could cause the combined company not to realize, or to be delayed in realizing, some or all of the benefits that we expect to achieve if the Transaction is successfully completed within its expected time frame.

Additionally, either we or the Investor Sellers may terminate the Purchase Agreement under certain circumstances, including, among other reasons, if the Transaction is not completed by May 8, 2023 (subject to extension by six months at our option under certain circumstances). In addition, if the Purchase Agreement is terminated under specified circumstances, we may be obligated to pay a termination fee of either $150.0 million or $200.0 million or to reimburse certain out-of-pocket expenses of certain Sellers up to $40.0 million.

Moreover, if the Transaction is not completed for any reason, including because required regulatory approvals and clearances or stockholder approval of the Stock Issuance Proposal and the Charter Amendment Proposal are not obtained, our ongoing businesses may be adversely affected and, without realizing any of the expected benefits of having completed the Transaction, we would be subject to a number of risks, including the following:

•	we may experience negative reactions from the financial markets, including negative impacts on our stock price;

•	we may experience negative reactions from our customers, suppliers, distributors and employees;

•

we will be required to pay our costs relating to the Transaction, such as financial advisory, legal, financing and accounting costs and associated fees and expenses, whether or not the Transaction is completed;

•

the Purchase Agreement places certain restrictions on the conduct of our business prior to completion of the Transaction and such restrictions, the waiver of which are subject to the consent of certain of the Sellers, may have prevented us from taking actions during the pendency of the Transaction that would have been beneficial; and

•

matters relating to the Transaction (including integration planning) will require substantial commitments of time and resources by management, which could otherwise have been devoted to day-to-day operations or to other opportunities that may have been beneficial to us as an independent company.

We must obtain certain regulatory approvals and clearances to consummate the Transaction, which, if delayed, not granted or granted with burdensome or unacceptable conditions, could prevent, substantially delay or impair consummation of the Transaction, result in additional expenditures of money and resources or reduce the anticipated benefits of the Transaction.

The completion of the Transaction is subject to customary closing conditions, including receipt of regulatory approvals and clearances in various jurisdictions. Governmental and regulatory authorities in various jurisdictions may impose conditions on approvals and clearances as they deem necessary or desirable, including, but not limited to, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or to not engage in certain types of conduct, or seeking to enjoin the completion of the Transaction. Any conditions imposed in connection with regulatory approvals or clearances could jeopardize or delay the completion of the Transaction, have a material adverse effect on the combined company or reduce the anticipated benefits of the Transaction. There is no assurance that we and Inmarsat will obtain all required regulatory clearances or approvals on a timely or acceptable basis, or at all. Failure to obtain the necessary clearances and approvals in the United States or any other relevant jurisdictions could substantially delay or prevent the consummation of the Transaction, which could have a material adverse effect on us. Additionally, we may be required to pay a termination fee of $200.0 million if either we or the Investor Sellers terminate the Purchase Agreement due to the Transaction not being completed by the long-stop date and at the time of termination the regulatory conditions have not been satisfied.

The consideration payable under the Purchase Agreement is fixed and will not be adjusted based on our performance or Inmarsat’s.

Under the Purchase Agreement, the total consideration payable by us consists of $850.0 million in cash, subject to adjustments, and approximately 46.36 million shares of Viasat common stock. The purchase price will not be adjusted for changes in the market price of our common stock or the economic performance of Viasat or Inmarsat. If the market price of Viasat common stock increases or the economic performance of Inmarsat relative to Viasat declines (or the economic performance of Inmarsat relative to Viasat improves), the consideration will not be adjusted to account for any such changes or any effective increase or decrease in the value of the shares of our common stock issued to the Sellers under the Purchase Agreement.

The opinion of our financial advisor does not and will not reflect changes in circumstances after the date of such opinion.

On November 7, 2021, PJT Partners delivered an opinion to our Board to the effect that, as of such date and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered and conditions, qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated in its written opinion), the consideration to be paid by us in the Transaction was fair to us from a financial point of view. Changes in the operations and prospects of Viasat or Inmarsat, general market and economic conditions and other factors that may be beyond our control, and on which the opinion of PJT Partners was based, may alter our or Inmarsat’s value or the price at which shares of Viasat common stock are traded by the time the Transaction is completed. We have not obtained, and we do not expect to request, an updated opinion from our financial advisor. PJT Partners’ opinion does not speak to the time when the Transaction will be completed or to any date other than the date of such opinion. As a result, the opinion does not and will not address the fairness, from a financial point of view, of the consideration to be paid by us in the Transaction at the time the Transaction is completed or at any time other than the date when the opinion was rendered. For a more complete description of the opinion, please refer to “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—The Transaction—Opinion of Our Financial Advisor” on page 62 of this proxy statement and the full text of such written opinion included as Annex B to this proxy statement.

We will be subject to business uncertainties and contractual restrictions, including the risk of litigation, while the Transaction is pending that may cause disruption and may make it more difficult to maintain relationships with employees, suppliers or customers.

Uncertainty about the effect of the Transaction on employees, suppliers and customers may have an adverse effect on Viasat and/or Inmarsat, which uncertainties may impair our or Inmarsat’s ability to attract, retain and motivate key personnel until the Transaction is completed and for a period of time thereafter, and could cause customers, suppliers and others that deal with Viasat or Inmarsat to seek to change existing business relationships with either of us.

Employee retention and recruitment may be challenging before the completion of the Transaction, as employees and prospective employees may experience uncertainty about their future roles following the Transaction. Key employees may depart or prospective key employees may fail to accept employment with us or Inmarsat because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company following the Transaction, any of which could have a material adverse effect on our business, financial condition and results of operations.

The pursuit of the Transaction and the preparation for the integration may place a significant burden on management and internal resources. The diversion of management’s attention away from day-to-day business concerns and any difficulties encountered in the transition and integration process could have a material adverse effect on our business, financial condition and results of operations.

Until the completion of the Transaction or the termination of the Purchase Agreement in accordance with its terms, we are prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to us and our stockholders.

During the period between the date of the Purchase Agreement and completion of the Transaction (which, under the Purchase Agreement, could take up to 18 months (or up to 24 months, if we elect to extend the long-stop date in order to satisfy regulatory conditions under the Purchase Agreement and satisfy certain conditions)), the Purchase Agreement restricts us from taking specified actions or from pursuing what might otherwise be attractive business opportunities or making other changes to our business, in each case without the consent of certain of the Sellers. These restrictions may prevent us from taking actions during the pendency of the Transaction that would have been beneficial. Adverse effects arising from these restrictions during the pendency of the Transaction could be exacerbated by any delays in consummation of the Transaction or termination of the Purchase Agreement.

The Transaction Agreement limits our ability to pursue alternatives to the Transaction and may discourage other companies from trying to acquire us.

The Transaction Agreement contains non-solicitation restrictions that, subject to limited exceptions, restrict our ability to solicit, initiate, take any action, or knowingly facilitate or knowingly encourage, or provide any non-public information relating to Viasat with regard to, alternative acquisition proposals. In addition, if we receive any alternative acquisition proposals, we are required to promptly notify the Investor Sellers. If our Board determines to act with respect to a Superior Proposal, as more fully described in the section entitled “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—The Purchase Agreement—Covenants of the Parties—Covenants of Viasat—Exceptions to Our Change of Recommendation Restrictions” beginning on page 41 of this proxy statement, we must negotiate in good faith with the Investor Sellers regarding potential amendments to the Transaction Agreement if requested by the Investor Sellers such that the alternative acquisition proposal would no longer constitute a Superior Proposal. In addition, in the event that the Transaction Agreement is terminated, we may be required to pay a termination fee to the Sellers in connection with a Change in Recommendation or the consummation of an alternative transaction or the execution of an alternative definitive agreement with respect to an alternative transaction prior to the first anniversary of such termination. For more information, please see the sections entitled “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—The Purchase Agreement—Covenants of the Parties—Covenants of Viasat” beginning on page 37 of this proxy statement and “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—The Purchase Agreement—Termination Fees” beginning on page 43 of this proxy statement.

In addition, certain stockholders of Viasat that beneficially own approximately 27% of the outstanding shares of Viasat common stock have agreed to vote in favor of the Stock Issuance Proposal and the Charter Amendment Proposal and against alternative proposals unless our Board makes a Change of Recommendation in accordance with the Transaction Agreement. Refer to the section entitled “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—Related Agreements—Voting Agreements” beginning on page 45 of this proxy statement for more information regarding the Voting Agreements.

These provisions and agreements, among others described in this proxy statement, (i) could discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of Viasat from considering or proposing an acquisition, even one that may be deemed of greater value to Viasat stockholders than the Transaction, or (ii) might result in a potential competing acquiror proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances.

The Transaction will involve substantial costs.

We have incurred and expect to incur non-recurring costs associated with the Transaction and combining the operations of the two companies, as well as transaction fees and other costs related to the Transaction. These costs and expenses include fees paid to financial, legal and accounting advisors, facilities and systems consolidation costs, potential employment-related costs, including severance and retention payments that may be made to certain Inmarsat employees, filing fees, printing expenses and other related charges. Some of these costs are payable by us regardless of whether the Transaction is completed.

The combined company will also incur restructuring and integration costs in connection with the Transaction. The costs related to restructuring will be expensed as a cost of the ongoing results of operations of either us or the combined company. There are processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the Transaction and the integration of Inmarsat’s business. Although we expect that the elimination of duplicative costs, strategic benefits, and additional income, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction related and restructuring costs over time, any net benefit may not be achieved in the near term or at all. Many of these costs will be borne by us even if the Transaction is not completed. While we have assumed that certain expenses would be incurred in connection with the Transaction, there are many factors beyond our control that could affect the total amount or the timing of such expenses.

Lawsuits may be filed against us, or against our directors, challenging the Transaction, and an adverse ruling in any such lawsuit may prevent the Transaction from becoming effective or from becoming effective within the expected time frame.

Acquisitions like the Transaction are frequently subject to litigation or other legal proceedings, including actions alleging that our board of directors breached their fiduciary duties to our stockholders by entering into the Purchase Agreement. We cannot provide assurance that such litigation or other legal proceedings will not be brought. If litigation or other legal proceedings are in fact brought against us, or against our board of directors, we will defend against it, but might not be successful in doing so. An adverse outcome in such matters, as well as the costs and efforts of a defense even if successful, could have a material adverse effect on the business, results of operation or financial position of us or the combined company, including through the possible diversion of company resources or distraction of key personnel.

We will incur significant additional indebtedness in connection with the Transaction, and the combined company’s debt may limit its financial flexibility.

In addition to our existing indebtedness under our credit facilities and indentures, we have obtained financing commitments for $2.3 billion of new debt facilities in connection with the Transaction (which may be secured and/or unsecured), a portion of which is to be raised between the signing and closing of the Transaction to fund Viasat’s standalone growth expenditures. We also plan to assume $2.1 billion in principal amount of Inmarsat senior secured bonds and the outstanding indebtedness under Inmarsat’s $2.4 billion senior secured credit facilities as part of the Transaction.

The combined company’s level of indebtedness following completion of the Transaction could have important consequences. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions;

•

impair our ability to obtain additional debt or equity financing in the future for working capital, capital expenditures, product development, satellite construction, acquisitions or general corporate or other purposes;

•

require us to dedicate a material portion of our cash flows to the payment of principal and interest on our indebtedness, thereby reducing the availability of our cash flows to fund working capital needs, capital expenditures, product development, satellite construction, acquisitions and other general corporate purposes;

•	expose us to variable interest rate risk to the extent we make borrowings under our revolving credit facility;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a disadvantage compared to our competitors that have less indebtedness; and

•	limit our ability to adjust to changing market conditions.

Any of these risks could materially impact our ability to fund our operations or limit our ability to expand the combined business, which could have a material adverse effect on the combined business, financial condition and results of operations.

Combining the businesses of Viasat and Inmarsat may be more difficult, costly or time-consuming than expected and the combined company may fail to realize the anticipated synergies and other benefits of the Transaction, which may adversely affect the combined company’s business results and negatively affect the value of the combined company’s common stock.

Viasat and Inmarsat have operated and, until the completion of the Transaction will continue to operate, independently. The success of the Transaction will depend on, among other things, the ability of Viasat and

Inmarsat to combine their businesses in a manner that facilitates growth opportunities and realizes expected cost savings. We have entered into the Purchase Agreement because we believe that the transactions contemplated by the Purchase Agreement are fair to and in the best interests of our stockholders and that combining the businesses of Viasat and Inmarsat will produce benefits as well as cost savings and other cost and capital expenditure synergies.

Following the closing of the Transaction, Viasat and Inmarsat must successfully combine their respective businesses in a manner that permits these benefits to be realized. For example, the following issues, among others, must be addressed in integrating the operations of the two companies in order to realize the anticipated benefits of the Transaction:

•	combining the companies’ operations and corporate functions;

•

combining the businesses of Viasat and Inmarsat and meeting the capital requirements of the combined company, in a manner that permits the combined company to achieve any cost savings or other synergies anticipated to result from the Transaction, the failure of which would result in the anticipated benefits of the Transaction not being realized in the time frame currently anticipated or at all;

•	integrating personnel from the two companies;

•	integrating the companies’ technologies and technologies licensed from third parties;

•	integrating and unifying the offerings and services available to customers;

•	identifying and eliminating redundant and underperforming functions and assets;

•	harmonizing the companies’ operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

•

maintaining existing agreements with customers, suppliers, distributors and vendors, avoiding delays in entering into new agreements with prospective customers, suppliers, distributors and vendors, and leveraging relationships with such third parties for the benefit of the combined company;

•	addressing possible differences in business backgrounds, corporate cultures and management philosophies;

•	consolidating the companies’ administrative and information technology infrastructure;

•	coordinating distribution and marketing efforts;

•	managing the movement of certain positions to different locations;

•	coordinating geographically dispersed organizations; and

•	effecting actions that may be required in connection with obtaining regulatory or other governmental approvals.

It is possible that the integration process could result in the loss of key Viasat or Inmarsat employees, the loss of customers, the disruption of either company’s or both companies’ ongoing businesses, inconsistencies in standards, controls, procedures and policies, unexpected integration issues, higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. In addition, the actual integration may result in additional and unforeseen expenses. If the combined company is not able to adequately address integration challenges, we may be unable to successfully integrate operations and the anticipated benefits of the integration plan may not be realized.

In addition, the combined company must achieve the anticipated growth and cost savings without adversely affecting current revenues and investments in future growth. If the combined company is not able to successfully achieve these objectives, the anticipated synergies and other benefits of the Transaction may not be realized fully, or at all, or may take longer to realize than expected. Additionally, we may inherit from Inmarsat legal, regulatory, and other risks that occurred prior to the Transaction, whether known or unknown to us, which may be material to the combined company. Actual growth, cost and capital expenditure synergies and other cost savings, if achieved, may be lower than what we expect and may take longer to achieve than anticipated. Moreover, at times the attention of the combined company’s management and resources may be focused on the integration of the businesses of the two companies and diverted from day-to-day business operations or other opportunities that may have been beneficial to such company, which may disrupt the combined company’s ongoing business.

An inability to realize the full extent of the anticipated benefits of the Transaction, as well as any delays encountered in the integration process, could have an adverse effect upon the revenues, level of expenses and operating results of the combined company, which may adversely affect the value of the common stock of the combined company. Moreover, if the combined company is unable to realize the full strategic and financial benefits currently anticipated from the Transaction, Viasat stockholders will have experienced substantial dilution of their ownership interests without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the combined company is able to realize only part of the strategic and financial benefits currently anticipated from the Transaction.

Inmarsat may have liabilities that are not known to us and Sellers may not be required to indemnify us for such liabilities.

Inmarsat may have liabilities that we failed or were unable to discover in the course of performing due diligence investigations into Inmarsat. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business, financial condition and results of operations. Moreover, the Sellers’ liability for warranties relating to the Inmarsat business is generally capped at $1.00, except in the case of fraud. Further, we have not performed all of the valuations necessary to ascertain the fair value of the identifiable assets to be acquired and the liabilities to be assumed and the related allocation of the purchase price. The purchase price allocation for the Transaction may result in significant adjustments to the historical values of property, plant and equipment, intangible assets, liabilities and provisions, which could in turn result in additional depreciation and amortization expense. As we integrate Inmarsat, we may learn additional information about Inmarsat that may adversely impact us, such as unknown or contingent liabilities, adequacy of financial reserves and issues relating to non-compliance with applicable laws.

The combined company may not be able to retain customers, suppliers or distributors, or customers, suppliers or distributors may seek to modify contractual relationships with the combined company, which could have an adverse effect on the combined company’s business and operations. Third parties may terminate or alter existing contracts or relationships with the combined company.

As a result of the Transaction, the combined company may experience impacts on relationships with customers, suppliers and distributors that may harm the combined company’s business and results of operations. Certain customers, suppliers or distributors may seek to terminate or modify contractual obligations following the Transaction whether or not contractual rights are triggered as a result of the Transaction. There can be no guarantee that customers, suppliers and distributors will remain with or continue to have a relationship with the combined company or do so on the same or similar contractual terms following the Transaction. If any customers, suppliers or distributors seek to terminate or modify contractual obligations or discontinue the relationship with the combined company, then the combined company’s business and results of operations may be harmed. Furthermore, the combined company does not expect to have long-term arrangements with many of its significant suppliers. If the combined company’s suppliers were to seek to terminate or modify an arrangement with the combined company, then the combined company may be unable to procure necessary supplies from other suppliers in a timely and efficient manner and on acceptable terms, or at all.

We and Inmarsat also have contracts with third parties which may require consent from these parties in connection with the Transaction, or which may otherwise contain limitations applicable to such contracts following the Transaction. If these consents cannot be obtained, the combined company may suffer a loss of potential future revenue, incur costs and lose rights that may be material to the combined company’s business. In addition, third parties with whom we or Inmarsat currently have relationships may terminate or otherwise reduce the scope of their relationship in anticipation of the Transaction. Any such disruptions could limit the combined company’s ability to achieve the anticipated benefits of the Transaction. The adverse effect of any such disruptions could also be exacerbated by a delay in the completion of the Transaction or by a termination of the Purchase Agreement.

The unaudited pro forma combined financial information included in this proxy statement may not be indicative of what the combined company’s actual financial position or results of operations would have been.

The unaudited pro forma combined financial information included in this proxy statement is presented solely for illustrative purposes and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the Transaction been completed on the dates indicated. This unaudited pro forma combined financial information reflects adjustments that were developed using preliminary estimates based on available information and various assumptions, and may be revised as additional information becomes available. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this proxy statement.

Inmarsat is currently not a U.S. publicly reporting company and the obligations associated with integrating into a public company may require significant resources and management attention.

Inmarsat is, and prior to the consummation of the Transaction will remain, a private company that is not subject to reporting requirements and does not have accounting personnel specifically employed to review internal controls over financial reporting. Upon completion of the Transaction, the Inmarsat business will become subject to the rules and regulations established from time to time by the SEC and Nasdaq. In addition, as a public company, we are required to document and test our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, so that our management can certify as to the effectiveness of our internal control over financial reporting in connection with the annual report. Inmarsat is required to be included in the scope of our internal control over financial reporting in the annual report to be filed with the SEC for the fiscal year following the fiscal year in which the Transaction is consummated and thereafter, which requires us to make and document significant changes to our internal controls over financial reporting. Bringing Inmarsat into compliance with these rules and regulations and integrating Inmarsat into our current compliance and accounting system may increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. Furthermore, the need to establish the necessary corporate infrastructure to integrate Inmarsat may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, financial condition and results of operations. However, the measures we take may not be sufficient to satisfy our obligations as a public company. Inmarsat has identified three material weaknesses in its internal control over financial reporting during the preparation of its financial statements for inclusion in this proxy statement. All three issues were complex, required significant judgements and estimates and were related to the accounting for revenue agreements with one customer, purchase price accounting for the acquisition in 2019, and deferred taxes. Although Inmarsat believes that all such material weaknesses have been fully remediated, there can be no assurance that Inmarsat will not identify material weaknesses or significant deficiencies in the future. If we do not continue to develop and implement the right processes and tools to manage our changing enterprise upon the Transaction and maintain our culture, our ability to compete successfully and achieve our business objectives could be impaired, which could negatively impact our business, financial condition and results of operations. In addition, we cannot predict or estimate the amount of additional costs we may incur to bring Inmarsat into compliance with these requirements. We anticipate that these costs will materially increase our selling, general and administration expenses. In addition, bringing Inmarsat into compliance with these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. These additional obligations could have a material adverse effect on our business, financial condition, results of operations and cash flow.

Risks Relating to Our Business

You should read and consider risk factors specific to our businesses that will also affect the combined company after the completion of the Transaction. These risks are described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein. For the location of information incorporated by reference in this proxy statement, see the section entitled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.”

Risks Relating to Inmarsat’s Business

The businesses of Inmarsat and Viasat are subject to similar risks and uncertainties. Accordingly, Inmarsat’s business is and will be subject to risks similar to those described above and in Viasat’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021 (taking into account the differences in their respective business activities). In addition, Inmarsat and its business is and will continue to be subject to the following risks specific to Inmarsat.

Inmarsat may not retain sufficient rights to the spectrum required to operate its existing satellite systems and may not be able to obtain sufficient new rights in order to take full advantage of future business opportunities.

Inmarsat relies on L-band, S-band, C-band and Ka-band radio spectrum to provide its services, and the risks incorporated by reference under “Risks Relating to Our Business,” including in connection with obtaining or maintaining required authorizations and changes to the regulatory environment, similarly apply to the spectrum used in Inmarsat’s business. Inmarsat’s use of the L-band is governed, in part, by sharing arrangements with other satellite operators that are re-evaluated and re-established through two annual, regional multilateral meetings of those satellite operators (one for operators whose satellites cover the Americas, and a second for those whose satellites cover Europe, Africa, Asia and the Pacific). Portions of C-band where Inmarsat has feeder links for its existing satellites have been allocated for international mobile telecommunications use which makes continued licensing of C-band gateways more difficult in many countries and introduces the risk of interference from terrestrial use.

Inmarsat, together with Ligado Networks LLC, formerly known as LightSquared Inc. (Ligado), collectively have the rights to most of the mobile-satellite L-band spectrum allocation in the Americas. Under the Ligado Cooperation Agreement, as described in the section entitled “Information about Inmarsat,” Inmarsat and Ligado agreed on certain spectrum assignments for the Americas for the foreseeable future. Inmarsat believes those rights provide it sufficient spectrum to support its existing services at current levels, but there can be no assurance that such spectrum rights will continue to be sufficient. As described above, Inmarsat’s failure to maintain sufficient spectrum rights could have a material adverse effect on its business, financial condition and results of operations.

In May 2009, Inmarsat was selected through European Parliament and Council Decision 2009/449/EC to operate an S-band mobile satellite services (MSS)/complementary ground component (CGC) system across Europe. Inmarsat used this authorization to implement the European Aviation Network (EAN) (in partnership with Deutsche Telekom) to provide mobile broadband services to aircraft flying over Europe. Pursuant to European Parliament and Council Decision 626/2008/EC (the MSS Decision), a regulatory framework was established whereby member states of the European Union (EU) are required to authorize Inmarsat to operate the S-band MSS/CGC system in accordance with national and European Community law. The MSS Decision contains conditions on the modalities of the implementation of the S-band MSS/CGC system. A number of lawsuits have been brought questioning the legality of the EAN, including by Viasat, which to date have been either unsuccessful or have been withdrawn. The award of the S-band spectrum in Europe was made as a pan-European decision until 2027 and there can be no certainty that Inmarsat will be successful in renewing or extending beyond that date the authorizations issued by individual member states to date, on which the operation of the EAN relies.

The development of combined satellite and terrestrial networks, and the repurposing of satellite spectrum for terrestrial operations, could interfere with Inmarsat’s services.

On January 29, 2003, the Federal Communications Commission (the FCC) adopted an order (the ATC Order) allowing spectrum allocated to MSS, including in the L-band, to be used to support integrated ancillary terrestrial component (ATC) services if certain preconditions are met and operator-specific authorizations obtained. Since the time of the ATC Order, a number of MSS operators, including Ligado, have proposed or discussed such services.

The ATC Order and related decisions permitting integrated MSS/ATC in the L band are based on certain assumptions, particularly relating to the level of interference that the provision of these services would likely cause to MSS or satellite operations, such as Inmarsat’s. If the FCC’s assumptions with respect to the use of L-band spectrum for integrated MSS/ATC services prove inaccurate, or a significant level of integrated MSS/ATC services is provided in the United States, the provision of integrated MSS/ATC services could interfere with Inmarsat’s satellites, gateway operations and user terminals, which may adversely impact its services, costs and revenues. Jurisdictions other than the United States are considering, and could implement, similar regulatory regimes in the future.

Inmarsat cannot provide assurance that the development of combined satellite and terrestrial networks in the United States, Canada or in other countries will not result in harmful interference to its operations. Additionally, if there is a sharing of C-band with terrestrial operators, this could negatively impact Inmarsat’s services. If Inmarsat is unable to prevent such interference it could have a material adverse effect on its business, financial condition and results of operations.

Inmarsat may be subject to operational, regulatory and financial risks in relation to the Ligado Cooperation Agreement.

Operational, regulatory and financial risks to Inmarsat may arise in connection with the Ligado Cooperation Agreement. Inmarsat transitioned to the 30 MHz Plan under the Ligado Cooperation Agreement at the end of 2021, which reduces the amount of L-band spectrum available for Inmarsat’s services in North America and may require Inmarsat’s U.S. L-band services to coexist with Ligado’s own services in adjacent frequencies. There can be no assurance that actions taken by Inmarsat, Ligado or third parties to avoid, mitigate or otherwise address interference between the respective services will be effective or considered sufficient. Moreover, as discussed above, if Ligado launches its ATC services, there is a risk that Inmarsat’s U.S. L-band services may receive interference from Ligado’s ATC operations. The congestion and interference risks could have an adverse effect on Inmarsat’s future North America L-band service performance, revenues and costs. There can be no assurance that Inmarsat will be able to mitigate this impact. As of the date of this proxy statement, Ligado has sent a letter alleging that Inmarsat is in breach of the Ligado Cooperation Agreement. Inmarsat intends to defend vigorously against such claims, but the outcome of any potential litigation is uncertain and an unfavorable outcome could have a negative impact on Inmarsat’s business, financial condition and results of operations.

In respect of the Ligado Cooperation Agreement, Inmarsat has received payments that are intended to compensate it for the value of the spectrum provided to Ligado, including the lost revenues from Inmarsat utilizing less spectrum, as well as the potential costs of mitigation efforts to use the spectrum more efficiently and to protect its network from potential interference from any Ligado ATC operations. However, such payments may not be sufficient to fully compensate Inmarsat and Inmarsat’s interference mitigation strategy may not be successful, or may itself undermine Inmarsat’s business operations. As customers look to migrate from one Inmarsat terminal and/or service to another, there is a risk that some customers may choose competing services instead, which could have an adverse effect on Inmarsat’s business, financial condition and results of operations. In addition, Inmarsat could face claims from its customers, end-users, and/or Ligado regarding potential ATC interference to Inmarsat’s services.

In April 2020, the FCC approved Ligado’s application to modify its license to permit ATC services in the United States, subject to a number of operating conditions. Petitions for Reconsideration have been filed by the National

Telecommunications Information Administration and others. If the FCC reconsiders its decision, or if there is a successful appeal, then there could be an adverse impact on Inmarsat’s receipt of future revenues from Ligado under the Ligado Cooperation Agreement. In addition, there can be no assurance that the remaining payments by Ligado under the Ligado Cooperation Agreement will be made on a timely basis or at all (whether due to Ligado’s breach, insolvency or otherwise).

Inmarsat relies on its third parties to provide ground infrastructure for certain of its narrowband L-band services and broadband services.

Inmarsat has third parties who provide the ground infrastructure for its narrowband L-band services, and also sells its narrowband L-band services to third-party distribution partners, some of whom operate the land-earth stations (LES) that transmit and receive those services to and from Inmarsat satellites. If any of these distribution partners fail to provide or maintain these LES facilities, Inmarsat has some ability to migrate affected traffic to its own LES facilities though there is likely to be some service disruption or limitation, including regulatory, which may affect the ability or timescale for a migration. This could adversely affect Inmarsat’s business, financial condition and results of operations. Inmarsat also has third parties who provide the ground infrastructure for the EAN and its Global Xpress (GX) services. The failure of third parties to provide or maintain these services could also adversely affect Inmarsat’s business, financial condition and results of operations.

Inmarsat also relies on manufacturers and partners to supply to time and quality the technology and infrastructure required to support new satellite ground infrastructure deployment for the Inmarsat-6 satellites and for any other satellites currently being constructed, services and capabilities, or maintain existing infrastructure, and capabilities, without which Inmarsat’s revenues would be negatively impacted. This requires Inmarsat to procure suppliers for delivery of projects and support and maintenance activities through thorough and robust approaches appropriate for critical projects and activities.

In addition, Inmarsat relies on a network of LESs, Satellite Access Stations (SASs) and ground infrastructure, some of which are managed by third parties, and if there are significant interruptions in these networks due to component or telecom failure, physical attack, fire, explosion, extreme weather, natural disasters, failure of a third party to fulfil its contractual obligations or otherwise, such interruptions could affect Inmarsat’s business, financial condition and results of operations.

Sales by distribution partners and resellers represent a significant portion of Inmarsat’s revenues; Inmarsat may be held responsible for actions taken by its distribution partners and resellers in violation of applicable laws; the failure, loss or insolvency of key distribution partners could adversely affect Inmarsat’s revenues, profitability and liquidity.

Inmarsat continues to rely on third-party distribution partners, resellers and other service providers for a material portion of its revenues. There is a risk that Inmarsat’s third party distribution partners, resellers or service providers could fail to market, distribute or support its products and services effectively, or fail to offer its products and services at prices which are competitive, which could adversely affect Inmarsat’s revenues, profitability, liquidity and reputation. Changes in Inmarsat’s business model could affect the willingness of third-party distribution partners, resellers or other service providers to continue to offer Inmarsat’s services.

Like Viasat, Inmarsat’s sales and operations are subject to various applicable laws and regulations relating to trade, sanctions, export controls and anti-bribery laws, and violations of any such laws or regulations could materially adversely affect Inmarsat’s business, financial condition and results of operations. Inmarsat may also be held responsible under such laws and regulations for actions taken by its third party distribution partners, resellers or other service providers who sell Inmarsat’s products and services on its behalf. Inmarsat has clauses in its contracts with third party distribution partners, resellers and other service providers requiring them to comply with such laws and regulations and expressly prohibiting any actions in breach of sanctions laws. Inmarsat also has a compliance team and internal procedures in place designed to address such risks; however, there can be no assurance that third party distribution partners, resellers or other service providers have fully complied or will comply with such covenants at all times, or that Inmarsat’s internal procedures have been or will continue to be completely effective in monitoring or ensuring such compliance. Accordingly, from time to time activities have been and may be undertaken by third party distribution partners, resellers or other service providers, in violation of their contracts with Inmarsat and such laws and regulations, for which Inmarsat may be held responsible. For example, during 2021 Inmarsat identified that certain distributors were in breach of their contracts with Inmarsat and applicable sanctions laws and regulations. Upon identification, Inmarsat took immediate action to terminate the relevant services and is currently investigating these breaches with a view to ascertaining any risk to Inmarsat from past or future non-compliance by its distributors and to improving its internal procedures to identify and prevent future breaches by its distributors, resellers or other service providers. Non-compliance with any applicable trade control, sanctions, export control or anti-corruption laws or other legal requirements may result in criminal and/or civil penalties, disgorgement and/or other sanctions and remedial measures, and may result in unexpected legal or compliance costs. Moreover, any existing or future investigation of alleged violations of any such laws could have a material adverse impact on Inmarsat’s reputation, business, financial condition and results of operations.

In addition, the loss, insolvency or merger of any key third party distribution partners, resellers or other service providers could materially affect Inmarsat’s routes to market, increase its reliance on a few key partners, reduce customer choice or result in a significant bad debt cost, all of which could have a material adverse effect on its business, financial condition and results of operations.

The impact of the United Kingdom’s withdrawal from the European Union may impact Inmarsat’s business operations and prospects.

Inmarsat is headquartered in the United Kingdom. After Brexit on January 31, 2020, there followed a transition period, when the United Kingdom and the EU entered into a trade and cooperation agreement to govern the future relationship between the parties, which was provisionally applied as of January 1, 2021 and entered into force on May 1, 2021 following ratification by the EU. Such agreement is untested and may lead to ongoing political and economic uncertainty and periods of exacerbated volatility in both the United Kingdom and in wider European and global markets for some time. The longer term economic, legal, political and social implications of Brexit remain unclear at this stage and may have been masked by the Covid-19 pandemic in 2020 and 2021. Brexit could lead to calls for similar referendums in other European jurisdictions, which could cause increased economic volatility in the European and global markets. This mid- to long-term uncertainty could have material adverse effects on the economy generally and on Inmarsat’s business, financial condition and results of operations.

PROPOSAL 1:

Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction

Overview

A portion of the consideration to be paid to the Sellers in connection with the Transaction will consist of the Stock Consideration, consisting of approximately 46.36 million shares of Viasat common stock, which will be issued to the Sellers as set forth in and pursuant to the terms of the Purchase Agreement and which we expect will represent approximately 39% of the outstanding shares of Viasat common stock after giving effect to the Transaction (or approximately 37.5% on a fully diluted basis). We are proposing the Stock Issuance Proposal in order to comply with Rule 5635(a) of the Nasdaq Stock Market Rules, which requires stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company (other than a public offering for cash) where the issuance equals 20% or more of the common stock or 20% of the voting power outstanding before such issuance.

The terms of the Purchase Agreement and the Related Agreements are complex and only briefly summarized below. For further information, please see the full text of the Purchase Agreement, which is attached as Annex A hereto, and the Related Agreements, which are attached as Annexes C, D and E hereto. The discussion herein is qualified in its entirety by reference to such documents.

We are asking our stockholders to approve the issuance of the Stock Consideration to the Sellers in connection with the Transaction. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Purchase Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Purchase Agreement” below, for additional information and a summary of certain terms of the Purchase Agreement. You are urged to read carefully the Purchase Agreement in its entirety before voting on this proposal.

We will not be able to consummate the Transaction unless this Stock Issuance Proposal is approved by the affirmative vote of a majority of the votes cast by holders of outstanding shares of Viasat common stock present in person or represented by proxy, assuming a quorum is present.

The Purchase Agreement

This subsection of the proxy statement describes the material provisions of the Purchase Agreement, but does not purport to describe all of the terms of the Purchase Agreement. The following summary is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is attached as Annex A hereto. You are urged to read the Purchase Agreement in its entirety because it is the primary legal document that governs the Transaction.

The Purchase Agreement, together with the warranty deeds and other documents entered into in connection with the Purchase Agreement, contain warranties and covenants that the respective parties to such agreements made to each other as of the date of the Purchase Agreement or other specific dates. The assertions embodied in those warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Purchase Agreement. The warranties in the warranty deeds are also modified in important part by the underlying disclosure letters, none of which have been filed publicly and which were used for the purpose of allocating contractual risk among the parties rather than establishing matters as facts.

General Description of the Purchase Agreement

On November 8, 2021, we entered into the Purchase Agreement with the Sellers which provides for, among other things, our acquisition of Inmarsat. Under the Purchase Agreement, on the terms and pursuant to the conditions contained therein, the Sellers will sell to us, and we will purchase, accept and pay for, in each case, at the consummation of the transactions contemplated by the Purchase Agreement, all of the issued and outstanding shares of Inmarsat, free and clear of all encumbrances. The purchase price that we will pay for the Inmarsat shares is approximately $3.95 billion consisting of: (i) an amount in cash equal to $850.0 million (the Base Cash Consideration), subject to adjustments, and (ii) 46,363,636 fully paid, validly issued and non-assessable shares of Viasat common stock (the Stock Consideration), valued at approximately $3.1 billion based on the closing price of $67.00 per share of Viasat common stock on Nasdaq on November 5, 2021 (the last trading day prior to the execution of the Purchase Agreement). The Base Cash Consideration is subject to certain adjustments, including for certain dividends, distributions, certain payments to or other transactions with the Sellers and their affiliates, Seller transaction costs and retention bonuses in excess of specified aggregate amounts, transaction bonuses (if any), certain taxes and similar items, as set forth in the Purchase Agreement.

Closing of the Transaction

The closing of the Transaction is expected to take place in person or virtually at 10:00 a.m., London time, on the first business day which is a Monday falling on or following the fifteenth business day after the satisfaction or (to the extent permitted by applicable law) waiver of the conditions described below under the subsection “Conditions to Closing of the Transaction” or at such other date and time as may be mutually agreed upon in writing by us and the Investor Sellers.

Conditions to Closing of the Transaction

The respective obligations of us and the Sellers to consummate and effect the Transaction and the other transactions contemplated by the Purchase Agreement are subject to the satisfaction, at or prior to the closing of the Transaction, of each of the following conditions:

•	the satisfaction or receipt of certain regulatory approvals and clearances;

•	the required vote of our stockholders to approve the Stock Issuance Proposal and the Charter Amendment Proposal;

•	the completion of the exchange of the Management Sellers’ shares and options of a subsidiary of Inmarsat for shares of Inmarsat; and

•	the completion of a review by Inmarsat in respect of certain limited matters.

Warranties

Under the Purchase Agreement, the Sellers made customary warranties regarding the Sellers relating to: incorporation; standing and power; ownership of the shares of Inmarsat; authority; investment; solvency; and litigation.

In addition, under the management warranty deed entered into in connection with the Purchase Agreement (the Management Warranty Deed), certain of the Management Sellers made customary warranties regarding Inmarsat relating to: incorporation; standing and power; capitalization; financial statements; operation of the business; indebtedness; solvency; material contracts; assets; real property; intellectual property; information technology; data protection; employment; pensions; legal and regulatory compliance; insurances; bribery, corruption, sanctions and export controls; litigation; and tax. The Management Sellers’ aggregate liability for breach of the Management Warranty Deed is capped at $1.00, except in the case of fraud, and we do not otherwise have any right to indemnification or any other recovery for any breaches of the warranties contained in the Management Warranty Deed.

Under the Purchase Agreement, Viasat made customary warranties relating to: incorporation; standing and power; authority; solvency; litigation; capitalization; anti-takeover protections; and financing.

In addition, under the purchaser warranty deed entered into in connection with the Purchase Agreement (the Purchaser Warranty Deed), Viasat made customary warranties relating to: incorporation; standing and power; capitalization; financial statements; operation of the business; indebtedness; solvency; material contracts; assets; real property; intellectual property; information technology; data protection; employment; pensions; legal and regulatory compliance; insurances; bribery, corruption, sanctions and export controls; litigation; and tax. Viasat’s aggregate liability for breach of the Purchaser Warranty Deed is capped at $1.00, except in the case of fraud, and the Sellers do not otherwise have any right to indemnification or any other recovery for any breaches of the warranties contained in the Purchaser Warranty Deed.

Covenants of the Parties

Covenants of the Sellers

The Sellers made certain covenants under the Purchase Agreement, including, among others, the covenants set forth below.

•	Prior to the closing of the Transaction, the Sellers have agreed to cause Inmarsat and its subsidiaries to conduct their business in the ordinary course of business in all material respects.

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In particular, subject to certain exceptions set forth in the Purchase Agreement or the prior approval of Viasat, prior to the closing of the Transaction, the Sellers have agreed to cause Inmarsat and its subsidiaries not to:

•	allot or issue or transfer or agree to allot or issue or transfer any share or loan capital other than from one Inmarsat company to another Inmarsat company;

•	grant any right to subscribe for any share or loan capital other than from one Inmarsat company to another Inmarsat company;

•	amend any organizational documents or accounting reference date;

•	change their residence for tax purposes;

•	create any encumbrance over the Inmarsat shares; or

•	adopt, materially amend or terminate any material benefit plan, other than reasonably necessary or advisable to implement certain transactions with respect to Inmarsat’s UK pension plan.

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In addition, subject to certain exceptions set forth in the Purchase Agreement or the prior approval of Viasat, prior to the closing of the Transaction, the Sellers have also agreed to cause Inmarsat and its subsidiaries not to do any of the following, other than in the ordinary course of business:

•	enter into any new radio spectrum, satellite capacity, satellite coordination or similar agreement or materially alter the terms of any such existing agreement;

•	create any encumbrances over their shares, loan capital or assets;

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acquire or dispose of any assets, business or undertakings or assume or incur liabilities, obligations or expenses (actual or contingent), other than an acquisition, disposal, assumption or incurrence (or, in each case, series of related actions), as the case may be, that has a net value or burden to Inmarsat and its subsidiaries of less than $25.0 million;

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request the cancellation of any material permit or deliberately and knowingly take any action or omits to take any action which would cause any material permit not to be renewed, to the extent such action would, or would reasonably be likely to have, a material adverse effect on the financial condition, business or operation of Inmarsat and its subsidiaries;

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terminate or materially amend in a manner adverse to Inmarsat and its subsidiaries the terms of any material policy of insurance covering any orbital assets of Inmarsat and its subsidiaries and maintained by Inmarsat and its subsidiaries at the date of the Purchase Agreement;

•

amend the terms of their borrowing or financial indebtedness in any material respect or creates or incurs borrowing or financial indebtedness other than the creation or incurrence of indebtedness of less than $25.0 million;

•	enter into, vary, amend or terminate a material contract;

•	enter into, vary, amend or terminate any joint venture or partnership or agreement or arrangement for the sharing of profits;

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grant any increase in salary, wage rate, bonus or benefits to any employee which increases their remuneration by greater than 15% in the aggregate, other than in connection with a bona fide promotion of such employee;

•	compromise or settle any outstanding tax inquiry, audit or challenge by, or any outstanding tax litigation or dispute with, any taxation authority which involves more than $25.0 million of tax;

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enter into, terminate or amend in any material respect any consolidation, group, unity or loss-sharing arrangement for any tax purposes, or make or amend in any material respect any claim, election or option relating to taxation or amend in any material respect of any tax return, in each case, except as required by law or to the extent consistent with past practice of Inmarsat or the applicable subsidiary; or

•	enter into any agreement or arrangement (whether in writing or otherwise) to do any of the foregoing or allow or permit any of the foregoing to occur.

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During the period prior to closing, the Sellers have agreed to cause Inmarsat and its subsidiaries to provide to us, at our sole expense, reasonable information and cooperation reasonably requested by us in connection with any financing sought by us in connection with the Transaction.

•	The Sellers have agreed to cause Inmarsat and its subsidiaries to seek an amendment to its existing credit agreement to permit the transactions contemplated by the Purchase Agreement.

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Inmarsat and its subsidiaries shall undertake a review of their business practices in regards to compliance with sanctions laws and the current and the historical adequacy of their compliance procedures and controls as they relate to their compliance with sanctions laws.

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The Sellers have agreed that, in certain circumstances, we shall be entitled to retain up to $30.0 million of the purchase price for a period of up to 18 months. Such retained amount shall be applied towards certain specified liabilities, to the extent there is any liability attaching to Inmarsat, with the balance (if any) being released to the Sellers.

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The Sellers shall be permitted, in certain circumstances (including having received our prior consent), to cause Inmarsat to pay a dividend to the Sellers of up to $300.0 million. Any amount of such dividend shall be deducted from the purchase price.

Covenants of Viasat

We made certain covenants under the Purchase Agreement, including, among others, the covenants set forth below.

•	Prior to the closing of the Transaction, we have agreed to conduct our business in the ordinary course of business in all material respects.

•	In particular, subject to certain exceptions, prior to the closing of the Transaction, we have agreed not to, and will cause our subsidiaries not to:

•	amend any organization documents (other than the amendment to our Certificate of Incorporation contemplated by the Charter Amendment Proposal);

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issue, deliver or sell, pledge, create an encumbrance or authorize the issuance, delivery, sale, pledge or encumbrance of, any shares of capital stock or other equity securities of us or our wholly owned subsidiaries, subject to certain exceptions, including with respect to issuances pursuant to our benefit plans;

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(i) split, combine or reclassify any shares of capital stock (other than pursuant to any transaction: (a) solely among us and one or more of our wholly owned subsidiaries; (b) solely among our wholly owned subsidiaries; or (c) in the case of a subsidiary that is not wholly owned, where we and our wholly owned subsidiaries are treated proportionately); (ii) declare, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares of its capital stock or other equity securities of us or any of our subsidiaries, other than dividends or distributions by our subsidiary to us or our wholly owned subsidiary (or, where the relevant subsidiary is not wholly owned, where we or one of our wholly owned subsidiaries receives at least our pro rata share of such dividend of distribution); or (iii) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of equity securities or any equity securities of any of our subsidiaries, other than (x) repurchases or withholding of Viasat common stock in connection with the exercise, vesting or settlement of Viasat equity awards (including in satisfaction of any amounts required to be deducted or withheld under law) in accordance with the present terms of such Viasat equity awards or, to the extent expressly permitted by the Purchase Agreement, granted after the date of the Purchase Agreement or (y) repurchases or withholding of shares of TrellisWare Technologies, Inc. in accordance with the terms thereof (including in satisfaction of any amounts required to be deducted or withheld under law);

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propose or adopt any plan of merger, consolidation, reorganization, liquidation, scheme or arrangement, tender offer or dissolution of us or any of our material subsidiaries, file a petition in bankruptcy under any provisions of federal or state bankruptcy law on behalf of us or any of our material subsidiaries or consent to the filing of any bankruptcy petition against us or any of our material subsidiaries under any similar law;

•	delist our common stock from Nasdaq;

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other than in the ordinary course of business or with respect to the implementation of a TrellisWare Buy-Out (as defined in the Purchase Agreement), acquire or dispose of any assets, business or subsidiaries having a value in excess of $100.0 million;

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other than (i) in the ordinary course of business; (ii) with respect to the Transaction financing or any other financing transaction(s) undertaken by us or any of our subsidiaries after the date of the Purchase Agreement in an aggregate principal amount not to exceed $700.0 million; or (iii) borrowings under our existing revolving credit facility, assume or incur liabilities, obligations or expenses (actual or contingent) in excess of $25.0 million;

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subject to certain exceptions, amend the terms of our borrowing or financial indebtedness in any material respect or create or incur borrowing or financial indebtedness outside the ordinary course of business in excess of $25.0 million;

•	enter into, amend or terminate a material contract other than in the ordinary course of business;

•	implement or adopt any stockholder rights plan or similar arrangement;

•	enter into any agreement or arrangement (whether in writing or otherwise) or announce our intention or do any of the foregoing or allow or permit any of the foregoing to occur.

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We have agreed to promptly prepare and file with the SEC this proxy statement and cause this proxy statement to be mailed to our stockholders. Prior to filing this proxy statement with the SEC, we will make drafts of the proxy statement and other documents to be filed with the SEC available to the Investor Sellers, and provide the Investor Sellers with a reasonable opportunity to review and comment on such documents and consider such comments in good faith.

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We have agreed to, as promptly as practicable following the proxy effectiveness, establish a record date and hold a meeting of stockholders for the purpose of obtaining the required vote of the stockholders to the Stock Issuance Proposal and the Charter Amendment Proposal. Our Board has recommended to the stockholders that they vote in favor of the Stock Issuance Proposal and the Charter Amendment Proposal (the Board Recommendation) and we have agreed that our Board will not change, withdraw, withhold, qualify or modify the Board Recommendation, other than in certain limited circumstances.

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We will cause the shares of Viasat common stock to be issued in connection with the Transaction to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the closing of the Transaction.

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We will take all lawful actions required and available to us under the relevant financing documents to draw down funds enabling us to pay the consideration under the Purchase Agreement and meet our other obligations under the Purchase Agreement.

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From and after the closing, we are required to cause Inmarsat to fulfill and honor Inmarsat’s existing indemnification obligations to its officers and directors. We have also agreed that we will maintain “tail” director and officer liability insurance coverage at our expense with a claims period of at least six years from the closing date.

Non-Solicit Restrictions

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During the period from the date of the Purchase Agreement and continuing until the earlier of the termination of the Purchase Agreement pursuant to its terms or the closing, we will, and we will cause our subsidiaries and use our reasonable best efforts to cause our and our subsidiaries’ representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any third party with respect to any alternative acquisition proposal or with respect to any indication, proposal or inquiry that would reasonably be expected to lead to an alternative acquisition proposal.

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During the period from the date of the Purchase Agreement and continuing until the earlier of the termination of the Purchase Agreement pursuant to its terms or the closing, we will not, and we will cause our subsidiaries and use our reasonable best efforts to cause our and our subsidiaries’ representatives not to, directly or indirectly:

•

solicit, initiate or take any action or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information to any person in connection with) the submission of any alternative acquisition proposal or any indication, proposal or inquiry that would reasonably be expected to lead to an alternative acquisition proposal;

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enter into or participate in any discussions or negotiations with, furnish any non-public information relating to us or any of our subsidiaries to or afford access to the business, properties, assets, books or records of us or any of our subsidiaries to, any third party that we know is seeking to make (or may reasonably be likely to seek to make), or has made, an alternative acquisition proposal;

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fail to enforce or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of us or any of our subsidiaries, unless our Board determines after consulting with our outside legal counsel that the failure to waive such provision would reasonably be expected to be inconsistent with its fiduciary duties under law; or

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enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other agreement (other than a confidentiality agreement) providing for or relating to an alternative acquisition proposal.

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From and after date of the Purchase Agreement, we shall promptly (and in any event within 24 hours) notify the Investor Sellers of the receipt of any alternative acquisition proposal or any indication, proposal or inquiry that would reasonably be expected to lead to an alternative acquisition proposal. Each such notice shall be provided in writing and shall identify the third party making, and, to the extent applicable, the material terms and conditions (including price) of, any such alternative acquisition proposal, indication, inquiry, proposal or request (including any changes thereto and, if applicable, copies of any written requests, proposals or offers, including proposed agreements). Following such initial notice, we shall keep the Investor Sellers reasonably and promptly informed of the status and details of any such alternative acquisition proposal, indication, inquiry, proposal or request (including any changes thereto), including the status of any such discussions or negotiations, and shall promptly (but in no event later than 24 hours after receipt) provide to the Investor Sellers copies of all material correspondence and written materials sent or provided to us or our subsidiaries that describes any terms or conditions of any alternative acquisition proposal (as well as written summaries of any material oral communications addressing such matters).

Exceptions to Our Non-Solicit Restrictions

Prior to the stockholder approval of the Stock Issuance Proposal and the Charter Amendment Proposal, we are not prohibited from:

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contacting a third party that has made a bona fide alternative acquisition proposal (which has not resulted from a violation of our non-solicit obligations) solely to clarify (and not to engage in negotiations or discussions regarding) the material terms of such alternative acquisition proposal and inform such third party of our non-solicit obligations; and

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engaging in negotiations or discussions with a third party that has made an unsolicited bona fide written alternative acquisition proposal (which has not resulted from a violation of our non-solicit obligations), and furnishing to such third party and its representatives non-public information relating to us or our subsidiaries pursuant to a confidentiality agreement with terms no less favorable to us in any material respect than those contained in our confidentiality agreement with Inmarsat, provided that all such non-public information (to the extent that such information has not been previously provided or made available to the Investor Sellers) is provided or made available to the Investor Sellers, as the case may be, substantially concurrently with the time it is provided or made available to such third party and provided further that prior to and as a condition of taking any actions described in this sub-paragraph, our Board determines in good faith, after consultation with our financial advisor and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under law and such alternative acquisition proposal either constitutes or is reasonably likely to result in a Superior Proposal.

Change of Recommendation Restrictions

Subject to certain exceptions, neither we nor our Board shall:

•	fail to make or withdraw or qualify, amend or modify in any manner adverse to the Investor Sellers, the Board Recommendation;

•	fail to include the Board Recommendation in this proxy statement;

•	recommend, adopt or approve or publicly propose to recommend, adopt or approve any alternative acquisition proposal;

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fail to publicly reaffirm (without qualification) the Board Recommendation in a statement complying with Rule 14e-2(a) under the Exchange Act with regard to an alternative acquisition proposal by the close of business on the tenth business day after the commencement of such alternative acquisition proposal under Rule 14e-2(a); or

•	publicly propose to do any of the foregoing.

We refer to the taking of any of the actions described in the bullets above as a Change of Recommendation.

Exceptions to Our Change of Recommendation Restrictions

Prior to the stockholder approval of the Stock Issuance Proposal and the Charter Amendment Proposal, our Board is entitled to make a Change of Recommendation if:

•	in the case of a Change of Recommendation taken in connection with an alternative acquisition proposal:

•	we have complied with our non-solicit obligations;

•	the alternative acquisition proposal has not been withdrawn;

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our Board determines in good faith, after consultation with our financial advisor and outside legal counsel that such alternative acquisition proposal, and taking into account all the terms and conditions of the alternative acquisition proposal that our Board reasonably considers to be appropriate (including the identity of the person making the alternative acquisition proposal and the expected timing and likelihood of completion, any governmental or other approval requirements (including divestitures and entry into other commitments and limitations), break-up fees, expense reimbursement provisions, conditions to completion and availability of necessary financing), would result in a transaction (i) that, if completed, is more favorable to our stockholders from a financial point of view than the Transaction (taking into account any written proposal by the Investor Sellers to amend the terms of the Purchase Agreement); (ii) that is reasonably capable of being completed on the terms proposed; and (iii) for which financing, if a cash transaction (whether in whole or in part), is then fully committed or determined to be reasonably available by our Board (a Superior Proposal);

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our Board determines in good faith, after consultation with our financial advisor and outside legal counsel that the failure to make a Change of Recommendation would reasonably be expected to be inconsistent with our directors’ fiduciary duties under law;

•	in the case of a Change of Recommendation that is not in response to and does not otherwise involve or relate to an alternative acquisition proposal:

•	we have complied with our non-solicit obligations;

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there has been any material event, change, effect, development or occurrence arising or occurring after the date of the Purchase Agreement that: (i) was not known or reasonably foreseeable, or the material consequences of which were not known or reasonably foreseeable, in each case to our Board as of or prior to the date of the Purchase Agreement; (ii) does not relate to or involve any alternative acquisition proposal; (iii) does not relate to the fact that, in and of itself, we exceed any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics, or changes or prospective changes in the market price or trading volume of Viasat common stock; and (iv) does not relate to any event or circumstance arising in connection with satisfying the regulatory conditions (an Intervening Event);

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our Board determines in good faith, after consultation with our financial advisor and outside legal counsel that the failure to make a Change of Recommendation would reasonably be expected to be inconsistent with our directors’ fiduciary duties under law; and

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(i) at least four business days before making the Change of Recommendation, we have notified the Investor Sellers in writing that we intend to make the Change of Recommendation which notice attaches, in the case of a Change of Recommendation in response to an alternative acquisition proposal, the most current version of each proposed contract providing for or related to such alternative acquisition proposal (including any contract relating to financing or expense reimbursement) and the identity of the third parties making the alternative acquisition proposal or, in the case of an Intervening Event, a reasonably detailed description of the facts relating to such Change of Recommendation; (ii) if requested by the Investor Sellers, during such four business day period, we and our representatives shall have discussed and negotiated in good faith with the Investor Sellers (to the extent that the Investor Sellers desire to so discuss or negotiate) regarding any proposal by the Investor Sellers to amend the terms of the Purchase Agreement in response to such alternative acquisition proposal or other potential Change of Recommendation; and (iii) after such four business day period, our Board determines in good faith, after consultation with our financial advisor and outside legal counsel and taking into account any written proposal by the Investor Sellers to amend the terms of the Purchase Agreement, that: (A) in the case of any such action in connection with an alternative acquisition proposal, such alternative acquisition proposal continues to constitute a Superior Proposal; and (B) the failure to make the Change of Recommendation would continue to reasonably be expected to be inconsistent with its fiduciary duties under law. In the event of any amendment to the financial terms or other material terms of any such alternative acquisition proposal, we are required to deliver a new written notification consistent with the foregoing and a new notice period shall commence, during which we shall be required to comply with the foregoing requirements, except that the notice period shall be for two business days (as opposed to four business days). After delivery of such written notice, we shall promptly keep the Investor Sellers reasonably informed of all material developments affecting the material terms of any such alternative acquisition proposal and shall provide the Investor Sellers with copies of any additional, material written materials received that relate to such alternative acquisition proposal.

Mutual Covenants

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We and the Sellers will take all reasonably necessary action such that the issuance of the Stock Consideration to the Sellers under the Purchase Agreement constitutes a valid “private placement” under the Securities Act.

•	We and the Sellers will not to make any announcement in connection with the Purchase Agreement without the prior written approval of the Sellers, subject to certain exceptions.

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We and the Sellers have agreed to use reasonable best efforts to file and submit all necessary or advisable notifications, filings, draft filings or other documentation required in connection with the Transaction pursuant to certain applicable antitrust, competition, foreign investment or national security laws or regulations, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, and the United Kingdom’s Enterprise Act 2002.

•	We and the Sellers will remain subject to certain continuing obligations of confidentiality with regard to information relating to Viasat and Inmarsat.

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We and the Sellers will pay their own costs and expenses incurred in connection with the Purchase Agreement, whether or not the transactions contemplated thereby are consummated, except as otherwise expressly provided in the Purchase Agreement.

Breach of Warranty

Seller Liability

In the event of a breach of a warranty or covenant of the Sellers under the Purchase Agreement, we are entitled to make a claim against the Sellers (for damages or otherwise) unless the breach is remedied at no cost or expense to us within 30 days after notice of our claim. The warranties and covenants of Sellers set forth in the Purchase Agreement survive for a period of 18 months following the closing (or a period of four years for breaches of ownership warranties). The warranties of the Sellers in the Purchase Agreement cover fundamental matters such as due authority, no conflicts, title to Inmarsat shares, investment warranties and solvency, and do not cover any warranties regarding Inmarsat and its business and affairs.

The maximum aggregate liability of each Seller is equal to the aggregate value of the consideration to be received by such Seller. The Sellers are not liable for any indirect or consequential losses and the Sellers are not liable for any breach of warranties to the extent that we had prior knowledge of facts or circumstances related to such breach.

The Management Sellers have also made certain warranties regarding Inmarsat and its business pursuant to a Management Warranty Deed, separate from the warranties regarding the Sellers in the Purchase Agreement. The Management Sellers’ aggregate liability for breach of the Management Warranty Deed is capped at $1.00 and we do not otherwise have any right to indemnification or other recovery for any breaches of the warranties contained in the Management Warranty Deed.

Viasat Liability

In the event of a breach of a warranty or covenant of Viasat under the Purchase Agreement, the Sellers may seek recourse through any rights or remedies available to them at law or in equity.

In addition, we have made warranties regarding Viasat and our business pursuant to a separate purchaser warranty deed (the Purchaser Warranty Deed), separate from the warranties regarding Viasat in the Purchase Agreement. Our liability for breach of the Purchaser Warranty Deed is capped at $1.00 and the Sellers do not otherwise have any right to indemnification for any breaches of the warranties contained in the Purchaser Warranty Deed.

Termination

The Purchase Agreement may be terminated and the Transaction may be abandoned any time prior to closing as follows:

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by either us or the Investor Sellers, if closing has not occurred by 11:59 p.m. on the date that is 18 months following the date of the Purchase Agreement (the Long Stop Date); provided, however, that the right to terminate the Purchase Agreement by this date will not be available to any party whose material breach of any provision of the Purchase Agreement has been the primary cause of, or primarily resulted in, closing not having occurred; and provided, further, that we have the right to extend the Long Stop Date to the date that is 24 months following the date of the Purchase Agreement in certain circumstances if additional time is needed to satisfy regulatory conditions;

•	by the Investor Sellers, if we or the Board make a Change in Recommendation

•	by the Investor Sellers, if we have not convened the stockholder meeting by 11:59 p.m. on the earlier of the Long Stop Date or the date on which all regulatory conditions have been satisfied;

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by the Investor Sellers, if we have materially breached any of our non-solicit obligations under the Purchase Agreement unless such breach is caused by an employee of ours or any of our subsidiaries who is not a director, officer or senior employee of ours or any of our subsidiaries; or

•

by us or the Investor Sellers, if stockholder approval of the Stock Issuance Proposal and the Charter Amendment Proposal is not obtained at the stockholder meeting (including any adjournment or proposal thereof).

In the event of termination of the Purchase Agreement, the Purchase Agreement will become void except for provisions relating to: (i) fraud; (ii) termination fees; (iii) limitation of liability; (iv) publicity and confidentiality; (v) limited recourse; and (vi) certain miscellaneous provisions of the Purchase Agreement.

Termination Fees

The Purchase Agreement provides that if the Investor Sellers terminate the Purchase Agreement due to a Change in Recommendation, or us not having held a stockholder meeting to approve the Stock Issuance Proposal and the

Charter Amendment Proposal by the Long Stop Date (or the date on which all regulatory conditions have been satisfied) or a material breach by us of our non-solicit obligations with respect to alternative transactions, or either party terminates the Purchase Agreement due to a failure to obtain stockholder approval of the Stock Issuance Proposal and the Charter Amendment Proposal at such time as the Investor Sellers could terminate due to a Change in Recommendation, then, in each case, a termination fee of $150.0 million will be payable by us to the Sellers or Inmarsat in cash (the Termination Fee). In addition, if either we or the Investor Sellers terminate the Purchase Agreement due to the Transaction having not been consummated by the Long Stop Date where our stockholder meeting to obtain approval of the Stock Issuance Proposal and the Charter Amendment Proposal has not yet been held, or the stockholder approval is not obtained at our stockholder meeting and, in either case, a proposal for an alternative transaction is publicly disclosed or announced and not publicly withdrawn prior to our stockholder meeting and, prior to the first anniversary of such termination, we consummate an alternative transaction or enter into an alternative definitive agreement with respect to a proposal for an alternative transaction, we will be required to pay the Sellers the Termination Fee (less any amount previously paid for expenses to the Sellers or Inmarsat). Additionally, a termination fee of $200.0 million will be payable by us if either we or the Investor Sellers terminate the Purchase Agreement due to the Transaction not being completed by the Long Stop Date and at the time of termination regulatory conditions are not satisfied. If either we or the Investor Sellers terminate the Purchase Agreement due to failure to obtain the stockholder approval of the Stock Issuance Proposal and the Charter Amendment Proposal and the Sellers are not otherwise entitled to receive the Termination Fee, we will be required to reimburse all out-of-pocket expenses reasonably incurred by the Sellers and/or Inmarsat up to $25 million if such termination occurs within nine months after the date of the Purchase Agreement, or up to $40.0 million if such termination occurs thereafter.

Amendments

The Purchase Agreement may be amended at any time by execution of an instrument in writing signed on behalf of each of the Investor Sellers and Viasat and, if such amendment is or may be adverse to any Management Seller, at least two Management Sellers’ Representatives (as defined in the Purchase Agreement).

Governing Law

The Purchase Agreement is governed by and shall be construed in accordance with the laws of England and Wales.

Related Agreements

This section describes the material provisions of certain additional agreements entered into, or to be entered into, in connection with the Purchase Agreement, which we refer to as the Related Agreements, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. The Related Agreements include the Stockholders Agreement, the Registration Rights Agreement and the Voting Agreements, included as Annexes C, D and E, respectively. Stockholders and other interested parties are urged to read the Related Agreements in their entirety prior to voting on the proposals presented at the special meeting.

Stockholders Agreement

Concurrently with the Purchase Agreement, we and the Investor Sellers entered into a Stockholders Agreement, which will become effective at the closing.

Under the Stockholders Agreement, the Investor Sellers will have the right to designate (i) two individuals for nomination to our Board so long as the Investor Sellers collectively beneficially own at least 25% of the total outstanding shares of Viasat common stock and (ii) one individual for nomination to our Board so long as the Investor Sellers collectively beneficially own at least 15% of the total outstanding shares of Viasat common stock. In addition, for so long as the Investor Sellers have the right to designate at least one director, they also have the right (subject to applicable law and Nasdaq rules) to designate one of their director nominees to serve on our Compensation and Human Resource Committee, and one to serve on at least one other committee of our Board.

Under the Stockholders Agreement, so long as the Investor Sellers collectively beneficially own at least 15% of the total outstanding shares of Viasat common stock, the Investor Sellers agree to vote their shares of Viasat common stock, subject to certain exceptions including matters relating to significant corporate transactions and amendments of Viasat organizational documents which would materially, disproportionately and adversely affect the rights of the Investor Sellers, in accordance with the recommendations of our Board.

In addition, the Stockholders Agreement will impose certain transfer restrictions with respect to the shares of Viasat common stock issued to the Investor Sellers, including a prohibition on transfer during an initial 180-day lock-up period commencing from the closing of the Transaction, and a prohibition on transfers to our competitors and certain other parties for so long as the Investor Sellers collectively beneficially own at least 10% of the total outstanding shares of Viasat common stock, in each case subject to customary exceptions.

Under the Stockholders Agreement, the Investor Sellers have also agreed to customary standstill restrictions in accordance with which, among other things, the Investor Sellers will agree to not acquire, or agree to acquire, any additional shares of Viasat common stock or securities that are convertible or exchangeable into (or exercisable for) shares of Viasat common stock (or enter into certain agreements and arrangements as set forth in the Stockholders Agreement), subject to customary exceptions. Such standstill will be in effect during the period commencing on the closing date of the Transaction and continuing until the earlier of the second anniversary of the closing date or the date that is three months after the date that the Investor Sellers collectively beneficially own less than 10% of the outstanding shares of Viasat common stock.

Registration Rights Agreement

At the closing, we and the Investor Sellers will enter into a Registration Rights Agreement in substantially the form attached as Annex D to this proxy statement, pursuant to which, among other things and subject to certain restrictions, we will be required to file with the SEC a registration statement on Form S-3 registering for resale the shares of Viasat common stock issuable to the Investor Sellers upon the completion of the transactions contemplated by the Purchase Agreement and to conduct certain underwritten offerings or facilitate certain block trade transactions upon the request of holders of Registrable Securities (as defined therein). The Registration Rights Agreement also provides holders of Registrable Securities (as defined therein) with certain customary piggyback registration rights.

Voting Agreements

Concurrently with the Purchase Agreement, Baupost and each of our executive officers and directors, in their respective capacities as stockholders of Viasat, entered into a Voting and Support Agreements with the Investor Sellers and Viasat, pursuant to which Baupost and such individuals have agreed, among other things, to vote their respective shares of Viasat common stock (i) in favor of the Stock Issuance Proposal and the Charter Amendment Proposal, (ii) in favor of any proposal to adjourn or postpone the special meeting in the event that there are insufficient proxies to approve such matters, (iii) against any alternative acquisition proposal, (iv) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any material respect of any covenant or warranty of Viasat under the Purchase Agreement or of such stockholder under the Voting Agreement, and (v) against any other action, agreement or transaction that would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent the Transaction or the other transactions contemplated by the Purchase Agreement.

Baupost and the individuals that signed the Voting Agreements beneficially owned an aggregate of approximately 27% of the outstanding shares of Viasat common stock as of the record date. The forms of Voting Agreements entered into by Baupost and each of our executive officers and directors are included as Annex E.

The Transaction

Background of the Transaction

Our Board and senior management team regularly review our performance, future growth prospects and overall strategic direction and consider potential opportunities to strengthen our business and enhance stockholder value. These reviews from time to time include consideration of, and discussions with other companies regarding, potential strategic transactions and other opportunities that may have the potential to accelerate or enhance the execution of our business strategy and increase stockholder value. In particular, our Board regularly reviews with senior management potential merger and acquisition opportunities, including the potential for mergers or business combination transactions with various satellite operators and other companies.

From time to time over a number of years, we have had informal discussions regarding potential strategic partnerships, collaborations and business combination transactions between Viasat and Inmarsat, but previously those discussions did not progress beyond preliminary discussions.

In the spring of 2020, Inmarsat’s board of directors and management commenced discussions with Barclays as a financial advisor to begin to assess a wide range of potential strategic opportunities and alternatives for the company.

Over the course of calendar year 2020 and 2021, Inmarsat and its representatives held discussions with four alternative parties. Discussions with two of these parties involved substantive negotiations and due diligence, with negotiations with one party continuing until just prior to the finalization of terms with Viasat.

On July 9, 2020, Andrew Sukawaty, the Chairman of the Board of Inmarsat, contacted Mark Dankberg, then Chairman of the Board and Chief Executive Officer of Viasat, to inquire about Viasat’s potential interest in pursuing a business combination transaction between Inmarsat and Viasat. Mr. Dankberg asked whether discussions for a possible transaction would be conducted on an exclusive basis. Mr. Sukawaty advised Mr. Dankberg that Inmarsat was also considering other strategic alternatives and was in discussions with other parties regarding such alternatives, and that any negotiations would therefore need to be on a non-exclusive basis.

In mid-July 2020, Viasat began working with PJT Partners as its financial advisor in connection with a potential business combination transaction with Inmarsat.

On July 21, 2020, representatives of Viasat and Inmarsat attended a meeting via telephone conference in which Inmarsat presented its views regarding the strategic rationale, potential synergies, growth opportunities and other benefits of a business combination transaction with Viasat.

On July 28, 2020, Barclays provided Viasat with certain financial projections for Viasat (based on publicly available information), Inmarsat and the combined company, including potential synergies. On July 29, 2020, representatives of Viasat attended a call with Barclays to discuss the projections.

On July 31, 2020, our Board held a meeting, with members of Viasat’s senior management and representatives of Baupost present, in which Richard Baldridge, then President and Chief Operating Officer of Viasat, and Keven Lippert, the Executive Vice President, Strategic Initiatives and Chief Commercial Officer of Viasat, provided the Board with an update with respect to potential merger and acquisition opportunities, including the potential for mergers or business combinations with other satellite operators, including a summary of the recent discussions with Inmarsat. Baupost is Viasat’s largest stockholder, attends meetings of our Board in a non-voting observer capacity, and is subject to confidentiality obligations with respect to confidential information discussed at Board meetings.

On August 4, 2020, representatives of Viasat attended a call with Barclays to discuss Barclays’ initial estimates of the synergies of a business combination transaction between Viasat and Inmarsat, and on September 1, 2020, Barclays provided a preliminary high-level model to Viasat illustrating a pro forma combination between Viasat and Inmarsat.

On September 3, 2020, our Board held a meeting, with members of Viasat’s senior management and representatives of Baupost present, in which Mr. Dankberg led a discussion of various strategic alternatives for Viasat, including an update on potential mergers or business combination transactions with various satellite operators, including a presentation of a pro forma business combination transaction with Inmarsat as compared to a combination with two other satellite operators. The Board indicated its support for management continuing to engage in discussions with Inmarsat regarding a potential transaction.

On September 8, 2020, representatives of Viasat, Inmarsat and Barclays held a telephonic meeting to discuss the Inmarsat strategic alternatives process and contemplated next steps, including execution of a non-disclosure agreement and commencement of preliminary due diligence. On September 21, 2020, Viasat and Inmarsat executed a mutual non-disclosure agreement and PJT Partners shared an initial diligence request list with Barclays, including key questions about Inmarsat’s business.

Commencing in October 2020, the parties held numerous due diligence meetings via telephone and video conference and exchanged information in connection with their due diligence investigations.

On October 19, 2020, Mr. Sukawaty spoke with Mr. Dankberg to discuss the proposed terms of a possible all-stock business combination transaction subject to various high-level terms including Inmarsat shareholders retaining the rights to receive all remaining payments due to Inmarsat under the Ligado Cooperation Agreement (the Ligado Payments), in addition to the $570 million of after-tax proceeds expected to be received from Ligado later in October 2020. The ownership percentages discussed did not reflect the impact of Viasat’s then-contemplated acquisition of RigNet.

On October 21, 2020, Barclays notified PJT Partners that Inmarsat’s position on board representation of the combined company was that the Inmarsat shareholders would receive the right to designate four directors to the board of directors of the combined company, with Viasat retaining the right to nominate a majority of the directors on the Board.

On October 27 and 28, 2020, members of our management held in-person discussions with PJT Partners, which included a detailed analysis of the Inmarsat proposals, as well as the strategic rationale for the proposed transaction, valuation matters and leverage implications, and potential counter-proposals. On October 28, 2020, representatives from Viasat, PJT Partners and Barclays then discussed various financing and structuring matters via telephone conference.

On October 29, 2020, our Board held a meeting, with members of our senior management and a representative of Baupost present, at which, among other matters, Mr. Dankberg detailed for the Board the proposals received from Inmarsat for an all-stock business combination transaction and related terms, including the expressed desire of Inmarsat’s shareholders that Messrs. Dankberg and Baldridge continue to lead the combined company. Members of management summarized for the Board Inmarsat’s business, spectrum position and standalone financial performance, as well as the estimated pro forma financial data and potential value of the combined company. Management then previewed with the Board a potential counter-proposal for an all-stock business combination under which Viasat stockholders would retain a 59% stake in the combined company, with Inmarsat shareholders receiving a 41% stake (in each case, on a fully diluted basis). Viasat’s counter-proposal did not reflect the impact of the acquisition of RigNet, which was under negotiation by Viasat at the time. Viasat management solicited feedback from Board members on the proposal, and the Board indicated its support for management continuing negotiations with Inmarsat on that basis.

On November 6, 2020, Mr. Dankberg and Mr. Sukawaty held a telephone conference to discuss the proposed business combination transaction. During the call, Mr. Dankberg made the counter-proposal described above. Mr. Sukawaty indicated that Inmarsat was not prepared to move forward with due diligence given the magnitude of the gap between the parties’ positions regarding ownership of the combined company.

On November 9, 2020, Barclays reiterated to PJT Partners that Inmarsat was unwilling to move forward with due diligence based on the magnitude of the gap between the parties’ positions regarding ownership of the combined company.

On November 10, 2020, Mr. Dankberg and Mr. Sukawaty discussed the impasse via telephone conference, and Mr. Sukawaty agreed to provide high-level due diligence information and access to Inmarsat management on a limited basis while the parties continued to attempt to bridge the gap between their respective positions.

On November 11, 2020, representatives of Barclays and PJT Partners discussed potential next steps by telephone conference, and Barclays provided certain Inmarsat financial information and debt documentation. Barclays reiterated that Viasat and its representatives would only be provided with financial information and access to Inmarsat management on a limited basis in an effort to narrow the magnitude of the gap between the parties’ positions regarding ownership of the combined company, and emphasized that Inmarsat’s shareholders would not consider proceeding with a transaction under the terms proposed by Viasat. Barclays therefore asked that Viasat reassess its view of the prospects of Inmarsat’s business and submit a revised proposal based on its further due diligence.

During the period from November 13 to November 24, 2020, representatives of Viasat and Inmarsat attended a number of telephone conferences, in which the parties discussed financing and transaction structure, the companies’ respective financial results for the quarter ended September 30, 2020 and high-level outlook for the remainder of calendar year 2020 and future periods. During these November meetings, Inmarsat management demonstrated that its projections for Inmarsat’s financial performance in calendar year 2020 exceeded Viasat’s initial estimates on the basis of both revenue and EBITDA, with favorable momentum and long-term trends across Inmarsat’s maritime, government and business aviation businesses. Inmarsat also stated that its business had proven more resilient to the impact of COVID-19 than Viasat had originally expected. Following these discussions, Viasat revised its projections to reflect a more favorable view of performance for the Inmarsat business.

On December 1, 2020, at our request, PJT Partners communicated an updated proposal to Barclays on behalf of Viasat, reflecting the additional analyses undertaken with respect to relative valuations, due diligence, analysis of synergies, Inmarsat’s updated actual financial performance to-date, and its financial outlook. Under this counter-proposal, Viasat stockholders would retain 55% of the combined company and Inmarsat shareholders would receive 45%, in each case on a fully diluted basis. This counter-proposal did not reflect the impact of the acquisition of RigNet (which transaction was then under negotiation by Viasat). In addition, under the counter-proposal, Inmarsat shareholders would retain the right to receive 90% of future Ligado Payments (with Inmarsat shareholders also retaining the $570 million of after-tax proceeds received from Ligado in October 2020).

On December 4, 2020, our Board held a meeting, with members of our senior management and a representative of Baupost present, in which senior management discussed with the Board the potential Inmarsat transaction and other strategic opportunities (including the proposed acquisition of RigNet). During the meeting, management provided the Board with a detailed update on the status of negotiations and the terms of the counter-proposal made on December 1, 2020. Management then reviewed the potential structure, terms and strategic rationale for the proposed transaction with Inmarsat, including potential synergies. Management also outlined for the Board standalone financial data for each of Viasat and Inmarsat, projected pro forma financial data for the combined company and the potential impact of the proposed transaction on Viasat’s stock price. Management discussed the strategic rationale and merits for the potential transaction with Inmarsat, including how it compared to other potential strategic alternatives.

Also on December 4, 2020, Messrs. Dankberg and Sukawaty discussed the economic terms of the proposed transaction via telephone conference, including treatment of the future Ligado Payments as well as the potential timing of a transaction, projected financing needs of the combined company and other matters.

On December 6, 2020, representatives of PJT Partners and Barclays discussed the various work streams required to sign and announce a business combination transaction, and the preparation of a joint work plan and timeline.

On December 15, 2020, Mr. Baldridge, then Chief Executive Officer of Viasat, Tony Bates, Chief Financial Officer of Inmarsat, and representatives from PJT Partners and Barclays engaged in further discussions regarding a potential transaction timeline, work plan and next steps via telephone.

On December 17 and 18, 2020, representatives of Viasat, Inmarsat and their advisors participated in multiple due diligence sessions via video conference regarding Viasat’s business, Inmarsat’s business, accounting standards and other matters.

On December 21, 2020, Viasat announced its entry into an agreement to acquire RigNet for consideration in the form of approximately 4.0 million shares of Viasat common stock. Shortly thereafter, Barclays provided an updated diligence request list with incremental requests, including questions regarding the RigNet transaction. Pro forma for the acquisition of RigNet, the ownership splits proposed by Inmarsat in its October 19, 2020 proposal would have been 51.5% for existing Viasat stockholders (including 48.7% for legacy Viasat stockholders and 2.8% for legacy RigNet stockholders) and 48.5% for Inmarsat shareholders, and the ownership splits conveyed in Viasat’s December 1, 2020 proposal would have been 56.4% for existing Viasat stockholders (including 53.3% for legacy Viasat stockholders and 3.1% for legacy RigNet stockholders) and 43.6% for Inmarsat shareholders.

On January 4, 2021, Messrs. Dankberg and Sukawaty discussed the timelines for completion of their respective due diligence reviews, with a view to completing due diligence sessions by the end of January.

During January 2021, members of our management and PJT Partners participated in multiple due diligence sessions via video conference with Inmarsat and its advisors, and Messrs. Dankberg and Baldridge met with Inmarsat’s shareholders to discuss industry trends and the potential business model of the combined company.

On February 2, 2021, Mr. Sukawaty called Mr. Dankberg to relay feedback on the proposed terms of the transaction from a meeting of the board of directors of Inmarsat held on January 29, 2021. Mr. Sukawaty expressed concerns regarding proceeding with an all-stock business combination with Viasat at this time given the parties’ differing views as to the relative valuations of the two companies and stated that Inmarsat was not prepared to move forward at that time on the proposed terms. Mr. Dankberg responded by suggesting that a portion of the consideration be paid in cash to address such concerns.

On February 2, 2021, our Board held a meeting, with members of our senior management and representatives of Baupost present, in which, among other matters, management reviewed and discussed a potential business combination transaction with Inmarsat, including the strategic rationale and merits, and how the potential Inmarsat transaction compared to the other potential strategic alternatives. During the meeting, management engaged in a detailed discussion with the Board regarding the risks, opportunities and strategic implications of the various alternatives. Management sought guidance from the Board on the potential terms of counter-offers to Inmarsat, and the Board confirmed its continued support for management continuing negotiations with Inmarsat on the basis discussed.

On February 24, 2021, Inmarsat announced the appointment of Rajeev Suri as the new Chief Executive Officer of Inmarsat, effective March 1, 2021.

On February 25, 2021, Mr. Dankberg attended a telephone call with Mr. Sukawaty, in which Mr. Dankberg relayed a revised proposal in which Viasat would provide approximately $2.66 billion of total consideration to Inmarsat’s shareholders, comprising $1.0 billion in cash (to be potentially funded through a PIPE transaction) and approximately $1.66 billion in shares of Viasat common stock. Based on the closing price per share of Viasat common stock on February 24, 2021 of $54.93, this would have represented approximately 30.3 million shares of

Viasat common stock (which would have implied an approximately 61.4% ownership stake for Viasat stockholders (including 58.0% for legacy Viasat stockholders and 3.4% for legacy RigNet stockholders) and an approximately 24.1% ownership stake for Inmarsat shareholders on a fully diluted basis, after taking into account the effect of the PIPE transaction priced illustratively at a $54.93 share price). This proposal assumed that the combined company would be entitled to receive 15% of future Ligado Payments with the rights to the remaining 85% retained by Inmarsat shareholders (with the Inmarsat shareholders retaining 100% of the $570 million of after-tax proceeds received from Ligado in October 2020). In making this proposal, Mr. Dankberg highlighted the merits of a transaction that delivered partial upfront liquidity to the Inmarsat shareholders with an ability for those shareholders to begin monetizing their investment in Inmarsat sooner than the prior all-stock transaction scenarios under consideration. This revised proposal also contemplated reducing the director designation rights of the Inmarsat shareholders to reflect their lower percentage ownership stake in the combined company, as well as having the Inmarsat shareholders be subject to a relatively short lock-up period.

On February 26, 2021, Inmarsat distributed to its shareholders the $570 million of after-tax proceeds from the $700 million payment received by Inmarsat from Ligado in October 2020.

On March 2, 2021, Messrs. Dankberg and Sukawaty discussed the key terms of Viasat’s revised proposal via telephone.

Also on March 2, 2021, members of Viasat senior management met in-person with Baupost to discuss in detail Viasat’s analysis of a potential business combination transaction with Inmarsat, including but not limited to rationale, valuation and resulting leverage profile, and to solicit Baupost’s views on the merits and terms of the proposed transaction.

On March 3, 2021, Inmarsat made a counter-proposal in which Viasat would pay $1.0 billion of cash consideration to the Inmarsat shareholders (to be funded through a PIPE transaction), and issue shares of Viasat common stock that would provide a 51.5% ownership stake for Viasat stockholders (including 48.7% for legacy Viasat stockholders and 2.8% for legacy RigNet stockholders) and a 35.8% ownership stake for Inmarsat shareholders on a fully diluted basis, after taking into account the effect of the PIPE transaction. In its counter-proposal, Inmarsat valued the consideration at approximately $3.81 billion, based on a share price of $52.50 per share of Viasat common stock and Viasat’s fully diluted shares outstanding at that time. Inmarsat’s representatives indicated that they viewed this proposal to be economically similar to Inmarsat’s initial proposal made to Viasat on October 19, 2020, but with $1.0 billion of cash consideration in lieu of a portion of the originally contemplated stock consideration. This proposal assumed that the combined company would be entitled to receive 10% of future Ligado Payments with the right to the remaining 90% retained by Inmarsat shareholders. Under Inmarsat’s proposal, the Inmarsat shareholders would also have the right to designate three directors to the board of directors of the combined company for so long as their collective ownership percentage of the combined company was at least 30%, and Inmarsat shareholders would be subject to a six-month post-closing lock-up.

On March 16, 2021, Viasat submitted a revised proposal to Inmarsat in which Viasat would provide $3.0 billion of total consideration to Inmarsat’s shareholders (excluding Ligado payments), comprising $1.0 billion of cash consideration funded by a PIPE and $2.0 billion in shares of Viasat common stock. Based on the closing price per share of Viasat common stock on March 15, 2021 of $56.65, this would have represented approximately 35.3 million shares of Viasat common stock (which would have implied an approximately 59.3% ownership stake for Viasat stockholders in the combined company (including 56.1% for legacy Viasat stockholders and 3.2% for legacy RigNet stockholders) and an approximately 27.1% ownership stake for Inmarsat shareholders on a fully diluted basis, after taking into account the effect of the PIPE transaction). In Viasat’s revised proposal, Inmarsat shareholders would also have the right to designate two directors to the board of directors of the combined company for so long as their collective ownership percentage of the combined company was at least 25%. This proposal assumed that the combined company would be entitled to receive 10% of future Ligado Payments with the rights to receive the remaining 90% retained by Inmarsat shareholders.

In late March 2021, pursuant to several conversations between Barclays and PJT Partners, Viasat was informed that Inmarsat was not interested in pursuing negotiations with Viasat in light of the magnitude of the gap between the parties’ respective economic proposals and that Inmarsat was pursuing other strategic options, including negotiations with other interested parties for a business combination transaction.

On April 30, 2021, Viasat closed the RigNet acquisition (which involved the issuance of approximately 4.0 million shares of Viasat common stock) and also completed the purchase of the remaining 51% interest in Euro Broadband Infrastructure Sàrl (EBI) for approximately €142.6 million.

On May 14, 2021, our Board held a meeting, with members of our senior management and representatives of Baupost present, in which, among other matters, management provided an update on the potential transaction with Inmarsat, including its strategic rationale and merits, and how the potential Inmarsat transaction compared to other potential strategic alternatives. The Board engaged in a lengthy and detailed discussion with management regarding risks, opportunities and strategic implications of the potential Inmarsat transaction. The Board indicated its continued support for a potential business combination transaction with Inmarsat.

On May 20, 2021, in order to support a potentially revised proposal from Viasat and at the request of PJT Partners, Barclays provided PJT Partners with Inmarsat’s full calendar year 2020 financial results and a draft of Inmarsat’s first quarter calendar year 2021 results. These financial results indicated that Inmarsat had exceeded prior calendar year 2020 budgeted results on the basis of both revenue and EBITDA. In addition, Inmarsat demonstrated further momentum in the first quarter of calendar year 2021 with maritime, government, and enterprise revenues all increasing year-over-year. Only aviation revenues declined due to the continued impact of COVID-19 on first quarter commercial aviation revenue. With this information, our management re-evaluated the combined business’ pro forma credit profile taking into account Inmarsat’s better than expected performance, Viasat’s continued strong performance, incremental EBITDA from both Viasat’s RigNet and EBI acquisitions, more favorable than previously expected standalone leverage profiles for both companies, and an improved view of synergies reflecting further analysis, among other factors. The credit analysis and availability of financing on attractive terms supported sourcing the $1.0 billion of cash consideration from borrowings as opposed to a PIPE offering. Accordingly, in light of these favorable dynamics, our management began assessing a transaction scenario that funded the $1.0 billion of cash consideration with incremental borrowings rather than the proceeds of a PIPE transaction.

In late May 2021, PJT Partners was informed that Inmarsat had also retained JP Morgan as a financial advisor.

On June 10, 2021, Barclays informed PJT Partners that Inmarsat was in detailed discussions with other parties for a business combination transaction, and that if Viasat remained interested in pursuing a transaction with Inmarsat, Viasat would need to present a meaningfully improved proposal relative to the proposal that Viasat submitted on March 16, 2021 as soon as possible.

On June 30, 2021, at our request, PJT Partners submitted a revised proposal to Barclays on behalf of Viasat in which Viasat would provide approximately $3.27 billion of total consideration to Inmarsat’s shareholders, comprising $1.0 billion in cash and approximately $2.27 billion in shares of Viasat common stock. Based on the closing price per share of Viasat common stock on June 29, 2021 of $50.00, this would have represented approximately 45.3 million shares of Viasat common stock (which would have implied an approximately 63.0% ownership stake for Viasat stockholders (including legacy RigNet stockholders) and an approximately 37.0% ownership stake for Inmarsat shareholders on a fully diluted basis). In this revised offer, Viasat proposed funding the cash portion of the consideration through incremental borrowings. This proposal assumed that the combined company would be entitled to receive 10% of future Ligado Payments (with the rights to receive the remaining 90% retained by Inmarsat shareholders).

On July 9, 2021, Messrs. Dankberg and Sukawaty briefly discussed the key terms of Viasat’s revised proposal via telephone and agreed to resume due diligence activities and discussions.

On July 22, 2021, representatives of Viasat, Inmarsat, PJT Partners, Barclays, and JP Morgan attended a diligence session during which Viasat and Inmarsat each presented their respective preliminary results for the quarter ended on June 30, 2021 as well as outlook for the remainder of their respective fiscal years. Inmarsat also indicated that it intended to pay a $150 million dividend to its shareholders by the end of July 2021. Subsequent to the call, at our request, PJT Partners informed Barclays that both the total consideration and cash consideration in Viasat’s most recent proposal would need to be reduced by $150 million to reflect the proposed dividend to Inmarsat’s shareholders.

On July 27, 2021, Inmarsat submitted a counter-proposal to Viasat in which Viasat would provide $3.4 billion of total consideration to Inmarsat’s shareholders, including $1.0 billion of cash consideration funded by incremental borrowings and $2.4 billion in shares of Viasat common stock. Inmarsat’s counter-proposal assumed that the previously disclosed $150 million dividend payment would be made without any impact to these proposed terms. Based on the closing price per share of Viasat common stock on July 26, 2021 of $49.81, this would have represented approximately 48.2 million shares of Viasat common stock (which would have implied an approximately 61.5% ownership stake for Viasat stockholders (including legacy RigNet stockholders) in the combined company and an approximately 38.5% ownership stake for Inmarsat shareholders, on a fully diluted basis). This proposal assumed that the combined company would be entitled to receive 10% of future Ligado Payments (with the rights to receive the remaining 90% retained by Inmarsat shareholders).

On July 28, 2021, our Board held a meeting, with members of our senior management and a representative of Baupost present, in which, among other matters, management led the Board in a review and discussion of various strategic items, including the potential business combination transaction with Inmarsat, including an update on the status of negotiations, due diligence and Inmarsat’s most recent offer, and previewed with the Board potential terms for a counter-offer. Management discussed the strategic rationale and merits for the potential transaction with Inmarsat, including how it compared to other potential strategic alternatives. After discussions, the Board indicated its support for management’s continued negotiations with Inmarsat.

On August 3, 2021, at our request, PJT Partners submitted a revised proposal to Barclays on behalf of Viasat, in which Viasat would provide approximately $3.17 billion of total consideration to Inmarsat’s shareholders (taking into account Inmarsat’s payment in July 2021 of the $150 million dividend to its shareholders), which comprised $850 million of cash consideration funded by incremental borrowings and approximately $2.32 billion in shares of Viasat common stock. Based on the closing price per share of Viasat common stock on August 2, 2021 of $48.09, this would have represented approximately 48.2 million shares of Viasat common stock (which would have implied an approximately 61.5% ownership stake for Viasat stockholders (including legacy RigNet stockholders) and an approximately 38.5% ownership stake for Inmarsat shareholders, on a fully diluted basis). This proposal assumed that the combined company would be entitled to receive 10% of future Ligado Payments (with the rights to receive the remaining 90% retained by Inmarsat shareholders).

On August 5, 2021, Barclays communicated a counter-proposal to PJT Partners in which Viasat would provide $3.3 billion of total consideration to Inmarsat shareholders, including $900 million of cash consideration funded by incremental borrowings and $2.4 billion in shares of Viasat common stock. Based on the closing price per share of Viasat common stock on August 4, 2021 of $48.06, this would have represented approximately 49.9 million shares of Viasat common stock (which would have implied an approximately 60.7% ownership stake for Viasat stockholders (including legacy RigNet stockholders) and an approximately 39.3% ownership stake for Inmarsat shareholders, on a fully diluted basis). This proposal expressly assumed that the combined company would be entitled to receive 10% of future Ligado Payments (with the rights to the remaining 90% retained by Inmarsat shareholders).

On August 8, 2021, Viasat and Inmarsat agreed that the gap between the bid/ask on the economic terms was sufficiently reduced to start drafting transaction documentation and prepare a work plan and timeline to complete due diligence and the other work streams required to sign and announce a potential transaction.

On August 11, 2021, PJT Partners provided Barclays with an updated diligence request list on behalf of Viasat, and on August 19, 2021, Barclays provided an updated diligence request list to PJT Partners on behalf of Inmarsat.

On August 14, 2021, Viasat and certain of its representatives, including PJT Partners, were granted access to Inmarsat’s virtual data room for purposes of conducting due diligence in connection with the proposed transaction. Commencing August 16, 2021, representatives of Viasat and Inmarsat and their respective financial, legal and tax advisors attended numerous due diligence and working sessions via video conference regarding various financial, business, tax, structuring, legal and regulatory matters.

On August 23, 2021, representatives of Viasat, Inmarsat, PJT Partners, Barclays, JP Morgan, Trinity Advisers, Inmarsat’s additional financial advisor, and Inmarsat’s shareholders attended a financial due diligence session in which Viasat presented to Inmarsat and its shareholders Viasat’s first quarter fiscal year 2022 results and outlook for fiscal years 2022 through 2026.

On August 28, 2021, representatives of Kirkland & Ellis International LLP, legal counsel to Inmarsat (Kirkland), sent an initial draft of a proposed share purchase agreement to representatives of Latham & Watkins LLP, legal counsel to Viasat (Latham).

On September 2, 2021, our Board held a meeting with members of our senior management and representatives of Baupost present, in which, among other matters, Mr. Baldridge provided the Board with a detailed review of the status of discussions and negotiations regarding the potential Inmarsat transaction. As part of this review, the Board discussed with management the status of due diligence, potential transaction timing, the status of ongoing negotiation of economic terms, an analysis performed by PJT Partners with respect to the proposed equity consideration to be issued to Inmarsat’s shareholders, an analysis of standalone and pro forma credit profile, and an analysis of proposals and counter-proposals made. After discussions, the Board confirmed its continued support for management’s ongoing negotiations with Inmarsat.

On September 5, 2021, the Daily Telegraph published an article featuring an interview with Mr. Suri in which Mr. Suri discussed potential consolidation among satellite operators and indicated that Inmarsat had attracted interest from multiple parties.

Between September 13 and September 22, 2021, representatives of Viasat, Inmarsat and their respective advisors continued to attend due diligence sessions via video conference regarding various tax, legal and financial due diligence matters, as well as due diligence sessions regarding Inmarsat’s business segments and working sessions regarding high-level analyses of potential synergies.

Between September 27 and September 29, 2021, representatives of Viasat, Inmarsat, including the Chief Executive Officers of both companies, PJT Partners, Barclays, JP Morgan, Trinity Advisers, Latham and Kirkland attended various in-person meetings in London to discuss the proposed business combination transaction and Viasat’s further due diligence requirements. During the course of these meetings, the parties discussed and negotiated certain of the key terms of the potential transaction, including valuation-related matters, the scope of warranties and indemnities, the possibility of representation and warranty insurance, closing conditions, regulatory covenants, non-solicitation covenants, termination rights and reverse break fees. The parties discussed valuing the equity of Inmarsat in the range of $3.3 billion to $3.4 billion (of which $850 million would be paid in cash and $2.45 billion to $2.55 billion would be paid in shares of Viasat common stock) with a range of potential outcomes depending on the extent to which the Inmarsat shareholders would retain the right to future Ligado Payments. Based on the $54.26 closing share price of Viasat common stock on September 28, 2021, the $2.45 billion to $2.55 billion of stock consideration to be delivered by Viasat would have equated to approximately 45.2 million to 47.0 million shares of Viasat common stock. The parties concluded that sufficient progress had been made on constructively negotiating the terms of the potential transaction to warrant commencement or acceleration of the various work streams required to sign and announce the potential transaction, including the resolution of remaining open economic and legal issues, confirmatory due diligence, financing commitments and regulatory analyses.

During the period from September 30, 2021 through October 29, 2021, representatives of Inmarsat, together with their respective financial advisors and outside legal counsel, continued to address Viasat’s questions and exchanged information regarding due diligence of Inmarsat and related matters.

On October 4, 2021, representatives of Latham sent a revised draft of the share purchase agreement to representatives of Kirkland.

On October 7, 2021, representatives of Viasat, Inmarsat, Barclays, Trinity Advisers, PJT Partners, Latham and Kirkland attended a meeting at Latham’s offices in London to negotiate and seek to resolve open points under the draft share purchase agreement, including with respect to scope of warranties and indemnities, closing conditions, regulatory covenants, non-solicitation and other pre-closing covenants, termination rights and reverse break fees.

On October 8, 2021, representatives of Viasat, Inmarsat and their respective advisors attended a due diligence session regarding future Ligado Payments. In addition, on October 8, 2021, representatives of Viasat, Inmarsat, Latham, Apax, Warburg, PJT Partners, Barclays, JP Morgan, Trinity Advisers, Latham and Kirkland attended a video conference call to discuss financing matters.

Also on October 8, 2021, our Board held a meeting, with members of our senior management and representatives of Baupost present, in which senior management provided the Board with a detailed update on the potential Inmarsat transaction. As part of this review, the Board discussed with senior management the status of negotiations, timing, proposed economic terms, proposed rights of Inmarsat shareholders to designate two directors to the board of directors of the combined company, and other key terms under negotiation, including regulatory covenants and reverse break fees. The Board also discussed with management potential synergies, integration planning and the status of review of various regulatory matters. Kevin Harkenrider, then Executive Vice President – Global Operations and Chief Operations Officer of Viasat, reviewed for the Board Viasat’s due diligence findings to date, including due diligence related to Inmarsat’s satellite fleet and cybersecurity risks. Mr. Baldridge and Robert Blair, Vice President, General Counsel and Secretary of Viasat, also engaged the Board in a discussion with respect to availability, cost and terms of representation and warranty insurance coverage, and the potential value and limitations of such coverage with respect to the potential transaction.

On October 10, 2021, representatives of Viasat, Inmarsat, Apax, Warburg, PJT Partners, Barclays, JP Morgan, Trinity Advisers, Latham and Kirkland participated in a follow-up telephone conference regarding financing matters.

On October 11, 2021, representatives of Viasat, Inmarsat, Barclays, Trinity Advisers, PJT Partners and JP Morgan attended a due diligence session via video conference regarding Inmarsat’s satellite fleet in connection with obtaining financing commitments for the transaction.

On October 13, 2021, representatives of Kirkland sent a revised draft of the share purchase agreement to representatives of Latham. During the period from October 13, 2021 to November 8, 2021, representatives of Viasat, Inmarsat, Latham and Kirkland continued to discuss and negotiate certain key terms of the share purchase agreement and other definitive documents, and also discussed U.K. Government communications and other legal and regulatory matters. During that period, revised drafts of each of the key transaction documents were repeatedly exchanged between the respective parties’ legal advisors.

Between October 14, 2021 and October 28, 2021, representatives of Viasat, Inmarsat, PJT Partners, Trinity Advisers, Deloitte (Viasat’s transaction tax advisor), PricewaterhouseCoopers LLP (Inmarsat’s transaction tax advisor and a United Kingdom entity) and Latham attended numerous working sessions to discuss various tax and structuring matters.

On October 15, 2021, representatives of Kirkland attended a meeting at Latham’s offices to further discuss and negotiate the draft share purchase agreement. In particular, discussions focused on transaction terms relating to sell-side deal protections, closing conditions, regulatory covenants, termination rights, reverse break fees and conditionality. As part of these discussions, Viasat engaged Linklaters to provide additional input and advice to Viasat on regulatory matters. Also, on October 15, 2021, members of PJT Partners, Barclays, JP Morgan, Trinity Advisers, Latham and Kirkland participated in a telephone conference to discuss the appropriate quantum of any change of recommendation reverse break fee payable by Viasat.

On October 22, 2021, representatives of Inmarsat and Viasat, including the Chief Executive Officers of both companies, attended a telephone call to discuss the treatment of future Ligado Payments in light of a transaction structure that would result in the combined company retaining the right to receive 100% of all future Ligado Payments.

On October 27, 2021, representatives of Viasat, Inmarsat, including the Chief Executive Officers of both companies, Latham, Kirkland, PJT Partners and Trinity Advisers attended a meeting via telephone conference to discuss open issues in the share purchase agreement and other transaction documentation.

On October 28, 2021, our Board held a meeting, with members of our senior management and representatives of Baupost present, in which management led the Board in a detailed review and discussion of the proposed Inmarsat transaction and its potential value to Viasat and its stockholders, including potential synergies. Senior management and the Board discussed the timing and status of negotiations, proposed economic terms, voting rights and obligations of the Inmarsat shareholders, and other key terms subject to negotiation, including the proposed ownership percentages of the combined company, the reverse break fee related to regulatory approvals and the reverse break fee for a change in Board recommendation. Mr. Blair led the Board in a review and discussion of the current telecom and antitrust regulatory environment, regulatory processes in certain jurisdictions and the range of potential outcomes with respect to obtaining regulatory approvals of the transaction. Mr. Harkenrider led the Board in a discussion of our due diligence findings. Shawn Duffy, Senior Vice President and Chief Financial Officer of Viasat, led a review and discussion of the proposed financing for the proposed transaction including the bank commitments received, timing of bridge and backstop commitments, indicative terms, the pro forma capitalization of the combined company, and the proposed sources and uses of capital contemplated with respect to the potential transaction. Paul Froelich, Vice President, Corporate Development of Viasat, then led the Board in a review and discussion of various financial matters, including profit and loss and unlevered pre-tax free cash flow projections for Viasat and Inmarsat and Viasat’s standalone and pro forma combined credit profile.

On October 29, 2021, representatives of Viasat and Inmarsat participated in a telephone call to discuss various legal due diligence items, including, among other matters, Ligado and regulatory matters.

During October and November 2021, representatives of Inmarsat discussed the proposed transaction with U.K. Government officials, including with Department for Business, Energy and Industrial Strategy (BEIS) staff. Commencing on November 4, 2021, representatives of Viasat also participated in these discussions, including with respect to potential undertakings to be given by the combined company to the UK Government.

On November 1, 2021, the parties, led by the Chief Executive Officers of both companies, agreed that the consideration to be delivered to the Inmarsat shareholders in the potential transaction would comprise approximately 46.36 million shares of Viasat common stock and $850 million of cash, with the understanding that the combined company would retain 100% of any future Ligado Payments. The agreed upon number of Viasat shares to be issued reflected the parties’ negotiations as to the appropriate level of ownership splits between the parties, as well as market-based methodologies to measure Viasat’s volume weighted average share price over various time periods. The agreed upon number of Viasat shares would represent a fully-diluted ownership split of approximately 62.5% for Viasat stockholders and approximately 37.5% for Inmarsat shareholders.

On November 1 and November 2, 2021, representatives from Kirkland, Latham, Inmarsat and Viasat continued negotiation of the share purchase agreement and associated transaction documents. The parties held a series of in-person meetings at the offices of Latham, as well as a number of teleconferences. In particular, discussions focused on the quantum and nature of the reverse break fees, as well as the scope and nature of the closing conditions.

Also on November 2, 2021, our Board held a meeting, with members of our senior management and representatives of Baupost, Latham and Linklaters present, during which management led the Board in a detailed discussion of the timing and status of negotiations, key terms, including, among others, total consideration to be paid (including the number of shares of Viasat common stock to be issued and resulting pro forma ownership percentages of the combined company), regulatory covenants, the reverse break fee related to regulatory approvals, the reverse break fee for a change in Board recommendation, the proposed rights of Inmarsat shareholders to designate two directors to the board of directors of the combined company following the potential transaction, and the potential for competing bidders to acquire Inmarsat. Our Board and management further discussed the status of the draft definitive agreements for the potential transaction, due diligence, financing commitments, and investor, public and employee relations communications plans. Representatives of Latham and Linklaters also provided a detailed review and discussion with respect to certain regulatory approvals required for the transaction, including a summary of the work performed to assess regulatory considerations for the proposed transaction, the current regulatory environment, the regulatory approval processes, the typical timing and outcomes for regulatory review, and other regulatory considerations. Representatives of Latham also provided an overview of fiduciary duties and judicial standard of review with respect to the proposed transaction and reviewed with the Board the relevant key terms of the share purchase agreement and other definitive agreements, drafts of which had previously been provided to the Board.

On November 3, 2021, our Board held a meeting, with members of our senior management and representatives of Baupost and Latham present, to receive an update on the proposed transaction. During the meeting, the Board discussed, among other matters, the timing and status of communications among Viasat, Inmarsat and the U.K. Government with respect to the transaction.

Between November 4 and November 6, 2021, discussions continued between representatives of Kirkland, Latham, Viasat and Inmarsat to finalize terms of the draft share purchase agreement and ancillary agreements.

On November 7, 2021, our Board held a meeting, with members of our senior management and representatives of Baupost, PJT Partners and Latham present, during which management updated the Board on the status of negotiations and documentation for the potential Inmarsat transaction and discussed the key terms of the share purchase agreement, including the regulatory covenants and potential regulatory outcomes. Ms. Duffy provided our Board with an update on financing commitments for the proposed transaction. Representatives of Latham again briefed the Board on the directors’ fiduciary duties with respect to the transaction, and led the Board in a detailed discussion of the key terms of the share purchase agreement and other definitive agreements. Representatives of PJT Partners then presented to the Board a financial analysis of the proposed transaction, and led the Board in a discussion of the key economic terms of the transaction. Representatives of PJT Partners then delivered its oral opinion, which was confirmed by delivery of a written opinion dated November 7, 2021, to the effect that, as of such date and based upon and subject to the various assumptions, qualifications and limitations upon the review undertaken by PJT Partners in preparing its opinion (which were stated in its written opinion), the consideration to be paid by Viasat in the transaction was fair to Viasat from a financial point of view. Following a thorough review and consideration of the relevant factors, the Board unanimously determined that the share purchase agreement and the transactions contemplated thereby were fair to, advisable and in the best interests of Viasat and its stockholders, approved the acquisition of Inmarsat, share purchase agreement and related documentation, and recommended that Viasat’s stockholders vote to approve both the issuance of shares of Viasat common stock in the transaction and an amendment to Viasat’s Certificate of Incorporation to increase the number of shares of Viasat common stock authorized for issuance.

On November 8, 2021, following the approval of the share purchase agreement and the transaction by our Board and the board of directors of Inmarsat, Viasat and the shareholders of Inmarsat executed the share purchase agreement. In addition, Viasat obtained financing commitments for $2.3 billion of new debt facilities in connection with the transaction (which may be secured and/or unsecured), a portion of which is to be raised between the signing and closing of the transaction to fund Viasat’s standalone growth expenditures. Viasat also obtained $3.2 billion of commitments to backstop certain amendments required under Viasat’s $700.0 million revolving credit facility, Viasat’s Ex-Im credit facility and Inmarsat’s $2.4 billion senior secured credit facilities. Later on November 8, 2021, prior to the opening of trading, Viasat and Inmarsat issued press releases announcing the execution of the share purchase agreement.

Our Board of Directors’ Reasons for the Approval of the Transaction and the Stock Issuance

Our Board, in evaluating the Transaction, held a number of meetings, consulted with our management, legal counsel, financial advisors and other advisors, and considered the business, assets and liabilities, results of operations, financial performance, strategic direction and prospects of both Viasat and Inmarsat. In reaching its unanimous resolution (i) that the terms and conditions of the Purchase Agreement and the transactions contemplated thereby, including the Transaction, are fair to, advisable and in the best interests of Viasat and our stockholders and (ii) to recommend that our stockholders approve the proposals required as conditions to closing the Transaction, our Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. This explanation of our Board’s reasons for the Transaction and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” beginning on page 21 of this proxy statement.

Our Board identified a number of potential benefits of the Transaction, which it believes will contribute to the success of the combined company and thus inure to the benefit of the combined company’s stockholders, including but not limited to the following (which are not necessarily presented in order of their relative importance to Viasat):

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Materially Accelerates Our Global Strategy. Inmarsat’s existing satellite fleet would provide global coverage and greater redundancy and resiliency for the combined company versus Viasat on a standalone basis. We believe that the Transaction would accelerate the expansion of our global revenue in both mobility and government, where our customers increasingly demand greater geographic coverage and redundancy, more bandwidth in high-demand locations, and, in some cases, the resilience of complementary narrowband services. In addition, the Transaction would also accelerate availability and customer choice for broadband and narrowband services, including IoT services.

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Increases Exposure to a $1.6 Trillion Mobility-Focused TAM and Unlocks the IoT Market.[2] Inmarsat has an established global distribution and partnership network across core mobility verticals, which would greatly expand the number of users served by our combined platform of vertically integrated, end-to-end solutions. Mobility and government verticals are “natural” users of satellite services because these users, including ships, planes, and military vehicles, spend significant time beyond the reach of terrestrial connectivity. The Transaction would materially increase our serviceable addressable market in both maritime and narrowband communications, including the IoT, where we have a limited presence today and lack the requisite narrowband satellite spectrum resources.

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Increases Proportion of Revenue from Services and Growing Mobility Verticals. The combined company would have a more geographically diverse, services-focused revenue base grounded in core mobility verticals, as well as government. For the nine months ended December 31, 2021, the percentage of our total revenues derived from services was 56%, compared to 69% calculated on a pro forma basis after giving effect to the Transaction, with over two-thirds of the combined company’s revenue derived from mobility and government. This services and mobility rich revenue mix would provide a strong financial and operational foundation to support robust revenue growth.

[2]	Represents estimated total addressable market in 2030, based on Viasat estimates incorporating data from NSR, Euroconsult, Frost & Sullivan and the FCC.

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Complements Our Existing Network to Better Serve Mobility with Improved Efficiency. In order to serve ships and planes in transit, Inmarsat brings strong oceanic coverage, which Viasat would not otherwise have on a standalone basis today. In contrast, Viasat’s existing satellites have strong coverage and ample bandwidth over certain land masses, including hubs where demand density is highest. The integration of our respective fleets – including existing and to-be-launched satellites – would also provide our respective customers with greater service assurance including polar reach, oceanic coverage and network density. In addition, the combined company’s global coverage would allow us to operate our existing and planned satellites more efficiently, thereby increasing the total capacity of our combined satellite fleet and enhancing customer experience.

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Expands Global Spectrum Portfolio, Opening New Growth and Innovation Opportunities. By accelerating the expansion of our Ka-band spectrum resources from regional to global, while simultaneously acquiring Inmarsat’s global L-band and regional S-band portfolio, the Transaction is expected to materially improve our long-term growth prospects as the combined company continues to build out its global next-generation, multi-layered hybrid network, with the ability to draw upon the best characteristics of each frequency band and orbit. Adding L-band and S-band capabilities would create new network development opportunities, including the potential for low-latency terrestrial, air-to-ground and hybrid solutions, as well as multi-orbit Ka- and L-/S-band constellations. Overall, we expect that the combined company’s complementary assets, when integrated, will better position the combined company for growth and will increase the pace and scale of innovation in the mobile communications sector, thereby delivering enhanced quality of service (including improved speed, flexibility, reliability, coverage and security) and offering greater value to existing and new customers.

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Creates Substantial Synergy Opportunities. We project that the Transaction would result in approximately $190 million in combined cost and capital expenditure synergies on an annual run-rate basis, including annual run-rate cost synergies of $80 million from achieving greater operating efficiencies, capturing inherent economies of scale, and leveraging corporate resources, as well as annual run-rate capital expenditure synergies of $110 million from combining our existing satellite fleets. Anticipated cost and capital expenditure synergies alone represent a combined after-tax net present value of approximately $1.5 billion, net of expected costs to achieve such synergies. In addition, we expect that the combined company would achieve material revenue benefits not included in the current outlook from new tiered services enabled by a global multi-layer network and the revitalization of L-band services. These would include cross selling up-tier Ka-band broadband services to Inmarsat’s existing customer base, as well as cross selling L-band safety and IoT services and global Ka-band services to Viasat’s existing customer base.

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Materially Increases Levered and Unlevered Free Cash Flow. We expect that the Transaction will more than double cumulative free cash flow on both a levered and unlevered basis over the calendar year 2023 to 2026 period relative to our prior stand-alone targets. Our Board also considered the accretive effect of the Transaction on free cash flow on a per share basis, recognizing that the magnitude of the increase in free cash flow on a percentage basis is projected to exceed the percentage increase in the number of shares of Viasat common stock outstanding as a result of the Transaction.

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Reduces Execution Risk with Straightforward Integration. Inmarsat adds established retail and wholesale distribution capabilities, a broader technology supply chain and customer relationships in key target geographies and verticals that we would otherwise need to build from the ground up. We have proven experience integrating complementary businesses, including WildBlue, RigNet and Euro Broadband Infrastructure Sàrl. In addition to Inmarsat’s extensive engineering skillsets, we have a deep bench of engineering talent that is highly familiar with the satellite, terminal, ground equipment and software technologies utilized by Inmarsat today.

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Strengthens Global Heritage and Platform for Space Safety and Sustainability. Inmarsat has a long heritage of international aviation and maritime safety, and like Viasat, is also committed to promoting space sustainability and international space cooperation. The cultures of both Inmarsat and Viasat are aligned in their commitment to continued investment in technical talent and space-related development in the UK, as well as building strong relationships with leading regional broadband satellite partners in Australia, Brazil, Europe and other key geographies. We believe our collective heritage and international relationships will enable the combined company to better advocate for space safety, sustainable space policy and international cooperation.

In addition to its consideration of the above benefits, our Board considered a number of other factors pertaining to the Transaction as generally supporting its decision to enter into the Purchase Agreement and the transactions contemplated thereby, including but not limited to, the following material factors:

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Fairness Opinion. The written opinion of PJT Partners, dated November 7, 2021, to our Board, and the related financial analysis presented by PJT Partners to our Board on November 7, 2021, to the effect that, as of the date of the written opinion and based upon and subject to among other things, the assumptions made, procedures followed, matters considered and conditions, qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated in its written opinion), the consideration to be paid by Viasat in the Transaction is fair to Viasat from a financial point of view, as more fully described in “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—The Transaction—Opinion of Our Financial Advisor” below and attached as Annex B.

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Terms of the Purchase Agreement. The terms and conditions of the Purchase Agreement, including the ability of Viasat to consider, receive and respond to, under certain circumstances specified in the Purchase Agreement, an unsolicited written proposal for a business combination from a third party prior to completion of the Transaction and the right of our Board after complying with the terms of the Purchase Agreement to change its recommendation to our stockholders, and belief that the terms thereof were reasonable, and were not a significant deterrent to potential competing transactions and would not prevent such competing transactions from third parties.

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Board Composition. Our Board’s belief that the addition of two additional directors nominated by the Investor Sellers will add further valuable expertise and experience and in-depth familiarity with Inmarsat to our Board, which will enhance the likelihood of realizing the strategic benefits that we expect to derive from the Transaction.

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Financing Availability. The belief of our Board, following consultation with our management and financial advisors, and based in part upon the debt financing commitments that we obtained in connection with the execution of the Purchase Agreement, that it was likely that we would be able to obtain the necessary financing to fund the Transaction, and that after the completion of the Transaction, the combined company would be able to service and repay its indebtedness.

•	Stockholder Approval. The fact that our stockholders will have the opportunity to vote on the Stock Issuance Proposal and Charter Amendment Proposal, which are conditions precedent to the Transaction.

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Ancillary Agreements. Our Board’s belief that the terms of the ancillary agreements to be entered into in connection with the Transaction, including the Registration Rights Agreement and the Stockholders Agreement, are reasonable, and the fact that the Investor Sellers have agreed to certain lock-up, standstill and voting restrictions in the Stockholders Agreement.

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Other Factors. The Board also considered historical information concerning Viasat’s and Inmarsat’s respective businesses, financial condition, results of operations, earnings, management, competitive positions and prospects on a standalone basis and a forecasted combined basis, as well as the current and prospective business environment in which Viasat and Inmarsat operate, including international, national and local economic conditions and the competitive and regulatory environment, and the likely effect of these factors on Viasat and the combined company.

Our Board was also aware of and considered a variety of uncertainties and risks and other potentially negative factors in its deliberations concerning the Purchase Agreement and the Transaction, including, but not limited to, the following:

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Fixed Consideration. The fact that the consideration payable by us, including the number of shares of Viasat common stock to be issued by us, under the Purchase Agreement is fixed (other than in respect of certain specified adjustments), and will not be adjusted for changes in the market price of Viasat common stock or the economic performance of Viasat or Inmarsat. The number of shares of Viasat common stock will not be adjusted if the market price of Viasat’s shares increases or if the economic performance of Inmarsat relative to Viasat declines (or the economic performance of Viasat relative to Inmarsat improves), which means that the value of the shares of Viasat common stock to be issued to the Sellers under the Purchase Agreement based on the then-current trading price could be significantly higher than their value based on the trading price prevailing at the time the Purchase Agreement was entered into.

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Transaction Costs. The substantial costs to be incurred in connection with the Transaction, including those incurred regardless of whether the Transaction is consummated, and which may exceed our management’s estimates.

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Integration Risks. The potential challenges and difficulties in integrating and combining two businesses of the size and complexity of Viasat and Inmarsat, including the possible diversion of management and employee attention for an extended period of time, and the risk that the anticipated cost savings and operational and other synergies between the two companies, or other anticipated benefits of the Transaction, might not be realized, may only be achieved over time or might take longer to realize than expected.

•	Unknown Liabilities. The risk that Inmarsat may have or incur material liabilities which were not identified during our due diligence.

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Business Uncertainties and Disruption Resulting from the Transaction. The possibility that the announcement and pendency of the Transaction could result in uncertainties and disruption of our businesses, including the potential employee attrition and potential adverse effects on customers, suppliers and other business relationships.

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Interim Restrictions. The fact that restrictions on the conduct of our business during the period between the execution of the Purchase Agreement and the completion of the Transaction may delay or prevent us from taking certain actions with respect to our operations during the pendency of the Transaction.

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Significant Stock Issuance. The potential impact on the market price of Viasat common stock as a result of the dilution associated with the issuance of shares of Viasat common stock under the Purchase Agreement and any resale of a substantial amount of such shares (or the perception that such sales could occur), and the fact that the Sellers will, collectively, own approximately 39% of outstanding Viasat common stock upon the closing of the Transaction (or approximately 37.5% on a fully diluted basis).

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Regulatory Risks. The fact that the completion of the Transaction requires certain regulatory approvals and clearances and the satisfaction of other closing conditions that are not within our control, the potential length of regulatory approval processes, and the possibility that regulatory or other governmental authorities might seek to require certain actions or undertakings of Viasat or Inmarsat or impose certain terms, conditions or limitations on Viasat’s or Inmarsat’s businesses in connection with granting approval of the Transaction or might otherwise seek to prevent or delay the Transaction.

•	Increased Indebtedness and Leverage of the Combined Company. The fact that we will incur and assume significant additional indebtedness in connection with the Transaction.

•	No-Shop Restrictions. The restrictions that the Purchase Agreement imposes on soliciting competing acquisition proposals.

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Termination Fee and Expense Reimbursement. The possibility that a termination fee of up to $200 million, or expense reimbursement of up to $40 million, may be payable by us to the Sellers under certain circumstances, which may deter third parties from exploring an alternative transaction with us and, if the Purchase Agreement is terminated in circumstances where the applicable termination fee is not immediately payable, may impact our ability to engage in another transaction for up to one year following such termination, and the fact that we may be required to pay a termination fee under circumstances in which Viasat does not engage in another transaction. Our Board recognized that the provisions in the Purchase Agreement relating to the termination fees and expense reimbursement and the non-solicitation of acquisition proposals were insisted upon by the Sellers as a condition to entering into the Purchase Agreement. However, our Board was of the view, after discussions with its legal advisors, that the amount of the termination fees and expense reimbursement and the non-solicitation of acquisition proposals were reasonable and would not prevent our Board from exercising its fiduciary duties in light of, among other things, the benefits of the Transaction to us, and would not unreasonably deter competing transactions.

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No Financing Condition. The fact that the Purchase Agreement does not contain a financing condition, and the risk that the financing and any refinancing that may be undertaken in connection with the Transaction may not ultimately be available on the terms anticipated by us, or at all.

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Risks Associated with Failure to Complete the Transaction. The risks and costs to us, including the transaction costs to be incurred by us in connection with the Transaction, that our stockholders may not approve the Stock Issuance Proposal or Charter Amendment Proposal and that the Transaction may not be completed in a timely manner or at all and the potential consequences of non-completion or delays in completion.

•	Litigation Risk. The inherent risk of litigation in transactions of this nature, including the potential lawsuits that could be brought against us or our Board in connection with the Transaction.

In addition, our Board was aware of and considered the interests that certain of our directors and executive officers have with respect to the Transaction that differ from, or are in addition to, their interests as stockholders of Viasat, as described in “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—The Transaction—Interests of Certain Persons in the Transaction” beginning on page 77 of this proxy statement.

Our Board conducted discussions of, among other things, the factors described above, including asking questions of our management and our legal, regulatory and financial advisors. After due consideration, our Board concluded that, on balance, the overall potential benefits that it expected Viasat and our stockholders to achieve as a result of the Transaction outweighed the potentially negative factors or risks associated with the Transaction. Accordingly, our Board unanimously determined that the Purchase Agreement and the transactions contemplated thereby, including the Transaction, and the issuance of the Stock Consideration to the Sellers, are fair to, advisable and in the best interests of Viasat and our stockholders.

The foregoing discussion of the information and factors that Viasat considered is not intended to be exhaustive, but rather is meant to include the material factors that Viasat considered. Our Board collectively reached the conclusion to approve the Purchase Agreement and the other transactions contemplated by the Purchase Agreement in light of the various factors described above and other factors that the members of our Board believed were appropriate. In view of the complexity and wide variety of factors, both positive and negative, that we considered in connection with our evaluation of the Transaction, our Board did not find it practical, and did not attempt, to quantify, rank or otherwise assign relative or specific weights or values to any of the factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of our Board. Rather, our Board viewed its decision as being based on the totality of the information available and the factors presented to and considered by it. In addition, in considering the factors discussed above, individual directors may have given different weights to different factors.

Opinion of Our Financial Advisor

We retained PJT Partners to act as our financial advisor in connection with the Transaction and, upon our request, to render its fairness opinion to our Board in connection therewith. We selected PJT Partners to act as our financial advisor in connection with the Transaction based on PJT Partners’ qualifications, expertise and reputation, its knowledge of our industry and its knowledge and understanding of our business and affairs.

At a meeting of our Board on November 7, 2021, PJT Partners rendered its oral opinion, subsequently confirmed in its written opinion dated November 7, 2021, to our Board to the effect that, as of such date and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered and conditions, qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated in its written opinion), the consideration to be paid by us in the Transaction was fair to us from a financial point of view.

The full text of PJT Partners’ written opinion delivered to our Board, dated November 7, 2021, is attached as Annex B to this proxy statement and incorporated herein by reference in its entirety. PJT Partners’ written opinion has been provided by PJT Partners at our request to our Board and is subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated in its written opinion). You are encouraged to read PJT Partners’ written opinion carefully and in its entirety. PJT Partners provided its opinion to our Board, in its capacity as such, in connection with and for purposes of its evaluation of the Transaction only, and PJT Partners’ opinion does not constitute a recommendation as to any action our Board should take with respect to the Transaction or how the stockholders should vote or act with respect to the Transaction or any other matter. The following is a summary of PJT Partners’ opinion and the methodology that PJT Partners used to render its opinion. This summary of the PJT Partners opinion contained in this proxy statement is qualified in its entirety by reference to the full text of PJT Partners’ written opinion.

In arriving at its opinion, PJT Partners, among other things:

•	reviewed certain publicly available information concerning the business, financial condition and operations of Inmarsat and Viasat;

•	reviewed certain internal information concerning the business, financial condition and operations of Inmarsat and Viasat prepared and furnished to PJT Partners by our and Inmarsat’s management;

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reviewed certain internal financial analyses, estimates and forecasts relating to Inmarsat, including projections for calendar years 2021 through 2026 that were prepared by the management of Inmarsat, and adjusted and approved for PJT Partners’ use by our management (the Inmarsat Projections);

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reviewed certain internal financial analyses, estimates and forecasts relating to Viasat, including projections for calendar years 2021 through 2026 that were prepared, and approved for PJT Partners’ use, by our management (collectively, the Viasat Projections and, together with the Inmarsat Projections, the Projections);

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reviewed certain transaction synergies estimated by our and Inmarsat’s management to result from the Transaction, that were prepared, and approved for PJT Partners’ use, by our management (the Synergy Estimates);

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held discussions with members of our and Inmarsat’s senior management concerning, among other things, our respective evaluation of the Transaction and Viasat’s and Inmarsat’s businesses, operating and regulatory environments, financial conditions, prospects and strategic objectives;

•	reviewed the potential pro forma financial impact of the Transaction on our financial performance;

•	compared certain financial information for Viasat and Inmarsat with similar publicly available financial and stock market data for certain other companies that PJT Partners deemed to be relevant;

•	compared the proposed financial terms of the Transaction with publicly available financial terms of certain other business combinations that PJT Partners deemed to be relevant;

•	reviewed the Purchase Agreement; and

•	performed such other financial studies, analyses and investigations, and considered such other matters, as PJT Partners deemed necessary or appropriate for purposes of rendering its opinion.

In preparing its opinion, with our consent, PJT Partners relied upon and assumed the accuracy and completeness of the foregoing information and all other information discussed with or reviewed by PJT Partners, without independent verification thereof. PJT Partners assumed, with our consent, that the Projections and Synergy Estimates, and the assumptions underlying the Projections and the Synergy Estimates, and all other financial analyses, estimates and forecasts provided to PJT Partners by our management, were reasonably prepared in accordance with industry practice and represented our management’s (or, in the case of the Inmarsat Projections, Inmarsat’s management’s) best currently available estimates and judgments as to the business and operations and future financial performance of Viasat and Inmarsat and the other matters covered thereby. PJT Partners relied, at our direction, on the assessments of our management as to Inmarsat’s ability to achieve the Inmarsat Projections and was advised by us, and assumed that the Inmarsat Projections will be realized in the amounts and at the times projected. With our consent and at our direction, PJT Partners did not take into account any revenues, operating expenditures or capital expenditures for Viasat relating to or resulting from our ViaSat-4 program during the forecast period. PJT Partners assumed no responsibility for and expressed no opinion as to the Projections or the Synergy Estimates, the assumptions upon which they were based or any other financial analyses, estimates and forecasts provided to PJT Partners by our management. PJT Partners also assumed that there had been no material changes in the assets, financial conditions, results of operations, businesses or prospects of Viasat or Inmarsat since the respective dates of the latest financial statements made available to PJT Partners. PJT Partners relied, with our consent, on our management’s representations and/or projections regarding taxable income and tax attributes of Viasat and Inmarsat after giving effect to the Transaction, including standalone net operating loss and R&D tax credit utilization. PJT Partners also relied, with our consent, on our management’s guidance regarding normalized long-term capital expenditure levels of Viasat and Inmarsat. PJT Partners further relied, with our consent, upon the assurances of our management that they were not aware of any facts that would make the information, representations and projections provided by them or by Inmarsat’s management inaccurate, incomplete or misleading.

PJT Partners was not asked to undertake, and did not undertake, an independent verification of any information provided to or reviewed by it, nor was PJT Partners furnished with any such verification and PJT Partners does not assume any responsibility or liability for the accuracy or completeness thereof. PJT Partners did not conduct a physical inspection of any of the properties or assets of Viasat or Inmarsat. PJT Partners did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of Viasat or Inmarsat, nor was PJT Partners furnished with any such evaluations or appraisals, nor did PJT Partners evaluate the solvency of Viasat or Inmarsat or any of their respective subsidiaries (or the impact of the Transaction thereon) under any applicable laws.

PJT Partners also assumed, with our consent, that the final executed form of the Purchase Agreement would not differ in any material respects from the draft reviewed by PJT Partners and that the consummation of the Transaction would be effected in accordance with the terms and conditions of the Purchase Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Inmarsat, Viasat or any of their respective subsidiaries, or the contemplated benefits of the Transaction. PJT Partners expressed no opinion as to any tax or other consequences that might result from the Transaction, nor did PJT Partners’ opinion address any legal, tax, regulatory or accounting matters, as to which PJT Partners understood that we obtained such advice as we deemed necessary from qualified professionals. PJT Partners is not a legal, tax or regulatory advisor and relied upon without independent verification the assessment of us and our legal, tax and regulatory advisors with respect to such matters.

PJT Partners did not consider the relative merits of the Transaction as compared to any other business plan or opportunity that might be available to us or the effect of any other arrangement in which we might engage, and PJT Partners’ opinion did not address our underlying decision to engage in the Transaction. PJT Partners’ opinion was limited to the fairness as of the date of the opinion, from a financial point of view, to us of the consideration to be paid by us in the Transaction, and PJT Partners’ opinion did not address any other aspect or implication of the Transaction, the Purchase Agreement, or any other agreement or understanding entered into or to be entered into in connection with the Transaction or otherwise. PJT Partners further expressed no opinion or view as to the fairness of the Transaction to the holders of any class of securities, creditors or other constituencies of any party. PJT Partners also expressed no opinion as to the fairness (financial or otherwise) of the amount or nature of the compensation to any officers, directors or employees, or any class of such persons of any party to the Transaction, whether relative to the consideration to be paid by us or otherwise.

PJT Partners’ opinion was necessarily based upon economic, market, monetary, regulatory and other conditions as they existed and could be evaluated, and the information made available to PJT Partners, as of the date of its opinion. PJT Partners assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. PJT Partners expressed no opinion as to the prices or trading ranges at which Viasat common stock will trade at any time.

PJT Partners’ opinion was approved by a fairness committee of PJT Partners in accordance with established procedures. PJT Partners’ opinion was provided to our Board, in its capacity as such, in connection with and for the purposes of its evaluation of the Transaction only and the opinion does not constitute a recommendation as to any action our Board should take with respect to the Transaction or any aspect thereof or how the stockholders should vote or act with respect to the Transaction or any other matter.

Summary of Financial Analyses of Our Financial Adviser

In connection with rendering its opinion, PJT Partners performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, PJT Partners did not ascribe a specific range of values to the consideration to be paid by us in the Transaction, but rather made its determination as to fairness to us, from a financial point of view, of the consideration to be paid by us in the Transaction on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, PJT Partners did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the Transaction. Accordingly, PJT Partners believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

The following is a summary of the material financial analyses used by PJT Partners in preparing its opinion to our Board. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by PJT Partners, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, PJT Partners made numerous assumptions, as of the date of its opinion, with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of us or any other parties to the Transaction. None of Viasat, our Board, PJT Partners, or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold. The financial analyses summarized below were based on the Projections and other financial information prepared and furnished to PJT Partners by or on behalf of our and Inmarsat’s management, as applicable, and approved for PJT Partners’ use by our management. The following summary does not purport to be a complete description of the financial analyses performed by PJT Partners. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed as of November 5, 2021 (which was the last trading day for Viasat common stock prior to the date of PJT Partners’ opinion), and is not necessarily indicative of current or future market conditions. Calculations of implied equity value were rounded to the nearest $5 million and calculations of implied equity value per share were rounded to the nearest $0.05. The detail underlying the fully diluted shares outstanding for Viasat used below was provided by our management.

Inmarsat Financial Analyses

Selected Public Market Multiples Analysis

In order to assess how the public market values shares of similar publicly traded companies and to provide a range of relative implied equity values of Inmarsat by reference to these companies, which could then be used to calculate implied equity value ranges, PJT Partners reviewed and compared specific financial, operating and public trading data relating to Inmarsat with selected companies that PJT Partners deemed comparable to Inmarsat and relevant for purposes of this analysis. The selected companies consisted of EchoStar, Eutelsat, Iridium, Viasat, SES and Telesat as implied by Loral.

Using publicly available information, PJT Partners calculated, for each selected company, the adjusted total enterprise value (calculated as the equity value based on fully diluted shares outstanding calculated using the treasury stock method, plus debt and less cash, after giving effect to certain adjustments for minority interests and unconsolidated assets, adjusted for post-tax, risk-adjusted C-Band proceeds, net operating losses, research and development tax credits and non-operating assets) (Adjusted TEV), as a multiple of estimated calendar year 2022 adjusted EBITDA (post-stock based compensation) (Adjusted EBITDA).

The results of this analysis are summarized below:

	EchoStar	Eutelsat	Iridium	Viasat(1)	SES	Telesat
Adjusted TEV / CY2022E Adjusted EBITDA	3.2x	5.8x	18.5x	11.3x	5.1x	NM

(1)	Multiple reflects Adjusted EBITDA excluding operating expenditure for ViaSat-4 program.

Based on its experience and professional judgment, for purposes of its analysis PJT Partners selected an Adjusted TEV to 2022 calendar year estimated Adjusted EBITDA multiple reference range of 8.0x to 10.0x. In selecting this reference range, PJT Partners made qualitative judgments based on its experience and professional judgment concerning differences between the public trading histories, business, financial and operating characteristics and prospects of Inmarsat and the selected companies that could affect the public trading values in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between Inmarsat, as applicable, and the companies included in the selected public market multiples analysis.

Using this reference range and the Inmarsat Projections, after adjusting by (in each case as of September 30, 2021): (i) subtracting $3,385 million of net debt, (ii) subtracting $1 million of minority interest, (iii) adding $22 million of net present value of UK net operating losses and (iv) subtracting $105 million of other non-operating liabilities, PJT Partners calculated an illustrative range of implied equity value of Inmarsat of approximately $3,190 million to $4,850 million.

Selected Precedent M&A Transactions Analysis

PJT Partners analyzed certain information relating to transactions announced since 2010 involving companies in the satellite service layer (the Service Layer Selected Transactions) and transactions announced since 2001 involving companies in the fixed satellite service industry (the FSS Selected Transactions), for each of which publicly disclosed information is available, that PJT Partners in its professional judgment considered generally relevant for comparative purposes:

The Service Layer Selected Transactions consisted of:

Announcement Date	Acquiror	Target
September 2021	Providence	Marlink
April 2021	GI Partners	ORBCOMM
December 2020	Viasat	RigNet
August 2018	Speedcast	Globecomm
November 2016	Speedcast	Harris Caprock
May 2016	Global Eagle	Emerging Markets Communications
December 2015	Apax Partners	Marlink
April 2015	Emerging Markets Communications	MTN Satellite Communications
August 2013	Wasserstein	Globecomm
August 2013	KKR	RigNet
December 2012	ABRY	Emerging Markets Communications
August 2011	Airbus	Vizada
March 2011	Inmarsat	Ship Equip
November 2010	Harris	Schlumberger Information Solutions
May 2010	Harris	Caprock

The FSS Selected Transactions consisted of:

Announcement Date	Acquiror	Target
June 2021	4iG	Space Comm
June 2019	Carlyle / CITIC	AsiaSat
March 2019	Apax, Warburg Pincus, CPPIB, OTPBB	Inmarsat
February 2019	Red Eléctrica	Hispasat
February 2018	Abertis	Hispasat (57%)
May 2017	Abertis	Hispasat (37.7%)
May 2016	Sirius XM Radio	Sirius XM Canada
December 2014	Carlyle	AsiaSat
October 2013	BlackRock	Eutelsat
July 2013	Eutelsat	Satmex
February 2013	Arabsat	Hellas-Sat
June 2012	CIC	Eutelsat (7%)
June 2012	Eutelsat	GE-23 Sat
February 2011	EchoStar	Hughes
September 2010	Permira	ABS
July 2010	MAI Holdings	Measat
October 2009	Viasat	WildBlue
June 2007	BC Partners, Silver Lake	Intelsat
February 2007	Sirius	XM Radio
February 2007	GE, CITIC	AsiaSat
December 2006	Loral, PSP	Telesat
December 2006	Caisse des Dépôts	Eutelsat
December 2006	Abertis	Eutelsat
October 2006	Apax, Apollo, MDP, Permira	Telenor

Announcement Date	Acquiror	Target
October 2006	SKY PerfecTV!	JSAT
December 2005	SES	New Skies
August 2005	Intelsat	PanAmSat
August 2004	Apax, Apollo, MDP, Permira	Intelsat
June 2004	Blackstone	New Skies
April 2004	KKR, Carlyle, Providence	PanAmSat
October 2003	Apax, Permira	Inmarsat
July 2003	Intelsat	Loral satellites
March 2001	SES	GE AmeriCom
March 2001	Singapore Telecom	Optus

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse, and there are inherent differences in the business, operations, financial conditions and prospects of Inmarsat, Viasat and the companies included in the selected transactions.

For each of the Service Layer Selected Transactions and FSS Selected Transactions, based on publicly available information, PJT Partners calculated and compared the total enterprise value implied for each target company based on the consideration payable in the applicable selected transaction as a multiple of its EBITDA (post-stock based compensation) for the last twelve months (LTM) prior to the announcement of the applicable transaction and for the next twelve months (NTM) after the announcement of the applicable transaction.

The results of this analysis are summarized below:

Service Layer Selected Transactions	Median	Mean
TEV / LTM EBITDA (post-SBC)	8.5x	9.5x
TEV / NTM EBITDA (post-SBC)	8.8x	9.9x

FSS Selected Transactions	Median	Mean
TEV / LTM EBITDA (post-SBC)	8.6x	8.1x
TEV / NTM EBITDA (post-SBC)	8.8x	8.3x

Based on its analysis of the relevant metrics for each of the selected transactions, PJT Partners selected a total enterprise value to NTM EBITDA (post-stock based compensation) multiple reference range of 9.0x to 10.0x. In selecting this reference range, PJT Partners made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics and prospects of Inmarsat and the companies included in the selected transactions and other factors that could affect the public trading, acquisition or other values of such companies or Inmarsat. PJT Partners applied this reference range to Inmarsat’s estimated NTM Adjusted EBITDA (post-stock based compensation) and, after adjusting by (in each case as of September 30, 2021): (i) subtracting $3,385 million of net debt, (ii) subtracting $1 million of minority interest, (iii) adding $22 million of net present value of UK net operating losses and (iv) subtracting $105 million of other non-operating liabilities, calculated an illustrative range of implied equity value of Inmarsat of approximately $3,710 million to $4,510 million.

Discounted Cash Flow Analysis

PJT Partners performed a discounted cash flow (DCF) analysis of Inmarsat, which is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

To calculate the implied adjusted total enterprise value of Inmarsat using the DCF method, PJT Partners added (i) Inmarsat’s estimated unlevered free cash flows for the period from September 30, 2021 through December 31, 2026 based on the Inmarsat Projections to (ii) ranges of terminal values of Inmarsat as of December 31, 2026, and discounted such amounts to their present value as of September 30, 2021 using a range of selected discount rates.

The residual value of Inmarsat at the end of the projection period, or terminal value, was estimated by applying a perpetuity growth rate range of 0.5% to 1.5% to Inmarsat’s 2026 estimated unlevered free cash flow reflecting a normalized level of capital expenditures, selected by PJT Partners in its professional judgment, which implied a terminal value multiple range of 6.5x to 8.7x of Inmarsat’s fiscal year 2026 estimated Adjusted EBITDA (post-stock based compensation). The unlevered free cash flows and terminal values were then discounted to present value as of September 30, 2021 using discount rates ranging from 7.5% to 8.5%, which were selected based on PJT Partners’ analysis of the weighted average cost of capital of Inmarsat.

Based on its analysis, after adjusting by (in each case as of September 30, 2021): (i) subtracting $3,385 million of net debt, (ii) subtracting $1 million of minority interest, (iii) adding $22-$23 million of net present value of UK net operating losses and (iv) subtracting $105 million of other non-operating liabilities, PJT Partners then calculated an illustrative range of implied equity value of Inmarsat of approximately $3,645 million to $5,865 million.

Viasat Financial Analyses

Selected Public Market Multiples Analysis

In order to assess how the public market values shares of similar publicly traded companies and to provide a range of relative implied equity values per share of Viasat common stock by reference to these companies, which could then be used to calculate implied equity value per share ranges, PJT Partners reviewed and compared certain financial information, ratios and multiples for us to corresponding financial information, ratios and multiples for companies in each of the satellite communications and aerospace and defense industries and that PJT Partners deemed comparable, based on its experience and professional judgment, to us. The selected companies consisted of (i) for the satellite communications industry: Comtech, EchoStar, Eutelsat, Gogo, Iridium, KVH, OHB and SES; and (ii) for the aerospace and defense industry: BAE Systems, General Dynamics, L3Harris, Lockheed Martin, Maxar, Northrop Grumman and Thales.

Using publicly available information, PJT Partners calculated, for each selected company, the Adjusted TEV as a multiple of estimated calendar year 2022 Adjusted EBITDA.

The results of this analysis are summarized below:

Satellite Communications

	Comtech(1)	EchoStar	Eutelsat	Gogo	Iridium	KVH	OHB	SES
Adjusted TEV / CY2022E Adjusted EBITDA	10.2x	3.2x	5.8x	17.0x	18.5x	21.0x	8.8x	5.1x

(1)	Reflected October 29, 2021 share price unaffected for Acacia Research takeover offer announcement.

Aerospace & Defense

	BAE Systems	General Dynamics	L3Harris	Lockheed Martin	Maxar	Northrop Grumman	Thales
Adjusted TEV / CY2022E Adjusted EBITDA	6.9x	12.7x	12.9x	10.2x	9.4x	14.5x	7.0x

Based on its experience and professional judgment, for purposes of its analysis PJT Partners selected an Adjusted TEV to 2022 calendar year estimated Adjusted EBITDA multiple reference range of 10.0x to 12.0x. In selecting this reference range, PJT Partners made qualitative judgments based on its experience and professional judgment concerning differences between the public trading histories, business, financial and operating characteristics and prospects of us and the selected companies that could affect the public trading values in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between us, as applicable, and the companies included in the selected public market multiples analysis.

Using this reference range and the Viasat Projections, after adjusting by (in each case as of September 30, 2021): (i) subtracting $1,941 million of net debt, (ii) subtracting $39 million of minority interest, (iii) adding $541 million net present value of net operating losses and research and development tax credits, and (iv) adding $64 million net present value of certain non-operating assets, PJT Partners then calculated an illustrative range of implied equity value of us of approximately $4,416 million to $5,575 million. PJT Partners then divided these implied equity values by 77.3 to 77.5 million shares of Viasat common stock outstanding (on a fully diluted basis using the treasury stock method as of November 2, 2021), and calculated an illustrative range of implied equity value per share of Viasat common stock of approximately $57.15 to $71.95.

Discounted Cash Flow Analysis

PJT Partners performed a DCF analysis of Viasat. In performing this analysis, to calculate the implied adjusted total enterprise value of Viasat using the DCF method, PJT Partners added (i) our estimated unlevered free cash flows for the period from September 30, 2021 through December 31, 2026 based on the Viasat Projections, which excludes revenues, operating expenditures or capital expenditures for us relating to or resulting from ViaSat-4 program except for estimated ViaSat-4 operating expenditure not exceeding $1 million and estimated ViaSat-4 capital expenditure not exceeding $59 million during the calendar year 2021, to (ii) ranges of terminal values of Viasat as of December 31, 2026, and discounted such amounts to their present value as of September 30, 2021 using a range of selected discount rates.

The residual value of Viasat at the end of the projection period, or terminal value, was estimated by applying a perpetuity growth rate range of 2.0% to 3.0% to our 2026 estimated unlevered free cash flow, selected by PJT Partners in its professional judgment, which implied a terminal value multiple range of 6.8x to 9.6x of our fiscal year 2026 estimated Adjusted EBITDA (post-stock based compensation). The unlevered free cash flows and terminal values were then discounted to present value as of September 30, 2021 using discount rates ranging from 8.0% to 9.0%, which were selected based on PJT Partners’ analysis of the weighted average cost of capital of Viasat.

Based on its analysis, after adjusting by (in each case as of September 30, 2021): (i) subtracting $1,941 million of net debt, (ii) subtracting $39 million of minority interest, (iii) adding $532-551 million net present value of net operating losses and research and development tax credits, and (iv) adding $64 million net present value of certain non-operating assets, PJT Partners then calculated an illustrative range of implied equity value of Viasat of approximately $3,807 million to $6,579 million. PJT Partners then divided these implied equity values by 77.2 to 77.9 million shares of Viasat common stock outstanding (on a fully diluted basis using the treasury stock method as of November 2, 2021), and calculated an illustrative range of implied equity value per share of Viasat common stock of approximately $49.35 to $84.50.

Relative Valuation and DCF “Has-Gets” Analysis

Implied Ownership Splits

Based on the range of implied equity values for Inmarsat and Viasat that were calculated by PJT Partners in its selected public market multiples analyses (excluding synergies) and adjusting for the cash consideration to be paid by us of $850 million, PJT Partners calculated a range of the implied ownership split between Viasat stockholders and Inmarsat shareholders in the combined company after the Transaction. PJT Partners calculated the high end of the implied ownership range for existing Viasat stockholders by dividing the high value of the Viasat implied equity value reference range by the combined company’s implied equity value (which was calculated using the high value of the Viasat implied equity value reference range and the low value of the Inmarsat implied equity value reference range). PJT Partners calculated the low end of the implied ownership range for existing Viasat stockholders by dividing the low value of the Viasat implied equity value reference range by the combined company’s implied equity value (which was calculated using the high value of the Inmarsat implied equity value reference range and the low value of the Viasat implied equity value reference range). The result of this analysis, as compared to the 62.5% (for existing Viasat stockholders) to 37.5% (for existing Inmarsat shareholders) implied ownership split reflected in the Transaction, was an implied ownership split range of 52.5% (for existing Viasat stockholders) and 47.5% (for existing Inmarsat shareholders) to 70.4% (for existing Viasat stockholders) and 29.6% (for existing Inmarsat shareholders).

Based on the range of implied equity values for Inmarsat and Viasat that were calculated by PJT Partners in its DCF analyses (excluding synergies) and adjusting for the cash consideration to be paid by Viasat of $850 million, PJT Partners calculated a range of the implied ownership split between Viasat stockholders and Inmarsat shareholders in the combined company after the Transaction. PJT Partners calculated the high end of the implied ownership range for existing Viasat stockholders by dividing the high value of the Viasat implied equity value from the Viasat DCF analysis by the combined company’s implied equity value (which was calculated using the high value of the Viasat implied equity value from the Viasat DCF analysis and the low value of the Inmarsat implied equity value from the Inmarsat DCF analysis). PJT Partners calculated the low end of the implied ownership range for existing Viasat stockholders by dividing the low value of the Viasat implied equity value from the Viasat DCF analysis by the combined company’s implied equity value (which was calculated using the low value of the Viasat implied equity value from the Viasat DCF analysis and the high value of the Inmarsat implied equity value from the Inmarsat DCF analysis). The result of this analysis, as compared to the 62.5% (for existing Viasat stockholders) to 37.5% (for existing Inmarsat shareholders) implied ownership split reflected in the Transaction, was an implied ownership split range of 43.1% (for existing Viasat stockholders) and 56.9% (for existing Inmarsat shareholders) to 70.2% (for existing Viasat stockholders) and 29.8% (for existing Inmarsat shareholders).

“Has / Gets” Analysis

PJT Partners performed a “Has / Gets” analysis in order to compare (1) the standalone DCF-based per share value of Viasat to (2) the DCF-based per share value of the combined company (which was calculated as described below), both excluding the Synergy Estimates and including the Synergy Estimates, giving effect to the completion of the Transaction, in each case from the perspective of the holders of Viasat common stock.

For purposes of the “Has / Gets” analysis, PJT Partners calculated (1) the DCF-based standalone value of Viasat based on PJT Partners’ DCF analysis for Viasat (as described above) at the mid-point of the discount rates and perpetuity growth rates used in such analysis, and (2) the equity valuation of the combined company giving effect to the completion of the Transaction by adding (i) the DCF-based standalone value of Viasat, (ii) the DCF-based standalone valuation of Inmarsat based on PJT Partners’ DCF analysis for Inmarsat (as described above) at the mid-point of the discount rates and perpetuity growth rates used in such analysis, and (iii) for purposes of the DCF-based value of the combined company including the Synergy Estimates, the DCF-based value of the Synergy Estimates (by performing an 11.25 year DCF of the Synergy Estimates as of September 30, 2021, using the mid-point of a range of weighted average cost of capital of 7.75% to 8.75%), and subtracting (iv) the combined company’s incremental debt of $1,104 million as compared to the sum of Viasat’s and Inmarsat’s standalone debt. PJT Partners then calculated the implied equity value per share of Viasat common stock, both on a standalone basis and after giving effect to the completion of the Transaction, by dividing such amounts resulting from the DCF analyses described in the previous sentence by (1) the number of outstanding shares of Viasat common stock as of September 30, 2021, and (2) the pro forma number of outstanding shares of Viasat common stock, giving effect to the completion of the Transaction, as provided in the Purchase Agreement, respectively.

The result of PJT Partners’ analysis for the DCF-based standalone value of Viasat was an implied price of $64.16 per share of Viasat common stock. The result of PJT Partners’ analysis for the DCF-based value of the combined company, giving effect to the completion of the Transaction (A) excluding the Synergy Estimates, was an implied price of $68.38 per share of Viasat common stock, and (B) including the Synergy Estimates described above (but excluding cross-sell synergies), was an implied price of $80.76 per share of Viasat common stock, representing an increase in DCF-based value of approximately 26% in respect of a share of Viasat common stock.

Other Information

PJT Partners also observed the additional factors described below, which were not considered part of its financial analyses in connection with rendering its opinion, but were referenced solely for informational purposes:

•

historical trading activity of Viasat common stock during the 52-week period ending November 5, 2021 indicated low and high intraday trading prices of Viasat common stock during such period of $29.82 to $68.76; and

•

publicly available Wall Street research analysts’ share price targets (certain of which were twelve-month price targets) for Viasat common stock indicated a target (discounted) share price range of $55.70 to $86.80 (excluding the highest and lowest price targets as outliers).

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying PJT Partners’ opinion. In arriving at its fairness determination, PJT Partners considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, PJT Partners made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to us, Inmarsat or the Transaction. The terms of the Purchase Agreement, including the consideration, were determined through arm’s-length negotiations between us and Inmarsat, rather than PJT Partners, and the decision to enter into the Purchase Agreement was solely that of us and Inmarsat.

PJT Partners prepared these analyses for purposes of providing its opinion to our Board as to the fairness to us, from a financial point of view, as of the date of the written opinion of PJT Partners, of the consideration to be paid by us in the Transaction. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Viasat, our Board, PJT Partners or any other person assumes responsibility if future results are materially different from those forecast.

PJT Partners is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We selected PJT Partners to act as our financial advisor because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions.

In acting as our financial advisor in connection with the Transaction, as compensation for its services in connection with the Transaction, PJT Partners is entitled to receive from us a $4 million opinion fee, which became payable upon the delivery of PJT Partners’ opinion to our Board and is creditable against any transaction fee that becomes payable upon the consummation of the Transaction. Upon the consummation of the Transaction, PJT Partners is entitled to receive a transaction fee of $24 million. In addition, the transaction fee payable to PJT Partners may be increased in our sole discretion. We also agreed to reimburse PJT Partners for certain out-of-pocket expenses and to indemnify PJT Partners for certain liabilities arising out of the performance of such services (including the rendering of PJT Partners’ opinion).

In the ordinary course of PJT Partners’ and its affiliates’ businesses, PJT Partners and its affiliates may provide investment banking and other financial services to us, Inmarsat, the Sellers or any of our or their respective affiliates and may receive compensation for the rendering of these services. During the two years preceding the date of its opinion, PJT Partners and certain of its affiliates advised us, certain affiliates of Inmarsat and certain affiliates of the Sellers, for which PJT Partners and its affiliates received or may in the future receive customary compensation. Such services during such period included: (i) previously advising us, through PJT Camberview, in connection with corporate governance and stockholder engagement matters unrelated to the Transaction; (ii) previously advising Inmarsat Plc, a subsidiary of Inmarsat, in connection with its December 2019 sale to Inmarsat; and (iii) advising certain affiliates (including certain portfolio companies) of the Sellers in connection with various financial advisory and restructuring services unrelated to the Transaction.

Certain Financial Forecasts

Prospective Financial Information

The Viasat Projections and Synergy Estimates, while presented with numerical specificity, reflect numerous assumptions with respect to company performance, industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties and beyond our control. Multiple factors, including those described in the section of this proxy statement titled “Cautionary Note Regarding Forward Looking Statements” and “Risk Factors” could cause the Viasat Projections, the Synergy Estimates or the underlying assumptions to be inaccurate. As a result, there can be no assurance that the Viasat Projections or Synergy Estimates will be realized or that actual results will not be significantly higher or lower than projected. Because the Viasat Projections and Synergy Estimates cover multiple years, such information by its nature becomes less reliable with each successive year. In addition, given the uncertainty around the COVID-19 pandemic, the initial years included in the Viasat Projections are also subject to significant uncertainty. The Viasat Projections and Synergy Estimates do not take into account any circumstances or events occurring after the date on which they were prepared, including the Transaction. Economic and business environments can and do change quickly, which adds an additional significant level of uncertainty as to whether the results portrayed in the Viasat Projections and Synergy Estimates will be achieved. As a result, the inclusion of the Viasat Projections and Synergy Estimates in this proxy statement does not constitute an admission or representation by us, PJT Partners or any other person that the information is material. The summaries of the Viasat Projections and Synergy Estimates set forth below are not provided to influence our stockholders’ decisions regarding whether to vote for the Stock Issuance Proposal, Charter Amendment Proposal or any other proposal. The Viasat Projections and Synergy Estimates should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in our public filings with the SEC.

The Viasat Projections and Synergy Estimates were not prepared with a view toward public disclosure or toward complying with US GAAP, nor were they prepared with a view toward compliance with the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The non-GAAP financial measures used in the Viasat Projections and Synergy Estimates were prepared solely for internal use by us or our financial advisors. The prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP (a Delaware limited liability partnership) has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this proxy statement relates to our previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so. In addition, neither the Viasat Projections nor the Synergy Estimates have been updated or revised to reflect information or results after the date the Viasat Projections and Synergy Estimates were prepared or as of the date of this proxy statement, and except as required by applicable securities laws, we do not intend to update or otherwise revise the Viasat Projections, the Synergy Estimates or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.

For the foregoing reasons, and considering that the special meeting will be held several months after the Viasat Projections and Synergy Estimates were prepared, as well as the uncertainties inherent in any forecasting information, readers of this proxy statement are cautioned not to place unwarranted reliance on the Viasat Projections and Synergy Estimates set forth below. No one has made or makes any representation to any investor or stockholder regarding the information included in the Viasat Projections or the Synergy Estimates. Neither us nor any of our affiliates assume any responsibility for the validity, reasonableness, accuracy or completeness of the Viasat Projections or the Synergy Estimates. We urge all stockholders to review our most recent SEC filings for a description of our reported financial results. Please see the section entitled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference” beginning on page 124 of this proxy statement.

Certain Viasat Unaudited Financial Forecasts

We do not, as a matter of course, publicly disclose projections as to future performance, other than generally providing, on a quarterly basis, guidance as to expected trends, certain expected financial results and operational metrics for certain future periods. We otherwise avoid making public projections for future periods due to, among other things, the unpredictability of the underlying assumptions and estimates. However, we are including in this proxy statement a summary of the Viasat Projections solely because such financial information was given to our Board and PJT Partners for purposes of considering and evaluating the Transaction, including in connection with PJT Partners’ financial analyses and opinion described in the section “—Opinion of Our Financial Advisor.” The Viasat Projections include the revenue, operating expenses and capital expenditures associated with Viasat’s existing satellites and three ViaSat-3 satellites currently under construction, but, except as otherwise noted below, exclude revenue, operating expenses and capital expenditures associated with the ViaSat-4 program. We advised the recipients of the Viasat Projections that our internal financial forecasts are subjective in many respects. The inclusion of the Viasat Projections should not be regarded as an indication that our Board, PJT Partners, us, our management or any other recipient of this information considered, or now considers, them to be an assurance of the achievement of future results or an accurate prediction of future results, and they should not be relied on as such.

Our management provided our Board with the Viasat Projections in connection with our Board’s evaluation of a potential transaction with Inmarsat, which comprised non-public, unaudited financial forecasts with respect to our business, as a standalone company, for calendar years 2021 through 2026. In addition, the Viasat Projections were provided to PJT Partners and were used in the financial analyses presented by PJT Partners to our Board as discussed in “—Opinion of Our Financial Advisor.” The Viasat Projections included in this proxy statement are presented to give the stockholders access to the financial projections that were made available to our Board and PJT Partners.

The following is a summary of the Viasat Projections, with dollars in millions:

	Estimated(1)	Projected(1)
	CY2021E	CY2022E	CY2023E	CY2024E	CY2025E	CY2026E
Revenue	$2,727	$3,255	$3,907	$4,807	$5,315	$5,575
Adjusted EBITDA (Pre-SBC)(2)	596	672	789	1,040	1,344	1,459
Adjusted EBITDA (Post-SBC)(3)	510	579	689	933	1,223	1,325
Unlevered Free Cash Flow(4)		(639)	(394)	86	479	366

(1)

All of the amounts set forth in this table exclude all revenue, operating expenditures and capital expenditures associated with the ViaSat-4 program, except for ViaSat-4 operating expenditures not exceeding $1 million and ViaSat-4 capital expenditures of $59 million in CY2021E.

(2)

Adjusted EBITDA (Pre-SBC) is a non-GAAP financial measure, which is calculated as net income (loss) attributable to Viasat, Inc. plus (i) depreciation and amortization, (ii) interest expense, net, (iii) income tax expense (benefit) and (iv) stock-based compensation expense (SBC).

(3)	Adjusted EBITDA (Post-SBC) is a non-GAAP financial measure, which is calculated as Adjusted EBITDA (Pre-SBC) less SBC.
(4)

Unlevered free cash flow is a non-GAAP financial measure, which is calculated as Adjusted EBITDA (Post-SBC) less cash taxes (excluding the impact of interest expense, net operating losses (NOLs) and other tax attributes), capital expenditures, changes in net working capital and minor adjustments for other cash items. The Viasat Projections did not include an equivalent unlevered free cash flow calculation for CY2021E.

The Viasat Projections do not take into account the possible financial and other effects of the Transaction and do not attempt to predict or suggest future results following the Transaction. The Viasat Projections do not give effect to the Transaction, including the impact of negotiating or executing the Purchase Agreement, the expenses that may be incurred in connection with completing the Transaction, the effect of any business or strategic decision or action that has been or will be taken as a result of the Purchase Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Purchase Agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the Transaction.

The Viasat Projections do not and should not be read to update, modify or affirm any prior financial guidance issued by us. Stockholders are cautioned not to place undue reliance on this information in making a decision as to whether to vote in favor of the Stock Issuance Proposal and Charter Amendment Proposal.

Certain Inmarsat Financial Projections

In July and August 2021, in connection with our evaluation of a possible transaction with Inmarsat, Inmarsat management provided us with their internally prepared projections for calendar years 2021 through 2025. Our management adjusted those projections based on the results of their due diligence on Inmarsat, including a review of the assumptions underlying Inmarsat’s internally prepared projections as well as Inmarsat’s historical performance and business trends, and discussions with Inmarsat management. In addition, we extrapolated projections for Inmarsat for calendar year 2026 based on such adjusted projections and discussions with Inmarsat management. These resulting projections for calendar years 2021 through 2026 are collectively referred to as the Inmarsat Projections. We subsequently provided the Inmarsat Projections to our Board and PJT Partners for purposes of considering and evaluating the Transaction. We are including in this proxy statement the Inmarsat Projections solely because such financial information was given to our Board and PJT Partners for purposes of considering and evaluating the Transaction, including in connection with PJT Partners’ financial analyses and opinion described in the section titled “—Opinion of Our Financial Advisor.” The Inmarsat Projections are subjective in many respects. The inclusion of the Inmarsat Projections should not be regarded as an indication that our Board, PJT Partners, us, our management, Inmarsat, its management or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results or an accurate prediction of future results, and they should not be relied on as such.

The Inmarsat Projections, while presented with numerical specificity, reflect numerous assumptions with respect to company performance, industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties and beyond our and Inmarsat’s control. Such assumptions relate to expected satellite launch dates and expected levels of revenue growth in each of the maritime, government, aviation and enterprise sectors, among others.

Multiple factors, including those described in the section of this proxy statement entitled “Risk Factors—Risks Relating to Inmarsat’s Business” could cause the Inmarsat Projections or the underlying assumptions to be inaccurate. As a result, there can be no assurance that the Inmarsat Projections will be realized or that actual results will not be significantly higher or lower than projected. Because the Inmarsat Projections cover multiple years, such information by its nature becomes less reliable with each successive year. In addition, given the uncertainty around the COVID-19 pandemic, the initial years included in the Inmarsat Projections are also subject to significant uncertainty. The Inmarsat Projections do not take into account any circumstances or events occurring after the date on which they were prepared, including the Transaction. Economic and business environments can and do change quickly, which adds an additional significant level of uncertainty as to whether the results portrayed in the Inmarsat Projections will be achieved. As a result, the inclusion of the Inmarsat Projections in this proxy statement does not constitute an admission or representation by us, Inmarsat, PJT Partners or any other person that the information is material. The summary of the Inmarsat Projections is not provided to influence the stockholders’ decisions regarding whether to vote for the Stock Issuance Proposal, Charter Amendment Proposal or any other proposal. The Inmarsat Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained this proxy statement.

Inmarsat has historically prepared its financial statements in accordance with IFRS, and accordingly the Inmarsat Projections were prepared using financial information provided by Inmarsat prepared using IFRS accounting standards. IFRS differs from US GAAP in a number of significant respects. The Inmarsat Projections have not been reconciled to US GAAP and were not prepared with a view toward public disclosure or compliance with US GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Inmarsat Projections have not been audited, reviewed, examined, compiled nor have agreed-upon procedures been applied by any accounting firm or any other person. Neither Inmarsat’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Inmarsat Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Inmarsat Projections. The Deloitte LLP report included in this proxy statement relates to Inmarsat’s previously issued financial statements. It does not extend to the prospective financial information, including the Inmarsat Projections, and should not be read to do so. The Inmarsat Projections included in this proxy statement are presented to give the stockholders access to the financial projections that were made available to our Board and PJT Partners.

The following is a summary of the Inmarsat Projections, with dollars in millions:

	Estimated	Projected
	CY2021E	CY2022E	CY2023E	CY2024E	CY2025E	CY2026E
Revenue	$1,340	$1,483	$1,690	$1,903	$2,026	$2,097
Adjusted EBITDA(1)	733	832	961	1,106	1,212	1,260
Unlevered Free Cash Flow(2)		4	384	574	705	755

(1)

Adjusted EBITDA is a non-GAAP and non-IFRS financial measure, which Inmarsat calculates as total revenue (excluding revenue relating to Ligado) less net operating expenses (excluding expenses related to the Transaction), and which Viasat further adjusted for purposes of conforming with US GAAP to eliminate a $10 million annual building lease expense that has been reclassified as operating expenditure. Except for the foregoing adjustment with respect to building lease expense, no adjustments were made to give effect to the differences between IFRS and US GAAP. Inmarsat does not have stock-based compensation expense.
(2)

Unlevered free cash flow is a non-GAAP and non-IFRS financial measure, which is calculated as the Adjusted EBITDA less cash taxes (excluding the impact of interest expense, NOLs and other tax attributes), capital expenditures and changes in net working capital. The Inmarsat Projections did not include an equivalent unlevered free cash flow calculation for CY2021E.

The Inmarsat Projections do not take into account the possible financial and other effects on Inmarsat of the Transaction and do not attempt to predict or suggest future results following the Transaction. The Inmarsat Projections do not give effect to the Transaction, including the impact of negotiating or executing the Purchase Agreement, the expenses that may be incurred in connection with completing the Transaction, the effect on Inmarsat of any business or strategic decision or action that has been or will be taken as a result of the Purchase Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Purchase Agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the Transaction. Further, the Inmarsat Projections do not take into account the effect on Inmarsat of any possible failure of the Transaction to occur.

For the foregoing reasons, and considering that the special meeting will be held several months after the Inmarsat Projections were prepared, as well as the uncertainties inherent in any forecasting information, readers of this proxy statement are cautioned not to place unwarranted reliance on the Inmarsat Projections set forth above. No one has made or makes any representation to any investor or stockholder regarding the information included in the Inmarsat Projections. Neither Inmarsat nor any of its affiliates assumes any responsibility for the validity, reasonableness, accuracy or completeness of the Inmarsat Projections. We and Inmarsat urge all stockholders to review Inmarsat’s consolidated financial statements included elsewhere in this proxy statement.

In addition, the Inmarsat Projections have not been updated or revised to reflect information or results after the date the Inmarsat Projections were prepared or as of the date of this proxy statement, and except as required by applicable securities laws, neither we nor Inmarsat intends to update or otherwise revise the Inmarsat Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.

The Inmarsat Projections do not and should not be read to update, modify or affirm any prior financial guidance previously issued by Inmarsat. Stockholders are cautioned not to place undue reliance on this information in making a decision as to whether to vote in favor of the Stock Issuance Proposal and Charter Amendment Proposal.

Certain Projected Synergies

Our management, based in part on inputs from and discussions with Inmarsat management, also prepared non-public, unaudited synergies projected for the combined company on a run rate basis. We are including in this proxy statement a summary of the Synergy Projections solely because such financial information was given to our Board and PJT Partners for purposes of considering and evaluating the Transaction, including in connection with PJT Partners’ financial analyses and opinion described in the section “—Opinion of Our Financial Advisor.” The Synergy Estimates are subjective in many respects. The inclusion of the Synergy Estimates should not be regarded as an indication that our Board, PJT Partners, us, our management, Inmarsat, its management or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results or an accurate prediction of future results, and they should not be relied on as such.

The following is a summary of the Synergy Estimates, with dollars in millions:

Category	Run Rate(1)
Operating Cost Synergies(2)	$80
Capital Expenditure Synergies(3)	$110

(1)

Synergy Estimates are calculated on a pre-tax basis and exclude $100 million of estimated costs to achieve the synergies. In addition, Synergy Estimates exclude cross-selling benefits, which may be significant.

(2)	Run rate operating cost synergies are expected to be achieved in calendar year 2025.
(3)	Run rate capital expenditure synergies are expected to be achieved in calendar year 2026.

The Synergy Estimates assume that the Transaction will be completed and that the expected benefits of the Transaction will be realized, including that no restrictions, terms or other conditions will be imposed in connection with the receipt of any required regulatory approvals or clearances in connection with the completion of the Transaction, including any divestitures or other structural or behavioral remedies or commitments.

Considering that the special meeting will be held several months after the Synergy Estimates were prepared, as well as the uncertainties inherent in any forecasting information, readers of this proxy statement are cautioned not to place unwarranted reliance on the Synergy Estimates. No one has made or makes any representation to any investor or stockholder regarding the information included in the Synergy Estimates. Neither us nor any of our affiliates assume any responsibility for the validity, reasonableness, accuracy or completeness of the Synergy Estimates.

Interests of Certain Persons in the Transaction

In considering the recommendation of our Board to vote for the proposals presented at the special meeting, including the Stock Issuance Proposal and the Charter Amendment Proposal, you should be aware that aside from their interests as stockholders, certain of our executive officers and directors have interests in the Transaction that are different from, or in addition to (and which may conflict with), the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating the Transaction and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Stock Issuance Proposal and the Charter Amendment Proposal.

These interests include, among other things, the expected continued leadership of the combined company by Messrs. Dankberg and Baldridge, the expected continued employment of other executive officers of Viasat by the combined company, and the expected continued service of directors of Viasat as directors of the combined company.

Our Board Following the Transaction

If the Transaction is consummated, we will take all necessary action (but solely to the extent such actions are permitted by law) to cause two individuals designated by the Investor Sellers to be appointed to serve as directors of the combined company, in addition to our existing Board members. Thereafter, the Investor Sellers will have the right to designate for nomination up to two directors to be elected at the each annual or special meeting of the stockholders at which directors are to be elected following completion of the Transaction.

The Investor Sellers have designated Andrew Sukawaty as one of the initial Investor Directors and will designate an additional initial Investor Director prior to the closing of the Transaction.

Total Company Shares to be Issued in the Transaction

At the closing under the Purchase Agreement, we will issue 46,363,636 shares of Viasat common stock to the Sellers. It is anticipated that, at the closing of the Transaction, the shares of Viasat common stock issued to the

Sellers would represent approximately 39% of the total outstanding shares of Viasat common stock immediately after the Transaction (or approximately 37.5% on a fully diluted basis), and legacy Viasat stockholders would retain an aggregate ownership interest of approximately 61% of the total outstanding shares of Viasat common stock immediately after the Transaction.

Financing and Indebtedness

In connection with the execution of the Purchase Agreement, we entered into a Commitment Letter on November 8, 2021 with Bank of America, N.A., BofA Securities, Inc., JPMorgan Chase Bank, N.A, Barclays Bank PLC, Credit Suisse AG, Cayman Islands Branch, and Credit Suisse Loan Funding LLC, and expect to enter into definitive documentation regarding financing prior to the closing of the Transaction. The Commitment Letter provides that, subject to the conditions set forth therein, the lenders commit to provide $2.3 billion of new debt facilities in connection with the Transaction (which may be secured and/or unsecured), a portion of which is to be raised between the signing and closing of the Transaction to fund Viasat’s standalone growth expenditures. The lenders had also committed to provide $3.2 billion to backstop certain amendments required under our $700 million revolving credit facility, our Ex-Im credit facility (under which we had $78.6 million outstanding as of December 31, 2021), and Inmarsat’s $2.4 billion senior secured credit facilities. As of the date of this proxy statement, the requisite amendments had been obtained under our $700 million revolving credit facility and Inmarsat’s $2.4 billion senior secured credit facilities.

In addition, in connection with the Transaction, we expect to assume $2.1 billion in principal amount of Inmarsat senior secured bonds and the outstanding indebtedness under Inmarsat’s $2.4 billion senior secured credit facilities.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Transaction.

Accounting and Tax Treatment

The Transaction will be accounted for using the acquisition method of accounting for business combinations. The allocation of the preliminary estimated purchase price is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed. We expect to finalize the allocation of the purchase consideration as soon as practicable after completion of the Transaction, but we are not required to finalize for one year from the closing date of the Transaction.

For U.S. federal income tax purposes, we expect to elect to treat the Transaction as an asset purchase (such that the tax bases in the assets of Inmarsat will generally reflect the allocated fair value at closing) and direct liability assumption.

Regulatory Matters

The Transaction is subject to the satisfaction or receipt of certain regulatory approvals and clearances pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, the United Kingdom’s Enterprise Act 2002, and certain other applicable antitrust, competition, communications, foreign investment or national security laws or regulations. At any time before or after consummation of the Transaction, applicable governmental agencies could take action under applicable antitrust, competition, communications, foreign investment or national security laws or regulations as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Transaction or conditioning the consummation of the Transaction on certain divestitures or other structural or behavioral remedies or commitments. Private parties may also seek to take legal action under such laws or regulations under certain circumstances. We cannot assure you that government authorities will not attempt to challenge the Transaction on antitrust, competition, communications, foreign investment or national security grounds, and, if such a challenge is made, we cannot assure you as to its result. Additionally, there can be no assurance that any required regulatory approvals or clearances will be obtained or that the Transaction can be consummated without certain divestitures or other structural or behavioral remedies or commitments.

Why We Need Stockholder Approval

We are seeking stockholder approval in order to comply with Rule 5635(a) of the Nasdaq Stock Market Rules. Under Rule 5635(a), stockholder approval is required prior to the issuance of common stock (or securities convertible into or exercisable for common stock) in connection with the acquisition of the stock or assets of another company (other than a public offering for cash) where the issuance equals 20% or more of the common stock or 20% of the voting power outstanding before such issuance.

As consideration for the Transaction, the Sellers will receive $850.0 million in cash, subject to certain adjustments, and Stock Consideration comprising 46,363,636 shares of Viasat common stock. For more information on the closing adjustments to the cash consideration, please see the section entitled “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—The Purchase Agreement.” Because the Stock Consideration exceeds 20% of the voting power outstanding before the Transaction and includes a number of shares to be issued that exceeds 20% of the number of shares of the Viasat common stock before the Transaction, Rule 5635(a) requires us to obtain stockholder approval before completing the Transaction.

Effect of Proposal on Current Stockholders

If the Stock Issuance Proposal is adopted, 46,363,636 shares of Viasat common stock will be issued as Stock Consideration pursuant to the terms of the Purchase Agreement. The issuance of such shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of Viasat. We anticipate that the Stock Consideration to be issued to the Sellers will represent approximately 39% of the total outstanding shares of Viasat common stock immediately after the Transaction (or approximately 37.5% on a fully diluted basis), and that existing Viasat stockholders would collectively own approximately 61% of the total outstanding shares of Viasat common stock immediately after the Transaction.

We will not be able to consummate the Transaction unless the Stock Issuance Proposal is adopted.

Vote Required for Approval

The Stock Issuance Proposal requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of Viasat common stock present in person or represented by proxy, assuming a quorum is present. Accordingly, a stockholder’s failure to vote by proxy or to vote in person at the special meeting, as well as an abstention or broker non-vote with regard to the Stock Issuance Proposal, will have no effect on the Stock Issuance Proposal. Abstentions (but not broker non-votes) will be counted in connection with the determination of whether a valid quorum is established.

Recommendation of Our Board

Our Board unanimously recommends that you vote “FOR” the Stock Issuance Proposal.

PROPOSAL 2:

Approval of the Charter Amendment to Increase the Number of Shares of Viasat Common Stock Authorized for Issuance

Overview

The Charter Amendment Proposal, if adopted, will allow us to adopt an amendment to our Certificate of Incorporation to increase the number of shares of Viasat common stock authorized for issuance from 100,000,000 to 200,000,000. The proposed amendment to our Certificate of Incorporation is attached as Annex F to this proxy statement.

As of January 31, 2022, there were 74,393,040 shares of Viasat common stock outstanding, 7,107,848 shares of Viasat common stock issuable upon the exercise of outstanding stock options or upon the vesting of outstanding restricted stock units, 3,998,740 shares of Viasat common stock reserved for issuance pursuant to future awards under our equity participation plan, and 2,252,576 shares of Viasat common stock reserved for future issuance pursuant to our employee stock purchase plan, leaving only 12,247,796 shares of Viasat common stock available for issuance. Therefore, in order to accommodate the issuance to the Sellers under the Purchase Agreement (as well as to provide for the continued ability to issue shares of Viasat common stock under our equity participation plan and employee stock purchase plan), we need to increase the number of authorized shares of Viasat common stock.

We will not be able to consummate the Transaction unless the Charter Amendment Proposal is adopted.

Vote Required for Approval

The Charter Amendment Proposal requires the affirmative vote of a majority of the outstanding shares of Viasat common stock entitled to vote thereon, assuming a quorum is present. Because the Charter Amendment Proposal requires the affirmative vote of a majority of the outstanding shares of Viasat common stock entitled to vote thereon, a stockholder’s failure to vote by proxy or to vote in person at the special meeting, as well as an abstention or broker non-vote with regard to the Charter Amendment Proposal, will have the same effect as a vote “AGAINST” the Charter Amendment Proposal.

Recommendation of the Board of Directors

Our Board unanimously recommends that you vote “FOR” the Charter Amendment Proposal.

PROPOSAL 3:

The Adjournment Proposal

Overview

The Adjournment Proposal, if adopted, will allow our Board to adjourn the special meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal and the Charter Amendment Proposal.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the special meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal and the Charter Amendment Proposal.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of Viasat common stock present in person or represented by proxy, assuming a quorum is present. Accordingly, a stockholder’s failure to vote by proxy or to vote in person at the special meeting as well as an abstention or broker non-vote with regard to the Adjournment Proposal, will have no effect on the Adjournment Proposal. Abstentions (but not broker non-votes) will be counted in connection with the determination of whether a valid quorum is established.

Recommendation of the Board

Our Board unanimously recommends that you vote “FOR” the Adjournment Proposal.

INFORMATION ABOUT VIASAT

Overview

We are an innovator in communications technologies and services, focused on making connectivity accessible, available and secure for all. Our end-to-end platform of high-capacity Ka-band satellites, ground infrastructure and user terminals enables us to provide cost-effective, high-speed, high-quality broadband solutions to enterprises, consumers, military and government users around the globe, whether on the ground, in the air or at sea. In addition, our government business includes a market-leading portfolio of military tactical data link systems, satellite communication products and services and cybersecurity and information assurance products and services. We believe that our diversification strategy—anchored in a broad portfolio of products and services—our vertical integration approach and our ability to effectively cross-deploy technologies between government and commercial applications and segments as well as across different geographic markets, provide us with a strong foundation to sustain and enhance our leadership in advanced communications and networking technologies.

We conduct our business through three segments: satellite services, commercial networks and government systems.

Satellite Services

Our satellite services segment uses our proprietary technology platform to provide satellite-based high-speed broadband services around the globe for use in commercial applications.

Our proprietary Ka-band satellites are at the core of our technology platform, and we also have access to a number of Ka-band and Ku-band satellites in service globally. We own three Ka-band satellites in service over North America: our second-generation ViaSat-2 satellite (launched in 2017), our first-generation ViaSat-1 satellite (launched in 2011) and the WildBlue-1 satellite (launched in 2007), and, after acquiring the remaining interest in EBI in April 2021, we also own the KA-SAT satellite over Europe, Middle East and Africa (EMEA). In addition, we have lifetime leases of Ka-band capacity on two satellites—one over North America and a second one over EMEA. We also have a global constellation of three third-generation ViaSat-3 class satellites under construction. We expect our ViaSat-3 constellation, once in service, to provide approximately eight times the capacity of our own satellite fleet in-service today, and to enable us to deliver affordable connectivity across most of the world.

The primary services offered by our satellite services segment are comprised of:

•

Fixed broadband services, which provide consumers and businesses with high-speed, high-quality broadband internet access and Voice over Internet Protocol (VoIP) services primarily in the United States as well as in various countries in Europe and Latin America. Our service offerings include premium data plans with download speeds up to 100 Mbps in select areas in the United States. We also offer wholesale and retail fixed broadband services to our distribution partners.

•

In-flight services, which provide industry-leading IFC, wireless in-flight entertainment (W-IFE) and aviation software services to commercial airlines and private business jets. The data capacity of our IFC systems enables all passengers and crew to receive in-flight internet service in the air similar to the internet service available on the ground, supporting applications such as high-speed web browsing, streaming and social media applications. Our W-IFE service is a cloud-based platform providing passengers with access to a wide range of premium entertainment, video and information services maintained on an onboard server and wirelessly delivered direct to passengers’ own devices. As of December 31, 2021, our IFC systems were installed and in service on approximately 1,880 commercial aircraft, of which, due to impacts of the COVID-19 pandemic, approximately 80 were inactive at quarter end. We anticipate that approximately 860 additional commercial aircraft under existing customer agreements with commercial airlines will be put into service with our IFC systems. However, the timing of installation and entry into service for additional aircraft under existing customer agreements may be delayed due to COVID-19 impacts. Additionally, due to the nature of commercial airline contracts, there can be no assurance that anticipated IFC services will be activated on all such additional commercial aircraft.

•

Community internet services, which offer innovative, affordable, satellite-based connectivity in communities that have little, or no access to the internet. The services help foster digital inclusion by enabling millions of people to connect to affordable high-quality internet services via a centralized community hotspot connected to the internet via satellite. Since launch, our Community Internet services have reached approximately 2 million people living and working in thousands of rural, suburban and urban communities in Mexico. We are trialing services in advance of full commercial launch in other countries, including Brazil, Guatemala and Nigeria.

•

Other mobile broadband services, which include high-speed, satellite-based internet services to seagoing vessels, such as energy offshore vessels, cruise ships, consumer ferries and yachts. In addition, we offer L-band managed services enabling real-time machine-to-machine (M2M) position tracking, management of remote assets and operations, and visibility into critical areas of the supply chain. Our high-performance M2M terminals are used for a broad range of applications including emergency responders, oil and gas pipeline monitoring, mobile fleet management, and high-value asset tracking.

•

Advanced software and communication infrastructure services, which include ultra-secure solutions spanning global IP connectivity, bandwidth-optimized over-the-top applications, industrial Internet-of-Things big data enablement and industry-leading machine learning analytics. These services support the evolution of digital enablement, and primarily result from our acquisition of RigNet in April 2021.

Commercial Networks

We are a leading end-to-end network technology and equipment supplier in broadband satellite markets. In addition to developing our own proprietary high-capacity Ka-band satellite systems, our commercial networks segment develops and sells a wide array of advanced satellite and wireless products, antenna systems and terminal solutions that support or enable the provision of high-speed fixed and mobile broadband services. We design, develop and produce space system solutions for multiple orbital regimes, including geostationary (GEO), medium earth orbit (MEO) and low earth orbit (LEO).

Our products, systems and solutions are generally developed through a combination of customer and discretionary internal research and development (R&D) funding, and products are often linked through common underlying technologies, customer applications and market relationships. For example, products, systems and solutions developed and sold in our commercial networks segment are often complementary to those developed and sold to government customers in our government systems segment, and our portfolio of government and military offerings in our government systems segment leverages our technological investments in our commercial networks segment. Our commercial networks segment also drives growth in our satellite services segment. For example, the IFC terminals sold and installed on commercial aircraft and business jets in our commercial networks segment are then utilized to receive IFC services, driving recurring revenues in our satellite services segment.

The primary products, systems, solutions and services offered by our commercial networks segment are comprised of:

•

Mobile broadband satellite communication systems, which include systems and products designed for use in aircraft, seagoing vessels, and land-mobile systems, such as the IFC systems we install on business and commercial aircraft. These systems and products are designed to provide high-speed, cost-efficient broadband access to customers while on the move, and also utilize fixed broadband satellite infrastructure.

•

Fixed broadband satellite communication systems, which include next-generation satellite network infrastructure and ground terminals designed to enable satellite-based broadband access for residential, enterprise and Community Internet hotspot users. Products and solutions in this category include space-to-earth connectivity systems, ground network infrastructure and user terminals. We also offer related products and services to enterprise customers to address bandwidth constraints, latency and other issues. In addition to commercial sales of these products and solutions, we also deploy our fixed broadband satellite communication systems to support our own fleet of proprietary Ka-band satellites.

•

Antenna systems, which include state-of-the-art ground and airborne terminals, antennas and gateways for terrestrial and satellite customer applications (such as Real-Time Earth imaging and remote sensing services, mobile satellite communication, Ka-band earth stations and other multi-band antennas).

•

Satellite networking development, which includes specialized design and technology services covering all aspects of satellite communication system architecture and technology. Services include analysis, design and development of satellite and ground systems, semiconductor design for Application-Specific Integrated Circuit (ASIC) and Monolithic Microwave Integrated Circuit (MMIC) chips and network function virtualization, as well as modules and subsystems for various commercial, military and space uses.

•

Space system design and development, which includes the design and development of high-capacity Ka-band satellites and the associated satellite payload and antenna technologies for our own satellite fleet as well as for third parties. Our space system design and development products and services include architectures for GEO, MEO and LEO and other small satellite platforms.

Government Systems

We are a leading provider of innovative communications and cybersecurity products and solutions to the U.S. Government and other military and government users around the world. Our government systems segment offers a broad array of products and services designed to enable the collection and transmission of secure real-time digital information and communications between fixed and mobile command centers, intelligence and defense platforms and individuals in the field. Customers of our government systems segment include the U.S. Department of Defense (DoD), those serving the Five Eye intelligence alliance (Australia, Canada, New Zealand, the United Kingdom and the United States), allied foreign governments, allied armed forces, public safety first-responders and remote government employees.

The primary products and services of our government systems segment include:

•

Government mobile broadband products and services, which provide military and government users with high-speed, real-time broadband and multimedia connectivity in key regions of the world, as well as line-of-sight (LOS) and beyond-line-of-sight (BLOS) Intelligence, Surveillance and Reconnaissance (ISR) missions. Our government mobile broadband services include high-bandwidth global communications services in support of VIP and senior-level airborne operations and emergency response, as well as LOS and BLOS ISR missions. Products include mobile broadband modems, terminals, network access control systems and antenna systems using a range of satellite frequency bands capable of being installed and operated on a wide variety of fixed wing, rotary wing, manned and unmanned aircraft, ground vehicles and maritime platforms. Services include advanced mobility services to governments for aircraft and ships, as well as for nomadic and ground based missions. Our high-capacity, secure mobile broadband products and services are enabled by our next-generation satellite network infrastructure, which will be further enhanced following the launch of our ViaSat-3 constellation.

•	Government satellite communication (SATCOM) systems, which offer an array of portable, mobile and fixed broadband modems, terminals, network access control systems and antenna systems using a range of satellite frequency bands for Command and Control (C2) missions, satellite networking services and network management systems for Wi-Fi and other internet access networks. Our SATCOM systems, products and services are designed to support high-throughput broadband data links, to increase available bandwidth using existing satellite capacity, and to be resilient in order to withstand certain catastrophic events. Our range of SATCOM broadband modems, terminals and systems support high-speed broadband and multimedia transmissions over point-to-point, mesh and hub-and-spoke satellite networking systems, and include products designed for manpacks, aircraft, unmanned aerial vehicles (UAVs), seagoing vessels, ground-mobile vehicles and fixed applications.

•

Secure networking, cybersecurity and information assurance products and services, which provide advanced, high-speed IP-based “Type 1” and High Assurance Internet Protocol Encryption (HAIPE®)-compliant encryption solutions that enable military and government users to communicate information securely over networks, and that protect the integrity of data stored on computers and storage devices. Our encryption products and modules use a programmable, high-assurance architecture that can be easily upgraded in the field or integrated into existing communication networks, and are available both on a stand-alone basis and as embedded modules within our tactical radio, information distribution and other SATCOM systems and products.

•

Tactical data links, which comprise advanced tactical radio and information distribution systems that enable secure voice and real-time collection and dissemination of video and data using secure, jam-resistant transmission links. These data links communicate over Link 16 or tactical VHF/UHF networks, from manned and unmanned aircraft, ground vehicles, individual warfighters and other remote platforms to each other and networked communication and command centers. Key products in this category include our Battlefield Awareness and Targeting System—Dismounted (BATS-D) handheld Link 16 radios, our Battlefield Awareness and Targeting System—Embedded (BATS-E) handheld Link 16 radios, our Small Tactical Terminal (STT) 2-channel radios for manned and unmanned applications, “disposable” defense data links, and our Multifunctional Information Distribution System (MIDS) and MIDS Joint Tactical Radio System (MIDS-JTRS) terminals for military fighter jets.

Additional Information

Our principal executive office is located at 6155 El Camino Real, Carlsbad, California 92009. Our telephone number is (760) 476-2200. We maintain an internet site at www.viasat.com. Except for our filings with the SEC that are incorporated by reference into this proxy statement, the information on or accessible through our website is not a part of this proxy statement. For further information about Viasat, please review our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 and subsequent Quarterly Reports on Form 10-Q, incorporated by reference herein. See “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.”

INFORMATION ABOUT INMARSAT

Overview

Inmarsat is an innovative, global provider of mobile satellite services, serving the maritime, government, aviation and enterprise sectors through multiple owned and operated satellite networks comprised of 15 satellites as well as ground infrastructure and user terminals. Inmarsat has over 40 years’ experience in designing and operating satellite-based networks.

Inmarsat specializes in connecting commercial mobility and government customers, particularly vessels, aircraft, vehicles and people, often in areas that conventional telecommunications networks cannot reach. Inmarsat offers a diverse portfolio of secure, resilient mobile satellite communications services across the globe, supporting mission critical operational systems, essential safety communications, core office applications, a growing range of IoT applications and in-flight connectivity.

Inmarsat’s networks are currently comprised of eight high-availability L-band satellites, five high-bandwidth Ka-band satellites, an S-band satellite that supports Inmarsat’s EAN and one hybrid satellite (L- and Ka-band) that has been launched but not yet entered commercial service. The satellites are underpinned by a robust ground telecommunications and IT network, and resilient operational architecture and business processes. Inmarsat has designed, launched and operated four L-band constellations, a Ka-band constellation and its S-band satellite for the EAN. Inmarsat launched its first hybrid satellite in December 2021 (the I-6 FI satellite), which incorporates both L-band and Ka-band payloads and is scheduled to enter commercial service in 2023. Inmarsat has a further six satellites in development, with planned launches over the next three years that are intended to underpin two new Inmarsat networks.

Operations

Inmarsat provides MSS over its satellite system directly to end-users and through a network of service providers. End-users access Inmarsat’s services at sea, on land and in the air, with Inmarsat providing mobile data and voice services on an on-demand basis through user terminals. Some of Inmarsat’s services are available only in specified sectors (e.g., maritime-only applications), while others are available across a number of sectors. Inmarsat also provides the supply of wholesale services to distribution partners and other wholesale partners of mobile satellite communications services. It also enters into spectrum coordination agreements and leasing arrangements.

Inmarsat’s GX satellites, its Ka-band constellation, provide broadband services globally through key products such as Fleet Xpress (FX) and Jet ConneX. Inmarsat’s L-band satellites provide global narrowband services through key products such as FleetBroadband (FB), SwiftBroadband (SBB) and IoT applications. Inmarsat’s EAN satellite is an S-band satellite that provides IFC services to airlines operating in Europe through an integrated satellite/air-to-ground network. Inmarsat’s data and voice communication services are provided over a range of user terminal types.

Inmarsat conducts its business through four business units: Maritime, Government, Aviation and Enterprise. By business unit, Maritime, Government, Aviation and Enterprise accounted for 39%, 35%, 14% and 9% of Inmarsat’s revenue, respectively, for the year ended December 31, 2020.

•

Maritime: Inmarsat’s Maritime business unit is focused on the provision of satellite-based communications services, including safety services, to commercial maritime users, predominantly in commercial shipping. Customers lease or buy terminals from Inmarsat or its distribution partners, then pay Inmarsat a recurring or usage-based fee for airtime. Historically, Inmarsat’s Maritime services consisted predominantly of L-band narrowband FB services, which offer cost-effective voice and data services globally. In 2016, Inmarsat launched its broadband FX service using its GX satellites as a global, high-speed broadband solution for maritime and offshore operators. As of September 30, 2021,

FX had been installed on approximately 11,300 vessels. Inmarsat has also entered into strategic partnerships who have committed to equipping over 2,000 additional vessels with FX over the next two to three years.

•

Government: Inmarsat’s Government business unit offers satellite-based communications services to U.S. Government and other government and military customers around the world. Inmarsat’s mission-critical voice, video and data communications solutions support government customers on land, at sea and in the air to maintain their security, ensure public safety and deliver crucial services where terrestrial networks are not able to be reached. Inmarsat’s Government business derives revenue from military applications through Inmarsat’s global Ka-band coverage via geostationary satellite constellations, and also offers a range of L-band services for military and government users, including L-band Tactical Beyond Line of Sight (L-TAC) communications, L-band Airborne Intelligence, Surveillance and Reconnaissance (LAISR) services and an L-band Advanced Communications Element (LACE) terminal which provides an on-demand lease service.

•

Aviation: Inmarsat’s Aviation business unit includes the provision of cockpit, voice, data and safety services (collectively, AOS), as well as the provision of IFC services to non-U.S. commercial airlines and business jets. Inmarsat’s IFC services include satellite-based broadband connectivity using Inmarsat’s GX satellites, EAN connectivity services over European airspace, and legacy L-band services. As of September 30, 2021, there were over 1,800 aircraft under contract for Inmarsat’s IFC services or hardware, of which over 800 were installed and commercially active and approximately 1,000 in contracted backlog for future installation. Jet ConneX, Inmarsat’s IFC product for business jets, had over 1,000 terminals installed as of September 30, 2021. Inmarsat also offers aviation customers SBB, which offers simultaneous voice and data connectivity. SBB is suitable for a range of applications from aircraft operation and management to cabin applications such as voice, email, internet access, SMS text messaging and integration into in-flight entertainment systems. Inmarsat launched SwiftBroadband-Safety (SB-S) in 2018 to enable faster transmission of Inmarsat’s existing voice and data safety services for its AOS segment, including oceanic communication, surveillance and electronic flight bag applications. A second generation SB-S service was placed into service at the end of 2021 with additional cybersecurity and features to support future improvements to air navigation, which is expected to be the basis for the future European Iris air traffic management system.

•

Enterprise: Inmarsat’s Enterprise business unit is focused on the provision of land-based IoT, leasing, broadband and voice services worldwide, including the IsatPhone service and fixed-to-mobile services. M2M and IoT—services are primarily targeted at M2M and IoT segments through managed services and lease products.

By geographic region, Inmarsat generated 33%, 39% and 19% of revenue from the Europe, North America and Asia Pacific regions, respectively, for the year ended December 31, 2020. The remaining 9% of Inmarsat’s revenue was attributable to other geographic regions and to the Ligado Cooperation Agreement described below.

Inmarsat employs approximately 1,800 employees globally.

Distribution

Inmarsat sells its services directly to end-customers as well as via wholesale distributors. Inmarsat has a number of distribution and reseller partners who sell Inmarsat’s services to end-users, as well as a growing direct distribution capability, built up organically and through acquisition. For the year ended December 31, 2020, Inmarsat’s largest distribution partner accounted for 7% of Inmarsat’s total revenue, compared to 6% for the pro forma year ended December 31, 2019.

Inmarsat’s distribution partners have all signed agreements with Inmarsat to distribute Inmarsat’s services. While the agreements specify the prices distributors pay for Inmarsat’s services on a wholesale basis, Inmarsat does not control or set the price charged by its independent distributors to end-users or service providers. Inmarsat also leases capacity on its satellites to distribution partners who in turn provide the capacity to end-users on an on-demand or fixed term basis. The lease contracts are typically short-term, with terms of up to one year, although they can be as long as five years.

Inmarsat has also signed agreements for the distribution of GX services with a number of GX value-added resellers who are appointed to distribute Inmarsat’s Maritime, Enterprise, Government and Aviation products and services.

Ligado Cooperation Agreement

In December 2007, Inmarsat signed a cooperation agreement (the Ligado Cooperation Agreement) with Ligado, for the use of L-band spectrum in North America to enable ATC services. The Ligado Cooperation Agreement includes conditional provisions for the coordination of the parties’ respective existing and planned satellites serving North America, and provides Ligado with certain options for using portions of Inmarsat’s spectrum.

In 2016, Ligado elected the 30 MHz option under the Ligado Cooperation Agreement (the 30 MHz Plan), and Inmarsat subsequently entered into an amendment with Ligado to that agreement. In exchange for deferral of payments from Ligado to Inmarsat, Inmarsat agreed to delay the transition to the 30 MHz Plan, with Ligado providing Inmarsat with enhanced spectrum usage rights for Inmarsat’s satellite operations for a minimum period of two years.

In June 2020, a further amendment to the Cooperation Agreement was entered into with Ligado under which Ligado paid $700 million upfront in October 2020. The amendment also reduced all future quarterly payments by 60% and deferred all outstanding 2016 to 2022 amounts to January 1, 2023, at which date a payment of $395 million, including interest, falls due. Additionally there is a call option available until October 2025 for Ligado to buy out all remaining lease payment obligations to 2107 for a cash payment ranging between $825 million to $968 million.

Legal Proceedings

Inmarsat is party to lawsuits arising in the ordinary course of its business. Inmarsat cannot predict the outcome of any lawsuit with certainty, but Inmarsat’s management does not expect the outcome of pending or threatened legal proceedings to have a material adverse effect on Inmarsat’s financial position.

INMARSAT MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a discussion of Inmarsat’s financial condition and results of operations for the year ended December 31, 2020, the period January 1, 2019 to December 3, 2019 (predecessor), the period to December 31, 2019 (successor), the pro forma year ended December 31, 2019 and the nine months ended September 30, 2021 and 2020. We did not own Inmarsat for any of these periods, and therefore these results may not be indicative of the results that the combined company would expect to recognize for future periods in the event the Transaction is completed. The discussion below may include forward-looking statements, and actual results may differ substantially from those discussed in these forward-looking statements. See the section in this proxy statement entitled “Cautionary Note Regarding Forward-Looking Statements.”

On December 4, 2019, Inmarsat, through its wholly owned subsidiary, Connect Bidco Limited, acquired the entire issued ordinary share capital of Inmarsat plc (subsequently renamed Inmarsat Group Holdings Limited, Inmarsat Holdings). Inmarsat was incorporated on March 15, 2019 and, prior to the acquisition of Inmarsat Holdings, had no operations of its own. As required under IFRS, the consolidated income statement for Inmarsat only includes the financial results of Inmarsat post acquisition. Since Inmarsat had no operations of its own prior to the acquisition, Inmarsat Holdings is considered to be the predecessor of Inmarsat, and Inmarsat is then considered to be the successor entity. Accordingly, financial statements of Inmarsat Holdings are presented for the year ended December 31, 2018 and the period January 1, 2019 to December 3, 2019. The financial statements of the predecessor and the successor entities are separated by a “black line” as they are not considered comparable as a consequence of the application of acquisition accounting, which results in the net assets of Inmarsat Holdings being recorded at fair value and the recognition of goodwill. In addition, the successor financial statements include higher depreciation and amortization charges as a result of the fair value adjustments made in the purchase price allocation. References in this section to the “Inmarsat Group” refer to the successor entity or the predecessor entity, as the context requires.

The following section presents Inmarsat’s supplemental analysis of its results of operations based on pro forma financial information, which assumes that the acquisition of Inmarsat Holdings by Inmarsat took place on January 1, 2019 in order to provide a more meaningful analysis of the underlying performance of the business for 2019 and the comparative period. Neither the assumptions underlying the pro forma adjustments nor the resulting pro forma non-IFRS measures have been audited or reviewed in accordance with any generally accepted auditing standards. You should not consider such items as an alternative to the historical financial position or results of Inmarsat or Inmarsat Holdings, or other indicators of their financial position or performance based on IFRS measures. This unaudited pro forma financial information has been prepared for illustrative purposes only and differs from Inmarsat’s actual financial information prepared in accordance with IFRS. See the section below entitled “Reconciliation of pro forma year ended December 31, 2019” for the calculation of the unaudited pro forma financial information of Inmarsat for 2019 as if the acquisition of Inmarsat Holdings by Inmarsat occurred on January 1, 2019.

Information regarding Inmarsat’s critical accounting judgments and key sources of estimation uncertainty can be found in Note 4 of the Inmarsat consolidated financial statements for the year ended December 31, 2020 included elsewhere in this proxy statement. Results have been restated from Inmarsat’s previously published statutory financial statements. See the consolidated financial statements of Inmarsat included elsewhere in this proxy statement for additional information.

Results of Operations

The following table represents the selected results of operations of the Inmarsat Group for the periods indicated.

Direct costs and indirect costs are alternative performance measures used by the directors and management of Inmarsat to understand the underlying financial performance of the Inmarsat Group. Inmarsat defines direct costs as expenses that can be traced directly to the sale of a product or service, and defines indirect costs as those costs that are not directly attributable to a sale. The measures are considered by Inmarsat to be useful to stakeholders because Inmarsat believes they allow stakeholders to better understand the potential development of Inmarsat’s cost profile in the future. Analyzing costs as direct and indirect costs is how Inmarsat’s management internally reviews performance and makes subsequent business decisions. See the section below entitled “Reconciliation of direct and indirect costs to net operating costs” for a reconciliation of direct and indirect costs to net operating costs.

	Successor Entity				Predecessor Entity		Pro Forma
($ in millions)	Nine Months Ended Sept. 30, 2021	Nine Months Ended Sept. 30, 2020	Year Ended Dec. 31, 2020(1)	Period Ended Dec. 31, 2019(1)(2)	Period Jan. 1 to Dec. 3, 2019	Year Ended Dec. 31, 2018(1)	Pro Forma Year Ended Dec. 31, 2019(3)
Revenue	$1,010.8	$941.8	$1,272.1	$93.4	$1,302.7	$1,465.2	$1,396.1
Direct costs(4)	(133.2)	(129.5)	(177.6)	(7.6)	(208.7)	(270.5)	(216.3)
Indirect costs(4)	(310.5)	(281.2)	(396.0)	(144.6)	(445.9)	(437.0)	(590.5)

Total net operating costs	$(443.7)	$(410.7)	$(573.6)	$(152.2)	$(654.6)	$(707.5)	$(806.8)

Depreciation and amortization	(474.0)	(505.7)	(673.0)	(55.5)	(447.9)	(468.3)	(703.8)
Impairment of assets	0.6	(9.2)	(10.5)	—	(1.8)	(14.5)	(1.8)
Loss on disposals of assets	(0.9)	(1.2)	(3.2)	—	(12.4)	(2.5)	(12.4)
Share of profit of associates	3.2	3.0	4.2	0.6	3.4	3.9	4.0

Operating profit / (loss)	$96.0	$18.0	$16.0	$(113.7)	$189.4	$276.3	$(124.7)

Financing income	1.4	2.5	3.8	5.5	8.2	8.2	13.7
Financing costs	(144.2)	(156.0)	(202.9)	(59.0)	(70.9)	(101.9)	(147.7)
Fair value changes in financial assets and liabilities	76.4	0.2	0.2	—	(249.5)	(23.2)	—

Net financing costs	(66.4)	(153.3)	(198.9)	(53.5)	(312.2)	(116.9)	(134.0)

Profit / (loss) before tax	$29.6	$(135.3)	$(182.9)	$(167.2)	$(122.8)	$159.4	$(258.7)

Taxation (charge) / income	(176.9)	(29.1)	(32.8)	10.2	(29.4)	(55.1)	(25.1)

(Loss) / profit for the period	$(147.3)	$(164.4)	$(215.7)	$(157.0)	$(152.2)	$104.3	$(283.8)

Attributable to:
Equity holders	(146.5)	(163.9)	(215.0)	(157.0)	(152.9)	103.5	(284.5)
Non-controlling interest(5)	(0.8)	(0.5)	(0.7)	—	0.7	0.8	0.7

(1)

Results have been restated from Inmarsat’s previously published statutory financial statements. See the consolidated financial statements of Inmarsat included elsewhere in this proxy statement for additional information.

(2)	Covers the successor entity period from the date of incorporation of Inmarsat on March 15, 2019 to December 31, 2019.
(3)

Covers the pro-forma 12-month successor entity period as if the acquisition of Inmarsat Holdings by Inmarsat had occurred on January 1, 2019. See the section below entitled “Reconciliation of Pro Forma Year Ended December 31, 2019.”

(4)

Direct and Indirect costs are non-IFRS measures. See the section below entitled “Reconciliation of direct and indirect costs to net operating costs” for a reconciliation to the corresponding IFRS measures.

(5)	Non-controlling interest refers to the Inmarsat Group’s 51% shareholding in Inmarsat Solutions ehf and NCI resulting from the management incentive plan (2020/2021 only).

The following table represents revenue by business unit of the Inmarsat Group for the periods indicated.

	Successor Entity				Predecessor Entity		Pro Forma
($ in millions)	Nine Months Ended Sept. 30, 2021	Nine Months Ended Sept. 30, 2020	Year Ended Dec. 31, 2020	Period Ended Dec. 31, 20191	Period Jan. 1 to Dec. 3, 2019	Year Ended Dec. 31, 2018	Pro Forma Year Ended Dec. 31, 20192
Group revenue	$1,010.8	$941.8	$1,272.1	$93.4	$1,302.7	$1,465.2	$1,396.1

Maritime	380.4	366.7	490.6	34.8	473.0	552.8	507.8
Government	374.9	320.2	442.8	31.4	387.2	381.0	418.6
Aviation	159.2	126.3	178.2	18.4	275.5	256.1	293.9
Enterprise	86.4	84.8	113.5	8.4	104.0	130.0	112.4
Central services	9.9	43.8	47.0	0.4	63.0	145.3	63.4

(1)	Covers the successor entity period from the date of incorporation of Inmarsat on March 15, 2019 to December 31, 2019.
(2)

Covers the pro-forma 12-month successor entity period as if the acquisition of Inmarsat Holdings by Inmarsat had occurred on January 1, 2019. See the section below entitled “Reconciliation of pro forma year ended December 31, 2019.”

Nine Months Ended September 30, 2021 vs. Nine Months Ended September 30, 2020

Revenue

Revenue for the nine months ended September 30, 2021 increased by $69.0 million, to $1,010.8 million from $941.8 million for the corresponding period in 2020. Movements in revenue by business unit were as follows:

•

Maritime: Revenue continued to stabilize, increasing by 3.7% ($13.7 million) including new revenue from Speedcast customers acquired by Inmarsat in January 2021. $9.3 million of new revenue related to Speedcast was recognized, including $5.3 million related to installed terminals in the first quarter of 2021. Excluding these new Speedcast revenues, revenue increased by 1.2% ($4.4 million) reflecting continued strong growth of FX now exceeding the decline of FB services. FX vessels increased by 23% (9,200 to 11,300) year-over-year, and FX average revenue per unit (ARPU—defined as revenue per average number of active vessels for the period) decreased by 7% ($1,955 to $1,810) as Inmarsat wholesale partners continued to provide an increasing share of revenues. FB vessels decreased by 14% (27,000 to 23,200) as customers migrated to FX and other third party Very Small Aperture Terminals (VSAT) services, FB ARPU declined by 6% ($651 to $613) as migrations remained skewed to higher value customers.

•

Government: Revenue increased by 17.1% ($54.7 million). Strong U.S. Government revenue, rising by 21.9% ($48.6 million), was driven by new business, higher equipment sales, expanded mandates and high stage payments on one large contract. Outside the United States, revenue increased by 6.2% ($6.1 million), with growth in GX and managed services revenue from higher usage and activations from both new and existing business. These increases were partially offset by lower usage of L-band services.

•

Aviation: Revenue increased by 26.0% ($32.9 million) reflecting continued recovery in the aviation industry. Core aviation revenue, comprising Business Aviation (BGA) and AOS continued their strong recovery and were 29.6% ($28.5 million) higher than the corresponding period in 2020. The number of installed JetConneX aircraft increased by 26% (830 to 1,043) during the nine months ended September 30, 2021. IFC revenue and airline activity steadily improved, with revenue increasing 14.7% ($4.4 million) reflecting more aircraft returning to service, but nevertheless activity remained low. The number of IFC-installed aircraft increased by 6% (798 to 849), after adjusting for the loss of 109 aircraft due to the bankruptcy of Norwegian Air Shuttle in the second quarter of 2021.

•	Enterprise: Revenue increased by 1.9% ($1.6 million), driven primarily by new lease contracts and satellite phone handset sales. Market pressure on the legacy product base remains.

Direct Costs

Direct costs for the nine months ended September 30, 2021 increased by $3.7 million to $133.2 million, compared to $129.5 million for the corresponding period in 2020. This was driven primarily by higher costs in support of revenue from equipment sales and use of third party airtime, partially offset by a reduction in bad debt and inventory provisions in response to Covid-19 in the prior year period.

Indirect Costs

Indirect costs for the nine months ended September 30, 2021 increased by $29.3 million to $310.5 million. This increase was mainly due to adverse currency movements of $17.5 million as the Pound Sterling strengthened against the U.S. Dollar, a gradual return to more normal pre-pandemic levels, and an additional $22.1 million of performance-related employee costs. This was partially offset by a reduction in other employee costs ($9.9 million), following headcount reductions and reduced professional fees.

Depreciation, Amortization and Other Costs

Depreciation, amortization and other costs for the nine months ended September 30, 2021 decreased by $42.0 million to $471.1 million, compared to $513.1 million for the corresponding period in 2020. This decrease was due primarily to the impact of assets having become fully depreciated exceeding the impact of the addition of new assets.

Operating Profit / (Loss)

Operating profit for the nine months ended September 30, 2021 increased by $78.0 million to $96.0 million, compared to $18.0 million for the corresponding period in 2020. This increase was primarily driven by higher revenue and the reduction in depreciation, amortization and other costs.

Net Financing Costs

Net financing costs for the nine months ended September 30, 2021 decreased by $86.9 million to $66.4 million, compared to $153.3 million for the corresponding period in 2020. The decrease related primarily to an IFRS-9 related gain of $68.7 million ($76.4 million initial gain, less amortization of $7.7 million) and subsequent lower interest costs following repricing of Inmarsat’s term loan on January 25, 2021 from USD LIBOR plus an applicable margin of 4.5% to USD LIBOR plus an applicable margin of 3.5%. The reduction of 1% on the applicable margin in the repricing resulted in the Inmarsat Group recognising a gain of $76.4 million in its income statement. The carrying value of the term loan on Inmarsat’s balance sheet was reduced by a similar value, offset by amortization of this initial gain, which is charged over the term of the loan.

(Loss) / Profit Before Tax

(Loss) / profit before tax for the nine months ended September 30, 2021 increased by $164.9 million to a profit of $29.6 million, compared to a loss of $135.3 million for the corresponding period in 2020, reflecting the factors discussed above.

Taxation (Charge) / Income

Taxation charge for the nine months ended September 30, 2021 increased by $147.8 million to $176.9 million, compared to $29.1 million for the corresponding period in 2020. The effective tax rate for the nine months ended

September 30, 2021 was 597.6%, compared to 21.5% for the corresponding period in 2020. This increase was mainly due to higher taxable profits and revaluation of Inmarsat’s U.K. deferred tax liability from 19% to 25% following enactment of a change in the U.K. headline tax rate from April 2023 (recognized as $175.4 million), partially offset by a revaluation of the U.K. deferred tax liability from 17% to 19%, following enactment of a change in the U.K. headline tax rate in 2020.

(Loss) / Profit for the Period

Loss for the nine months ended September 30, 2021 was $147.3 million, compared to a loss of $164.4 million for the year ended December 31, 2020, reflecting the factors discussed above.

Year Ended December 31, 2020 vs. Pro Forma Year Ended December 31, 2019

Revenue

Revenue for the year ended December 31, 2020 decreased by $124.0 million to $1,272.1 million from $1,396.1 million for the pro forma year ended December 31, 2019. These results reflect the impact of Covid-19, particularly on Inmarsat’s Aviation business unit. Outside Aviation, Inmarsat believes its business units performed well, demonstrating the resilience and diversity of its business model. The decrease was also driven by the litigation settlement with RigNet of $50.8 million received in 2019, partially offset by the receipt of the $33.3 million quarterly payment from Ligado in the second quarter of 2020. Both were recognised within central services. The remaining revenue movement driven by the business units decreased by $106.5 million compared to the pro forma year ended December 31, 2019. Actual revenue of Inmarsat for the year ended December 31, 2019 was $93.4 million, representing approximately one month of operating activities following the consummation of the acquisition of Inmarsat Holdings on December 4, 2019.

Movements in revenue by business unit were as follows:

•

Maritime: Revenue declined by 3.4% ($17.2 million) for the year ended December 31, 2020 compared to the pro forma year ended December 31, 2019, as customers continued the trend of transitioning from FB to VSAT services offered by both Inmarsat and its competitors. FB revenues fell by 16% ($39.0 million) year-over-year due to 14% fewer vessels (29,900 to 25,600) and FB ARPU reduced by 4% year-over-year ($685 to $647) as migrations were skewed towards heavier bandwidth users. VSAT revenues increased by 11.0% ($20.6 million), driven by 24% higher FX vessels (7,900 to 9,800), partially offset by 7% lower FX ARPU ($2,080 to $1,940) as Inmarsat’s wholesale partners continued to provide an increasing share of revenues. The rate of decline in Maritime revenues slowed in 2020. Actual Maritime revenue of Inmarsat for 2019 was $34.8 million, representing approximately one month of trading activity following the consummation of the acquisition of Inmarsat Holdings on December 4, 2019.

•

Government: Revenue increased by 5.8% ($24.2 million) for the year ended December 31, 2020 compared to the pro forma year ended December 31, 2019, with U.S. Government revenue increasing by 10.1% ($28.3 million), driven primarily by new business wins and expanded mandates across GX and L-band, and other satellite services. Outside of the United States, Government revenue declined by 3.0% ($4.1 million), reflecting lower hardware sales and reduced usage of L-band services, partially offset by continued growth in GX revenue and new projects and services. Actual Government revenue of Inmarsat for 2019 was $31.4 million, representing approximately one month of trading activity.

•

Aviation: Revenue declined by 39.4% ($115.7 million) for the year ended December 31, 2020 compared to the pro forma year ended December 31, 2019, mainly attributable to Covid-19 and the massive impact this has had on the aviation industry. IFC revenue declined by 61.1% ($72.9 million), driven primarily by a reduction in both low margin hardware sales and airtime revenue due to reduced activity. The number of IFC installed aircraft increased by 22% (749 to 915). Core Aviation revenue decreased by 21.9% ($37.1 million) for the year ended December 31, 2020 compared to the pro forma year ended December 31, 2019, similarly driven by reduced customer activity. The number of installed JetConneX aircraft increased by 31% (677 to 884). Actual Aviation revenue of Inmarsat for 2019 was $18.4 million, representing approximately one month of trading activity.

•

Enterprise: Revenue increased by 1.0% ($1.1 million) for the year ended December 31, 2020 compared to the pro forma year ended December 31, 2019, resulting primarily from increased usage, lease upgrades and equipment sales, partially offset by on-going market pressure on the legacy product base. Actual Enterprise revenue of Inmarsat for 2019 was $8.4 million, representing approximately one month of trading activity.

Direct Costs

Direct costs for the year ended December 31, 2020 decreased by $38.7 million to $177.6 million, compared to $216.3 million for the pro forma year ended December 31, 2019. This decrease was driven primarily by the reduction in terminal and equipment costs correlating to reduced hardware sales and lower leased capacity charges due to the migration of XpressLink (XL) vessels to FX, partially offset by an increase in bad debt and inventory provisions in response to Covid-19. Actual direct costs of Inmarsat for 2019 were $7.6 million, representing approximately one month of trading activity.

Indirect Costs

Indirect costs for the year ended December 31, 2020 decreased by $194.5 million to $396.0 million, compared to $590.5 million for the pro forma year ended December 31, 2019. This decrease was due to $136.9 million of acquisition-related costs (funding, legal, and advisor costs) for the pro forma year ended December 31, 2019 and a material reduction in staff, travel, marketing and facility costs, partially offset by additional severance costs, increased IT support and professional fees. Actual indirect costs of Inmarsat for 2019 were $144.6 million, representing approximately one month of trading activity.

Depreciation, Amortization and Other Costs

Depreciation, amortization and other costs for the year ended December 31, 2020 increased by $31.5 million to $682.5 million, compared to $714.0 million for the pro forma year ended December 31, 2019. This increase was mainly attributable to lower depreciation and amortization charges following an increase in disposal of tangible and intangible assets during the year, attributable to replacements in billing software. Actual depreciation, amortization and other costs of Inmarsat for 2019 were $54.9 million, representing approximately one month of trading activity.

Operating Profit / (Loss)

Operating profit for the year ended December 31, 2020 increased by $140.7 million to a profit of $16.0 million, compared to a loss of $124.7 million for the pro forma year ended December 31, 2019, reflecting the factors discussed above. Actual operating loss of Inmarsat for 2019 was $113.7 million, representing approximately one month of trading activity.

Net Financing Costs

Net financing costs for the year ended December 31, 2020 increased by $64.9 million to $198.9 million, compared to $134.0 million for the pro forma year ended December 31, 2019. This increase was mainly due to additional interest in the pro forma period, following pro forma debt financing cost adjustments (see the section below entitled “Reconciliation of pro forma year ended December 31, 2019”). Actual net financing costs of Inmarsat for 2019 were $53.5 million, representing approximately one month of trading activity.

(Loss) / Profit Before Tax

Loss before tax for the year ended December 31, 2020 decreased by $75.8 million to a loss of $182.9 million, compared to a loss of $258.7 million for the pro forma year ended December 31, 2019, reflecting the factors discussed above. Actual loss before tax of Inmarsat for 2019 was $167.2 million, representing approximately one month of trading activity.

Taxation (Charge) / Income

Taxation charge for the year ended December 31, 2020 increased by $7.7 million to $32.8 million, compared to $25.1 million for the pro forma year ended December 31, 2019. The effective rate for the year ended December 31, 2020 was 17.9%, compared to 9.7% for the pro forma year ended December 31, 2019. This increase was primarily due to the decrease in loss before tax ($14.5 million) and revaluation of Inmarsat’s U.K. deferred tax from 17% to 19% ($67.0 million), offset by disallowed expenditure ($68.7 million, related to legal and professional fees for the acquisition of Inmarsat Holdings) and the release of prior period overseas tax provisions ($6.4 million). Actual taxation of Inmarsat for 2019 was on income of $10.2 million with an actual effective tax rate of 6.1%, representing approximately one month of trading activity.

(Loss) / Profit for the Period

Loss for the year ended December 31, 2020 decreased by $68.1 million to $215.7 million, compared to a loss of $283.8 million for the pro forma year ended December 31, 2019, reflecting the factors discussed above. Actual loss of Inmarsat for 2019 was $157.0 million, representing approximately one month of trading activity.

Pro Forma Year Ended December 31, 2019 vs. Year Ended December 31, 2018

Revenues

Revenues for the pro forma year ended December 31, 2019 decreased by $69.1 million to $1,396.1 million from $1,465.2 million for the year ended December 31, 2018. The revenue decrease was impacted by a $130.3 million reduction in Ligado revenues, offset by $50.8 million received from the litigation settlement with RigNet, both recognized within central services. In line with the Ligado Cooperation Agreement, payments from Ligado to Inmarsat were paused during 2019 and revenue from Ligado consequently reduced from $130.5 million in 2018 to $0.2 million in 2019. $50.8 million of revenue was recognized from the litigation settlement relating to Inmarsat’s GX Take-or-Pay contract with RigNet. Excluding RigNet and Ligado, revenue increased by $10.4 million. Actual revenue of Inmarsat for the year ended December 31, 2019 was $93.4 million, representing approximately one month of trading activity following the consummation of the acquisition of Inmarsat Holdings on December 4, 2019

Movements in revenue by business unit were as follows:

•

Maritime: Revenue declined by 8.1% ($45.0 million) for the pro forma year ended December 31, 2019 compared to the year ended December 31, 2018. FB revenues were 17.8% lower ($55.5 million) as a result of vessel migrations to FX and other third party VSAT services. FB vessels reduced by 8% (32,400 to 29,900) and ARPU reduced by 11% ($768 to $685) driven by higher value customers migrating. These decreases were partially offset by a 12.8% increase ($21.3 million) in VSAT revenues, driven primarily by 27% higher FX vessels (6,200 to 7,900). FX ARPU decreased by 13% ($2,390 to $2,080) as Inmarsat’s wholesale partners continued to provide an increasing share of revenues. Maritime revenue was also impacted by the end of life of some products and the continued decline in revenues from legacy services. Actual Maritime revenue of Inmarsat for 2019 was $34.8 million, representing approximately one month of trading activity following the consummation of the acquisition of Inmarsat Holdings on December 4, 2019.

•	Government: Revenue increased by 9.9% ($37.6 million) for the pro forma year ended December 31, 2019 compared to the year ended December 31, 2018, with U.S. Government business revenue increasing by 8.8% ($22.9 million). These increases reflected new business wins, expanded mandates and increased GX and L band services. Outside of the United States, Government revenues were up 12.0% ($14.7 million) year over year, driven mainly by growth in GX revenues and additional hardware sales to existing major customers. Actual Government revenue of Inmarsat for 2019 was $31.4 million, representing approximately one month of trading activity.

•

Aviation: Revenue growth was 14.8% ($37.8 million) for the pro forma year ended December 31, 2019 compared to the year ended December 31, 2018. A year-over-year increase of 18.0% ($18.6 million) was driven by IFC equipment sales and further growth in GX airtime revenue. The number of IFC installed aircraft increased by 66% (452 to 749). This was complemented by 12.4% ($19.2 million) continued stable growth from Inmarsat’s Core Aviation business which included a 45% increase in installed JetConneX aircraft (467 to 677). Actual Aviation revenue of Inmarsat for 2019 was $18.4 million, representing approximately one month of trading activity.

•

Enterprise: Revenues declined by 13.5% ($17.6 million) for the pro forma year ended December 31, 2019 compared to the year ended December 31, 2018, resulting primarily from on-going market pressure on Inmarsat’s legacy product base and lower satellite phone handset sales. Actual Enterprise revenue of Inmarsat for 2019 was $8.4 million, representing approximately one month of trading activity.

Direct Costs

Direct costs for the pro forma year ended December 31, 2019 decreased by $54.2 million to $216.3 million, compared to $270.5 million for the year ended December 31, 2018. This decrease was primarily attributable to leased capacity cost savings from the migration of XL vessels to FX, along with higher bad debt provisions in 2018 to provide for possible future bad debts, particularly due to uncertainty within the maritime market at that time. Actual direct costs of Inmarsat for 2019 were $7.6 million, representing approximately one month of trading activity.

Indirect Costs

Indirect costs for the pro forma year ended December 31, 2019 increased by $153.5 million to $590.5 million, compared to $437.0 million for the year ended December 31, 2018. The increase was primarily driven by $136.9 million of acquisition-related costs (funding, legal, and advisor costs) and $16.8 million of accelerated stock compensation costs following the acquisition. Actual indirect costs of Inmarsat for 2019 were $144.6 million, representing approximately one month of trading activity.

Depreciation, Amortization and Other Costs

Depreciation, amortization and other costs for the pro forma year ended December 31, 2019 increased by $232.6 million to $714.0 million, compared to $481.4 million for the year ended December 31, 2018. This increase was mainly attributable to amortization from the revised assessment of the value of customer relationships and other intangible assets recorded on the balance sheet as part of the acquisition. Actual depreciation, amortization and other costs of Inmarsat for 2019 were $54.9 million, representing approximately one month of trading activity.

Operating Profit / (Loss)

Operating loss for the pro forma year ended December 31, 2019 was $124.7 million, compared to an operating profit of $276.3 million for the year ended 2018, reflecting the factors discussed above. Actual operating loss of Inmarsat for 2019 was $113.7 million, representing approximately one month of trading activity.

Net Financing Costs

Net financing costs for the pro forma year ended December 31, 2019 increased by $17.1 million to $134.0 million, compared to $116.9 million for the year ended December 31, 2018. The increase was due to additional interest as a result of higher debt levels in 2019 following acquisition debt restructuring in December 2019 (2019 closing total borrowings were $3,746.2 million vs $2,465.5 million in 2018). Actual net financing costs of Inmarsat for 2019 were $53.5 million, representing approximately one month of trading activity.

(Loss) / Profit Before Tax

Loss before tax for the pro forma year ended December 31, 2019 increased by $418.1 million to a loss of $258.7 million, compared to a profit of $159.4 million for the year ended December 31, 2018, reflecting the factors discussed above. Actual loss before tax of Inmarsat for 2019 was $167.2 million, representing approximately one month of trading.

Taxation (Charge) / Income

The taxation charge for the pro forma year ended December 31, 2019 decreased by $30.0 million to $25.1 million as compared to $55.1 million in the year ended December 31, 2018. The effective rate for the pro forma year ended December 31, 2019 was 9.7% as compared to 34.6% for the year ended December 31, 2018. The decrease was mainly attributable to a reduction in overall taxable profits for the period ($17.4 million) and the release of tax provisions ($12.5 million). Actual taxation income of Inmarsat for 2018 was on income of $10.2 million with an actual effective tax rate of 6.1%, representing approximately one month of trading activity.

(Loss) / Profit for the Period

Loss for the pro forma year ended December 31, 2019 increased by $388.1 million to a loss of $283.8 million, compared to a profit of $104.3 million for the year ended 2018, reflecting the factors discussed above. Actual loss of Inmarsat for 2019 was $157.0 million, representing approximately one month of trading activity.

Balance Sheet

	As of
($ in millions)	Sept. 30, 2021	Dec. 31, 2020	Dec. 31, 2019(1)
Non-current assets	$6,273.5	$6,516.1	$6,872.7
Current assets	779.8	1,254.8	532.3

Total assets	$7,053.3	$7,770.9	$7,405.0

Current liabilities	$1,493.0	$1,420.1	$1,808.7
Non-current liabilities	4,463.8	4,392.1	3,403.1

Total liabilities	$5,956.8	$5,812.2	$5,211.8

Net assets	$1,096.5	$1,958.7	$2,193.2

(1)

Results have been restated from Inmarsat’s previously published statutory financial statements. See the consolidated financial statements of Inmarsat included elsewhere in this proxy statement for additional information.

Non-Current Assets

Non-current assets as of September 30, 2021 decreased by $242.6 million to $6,273.5 million, compared to $6,516.1 million as of December 31, 2020. This decrease was driven primarily by depreciation and amortization being greater than fixed asset additions.

Non-current assets as of December 31, 2020 decreased by $356.6 million to $6,516.1 million, compared to $6,872.7 million as of December 31, 2019. This decrease was driven primarily by $673.0 million in depreciation of property, plant and equipment (PPE), amortization of intangible assets and a $26.1 million reduction in the net pension asset, mainly attributable to a ‘buy-in’ of Inmarsat’s global defined benefit pension plan during October 2020. Under this buy-in, the Inmarsat Group retained the legal obligation for the benefits provided under the pension plan, however an insurer (Aviva Life & Pensions UK Limited) undertook to pay the plan’s benefit obligations as they fall due. This decrease was partially offset by additions to PPE and intangible assets.

Current Assets

Current assets as of September 30, 2021 decreased by $475.0 million to $779.8 million, compared to $1,254.8 million as of December 31, 2020. This decrease was mainly due to the cash outflows to shareholders, net of cash generation during the nine months ended September 30, 2021. Distributions of $567.9 million and $149.5 million were remitted to Inmarsat shareholders during the quarters ended March 31 and September 30, 2021 respectively.

Current assets as of December 31, 2020 increased by $722.5 million to $1,254.8 million, compared to $532.3 million as of December 31, 2019. This was due primarily to an increase in cash and cash equivalents of $91.5 million and short-term deposits of $688.0 million following receipt of the $700 million payment from Ligado, and was partially offset by a $59.6 million decrease in trade and other receivables due to the lower revenue and higher bad debt provisions in the Maritime and Aviation business units.

Current liabilities

Current liabilities as of September 30, 2021 increased by $72.9 million to $1,493.0 million, compared to $1,420.1 million as of December 31, 2020. This increase was mainly due to timing of cash received from customers in advance of services provided and capex-related milestone payments, partially offset by reductions in restructuring provisions accrued in 2020 and paid during the nine months ended September 30, 2021.

Current liabilities as of December 31, 2020 decreased by $388.6 million to $1,420.1 million, compared to $1,808.7 million as of December 31, 2019. This decrease was driven by the repayment of legacy borrowings in early 2020 due to the refinancing undertaken as part of the acquisition of Inmarsat Holdings, partially offset by receipt of the $700 million payment from Ligado during 2020.

Non-Current Liabilities

Non-current liabilities as of September 30, 2021 increased by $71.7 million to $4,463.8 million, compared to $4,392.1 million as of December 31, 2020. This increase was driven primarily by the $175.4 million revaluation of the deferred tax asset to 25% as discussed above, partially offset by a $76.4 million IFRS-9 related reduction in the carrying value of the term loan following its repricing in January 2021.

Non-current liabilities as of December 31, 2020 increased by $989.0 million to $4,392.1 million, compared to $3,403.1 million as of December 31, 2019. This increase was due primarily to the drawdown of new term loan borrowings as part of the refinancing undertaken as part of the acquisition of Inmarsat Holdings.

Liquidity and Capital Resources

Inmarsat’s primary sources of liquidity and capital resources are cash flow from operations, financing activities and access to financial markets. Inmarsat is exposed to liquidity risk with respect to its contractual obligations and financial liabilities. Inmarsat manages liquidity risk by continuously monitoring forecast and actual cash flows and matching the maturity profiles of financial assets and liabilities. Inmarsat’s available liquidity is comprised of available cash and short term deposits presented within net borrowings below, along with

Inmarsat’s $700 million revolving credit facility, which was undrawn as of September 30, 2021. From this available liquidity, the Inmarsat Group believes it has sufficient working capital to meet its obligations as they fall due.

Inmarsat’s material cash requirements relate to capital and purchase requirements. At December 31, 2020, Inmarsat had lease and purchase commitments of $330.9 million and capital commitments of $553.2 million. Lease and purchase commitments mainly comprised the commitment for development of Arctic capabilities for GX in partnership with Space Norway. Capital commitments mainly related to Inmarsat’s I-6 satellite programs. Inmarsat has historically relied on its cash flow from operations and various debt and equity financings for liquidity.

Inmarsat continues to invest in new services and technology necessary to support its activities through research and development programs. Research costs related to internally generated intangibles are expensed in the period that the expenditure is incurred. Development costs are only capitalized if the technical feasibility, availability of appropriate technical, financial and other resources and commercial viability of developing the asset for subsequent use or sale have been demonstrated and the costs incurred can be measured reliably.

Details on treasury policy and objectives, and exposure to liquidity, credit, and market risk, along with details on financial instruments, including hedging, debt profile, maturity, interest and currencies can be found in Notes 31, 3 and 20 of Inmarsat’s consolidated financial statements for the year ended December 31, 2020 included elsewhere in this proxy statement.

Cash Flow

	Successor Entity				Predecessor Entity
($ in millions)	Nine Months Ended Sept. 30, 2021	Nine Months Ended Sept. 30 2020	Year Ended Dec. 31, 2020	Period Ended Dec. 31, 2019(1)(2)	Period Jan. 1 to Dec. 3, 2019	Year Ended Dec. 31, 2018
Net cash flow from / (used in) operating activities	$565.5	$499.8	$1,375.7	$(16.2)	$699.8	$721.7
Net cash flow from / (used in) investing activities	$307.4	$(253.1)	$(975.9)	$(3,073.4)	$(197.3)	$(394.4)
Net cash flow (used in) / from financing activities	$(877.6)	$(205.1)	$(308.3)	$3,249.6	$(294.5)	$(331.6)

Net (decrease) / increase in cash and cash equivalents	$(4.7)	$41.6	$91.5	$160.0	$208.0	$(4.3)

(1)	Covers the successor entity period from the date of incorporation of Inmarsat on March 15, 2019 to December 31, 2019.
(2)

Results have been restated from Inmarsat’s previously published statutory financial statements. See the consolidated financial statements of Inmarsat included elsewhere in this proxy statement for additional information.

Net Cash Flow From / (Used In) Operating Activities

Cash generated from operations increased by $65.7 million to $565.5 million for the nine months ended September 30, 2021, compared to $499.8 million for the nine months ended September 30, 2020. This increase was driven primarily by improved profit before tax and higher working capital inflows mainly due to the timing of payments related to employee incentive plans, partially offset by an increase in receivables due to higher revenues and the timing of tax payments.

Cash generated from operations for the year ended December 31, 2020 was $1,375.7 million compared to $16.2 million used in operations for the pro forma year ended December 31, 2019 and $699.8 million generated from operations for the period January 1, 2019 to December 3, 2019. Cash flow from operating activities for the year ended December 31, 2020 reflected the $700 million payment from Ligado in 2020. Cash flow for the year ended December 31, 2019 only represents approximately one month of trading activity. The cash flow from operating activities for the period from January 1, 2019 to December 31, 2019 was broadly in line with the year ended December 31, 2018.

Net Cash Flow From / (Used In) Investing Activities

Cash generated from investing activities increased by $560.5 million to $307.4 million for nine months ended September 30, 2021, compared to $253.1 million cash used in investing activities for the nine months ended September 30, 2020. This was driven mainly by the timing of contractual payments on major infrastructure investments and IT projects and an increase in cash received from short-term deposits in support of the distributions to shareholders.

Cash used in investing activities for the year ended December 31, 2020 was $975.9 million compared to $3,073.4 million for the pro forma year ended December 31, 2019 and $197.3 million for the period January 1, 2019 to December 3, 2019. The cash flow used in investing activities for the year ended December 31, 2020 was driven primarily by investment in additional short term deposits following receipt of the $700 million payment from Ligado, whereas the cashflow used in investing activities for the pro forma year ended December 31, 2019 was mainly driven by the purchase of Inmarsat Holdings’ shares as part of the acquisition. Cash flow used in investing activities for the period from January 1, 2019 to December 3, 2019 was $197.3 million, compared to $394.4 million for the year ended December 31, 2018. Both were driven primarily by capital asset purchases, offset by proceeds from the investment in short term deposits.

Net Cash Flow (Used In) / From Financing Activities

Cash used in financing activities increased by $672.5 million to $877.6 million for the nine months ended September 30, 2021, compared to $205.1 million for the nine months ended September 30, 2020. This increase was mainly due to the payment of $716.5 million of distributions to shareholders in the quarters ending March 31 and September 30, 2021, offset by lower interest costs following the term loan repricing in January 2021 and $60.4 million of debt arrangement fees in 2020 in support of acquisition debt restructuring.

Cash used in financing activities for the year ended December 31, 2020 was $308.3 million compared to $3,249.6 million cash flow from financing activities for the pro forma year ended December 31, 2019 and $294.5 million cash used in financing activities for the period January 1, 2019 to December 3, 2019. The cashflow used in financing activities for the year ended December 31, 2020 was mainly driven by interest paid, whereas cashflow from financing activities for the pro forma year ended December 31, 2019 was mainly driven by acquisition-related debt refinancing and cash inflow from the issue of shares to Inmarsat shareholders on acquisition of the Inmarsat Group. The cash flow used in financing activities for the period from January 1, 2019 to December 3, 2019 was broadly in line with the year ended December 31, 2018.

Quantitative and Qualitative Disclosures about Market Risk

Inmarsat’s interest rate exposure is related primarily to its $2.4 billion senior secured credit facilities, as Inmarsat’s senior secured bonds bear interest at a fixed rate. Borrowings under Inmarsat’s senior secured credit facilities bear interest at variable rates. The weighted average interest rate under Inmarsat’s senior secured credit facilities for the nine months ended September 30, 2021 and year ended December 31, 2020 was approximately 3.49% and 5.50%, respectively. As of September 30, 2021, Inmarsat had $1.72 billion in aggregate principal amount outstanding under its senior secured credit facilities. Assuming the outstanding balance remained constant over a year, a 50 basis point increase in the interest rates would increase interest incurred, prior to effects of capitalized interest, under Inmarsat’s senior secured credit facilities by approximately $8.5 million over a 12-month period. The Inmarsat Group has entered into interest rate cap arrangements to hedge the variable interest rates on its senior secured credit facilities, which arrangements provide protection when USD LIBOR is above 2% and cover 97% of the total nominal amount of the senior secured credit facilities.

Inmarsat generally conducts its business in U.S. dollars. However, as Inmarsat’s business is conducted in a variety of foreign currencies, it is exposed to fluctuations in foreign currency exchange rates (see Inmarsat’s consolidated financial statements and the related notes appearing elsewhere in this proxy statement for additional information). For the year ended December 31, 2020, approximately 30% of Inmarsat’s operating costs were denominated in Pounds Sterling. It is estimated that a hypothetical 10% increase in the U.S. Dollar/Sterling year-end exchange rate (U.S.$1.37/£1.00 to U.S.$1.51/£1.00) would have decreased the 2020 profit before tax by approximately $4.7 million. From time to time, Inmarsat may enter into foreign currency forward contracts to mitigate risks associated with foreign currency denominated assets, liabilities, commitments and anticipated foreign currency transactions.

Reconciliation of Pro Forma Year Ended December 31, 2019

The unaudited pro forma consolidated financial information for the year ended December 31, 2019 has been prepared by Inmarsat in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma consolidated financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the actual results of operations of Inmarsat would have been had the acquisition by Inmarsat of Inmarsat Holdings taken place on the dates indicated or if the businesses of Inmarsat and Inmarsat Holdings had always been consolidated, nor is it indicative of the future consolidated results of operations of the Inmarsat Group. The unaudited pro forma adjustments were prepared by Inmarsat based on currently available information and certain assumptions that Inmarsat believes are reasonable and supportable.

The unaudited pro forma consolidated financial information is comprised of the unaudited pro forma consolidated statement of loss for the year ended December 31, 2019, giving effect to the acquisition by Inmarsat of Inmarsat Holdings as if it had occurred on January 1, 2019. A pro forma balance sheet is not presented as the acquisition of Inmarsat Holdings is reflected in the consolidated statement of financial position of Inmarsat at December 31, 2019.

The unaudited pro forma consolidated statement of loss for the year ended December 31, 2019 has been prepared by Inmarsat based on (i) the historical audited consolidated income statement of Inmarsat for the period ended December 31, 2019 and (ii) the historical audited consolidated income statement of Inmarsat Holdings for the period January 1 to December 3, 2019. The historical audited income statements for Inmarsat for the period ended December 31, 2019 and the historical audited income statement for Inmarsat Holdings for the period ended December 3, 2019 were prepared in accordance with IFRS on a basis consistent with the accounting policies and presentation adopted by Inmarsat. The unaudited pro forma adjustments were prepared by Inmarsat based on currently available information and certain assumptions that Inmarsat believes are reasonable and supportable.

	Successor Entity	Predecessor Entity	Acquisition Adjustments						Pro Forma
($ in millions)	Period Ended Dec. 31, 2019	Period Jan. 1 to Dec. 3, 2019	Acquisition Adjustments		Drawdown of New Debt		Repayment of Old Debt		Pro Forma Year Ended Dec. 31, 2019
Business unit revenue:
Maritime	$34.8	$473	—		—		—		$507.8
Government	31.4	387.2	—		—		—		418.6
Aviation	18.4	275.5	—		—		—		293.9
Enterprise	8.4	104	—		—		—		112.4
Central services	0.4	63	—		—		—		63.4

Total revenue	$93.4	$1,302.7	—		—		—		$1,396.1

Employee benefit costs(1)	(25.9)	(299.3)	—		—		—		(325.2)
Network and satellite operations costs	(11.7)	(155.5)	—		—		—		(167.2)
Impairment of financial assets	5.2	(12.8)	—		—		—		(7.6)
Other operating costs(1)	(122.7)	(226.1)	—		—		—		(348.8)
Own work capitalized	2.9	39.1	—		—		—		42.0

Total net operating costs	$(152.2)	$(654.6)	—		—		—		$(806.8)

Depreciation and amortization	(55.5)	(447.9)	(200.4	)A	—		—		(703.8)
Impairment of assets	—	(1.8)	—		—		—		(1.8)
Loss on disposals of assets	—	(12.4)	—		—		—		(12.4)
Share of profit of associates	0.6	3.4	—		—		—		4.0

Operating (loss) / profit	$(113.7)	$189.4	$(200.4)		—		—		$(124.7)

Financing income(1)	5.5	8.2	—		—		—		13.7
Financing costs	(59.0)	(70.9)	—		(158.3	)C	140.5	D	(147.7)
Fair value changes in financial assets and liabilities	—	(249.5)	—		—		249.5	D	—

Net financing costs	(53.5)	(312.2)	—		(158.3)		390.0		(134.0)

Loss before tax	$(167.2)	$(122.8)	$(200.4)		$(158.3)		$390.0		$(258.7)

Taxation income / (charge)	10.2	(29.4)	38.1	B	30.1	B	(74.1	)B	(25.1)

Loss for the period	$(157.0)	$(152.2)	$(162.3)		$(128.2)		$315.9		$(283.8)

Attributable to:
Equity holders	(157.0)	(152.9)	(162.3)		(128.2)		315.9		(284.5)
Non-controlling interest(2)	—	0.7	—		—		—		0.7

(1)

Pro forma employee benefit costs includes $16.8 million of charges related to early vesting of certain employee share schemes as a consequence of the acquisition. Other operating costs includes $136.9 million of charges related to acquisition transaction costs (e.g. funding, legal, and advisor costs). Financing income includes $4.1 million of bank interest earned from timing differences on acquisition-related debt restructuring. None of these items have a continuing impact of the Inmarsat Group.

(2)	Non-controlling interest refers to the Inmarsat Group’s 51% shareholding in Inmarsat Solutions ehf and NCI resulting from the management incentive plan (2020/2021 only).

Acquisition Adjustments

Inmarsat has adjusted for the effect on the unaudited pro forma financial information of certain of the acquisition accounting adjustments to the carrying amount of the identifiable assets and liabilities of Inmarsat Holdings as at the effective date of the acquisition by Inmarsat of Inmarsat Holdings as follows:

A)

Pro forma depreciation and amortization has increased $200.4 million to reflect the additional expense that would have been recognized during the period January 1, 2019 to December 3, 2019 on the fair value uplift to the carrying amount of the identifiable fixed assets on the date of the acquisition by Inmarsat of Inmarsat Holdings. A summary by asset class is provided below:

	Pro Forma
($ in millions)	Useful Life	Total Depreciation / Amortization
Tangible assets
Land & buildings	20-50 years	$0.1
Service equipment, fixtures and fittings	3-15 years	15.9
Space segment	5-15 years	61.8
Intangible assets
Trademarks	7-25 years	5.0
Customer relationships	12-14 years	100.9
Software	3-8 years	5.7
Terminal development	3-10 years	(1.0)
Other	4-15 years	12.0

Total depreciation and amortization		$200.4

B)

Pro forma taxation income / (charge) has been calculated using pro forma adjusted profit before tax, applying the U.K. statutory tax rate of 19% as that is the primary operating jurisdiction of the Inmarsat Group. The pro forma adjustments relate to this primary jurisdiction.

Drawdown of New Debt

C)

Pro forma financing costs have been increased $158.3 million to reflect the additional interest expense and deferred financing charges that would have been recognized had Inmarsat’s Senior Notes due 2026, term loan and revolving credit facility been outstanding as of January 1, 2019. Inmarsat has calculated the additional expense using the effective interest rate method using the terms of the facilities as they existed at December 31, 2019 and taking into account the deferred financing charges that were attributable to the facilities. The revolving credit facility was not drawn until 2020, and therefore no pro forma adjustments to interest have been made in respect of that facility. Details on existing debt profile, maturity, interest, effective interest, currency, etc. can be found in Note 20 of the consolidated financial statements of Inmarsat for the year ended December 31, 2020 included elsewhere in this proxy statement.

The pro forma adjustments can be analyzed as follows:

	Pro Forma
($ in millions)	Interest Charges	Other Financing Costs	Total
Senior notes due 2026	$107.3	$4.7	$112.0
Term loan	41.1	3.0	44.1
Revolving credit facility	—	2.2	2.2

Total financing costs	$148.4	$9.9	$158.3

Repayment of Old Debt

D)

Pro forma financing costs have been decreased by $140.5 million to remove interest expense and deferred finance charges on debt that was replaced as part of the acquisition by Inmarsat of Inmarsat Holdings. Furthermore, $249.5 million of mark-to-market fair value movements have been removed as they related to pre-acquisition charges arising from a change in control clause in Inmarsat Holdings’ former convertible bond. The convertible bond was a net share settled instrument, meaning upon conversion Inmarsat Holding would repay the principal in cash and satisfy the remaining conversion value in ordinary shares. Following the acquisition of Inmarsat Holding, a change of control clause was triggered, resulting in an adjustment in the conversion price to the undisturbed share price prior to the offer. On December 16, 2019, the majority (99.8%) of the offer purchase price of $992 million was paid to bondholders, which included the notionally converted ordinary shares. The pro forma adjustments can be analyzed as follows:

	Pro Forma
($ in millions)	Interest Charges	Other Financing Costs	Convertible Bond Mark-to-Market Release	Total
Ex-Im facility	$14.3	$6.5	$—	$20.8
Revolving credit facility	—	3.6	—	3.6
Senior notes due 2022	48.8	2.1	—	50.9
Senior notes due 2024	25.0	4.2	—	29.2
Convertible bond	30.5	5.5	249.5	285.5

Total financing costs	$118.6	$21.9	$249.5	$390.0

Reconciliation of Direct and Indirect Costs to Net Operating Costs

The allocation of IFRS reported net operating costs to direct and indirect costs is as follows:

	Successor Entity			Successor Entity			Successor Entity
	Nine Months Ended Sept. 30, 2021(1)			Nine Months Ended Sept. 30, 2020			Year Ended Dec. 31, 2020
	Direct	Indirect	Total	Direct	Indirect	Total	Direct	Indirect	Total
Employee benefits	$—	$(221.9)	$(221.9)	$—	$(209.5)	$(209.5)	$—	$(280.3)	$(280.3)
Network & satellite ops	(77.2)	(43.3)	(120.5)	(69.6)	(43.2)	(112.8)	(99.1)	(59.5)	(158.6)
Impairment of financial assets	(2.0)	—	(2.0)	(17.3)	—	(17.3)	(16.8)	—	(16.8)
Other operating costs	(54.0)	(68.1)	(122.1)	(42.6)	(57.6)	(100.2)	(61.7)	(92.4)	(154.1)
Own work capitalized	—	22.8	22.8	—	29.1	29.1	—	36.2	36.2

Total net operating costs	$(133.2)	$(310.5)	$(443.7)	$(129.5)	$(281.2)	$(410.7)	$(177.6)	$(396.0)	$(573.6)

	Successor Entity			Predecessor Entity			Predecessor Entity
	Period Ended Dec. 31, 2019(1)			Period Jan. 1 to Dec. 3, 2019			Year Ended Dec. 31, 2018
	Direct	Indirect	Total	Direct	Indirect	Total	Direct	Indirect	Total
Employee benefits	$—	$(25.9)	$(25.9)	$—	$(299.3)	$(299.3)	$—	$(301.4)	$(301.4)
Network & satellite ops	(5.9)	(5.8)	(11.7)	(95.6)	(59.9)	(155.5)	(121.6)	(61.7)	(183.3)
Impairment of financial assets	5.2	—	5.2	(12.8)	—	(12.8)	(33.6)	—	(33.6)
Other operating costs	(6.9)	(115.8)	(122.7)	(100.3)	(125.8)	(226.1)	(115.3)	(114.7)	(230.0)
Own work capitalized	—	2.9	2.9	—	39.1	39.1	—	40.8	40.8

Total net operating costs	$(7.6)	$(144.6)	$(152.2)	$(208.7)	$(445.9)	$(654.6)	$(270.5)	$(437.0)	$(707.5)

(1)	Covers the successor entity period from the date of incorporation of Inmarsat on March 15, 2019 to December 31, 2019.

	Pro Forma
	Pro Forma Year Ended Dec. 31, 2019(2)
	Direct	Indirect	Total
Employee benefits	$—	$(325.2)	$(325.2)
Network & satellite ops	(101.5)	(65.7)	(167.2)
Impairment of financial assets	(7.6)	—	(7.6)
Other operating costs	(107.2)	(241.6)	(348.8)
Own work capitalized	—	42.0	42.0

Total net operating costs	$(216.3)	$(590.5)	$(806.8)

(2)	Covers the pro forma 12-month successor period as if the acquisition occurred on January 1, 2019.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined statements of operations for the fiscal year ended March 31, 2021 and the nine months ended December 31, 2021 combine the historical consolidated statements of operations and comprehensive income of Viasat incorporated by reference herein with the historical consolidated income statements of Inmarsat included elsewhere in this proxy statement, giving effect to the Transaction and the financing transactions contemplated by the financing commitments obtained in connection therewith as if they had each occurred on April 1, 2020, and the assumptions and adjustments set forth in the accompanying explanatory notes. The unaudited pro forma condensed combined balance sheet as of December 31, 2021 combines the historical unaudited condensed consolidated balance sheets of Viasat and Inmarsat as of December 31, 2021 and September 30, 2021, respectively, giving effect to the Transaction and the financing transactions contemplated by the financing commitments obtained in connection therewith as if they had each occurred on December 31, 2021, and the assumptions and adjustments set forth in the accompanying explanatory notes.

Viasat and Inmarsat have different fiscal years. Viasat’s fiscal year ends on March 31, while Inmarsat’s fiscal year ends on December 31. Given that the fiscal year end of Inmarsat is within one quarter of Viasat’s fiscal year end, in accordance with Article 11 of Regulation S-X, the historical financial statements of each entity for its most recent fiscal year have been combined without any conforming adjustments with respect to the difference in fiscal periods. The unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2021 combines the historical unaudited condensed consolidated statement of operations and comprehensive income of Viasat for the nine months ended December 31, 2021 incorporated by reference herein with the historical unaudited condensed combined statement of income of Inmarsat for the nine months ended September 30, 2021 included elsewhere in this proxy statement.

The unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” and should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information.

In addition, the unaudited pro forma combined financial information was derived from and should be read in conjunction with the following historical consolidated financial statements and accompanying notes:

•

The historical audited consolidated financial statements of Viasat as of and for the fiscal year ended March 31, 2021, and the related notes, included in Viasat’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021 and incorporated herein by reference;

•

The historical unaudited condensed consolidated financial statements of Viasat as of and for the nine months ended December 31, 2021, and the related notes, included in Viasat’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2021 and incorporated herein by reference;

•	The historical audited consolidated financial statements of Inmarsat as of and for the fiscal year ended December 31, 2020, and the related notes, included elsewhere in this proxy statement; and

•

The historical unaudited condensed consolidated financial statements of Inmarsat as of and for the nine months ended September 30, 2021, and the related notes, included elsewhere in this proxy statement.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting for business combinations in accordance with US GAAP, with Viasat considered the acquirer of Inmarsat for accounting purposes.

Under the Purchase Agreement, the purchase price for the Inmarsat shares consists of $850.0 million in cash, subject to adjustments, and approximately 46.36 million shares of Viasat common stock. The closing of the Transaction is subject to customary closing conditions, including receipt of regulatory approvals and clearances, and approval by our stockholders of both the issuance of shares in the Transaction and an amendment to our Certificate of Incorporation to increase the number of shares of Viasat common stock authorized for issuance, and there can be no assurance that the Transaction will occur on or before a certain time, on the terms described herein, or at all. The Purchase Agreement may be terminated at any time prior to the consummation of the Transaction upon agreement of the parties thereto, or by Viasat or the Investor Sellers in specified circumstances. If the Purchase Agreement is terminated under specified circumstances, Viasat may be obligated to pay a termination fee of either $150.0 million or $200.0 million or to reimburse certain out-of-pocket expenses of the Sellers up to $40.0 million.

The cash portion of the consideration under the Purchase Agreement is expected to be funded primarily through acquisition financing, and Viasat has obtained financing commitments for $2.3 billion of new debt facilities in connection with the Transaction (which may be secured and/or unsecured), a portion of which is to be raised between the signing and closing of the Transaction to fund Viasat’s standalone growth expenditures. As part of the Transaction, Viasat will assume $2.1 billion in principal amount of Inmarsat senior secured bonds as well as the outstanding indebtedness under Inmarsat’s $2.4 billion senior secured credit facilities (of which $1.7 billion in aggregate principal amount was outstanding as of September 30, 2021). In addition, at the time of entry into the Purchase Agreement, Viasat obtained $3.2 billion of commitments to backstop certain amendments required under Viasat’s revolving credit facility, Viasat’s Ex-Im credit facility and Inmarsat’s $2.4 billion senior secured credit facilities. As of the date of this proxy statement, the requisite amendments had been obtained under Viasat’s revolving credit facility and Inmarsat’s $2.4 billion senior secured credit facilities.

The unaudited pro forma condensed combined financial information set forth below has been prepared for illustrative purposes only. The unaudited pro forma condensed combined financial information set forth below contains adjustments that are based on preliminary estimates, many of which are inherently uncertain. We believe that some of these estimates are likely to change, and could change materially, between the date of this proxy statement and the closing date of the Transaction. The actual results reported in periods following the date of this proxy statement and the Transaction may differ significantly from those reflected in these unaudited pro forma condensed combined financial statements for a number of reasons, including but not limited to: differences between the assumptions used to prepare these unaudited pro forma condensed combined financial statements and actual amounts, preliminary allocation of the total estimated purchase price, cost savings from operating efficiencies, differences resulting from potential synergies, the impact of the incremental costs incurred in integrating the Inmarsat business, or Viasat’s or Inmarsat’s results of operations, financial condition or other transactions or developments since December 31, 2021 (or September 30, 2021, with respect to Inmarsat). In addition, before completion of the Transaction, there are certain limitations regarding what Viasat can learn about Inmarsat. Until the Transaction is completed, Viasat will not have complete access to all relevant information. The assets and liabilities of Inmarsat have been measured based on various preliminary estimates using assumptions that Viasat believes are reasonable based on information that is currently available. Accordingly, the following unaudited pro forma condensed combined financial information should not be considered illustrative of what our financial condition or results of operations would have been had the Transaction and the related financing for the Transaction been completed on the dates indicated in the unaudited pro forma condensed combined financial information and does not purport to project Viasat’s or Inmarsat’s future financial condition and results of operations after giving effect to these transactions. We therefore caution you not to place undue reliance on the following unaudited pro forma condensed combined financial information.

The unaudited preliminary pro forma adjustments for the Transaction were made primarily to reflect:

•

Certain adjustments and reclassifications to conform the historical financial information of Inmarsat from IFRS to US GAAP and the effect of these adjustments on income tax, as well as reclassification to conform the historical financial information of Inmarsat to Viasat’s presentation.

•	Transaction accounting adjustments:

•	The acquisition of Inmarsat, including application of the acquisition method of accounting in connection with the Transaction, such as changes in the carrying values of certain assets and liabilities based on a preliminary valuation analysis to reflect their estimated fair values, including values assigned to previously unrecognized intangible assets and related changes in amortization expenses;

•	Transaction costs and fees in connection with the Transaction; and

•	The effect of the above adjustments on income tax.

•	Financing and Other Adjustments related to probable transactions considered to be material to investors:

•

The incurrence of $2.3 billion of indebtedness under the financing commitments obtained in connection with the Transaction to fund the cash portion of the purchase price and related fees and expenses as well as for general corporate purposes (including working capital and capital expenditures), which for purposes of these unaudited pro forma condensed combined financial statements only Viasat has assumed will comprise $700 million of term loan debt and $1.6 billion of additional unsecured senior notes; however, the total amount and mix of indebtedness incurred under these commitments may change, including in the event available cash from other sources is higher than expected;

•	The related debt issuance costs, interest expense and the repayment in full of borrowings under Viasat’s revolving credit facility; and

•	The effect of the above adjustments on income tax.

Pursuant to the acquisition method of accounting, the total estimated purchase price has been preliminarily allocated to the assets acquired and liabilities assumed based on their respective estimated fair values at December 31, 2021. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the acquisition, the actual amounts recorded in connection with the acquisition, which will be based on the fair value of the assets acquired and liabilities assumed as of the date of the consummation of the Transaction, may differ materially from the information presented. Viasat has determined the preliminary fair value of the tangible and intangible assets at the unaudited pro forma condensed combined balance sheet date of December 31, 2021. These allocations are subject to change pending further review of the fair value of the assets acquired and liabilities assumed. Additionally, the fair value of the tangible and intangible assets acquired and liabilities assumed may be materially impacted by the results of Inmarsat’s operations up to the closing date of the Transaction. Viasat expects that the strategic and financial benefits of the Transaction will result in potentially significant operating synergies and cost savings opportunities. However, given the preliminary nature of those operating synergies and cost savings, neither they, nor the costs of integration activities that could result from the Transaction, have been reflected in the following unaudited pro forma condensed combined statements of operations for either period. For a discussion of risks related to anticipated cost savings, see the sections of this proxy statement entitled “Risk Factors—Risks Relating to the Transaction—Combining the businesses of Viasat and Inmarsat may be more difficult, costly or time-consuming than expected and the combined company may fail to realize the anticipated synergies and other benefits of the Transaction, which may adversely affect the combined company’s business results and negatively affect the value of the combined company’s common stock” and “Proposal No. 1—Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction—The Transaction—Certain Financial Forecasts.”

The following unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and assumptions, the section entitled “Inmarsat’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Inmarsat’s historical consolidated financial statements and related notes included elsewhere in this proxy statement, as well as our historical consolidated financial statements and the related notes and our management’s discussion and analysis of financial condition and results of operations incorporated by reference herein.

Unaudited Pro Forma Condensed Combined

Balance Sheet as of December 31, 2021

(In thousands)	Historical Dec. 31, 2021 Viasat	Historical Sept. 30, 2021 Inmarsat After Reclassification (Note 1)	IFRS to US GAAP Adjustments (Note 3)		Transaction Accounting Adjustments (Note 4)		Other Financing Events (Note 5)		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$166,032	$246,600	$—		$(850,000	)(a)	$1,863,092	(1)	$1,425,724
Short-term investments	—	215,700	—		—		—		215,700
Accounts receivable, net	363,013	213,600	—		—		—		576,613
Inventories	353,993	37,400	—		—		—		391,393
Prepaid expenses and other current assets	144,833	66,500	—		—		592	(1)	211,925

Total current assets	1,027,871	779,800	—		(850,000)		1,863,684		2,821,355
Property, equipment and satellites, net	3,603,181	3,223,000	—		930,000	(b)	—		7,756,181
Operating lease right-of-use assets	344,499	35,800	—	(cc)	—		—		380,299
Other acquired intangible assets, net	237,850	2,085,800	—		214,200	(b)	—		2,537,850
Goodwill	190,907	868,400	—		550,445	(b)	—		1,609,752
Other assets	682,486	60,600	—		—		808	(1)	743,894

Total assets	$6,086,794	$7,053,400	$—		$844,645		$1,864,492		$15,849,331

Liabilities and equity
Current liabilities:
Accounts payable	$251,335	$119,400	$—		$—		$—		$370,735
Accrued and other liabilities	505,702	1,356,100	(151,000	)(bb)	163,038	(d)	—		1,215,840
					(658,000	)(b)
Current portion of long-term debt	29,590	17,500	—		—		7,000	(2)	54,090

Total current liabilities	786,627	1,493,000	(151,000)		(494,962)		7,000		1,640,665
Senior notes	1,685,484	2,062,900	—		135,450	(b)	1,555,841	(2)	5,439,675
Other long-term debt	463,908	1,553,600	68,843	(aa)	36,207	(b)	671,651	(2)	2,424,209
			—				(370,000	)(2)
Non-current operating lease liabilities	317,941	36,500	—	(cc)	—		—		354,441
Other liabilities	157,104	810,900	151,000	(bb)	468,863	(b)	—		1,587,867

Total liabilities	3,411,064	5,956,900	68,843		145,558		$1,864,492		$11,446,857

Stockholders’ equity:
Common stock	7	2,350,000	—		(2,350,000	)(c)	—		12
					5	(a)
Paid-in capital	2,397,903	—	—		1,889,777	(a)	—		4,287,680
Retained earnings (accumulated deficit)	262,710	(1,260,000)	(68,843	)(aa)	1,328,843	(c)	—		99,672
					(163,038	)(d)
Accumulated other comprehensive (loss) income	(26,170)	400	—		(400	)(c)	—		(26,170)

Total stockholders’ equity	2,634,450	1,090,400	(68,843)		705,187		—		4,361,194
Noncontrolling interest in subsidiary	41,280	6,100	—		(6,100	)(b)	—		41,280

Total equity	2,675,730	1,096,500	(68,843)		699,087		—		4,402,474

Total liabilities and equity	$6,086,794	$7,053,400	$—		$844,645		$1,864,492		$15,849,331

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended December 31, 2021

	Historical Nine Months Ended
(In thousands, except per share data)	Dec. 31, 2021 Viasat	Sept. 30, 2021 Inmarsat After Reclassification (Note 1)	IFRS to US GAAP Adjustments (Note 3)		Transaction Accounting Adjustments (Note 4)		Other Financing Events (Note 5)		Pro Forma Combined
Revenues:
Product revenues	$918,073	$52,900	$—		$—		$—		$970,973
Service revenues	1,167,858	957,900	—		—		—		2,125,758

Total Revenues	2,085,931	1,010,800	—		—		—		3,096,731
Operating expenses:
Cost of product revenues	691,549	48,100	—		—		—		739,649
Cost of service revenues	750,991	488,600	—		49,822	(f)	—		1,289,413
Selling, general and administrative	481,106	191,500	1,507	(dd)	—		—		674,113
Independent research and development	112,309	200	—		—		—		112,509
Amortization of acquired intangible assets.	20,859	189,700	—		(40,235	)(g)	—		170,324

Income (loss) from operations	29,117	92,700	(1,507)		(9,587)		—		110,723
Interest income	520	1,400	—		—		—		1,920
Interest expense	(17,796)	(144,200)	1,507	(dd)	25,749	(h)	(89,895	)(4)	(215,278)
			7,557	(ff)
			1,800	(ee)
Other income (loss), net	4,118	76,400	(76,400	)(ff)	—		—		4,118

Income (loss) before taxes	15,959	26,300	(67,043)		16,162		(89,895)		(98,517)
Benefit from (provision for) income taxes	3,469	(176,900)	16,761	(gg)	(6,992	)(k)	22,474	(5)	(142,988)
			(1,800	)(ee)
Equity in (loss) income of unconsolidated affiliate, net	(256)	3,200	—		—		—		2,944

Net income (loss)	19,172	(147,400)	(52,082)		9,170		(67,421)		(238,561)
Less: Net income (loss) attributable to noncontrolling interest, net of tax	5,526	(800)	—		—		—		4,726

Net income (loss) attributable to Viasat, Inc.	$13,646	$(146,600)	$(52,082)		$9,170		$(67,421)		$(243,287)

Basic net income (loss) per share attributable to Viasat, Inc. common stockholders	$0.18								$(2.02)
Diluted net income (loss) per share attributable to Viasat, Inc. common stockholders	$0.18								$(2.02)
Shares used in computing basic net income (loss) per share	73,917				46,364	(l)			120,281
Shares used in computing diluted net income (loss) per share*	75,457				46,364	(l)			120,281

*

As the pro forma financial information results in a net loss, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended March 31, 2021

	Historical Year Ended
(In thousands, except per share data)	March 31, 2021 Viasat	Dec. 31, 2020 Inmarsat After Reclassification (Note 1)	IFRS to US GAAP Adjustments (Note 3)		Transaction Accounting Adjustments (Note 4)		Other Financing Events (Note 5)		Pro Forma Combined
Revenues:
Product revenues	$1,044,450	$50,600	$—		$—		$—		$1,095,050
Service revenues	1,211,657	1,221,500	—		—		—		2,433,157

Total Revenues	2,256,107	1,272,100	—		—		—		3,528,207
Operating expenses:
Cost of product revenues	774,893	50,200	—		—		—		825,093
Cost of service revenues	789,391	713,600	—		66,429	(f)	—		1,569,420
Selling, general and administrative	512,316	245,100	2,405	(dd)	163,038	(j)			922,859
Independent research and development	115,792	6,900	—		—		—		122,692
Amortization of acquired intangible assets	5,482	244,400	—		(45,114	)(g)	—		204,768

Income (loss) from operations	58,233	11,900	(2,405)		(184,353)		—		(116,625)
Interest income	440	3,800	—		—		—		4,240
Interest expense	(32,687)	(202,900)	2,405	(dd)	34,331	(h)	(120,002	)(4)	(316,453)
			2,400	(ee)
Other income, net	—	200	—		—		—		200

Income (loss) before taxes	25,986	(187,000)	2,400		(150,022)		(120,002)		(428,638)
(Provision for) benefit from income taxes	(9,441)	(32,700)	(600	)(gg)	(2,554	)(k)	30,001	(5)	(17,694)
			(2,400	)(ee)
Equity in income (loss) of unconsolidated affiliate, net	556	4,200	—		—		—		4,756

Net income (loss)	17,101	(215,500)	(600)		(152,576)		(90,001)		(441,576)
Less: Net income (loss) attributable to noncontrolling interest, net of tax	13,410	(700)	—		—		—		12,710

Net income (loss) attributable to Viasat, Inc.	$3,691	$(214,800)	$(600)		$(152,576)		$(90,001)		$(454,286)

Basic net income (loss) per share attributable to Viasat, Inc. common stockholders	$0.06								$(4.03)
Diluted net income (loss) per share attributable to Viasat, Inc. common stockholders	$0.06								$(4.03)
Shares used in computing basic net income (loss) per share	66,444				46,364	(l)			112,808
Shares used in computing diluted net income (loss) per share*	67,020				46,364	(l)			112,808

*

As the pro forma financial information results in a net loss, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Pro Forma Presentation

On November 8, 2021, Viasat and Inmarsat entered into the Purchase Agreement in a transaction to be accounted for using the acquisition method of accounting with Viasat as the accounting acquirer. Pursuant to the terms of the Purchase Agreement, Viasat will acquire Inmarsat in exchange for total consideration valued (for purposes of the pro forma presentation) at approximately $2.7 billion (subject to certain adjustments). Assuming the acquisition of Inmarsat is consummated, Viasat expects to pay approximately $850.0 million of the acquisition consideration in cash using cash on hand and borrowings under additional debt facilities. Viasat will pay the remaining acquisition consideration in approximately 46.36 million newly issued shares of Viasat common stock, valued at approximately $1.89 billion based on Viasat’s closing price per share as of February 4, 2022, used for the purposes of the pro forma presentation. The Transaction has been approved by Viasat’s Board and is expected to close in the second half of calendar year 2022, subject to stockholder approval of the issuance of shares in the Transaction and an associated increase in the number of authorized shares of Viasat common stock, the receipt of certain regulatory approvals and clearances and the satisfaction of other customary closing conditions.

The historical financial information of Viasat is reported pursuant to US GAAP, while the historical financial information of Inmarsat is reported pursuant to IFRS. As discussed in Note 3, certain adjustments and reclassifications have been made to conform the historical financial information of Inmarsat from IFRS to US GAAP. Upon completion of the Transaction, Viasat will perform a detailed review of Inmarsat’s accounting policies. As a result of that review, Viasat may identify differences between the accounting policies of Viasat and Inmarsat that, when conformed, could have a material impact on the consolidated financial statements of the combined company. As of the date of this proxy statement, Viasat is not aware of any significant accounting policy differences. Further, there were no material intercompany transactions and balances between Viasat and Inmarsat as of and for the pro forma periods presented.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with the authoritative guidance for business combinations (Accounting Standards Codification (ASC) 805) based on the historical consolidated financial statements of Viasat and Inmarsat, with Viasat as the accounting acquirer. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their acquisition date fair value, while acquisition-related transaction costs associated with the business combination are expensed as incurred. The excess of acquisition consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. Transaction costs that have been already recognized in the historical financial statements of Viasat and Inmarsat have not been eliminated in the pro forma condensed combined financial statements. Viasat has made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change from the date of execution of the Purchase Agreement to the Transaction closing date through to the end of the purchase price allocation period (up to one year from the acquisition closing date) as Viasat finalizes the valuations of the net tangible assets, intangible assets and certain tax attributes acquired. In particular, the final valuations of identifiable intangible assets, property values and realization of net operating losses acquired may change significantly from Viasat’s preliminary estimates. These changes could result in material variances between Viasat’s future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

Reclassifications of Inmarsat’s Historical Financial Statements

The following reclassifications have been made to the presentation of Inmarsat’s historical financial statements in order to conform to Viasat’s presentation:

Balance Sheet Reclassifications:

•	Short-term deposits of $215.7 million were reclassified to short-term investments as of September 30, 2021.

•

Trade and other receivables (current) of $276.4 million were reclassified to accounts receivable, net for $213.6 million and prepaid expenses and other current assets for $62.8 million as of September 30, 2021.

•	Finance lease receivable (current) of $3.3 million and current tax assets of $0.4 million were reclassified to prepaid expenses and other current assets as of September 30, 2021.

•	Property, plant and equipment of $3,223.0 million was reclassified to property, equipment and satellites, net as of September 30, 2021.

•	Intangible assets of $2,954.2 million were reclassified to other acquired intangible assets, net for $2,085.8 million and goodwill for $868.4 million as of September 30, 2021.

•

Derivative financial instruments (non-current) of $2.1 million, investments of $24.4 million, finance lease receivable (non-current) of $0.5 million, other receivables of $5.5 million and deferred tax asset of $28.0 million were reclassified to other assets as of September 30, 2021.

•	Right of use assets (current) of $35.8 million were reclassified to operating lease right-of-use assets as of September 30, 2021.

•	Borrowings (current) of $17.5 million were reclassified to current portion of long-term debt as of September 30, 2021.

•	Trade and other payables (current) of $1,288.6 million were reclassified to accounts payable for $119.4 million and accrued and other liabilities for $1,169.2 million as of September 30, 2021.

•

Provisions (current) of $8.0 million, current tax liabilities of $165.6 million, derivative financial instruments of $2.0 million and lease obligations (current) of $11.3 million were reclassified to accrued and other liabilities as of September 30, 2021.

•	Borrowings (non-current) of $3,616.4 million were reclassified to senior notes for $2,062.8 million and other long-term debt of $1,553.6 million as of September 30, 2021.

•	Other payables (non-current) of $17.3 million, provisions of $4.9 million and deferred tax liabilities of $788.7 million were reclassified to other liabilities as of September 30, 2021.

•	Lease obligations (non-current) of $36.5 million were reclassified to non-current operating lease liabilities as of September 30, 2021.

•	Ordinary shares of $2,350.0 million were reclassified to common stock as of September 30, 2021.

•	Other reserves of $0.4 million were reclassified to accumulated other comprehensive (loss) income as of September 30, 2021.

•	Non-controlling interest of $6.1 million was reclassified to noncontrolling interest in subsidiary as of September 30, 2021.

Statement of Operations Reclassifications:

Under IFRS, Inmarsat has elected to present its consolidated income statement on the basis of the nature of the expenditure incurred, which is one of the two methods of presentation acceptable under IFRS. The other method of presentation is a functional presentation, which is the method of presentation used by Viasat under US GAAP. As a result, it is necessary to allocate the nature of items presented in the Inmarsat consolidated income statement to the functional captions used by Viasat. The reclassifications made are described below:

•	Revenue of $1,010.8 million was reclassified to product revenues for $52.9 million and service revenues for $957.9 million for the nine months ended September 30, 2021. Revenues of

$1,272.1 million was reclassified to product revenues for $50.6 million and service revenues for $1,221.5 million for the year ended December 31, 2020.

•

Employee benefit costs of $221.9 million were reclassified to cost of service revenues for $127.8 million and selling, general and administrative expense for $94.1 million for the nine months ended September 30, 2021. Employee benefit costs of $280.3 million were reclassified to cost of service revenues for $169.3 million and selling, general and administrative expense for $111.0 million for the year ended December 31, 2020, respectively.

•

Network and satellite operations costs of $120.5 million were reclassified to cost of service revenues for $77.2 million and selling, general and administrative expense for $43.3 million for the nine months ended September 30, 2021. Network and satellite operations costs of $158.6 million were reclassified to cost of service revenues for $99.1 million and selling, general and administrative expense for $59.5 million for the year ended December 31, 2020.

•

Impairment of financial assets expenses of $2.0 million and $16.8 million were reclassified to cost of service revenues for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively.

•

Other operating costs of $122.1 million were reclassified to cost of product revenues for $48.1 million, cost of service revenues for $5.9 million, selling, general and administrative expense for $67.9 million and $0.2 million for independent research and development for the nine months ended September 30, 2021. Other operating costs of $154.1 million were reclassified to cost of product revenues for $50.2 million, cost of service revenues for $11.5 million, general and administrative expense for $85.5 million and independent research and development for $6.9 million for the year ended December 31, 2020.

•

Own work capitalized of $22.8 million and $36.2 million was reclassified to selling, general and administrative expense for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively.

•

Depreciation and amortization expenses of $474.0 million were reclassified to cost of service revenues for $275.7 million, selling, general and administrative expense for $8.6 million, and amortization of acquired intangible assets for $189.7 million for the nine months ended September 30, 2021. Depreciation and amortization expenses of $673.0 million were reclassified to cost of service revenues for $417.0 million, selling, general and administrative expense for $11.6 million and amortization of acquired intangibles for $244.4 million for the year ended December 31, 2020.

•

Loss on disposal of assets of $0.9 million and $3.2 million was reclassified to selling, general and administrative expense for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively.

•

Impairment of assets of $0.6 million and $10.5 million was reclassified to selling, general and administrative expense for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively.

•

Share of profit of associates of $3.2 million and $4.2 million was reclassified to equity in income (loss) of unconsolidated affiliate, net for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively.

•	Financing income of $1.4 million and $3.8 million was reclassified to interest income for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively.

•	Financing costs of $144.2 million and $202.9 million were reclassified to interest expense for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively.

•

Fair value changes in financial assets and liabilities of $76.4 million and $0.2 million was reclassified to other income, net for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively.

2. Consideration Transferred and Preliminary Estimated Purchase Price Allocation

For purposes of developing the unaudited pro forma condensed combined financial information as of December 31, 2021, acquired Inmarsat assets, including identifiable intangible assets, and liabilities assumed, have been recorded at their estimated fair values with the excess purchase price assigned to goodwill. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and liabilities assumed and information currently available. Detailed valuations and assessments, including valuations of intangible and tangible assets and liabilities assumed, as well as the estimate of the purchase price and assessment of the tax positions and rates of the combined business, are in process and will not be completed until after the closing of the Transaction through to the end of the purchase price allocation period (up to one year from the acquisition closing date). The estimated fair values assigned in this unaudited pro forma condensed combined financial information are preliminary and represent Viasat’s current best estimate of fair value and are subject to revision, which may result in material adjustments at the closing date of the Transaction and thereafter during the purchase price allocation period. Furthermore, the fair values of the tangible and intangible assets acquired may be affected and materially changed by the results of Inmarsat’s operations up to the closing date of the Transaction.

For purposes of the pro forma presentation, the fair value of the shares of Viasat common stock to be issued to the Sellers in the Transaction assumed a Transaction closing date of February 4, 2022. In accordance with ASC 805, the 46.36 million of newly issued shares were valued for purposes of the unaudited pro forma condensed combined financial information using the closing price per share of Viasat common stock on February 4, 2022. The actual fair value of the shares to be issued in the Transaction may change and will be based on the Viasat share price on the actual date of the closing of the Transaction. The value of the stock component of the purchase price will fluctuate with the market price of Viasat common stock. Given that the estimated value of the purchase price is variable depending upon the price of Viasat common stock as of the Transaction closing date, management performed a sensitivity analysis over the change in purchase consideration based on +/– 10% volatility, +/– 25% and +/– 40% volatility in the price of Viasat common stock. An increase or decrease in the price of Viasat common stock by 10% would increase or decrease the purchase consideration and goodwill balance by approximately $189.0 million. An increase or decrease in the price of Viasat common stock by 25% would increase or decrease the purchase consideration and goodwill balance by approximately $472.4 million. An increase or decrease in the price of Viasat common stock by 40% would increase or decrease the purchase consideration and goodwill balance by approximately $755.9 million. The following is a preliminary estimate of the value of the consideration to be issued and paid to the Sellers in the Transaction:

(In thousands, except share data)
Number of shares of Viasat common stock issuable to Sellers	46,363,636
multiplied by the closing price per share of Viasat common stock on February 4, 2022	$40.76

Estimated fair value of the Viasat common stock issued (par value $5)	$1,889,782
Cash	850,000

Total estimated consideration transferred	$2,739,782

For purposes of this pro forma analysis, the following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed as if the Transaction had occurred on the pro-forma balance sheet date, reconciled to the estimate of consideration expected to be transferred:

(In thousands)
Current assets	$779,800
Property, equipment and satellites	4,153,000
Identifiable intangible assets	2,300,000
Goodwill	1,418,845
Other assets	96,400

Total assets acquired	$8,748,045
Current liabilities	(684,000)
Long-term debt	(3,857,000)
Deferred tax liability	(1,257,563)
Other long-term liabilities	(209,700)

Total liabilities assumed	$(6,008,263)

Total consideration transferred	$2,739,782

3. Adjustments to Inmarsat Historical Financial Statements to Conform to US GAAP

During the preparation of these unaudited pro forma condensed combined financial statements, management performed a preliminary analysis of Inmarsat’s financial information to identify differences in accounting policies as compared to those of Viasat and differences in financial statement presentation as compared to the presentation of Viasat, including certain adjustments and reclassifications to conform the historical financial information of Inmarsat from IFRS to US GAAP.

Upon completion of the Transaction, Viasat will perform a detailed review of Inmarsat’s accounting policies. As a result of that review, Viasat may identify differences between the accounting policies of Viasat and Inmarsat that, when conformed, could have a material impact on the consolidated financial statements of the combined company. During the preparation of these unaudited pro forma condensed combined financial statements, Viasat identified certain differences between IFRS and US GAAP, as noted further below in the section entitled “IFRS to US GAAP Adjustments,” including with respect to accounting for lease agreements. Such differences, for certain items, were immaterial to the periods presented in the unaudited pro forma financial information contained herein. As of the date of this proxy statement, Viasat is not aware of any significant accounting policy differences in addition to items identified below for the periods presented, but there can be no assurance that other differences will not be identified in connection with or following the closing of the Transaction or that such differences will be immaterial in future periods.

The adjustments to conform Inmarsat’s financial statements to US GAAP are included within the IFRS to US GAAP adjustments column of the pro forma financial statements, and are described as follows:

Pro Forma Balance Sheet IFRS to US GAAP Adjustments:

(aa)    Restructuring of debt investments: Under IFRS, Inmarsat recognized a gain on refinancing of its term loan in other income, net and the related amortization in interest expense. The refinancing of the term loan was not considered substantial and was not a troubled-debt restructuring, therefore under US GAAP, this refinancing is accounted for as a modification and no gain would be recognized. This adjustment removes the impact that the gain, net of amortization had on other long-term debt.

(bb)     Uncertain tax position: Under IFRS, Inmarsat recorded the uncertain tax position (UTP) and related accrued interest within short-term liabilities, however under US GAAP, UTPs are classified as a long-term liabilities unless the amounts are expected to be paid in cash within the next 12 months. There is no indication at this time that the payment will be made within the next 12 months and therefore under US GAAP this liability is recorded as long-term. This adjustment reclassifies the UTP liability and related accrued interest associated with the UTP from accrued and other liabilities to other liabilities (long-term).

(cc)    Lease accounting: Under IFRS, all lessee leases are classified as financing leases, whereas under US GAAP leases are classified as operating or financing. Based on Viasat’s preliminary assessment, Inmarsat’s leases are classified as operating leases under US GAAP. Inmarsat’s historical financial statements classified leases in separate balance sheet line items, therefore Viasat mapped Inmarsat’s lease balance sheet lines to Viasat’s lease balance sheet lines.

Pro Forma Statements of Operations IFRS to US GAAP Adjustments:

(dd)    Lease accounting: Under IFRS, the interest associated with leases is classified as interest expense, whereas under US GAAP, operating leases are recorded as straight-line lease expense in selling, general and administrative expenses. This adjustment reclassifies the interest associated with leases incurred by Inmarsat from interest expense to selling, general and administrative expenses.

(ee)    Uncertain tax position: Under IFRS, the interest related to the UTP recorded by Inmarsat was classified as interest expense, however in accordance with Viasat’s US GAAP policy election, the interest is classified as provision for income taxes. This adjustment reclassifies the interest expense to provision for income taxes.

(ff)    Restructuring of debt investments: Under IFRS, Inmarsat recognized a gain on refinancing of its term loan in other income, net and the related amortization in interest expense with a corresponding amount recorded as contra-other long-term debt. The refinancing of the term loan was not considered substantial and was not a troubled-debt restructuring, therefore under US GAAP, this refinancing would be accounted for as a modification and no gain would be recognized. These adjustments remove the impact of the gain from other income, net and amortization of that gain from interest expense.

(gg)    To record the estimated tax effect of IFRS to US GAAP adjustments. A blended US federal and state statutory tax rate of 25% and the United Kingdom statutory tax rate of 19%, have been used for all periods presented for the applicable jurisdictions.

4. Transaction accounting adjustments

Pro Forma Balance Sheet Transaction Accounting Adjustments:

(a)    Reflects the estimated consideration transferred to acquire Inmarsat as further described under Note 2 “Consideration Transferred and Preliminary Estimated Purchase Price Allocation” above.

(b)    Reflects the acquisition method of accounting based on the estimated fair value of the assets (property, equipment and satellites and acquired intangible assets) and liabilities (deferred revenue and debt) of Inmarsat as described in Note 2 “Consideration Transferred and Preliminary Estimated Purchase Price Allocation” above, including the related estimated impact on deferred tax liabilities. Deferred taxes are determined using tax rates that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related asset is realized or the deferred tax liability is settled. The United Kingdom enacted tax rate of 25%, which becomes effective April 2023, was used in establishing the deferred tax liability.

(c)    To eliminate Inmarsat’s historical equity, inclusive of accumulated deficit and equity balance held by Inmarsat’s previous stockholders, and accumulated other comprehensive income.

(d)    Represents the accrual of additional estimated transaction-related transaction costs estimated to be incurred by both Viasat and Inmarsat subsequent to their historical balance sheet dates. These costs will not affect Viasat’s income statement beyond 12 months after the acquisition date.

(e)    Not used.

Pro Forma Statements of Operations Transaction Accounting Adjustments:

(f)    Reflects the estimated incremental depreciation expense related to the estimated fair value adjustment of property, equipment and satellites based on the estimated useful lives. The depreciation has been recorded as an element of cost of service revenues based on the nature of the underlying assets.

(g)    Reflects estimated adjustment to amortization of acquired intangible assets related to the fair value adjustment based on estimated useful lives. Given the preliminary valuations of intangible assets, the sensitivity of the annual amortization expense was considered. A 20% change in the valuation of intangible assets would cause a corresponding increase or decrease in annual amortization expense of approximately $39.9 million.

The following table provides a breakdown of the preliminary estimated amounts assigned to identifiable intangible assets assumed, their estimated useful lives as of December 31, 2021 and the total estimated adjustment to amortization of acquired intangible assets:

(In thousands)	Preliminary fair value	Weighted average estimated useful life (In years)	Estimated amortization for nine months ended Dec. 31, 2021	Estimated amortization for twelve months ended March 31, 2021
Customer relationships	$850,000	10	$63,750	$85,000
Orbital assets	1,000,000	20	37,500	50,000
Other	450,000	7	48,215	64,286

Estimated amortization			149,465	199,286
Less: Inmarsat historical amortization expense			(189,700)	(244,400)

Total estimated adjustment to amortization of acquired intangible assets			$(40,235)	$(45,114)

(h)    Reflects the estimated adjustment to amortization related to the estimated fair value adjustment of debt assumed from Inmarsat based on the straight-line basis, given the results of the effective interest rate method is not materially different. See transaction accounting adjustment for the fair value adjustment recorded in the unaudited pro forma condensed combined balance sheet.

(i)    Not used.

(j)    Represents the accrual of additional estimated Transaction-related transaction costs anticipated to be incurred as a part of the Transaction by both Viasat and Inmarsat. The remaining Transaction-related transaction costs of $11.8 million and $7.0 million are included in the historical income statement of the Viasat and Inmarsat for the nine months ended December 31, 2021 and September 30, 2021, respectively. These costs will not affect Viasat’s income statement beyond 12 months after the acquisition date. The accrual of additional estimated Transaction-related transaction costs anticipated to be incurred are forward-looking. While the costs represent Viasat’s and Inmarsat’s current estimate of total Transaction-related transaction costs associated with the Transaction that will be incurred, the actual amount and timing of recognition of these costs will be based on the final integration in connection with consummation of the Transaction. Readers are cautioned that the completion of this integration and other actions that may be taken in connection with the Transaction will impact future results. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs. See “Cautionary Note Regarding Forward-Looking Statements” on page 21 of this proxy statement.

(k)    To record the estimated tax effect of the taxable transaction accounting adjustments related to the Transaction. A blended US federal and state statutory tax rate of 25%, and the United Kingdom statutory tax rate of 19%, have been used for all periods presented for the applicable jurisdictions.

(l)    To adjust shares used in computing basic and diluted net income (loss) per share to reflect the issuance of approximately 46.36 million shares of Viasat common stock as part of the consideration for the Transaction, calculated as if the shares were outstanding from the beginning of the period presented.

5. Other financing events adjustments

Pro Forma Balance Sheet Other Financing Events Adjustments:

(1)    Reflects the increase in cash and cash equivalents as a result of the estimated net cash proceeds from the incurrence of $2.3 billion of indebtedness (net of debt issuance costs), netted down by payment of fees related to senior secured credit facility amendments to allow for the Transaction to occur and the repayment of borrowings under Viasat’s revolving credit facility using a portion of the net proceeds from the $2.3 billion of indebtedness.

The following table is a reconciliation of the other financing events adjustments impacting cash and cash equivalents:

(In thousands)
Net cash proceeds from the incurrence of $2.3 billion of indebtedness	$2,238,767
Payment of fees related to senior secured credit facility amendments	(5,675)
Repayment of borrowings under Viasat’s revolving credit facility	(370,000)

Increase in cash and cash equivalents	$1,863,092

(2)    To record the issuance of $1.6 billion of unsecured senior notes and the incurrence of $700.0 million in borrowings under a Term Loan B facility, net of debt issuance costs (see footnote 4 below) and the repayment of borrowings of $370.0 million under Viasat’s revolving credit facility using a portion of the net proceeds from such borrowings.

(3)    Not used.

Pro Forma Statements of Operations Other Financing Events Adjustments:

(4)    To record estimated interest expense (on a straight-line basis, given the results of the effective interest rate method are not materially different) related to the incurrence of $2.3 billion of indebtedness under the financing commitments obtained in connection with the Transaction as well as for general corporate purposes (including working capital and capital expenditures), related debt issuance costs amortization, and adjustments to interest expense related to the assumed repayment of principal amount of outstanding borrowings under Viasat’s revolving credit facility, which for purposes of this pro forma presentation only Viasat has assumed will comprise a $700.0 million Term Loan B facility (using the current Secured Overnight Financing Rate (SOFR) applicable at February 3, 2022 plus an applicable margin and spread adjustment of 3.30%) and $1.6 billion of additional unsecured senior notes using estimated current market interest rate of 5.50%, as well as payment of related fees and expenses, as set forth below:

			Pro forma interest expense
(In thousands)	Debt balance	Rate	For the nine months ended Dec. 31, 2021	For the fiscal year ended March 31, 2021
Senior unsecured notes	1,600,000	5.50%	66,000	88,000
Term Loan B	700,000	3.30%	17,325	23,100

Total estimated interest expense at December 31, 2021	2,300,000		83,325	111,100
Estimated debt issuance costs and discount amortization related to pro forma borrowings and the Transaction	66,908		7,054	9,406
Adjustment to interest expense related to assumed repayment of Viasat’s revolving credit facility			(484)	(504)

Total pro forma interest expense adjustment			$89,895	$120,002

The interest rates noted in the table above were used in calculating the pro forma interest expense related to the pro forma financing related to the funding of the Transaction and Viasat’s standalone growth expenditures. Given that the estimated interest expense is variable depending upon the final interest rates obtained for the pro forma financing, management performed a sensitivity analysis over the impact that a change in interest rate of +/– 0.125% would have on pro forma interest expense. An increase or decrease in interest rate of +/– 0.125% would increase or decrease interest expense for the nine months ended December 31, 2021 and year ended March 31, 2021 by approximately $2.2 million and $2.9 million, respectively.

(5)    To record the estimated tax effect of the other financing events adjustments. A blended US federal and state statutory tax rate of 25%, and the United Kingdom statutory tax rate of 19%, have been used for all periods presented for the applicable jurisdictions.

OWNERSHIP OF SECURITIES

Beneficial Ownership Table

The following table sets forth information known to us regarding the ownership of Viasat common stock as of [●], 2022, the record date for the special meeting, by (1) each director, (2) each of the Named Executive Officers identified in the Summary Compensation Table, (3) all directors and executive officers of Viasat as a group, and (4) all other stockholders known by us to be beneficial owners of more than 5% of Viasat common stock.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent Beneficial Ownership (%)(3)
Directors and Officers:
Mark Dankberg	1,805,588	(4)	2.4
Robert Johnson	717,896	(5)	1.0
Mark Miller	426,876	(6)	*
Richard Baldridge	302,792	(7)	*
Shawn Duffy	77,686	(8)	*
Ken Peterman	52,445		*
John Stenbit	47,600	(9)	*
Varsha Rao	36,650	(10)	*
Sean Pak	31,800	(11)	*
Theresa Wise	14,600	(12)	*
James Dodd	8,684		*
James Bridenstine	4,000	(13)	*
All directors and executive officers as a group (22 persons)	3,805,288		5.1
Other 5% Stockholders:
The Baupost Group, L.L.C.	16,288,959	(14)	21.9
FPR Partners, LLC	6,682,221	(15)	9.0
BlackRock, Inc.	6,301,804	(16)	8.5
The Vanguard Group	5,741,162	(17)	7.7

*	Less than 1%.
(1)

This table shows beneficial ownership of our common stock as calculated under SEC rules, which specify that a person is the beneficial owner of securities if that person has sole or shared voting or investment power. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. Unless otherwise indicated, the address of each person or entity named is c/o Viasat, Inc., 6155 El Camino Real, Carlsbad, California 92009.

(2)

In computing the number of shares beneficially owned by a person named in the table and the percentage ownership of that person, shares of common stock that such person had the right to acquire within 60 days after January 31, 2022 are deemed outstanding, including without limitation, upon the exercise of options or the vesting of restricted stock units. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. References to options in the footnotes of the table include only options to purchase shares that were exercisable within 60 days after January 31, 2022 and references to restricted stock units in the footnotes of the table include only restricted stock units that are scheduled to vest within 60 days after January 31, 2022.

(3)

For each person included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of (a) 74,393,040 shares of common stock outstanding on January 31, 2022 plus (b) the number of shares of common stock that such person had the right to acquire within 60 days after January 31, 2022.

(4)

Includes (a) 140,000 shares subject to options exercisable by Mr. Dankberg within 60 days after January 31, 2022, (b) 69,365 shares held by the Dankberg Family Foundation, (c) 1,593,707 shares held by the

Dankberg Family Trust, and (d) 587,049 shares pledged as collateral in a brokerage liquidity access line. With respect to the shares pledged by Mr. Dankberg, it should be noted that (i) Mr. Dankberg’s pledged shares are not designed to shift or hedge any economic risk associated with his ownership of Viasat common stock, (ii) the total number of shares of Viasat common stock pledged under this arrangement constituted less than 1.0% of the total outstanding shares of Viasat common stock as of January 31, 2022, (iii) the maximum aggregate principal amount of advances secured by Mr. Dankberg’s pledged shares is $10 million, which, based on the closing price of Viasat common stock on January 31, 2022, would be equivalent to only approximately 227,170 shares of Viasat common stock, and (iv) Mr. Dankberg has advised us that he has the financial capacity to repay any advance under his agreement without resort to the pledged shares.
(5)	Includes (a) 25,000 shares subject to options exercisable by Mr. Johnson within 60 days after January 31, 2022, and (b) 681,696 shares held by the Robert W. Johnson Revocable Trust dated 8/13/1992.
(6)

Includes (a) 10,000 shares subject to options exercisable by Mr. Miller within 60 days after January 31, 2022, (b) 89,249 shares subject to restricted stock units that are scheduled to vest within 60 days after January 31, 2022, and (c) 325,365 shares held by the Miller Family Trust dated 11/13/2000.

(7)	Includes (a) 112,500 shares subject to options exercisable by Mr. Baldridge within 60 days after January 31, 2022, and (b) 187,289 shares held by the Richard and Donna Baldridge Family Trust.
(8)	Includes 27,500 shares subject to options exercisable by Ms. Duffy within 60 days after January 31, 2022.
(9)	Includes (a) 25,000 shares subject to options exercisable by Mr. Stenbit within 60 days after January 31, 2022, and (b) 21,000 shares held by THE PIETJE 2012 GIFT TRUST.
(10)	Includes 29,000 shares subject to options exercisable by Ms. Rao within 60 days after January 31, 2022.
(11)

Includes (a) 24,000 shares subject to options exercisable by Mr. Pak within 60 days after January 31, 2022, and (b) 7,800 shares held by the Sean S. Pak and Caroline K. Shin Revocable Trust dated April 29, 2015.

(12)

Includes (a) 11,000 shares subject to options exercisable by Dr. Wise within 60 days after January 31, 2022, and (b) 1,000 shares subject to restricted stock units that are scheduled to vest within 60 days after January 31, 2022.

(13)

Includes (a) 3,000 shares subject to options exercisable by Mr. Bridenstine within 60 days after January 31, 2022, and (b) 1,000 shares subject to restricted stock units that are scheduled to vest within 60 days after January 31, 2022.

(14)

Based solely on information contained in a Schedule 13D/A jointly filed with the SEC on November 10, 2021 by The Baupost Group, L.L.C. (Baupost), Baupost Group GP, L.L.C. (Baupost GP) and Seth A. Klarman. Such Schedule states that Baupost, Baupost GP and Mr. Klarman have shared voting and dispositive power over 16,288,959 shares. Baupost is a registered investment adviser and acts as an investment adviser and general partner to certain private investment limited partnerships. Baupost GP is the manager of Baupost. Mr. Klarman is the sole managing member of Baupost GP and a controlling person of Baupost. The address of Baupost, Baupost GP and Mr. Klarman is 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116.

(15)

Based solely on information contained in a Schedule 13G/A jointly filed with the SEC on February 16, 2021 by FPR Partners, LLC (FPR), Andrew Raab and Bob Peck. Such Schedule states that FPR has sole voting and dispositive power over 6,682,221 shares, and that Mr. Raab and Mr. Peck have shared voting and dispositive power over 6,682,221 shares. FPR is a registered investment adviser and acts as an investment manager to certain limited partnerships. Mr. Raab and Mr. Peck are the senior managing members of FPR. The address of FPR, Mr. Raab and Mr. Peck is 199 Fremont Street, Suite 2500, San Francisco, California 94105.

(16)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 7, 2022 by BlackRock, Inc. Such Schedule states that BlackRock, Inc. has sole voting power over 6,058,838 shares and sole dispositive power over 6,301,804 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(17)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group (Vanguard). Such Schedule states that Vanguard has shared voting power over 35,554 shares, sole dispositive power over 5,659,119 shares and shared dispositive power over 82,043 shares. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

APPRAISAL RIGHTS

Appraisal rights are not available to holders of the shares of Viasat common stock in connection with the Transaction.

HOUSEHOLDING INFORMATION

If you share an address with another stockholder, you may receive only one set of proxy materials unless you have provided contrary instructions. The rules promulgated by the Securities and Exchange Commission, or SEC, permit companies, brokers, banks or other financial institutions to deliver a single copy of proxy statements and annual reports to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings, save significant printing and postage costs, and conserve natural resources. Stockholders will receive only one copy of this proxy statement if they share an address with another stockholder, have been previously notified of householding by their broker, bank or other financial institution, and have consented to householding, either affirmatively or implicitly by not objecting to householding. If you would like to opt out of householding for future mailings, or if you currently receive multiple copies of our annual reports and proxy statements and would prefer to receive a single copy in the future, please contact your broker, bank or financial institution. You may also obtain a separate proxy statement without charge by sending a written request to Viasat, Inc., Attention: Investor Relations, 6155 El Camino Real, Carlsbad, California 92009, by email at ir@viasat.com or by telephone at (760) 476-2200. We will promptly send additional copies of the proxy statement upon receipt of such request.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Computershare Trust Company, N.A.

SUBMISSION OF STOCKHOLDERS PROPOSALS

Our Board is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

OTHER MATTERS

Stockholder Proposals for Inclusion in Viasat’s 2022 Proxy Statement.    Stockholders of Viasat may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. To be eligible for inclusion in our proxy statement relating to the 2022 annual meeting of stockholders, proposals must satisfy the conditions established by the SEC for stockholder proposals to be included in the proxy statement, and must otherwise be received by Viasat no later than March 24, 2022, unless the date of the 2022 annual meeting is changed by more than 30 days from the anniversary of our 2021 annual meeting, in which case the deadline will be as set forth in Rule 14a-8. Such proposals must be delivered to Viasat, Inc., Attention: Corporate Secretary, 6155 El Camino Real, Carlsbad, California 92009, with a copy to Viasat, Inc., Attention: General Counsel at the same address.

Stockholder Proposals for Presentation at the 2022 Annual Meeting.    If a stockholder wishes to present a proposal at our 2022 annual meeting of stockholders without including the proposal in our proxy statement relating to that meeting, our bylaws provide that the stockholder must (1) provide timely notice of the proposal in writing and in proper form, (2) provide any updates or supplements to such notice as required by our bylaws, and (3) otherwise comply with all applicable requirements of our bylaws and of the Securities Exchange Act of 1934. To be timely, such stockholder’s notice must be received by Viasat no earlier than the 120th day nor later than the 90th day prior to the anniversary of our 2021 annual meeting. As a result, proposals submitted pursuant to these provisions of our bylaws must be received no earlier than the close of business on May 5, 2022 and no later than the close of business on June 4, 2022. However, if the date of the 2022 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2021 annual meeting, notice by the stockholder must be received no later than the later of (1) the 90th day prior to the 2022 annual meeting or (2) the 10th day following the day on which public disclosure of the date of the 2022 annual meeting was first made. Such proposals must be delivered to Viasat, Inc., Attention: Corporate Secretary, 6155 El Camino Real, Carlsbad, California 92009, with a copy to Viasat, Inc., Attention: General Counsel at the same address. If the stockholder fails to give timely notice, the proxy card will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies in accordance with their best judgment.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov. Our SEC filings can also be found on our website at http://www.investors.viasat.com. Except for our filings with the SEC that are incorporated by reference into this proxy statement, the information on or accessible through our website is not a part of this proxy statement.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information about Viasat by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement incorporates by reference the documents and reports listed below (other than portions of these documents that are deemed to have been furnished and not filed):

•

our Annual Report on Form 10-K for the year ended March 31, 2021, filed with the SEC on May 28, 2021 (including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 26, 2021 incorporated by reference therein);

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2021, September 30, 2021 and December 31, 2021, filed with the SEC on August 9, 2021, November 9, 2021 and February 7, 2021, respectively; and

•

our Current Reports on Form 8-K (in all cases other than information furnished rather than filed pursuant to any Form 8-K) filed with the SEC on April 1, 2021, April 30, 2021, May 17, 2021, September 3, 2021, November 8, 2021, November 19, 2021 and November 30, 2021.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements of exhibits relating thereto furnished pursuant to Item 9.01)) after the date of this proxy statement and prior to the date of the special meeting. The information contained in any such document will be considered part of this proxy statement from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this proxy statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

If you would like additional copies of this proxy statement or if you have questions about the Transaction or the proposals to be presented at the special meeting, you should contact us at the following address and telephone number:

Viasat, Inc.

6155 El Camino Real

Carlsbad, California 92009

(760) 476-2200

Attention: Investor Relations

Email: ir@viasat.com

If you are a stockholder of Viasat and would like to request documents, please do so no later than five business days prior to the special meeting in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to Viasat has been supplied by us, and all such information relating to Inmarsat or the Sellers has been supplied by Inmarsat or the Sellers. Information provided by any of Viasat, Inmarsat or the Sellers does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of Viasat for the special meeting. We have not authorized anyone to give any information or make any representation about the Transaction, Viasat, Inmarsat or the Sellers that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

Connect Topco Limited

(Registered company number: 66184)

Unaudited condensed consolidated interim financial statements

For the nine months ended 30 September 2021

Connect Topco Limited

Unaudited condensed consolidated income statement

For the nine months ended 30 September 2021

($ in millions)	2021	2020
Revenue	1,010.8	941.8
Employee benefit costs	(221.9)	(209.5)
Network and satellite operations costs	(120.5)	(112.8)
Impairment of financial assets	(2.0)	(17.3)
Other operating costs	(122.1)	(100.2)
Own work capitalised	22.8	29.1

Total net operating costs	(443.7)	(410.7)

Depreciation and amortisation	(474.0)	(505.7)
Reversal of impairment / (impairment) of assets	0.6	(9.2)
Loss on disposals of assets	(0.9)	(1.2)
Share of profit of associates	3.2	3.0

Operating profit	96.0	18.0

Financing income	1.4	2.5
Financing costs	(144.2)	(156.0)
Fair value changes in financial assets and liabilities[1]	76.4	0.2

Net financing costs	(66.4)	(153.3)

Profit / (loss) before tax	29.6	(135.3)

Taxation charge	(176.9)	(29.1)

Loss for the period	(147.3)	(164.4)

Attributable to:
Equity holders	(146.5)	(163.9)
Non-controlling interest[2]	(0.8)	(0.5)

1	Included within fair value changes in financial assets and liabilities is a $76.4m IFRS-9 related gain, following repricing of the term loan (refer note 7).
2	Non-controlling interest (“NCI”) refers to the Group’s 51% shareholding in Inmarsat Solutions ehf and NCI resulting from the management incentive plan.

Connect Topco Limited

Unaudited condensed consolidated statement of comprehensive income

For the nine months ended 30 September 2021

($ in millions)	2021	2020
Loss for the period	(147.3)	(164.4)

Other comprehensive income

Items that may be reclassified subsequently to the Income Statement:
Foreign exchange translation differences	—	(0.3)
(Loss) / gain on cash flow hedges on foreign exchange forward contracts	(0.4)	0.7
Gain / (loss) on interest rate cap	6.7	(6.9)

Items that will not be reclassified subsequently to the Income Statement:
Re-measurement of the defined benefit asset	—	(1.4)
Tax credited directly to equity	—	0.1

Other comprehensive income / (loss) for the period, net of tax	6.3	(7.8)

Total comprehensive loss for the period, net of tax	(141.0)	(172.2)

Attributable to:
Equity holders	(140.2)	(171.7)
Non-controlling interest[1]	(0.8)	(0.5)

1	Non-controlling interest (“NCI”) refers to the Group’s 51% shareholding in Inmarsat Solutions ehf and NCI resulting from the management incentive plan.

Connect Topco Limited

Unaudited condensed consolidated balance sheet

As at 30 September 2021

($ in millions)	As at 30 September 2021	As at 31 December 2020
Assets
Non-current assets
Property, plant and equipment	3,223.0	3,298.2
Intangible assets	2,954.2	3,115.7
Derivative financial instruments	2.1	—
Investments	24.4	23.1
Right of use assets	35.8	41.4
Finance lease receivable	0.5	0.6
Other receivables	5.5	7.1
Deferred tax asset	28.0	30.0

	6,273.5	6,516.1

Current assets
Cash and cash equivalents	246.6	250.5
Short-term deposits	215.7	688.0
Restricted cash	—	7.0
Trade and other receivables	276.4	268.7
Finance lease receivable	3.3	0.2
Inventories	37.4	36.9
Current tax assets	0.4	3.5

	779.8	1,254.8

Total assets	7,053.3	7,770.9

Liabilities

Current liabilities
Borrowings	17.5	17.5
Trade and other payables	1,288.6	1,202.3
Provisions	8.0	15.6
Current tax liabilities	165.6	171.5
Derivative financial instruments	2.0	2.0
Lease obligations	11.3	11.2

	1,493.0	1,420.1

Non-current liabilities
Borrowings	3,616.4	3,688.9
Other payables	17.3	17.8
Provisions	4.9	5.9
Deferred tax liabilities	788.7	631.5
Derivative financial instruments	—	4.6
Lease obligations	36.5	43.4

	4,463.8	4,392.1

Total liabilities	5,956.8	5,812.2

Net assets	1,096.5	1,958.7

($ in millions)	As at 30 September 2021	As at 31 December 2020
Shareholders’ equity
Ordinary shares	2,350.0	2,350.0
Other reserves	0.4	(6.2)
Retained earnings	(1,260.0)	(396.1)

Equity attributable to shareholders	1,090.4	1,947.7
Non-controlling interest[1]	6.1	11.0

Total equity	1,096.5	1,958.7

1	Non-controlling interest (“NCI”) refers to the Group’s 51% shareholding in Inmarsat Solutions ehf and NCI resulting from the management incentive plan.

The Condensed Consolidated Financial Statements were approved by the Board of Directors and signed by:

Eric Hargrave

Director

Connect Topco Limited

Unaudited condensed consolidated statement of changes in equity

For the nine months ended 30 September 2021

($ in millions)	Share capital	Share option reserve	Hedge reserve	Other	Retained earnings	NCI1	Total
Balance at 1 January 2020	2,350.0	—	(0.7)	—	(157.0)	0.9	2,193.2

Share-based payments	—	0.2	—	—	—	—	0.2
Transfer share based payment reserve to retained earnings	—	(0.2)	—	—	0.2	—	—
Dividend declared	—	—	—	—	—	(0.8)	(0.8)
Acquisition of NCI	—	—	—	—	—	11.6	11.6
Loss on cash flow hedges capitalised to tangible assets	—	—	0.3	—	—	—	0.3
Comprehensive Income:
Loss for the period	—	—	—	—	(163.9)	(0.5)	(164.4)
OCI—before tax	—	—	(6.2)	(0.3)	(1.4)	—	(7.9)
OCI—tax	—	—	—	—	0.1	—	0.1

Balance at 30 September 2020	2,350.0	—	(6.6)	(0.3)	(322.0)	11.2	2,032.3

Balance at 1 January 2021	2,350.0	—	(6.2)	—	(396.1)	11.0	1,958.7

Dividend declared[2]	—	—	—	—	(717.4)	(0.7)	(718.1)
NCI share buy-back	—	—	—	—	—	(3.4)	(3.4)
Loss on cash flow hedges capitalised to tangible assets	—	—	0.3	—	—	—	0.3
Comprehensive Income:							—
Loss for the period	—	—	—	—	(146.5)	(0.8)	(147.3)
OCI—before tax	—	—	6.3	—	—	—	6.3
OCI—tax	—	—	—	—	—	—	—

Balance at 30 September 2021	2,350.0	—	0.4	—	(1,260.0)	6.1	1,096.5

1	Non-controlling interest (“NCI”) refers to the Group’s 51% shareholding in Inmarsat Solutions ehf and NCI resulting from the management incentive plan.
2	A dividend of $567.9m was paid to shareholders in February 2021 with a subsequent dividend of $149.5m paid in July 2021 (refer note 9).

Connect Topco Limited

Unaudited condensed consolidated cash flow statement

For the nine months ended 30 September 2021

($ in millions)	2021	2020
Cash flow from operating activities
Cash generated from operations	583.1	503.4
Interest received	1.0	2.1
Tax paid	(18.6)	(5.7)

Net cash from operating activities	565.5	499.8

Cash flow from investing activities
Purchase of property, plant and equipment	(115.1)	(127.5)
Additions to intangible assets	(29.0)	(46.8)
Own work capitalised	(20.8)	(28.8)
Net investment in short-term deposits	472.3	(50.0)

Net cash from / (used in) investing activities	307.4	(253.1)

Cash flow from financing activities
Dividends paid to shareholders[1]	(716.5)	(0.6)
Repayment of borrowings	(13.2)	(1,300.6)
Drawdown of borrowings	—	1,312.3
Interest paid	(133.5)	(157.6)
Arrangement costs of financing	(1.7)	(60.4)
Cash payments for the principal portion of lease obligations	(8.6)	(8.1)
(NCI share buy-back) / acquisition of NCI	(2.6)	11.6
Other financing activities	(1.5)	(1.7)

Net cash used in financing activities	(877.6)	(205.1)

Net (decrease) / increase in cash and cash equivalents	(4.7)	41.6

Cash and cash equivalents
At beginning of the period	250.5	159.5
Net (decrease) / increase in cash and cash equivalents	(4.7)	41.6
Foreign exchange adjustment	0.8	—

At end of the period	246.6	201.1

Comprising:
Cash at bank and in hand	163.1	131.1
Short-term deposits with original maturity of < 3 months	83.5	70.0

Cash and cash equivalents	246.6	201.1

Net cash and cash equivalents at end of period	246.6	201.1

1

A dividend of $567.9m was paid to shareholders in February 2021 with a subsequent dividend of $149.5m paid in July 2021 (refer note 9). The remaining $0.9m represents dividends with minority interests and associates.

Connect Topco Limited

Notes to the unaudited condensed consolidated interim financial statements

For the nine months ended 30 September 2021

1. General information

Connect Topco Limited (the ‘Company’ or, together with its subsidiaries, the ‘Group’) is a private company limited by shares incorporated in Guernsey. The address of its registered office is Redwood House, St Julian’s Avenue, St Peter Port, GY1 1WA, Guernsey. Details on the nature of the Group are provided on Note 3.

The smallest and largest group into which the results of the Company are consolidated is headed by Connect Topco Limited. The company has not previously prepared nor published condensed consolidated interim financial statements.

2. Principal accounting policies

Basis of preparation

The Condensed Consolidated Interim Financial Statements for the nine months ended 30 September 2021 have been prepared in accordance with IAS 34, ‘Interim Financial Reporting’ and Companies (Guernsey) Law, 2008. They were approved by the Board of Directors on 25 January 2022.

The financial information presented in this Condensed Consolidated Interim Financial Statements does not constitute accounts as defined in Section 245 of the Companies (Guernsey) Law, 2008. The statutory accounts for the year ended 31 December 2020 were approved by the Board of Directors on 18 May 2021. The appointed auditors (Deloitte LLP) have issued an unqualified report on the accounts on 19 May 2021. There were no matters drawn to attention by way of emphasis of matter.

Going concern

The Directors continue to believe that the Group has a robust business model and good medium to long-term growth prospects. The Group responded robustly and quickly to the challenges created by the spread of Covid-19 in 2020 and the impact continues to be mainly concentrated in Aviation, as the pandemic has significantly reduced global air traffic and installation activity. Other business units have been less affected, reflecting their strong market positions and B2B and B2G often mission critical supplier status. Material actions have been and will be taken as appropriate to maintain business continuity and provide sufficient liquidity to the organisation. As at 30 September 2021, the Group has $946.6m of liquid resources (Cash: $246.6m, undrawn revolving credit facility (‘RCF’): $700m) and a continued expectation that the Group will generate positive free cash flow and reduce leverage over the medium to long term.

Whilst the economic outlook remains uncertain due to the Covid-19 pandemic, the Directors have a reasonable expectation that the Group shall continue to operate as a going concern for the foreseeable future. Consequently, the Group continues to adopt the going concern basis in preparing the Condensed Consolidated Interim Financial Statements.

During 2021 the Connect Topco shareholders accepted an offer from Viasat Inc. to purchase the Group for $7.3bn. The transaction is currently expected to complete during the second half of 2022 following regulatory approval. As Directors of Inmarsat, the going concern assessment has been performed using the Inmarsat financial performance and position.

Basis of accounting

The functional and reporting currency of the Company and most of the Group’s subsidiaries is the US Dollar, as the majority of receipts from operational transactions and borrowings are denominated in US Dollars. The same accounting policies and methods of computation are followed in the Condensed Consolidated Interim Financial Statements as in the most recent annual financial statements, at 31 December 2020 and the corresponding interim reporting period.

The preparation of the Condensed Consolidated Interim Financial Statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenue and expenses during the period. Although these estimates are based on management’s best estimate of the amount, event or actions, the actual results may ultimately differ from these estimates.

3. Segment information

The Group has identified the provision of global mobile satellite communications services to customers around the world as the only operating segment. The Board of Directors review the Group’s financial reporting and approves those proposals for the allocation of the Group’s resources and have therefore been identified as the chief operating decision maker. The Group’s revenue is categorised by four business units, namely:

•	Maritime: focusing on worldwide commercial maritime services including safety services;

•	Government: focusing on military and other government services to the U.S. and other international governments;

•	Aviation: focusing on commercial aviation, business and general aviation; and providing operational and safety services to support both of these segments; and

•	Enterprise: focusing on worldwide land-based Internet of Things, lease, broadband, and voice segments.

These four business units are supported by ‘Central Services’ which includes satellite operations, technology, corporate functions, backbone infrastructure, and any income that is not directly attributable to a business unit, such as Ligado.

($ in millions)	2021	2020
Maritime	380.4	366.7
Government	374.9	320.2
Aviation	159.2	126.3
Enterprise	86.4	84.8
Central services	9.9	43.8

Revenue	1,010.8	941.8

4. Net financing costs

($ in millions)	2021	2020
Bank interest receivable and other interest	1.4	2.5

Total financing income	1.4	2.5

Interest on Senior Notes and credit facilities	(166.8)	(184.1)
Amortisation of debt issue costs	(21.6)	(11.5)
Amortisation of discount on Senior Notes due 2022	—	(1.5)
Net interest on the net pension asset and post-employment liability	—	(0.1)
Interest on lease obligations	(1.5)	(1.8)
Other interest	(3.3)	(3.7)

Total financing costs	(193.2)	(202.7)

Less: Amounts capitalised in the cost of qualifying assets	49.0	46.7
Fair value changes in financial assets and liabilities[1]	76.4	0.2

Net financing costs	(66.4)	(153.3)

1	Included within fair value changes in financial assets and liabilities is a $76.4m IFRS-9 related gain, following repricing of the term loan (refer note 7).

5. Taxation

The interim period income tax charge is accrued based on the estimated average annual effective tax rate of 597.6% (2020: 21.5%). The annual average effective tax rate reflects the additional cost arising in 2021 as a consequence of the increase in UK tax rates to 25% from April 2023. This resulted in an increase to the deferred tax balance of $175.4m.

From time to time, the Group may be involved in disputes in relation to on-going tax matters where a tax authority adopts a different interpretation to our own. The Group’s total tax provision of $131m relates to management’s judgement of the amount of tax payable in respect of on-going enquiries with tax authorities. The quantum and timing of any payment in relation to these matters remains uncertain but it is substantially provided for and the enquiries remain ongoing at this time.

The largest provision held of $100m is in relation to our long running tax case concerning tax deductions for historic launch costs. The Group’s 1999 claim for a tax deduction for satellite launch costs was heard at the Upper Tribunal which ruled in favour of HMRC in March 2021 on one point of legal interpretation. Inmarsat subsequently appealed directly to the Court of Appeal which was granted and a hearing is set for Q2 2022. The Group has provided fully for the potential cost of comprising tax (c.$100m) and interest (c.$20m).

6. Net borrowings

These balances are shown net of unamortised deferred finance costs as follows:

	At 30 September 2021				At 31 December 2020
($ in millions)	Amount	Gain on term loan reprice[1]	Deferred finance costs	Net balance	Amount	Deferred finance costs	Net balance
Current borrowings
Term loan	17.5	—	—	17.5	17.5	—	17.5

Total current borrowings	17.5	—	—	17.5	17.5	—	17.5

Non-current borrowings
Senior Notes due 2026	2,075.0	—	(12.1)	2,062.9	2,075.0	(14.0)	2,061.0
Term loan	1,706.2	(68.8)	(83.9)	1,553.5	1,719.4	(91.5)	1,627.9

Total non-current borrowings	3,781.2	(68.8)	(96.0)	3,616.4	3,794.4	(105.5)	3,688.9

Total borrowings	3,798.7	(68.8)	(96.0)	3,633.9	3,811.9	(105.5)	3,706.4
Cash and cash equivalents	(246.6)	—	—	(246.6)	(250.5)	—	(250.5)
Short-term deposits	(215.7)	—	—	(215.7)	(688.0)	—	(688.0)

Net borrowings	3,336.4	(68.8)	(96.0)	3,171.6	2,873.4	(105.5)	2,767.9

1	Gain on term loan reprice of $68.8m relates to the $76.4m IFRS-9 related gain, net of amortisation of $7.6m (refer note 7).

7. Fair value of financial instruments

On 12 December 2019, the Group entered into a $1.75bn external credit agreement with Barclays Bank PLC as administrative and collateral agent. On 25 January 2021, the external credit agreement (‘term loan’) was repriced from USD Libor +4.5% to USD Libor +3.5%. This reduction of 1% on the margin represents an annual interest cost saving of approximately $18m and resulted in the Group recognising a gain through the income statement of $76.4m. This was not considered a substantial modification and the carrying value of the term loan on the balance sheet was reduced by a similar value, offset by amortisation of this initial gain which is charged over the life of the loan.

The Group’s derivative financial instruments consist of interest rate caps which are primarily designated as cash flow hedges. The Group entered into interest rate cap agreements in February 2020 to hedge against the movements in Libor.

The Group generally does not hedge foreign currency transactions. Where there is a material contract with a foreign currency exposure, a specific hedge to match the specific risk will be evaluated. At present the Group has no material hedges on foreign currency milestone payments.

The fair values and level of fair value on the hierarchy at the Balance Sheet date were:

($ in millions)	At 30 September 2021	At 31 December 2020
Financial assets
Interest rate cap (Level 2)	2.1	—

Total derivative financial assets	2.1	—

Financial liabilities
Interest rate cap (Level 2)	2.0	6.6

Total derivative financial liabilities	2.0	6.6

The fair value of the interest rate cap is based on the forward interest rate curve at each reporting date.

The Group has no financial instruments with fair values that are determined by reference to significant unobservable inputs i.e. those that would be classified as level 3 in the fair value hierarchy, nor have there been any transfers of assets or liabilities between levels of the fair value hierarchy. There are no non-recurring fair value measurements.

The Directors consider that the carrying value of non-derivative financial assets and liabilities approximately equal to their fair values except for those items listed below:

	At 30 September 2021		At 31 December 2020
($ in millions)	Carrying value[1]	Fair value	Carrying value[1]	Fair value
Financial liabilities
Senior Notes due 2026	2,075.0	2,173.8	2,075.0	2,236.3
Term loan	1,723.7	1,746.5	1,736.9	1,751.6

1	Gross of unamortised arrangement cost and gain on term loan reprice.

8. Contingent assets and liabilities

In the ordinary course of business, the Group is subject to contingencies pursuant to requirements that it complies with relevant laws, regulations and standards. Failure to comply could result in restrictions in operations, damages, fines, increased tax, increased cost of compliance, interest charges, reputational damage and other sanctions. These matters are inherently difficult to quantify.

In cases where the Group has an obligation as a result of a past event existing at the balance sheet date, and it is probable that an outflow of economic resources will be required to settle the obligation and the amount of the obligation can be reliably estimated, a provision will be recognised based on best estimates and Management judgement.

A contingent liability is disclosed where the existence of the obligation will only be confirmed by future events, or where the amount of the obligation cannot be measured with reasonable reliability. At 30 September 2021, the Group had no material contingent liabilities.

9. Related party transactions

There have been no material changes in the related party transactions, except for an additional dividend to shareholders. A dividend of $567.9m was paid to shareholders in February 2021 with a subsequent dividend of $149.5m paid in July 2021. Pursuant to Companies (Guernsey) Law, 2008, prior to the dividend being issued Connect Topco Limited performed a solvency test by ensuring its debts can be paid as they become due (cash flow test) and the value of assets were greater that the liabilities (the balance sheet test).

10. Events after the balance sheet date

On 8 November 2021, Viasat Inc and the Group (“Inmarsat”) announced a definitive agreement under which Viasat will acquire Inmarsat in a transaction valued at $7.3 billion. The agreement has been approved by both the Inmarsat and Viasat Boards of Directors, including support provided by The Baupost Group, L.L.C., Viasat’s largest shareholder. Subject to regulatory approval, the acquisition is expected to close during H2 2022.

Connect Topco Limited

(Registered company number: 66184)

Consolidated financial statements

For the year ended 31 December 2020

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Connect Topco Limited

We have audited the accompanying consolidated financial statements of Connect Topco Limited and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as at 31 December 2020 and 2019, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for the year ended 31 December 2020 and the period from incorporation (15 March 2019) to 31 December 2019 (Successor Company operations) and for the period 1 January 2019 to 3 December 2019 and the year ended 31 December 2018 (Predecessor Company operations), and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Successor Company consolidated financial statements referred to above present fairly, in all material respects, the financial position of Connect Topco Limited and its subsidiaries as at 31 December 2020 and 2019, and the results of their operations and their cash flows for the year ended 31 December 2020 and the period ended 31 December 2019 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Further, in our opinion, the Predecessor Company consolidated financial statements referred to above present fairly, in all material respects, the results of their operations and their cash flows for the period 1 January 2019 to 3 December 2019 and the year ended 31 December 2018 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

DELOITTE LLP

London, United Kingdom

25 January 2022

Connect Topco Limited

Consolidated income statement

For the year ended 31 December 2020

		Successor Entity[1]		Predecessor Entity[1]
($ in millions)	Note	Year ended 31 December 2020 (restated)[1]	Period ended 31 December 2019 (restated)[1,2]	Period 1 January to 3 December 2019	Year ended 31 December 2018 (restated)[1]
Revenue	5	1,272.1	93.4	1,302.7	1,465.2
Employee benefit costs	7	(280.3)	(25.9)	(299.3)	(301.4)
Network and satellite operations costs		(158.6)	(11.7)	(155.5)	(183.3)
Impairment of financial assets	18	(16.8)	5.2	(12.8)	(33.6)
Other operating costs		(154.1)	(122.7)	(226.1)	(230.0)
Own work capitalised		36.2	2.9	39.1	40.8

Total net operating costs		(573.6)	(152.2)	(654.6)	(707.5)

Depreciation and amortisation		(673.0)	(55.5)	(447.9)	(468.3)
Impairment of assets		(10.5)	—	(1.8)	(14.5)
Loss on disposals of assets		(3.2)	—	(12.4)	(2.5)
Share of profit of associates	16	4.2	0.6	3.4	3.9

Operating profit / (loss)	6	16.0	(113.7)	189.4	276.3

Financing income		3.8	5.5	8.2	8.2
Financing costs		(202.9)	(59.0)	(70.9)	(101.9)
Fair value changes in financial assets and liabilities		0.2	—	(249.5)	(23.2)

Net financing costs	9	(198.9)	(53.5)	(312.2)	(116.9)

(Loss) / profit before tax		(182.9)	(167.2)	(122.8)	159.4

Taxation (charge) / income	10	(32.8)	10.2	(29.4)	(55.1)

(Loss) / profit for the period		(215.7)	(157.0)	(152.2)	104.3

Attributable to:
Equity holders		(215.0)	(157.0)	(152.9)	103.5
Non-controlling interest[3]		(0.7)	—	0.7	0.8

1	The successor and predecessor entities are defined in note 1, and the results have been restated from previously published reports as also discussed in note 1.
2	Covers the successor entity period from the date of incorporation (15 March 2019) to 31 December 2019 (refer note 1).
3	Non-controlling interest (“NCI”) refers to the Group’s 51% shareholding in Inmarsat Solutions ehf and NCI resulting from the management incentive plan (2020 only).

Connect Topco Limited

Consolidated statement of comprehensive income

For the year ended 31 December 2020

		Successor Entity[1]		Predecessor Entity[1]
($ in millions)	Note	Year ended 31 December 2020 (restated)[1]	Period ended 31 December 2019 (restated)[1,2]	Period 1 January to 3 December 2019	Year ended 31 December 2018 (restated)[1]
(Loss) / profit for the period		(215.7)	(157.0)	(152.2)	104.3

Other comprehensive income
Items that may be reclassified subsequently to the Income Statement:
Foreign exchange translation differences		—	—	(0.2)	(0.1)
Gain / (loss) on cash flow hedges on foreign exchange forwards	26	0.7	(1.5)	1.9	(5.2)
Net losses accumulated in hedge reserve on interest rate caps	26	(6.6)	—	—	—

Items that will not be reclassified subsequently to the Income Statement:
Re-measurement of pension assets and liabilities	28	(29.8)	—	(9.0)	19.7
Tax credited directly to equity	10	5.5	—	1.7	(3.1)

Other comprehensive (loss) / income for the period, net of tax		(30.2)	(1.5)	(5.6)	11.3

Total comprehensive (loss) / income for the period, net of tax		(245.9)	(158.5)	(157.8)	115.6

Attributable to:					—
Equity holders		(245.2)	(158.5)	(158.5)	114.8
Non-controlling interest[3]		(0.7)	—	0.7	0.8

1	The successor and predecessor entities are defined in note 1, and the results have been restated from previously published reports as also discussed in note 1.
2	Covers the successor entity period from the date of incorporation (15 March 2019) to 31 December 2019 (refer note 1).
3	Non-controlling interest (“NCI”) refers to the Group’s 51% shareholding in Inmarsat Solutions ehf and NCI resulting from the management incentive plan (2020 only).

Connect Topco Limited

Consolidated balance sheet

As at 31 December 2020

		Successor Entity[1]
($ in millions)	Note	As at 31 December 2020 (restated)[1]	As at 31 December 2019
Assets

Non-current assets
Property, plant and equipment	13	3,298.2	3,473.9
Intangible assets	14	3,115.7	3,263.8
Right of use assets	15	41.4	50.3
Investments	16	23.1	21.1
Finance lease receivable		0.6	—
Other receivables	18	7.1	34.4
Deferred tax asset	23	30.0	29.2

		6,516.1	6,872.7

Current assets
Cash and cash equivalents	17	250.5	159.4
Short-term deposits	17	688.0	—
Restricted cash	17	7.0	0.9
Trade and other receivables	18	268.7	328.3
Finance lease receivable		0.2	—
Inventories	19	36.9	39.2
Current tax assets	23	3.5	4.5

		1,254.8	532.3

Total assets		7,770.9	7,405.0

Liabilities
Current liabilities
Borrowings	20	17.5	1,015.9
Trade and other payables	21	1,202.3	583.1
Provisions	22	15.6	4.2
Current tax liabilities	23	171.5	193.6
Derivative financial instruments	31	2.0	0.9
Lease obligations	15	11.2	11.0

		1,420.1	1,808.7

Non-current liabilities
Borrowings	20	3,688.9	2,730.3
Other payables	21	17.8	15.8
Provisions	22	5.9	6.5
Deferred tax liabilities	23	631.5	599.1
Derivative financial instruments	31	4.6	—

		Successor Entity[1]
($ in millions)	Note	As at 31 December 2020 (restated)[1]	As at 31 December 2019
Lease obligations	15	43.4	51.4

		4,392.1	3,403.1

Total liabilities		5,812.2	5,211.8

Net assets		1,958.7	2,193.2

Shareholders’ equity
Ordinary shares	25	2,350.0	2,350.0
Hedge and other reserves		(6.2)	(0.7)
Retained earnings		(396.1)	(157.0)

Equity attributable to shareholders		1,947.7	2,192.3

Non-controlling interest[2]	25	11.0	0.9

Total equity		1,958.7	2,193.2

1	The successor and predecessor entities are defined in note 1, and the results have been restated from previously published reports as also discussed in note 1.
2	Non-controlling interest (“NCI”) refers to the Group’s 51% shareholding in Inmarsat Solutions ehf and NCI resulting from the management incentive plan (2020 only).

The consolidated financial statements were approved by the Board of Directors and signed on behalf by

Eric Hargrave

Director

25 January 2022

Connect Topco Limited

Consolidated statement of changes in equity

For the year ended 31 December 2020

($ in millions)	Share capital	Share premium	Share option reserve	Hedge reserve	Other	Retained earnings	NCI[1]	Total
Predecessor Entity (restated)2
Balance at 1 Jan 2018	0.3	745.4	102.5	(7.7)	(2.8)	409.8	0.6	1,248.1

Share-based payments	—	—	11.3	—	—	2.3	—	13.6
Dividend declared	—	—	—	—	—	(91.9)	(0.6)	(92.5)
Scrip dividend reinvestment	—	—	—	—	—	22.4	—	22.4
Scrip dividend share issue	—	22.4	—	—	—	(22.4)	—	—
Loss on cash flow hedges	—	—	—	8.9	—	—	—	8.9
capitalised to tangible assets
Comprehensive Income(OCI):
Profit for the year	—	—	—	—	—	103.5	0.8	104.3
OCI—before tax	—	—	—	(5.2)	(0.1)	19.7	—	14.4
OCI—tax	—	—	—	—	—	(3.1)	—	(3.1)

Balance at 31 Dec 2018	0.3	767.8	113.8	(4.0)	(2.9)	440.3	0.8	1,316.1

Share-based payments	—	—	25.8	—	—	(1.2)	—	24.6
Dividends declared	—	—	—	—	—	(55.6)	—	(55.6)
Issue of share capital	—	4.3	—	—	—	—	—	4.3
Capital contribution	—	—	—	—	2.0	—	—	2.0
IFRIC 23 adjustment	—	—	—	—	—	(13.7)	—	(13.7)
Loss on cash flow hedges	—	—	—	1.6	—	—	—	1.6
capitalised to tangible assets
Comprehensive Income(OCI):
(Loss) / profit for the period	—	—	—	—	—	(152.9)	0.7	(152.2)
OCI—before tax	—	—	—	1.9	(0.2)	(9.0)	—	(7.3)
OCI—tax	—	—	—	—	—	1.7	—	1.7

Balance at 3 Dec 2019	0.3	772.1	139.6	(0.5)	(1.1)	209.6	1.5	1,121.5

Successor Entity (restated)[2]
Balance at 15 Mar 2019	—	—	—	—	—	—	—	—

Acquisition of NCI	—	—	—	—	—	—	1.4	1.4
Issue of share capital	2,350.0	—	—	—	—	—	—	2,350.0
Dividends declared	—	—	—	—	—	—	(0.5)	(0.5)
Loss on cash flow hedges	—	—	—	0.8	—	—	—	0.8
capitalised to tangible assets
Comprehensive Income(OCI):
Loss for the period	—	—	—	—	—	(157.0)	—	(157.0)
OCI—before tax	—	—	—	(1.5)	—	—	—	(1.5)
OCI—tax	—	—	—	—	—	—	—	—

Balance at 31 Dec 2019	2,350.0	—	—	(0.7)	—	(157.0)	0.9	2,193.2

($ in millions)	Share capital	Share premium	Share option reserve	Hedge reserve	Other	Retained earnings	NCI[1]	Total
Successor Entity (restated)[2]
Share-based payments	—	—	0.2	—	—	—	—	0.2
Dividend declared	—	—	—	—	—	—	(0.8)	(0.8)
Acquisition of NCI	—	—	—	—	—	—	11.6	11.6
Transfer of share option reserve to retained earnings	—	—	(0.2)	—	—	0.2	—	—
Loss on cash flow hedges
capitalised to tangible assets	—	—	—	0.4	—	—	—	0.4
Comprehensive Income(OCI):
Loss for the year	—	—	—	—	—	(215.0)	(0.7)	(215.7)
OCI—before tax	—	—	—	(5.9)	—	(29.8)	—	(35.7)
OCI—tax	—	—	—	—	—	5.5	—	5.5

Balance at 31 Dec 2020	2,350.0	—	—	(6.2)	—	(396.1)	11.0	1,958.7

1	Non-controlling interest (“NCI”) refers to the Group’s 51% shareholding in Inmarsat Solutions ehf and NCI resulting from the management incentive plan (2020 only).
2	The successor and predecessor entities are defined in note 1, and the results have been restated from previously published reports as also discussed in note 1.

Connect Topco Limited

Consolidated statement of cash flows

For the year ended 31 December 2020

		Successor Entity[1]		Predecessor Entity[1]
($ in millions)	Note	Year ended 31 December 2020 (restated)[1]	Period ended 31 December 2019 (restated)[1,2]	Period 1 January to 3 December 2019	Year ended 31 December 2018 (restated)[1]
Cash flow from operating activities
Cash from operations	24	1,388.1	(20.8)	699.0	713.4
Interest received		2.2	4.7	3.7	6.0
Tax paid		(14.6)	(0.1)	(2.9)	2.3

Net cash flow from operating activities		1,375.7	(16.2)	699.8	721.7

Cash flow from investing activities
Purchase of property, plant and equipment		(190.4)	(78.2)	(240.4)	(460.3)
Additions to intangible assets		(61.6)	(8.6)	(64.0)	(93.0)
Own work capitalised		(35.9)	(3.5)	(38.6)	(37.4)
Acquisition of subsidiary, net of cash acquired		—	(2,983.1)	—	—
Net investment in short-term deposits		(688.0)	—	145.7	196.3

Net cash flow from investing activities		(975.9)	(3,073.4)	(197.3)	(394.4)

Cash flow from financing activities
Dividends paid		(0.6)	(0.5)	(55.6)	(70.1)
Proceeds from borrowings		1,312.3	2,790.7	—	—
Repayment of borrowings		(1,305.0)	(1,798.8)	(116.8)	(122.2)
Interest paid		(253.2)	(19.0)	(93.6)	(120.5)
Arrangement costs of financing		(60.4)	(69.8)	—	(4.9)
Cash payments for the principal portion of lease obligations		(10.6)	(2.4)	(7.7)	(12.3)
Proceeds from ordinary shares		—	2,350.0	4.3	—
Acquisition of NCI		11.6	—	—	—
Other financing activities		(2.4)	(0.6)	(25.1)	(1.6)

Net cash flow from financing activities		(308.3)	3,249.6	(294.5)	(331.6)

Net increase / (decrease) in cash and cash equivalents		91.5	160.0	208.0	(4.3)

Cash and cash equivalents
At beginning of the period		159.4	—	143.2	144.6
Net increased / (decrease) in cash and cash equivalents		91.5	160.0	208.0	(4.3)
Exchange (losses) / gains on cash and cash equivalents		(0.4)	(0.6)	1.0	2.9

At end of the period		250.5	159.4	352.2	143.2

Comprising:
Cash at bank and in hand		250.5	159.4	352.2	143.2
Cash and cash equivalents		250.5	159.4	352.2	143.2

Net cash and cash equivalents at end of period	17	250.5	159.4	352.2	143.2

1	The successor and predecessor entities are defined in note 1, and the results have been restated from previously published reports as also discussed in note 1.
2	Covers the successor entity period from the date of incorporation (15 March 2019) to 31 December 2019 (refer note 1).

Connect Topco Limited

Notes to the Financial Statements

For the year ended 31 December 2020

1. General information

Connect Topco Limited (the ‘Company’ or, together with its subsidiaries, the ‘Group’) is a private company limited by shares incorporated in Guernsey. The address of its registered office is Redwood House, St Julian’s Avenue, St Peter Port, GY1 1WA, Guernsey. Details of Group operations is provided in Note 5.

The Company was incorporated on 15 March 2019. On 4 December 2019, the Group acquired the entire issued ordinary share capital of Inmarsat plc ‘Inmarsat’ and obtained control. There were no transactions in the Company prior to 4 December 2019 (other than costs related to the acquisition and the issue of Senior Notes, see note 20), therefore the primary comparative figures are presented as the ‘period ended 31 December 2019’ and include approximately one month of Inmarsat’s consolidated operating performance. The current period and this comparative period from 4 to 31 December 2019 are post-acquisition of Inmarsat and are therefore defined as ‘successor entity’ periods. Additional comparative periods are included covering approximately 11 months of Inmarsat Group Holdings Limited’s, previously known as Inmarsat plc, consolidated operating performance (presented as ‘Period 1 January to 3 December 2019’) and year ended 31 December 2018 consolidated operating performance of Inmarsat Group Holdings Limited. Given these additional comparative periods are pre-acquisition, they have been defined as ‘predecessor entity’ periods. The predecessor periods are not comparable to the successor periods as a consequence of the application of acquisition accounting, which resulted in the acquired net assets of Inmarsat being recognized at fair value. As a result the successor periods include higher depreciation and amortization charges as a result of the acquisition accounting.

References to the “Group” refer to the successor entity or the predecessor entity, as the context requires.

The smallest and largest group into which the results of the Company are consolidated is headed by Connect Topco Limited.

Restatement of previously published financial information

Some of the results for both the successor and the predecessor entities presented in these financial statements have been restated since the results for the respective periods were issued. These changes are:

•

Connect Topco Limited 2020 (successor): The Management Incentive Plan has been reclassified as an $11.6m non-controlling interest rather than as $1.5m share capital and $10.1m share premium. This adjustment has no impact on the loss for the period, the cash flow statement or on total equity.

•

Connect Topco Limited 2019 (successor): The net cash acquired of Inmarsat plc of $352.2m at the date of acquisition has been offset against the cash paid to acquire Inmarsat plc. This amount had been previously reported as a separate item in the reconciliation of cash and cash equivalents and the adjustment results in a $352.2m reduction to the net cash outflow from investing activities. This adjustment has no impact on the loss for the period or on the total equity of the Group and has no impact on net increase in cash and cash equivalents.

•

Connect Topco Limited 2019 (successor): During 2020, the Group identified that the deferred tax asset had been overstated by $20.9m. $13.9m of the adjustment relates to certain assets within the tax base being double-counted within the calculation. This represents facts and circumstances that were in existence at the acquisition date and therefore has been corrected through Goodwill. $7.0m of this adjustment represents a calculation error made during the 2019 close process, post-acquisition, and is corrected within the income statement. Therefore this adjustment reduced the tax charge for the Successor Company operations in the period ended 31 December 2019 by $7.0m and increased goodwill by $13.9m and deferred tax assets by $20.9m at 31 December 2019.

The following adjustment to previously issued financial statements has been previously reported as indicated below:

•	Inmarsat Group Holdings Limited 2018 (predecessor) has been revised in line with the 2019 opening balance sheet adjustments of the successor:

•	A $15.5m (51%) impairment of the Ligado receivable and resulting decrease in the deferred tax expense of $3.0m.

•	A $3.9m reduction in finance costs, $3.1m increase in employee time capitalised to fixed assets, and the resulting increase in deferred tax expense of $1.3m.

•	A $13.9m increase in deferred tax expense.

2. Principal accounting policies

The principal accounting policies adopted in the preparation of these financial statements are set out below. These policies have been applied consistently to all the periods presented unless otherwise stated.

Basis of preparation

The financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. The financial statements have been prepared under the historical cost convention except for certain financial instruments that have been measured at fair value, as described later in these accounting policies.

Going concern

The Directors continue to believe that the Group has a robust business model and good medium to long-term growth prospects. Covid-19 continues to present a risk to the financial and operational performance of Inmarsat, however the Group’s robust business model and capital structure, along with strong positions in a diverse range of geographies and markets, will help the Group to continue to sustain its operations and grow thereafter. As at 31 December 2020, the Group has $1,638m of liquid resources (Cash: $938m, undrawn RCF: $700m) and an expectation that the Group will generate positive free cash flow and reduce leverage over the medium to long term.

In order to confirm that the business should adopt the going concern basis in preparing the consolidated financial statements for 2020, the Board and Management have considered a number of possible scenarios and their impact on future revenues, EBITDA and liquidity. The evaluation uses the most recently approved budget and long-range business plan and considers future distributions to shareholders, the maturity profile of the existing debt facilities and the $700 million undrawn revolving credit facility as discussed in note 20. Under all scenarios there continues to be sufficient headroom to the Financial Performance Covenant under the debt agreements.

Whilst the economic outlook remains uncertain due to the Covid-19 pandemic, following this analysis, the Directors have a reasonable expectation that the Group shall continue to operate as a going concern for the foreseeable future. Consequently, Connect Topco Limited continues to adopt the going concern basis in preparing the 2020 consolidated financial statements.

During 2021 the Connect Topco shareholders accepted an offer from Viasat Inc. to purchase the Group for $7.3bn. The transaction is currently expected to complete during the second half of 2022 following regulatory approval. As Directors of Inmarsat, the going concern assessment has been performed using the Inmarsat financial performance and position.

Basis of accounting

The consolidated financial statements are presented in U.S. Dollars, which is the functional currency of the Company and most of the Group’s subsidiaries. The preparation of the consolidated financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenue and expenses during the year. Although these estimates are based on management’s best estimate of the amount, event or actions, the actual results ultimately may differ from these estimates. Further discussion on these estimates and assumptions are disclosed in note 4.

Accounting policy changes

Accounting standards/interpretations adopted by the Group—During 2020, the Group adopted IFRS 9 ‘Financial Instruments’ for hedge accounting which has been previously maintained under the existing accounting guidance in IAS 39 ‘Financial Instruments: Recognition and Measurement’. This is applied prospectively and have not had a quantitative impact on the financial statements with the accounting treatment remaining unchanged. Additional disclosure is detailed within note 26 and the hedge accounting policy section.

New and amended accounting standards that have been issued but are not yet effective and have not been adopted by the Group include IFRS 17 ‘Insurance Contracts’—IFRS 17 will be effective for periods beginning on or after 1 January 2021 and supersedes IFRS 4 ‘Insurance Contracts’. This will not have a material impact on the Group. The following standards are effective for the current period. The Group has considered all the below amendments and has determined that these do not have a material impact.

•	Amendments to IAS 1 and IAS 8: Definition of Material.

•	Amendments to References to the Conceptual Framework in IFRS Standards.

•	Amendment to IFRS 3: Business Combination.

•	Amendments to IFRS 9, IAS 39 and IFRS 7: Interest Rate Benchmark Reform.

•	Amendment to IFRS 16: Leases Covid 19-Related Rent Concessions.

Basis of consolidation

The consolidated financial statements include the financial statements of the Company and all its subsidiaries, and incorporate the share of the results of associates using the equity method of accounting.

The results of subsidiary undertakings established or acquired during the period are included in the consolidated income statement from the date of establishment or acquisition of control. The results of subsidiary undertakings disposed of during the period are included until the date of disposal. Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with those used by the Group. All transactions, balances, income and expenses with and between subsidiary undertakings have been eliminated on consolidation.

Non-controlling interests in the net assets of consolidated subsidiaries, which consist of the amounts of those interests at the date of the original business combination and the non-controlling interests’ share of changes in equity since the date of the combination, are not material to the Group’s financial statements.

Business combinations

Business combinations are accounted for using the acquisition method. When the Group acquires a business, it identifies the assets and liabilities of the acquiree at the date of acquisition and measures them at fair value. Only separately identifiable intangible assets are recognised. Any assets or disposal groups held for sale at the acquisition date are measured at fair value less costs to sell. Consideration is the fair value at the acquisition date of the assets transferred and liabilities incurred in acquiring the business and includes the fair value of any contingent consideration. Changes in fair value of contingent consideration after the acquisition date are recognised in the income statement. Acquisition-related costs are expensed as incurred and included in operating costs.

Goodwill is initially measured at cost as the difference between the fair value of the consideration for the acquisition and fair value of the net identifiable assets acquired, including any identifiable intangible assets other than goodwill. If the assessment of goodwill results in an excess of the fair value of net assets acquired over the aggregate consideration transferred, then the gain is recognised in the income statement. After initial recognition, goodwill is measured at cost less any accumulated impairment losses. For the purpose of impairment testing, goodwill is allocated to each of the Group’s cash-generating units (‘CGUs’) that are expected to benefit from the business combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units. Note 36 details relevant business combinations for the Group.

Foreign currency translation

The functional currency of the Company and most of the Group’s subsidiaries, as well as the presentation currency of the Group, is U.S. Dollar. This is as the majority of operational transactions and financing are denominated in U.S. Dollars.

Foreign exchange gains and losses resulting from the settlement of transactions and the translation of monetary assets and liabilities denominated in foreign currencies at period end exchange rates are recognised in the income statement line which most appropriately reflects the nature of the item or transactions. On consolidation, assets and liabilities of foreign operations are translated into the Group’s presentation currency at the prevailing spot rate at year end. The results of foreign operations are translated into U.S. Dollars at the average rates of exchange for the year. Foreign currency translation differences resulting from consolidating foreign operations are recognised in other comprehensive income.

Revenue

The Group applies the 5 step-model as required by IFRS 15 in recognising its revenues. A contract’s transaction price is allocated to each distinct performance obligation and recognised as revenue when, or as, the performance obligation is satisfied. Revenue is only recognised when it is probable that the entity will collect the consideration to which it will be entitled in exchange for the goods or services to be transferred to the customer.

Mobile satellite communications service revenues result from utilisation charges that are recognised as revenue over the minimum contract period. The selection of the method to measure progress towards completion requires judgement and is based on the nature of the products or services to be provided. Because of control transferring over time, revenue is recognised based on the extent of progress towards completion of the performance obligation. Deferred income attributable to mobile satellite communications services or subscription fees represents the unearned balances remaining from amounts received from customers pursuant to prepaid contracts.

The Group enters into minimum spend contracts with customers, known as ‘take-or-pay’ contracts, whereby customers agree to purchase a minimum value of mobile satellite communications services over a fixed period. Any unused portion of the prepaid contracts or the take-or-pay contracts (‘breakage’) that is deemed highly probable to occur by the expiry date is estimated at contract inception and recognised over the contract period in line with the pattern of actual usage of units by the customer.

Revenue from the sale of prepaid credit is deferred until such time as the customer uses the airtime and subsequently recognised over time. Breakage from prepaid credit deferrals which is considered highly probable is estimated and recognised from contract inception. Mobile satellite communications service revenues from capacity sold are recognised on a straight-line basis over the term of the contract concerned, which is typically between one and 12 months, unless another systematic basis is deemed more appropriate. Revenue from spectrum coordination agreements, is recognised at a point in time based on standalone selling prices.

Service contract revenue is recognised as the service is provided over time based on the contract period.

Revenue of terminals and other communication equipment sold are recognised at the point in time when control is transferred to the customer. Installation revenues relating to this are also recognised at a point in time. Revenue from installation of terminals and other communication equipment owned by Inmarsat and used in the delivery of the service to the customer is however recognised over the contract term.

The Group offers certain products and services as part of multiple deliverable arrangements. Consistent with all other contracts, the Group will assess whether the performance obligations are distinct by considering whether 1) the customer can benefit from the good or service on its own; or together with other readily available resources 2) the good or service is distinct in the context of the contract. The transaction price is allocated to each performance obligation based on its stand-alone selling price relative to the total of all performance obligations’ stand-alone selling prices under the contract.

The nature of the contracts within the Group may give rise to variable consideration. This is estimated as the most likely amount based largely on an assessment of the anticipated performance and all information (historical, current and forecasted) that is reasonably available and is included in the transaction price to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue will not occur.

Where a contract contains a significant financing component, the Group adjusts the transaction price to a present value where the effect of discounting is deemed to be material. The Group has adopted the practical expedient whereby it is not required to adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less. For contracts with an overall duration greater than one year, the practical expedient also applies if the period between performance and payment for that performance is one year or less.

A contract asset or a contract liability will arise when the performance of either party exceeds the performance of the other. Contract assets are rights to consideration in exchange for goods or services that the entity has transferred to a customer when that right is conditional on something other than the passage of time. Contract liabilities are obligations to transfer goods or services to a customer for which the entity has received consideration, or for which an amount of consideration is due to the customer. These are referred to as deferred income within the Group.

Contract costs to obtain a contract and fulfil a contract are capitalised and amortised on a systematic basis, consistent with the pattern of transfer of the goods or services to which the capitalised cost relates. As a practical expedient, a cost to obtain contract with a customer will be immediately expensed if it has an amortisation period of one year or less.

Financing income and financing cost

Financing income comprises interest receivable on funds invested in short-term deposits and interest on the net defined benefit and post-employment asset/liability.

Financing costs comprise interest payable and early settlement premiums on borrowings including the Senior Notes and Convertible Bonds, accretion of the liability component of the Convertible Bonds, amortisation of deferred financing costs and interest on lease liabilities. Finance charges are recognised in the income statement at the effective interest rate.

Financial assets

Trade and other receivables

Trade and other receivables, including prepaid and accrued income, are initially recognised at fair value and subsequently measured at amortised cost using the effective interest method. The Group stratifies trade debtors based on internal credit ratings. The Group calculates the loss allowance for trade receivables and contract assets based on lifetime expected credit losses under the IFRS 9 simplified approach.

Cash and cash equivalents

Cash and cash equivalents, measured at fair value, comprises cash balances, deposits held on call with banks, money market funds and other short-term, highly liquid investments with an original maturity of three months or less. Bank overdrafts are shown as current liabilities within borrowings on the balance sheet.

Short term deposits

Short term deposits, measured at fair value, comprises deposits held with banks, money market funds and other short-term, highly liquid investments with an original maturity of four to twelve months.

Financial liabilities and equity

Equity instruments

An equity instrument is any contract that evidences a residual interest in the net assets of the Group. Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue cost.

Trade and other payables

Trade and other payables are initially recognised at fair value and subsequently measured at amortised cost using the effective interest rate method.

Borrowings

Borrowings, comprising interest-bearing bank loans and Senior Notes, are initially recognised at fair value which equates to the proceeds received, net of direct transaction / arrangement costs and any premium or discount. They are subsequently measured at amortised cost.

Finance charges related to borrowings, including amortisation of direct transaction costs and any premium or discount, are charged to the income statement over the term of the borrowing using the effective interest rate method.

Borrowings are generally classified as current liabilities unless the Group has the unconditional right to defer settlement of the liability for at least 12 months after the balance sheet date, in which case borrowings are classified as non-current liabilities.

Convertible bonds – Predecessor entity

The Group issued Convertible Bonds which are net share settled instruments. Upon conversion the Group will repay the principal in cash and satisfy the remaining conversion value by issuing ordinary shares of the Company (if the market value of the Company’s shares at settlement date exceeds the conversion price). Upon issuance, the embedded options did not meet the ‘fixed-for-fixed’ criterion under IAS 32. These embedded options represent non-closely related embedded derivatives that are bifurcated from the host debt contract and measured at fair value through profit and loss. The issued instrument has multiple embedded derivatives, all derivatives that relate to the same risk exposure are assessed and accounted for as a single compound instrument.

The cash debt component was initially recognised as the present value of the principal and interest payments using a discount rate for a similar instrument with the same terms and conditions but without the conversion option. After initial recognition, it is measured at amortised cost using the effective interest method with the interest expense recognised in the income statement and a cash outflow resulting from coupon payments to bond holders.

The derivative liability component is initially assigned the residual amount after deducting from the fair value of the instrument as a whole, the fair value of a comparable, non-convertible bond, known as a debt host contract. The derivative liability is sensitive to changes in the bond price and is marked-to-market at each reporting date with the increase or decrease recognised in the income statement.

Net borrowings

Net borrowings consists of total borrowings less cash and cash equivalents and short-term deposits. Borrowings exclude accrued interest and any derivative financial liabilities.

Derivative financial instruments

In accordance with its treasury policy, the Group does not hold or issue derivative financial instruments for trading or speculative purposes. Derivatives are initially recognised at fair value on the date the contract is entered into and subsequently measured at fair value. The gain or loss on remeasurement is recognised in the income statement, except where the derivative is used to hedge against risks such as fluctuations in interest rates or foreign exchange rates. The accounting policy for hedging follows below.

Hedge accounting

The Group designates certain derivatives as hedging instruments in respect of foreign currency risk and interest rate risk in fair value hedges, cash flow hedges, or hedges of net investments in foreign operations. Hedges of foreign exchange risk on firm commitments are accounted for as cash flow hedges.

At the inception of the hedge relationship, the Group documents the relationship between the hedging instrument and the hedged item, along with its risk management objectives and its strategy for undertaking various hedge transactions. Furthermore, at the inception of the hedge and on an ongoing basis, the Group documents whether the hedging instrument is effective in offsetting changes in fair values or cashflows of the hedged item attributable to the hedged risk, which is when the hedging relationship meets all the hedge effectiveness criteria.

The Group designates only the intrinsic value of option contracts as a hedged item, i.e. excluding the time value of the option. The changes in the fair value of the aligned timevalue of the option are recognised in other comprehensive income and accumulated in the cost of hedging reserve. If the hedged item is transaction-related, the time value is reclassified to profit or loss when the hedged item affects profit or loss. If the hedged item is time period related, then the amount accumulated in the cost of hedging reserve is reclassified to profit or loss on a rational basis – the Group applies straight-line amortisation. Those reclassified amounts are recognised in profit or loss in the same line as the hedged item.

In the prior year the Group early adopted the Phase 1 amendments Interest Rate Benchmark Reform: Amendments to IFRS 9/IAS 39 and IFRS 7. These amendments modify specific hedge accounting requirements to allow hedge accounting to continue for affected hedges during the period of uncertainty before the hedged items or hedging instruments are amended as a result of the interest rate benchmark reform.

Cash flow hedges

The effective portion of the gain or loss on the hedging instrument is recognised in other comprehensive income and accumulated in the cash flow hedge reserve, while any ineffective portion is recognised immediately in the income statement within financing costs. Where there is a material contract with a foreign currency exposure, a specific hedge to match the specific risk will be evaluated. At present the Group only hedges certain foreign currency milestone payments to Airbus and Thales for the construction of the I-6 satellites.

Amounts recognised as other comprehensive income are transferred to profit or loss when the hedged transaction affects profit or loss, such as when the hedged financial income or financial expense is recognised, or when a forecast sale occurs. When the hedged item is the future purchase of a non-financial asset or non-financial liability, the amount recognised as other comprehensive income is transferred to the initial carrying amount of the non-financial asset or liability.

IFRS-9 requires the Group to value and account for foreign currency basis. Changes in the fair value of currency basis are recognised as a separate component of equity in other comprehensive income.

Employee benefits

Wages, salaries, social security contributions, accumulating annual leave, bonuses and non-monetary benefits are accrued in the year in which the associated services are performed by the employees of the Group. Termination benefits are payable whenever an employee’s employment is terminated before the normal retirement date or whenever an employee accepts voluntary redundancy in exchange for these benefits. The Group recognises termination benefits when it has demonstrably committed to either terminate the employment of current employees or to provide termination benefits, as a result of an offer made to encourage voluntary redundancy.

Cash based LTIP is an executive remuneration scheme for members of senior management, which runs over three years. The scheme awards are accrued in the financial statements for the duration of the award. The accrual is based on the values assessed for the applicable schemes, taking into account the duration of the individual scheme, and by comparing the Company’s performance against the criteria used to award payments. These are recognised as the present value of the benefit obligation. Where Company’s performance does not meet the criteria for the LTIP to be awarded, no accruals are recognised.

The management incentive plan (‘MIP’) is a long term incentive plan for senior and executive management, where participants are required to make a material cash investment, in shares. Equity is issued from Connect Sub-Topco Limited, a direct subsidiary of Connect Topco Limited. The shares are purchased at fair market value, resulting in no charge to the income statement. Based on an IAS-32 assessment, the MIP shares are treated as equity in Connect Sub-Topco Limited, and represent non-controlling interest in the Group. Participants receive pay-out on an exit event, which is payable by the acquiring entity and not the Group.

Taxation

Current tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in the income statement as it excludes items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax

Deferred tax is provided on temporary differences arising between assets and liabilities’ tax bases and their carrying amounts (the balance sheet method). Deferred tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred tax asset is realised or the deferred tax liability is settled.

Deferred tax assets are recognised to the extent that it is probable that future taxable profits will be available against which the temporary deductible differences or tax loss carry forwards can be utilised.

Deferred tax liabilities are provided on all taxable temporary differences except on those:

•	Arising from the initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit.

•

Associated with investments in subsidiaries and associates, but only to the extent that the Group controls the timing of the reversal of the differences and it is probable that the reversal will not occur in the foreseeable future.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set them off, when they relate to income taxes levied by the same taxation authority and if the Group intends to settle its current tax assets and liabilities on a net basis.

Uncertain tax positions

The Group’s policy is to comply with all enacted laws in the relevant jurisdictions in which the Group prepares its tax returns. However, tax legislation, especially as it applies to corporate taxes, is not always prescriptive and more than one interpretation of the law may be possible. In addition, tax returns in many jurisdictions are filed in arrears a year or more after the end of the accounting period to which they relate. The tax authorities often have a significant period in which to enquire into these returns after their submission. As a result, differences in view, or errors in returns, may not come to light until some time after the initial estimate of tax due is determined. This necessarily leads to a position of uncertain tax positions.

Where the Group is aware of significant areas where the law is unclear and where this has been relied upon in a filing position of a tax return, or, in an area where different outcomes and interpretations are possible and may lead to a different result, the Group provides for the uncertain tax position. A provision is made when, based on the available evidence, the Group considers that it is probable that further amounts will be payable, or a recoverable tax position will be reduced, and the adjustment can be reliably estimated.

The Group calculates the uncertain tax position using a single best estimate of the most likely outcome on a case-by-case basis.

IFRIC 23 ‘Uncertainty over Income Tax Treatments’

IFRIC 23 ‘Uncertainty over Income Tax Treatments,’ as issued by the IASB in June 2017 was adopted, using the cumulative retrospective approach, by the Group on its effective date of 1 January 2019. The interpretation clarifies the application of recognition and measurement requirements in IAS 12 for uncertain tax positions. Guidance is provided on a number of areas including whether uncertain tax positions should be considered separately or together, the appropriate method to reflect uncertainty, and how to account for changes in facts or circumstances. The material impact is a change in the most appropriate method to reflect the uncertainty in the uncertain tax positions. The adjustment at 1 January 2019 in the Group’s Balance Sheet was an increase of $5.9m to the current tax creditor and an increase of $7.8m to the deferred tax creditor, while opening 2019 retained earnings decreased by $13.7m.

Property, plant and equipment

General

Property, plant and equipment assets are initially recognised at cost and subsequently treated under the cost model: at cost less accumulated depreciation and any accumulated impairment losses.

Space segment assets

Space segment assets comprise satellite construction, launch and other associated costs, including ground infrastructure. Expenditure charged to space segment projects includes invoiced progress payments, amounts accrued appropriate to the stage of completion of contract milestones, external consultancy costs and direct internal costs. Internal costs, comprising primarily staff costs, are only capitalised when they are directly attributable to the construction of an asset. Progress payments are determined on milestones achieved to date together with agreed cost escalation indices.

Deferred satellite payments represent the net present value of future payments dependent on the future performance of each satellite and are recognised in space segment assets when the satellite becomes operational. Depreciation on space segment assets is recognised over the life of the satellites from the date they become operational and are placed into service. The associated liability is stated at its net present value and included within borrowings.

Assets in the course of construction

These assets are carried at cost with no depreciation charged whilst in the course of construction. The assets will be transferred and depreciated over the life of the satellites or services once they become operational and placed into service.

Capitalised borrowing costs

The Group incurs borrowing costs directly attributable to the acquisition, construction or production of assets that necessarily take a substantial period of time to get ready for its intended use or sale. Such borrowing costs are capitalised as part of the cost of the asset. Capitalisation commences when the Group begins to incur the borrowing costs and related expenditures for the asset, and when it undertakes the activities that are necessary to prepare the asset for its intended use or sale. Capitalisation of borrowing costs ceases when substantially all of the activities necessary to prepare the asset for its intended use or sale are complete.

Other fixed assets

Other fixed assets are initially recognised at cost and subsequently measured at cost less accumulated depreciation and any accumulated impairment losses.

Depreciation

Depreciation is calculated to write-off the historical cost less residual values, if any, of fixed assets, except land, on a straight-line basis over the expected useful lives of the assets concerned. The Group selects its depreciation rates and residual values carefully and reviews them annually to take into account any changes in circumstances or expectations. When determining useful lives, the principal factors considered are the expected rate of technological developments, expected market requirements for the equipment and the intensity at which the assets are expected to be used. Any change in useful lives is accounted for prospectively. The Group also reviews the residual values and depreciation methods on an annual basis.

Derecognition

An item of property plant or equipment is derecognised upon disposal or when no future economic benefit is expected from its use or disposal. Any gain or loss arising on derecognition of the asset, calculated as the difference between the net disposal proceeds and the carrying amount of the asset, is recognised in the income statement.

Government grants

Government grants are recognised when there is reasonable assurance that the grant will be received and all attached conditions will be complied with. A grant that relates to an expense item is recognised as income on a systematic basis over the period(s) that the related costs are expensed. A grant that relates to an asset is deducted from the cost of the relevant asset, thereby reducing the depreciation charge over the useful life of the asset.

Intangible assets

Intangible assets comprise goodwill, trademarks, software, terminal development and network access costs, spectrum rights, orbital slots, unallocated launch slots and licences, customer relationships and intellectual property. Intangible assets acquired separately are initially recognised at cost. Intangible assets acquired as part of a business combination are initially recognised at their fair values as determined at acquisition date. After initial recognition, intangible assets are carried at cost less accumulated amortisation and any accumulated impairment losses.

Research and development costs

Research costs related to internally generated intangibles are expensed in the period that the expenditure is incurred.

Development costs are expensed when the costs are incurred unless it meets criteria for capitalisation under IAS 38. Development costs are only capitalised if the technical feasibility, availability of appropriate technical, financial and other resources and commercial viability of developing the asset for subsequent use or sale have been demonstrated and the costs incurred can be measured reliably. Capitalised development costs are amortised in the income statement on a straight-line basis over the period of expected future benefit.

Amortisation

Intangible assets with a finite useful life are amortised on a straight-line basis over the useful life of the asset. The amortisation period and method are reviewed on an annual basis. Intangible assets with an indefinite useful life, such as goodwill, are not amortised but reviewed annually for impairment.

Impairment reviews

Goodwill is not amortised, but is tested annually for impairment. Assets that are subject to depreciation or amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the full carrying amount may not be recoverable. Indicators of impairment may include changes in technology and business performance. An asset is tested for impairment on an individual basis as far as possible to determine its recoverable amount. Where this is not possible, assets are grouped and tested for impairment in a cash generating unit. A cash generating unit is the smallest identifiable group of assets that generates cash inflows that are largely independent of the cash inflows from other assets or groups of assets.

An asset will be impaired if the carrying amount exceeds its recoverable amount, which is the higher of the fair value less costs to sell the asset and the value in use. The impairment loss will be recognised in the income statement. In assessing value in use, estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Subsequent to an impairment loss, if indications exist that an asset’s recoverable amount might have increased, the recoverable amount will be reassessed and any impairment reversal recognised in the income statement. An impairment loss is reversed only to the extent that the asset’s carrying amount will not exceed the depreciated historical cost (what the carrying amount would have been had there been no initial impairment loss). Impairment losses in respect of goodwill are not reversed.

Leases

Contracts which convey the right to control the use of an identified asset for a period of time in exchange for consideration are accounted for as leases by the Group.

At the commencement date, the Group, as lessee, recognises a right-of-use asset and a lease liability. The lease liability is measured at the present value of the lease payments that are not paid at that date, discounted using the rate implicit in the lease, unless such a rate is not readily determinable, in which case the incremental borrowing rate is used. The right-of use asset comprises the amount of the initial measurement of the lease liability, adjusted for any lease payments made at or before the commencement date, less any lease incentives received and any initial direct costs incurred by the Group.

Lease term is determined as the non-cancellable period of a lease adjusted for any reasonably certain extension or termination option.

After commencement date, the right-of use asset is depreciated on a straight-line basis to the end of the lease term. The lease liability is accounted for by reducing the carrying amount to reflect the lease payments made, and increasing the carrying amount to reflect the interest on the lease liability.

Leases for which the Group is a lessor are classified as finance or operating leases. Whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee, the contract is classified as a finance lease. All other leases are classified as operating leases.

As lessor for operating leases, the Group recognises lease payments as income. The underlying asset is depreciated on a straight-line basis over its expected useful life. As lessor for finance leases, the Group recognises lease receivables at the amount of the Group’s net investment in the leases. Finance lease income is allocated to accounting periods so as to reflect a constant periodic rate of return on the Group’s net investment outstanding in respect of the leases.

Non-current assets and disposal groups held for sale

Non-current assets and disposal groups are classified as ‘held for sale’ when their carrying values will be recovered through a sales transaction rather than through continued use. This classification is subject to meeting the following criteria:

•	Management is committed to a plan to sell and the asset is being actively marketed for sale at a sales price reasonable in relation to its fair value.

•	The asset is available for immediate sale.

•	The sale is highly probable to be concluded within 12 months of classification as held for sale.

•	It is unlikely that the plan to sell will be significantly changed or withdrawn.

Disposal groups are groups of assets and associated liabilities to be disposed of together in a single transaction. At the reporting date they are separately disclosed as current assets and liabilities on the balance sheet. When non-current assets or disposal groups are classified as held for sale, depreciation and amortisation will cease and the assets are remeasured at the lower of their carrying amount and fair value less costs to sell. Any resulting impairment loss is recognised in the income statement.

Inventories

Inventories are stated at the lower of cost (determined by the weighted average cost method) and net realisable value. Allowances for obsolescence are recognised in other operating costs when there is objective evidence that inventory is obsolete.

Provisions

Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The expense relating to a provision is recognised in the income statement, except where the obligation is to dismantle or restore an item of property, plant or equipment, in which case the amount is capitalised to the cost of the asset. The capitalised amount is subsequently depreciated to the income statement over the remaining useful life of the underlying asset.

Provisions are discounted to a present value at initial recognition where the effect of discounting is deemed to be material. Discounted provisions will unwind over time using the amortised cost method with finance cost recognised in the income statement. Provision estimates are revised each reporting date and adjustments recognised in line with the provision’s initial recognition (either in the income statement or recognised against the cost of the asset).

Asset retirement obligations

The fair value of legal obligations associated with the retirement of tangible property, plant and equipment is recognised in the financial statements in the period in which the liability is incurred. Upon initial recognition of a liability for an asset retirement obligation, a corresponding asset retirement cost is added to the carrying amount of the related asset, which is subsequently amortised to income over the remaining useful life of the asset. Following the initial recognition of an asset retirement obligation, the carrying amount of the liability is increased for the passage of time by applying an interest method of allocation to the liability with a corresponding accretion cost reflected in operating expenses Revisions to either the timing or the amount of the original estimate of undiscounted cash flows are recognised each period as an adjustment to the carrying amount of the asset retirement obligation.

3. Financial risk management

Brexit and Covid-19

The United Kingdom withdrew from the EU on 31 January 2020. There was then a transition period until 31 December 2020. The transition period formed part of the terms of the Withdrawal Agreement. During this time UK was no longer a member state, but was still subject to EU rules and regulations. The impact of Brexit is not significant in terms of overall risk on the Company. The Company maintained a steering group over the course of the year in preparation for 31 December 2020 exit. The majority of revenue, capital expenditure and long-term borrowings are denominated in U.S. Dollars reducing our exposure to a weakening Sterling. Additional costs incurred from professional fees for legal advice and work permits for employees were limited.

Covid-19 presented a significant risk to the financial and operational performance of the Group. The Group responded robustly and quickly to the challenges created by the spread of the virus. Material actions were taken, and additional actions will be taken, in order, as far as possible, to maintain business continuity and provide sufficient liquidity to the organisation. Whilst the economic outlook remains uncertain, drawing on the information known to the business today, the Group has evaluated the potential impact of a range of possible scenarios on future revenues, operating profit, and liquidity. The Group has a robust business model and capital structure with strong positions in a diverse range of geographies and markets, supplying generally mission critical services to a wide range of customers.

Financial risk factors

The Group’s operations and significant debt financing expose it to a variety of financial risks that include the effects of changes in debt market prices, foreign currency exchange rates, credit risks, liquidity risks and interest rates. The Group has in place a risk management programme that seeks to limit adverse effects on the financial performance of the Group by using forward exchange contracts to limit exposure to foreign currency risk and to limit the impact of fluctuating interest rates by minimising the amount of floating rate long-term borrowings.

The Board of Directors has delegated to the treasury department the responsibility for setting and implementing the financial risk management policies applied by the Group. The treasury department has an operating manual that sets out specific guidelines for managing foreign exchange risk, interest rate risk and credit risk (see note 31). The Group does not hold or issue derivative financial instruments for speculative or trading purposes.

(a) Market risk

(i) Foreign exchange risk

The functional currency of the Company and its principal subsidiaries is the U.S. Dollar. All of the Group’s long-term borrowings are denominated in U.S. Dollars, the majority of its revenue is earned in U.S. Dollars and the majority of capital expenditure is denominated in U.S. Dollars, which are therefore not subject to risks associated with fluctuating foreign currency rates of exchange.

However, the Group operates internationally, resulting in approximately 3% (period ended 31 December 2019: 5% / period 1 January to 3 December 2019: 4% / year ended 31 December 2018: 3%) and 25% (period ended 31 December 2019: 16% / period 1 January to 3 December 2019: 6% / year ended 31 December 2018: 16%) of total revenue and total expenditure, respectively, being denominated in currencies other than the U.S. Dollar. Approximately 30% (period ended 31 December 2019: 9% / period 1 January to 3 December 2019: 12% / year ended 31 December 2018: 28%) of the Group’s operating costs are denominated in Pounds Sterling. The Group’s exposure therefore needs to be carefully managed to avoid variability in future cash flows and earnings caused by volatile foreign exchange rates.

As at 31 December 2020 it is estimated that a hypothetical 10% increase in the U.S. Dollar/Sterling year-end exchange rate (U.S.$1.37/£1.00 to U.S.$1.51/£1.00) would have decreased the 2020 profit before tax by approximately $4.7m (period ended 31 December 2019: $4.5m / period 1 January to 3 December 2019: $2.0m / year ended 31 December 2018: $2.6m). Management believes that a 10% sensitivity rate provides a reasonable basis upon which to assess expected changes in foreign exchange rates.

(ii) Price risk

The Group is not exposed to significant equity securities price risk or commodity price risk.

(b) Interest rate risk

The Group’s income and operating cash flows are substantially independent of changes in market interest rates. The Group has interest-bearing assets such as cash and cash equivalents, short-term deposits, and non-current other receivables however interest rate risk arises from long-term borrowings. Borrowings issued at variable rates expose the Group to cash flow interest rate risk. On 12 December 2019, the Group entered into a $1.75bn external credit agreement with Barclays Bank PLC as administrative and collateral agent. As at 31 December 2020 the Group had drawn down $1.74bn which is repayable in quarterly installments over 7 years.

The credit agreement will mature in 2026. Drawings under this credit agreement incur interest at a variable rate of LIBOR +4.5%. Senior Notes due 2026 is at a fixed rate. The Group has entered into interest rate cap arrangements to hedge the variable interest rates on the Term Loan. The cap provides protection of 2%+LIBOR and covers 97% of the total nominal amount of the Term Loan. As at 31 December 2020 it is estimated that a hypothetical 1% (100 basis points) increase in interest rate would have decreased the 2020 profit before tax by approximately $36.3m. Management believes that a 1% sensitivity rate provides a reasonable basis upon which to assess expected changes in variable interest rates.

(c) Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Group. A debt will be deemed uncollectable and therefore written off based on one or more of the following criteria:

•	Insolvency (formal or just ceased trading).

•	Debtor cannot be located.

•	Debt uneconomical to pursue.

For any write-offs, a standard procedure is followed with authorisations obtained in-line with the Group’s framework.

Financial instruments that potentially subject the Group to a concentration of credit risk consist of cash and cash equivalents, short-term deposits, trade receivables, other receivables, accrued income and derivative financial instruments. The credit risk on liquid funds (cash and cash equivalents and short-term deposits) and derivative financial instruments is limited because the counterparties are highly rated financial institutions.

The maximum exposure to credit risk as at 31 December is:

		Successor Entity
($ in millions)	Note	As at 31 December 2020	As at 31 December 2019
Cash and cash equivalents	17	250.5	159.4
Short-term deposits	17	688.0	—
Trade receivables, other receivables and accrued income	18	251.1	308.7

Total credit risk exposure		1,189.6	468.1

The Group’s average age of trade receivables as at 31 December 2020 was approximately 62 days (2019: 67 days). At 31 December 2020, $229.9m (2019: $241.1m) of trade receivables were not yet due for payment. No interest is charged on trade receivables until the receivables become overdue for payment. Thereafter, interest may be charged at varying rates depending on the terms of the individual agreements.

The Group has credit evaluation, approval and monitoring processes intended to mitigate potential credit risks, and utilises both internal and third-party collection processes for overdue accounts. The Group maintains provisions for potential credit losses that are assessed on an ongoing basis. The provision for uncollectible trade receivables has decreased to $16.7m (excluding Ligado Networks) as at 31 December 2020 (2019: $28.8m).

For 2020, no customer comprised greater than 10% of the Group’s total revenues (2019: no customer).

As a result of the pension scheme buy-in (note 28) the Group is exposed to credit risk associated with the insurer which is assessed to be low.

(d) Liquidity risk

The Group is exposed to liquidity risk with respect to its contractual obligations and financial liabilities. Prudent liquidity risk management implies maintaining sufficient cash and short-term deposits and the availability of funding through an adequate amount of committed credit facilities.

The Group manages liquidity risk by continuously monitoring forecast and actual cash flows and matching the maturity profiles of financial assets and liabilities. The available liquidity of the Group as at 31 December is:

		Successor Entity
($ in millions)	Note	As at 31 December 2020	As at 31 December 2019
Cash and cash equivalents	17	250.5	159.4
Short-term deposits	17	688.0	—
Available but undrawn borrowing facilities[1]	20	700.0	1,734.4

Total available liquidity		1,638.5	1,893.8

1	Relates to the Senior Revolving Credit Facility (see note 20).

The Directors currently believe the Group’s liquidity position is more than sufficient to meet its needs for the foreseeable future.

4. Critical accounting judgements and key sources of estimation uncertainty

In applying the Group’s accounting policies, which are described in note 2, the directors are required to make judgements (other than those involving estimations) that have a significant impact on the amounts recognised and to make estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Key sources of estimation uncertainty

The key assumptions concerning the future, and other key sources of estimation uncertainty at the reporting period that may have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are discussed below.

(a) Taxation

The calculation of the Group’s uncertain tax provisions involves estimation in respect of certain items whose tax treatment cannot be finally determined until resolution has been reached with the relevant tax authority, or, as appropriate, through a formal legal process. Issues can, and often do, take a number of years to resolve. The amounts recognised or disclosed are derived from the Group’s best estimation. However, the inherent uncertainty regarding the outcome of these means eventual realisation could differ from the accounting estimates and therefore impact the Group’s results and cash flows.

In the event that all such enquiries were settled entirely in favour of the authorities, the Group would incur a cash tax outflow of $131m, excluding interest, during 2021. The quantum and timing of this cost remains uncertain but it is substantially provided for and the enquiries remain ongoing at this time.

The largest provision held of $100m is in relation to a long running tax case concerning tax deductions for historic launch costs. The Group’s 1999 claim for a tax deduction for satellite launch costs was heard at the Upper Tribunal which ruled in favour of HMRC in March 2021 on one point of legal interpretation. Inmarsat subsequently appealed directly to the Court of Appeal which was granted and a hearing is set for Q2 2022. The Group has provided fully for the potential cost of c. $120m, comprising tax and interest.

(b) Business combinations

On acquisition of a subsidiary, goodwill is initially measured at cost as the difference between the fair value of the consideration paid and the fair value of the net identifiable assets acquired (including any identifiable intangible assets other than goodwill). The valuation of net identifiable acquired assets is based on a number of key estimates and assumptions used by management including cash flow projections, long-term growth rate, useful economic life and discount rate. As at 31 December 2019, the Group has recognised goodwill on the Balance Sheet of $855.6m from the acquisition of Inmarsat plc in 2019. Going forward goodwill is not amortised, but is tested annually for impairment. A +/- 1% in the discount rate would result in a +/- $126.4m/$130.9m difference respectively in the amount of goodwill recognised.

Given the judgements set out in Note 4 (e) a number of assumptions were made in respect of the fair values of the assets and liabilities recognised in respect of this business combination.

(c) Impairment review

An impairment review of goodwill is performed annually at the level of the Group as a whole, as the Group has a single operating segment and the goodwill is monitored at this level. The recoverable amount has been determined based on value in use calculations. The key assumptions used by management in these calculations are the cash flow projections, long-term growth rates of 2.0%, and pre-tax and post-tax discount rates of 10.6% and 8.6% respectively. The impairment review has identified sufficient headroom in the recoverable amount above its carrying value. A sensitivity analysis has been undertaken by changing key assumptions used, being an increase in the pre-tax discount rate of 0.5% (breakeven pre-tax discount rate is 11.3%), reducing the long-term growth rate to 1.7% (breakeven long term growth rate of 1.3%) and delaying the recovery of cash flows impacted by Covid-19 for the Aviation business unit by one year. Individually, these assumptions would not result in an impairment, however in aggregate, would result in the recoverable amount of the CGU being reduced to below its carrying value. Future events could cause the assumptions used in impairment reviews to change which could result in impairments in future periods.

Cash flow projections

The recoverable amount of the CGU is based on the value in use, which is determined using cash flow projections derived from the most recent financial budgets and forecasts approved by management covering a five year period.

The short and medium-term cash flows reflect management’s expectations of future outcomes taking into account past experience, adjusted for anticipated growth from both existing and new business in line with our strategic plans for each segment of our business. The cash flows also take into consideration our assessment of the potential impact of external economic factors, including Covid-19.

Long-term growth rates

A long-term growth rate has been applied to extrapolate the cash flows into perpetuity. The growth rate has been determined using long-term industry growth rates and management’s conservative expectation of future growth.

Critical judgements in applying the Group’s accounting policies

The following are the critical judgements, apart from those involving estimations (which are presented separately above), that the directors have made in the process of applying the Group’s accounting policies and that have the most significant effect on the amounts recognised in financial statements:

(d) Revenue in respect of Ligado Networks

In December 2007, Inmarsat and Ligado Networks LLP (formerly LightSquared LP and LightSquared Inc.), and Ligado Networks (Canada) Inc. (formerly Skyterra (Canada) Inc.) entered into a 100 year Cooperation Agreement for the efficient use of L-band spectrum over North America. The Cooperation Agreement was segregated into phases and designed to enable and support the deployment of an ATC network by Ligado in North America. The Cooperation Agreement has been modified a number of times, and the guidance in IFRS15 on contract modifications has been applied to determine whether, for the purposes of applying the five-step model in IFRS15, a modification is treated as a new contract or an amendment to an earlier contract.

In April 2020, the Federal Communications Commission announced that it had conditionally approved Ligado’s application to deploy a low-power terrestrial nationwide network in the L-band that will primarily support 5G and Internet of Things services. In line with the Cooperation Agreement, a quarterly payment of $33.3m was made by Ligado to Inmarsat, with interest, in May 2020. This quarterly payment is considered a separate contract under IFRS15, for which substantially all amounts due have been collected and therefore this has been recognised as revenue.

Amendment 5 & 6 to the Cooperation Agreement was entered into with Ligado with effect as of June 2020 under which Ligado paid $700m upfront in Q4 2020. The amendment also reduced all future quarterly payments by 60% and deferred Q2 2020 to Q4 2022 quarterly payments as well as all previously deferred amounts to 1 January 2023, at which date a payment of $395m, including interest, falls due. Additionally there is a call option available until 15 October 2025 for Ligado to buy out all remaining lease payment obligations to 2107 for a cash payment ranging between $825m—$968m.

For the year ended 31 December 2020, the Group recognised $33.3m of revenue with nil operating costs (year ended 31 December 2019: $0.2m and $0.2m respectively). Given the level of uncertainty around the collection of future monies, the Group ceased to apply the IFRS15 five step model from Q2 2020 to Amendments 5 & 6 under which Ligado is obliged to make future payments. As a result, no further revenue has been recognised.

At 31 December 2020, deferred income of $906.5m (2019: $206.5m) was recorded on the balance sheet. $206.5m represents services not yet performed relating to issues including interference resolution for which payment has already been received from Ligado. $700m represents the upfront payment received pursuant to Amendment 5 & 6.

At 31 December 2020, a receivable of $17.9m (2019: $35.0m) has been recorded on the balance sheet relating to the deferrals and interest receivable of $2.0m (2019: $3.9m). A 51% impairment has been recognised in 2020 in order to comply with IFRS9 and align with our conclusion that uncertainty remains around the collection of future monies. If Ligado failed to make remaining payments as they fall due, this default would release Inmarsat from its remaining obligations, which would trigger the recognition in the income statement of the remaining deferred income resulting in a net gain to the Group.

(e) Capitalisation of space segment assets and associated borrowing costs

The net book value of space segment assets is currently $1,941.6m (2019: $2,055.1m). There have been additions of $0.9m in the year (2019: $0.2m). The key judgements involved in the capitalisation of space segment assets and associated borrowings costs are:

•	Whether the capitalisation criteria of the underlying IAS have been met.

•	Whether an asset is ready for use and as a result further capitalisation of costs should cease and depreciation should commence.

•	Whether an asset is deemed to be substantially complete and as a result capitalisation of borrowing costs should cease.

(f) Proxy board arrangement

The Group has made key judgements in determining the appropriateness of consolidating Inmarsat Government Inc.

The U.S. Government element of Inmarsat’s Government business unit is managed through the U.S. trading entity, Inmarsat Government Inc., a wholly-owned subsidiary of the Group. The business is managed through a Proxy agreement as required by the U.S. National Industrial Security Program (‘NISP’). A Proxy agreement is an instrument intended to mitigate the risk of foreign ownership, control or influence when a foreign person owns, acquires or merges with a U.S. entity that has a facility security clearance under the NISP. The Proxy agreement conveys the foreign owner’s voting rights to the Proxy Holders, comprised of the Proxy board. There are three Proxy holders who are U.S. citizens cleared and approved by the U.S. Defence Security Service (‘DSS’).

The Proxy holders have a fiduciary duty, and agree, to perform their role in the best interests of the Group (including the legitimate economic interest), and in a manner consistent with the national security interests of the U.S.

The DSS requires Inmarsat Government Inc. to enter into a Proxy agreement because it is indirectly owned by the Group and it has contracts with the Department of Defence which contain certain classified information. The Proxy agreement enables Inmarsat Government Inc. to participate in such contracts with the U.S. Government despite being owned by a non-U.S. corporation.

Under the Proxy agreement, the Proxy holders have the power to exercise all privileges of share ownership of Inmarsat Government Inc. In addition, as a result of the Proxy agreement, certain limitations are placed on the information which may be shared, and the interaction which may occur, between Inmarsat Government Inc. and other Group companies.

The Group maintains its involvement in Inmarsat Government Inc.’s activities through normal business activity and liaison with the Chair of the Proxy Board. Inmarsat Government Inc.’s commercial and governance activity is included in the business update provided in regular Executive reports to the Board. This activity is always subject to the confines of the Proxy regime to ensure that it meets the requirement that Inmarsat Government Inc. must conduct its business affairs without direct external control or influence, and the requirements necessary to protect the U.S. national security interest.

In accordance with IFRS 10 ‘Consolidated financial statements’, an assessment is required to determine the degree of control or influence the Group exercises and the form of any control to ensure that the financial statement treatment is appropriate. On the basis of the Group’s ability to affect the financial and operating policies of the entity, we have concluded that the Group meets the requirements of IFRS 10 in respect of control over the entity and, therefore, consolidates the entity in the Group’s consolidated accounts. There have been no changes in circumstances which impact any of the key judgements made by the Group.

5. Segmental information

The Group have identified the provision of global mobile satellite communications services to customers around the world as the only operating segment. The Board of Directors review the Group’s financial reporting and approves those proposals for the allocation of the Group’s resources and have therefore been identified as the chief operating decision makers. The Group’s revenue is categorised by four business units, namely:

•	Maritime: focusing on worldwide commercial maritime services including safety services;

•	Government: focusing on military and other government services to the U.S. and other international governments;

•	Aviation: focusing on commercial aviation, business and general aviation; and providing operational and safety services to support both of these segments; and

•	Enterprise: focusing on worldwide land-based Internet of Things, lease, broadband, and voice segments.

These four business units are supported by ‘Central Services’ which includes satellite operations, technology, corporate functions, backbone infrastructure, and any income that is not directly attributable to a business unit, such as Ligado.

Segment Results—Year ended 31 December 2020 (Successor)

($ in millions)	Maritime	Government	Aviation	Enterprise	Central services	Total
Revenue	490.6	442.8	178.2	113.5	13.7	1,238.8
Ligado revenue	—	—	—	—	33.3	33.3

Total revenue	490.6	442.8	178.2	113.5	47.0	1,272.1

Segment Results—Period ended 31 December 2019 (Successor)

($ in millions)	Maritime	Government	Aviation	Enterprise	Central services	Total
Revenue	34.8	31.4	18.4	8.4	0.4	93.4
Ligado revenue	—	—	—	—	—	—

Total revenue	34.8	31.4	18.4	8.4	0.4	93.4

Segment Results—Period 1 January to 3 December 2019 (Predecessor)

($ in millions)	Maritime	Government	Aviation	Enterprise	Central services	Total
Revenue	473.0	387.2	275.5	104.0	62.8	1,302.5
Ligado revenue	—	—	—	—	0.2	0.2

Total revenue	473.0	387.2	275.5	104.0	63.0	1,302.7

Segment Results—Year ended 31 December 2018 (Predecessor)

($ in millions)	Maritime	Government	Aviation	Enterprise	Central services	Total
Revenue	552.8	381.0	256.1	130.0	14.6	1,334.5
Ligado revenue	—	—	—	—	130.7	130.7

Total revenue	552.8	381.0	256.1	130.0	145.3	1,465.2

	Successor Entity		Predecessor Entity
($ in millions)	Year ended 31 December 2020	Period ended 31 December 2019	Period 1 January to 3 December 2019	Year ended 31 December 2018
Timing of revenue recognition
At a point in time	48.5	7.2	101.9	262.4
Over time	1,223.6	86.2	1,200.8	1,202.8

	1,272.1	93.4	1,302.7	1,465.2

Segmental analysis by geography

The Group’s operations are located in the geographical regions listed below. Revenues are allocated to countries based on the billing address of the customer. For wholesale customers, this is the distribution partner who receives the invoice for the service, and for retail customers this is the billing address of the customer for whom the service is provided. Assets and capital expenditure are allocated based on the physical location of the assets.

Revenue by geography

	Successor Entity		Predecessor Entity
($ in millions)	Year ended 31 December 2020	Period ended 31 December 2019	Period 1 January to 3 December 2019	Year ended 31 December 2018
United Kingdom	56.5	6.9	67.5	71.4
Rest of Europe	366.4	23.0	389.1	444.7
United States	486.5	36.0	469.4	548.0
Rest of North America	42.3	2.5	55.5	46.0
Asia and Pacific	236.3	19.5	237.6	257.4
Rest of the world	84.1	5.5	83.6	97.7

	1,272.1	93.4	1,302.7	1,465.2

Non-current segment assets

	Successor Entity
($ in millions)	As at 31 December 2020	As at 31 December 2019
United Kingdom	4,343.6	3,638.8
Rest of Europe	271.4	1,146.7
North America	48.6	70.9
Asia and Pacific	85.5	141.4
Rest of the world	1.4	3.1
Unallocated1	1,765.6	1,871.8

	6,516.1	6,872.7

1	Unallocated items relate to satellites which are in orbit.

Remaining performance obligations

The table below shows the remaining revenue to be derived from unsatisfied (or partially unsatisfied) performance obligations under non-cancellable contracts with customers at the end of the year.

	Successor Entity
($ in millions)	As at 31 December 2020	As at 31 December 2019
Within one year	380.8	505.0
Between two to four years	355.8	345.6
Five years and greater	268.0	242.5

	1,004.6	1,093.1

All other contracts are for periods of one year or less or are billed based on time incurred. As permitted under IFRS 15, the transaction price allocated to these unsatisfied contracts is not disclosed.

6. Operating profit

Costs are presented by the nature of the expense to the Group. Network and satellite operation costs comprise costs to third parties for network service contracts and services. A breakdown of employee benefit costs is given in note 7. Operating profit is stated after charging the following items:

		Successor Entity		Predecessor Entity
($ in millions)	Note	Year ended 31 December 2020	Period ended 31 December 2019	Period 1 January to 3 December 2019	Year ended 31 December 2018
Depreciation of property, plant and equipment	13	417.2	34.9	347.9	370.1
Amortisation of intangible assets	14	244.4	19.6	89.9	86.8
Depreciation of right-of-use assets	15	11.4	1.0	10.1	11.4
Acquisition related costs		(0.2)	137.3	16.0	—
Loss on disposal of assets		3.2	—	1.8	2.5
Impairment[1]		10.5	—	12.4	14.5
Terminal and equipment costs		56.8	7.8	94.6	110.1
IT support		37.3	2.9	25.2	22.7
Cost of inventories recognised as an expense		61.6	6.6	100.6	115.3
Write downs of inventories recognised as an expense	19	8.4	1.8	1.4	2.1
Research costs expensed		6.9	1.2	6.7	8.9

1

Relates to the impairment of $2.7m of intangible assets and $8.4m of tangible assets, offset by a reversal of $0.6m (Period ended 31 December 2019: $nil / Period 1 January to 3 December 2019 relates to the impairment of $0.1m of intangible assets and $12.3m of tangible assets / year ended 31 December 2018 relates to the impairment of $13.3m of intangible assets and $1.2m of tangible assets).

7. Employee benefit costs

		Successor Entity		Predecessor Entity
($ in millions)	Note	Year ended 31 December 2020	Period ended 31 December 2019	Period 1 January to 3 December 2019	Year ended 31 December 2018
Wages and salaries		247.7	21.5	235.9	255.5
Social security costs		20.2	3.4	22.0	25.0
Share-based payments (including employers’ national insurance contribution)		—	—	29.5	8.2
Defined contribution pension plan costs		11.9	0.9	10.5	10.9
Defined benefit pension plan costs[1]	28	0.4	0.1	1.2	1.4
Post-employment benefits costs[1]	28	0.1	—	0.2	0.4

Total employee benefit costs		280.3	25.9	299.3	301.4

1	Defined benefit pension plan costs and post-employment benefits costs includes current service cost (see note 28).

Employee numbers

The average monthly number of employees (including the Executive Director) employed is as follows:

	Successor Entity		Predecessor Entity
	Year ended 31 December 2020	Period ended 31 December 2019	Period 1 January to 3 December 2019	Year ended 31 December 2018

By activity
Operations	915	938	916	851
Sales and marketing	361	363	329	334
Development and engineering	240	236	250	237
Administration	396	411	406	403

	1,912	1,948	1,901	1,825

By segment
Maritime	129	122	113	103
Government	192	191	186	184
Enterprise	71	77	77	63
Aviation	206	217	209	197
Central services	1,314	1,341	1,316	1,278

	1,912	1,948	1,901	1,825

The employee headcount numbers presented above refer to permanent full time and part time employees and exclude contractors and temporary staff. Employee benefit costs of $9.2m (period ended 31 December 2019: $1.3m / period 1 January to 3 December 2019: $18.9m / year ended 31 December 2018: $24.8m) relating to contractors and temporary staff have been included in the cost table above.

8. Key management compensation

The Group’s Executive and Non-Executive Directors are the key management personnel of the business. Details of the total amounts earned during the year are as follows:

	Successor Entity		Predecessor Entity
($ in millions)	Year ended 31 December 2020	Period ended 31 December 2019	Period 1 January to 3 December 2019	Year ended 31 December 2018
Short-term benefits	2.1	0.8	4.6	4.1
Share-based payments[1]	—	—	5.0	4.4

	2.1	0.8	9.6	8.5

1

Includes IFRS 2 charge and employers’ national insurance or other social security contributions. This figure also includes the accelerated IFRS 2 crystallisation charge due to the acquisition of the Group on 4 December 2019.

In the current year, no Director has been a member of the Group’s defined contribution pension plan.

9. Net financing costs

	Successor Entity		Predecessor Entity
($ in millions)	Year ended 31 December 2020	Period ended 31 December 2019	Period 1 January to 3 December 2019	Year ended 31 December 2018
Bank interest receivable and other interest	(2.8)	(4.9)	(7.4)	(8.2)
Pension and post-retirement finance income	(1.0)	(0.6)	(0.8)	—

Total financing income	(3.8)	(5.5)	(8.2)	(8.2)

Interest on Senior Notes and credit facilities	244.3	40.6	82.2	88.9
Interest on Convertible Bonds	—	(5.7)	36.2	38.4
Amortisation of debt issue costs	13.9	17.5	4.6	13.2
Amortisation of discount on Senior Notes due 2022	1.5	1.0	1.5	1.0
Amortisation of discount on deferred satellite liabilities	—	—	(0.4)	0.2
Net interest on the net pension asset and post-employment liability	—	—	—	0.3
Interest on lease obligations	2.3	0.2	2.4	2.9
Other interest	4.5	12.0	0.3	0.7

Financing costs	266.5	65.6	126.8	145.6

Less: Amounts capitalised in the cost of qualifying assets[1]	(63.6)	(6.6)	(55.9)	(43.7)

Financing costs excluding derivative adjustments	202.9	59.0	70.9	101.9

Change in fair value of derivative liability component of the 2023 Convertible Bonds[2]	(0.2)	—	249.5	23.2

Net financing costs	198.9	53.5	312.2	116.9

1

Borrowing costs capitalised in the cost of qualifying assets during the year are calculated by applying a capitalisation rate to expenditures on such assets. The average interest capitalisation rate for the period was 7.4% (period ended 31 December 2019: 0.7% / Period 1 January to 3 December: 7.3% / year ended 31 December 2018: 7.4%).

2

As a result of the acquisition on 4 December 2019, a change of control clause was triggered with the majority of the offer purchase price of $992m being paid to bondholders, which included the notionally converted ordinary shares. The convertible bond ceased to exist from early-2020 (refer note 20).

10. Taxation

The tax charge / (income) for the year recognised in the income statement:

	Successor Entity		Predecessor Entity
($ in millions)	Year ended 31 December 2020	Period ended 31 December 2019	Period 1 January to 3 December 2019	Year ended 31 December 2018
Current tax
Current period	23.8	(1.8)	59.4	49.5
Adjustments in respect of prior periods	(28.1)	—	(28.7)	1.3

Total current tax	(4.3)	(1.8)	30.7	50.8

Deferred tax
Origination and reversal of temporary differences	(61.1)	(8.8)	(38.5)	(2.6)
Adjustments from changes in corporation tax rates	71.5	0.4	7.1	0.2
Adjustments in respect of prior periods	26.7	—	30.1	6.7

Total deferred tax	37.1	(8.4)	(1.3)	4.3

Total taxation charge / (income)	32.8	(10.2)	29.4	55.1

The table below/above explain the differences between expected tax expense, being the Group’s profit multiplied by the UK tax rate, and the Group’s total tax expense. The UK rate is used as this is our principal operating jurisdiction. The effective tax rate is 17.9% (period ended 31 December 2019: 6.1% / period 1 January to 3 December 2019: 29.0% / year ended 31 December 2018: 25.5%) and is also reconciled below:

	Successor Entity		Predecessor Entity
($ in millions)	Year ended 31 December 2020	Period ended 31 December 2019	Period 1 January to 3 December 2019	Year ended 31 December 2018
(Loss) / profit before tax	(182.9)	(167.2)	(122.8)	159.4
Income tax at 19.0%	(34.7)	(31.8)	(23.3)	30.3

Differences in overseas tax rates	0.9	(1.1)	7.5	(4.4)
Adjustments in respect of prior periods	(1.4)	—	1.5	8.0
Adjustments due to changes in corporation tax rates	71.5	0.4	4.6	0.2
Impact of UK patent box regime	(6.3)	(0.4)	(4.2)	(1.7)
Impact of change in fair value of derivative liability component of Convertible Bond	—	—	—	4.4
Tax losses for which no DTA is recognised	1.1	0.8	37.2	—
Impact of reassessment of deferred tax	—	—	(1.5)	—
Impact of prior year losses not previously recognised	(0.8)	(1.2)	(1.8)	—
Other non-deductible expenses / non-taxable income	2.5	23.1	9.4	18.3

Total taxation charge / (income)	32.8	(10.2)	29.4	55.1

Tax credited directly to equity:

	Successor Entity		Predecessor Entity
($ in millions)	Year ended 31 December 2020	Period ended 31 December 2019	Period 1 January to 3 December 2019	Year ended 31 December 2018
Deferred tax credit on share-based payments	—	—	3.5	1.0
Deferred tax charge on pensions	—	—	(1.1)	0.3

Total tax credited directly to equity	—	—	2.4	1.3

Tax credited directly to other comprehensive income:

	Successor Entity		Predecessor Entity
($ in millions)	Year ended 31 December 2020	Period ended 31 December 2019	Period 1 January to 3 December 2019	Year ended 31 December 2018
Deferred tax credit / (charged) on re-measurement of pension assets and liabilities	5.5	—	1.7	(3.1)

Total tax credited directly to other comprehensive income	5.5	—	1.7	(3.1)

11. Net foreign exchange gain

		Successor Entity		Predecessor Entity
($ in millions)	Note	Year ended 31 December 2020	Period ended 31 December 2019	Period 1 January to 3 December 2019	Year ended 31 December 2018
Defined benefit plan and post-employment benefits	28	(0.7)	(0.6)	(0.1)	0.2
Other operating costs		0.7	0.2	2.9	(1.9)

Total foreign exchange loss / (gain)		—	(0.4)	2.8	(1.7)

12. Dividends

During 2020 the Board did not declare an interim dividend. During 2020 no dividend was paid to Company shareholders. period ended 31 December 2019 no dividend was declared or paid. Period 1 January to 3 December 2019 no dividend was declared, however the 2018 final dividend, declared by the board in 2018, of $55.6m (12 cents per ordinary share) was paid to the Company’s shareholders. For the year ended 31 December 2018 the 2018 interim dividend of $36.9m (8 cents per ordinary share) and the 2017 final dividend of $55.0m (12 cents per ordinary share) were paid to the Company’s shareholders.

13. Property, plant and equipment (Successor Entity)

($ in millions)	Freehold land and buildings	Service equipment, fixtures and fittings	Space segment	Assets in the course of construction	Total
Cost
15 March 2019	—	—	—	—	—
Acquisition	12.7	361.0	2,082.6	1,022.5	3,478.8
Additions	—	10.0	0.2	20.2	30.4
Disposals	—	(0.8)	—	—	(0.8)

31 December 2019	12.7	370.2	2,082.8	1,042.7	3,508.4

Additions	—	18.2	0.9	233.1	252.2
Disposals	—	(35.0)	(92.2)	(0.1)	(127.3)
Impairments	—	—	(7.4)	—	(7.4)
Transfers	—	(2.6)	—	7.2	4.6
Transfers from assets in the course of construction	—	39.2	217.8	(257.0)	—

31 December 2020	12.7	390.0	2,201.9	1,025.9	3,630.5
Accumulated depreciation
15 March 2019	—	—	—	—	—
Charge for the period	—	(7.2)	(27.7)	—	(34.9)
Disposals	—	0.4	—	—	0.4

31 December 2019	—	(6.8)	(27.7)	—	(34.5)

Charge for the period	(0.3)	(92.7)	(324.2)	—	(417.2)
Disposals	—	26.5	91.9	—	118.4
Impairments	—	(0.7)	(0.3)	—	(1.0)
Transfers	—	2.0	—	—	2.0

31 December 2020	(0.3)	(71.7)	(260.3)	—	(332.3)

Net book amount at 31 December 2019	12.7	363.4	2,055.1	1,042.7	3,473.9

Net book amount at 31 December 2020	12.4	318.3	1,941.6	1,025.9	3,298.2

Depreciation of property, plant and equipment is charged using the straight-line method over the estimated useful lives, as follows:

•	Space segment assets:
	• Satellites	13–15 years
	• Other space segment, including ground infrastructure	5–12 years
•	Fixtures and fittings, and services-related equipment	3–15 years
•	Buildings	50 years

Freehold land is not depreciated. At 31 December 2020, the Group was carrying certain freehold land and buildings with a net book value of $12.7m (2019: $12.7m). Had they been revalued on a market basis, their carrying amount at 31 December 2020 would have been $12.7m (2019: $12.7m). Market valuation is based on the Directors’ best estimates.

In 2020, the Group received government grants in relation to the purchase and construction of certain assets. The grants have been deducted from the cost of the relevant asset to arrive at the carrying amount. Government grants received in 2020 were $11.1m (2019: $0.8m).

14. Intangible assets (Successor Entity)

($ in millions)	Goodwill	Trademarks	Software	Terminal development and network access costs	Customer relationships	Other	Total
Cost
15 March 2019	—	—	—	—	—	—	—
Acquisition	855.6	160.5	280.2	39.0	1,654.2	274.5	3,264.0
Additions	—	—	14.5	3.3	—	1.6	19.4

31 December 2019	855.6	160.5	294.7	42.3	1,654.2	276.1	3,283.4

Additions	19.8	—	55.1	18.8	—	12.1	105.8
Disposals	—	—	(11.0)	(0.2)	—	(0.7)	(11.9)
Impairments	—	—	(1.3)	(1.2)	—	—	(2.5)
Transfers	(7.0)	—	(3.1)	(0.1)	—	5.6	(4.6)

31 December 2020	868.4	160.5	334.4	59.6	1,654.2	293.1	3,370.2

Accumulated amortisation
15 March 2019	—	—	—	—	—	—	—
Charge for the period	—	(0.5)	(4.0)	(2.2)	(11.0)	(1.9)	(19.6)

31 December 2019	—	(0.5)	(4.0)	(2.2)	(11.0)	(1.9)	(19.6)

Charge for the period	—	(6.4)	(58.1)	(19.4)	(137.9)	(22.6)	(244.4)
Disposals	—	—	11.0	—	—	0.7	11.7
Impairments	—	—	(0.4)	0.2	—	—	(0.2)
Transfers	—	—	—	—	—	(2.0)	(2.0)

31 December 2020	—	(6.9)	(51.5)	(21.4)	(148.9)	(25.8)	(254.5)

Net book amount at 31 December 2019	855.6	160.0	290.7	40.1	1,643.2	274.2	3,263.8

Net book amount at 31 December 2020	868.4	153.6	282.9	38.2	1,505.3	267.3	3,115.7

Goodwill represents the excess of consideration paid on an acquisition over the fair value of the identifiable assets, liabilities and contingent liabilities acquired at the date of acquisition. In line with IFRS-3, the 2020 adjustments to goodwill relates to the finalisation of the acquisition completion period. Specifically, the recognition of an expected credit loss provision on the outstanding Ligado receivable, relating to deferrals (refer note 4), along with an adjustment to other intangible assets. Trademarks are being amortised on a straight-line basis over their estimated useful lives, which are between seven and twenty years.

Software includes the Group’s billing system and other internally developed operational systems and purchased software, which are being amortised on a straight-line basis over its estimated useful life of three to eight years.

The Group capitalises costs associated with the development and enhancement of user terminals and associated network access costs as intangible assets and amortises these over the estimated sales life of the related services, which range from three to ten years.

Customer relationships acquired in connection with acquisitions are being amortised over the expected period of benefit of between twelve and fourteen years, using the straight-line method.

Other consists of orbital slots, licences, spectrum rights and unallocated launch slots. Orbital slots and licences relate to the Group’s satellite programmes, and each individual asset is reviewed to determine whether it has a finite or indefinite useful life. Orbital slots are amortised over the useful life of the satellite occupying them.

Unallocated launch slots are not amortised until allocated to a satellite asset where they are re-classed to Property, Plant and Equipment and depreciated in-line with Group policy discussed in note 2.

As at December 2020, the Group has no indefinite useful life intangible assets, other than Goodwill.

Government grants received in 2020 were $3.3m (2019: $0.3m). The grants have been deducted from the cost of the relevant asset to arrive at the carrying amount.

Annual impairment review: Goodwill

Impairment reviews of goodwill are performed at the level of the Group’s cash-generating units (‘CGUs’). The Group as a whole has been determined to be the most appropriate CGU as goodwill is monitored at the operating segment level.

The recoverable amount of the CGU has been determined based on value in use calculations. The key assumptions used by management in these calculations are the cash flow projections, long-term growth rate and discount rate. Further information on the annual impairment review can be found in note 4.

15. Leases

Right of use assets

The right-of-use assets for the Group’s property and vehicle leases are presented in the table below

Net carrying amount

	Successor Entity
($ in millions)	Property	Vehicles	Total
As at 15 March 2019	—	—	—
Acquisition	50.8	0.1	50.9
Additions and changes in terms	0.2	0.2	0.4
Depreciation charge	(0.9)	(0.1)	(1.0)
As at 31 December 2019	50.1	0.2	50.3

Additions	0.4	0.4	0.8
Changes in terms	1.5	0.2	1.7
Depreciation charge	(11.1)	(0.3)	(11.4)

As at 31 December 2020	40.9	0.5	41.4

Two property leases and four vehicle leases expired in the current year. The Group does not hold options to purchase any leased assets for a nominal amount at the end of the lease term.

The Group expenses short-term leases and low-value assets as incurred which is in accordance with the recognition exemption in IFRS 16. Expenses for short-term leases and low-value assets were less than $0.1m (2019: less than $0.1m) for the year. As at 31 December 2020, the Group is committed to $0.1m (2019: $0.1m) of short-term leases and low-value assets.

In the period, The Group received $0.3m (2019: $0.1m) in relation to income from the subleasing of right-of-use assets.

Lease liabilities

Lease liabilities are calculated at the present value of the lease payments that are not paid at the commencement date. The Group’s lease liabilities as of 31 December 2020 comprise the transition of existing contracts, as well as contracts entered into during the financial year 2020.

The average lease term of the Group’s property and vehicle leases is 3.5 and 2.6 years respectively (2019: 3.7 and 1.3 respectively). The maturity profile of the Group’s leases is shown in the table below:

As at 31 December 2020	Successor Entity
($ in millions)	Property	Vehicles	Total
Within one year	11.1	0.1	11.2
Between two to five years	37.7	0.6	38.3
Greater than five years	5.1	—	5.1

	53.9	0.7	54.6

As at 31 December 2019	Successor Entity
($ in millions)	Property	Vehicles	Total
Within one year	10.8	0.2	11.0
Between two to five years	45.2	0.1	45.3
Greater than five years	6.1	—	6.1

	62.1	0.3	62.4

For the year ended 31 December 2020, the weighted average discount rate applied was 3.9% (2019: 3.4%). Interest rates are fixed at the contract date. All leases are on a fixed repayment basis and no arrangements have been entered into for contingent rental payments.

The total cash flow relating to all lease obligations in year was $10.6m (2019: $2.4m) with lease obligations denominated in various currencies. Total lease interest paid was $2.3m (2019: $0.2m).

The Group does not face a significant liquidity risk with regard to its lease liabilities. The Group’s obligations are secured by the lessors’ title to the leased assets for such leases.

16. Investments

	Successor Entity
($ in millions)	As at 31 December 2020	As at 31 December 2019
Interest in associates	22.0	20.0
Other investments	1.1	1.1

Total investments	23.1	21.1

Interest in associates represents the Group’s investments which have been treated as associates and have all been accounted for using the equity method of accounting. Individually, all of the investments in associates are deemed to be immaterial and as a result the associates’ assets, liabilities, revenues and profits have not been presented.

Other investments represent the Group’s investment in Actility S.A. which was made on 5 April 2017 and is accounted for as fair value through profit and loss.

Cash dividends received from the associates for the period ended 31 December 2020 total $2.2m (2019: $nil). The Group’s aggregate share of its associates’ profits for the period is $4.2m (period ended 31 December 2019: $0.6m / period 1 January to 3 December 2019: $3.4m / year ended 31 December 2018: $3.9m) and has been recognised in the income statement.

17. Cash and cash equivalents

Cash and cash equivalents include cash in hand, deposits held on call with banks, other short-term highly liquid investments with original maturities of three months or less.

	Successor Entity
($ in millions)	As at 31 December 2020	As at 31 December 2019
Cash at bank and in hand	250.5	159.4
Cash and cash equivalents	250.5	159.4

At 31 December 2020, the Group has $688.0m of cash held in short-term deposits with an original maturity of between four to twelve months (2019: $nil), along with $7.0m held as restricted cash (2019: $0.9m). Restricted cash is held in escrow and relates to the Speedcast asset acquisition, as disclosed in note 36.

18. Trade and other receivables

	Successor Entity
($ in millions)	As at 31 December 2020	As at 31 December 2019
Current
Trade receivables and contract assets	215.0	253.6
Other receivables	24.2	39.1
Accrued income	8.3	11.2
Prepayments	21.2	24.4

Total trade and other receivables	268.7	328.3

Non-current
Defined benefit pension asset	3.5	29.6
Other receivables	3.6	4.8

Total other receivables	7.1	34.4

The Group applies the simplified approach under IFRS 9 for the impairment of receivables and contract assets. A provisioning matrix based on internal debtor credit ratings has been used in order to calculate the lifetime loss allowances for each grouping.

Debtors have been grouped based on ageing and each debtor’s internal credit rating. This rating is a measure from A to E (with E being the highest risk of default) and considers the debtors financial strength, history and magnitude of past defaults, personal credit history with the Group and the associated level of sovereign and market risk. The information used in assigning ratings is both historical and forward looking as regular contact with debtors is maintained to understand if there is any additional risk forecast. Specific allowances are made to reflect any additional risk identified.

The table below presents the lifetime expected credit losses for trade receivables within each debtor category. No loss allowance has been recognised for other receivables and accrued income.

As at 31 December 2020 (Successor Entity)

($ in millions)	Internal rating A	Internal rating B	Internal rating C	Internal rating D/E	Total
Carrying value of trade receivables (gross)[1]	6.5	156.5	66.5	49.0	278.5
Lifetime ECL	—	2.1	5.2	1.6	8.9
Specific allowances	—	—	7.8	19.8	27.6

Group loss allowance	—	2.1	13.0	21.4	36.5

As at 31 December 2019 (Successor Entity)

($ in millions)	Internal rating A	Internal rating B	Internal rating C	Internal rating D/E	Total
Carrying value of trade receivables (gross)[1]	38.7	159.5	111.8	2.0	312.0
Lifetime ECL	0.2	3.0	6.8	1.7	11.7
Specific allowances	—	—	17.1	—	17.1

Group loss allowance	0.2	3.0	23.9	1.7	28.8

1	This is presented gross of credit note allowances of $27.0m and $29.6m respectively.

The Group’s trade and other receivables are stated after impairments. Movements during the year in the Group loss allowance were as follows:

	Successor Entity
($ in millions)	As at 31 December 2020	As at 31 December 2019
As at 1 January / 15 March	28.8	—

Acquisition	—	36.0
Charged in the period	24.3	4.3
Ligado charge for the period	19.8	—
Utilised in the period	(28.9)	(2.0)
Released in the period	(7.5)	(9.5)

As at 31 December[1]	36.5	28.8

1

The maturity of the Group’s provision for uncollectable trade receivables for the period ended 31 December 2020 is $2.2m current, $0.9m between one and 30 days overdue, $4.0m between 31 and 120 days overdue and $29.4m over 120 days overdue (2019: $4.0m current, $2.7m between one and 30 days overdue, $12.6m between 31 and 120 days overdue and $9.5m over 120 days overdue).

19. Inventories

	Successor Entity
($ in millions)	As at 31 December 2020	As at 31 December 2019
Finished goods	35.9	38.4
Work in progress	1.0	0.8

Total inventories	36.9	39.2

The Group’s inventories are stated after allowances for obsolescence. Movements in the allowance during the year were as follows:

	Successor Entity
($ in millions)	As at 31 December 2020	As at 31 December 2019
As at 1 January / 15 March	17.4	—

Acquisition	—	19.2
Charged to the allowance in respect of the current period	7.2	—
Released in the period	(8.4)	(1.8)

As at 31 December	16.2	17.4

20. Net borrowings

	Successor Entity
	As at 31 December 2020			As at 31 December 2019
($ in millions)	Amount	Deferred finance costs	Net balance	Amount	Deferred finance costs	Net balance

Current
Senior Notes due 2022	—	—	—	1,012.6	(1.8)	1,010.8
—Net issuance discount	—	—	—	(1.5)	—	(1.5)
Convertible Bonds due 2023	—	—	—	1.2	—	1.2
Term loan	17.5	—	17.5	5.4	—	5.4

Total current borrowings	17.5	—	17.5	1,017.7	(1.8)	1,015.9

Non-current
Senior Notes due 2026	2,075.0	(14.0)	2,061.0	2,075.0	(19.1)	2,055.9
Term loan	1,719.4	(91.5)	1,627.9	710.3	(35.9)	674.4

Total non-current borrowings	3,794.4	(105.5)	3,688.9	2,785.3	(55.0)	2,730.3

Total borrowings	3,811.9	(105.5)	3,706.4	3,803.0	(56.8)	3,746.2

Cash and cash equivalents	(250.5)	—	(250.5)	(159.4)	—	(159.4)
Short term deposits	(688.0)	—	(688.0)	—	—	—

Net borrowings	2,873.4	(105.5)	2,767.9	3,643.6	(56.8)	3,586.8

Following the acquisition on 4 December 2019, all existing borrowings became repayable in accordance with change of control clauses within the existing agreements, were re-financed by the acquiring entity, and repaid shortly after acquisition.

Predecessor Entity

Senior Notes due 2022

On 4 June 2014, the Group issued $1.0bn of 4.875% Senior Notes due 15 May 2022. The aggregate gross proceeds were $992.1m, net of $7.9m issuance discount. The Notes were fully redeemed on 12 February 2020.

Convertible bonds

On 9 September 2016, the Group issued $650m of 3.875% Convertible Bonds due 9 September 2023. The bonds were convertible into ordinary shares of the Company and had a 3.875% pa coupon payable semi-annually and a yield to maturity of 3.681%. As a result of the acquisition in the prior year, 99.8% of the convertible bonds issued were cancelled with the remaining bonds repaid and cancelled in 2020.

Senior revolving credit facility

On 12 December 2019, the Group signed a new five-year $700m revolving credit facility (‘Senior Revolving Credit Facility’). Advances in U.S. dollar under the facility bear interest at a rate equal to the applicable USD LIBOR, plus a margin of between 3.0% and 3.5% determined by reference to the ratio of Senior Secured First Lien Net Leverage. At 31 December 2020, there were no drawings under the Senior Revolving Credit Facility.

Successor Entity

Senior Notes due 2026

On 7 October 2019, the Group issued and drew down $2.075bn of 6.75% Secured Senior Notes due 1 October 2026. The aggregate gross proceeds were $2,055.3bn, net of $19.7m issuance discount.

Term loan

On 12 December 2019, the Group entered into a $1.7bn Term Facility with Barclays Bank PLC acting as administrative and collateral agent. As at 31 December 2020 the Group had drawn down $1.7bn which is repayable in quarterly installments over 7 years. The credit agreement will mature in 2026. Drawings under this credit agreement incur interest at a variable rate of LIBOR +4.5%. In line with the IBOR interest rate benchmark reform, the Group is working with its counterparties to determine appropriate alternative benchmarks. All Financial instruments with a reference rate linked to LIBOR are exposed to IBOR reform. Therefore, as at 31 December 2020 this would impact financial instruments with a value of $1.7bn.

Effective interest rate

The Directors consider the carrying value of borrowings, other than the Senior Notes and Term Loan to approximate to their fair value (see note 31). The effective interest rates at the balance sheet dates were as follows:

Effective interest rate %

	Successor Entity
($ in millions)	As at 31 December 2020	As at 31 December 2019
Bank overdrafts	4.5%	6.6%
Senior Notes due 2022	5.2%	5.2%
Senior Notes due 2026	7.0%	7.0%
Term loan	6.0%	7.3%

Reconciliation of movements in liabilities to cash flows arising from financing activities:

	Successor Entity
($ in millions)	At 31 December 2019	Acquisition	Drawdowns and repayments	Cash flows	Transfers[1]	Interest expense	Arrangement cost amortisation	Other cash movements	At 31 December 2020
Short-term borrowings	1,014.7	—	(1,018.0)	(15.2)	17.5	8.5	3.3	6.7	17.5
Long-term borrowings	2,730.3	—	966.2	(232.4)	(17.5)	233.4	9.9	(1.0)	3,688.9
Convertible Bond[2]	1.8	—	(1.6)	—	—	(0.2)	—	—	—

Total	3,746.8	—	(53.4)	(247.6)	—	241.7	13.2	5.7	3,706.4

	Successor Entity
($ in millions)	At 15 March 2019	Acquisition	Drawdowns and repayments	Cash flows	Transfers[1]	Interest expense	Arrangement cost amortisation	Other cash movements	At 31 December 2019
Short-term borrowings	—	122.2	(122.2)	(0.7)	1,014.7	—	—	0.7	1,014.7
Long-term borrowings	—	1,685.6	2,048.4	(6.8)	(1,014.7)	40.6	11.0	(33.8)	2,730.3
Convertible Bond[2]	—	987.5	(990.1)	—	—	—	4.4	—	1.8

Total	—	2,795.3	936.1	(7.5)	—	40.6	15.4	(33.1)	3,746.8

1	Transfers comprise debt maturing from long-term to short-term borrowings
2	Includes derivative liability component.

Reconciliation of movements in lease liabilities to cash flows arising from financing activities:

	Successor Entity
($ in millions)	At 31 December 2019	Acquisition	Additions	Change in terms	Cashflows	Interest expense	Other movements	At 31 December 2020
Lease liabilities	62.4	—	0.8	—	(10.6)	2.3	(0.3)	54.6

	Successor Entity
($ in millions)	At 15 March 2019	Acquisition	Additions	Change in terms	Cashflows	Interest expense	Other movements	At 31 December 2019
Lease liabilities	—	62.6	0.4	—	(2.4)	0.2	1.6	62.4

21.	Trade and other payables

	Successor Entity
($ in millions)	As at 31 December 2020	As at 31 December 2019
Current
Trade payables	98.1	138.9
Other taxation and social security payables	5.3	21.5
Other payables	4.2	5.3
Accruals	93.6	117.3
Deferred income[1]	1,001.1	300.1

Total trade and other payables	1,202.3	583.1

Non-current
Other payables	2.3	1.8
Defined benefit pension and post-employment liability	15.5	14.0

Total other payables	17.8	15.8

1	The deferred income balance includes $906.5m (2019: $206.5m) relating to payments received from Ligado Networks (refer note 4).

The Directors consider the carrying value of trade and other payables to approximate to their fair value.

Deferred income

Deferred income represents obligations to transfer goods or services to a customer for which the entity has received consideration and is therefore considered a contract liability. The Group has recognised the following movements in deferred income throughout the year:

	Successor Entity
($ in millions)	As at 31 December 2020	As at 31 December 2019
As at 1 January / 15 March	300.1	—
Acquisition	—	306.9
Contract liability raised in the period	1,121.9	27.3
Contract liability utilised in the period	(420.9)	(34.1)

As at 31 December	1,001.1	300.1

22.	Provisions

Movements in the Group’s provisions were as follows:

	Successor Entity
($ in millions)	Current provisions	Non-current provisions	Total
As at 15 March 2019	—	—	—
Acquisition	12.9	8.4	21.3
Charged in respect of current period	0.2	0.6	0.8
Utilised in current period	(8.9)	(2.5)	(11.4)

As at 31 December 2019	4.2	6.5	10.7

Charged in respect of current year	14.2	0.4	14.6
Utilised in current year	(2.8)	(1.0)	(3.8)

As at 31 December 2020	15.6	5.9	21.5

The Group’s current provisions includes a $3.0m (2019: $1.1m) contract obligation and an $11.1m (2019: $2.2m) restructuring provision. Non-current provision includes $2.4m (2019: $2.4m) one-off Aviation contractual charges, $1.0m (2019: $1.1m) deferred salary provision and $0.8m (2019: $nil) HMRC launch costs provision. Non-current provisions are expected to be utilised within 2-5 years.

23.	Current and deferred taxation

The current asset of $3.5m and the current tax liability of $171.5m (2019: $4.5m and $193.6m) represent the tax receivable and payable in respect of current and prior periods, less amounts paid.

Recognised deferred tax assets and liabilities

Deferred tax assets and liabilities (prior to the offsetting of balances within the same jurisdiction as permitted by IAS 12) for the year are shown below:

	Successor Entity
	As at 31 December 2020			As at 31 December 2019
($ in millions)	Assets	Liabilities	Net	Assets	Liabilities	Net
Property, plant and equipment and intangible assets	(3.0)	702.1	699.1	—	642.1	642.1
Provisions	(8.1)	—	(8.1)	(10.4)	—	(10.4)
Other[1]	(46.5)	—	(46.5)	(9.4)	0.2	(9.2)
Share-based payments	—	—	—	(0.4)	—	(0.4)
Tax losses	(43.0)	—	(43.0)	(52.2)	—	(52.2)

Net deferred tax liabilities	(100.6)	702.1	601.5	(72.4)	642.3	569.9

1	Other relates to pensions and corporate interest restrictions.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income taxes relate to the same fiscal authority.

The value of deferred income tax assets and liabilities included in the net deferred income tax balance is shown below:

	Successor Entity
($ in millions)	As at 31 December 2020	As at 31 December 2019
Deferred tax assets	(30.0)	(29.2)
Deferred tax liabilities	631.5	599.1

Net deferred tax liabilities	601.5	569.9

Movement in temporary differences during the period:

	Successor Entity
($ in millions)	As at 1 January 2020	Recognised in income	Recognised in other comprehensive income	As at 31 December 2020
Property, plant and equipment and intangibles	642.1	57.0	—	699.1
Provisions	(10.4)	2.3	—	(8.1)
Other[1]	(9.2)	(31.8)	(5.5)	(46.5)
Share-based payments	(0.4)	0.4	—	—
Tax losses	(52.2)	9.2	—	(43.0)

Total	569.9	37.1	(5.5)	601.5

1	Other relates to pensions and corporate interest restrictions.

	Successor Entity
($ in millions)	As at 15 March 2019	Acquisition	Recognised in income	As at 31 December 2019
Property, plant and equipment and intangibles	—	612.8	29.3	642.1
Provisions	—	(9.4)	(1.0)	(10.4)
Other[1]	—	(5.2)	(4.0)	(9.2)
Share-based payments	—	(0.4)	—	(0.4)
Tax losses	—	(19.5)	(32.7)	(52.2)

Total	—	578.3	(8.4)	569.9

1	Other relates to pensions and corporate interest restrictions.

23. Current and deferred taxation

Total unrecognised deferred tax assets:

	Successor Entity
($ in millions)	As at 31 December 2020	As at 31 December 2019
Unused income tax losses	(0.1)	(0.8)
Unused capital losses	(37.9)	(34.6)

Total	(38.0)	(35.4)

Deferred tax assets are recognised to the extent there is probable utilisation of the underlying temporary difference using existing tax laws and forecasts of future taxable profits based on Board-approved business plan forecasts.

Overseas dividends received are largely exempt from UK tax but may be subject to foreign withholding taxes.

The unrecognised gross temporary difference in respect of the unremitted earnings of those overseas subsidiaries affected by such taxes is $nil (2019: $nil), resulting in a deferred tax liability of $nil (2019: $nil).

The unrecognised gross temporary difference in respect of the investments in associates is $2.2m (2019: $nil), resulting in an unrecognised deferred tax liability of $0.7m (2019: $nil).

On 3 March 2020 the UK Government announced their intention to increase the headline rate of tax from 19% to 25% from April 2023. UK deferred tax has been recognised in the accounts at a rate of 19% on the basis that this is the substantively enacted rate at 31 December 2020. If the full deferred tax balance was to be revalued to 25% at the year-end it is expected to increase the net deferred tax liability by c.$175m.

24. Reconciliation of cash generated from operations

Reconciliation of profit for the period to cash generated from operations:

	Successor Entity		Predecessor Entity
($ in millions)	Year ended 31 December 2020	Period ended 31 December 2019	Period 1 January to 3 December 2019	Year ended 31 December 2018
Loss / (profit) for the period	(215.7)	(157.0)	(152.2)	104.3
Adjustments for
Taxation charge / (income)	32.8	(10.2)	29.4	55.1
Financing costs	202.9	59.0	70.9	101.9
Financing income	(3.8)	(5.5)	(8.2)	(8.2)
Change in fair value of derivative	(0.2)	—	249.5	23.2

Operating profit / (loss)	16.0	(113.7)	189.4	276.3

Depreciation and amortisation	673.0	55.5	447.9	468.3
Loss on disposal of assets	3.2	—	12.4	2.5
Impairment loss	10.5	—	1.8	14.5
Share of profit of associates	(4.2)	(0.6)	(3.4)	(3.9)
Dividends received from associates	2.2	—	1.7	1.3
Non-cash employee benefits costs	0.2	—	25.8	9.8
Non-cash foreign exchange movements	0.9	(0.4)	2.5	(6.2)
Changes in net working capital
(Increase) / decrease in restricted cash[1]	(6.1)	1.9	(0.3)	0.3
Decrease / (increase) in trade and other receivables	89.9	0.3	36.4	(43.7)
Decrease / (Increase) in inventories	2.3	(0.1)	11.5	(16.8)
Increase / (decrease) in trade and other payables	589.4	46.7	(22.2)	10.8
Increase / (decrease) in provisions	10.8	(10.4)	(4.5)	0.2

Cash generated from / (used in) operations	1,388.1	(20.8)	699.0	713.4

1	At 31 December 2020, the Group had $7.0m (2019: $0.9m) of restricted cash on the balance sheet. This relates to the Speedcast asset purchase, as disclosed in note 36.

25. Share capital

	Successor Entity
($ in millions)	As at 31 December 2020	As at 31 December 2019

Authorised
2,350,000,000 ordinary shares of $1 each (2019: 2,350,000,000 of $1 each)	2,350.0	2,350.0

	2,350.0	2,350.0

Authorised, issued and fully paid
2,350,000,000 ordinary shares of $1 each (2019: 2,350,000,000 of $1 each)	2,350.0	2,350.0

	2,350.0	2,350.0

Non-controlling interests

During the period ended 31 December 2020, 14,525,721 new ordinary shares were authorised, allotted, and issued $0.1 par value ($11.6m). All are fully paid. The shares issued are in Connect Sub-Topco Limited and are in relation to the Group management incentive plan, which represent a non-controlling interest in the Group (refer note 27).

26. Reserves

During 2020 the Group adopted IFRS 9 for hedge accounting, which is accounted for prospectively. This did not have a material impact on the recognition and measurement of hedge accounted for items. However, IFRS 9 does require the separate valuation for foreign currency basis, where the changes in the fair value of currency basis are recognised as a separate component of equity, being the cost of hedging reserve, in other comprehensive income.

There are no gains and losses reclassified from equity included within the income statement for the period ended 31 December 2020 (2019: $nil).

Gains and losses relating to the effective portion of cash flow hedges are recognised in other comprehensive income and accumulated in the cash flow hedge reserve. When a hedged item is recognised in the income statement the cumulative deferred gain or loss accumulated in other comprehensive income and the cash flow hedge reserve is reclassified to the income statement. When a hedged item is recognised as a non-financial asset or liability in the balance sheet the accumulated gain or loss is removed from the cash flow hedge reserve and included directly in the initial cost of the asset or liability.

The cost of hedging reserve includes the effects of the following:

•	Changes in fair value of the time value of option when only the intrinsic value of the option is designated as the hedging instrument;

•	Changes in fair value of the forward element of a forward contract; and,

•

Changes in fair value of the foreign currency basis spread of a financial instrument when the foreign currency basis spread of a financial instrument is excluded from the designation of that financial instrument as the hedging instrument (consistent with the Group’s accounting policy to recognise non-designated component of foreign currency derivative in equity).

26. Reserves

Cashflow and cost of hedging reserve:

	Successor Entity
($ in millions)	Cost of hedging reserve	Foreign currency forwards	Total hedge reserves
Balance at 31 December 2019	—	(0.7)	(0.7)
Adjustment on adoption of IFRS 9	—	—	—

Balance at 1 January 2020	—	(0.7)	(0.7)

Add: change in fair value of hedging instrument recognised in OCI	—	0.7	0.4
Add: costs of hedging deferred and recognised in OCI in respect of the time value of options	(8.2)	—	(8.2)
Less: reclassified from OCI to profit or loss in respect of the time value of options	1.6	—	1.6
Less: gain on foreign currency basis on cash flow edges capitalised to tangible assets	—	0.4	0.4

Balance at 31 December 2020	(6.6)	0.4	(6.2)

Cash flow hedge reserve under the previously applicable IAS-39:
Balance at 15 March 2019			—
Gain recognised on cash flow hedges:
Forward exchange contracts			(1.5)
Gains on cash flow hedges capitalised to tangible assets:
Forward exchange contracts			0.8

Balance at 31 December 2019			(0.7)

27. Employee share options and awards

Predecessor Entity

During 2019, and on acquisition of the Group, the majority of existing share plans vested and an accelerated IFRS 2 charge of $12.4m was recognised in the predecessor entity to reflect the fair value of the remaining life of each scheme. The share plans operated at the time of the acquisition were as follows:

1. an Executive Share Plan, being a Bonus Share Award which were fully vested in 2019, along with Performance Share Awards which were also accelerated and vested in 2019 to varying levels;

2. a UK Sharesave Scheme and International Sharesave Scheme. Under the Sharesave plan rules, participant’s had an option to exercise their share options on Court Sanction or in one of the 6 months after the acquisition date. If they had not exercised during this period then the options were lapsed. All options have now vested; and

3. an Employee Stock Purchase Plan. Options were automatically vested pro rata to the participant’s savings on acquisition.

Successor Entity

During 2020, a new all-employee participation share plan was implemented. Employees globally receive participation units on a given date in each year they are employed. On an ‘exit event of the existing investors’ each participation unit is converted into a one off cash bonus, based on the increase in value delivered to the Company’s investors. The Group has also implemented a cash LTIP to replace the previous, now vested, schemes. This is detailed below.

Cash Long-Term Incentive Plan (LTIP)

The cash LTIP is a senior management (excluding Executive management) remuneration scheme which runs over three years. A new LTIP is granted each year with a performance period from 1 January to 31 December. The performance conditions attached to the scheme are based on revenue growth over the three-year period and the aggregate Free cash flow over a three-year period with both having a 50% weighting. The maximum pay out under the scheme is 150% of salary.

The 2020 cash LTIP charge for the year is $1.9m, bringing the accumulated cash LTIP provision to $1.9m.

	Successor Entity
	Weighting	Threshold	Target	Maximum
2022 Objectives
Revenue	50%	1,456.0	1,574.0	1,692.0
Free cash flow	50%	723.0	773.0	823.0

	100%

Management Incentive Plan (MIP)

The management incentive plan (MIP) is a long term incentive plan for senior and executive management of the Group, where participants are required to make a material cash investment by buying shares in Connect Sub-Topco Ltd, a direct subsidiary of the Company, at fair market value. On 9 June 2020, $11,597,844 share equity (14,525,721 shares) was issued from Connect Sub-Topco for the MIP and included 8,769,320 priority ordinary shares, which carry a 9% coupon. The equity issued under the MIP represents non-controlling interest (NCI) in the Group. Participants receive pay-out on an exit event, payable by the acquiring entity and not the Group.

28. Pensions and post-employment benefits

The Group operates pension schemes in each of its principal locations. The Group’s pension plans are provided through both defined benefit schemes and defined contribution arrangements.

The Group has historically operated defined benefit pension schemes in the United Kingdom, regulated by the Pensions Regulator, and The Netherlands, Germany and Indonesia.

The Group’s principal defined benefit pension plan was the Inmarsat Global scheme, which was a UK funded scheme with assets held in a separate fund administered by a corporate trustee. The scheme is closed to new employees and the Company closed the defined benefit plan to future accruals during 2017. The trustee is required by law to act in the interest of the fund and of all relevant stakeholders in the scheme.

On 1 January 2020, the Trustees of The Netherlands pension scheme terminated the plan by closing the plan for new accruals. Starting from 2020, employees of this plan participate in a new defined contribution scheme based on individual investments. After termination, Inmarsat’s obligations to the plan are limited to fund a deficit that may occur in case of a transfer of value of an individual former employee. This is not deemed to be material. This is known as ‘buy-out’. The buy-out has resulted in the de-recognition of the Scheme’s assets and liabilities, with an actuarial income of $0.8m recognised in the Group Income Statement.

During October 2020, the Trustees of the UK pension plan entered into a bulk annuity insurance contract with Aviva Life & Pensions UK Limited (Aviva), a UK insurance company authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority in respect of the liabilities of the Inmarsat Global defined benefits scheme. This is known as a ‘buy-in’. Under this policy Aviva undertakes, via the Plan, to pay the Plan’s benefit obligations as they fall due. The insurer has paid cash into the scheme matching the benefits due to members. The Trustees retain the legal obligation for the benefits provided under the scheme. As the buy-in policy is a qualifying insurance asset, the fair value of the insurance policy is deemed to be the present value of the obligations that have been insured. The policy secured exactly matches the benefits due to scheme members under the scheme’s Trust Deed and Rules, and the asset has therefore been set equal to the liabilities covered. Therefore, any future change in the valuation of the liabilities are matched by a corresponding movement in the valuation of the insurance asset. The buy-in has resulted in a re-measurement of the scheme’s assets, with an actuarial loss recognised in the Group Statement of Comprehensive Income. Following the buy-in there is a net defined benefit asset of $3.5m on the Balance Sheet reflecting the remaining assets held by the scheme.

Given the Group still holds the liability obligations under the Inmarsat Global defined benefit plan, this plan has been valued using the projected unit credit method with the valuation undertaken by professionally qualified and independent actuaries as at 31 December 2020.

The results of the valuation, which have been updated for any material transactions and material changes in circumstances (including changes in market prices and interest rates) up to 31 December 2020, are set out below. There are no guaranteed minimum pension (GMP) benefits held under the scheme and there was therefore no impact to the liability as a result of the High Court ruling on 26 October 2018.

The Plan’s investment in a bulk annuity policy represents a concentration risk with the annuity provider not making the required payments. The policy in place is governed by substantial insurance market solvency regulations and the Trustee has further mitigated this credit risk through careful choice of provider and contract terms. The Trustee recognises that the investment in the bulk annuity contract is illiquid.

Additionally, the Plan is exposed to operational risk in relation to the buy-in with the insurance company, as it is the insurer that is taking on the majority of risks in relation to the Plan’s defined benefit liabilities.

There have been no plan amendments, curtailments or settlements since the previous year end that we have been made aware of, other than the buy-in disclosure above. The plan closed to future DB accrual with effect from 1 April 2017.

The Group also provides post-employment benefits for some of its employees. The Group’s principal scheme is the Inmarsat Global post-retirement healthcare benefit scheme, which is the provision of healthcare to retired employees (and their dependants) who were employed before 1 January 1998.

Employees who have 10 years of service at the age of 58 and retire are eligible to participate in the post-retirement healthcare benefit plans. Membership of this plan is multinational, although most staff are currently employed in the UK. The plans are self-funded and there are no plan assets from which the costs are paid. The cost of providing these benefits is actuarially determined and accrued over the service period of the active employee groups. The Group’s post-retirement medical liability is capped at CPI plus 1%.

Schemes denominated in local currencies are subject to fluctuations in the exchange rate between U.S. Dollars and local currencies.

The principal actuarial assumptions used to calculate the Group’s pension and post-employment benefits liabilities under IAS 19 are:

	Successor Entity
	As at 31 December 2020	As at 31 December 2019
Weighted average actuarial assumptions
Discount rate	1.5%	2.7%
Future salary increases	7.0%	2.3%
Medical price inflation	2.9%	3.0%
Future pension increases	2.9%	2.8%

Mortality assumptions have been updated to reflect experience and expected changes in life expectancy. The average life expectancy assumptions for the Company’s pension and post-employment benefits liabilities are as follows:

	Successor Entity
Life expectancy	As at 31 December 2020	As at 31 December 2019
Male current age 65	88.3	88.3
Female current age 65	89.4	89.5

Mortality assumptions used are consistent with those recommended by the individual scheme actuaries and reflect the latest available tables, adjusted for the experience of the Group where appropriate. For the Inmarsat Global defined benefit pension scheme and the Inmarsat Global post-retirement healthcare benefits for 2020, mortality has been assumed to follow the S2PA tables with -1 year age rating for males and CMI 2017 improvement with a long-term trend of 1.75% pa.

Significant actuarial assumptions for the determination of the defined benefit obligation are discount rate, expected salary increase, mortality and healthcare cost trend rates. The sensitivity analysis below is for the Group’s principal pension and post-employment benefits schemes, and has been determined based on reasonable possible changes of the assumptions occurring at the end of the reporting period assuming that all other assumptions are held constant.

Inmarsat Global defined benefit scheme:

Change in assumption	Successor Entity
($ in millions)	Impact on benefit obligation-increase / (decrease)	Impact on projected pension cost-increase/ (decrease)
Increase in discount factor of 0.25%	(7.0)	(5.7)
Decrease in discount factor of 0.25%	7.5	6.1
Increase in inflation of 0.25%	7.4	6.0
Decrease in inflation of 0.25%	(6.9)	(5.6)
Mortality: -1 year	4.9	3.7

Inmarsat Global post-retirement healthcare benefit scheme:

Change in assumption	Successor Entity
($ in millions)	Impact on benefit obligation-increase / (decrease)	Impact on projected service cost-increase/ (decrease)
Increase in discount factor of 0.5%	(7.0)	(5.7)
Increase in inflation of 0.5%	7.5	6.1
Increase in medical price inflation trend rate of 1%	7.4	6.0
Decrease in medical price inflation trend rate of 1%	(6.9)	(5.6)
Mortality: -1 year	4.9	3.7

In reality, there is an expectation of inter-relationships between the assumptions, for example, between discount rate and inflation. The above analysis does not take the effect of these inter-relationships into account.

Amounts recognised in the balance sheet are:

	Successor Entity
($ in millions)	As at 31 December 2020	As at 31 December 2019
Present value of funded defined benefit obligations (pension)	(138.0)	(115.5)
Present value of unfunded defined benefit obligations (pension)	—	(0.3)
Present value of unfunded defined benefit obligations (post-employment benefits)	(15.3)	(12.3)
Fair value of defined benefit assets	141.3	143.7

Net defined benefit (liability) / asset recognised in the balance sheet	(12.0)	15.6

The above net asset is recognised in the balance sheet as follows:

		Successor Entity
($ in millions)	Notes	As at 31 December 2020	As at 31 December 2019
Defined benefit pension asset	18	3.5	29.6
Defined benefit pension and post-employment liability	21	(15.5)	(14.0)

Analysis of the movement in the present value of the defined benefit obligations is as follows:

	Successor Entity
($ in millions)	Defined benefit pension plan	Post- employment benefits
As at 15 March 2019	—	—
Acquisition	113.2	12.0
Current service cost	0.1	—
Past service cost	—	—
Interest cost	0.2	0.1
Remeasurement gains
Actuarial gains arising from changes in demographic assumptions	—	—
Actuarial gains arising from changes in financial assumptions	—	—
Change in experience adjustment	—	—
Foreign exchange loss	2.6	0.2
Benefits paid	(0.3)	—
Contributions by pension participants	—	—

As at 31 December 2019	115.8	12.3

Current service cost	—	0.1
Past service cost	—	—
Interest cost	2.1	0.3
Remeasurement gains
Actuarial gains arising from changes in demographic assumptions	—	—
Actuarial gains arising from changes in financial assumptions	18.5	1.2
Change in experience adjustment	—	1.3
Foreign exchange loss	4.7	0.4
Benefits paid	(1.8)	(0.3)
Contributions by pension participants	—	—
Liabilities extinguished on plan settlement	(1.3)	—

As at 31 December 2020	138.0	15.3

Analysis of the movement in the fair value of the assets of the defined benefit pension plans is as follows:

	Successor Entity
($ in millions)	As at 31 December 2020	As at 31 December 2019
As at 1 January / 15 March	143.7	—
Acquisition	—	140.2
Interest income	2.7	0.3
Remeasurement gains/(losses)
Experience return on plan asset (excluding interest income)	(8.8)	—
Actuarial (loss)/gains arising from changes in financial assumptions	—	—
Contributions by employer	—	0.1
Contributions by pension participants	—	—
Benefits paid	(1.7)	(0.3)
Expenses paid (included in service cost)	(0.4)	—
Foreign exchange gain / (loss)	5.8	3.4

As at 31 December	141.3	143.7

Amounts recognised in the income statement in respect of the plans are as follows:

	Successor Entity
	Year ended 31 December 2020		Period ended 31 December 2019
($ in millions)	Defined benefit pension plan	Post- employment benefits	Defined benefit pension plan	Post- employment benefits
Current service cost	0.4	0.1	0.1	—
Past service gain	—	—	—	—
Net interest (income) / expense	(0.6)	0.3	(0.1)	0.1
Foreign exchange (gain) / loss	(1.1)	0.4	(0.8)	0.2

	(1.3)	0.8	(0.8)	0.3

Current service cost is included within employee benefit costs (note 7). The net financing costs together with foreign exchange gains and losses are included within interest payable (note 9).

Amounts recognised in the statement of comprehensive income in respect of the plans are as follows:

	Successor Entity
	Year ended 31 December 2020		Period ended 31 December 2019
($ in millions)	Defined benefit pension plan	Post- employment benefits	Defined benefit pension plan	Post- employment benefits
Actuarial gains arising from changes in demographic assumptions	—	—	—	—
Actuarial gains arising from changes in financial assumptions	18.5	1.2	—	—
Actuarial gains arising from changes in experience adjustment	—	1.3	—	—
Return on plan asset (excluding interest income)	8.8	—	—	—

Remeasurement of the net defined benefit asset and liability	27.3	2.5	—	—

The assets held in respect of the Group’s defined benefit schemes were as follows:

	Successor Entity
	As at 31 December 2020		As at 31 December 2019
($ in millions / %)	Value	Percentage of total plan assets	Value	Percentage of total plan assets
Equities	—	—	19.1	13.3%
Cash	1.6	1.1%	11.2	7.8%
Bonds	—	—	96.8	67.4%
Assets held by insurance company	122.8	86.9%	—	—
Other	16.9	12.0%	16.6	11.5%

Fair value of scheme assets	141.3	100.0%	143.7	100.0%

The Plan’s main asset is the buy-in policy with Aviva, the value of which has been set equal to the corresponding value of the IAS-19 liabilities it covers. The remaining assets retained by the Trustees are used to fund expenses and towards paying any balancing premium due to Aviva once data cleaning has been finalised. The remaining assets retained by the Trustees are invested in a pooled cash fund, which provides daily liquidity, and an illiquid private debt investment that is in the process of being wound-down.

The duration of the defined benefit liabilities within the Inmarsat Global defined benefit plan is approximately 25 years. The defined benefit obligation as at 31 December 2020 is split as follows:

•	Active members N/A

•	Deferred members 82%

•	Pensioner members 18%

The average age of the deferred and pensioner members at the date of the last statutory funding valuation for the Inmarsat Global defined benefit plan (at 31 December 2017) was 56 years and 69 years, respectively. The estimated contributions expected to be paid into the Inmarsat Global defined benefit pension plan during 2021 are $3.4m. In 2020 actual contributions under this plan were $nil (2019: $nil).

29. Operating leases

During the year the Group received income from various agreements deriving revenue from leased equipment. These amounts are recorded as revenue on a straight-line basis over the respective lease terms and represent the majority of the Group’s future aggregate minimum lease payments under non-cancellable operating leases expected to be received.

	Successor Entity
($ in millions)	As at 31 December 2020	As at 31 December 2019
Within one year	29.1	25.1
Within two to five years	46.6	48.3

	75.7	73.4

30. Capital risk management

The following table summarises the capital of the Group:

	Successor Entity
($ in millions)	As at 31 December 2020	As at 31 December 2019
As per balance sheet
Cash and cash equivalents	(250.5)	(159.4)
Short-term deposits greater than three months	(688.0)	—
Borrowings[1]	3,706.4	3,746.2

Net borrowings	2,767.9	3,586.8

Equity attributable to shareholders of the parent	1,959.3	2,192.3

Capital	4,727.2	5,779.1

1	This excludes the conversion liability on the convertible bond of $nil (2019: $0.6m) and lease obligations of $54.6m (2019: $62.4m).

The Group’s objective when managing its capital is to safeguard its ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital. The Group continually evaluates sources of capital and may repurchase, refinance, exchange or retire current or future borrowings and/or debt securities from time to time in private or open-market transactions, or by any other means permitted by the terms and conditions of borrowing facilities and debt securities. Additionally, the Group may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

The Group regularly monitors movements in cash and borrowings, as well as total available liquidity. The Group’s liquidity is disclosed in note 3(d).

31. Financial instruments

Treasury management and strategy

The Group’s treasury activities are managed by its treasury department which reports into the Chief Financial Officer. The Group has in place a risk management programme that seeks to limit adverse effects on the financial performance of the Group by monitoring foreign exchange exposures and proposing a strategy to manage this exposure to the CFO for approval on an annual basis, and using interest rate swaps as required to minimise the exposure arising from floating rate debt.

The Board of Directors of the Group has delegated to the treasury department the responsibility for setting and implementing the financial risk management policies applied by the Group. The treasury department has a policy and procedures manual that sets out specific guidelines for managing foreign exchange risk, interest rate risk and credit risk.

Key features of treasury management include:

•	Ensuring that the Group is in a position to fund its obligations in appropriate currencies as they fall due;

•	Maintaining adequate undrawn borrowing facilities; and

•	Maximising return on short-term investments based on counterparty limits and credit ratings.

The Group’s foreign exchange policy is not to hedge its foreign currency transactions. Where there is a material contract with a foreign currency exposure, a specific hedge to match the specific risk will be evaluated and must be approved by the Chief Financial Officer prior to any hedge being undertaken.

Financial instruments by category

The following table sets out the categorisation of financial assets and liabilities under IFRS 9:

	Successor Entity
	As at 31 December 2020			As at 31 December 2019
($ in millions)	Amortised cost	Fair value through profit and loss	Total	Amortised cost	Fair value through profit and loss	Total
Assets as per balance sheet
Trade receivables and other[1]	251.1	—	251.1	308.7	—	308.7
Cash and cash equivalents	—	250.5	250.5	—	159.4	159.4
Short term deposits	—	688.0	688.0	—	—	—

	251.1	938.5	1,189.6	308.7	159.4	468.1

1	Consists of trade receivables, other receivables and accrued income (see note 18).

	Successor Entity				Successor Entity
	As at 31 December 2020				As at 31 December 2019
($ in millions)	Amortised cost	Fair value through profit and loss	Derivatives used for hedging	Total	Amortised cost	Fair value through profit and loss	Derivatives used for hedging	Total

Liabilities as per balance sheet
Borrowings	3,706.4	—	—	3,706.4	3,746.2	—	—	3,746.2
Trade payables and other[1]	197.7	—	—	197.7	263.3	—	—	263.3
Lease liabilities	54.6	—	—	54.6	62.4	—	—	62.4
Derivative financial instruments	—	—	6.6	6.6	—	0.6	0.3	0.9

	3,958.7	—	6.6	3,965.3	4,071.9	0.6	0.3	4,072.8

1	Consists of trade receivables, other receivables and accrued income (see note 18).

The table below analyses the Group’s financial liabilities and net-settled derivative financial instruments into relevant maturity groupings based on the remaining period at the balance sheet date to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows. Balances due within 12 months equal their carrying values as the impact of discounting is not significant.

	Successor Entity
	As at 31 December 2020
($ in millions)	Less than 1 year	Between 1 and 2 years	Between 2 and 5 years	Over 5 years	Total
Borrowings[1]	237.7	235.5	702.8	3,935.6	5,111.6
Trade payables and other	195.9	0.1	0.3	1.4	197.7
Derivative financial instruments	2.0	—	4.6	—	6.6

	435.6	235.6	707.7	3,937.0	5,315.9

1	Includes interest obligations on the Senior Notes due 2022. The interest obligations on these borrowings are at fixed rates up until the date of redemption in February 2020.

	Successor Entity
	As at 31 December 2019
($ in millions)	Less than 1 year	Between 1 and 2 years	Between 2 and 5 years	Over 5 years	Total
Borrowings[1]	1,208.2	191.4	571.7	3,119.0	5,090.3
Trade payables and other	261.6	0.1	0.3	1.3	263.3
Derivative financial instruments	0.9	—	—	—	0.9

	1,470.7	191.5	572.0	3,120.3	5,354.5

1	Includes interest obligations on the Senior Notes due 2022.

31. Financial instruments

Fair values of derivative financial instruments

The Group’s derivative financial instruments consist of forward foreign currency contracts and interest rate caps which are both primarily designated as cash flow hedges.

The Group generally does not hedge foreign currency transactions. Where there is a material contract with a foreign currency exposure, a specific hedge to match the specific risk will be evaluated. At present the Group only hedges certain foreign currency milestone payments to Airbus for the construction of the I-6 satellites.

Derivative financial instruments are initially measured at fair value (see further below) on the contract date and are re-measured at each reporting date.

The change in the fair value is accounted for differently depending on whether the instrument qualifies for hedge accounting (e.g. where a forward foreign currency transaction is designated as a cash flow hedge) or not (e.g. undesignated cash flow hedges and the conversion liability component of the 2023 convertible bond).

Under hedge accounting, the change in fair value initially goes through other comprehensive income. At the point hedge accounting is discontinued, i.e. when the hedging instrument expires, is terminated or no longer qualifies for hedge accounting, the amounts sitting in other comprehensive income at that time remain in equity until the forecast transaction occurs. When the forecast transaction is no longer expected to occur, the amounts that were reported in equity are immediately reclassified to profit or loss. Where hedge accounting does not apply, the change in fair value is included in net financing costs in the income statement.

The fair values at the balance sheet date were:

	Successor Entity
($ in millions)	As at 31 December 2020	As at 31 December 2019
Financial liabilities
Conversion liability component of 2023 Convertible Bond	—	0.6
Interest rate cap	6.6	—
Forward foreign currency contracts–designated cash flow hedges	—	0.3

Total derivative financial liabilities	6.6	0.9

Current portion of derivative financial liabilities	2.0	0.9
Non-current portion of derivative financial liabilities	4.6	—

The full value of a hedging derivative is classified as a non-current asset or liability if the remaining maturity of the hedged item is more than 12 months and, as a current asset or liability if the maturity of the hedged item is less than 12 months.

The fair values of forward foreign exchange contracts are based on the difference between the contract amount at the current forward rate at each period end and the contract amount at the contract rate, discounted at a variable risk-free rate at the period end. The fair value of the interest rate cap is based on the forward interest rate curve at each reporting date. The fair value of the conversion liability component of the Convertible Bonds due 2023 is relevant for 2019 only and was determined as the difference between the market value of the Convertible Bond and the fair value of a comparable, non-convertible bond, known as a debt host contract. All are classified as level 2 in the fair value hierarchy according to IFRS 13.

The Group has no financial instruments with fair values that are determined by reference to significant unobservable inputs, i.e. those that would be classified as level 3 in the fair value hierarchy, nor have there been any transfers of assets or liabilities between levels of the fair value hierarchy. There are no non-recurring fair value measurements.

Forward foreign exchange

The following tables set out the face value and fair value of forward foreign exchange contracts outstanding for the Group as at 31 December 2020 and 2019:

Outstanding forward foreign exchange contracts

	Successor Entity
	As at 31 December 2020
(£ in millions)	Face value	Between Maturing within 1 year	Maturing between 1 and 2 years	Maturing between 2 and 5 Years	Fair value
GBP contracts–USD:GBP[1] 1:0.68	0.5	0.5	—	—	—

1	Weighted Average Foreign Exchange Rate.

Outstanding forward foreign exchange contracts

	Successor Entity
	As at 31 December 2019
(£ in millions)	Face value	Between Maturing within 1 year	Maturing between 1 and 2 years	Maturing between 2 and 5 Years	Fair value
GBP contracts–USD:GBP[1] 1:0.68	1.9	1.9	—	—	(0.3)
CAD contracts–USD:CAD[1] 1:1.28	CAD 0.2	CAD 0.2	—	—	—

1	Weighted Average Foreign Exchange Rate.

The Group has entered into contracts to build the I-6 satellite. The Group has entered into forward foreign exchange contracts (for terms equivalent to when the milestone payments fall due) to hedge the exchange rate risk arising from these anticipated milestone payments, which are designated as cash flow hedges.

As at 31 December 2020, the aggregate amount of losses under forward foreign exchange contracts deferred in the cash flow hedging reserve relating to the exposure on these payments is $nil (2019: $0.3m). The milestone payments will take place at irregular periods throughout each year until 2021, at which time the related cash flow hedges deferred in equity will be transferred and included in the initial carrying value of the hedged non-financial assets.

Hedge ineffectiveness can arise from changes in the creditworthiness of counterparties hedged with and the credit risk of the Group, along with the possibility of changes to the critical terms (e.g. Forecast payment dates)

of the hedged transactions due, such that they no longer match those of the hedging instruments. The hedge ineffectiveness for 2020 was less than $0.1m (2019: less than $0.1m).

Interest rate cap

The Group has entered into interest rate cap arrangements to hedge the variable interest rates on the Term Loan. The cap provides protection of 2%+LIBOR and is designated as cashflow hedges. The total nominal amount of the interest rate cap arrangement is $1.7bn; this hedges 97% of the term loan balance.

Hedge ineffectiveness can arise from changes in the creditworthiness of counterparties hedged with and the credit risk of the Group, along with the ability of the Group to refinance the debt and make changes to the economic terms of the hedged loan, resulting in mismatches. The hedge ineffectiveness for 2020 was less than $0.1m (2019: $nil).

Non-derivative financial assets consist of cash at bank, short-term investments, trade receivables, other receivables and accrued income.

Non-derivative financial liabilities consist of borrowings, trade payables, other payables, lease obligations, and accruals.

Fair value of non-derivative financial assets and financial liabilities

With the exception of the Senior Notes and Term loan, the fair values of all non-derivative financial instruments approximate to the carrying value in the balance sheet. The fair value of Senior Notes, Term Loan and Convertible Bonds are classified as level 2 in the fair value hierarchy according to IFRS 13.

The following methods and assumptions have been used to determine fair values:

•	The fair values of cash at bank, overdrafts and short-term deposits approximate their carrying values because of the short-term maturity of these instruments (see note 17);

•	The fair value of trade and other receivables and payables, accrued income and costs, and deferred consideration approximate their carrying values (see notes 18 and 21 respectively);

•

The Senior Notes due 2022 are reflected in the balance sheet net of unamortised arrangement costs and net issuance premium of $nil and $nil, respectively (2019: $1.8m and $1.5m respectively) (see note 20). This was fully repaid as at 31 December 2020;

•

The debt liability component of the Convertible Bonds is reflected in the balance sheet on an amortised cost basis, net of unamortised arrangement costs of $nil (2019: $nil) (see note 20). This was fully repaid as at 31 December 2020;

•

The Senior Notes due 2026 are reflected in the balance sheet net of unamortised arrangement costs of $14.0m (2019: $19.1m) (see note 20). The fair values of the Senior Notes due 2026 are based on the market price of the bonds and are reflected in the next table; and

•

The Term loan is reflected in the balance sheet net of unamortised arrangement costs of $91.5m (2019: $35.9m) (see note 20) and the fair value is based on the net present value discounted at LIBOR +4.5%.

	Successor Entity
	As at 31 December 2020		As at 31 December 2019
($ in millions)	Carrying amount[1]	Fair value amount	Carrying amount[1]	Fair value amount
Senior Notes due 2022	—	—	1,012.6	1,015.4
Convertible Bonds due 2023 debt component	—	—	1.2	1.2
Senior Notes due 2026	2,075.0	2,236.3	2,075.0	2,211.2
Term loan	1,736.9	1,751.6	715.7	723.2

1	Gross of unamortised arrangement cost.

32. Capital and purchase commitments

	Successor Entity
($ in millions)	Total	Less than 1 year	Between 2 and 5 years	Greater than 5 years
Lease and purchase commitments	330.9	24.7	77.7	228.5
Capital commitments	553.2	313.5	239.7	—

Total commitments	884.1	338.2	317.4	228.5

The Group had authorised and contracted but not provided for capital commitments as at 31 December 2020 of $553.2m (2019: $578.7m). These amounts primarily represent commitments in respect of the Group’s I-6 satellite programmes. Lease and purchase commitments comprises mainly of the commitment for development of Arctic capabilities for GX in partnership with Space Norway.

33. Contingent liabilities

In the ordinary course of business, the Group is subject to contingencies pursuant to requirements that it complies with relevant laws, regulations and standards. Failure to comply could result in restrictions in operations, damages, fines, increased tax, increased cost of compliance, interest charges, reputational damage and other sanctions. These matters are inherently difficult to quantify.

In cases where the Group has an obligation as a result of a past event existing at the balance sheet date, and it is probable that an outflow of economic resources will be required to settle the obligation and the amount of the obligation can be reliably estimated, a provision will be recognised based on best estimates and management judgement.

A contingent liability is disclosed where the existence of the obligation will only be confirmed by future events, or where the amount of the obligation cannot be measured with reasonable reliability. At 31 December 2020, the Group had no material contingent liabilities (2019: $nil).

34. Related party transactions

In the normal course of operations, the Group engages in transactions with its equity-accounted associates; Navarino UK and JSAT Mobile Communications Inc, and the ultimate shareholders (being the ‘Consortium’: Apax, Warburg Pincus, Canada Pension Plan Investment Board, and Ontario Teachers’ Pension Plan Board).

Transactions with equity-accounted associates represent sales of airtime and equipment and are measured at the amounts exchanged. Group revenue from Navarino UK and JSAT Mobile for the 2020 financial period is $41.2m and $15.7m respectively (period ended 31 December 2019: $2.9m and $1.0m respectively / period 1 January to 3 December 2019: $37.5m and $13.1m respectively / year ended 31 December 2018: $39.7m and $15.6m respectively). The amount receivable from Navarino UK and JSAT Mobile at 31 December 2020 is $9.5m and $1.7m, respectively (2019: $9.3m and $1.7m, respectively).

Transactions with the Consortium for all financial periods is $nil.

Amount owing to the Executive and Non-Executive Directors as at 31 December 2020 is $0.6m (2019: $1.3m) and relates to remuneration earned in the normal course of operations (see note 8).

35. Business combinations

On 4 December 2019 the Company acquired the entire issued ordinary share capital of Inmarsat for cash, obtaining control of Inmarsat. Inmarsat was acquired as the Company believes that the satellite sector is attractive, with unique characteristics. While Inmarsat’s end markets are competitive, the Company believes Inmarsat is well positioned for growth based on its unique global infrastructure, leading technological and capacity roadmap, and strong spectrum holdings. The amounts recognised in respect of the identifiable assets acquired and liabilities assumed are as set out in the table below.

Successor Entity
($ in millions)	At 4 December 2019
Fixed assets	3,478.8
Intangible assets	2,408.4
Trade and other receivables	327.2
Inventory	39.2
Cash and cash equivalents	352.2
Other assets	132.9

Total assets acquired	6,738.7
Borrowings	2,396.9
Trade and other payables	564.2
Other liabilities	1,296.5

Total liabilities acquired	4,257.6

Net identifiable assets acquired at fair value	2,481.1

Goodwill recognised on acquisition	855.6
Non-controlling interest	(1.4)

Allocated purchase consideration	3,335.3

Assets

•	Fixed assets includes Freehold land and buildings of $12.7m, Service equipment fixtures and fittings $361.0m, Space segment $2,082.6m and Assets in the course of construction $1,022.5m.

•

Intangible assets includes Customer relationships of $1,654.2m, Trademarks of $160.5m, Software of $280.2m, Terminal development and network asset costs of $39.0m, and orbital slots, licenses, spectrum rights and unallocated launch slots of $274.5m.

•	Trade and other receivables have a gross contractual value of $392.3m. The best estimate at acquisition date of the contractual cash flows not to be collected is $65.1m.

•	Other assets includes right of use assets of $50.9m, deferred income tax assets of $34.5m and investments of $20.5m.

Liabilities

•	All existing borrowings became repayable in accordance with change of control clauses within the existing agreements and were re-financed by the acquiring entity. Refer to note 20 for further details.

•	Trade and other payables includes trade payables of $153.5m, deferred income of $306.9m and accruals of $87.1m.

•	Other liabilities includes deferred tax liabilities of $612.8m, $398.0 of derivative financial instruments, provisions of $21.3m, and current tax liabilities of $198.2m.

The goodwill of $855.6m arising from the acquisition reflects the value associated with future customer relationships, future technology assets, and the assembled workforce of Inmarsat. None of the goodwill is expected to be deductible for income tax purposes.

From the date of acquisition, the predecessor entity has contributed $93.4m of revenue to the Group. Costs associated with the acquisition included within the income statement were $137.3m for 2019. Had the acquisition been on the first day of the period, Group revenue and loss before tax, on a pro-forma basis, would have been $1,396.1m and $258.7m respectively.

36. Events after the balance sheet date

Speedcast

The contract to acquire Speedcast’s FX and FB customers was signed on 13 November 2020 and completed on 1 January 2021. After year end, Inmarsat paid $13m for the related receivables and inventory and waived its unsecured pre-petition claims against Speedcast.

Repricing of the term loan

On 25 January 2021, the $1.75bn Term Loan Facility, which was entered into by the Group on 12 December 2019, was repriced from LIBOR +4.5% to LIBOR +3.5%. This reduction of 1% on the margin represents an annual interest cost saving of approximately $18m.

Distribution

Given the material liquidity and covenant headroom at the end of 2020, $568m has been distributed to shareholders during February 2021 and a further $150m during July 2021. As part of these distributions, 2,200,205 & 427,058 shares (at $1 each) were brought back from participants on the management incentive plan, reducing NCI holdings and Group total equity.

Launch cost provision

The Group has an uncertain tax provision of $100m in relation to a long running tax case concerning tax deductions for historical launch costs. The Group’s 1999 claim for a tax deduction for satellite launch costs was heard at the Upper Tribunal which ruled in favour of HMRC in March 2021 on one point of legal interpretation. Inmarsat subsequently appealed directly to the Court of Appeal which was granted and a hearing is set for Q2 2022. The Group has provided fully for the potential cost of c. $120m, comprising tax and interest.

UK tax rate update

The UK Government’s announcement to increase the headline rate of tax from 19% to 25% from April 2023 was substantively enacted in Q2 2021. Deferred tax will be revalued to 25% which will increase the net deferred tax liability by c.$175m.

Viasat acquistion

On 8 November 2021, Viasat Inc and the Group (“Inmarsat”) announced a definitive agreement under which Viasat will acquire Inmarsat in a transaction valued at $7.3 billion. The agreement is a Share Purchase Agreement to acquire Inmarsat with the shareholders of Inmarsat and certain management and employees who hold options and shares of a wholly owned subsidiary of Inmarsat whose options and shares will be exchanged for shares of Inmarsat prior to closing. The agreement has been approved by both the Inmarsat and Viasat Boards of Directors, including support provided by The Baupost Group, L.L.C., Viasat’s largest shareholder. Subject to regulatory approval, the acquisition is expected to close during H2 2022.

37. Group entities

At 31 December 2020, the Company had investments in the following subsidiaries and associates:

	Successor Entity
	Principal activity	Country of incorporation / registered address[1]	Ownership
Inmarsat Group Holdings Limited (formerly Inmarsat plc)	Holding company	England and Wales/A	100%
Connect Finco SARL	Finance company	Luxembourg/AI	100%
Connect U.S. Finco LLC	Finance company	United States/D	100%
Inmarsat Holdings Limited	Holding company	England and Wales/A	100%
Inmarsat Group Limited	Holding company	England and Wales/A	100%
Inmarsat Finance PLC	Finance company	England and Wales/A	100%
Inmarsat Investments Limited	Holding company	England and Wales/A	100%
Inmarsat Ventures SE	Operating company	Luxembourg /AJ	100%
Inmarsat Global Limited	Satellite telecommunications	England and Wales/A	100%
ISAT Global Xpress OOO	Operating company	Russian Federation/X	100%
Inmarsat Brasil Eireli	Dormant	Brazil/H	100%
Inmarsat Leasing (Two) Limited	Satellite leasing	England and Wales/A	100%
Inmarsat New Zealand Limited	Operating company	New Zealand/U	100%
Inmarsat Services Limited	Operating company	England and Wales/A	100%
PT ISAT	Operating company	Indonesia/Q	100%
Inmarsat Communications Company LLC	Operating company	UAE/AC	49%
Inmarsat Group Holdings Inc.	Operating company	United States/C	100%
ISAT U.S. Inc.	Operating company	United States/C	100%
Inmarsat Government Inc.	Operating company	United States/D	100%
Stratos Government Services Inc.	Operating company	United States/D	100%
Inmarsat Commercial Services Inc.	Operating company	United States/D	100%
Inmarsat Solutions (U.S.) Inc.	Operating company	United States/D	100%
Inmarsat Inc.	Holding company	United States/D	100%
Inmarsat U.S. Investments Limited	Dormant	England and Wales/A	100%
Europasat Limited	Operating company	England and Wales/A	100%
Inmarsat Employment Company Limited	Employment company	Jersey/T	100%
Inmarsat Trustee Company Limited	Dormant	England and Wales/A	100%
Inmarsat Finance III Limited	Operating company	England and Wales/A	100%
Inmarsat Solutions Limited	Holding company	England and Wales/A	100%
Inmarsat Solutions (Canada) Inc.	Operating company	Canada/B	100%
Inmarsat Holdings (Cyprus) Limited	Holding company	Cyprus/K	100%
Connect Bidco Limited	Holding company	Guernsey/AK	100%
Connect Midco Limited	Holding company	Guernsey/AK	100%
Connect Sub-Topco Limited	Holding company	Guernsey/AK	100%

1	For the list of registered addresses please refer to the table on page 65.

	Successor Entity
	Principal activity	Country of incorporation / registered address[1]	Ownership
Inmarsat Germany (GmBH)	Operating company	Germany/L	100%
Inmarsat Global Japan KK	Holding company	Japan/S	100%
Inmarsat Investments BV	Holding company	The Netherlands/V	100%
Inmarsat Solutions B.V.	Operating company	The Netherlands/V	100%
Inmarsat Solutions SA (PTY) Limited	Operating company	South Africa/Z	90%
Inmarsat Spain S.A.	Operating company	Spain/AA	100%
Inmarsat Hong Kong Limited	Operating company	Hong Kong/N	100%
Inmarsat (IP) Company Limited	Dormant	England and Wales/A	100%
Inmarsat Hellas Satellite Services SA	Satellite telecommunications	Greece/M	100%
Inmarsat Navigation Ventures Limited	Operating company	England and Wales/A	100%
Inmarsat Global Xpress Limited	Operating company	England and Wales/A	100%
Inmarsat SA	Operating company	Switzerland/AB	100%
Inmarsat Solutions Global Limited	Operating company	England and Wales/A	100%
Inmarsat Solutions AS	Operating company	Norway/W	100%
Inmarsat Solutions Pte. Limited	Operating company	Singapore/Y	100%
Inmarsat Solutions ehf.	Operating company	Iceland/O	51%
Inmarsat Australia Pty Limited	Operating company	Australia/F	100%
Inmarsat KK	Operating company	Japan/S	100%
Inmarsat Solutions (Shanghai) Co. Limited	Operating company	China/J	100%
Inmarsat India Private Limited	Operating company	India/P	100%
Inmarsat Licences (Canada) Inc.	Holding company	Canada/B	100%
Flysurfer Colombia S.A.S.	Operating company	Columbia/I	100%
Flysurfer Peru S.A.C.	Operating company	Peru/R	100%
Inmarsat New Ventures Limited	Holding company	England and Wales/A	100%
Flysurfer-Ecuador S.A.	Operating company	Ecuador/AE	100%
Inmarsat Satellite Services S.R.L.	Operating company	Romania/AF	100%
Inmarsat BH d.o.o.	Operating company	Bosnia and Herzegovina/AG	100%
Inmarsat Solutions doo Beograd	Operating company	Serbia/AH	100%
Inmarsat DOOEL Skopje	Operating company	Macedonia/E	100%
Inmarsat Maritime Ventures Limited	Operating company	England and Wales/A	100%
Navarino UK Limited	Associate	England and Wales/AD	49%
JSAT Mobile Communications Inc.	Associate	Japan/G	26.7%

1	For the list of registered addresses please refer to the table on page 65.

Registered address key

Successor Entity
Key Registered address
A	99 City Road, London EC1Y 1AX, United Kingdom
B	34 Glencoe Drive, Box 5754, Donovan’s Bus. Park, Mount Pearl Newfoundland A1N 4S8, Canada
C	874 Walker Road, Suite C, City of Dover DE 19904, United States
D	251 Little Falls Drive, Wilmington DE 19808, United States
E	Str. Risto Ravanovski no 13a, Skopje, Republic of Macedonia, Macedonia, the former Yugoslav Republic of Macedonia
F	Level 40, Governor Macquarie Tower, 1 Farrer Place, Sydney NSW 2000, Australia
G	Nisso Building #22 8F, Azabudai1-11-10, Minato-ku, Tokyo 106-0041, Japan
H	Av Presidente Juscelino Kubitschek 50, Suite 172, Room 7, 17th Floor, São Paulo, CEP 04543-000, Brazil
I	Cra. 7 No. 71-52 Tower B 9th Floor, Bogota, DC, Colombia 110231
J	11F, Tower B, Central Towers, No.567, Lan Gao Road, Putuo District, Shanghai, 200333, China
K	1, Lampousas, Nicosia, 1095, Cyprus
L	Aarberger Strasse 18, 12205, Berlin, Germany
M	280 Kifisias Avenue, Halandri, 152 32, Greece
N	19 Floor, Milennium trade Centre, No. 56 Kwai Cheong Road, Kwai Chung, New Territories, Hong Kong
O	Hlíðarsmára 10, 201 Kópavogi, Iceland
P	P-24, Green Park Extension, New Delhi, 110016, India
Q	Panbil Residence 1st—2nd Floor, Jl. Ahmad Yani, Muka Kuning—Batam—29433, Indonesia
R	Dentons Gallo Barrios Pickmann SCRL, General Córdova N° 313, Miraflores—Lima 18, Perú
S	Level 25 Ark Hills Sengokuyama Mori Tower, 1-9-10, Roppongi, Minato-ku, Tokyo, 106-0032, Japan
T	44 Esplanade, St. Helier, Jersey JE4 9WG, Jersey
U	24 Unity Drive North, North Harbour, Auckland, New Zealand
V	Loire 158-160, 2491 AL, The Hague, Netherlands
W	NMK—Borgundveien 340, 6009Ålesund, Norway
X	Bld. 5, 13 Kasatkina Street, 129301, Moscow, Russian Federation
Y	11 Lorong 3 Toa Payoh , #01-31, Jackson Square, 319579, Singapore
Z	Deloitte Place, The Woodlands, 20 Woodlands Drive, Woodmead, Sandton, Johannesburg, Gauteng, 2052, South Africa
AA	Príncipe de Vergara 73, 28006, Madrid, Spain
AB	Route de Crassier 19, 1262, Eysins, Switzerland
AC	Festival Tower—Unit 2303, P.O. Box 27313, Dubai Festival City, Dubai, United Arab Emirates
AD	Camburgh House, 27 New Dover Road, Canterbury, Kent CT1 3DN, United Kingdom
AE	Republica de El Salvador N35-146 y Suecia, Edif. Prisma Norte, Piso 11, Quito, C.P. 170505, Ecuador
AF	22 Tudor Vladimirescu Blv., Building Green Gate Office, Bucharest, 5th Floor 573Campus07, Sector, Bucharest, Romania
AG	Street Skenderpasina 1, Sarajevo, Bosnia and Herzegovina
AH	GTC Avenue 19, 38-40 Vladimira Popovica Street, New Belgrade, Servia, 11070, Serbia
AI	1-3, Boulevard de la Foire, L-1528, Luxembourg
AJ	5, rue Goethe, Grand Duchy of Luxembourg, L-1637, Luxembourg
AK	Redwood House, St Julian’s Avenue, St Peter Port, GY1 1WA, Guernsey

Annex A

Date: 8 November 2021

SHARE PURCHASE AGREEMENT

relating to

CONNECT TOPCO LIMITED

between

THE INVESTOR SELLERS

THE MANAGEMENT SELLERS

THE OPTIONHOLDER SELLERS

and

VIASAT, INC.

KIRKLAND & ELLIS INTERNATIONAL LLP

30 St. Mary Axe

London EC3A 8AF

Tel: +44 (0)20 7469 2000

Fax: +44 (0)20 7469 2001

www.kirkland.com

Page

1	Definitions and interpretation	A-1

2	Sale and purchase	A-15

3	Consideration	A-15

4	Leakage	A-17

5	Conditions to Completion	A-18

6	Termination	A-19

7	Pre-Completion Period	A-20

8	Completion	A-23

9	Warranties and undertakings	A-24

10	Limitation of liability	A-31

11	Post-Completion undertakings	A-32

12	Payments	A-33

13	Announcements and confidentiality	A-33

14	Notices	A-35

15	Pre-Completion Transfers	A-39

16	Limited recourse	A-41

17	General	A-41

Schedule 1 The Sellers*		A-49

Schedule 2 Pre-Completion undertakings		A-50

Schedule 3 Completion Obligations		A-58

Schedule 4 Permitted Leakage		A-60

Schedule 5 Additional Purchaser Commitments		A-61

Schedule 6 Regulatory Conditions*

Schedule 7 Regulatory Obligations		A-67

Schedule 8 Agreed Retention Bonuses*

Schedule 9 Additional Covenants*

*

Certain schedules, or sections thereof, have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Viasat agrees to furnish supplementally a copy of any omitted schedule, or any section thereof, to the SEC upon request; provided, however, that Viasat may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

A-i

Agreed Form Documents

1.	Deeds of Termination
2.	Director Resignation Letter
3.	Draft Completion Schedule
4.	Purchaser Shareholders’ Agreement
5.	Registration Rights Agreement
6.	Voting Support Agreement
7.	Press Announcement
8.	Template Deed of Adherence

A-ii

This deed is made on 8 November 2021 between the following parties:

(1)	The entities set out in Part A of Schedule 1 (the “Investor Sellers” and each a “Investor Seller”);

(2)	The individuals and entities set out in Part B of Schedule 1 (the “Management Sellers” and each a “Management Seller”);

(3)

The individuals and entities set out in Part C of Schedule 1 (the “Optionholder Sellers” and each an “Optionholder Seller”, and, together with the Investor Sellers, the Management Sellers and any person who has executed a Deed of Adherence as a Management Seller, an Optionholder Seller or an Other Seller, the “Sellers” and each a “Seller”); and

(4)	Viasat, Inc., a corporation incorporated and registered in Delaware (the “Purchaser”).

INTRODUCTION:

(A)	Each Investor Seller is, at the date of this Agreement, the registered and beneficial holder of such Investor Seller’s Sale Shares.

(B)

Each Management Seller, save for the Company is, at the date of this Agreement, the registered and beneficial holder of such Management Seller’s Management Sub-Topco Shares. The Company is the registered holder of the Nominee Shares.

(C)

Before completion of the Management Roll-up: (i) additional Options may be granted to persons employed or engaged by the Group pursuant to an Options Issue; and (ii) a Management Seller who ceases, or who has given or received notice to cease, to be employed or engaged by the Group may transfer all or some of such Management Seller’s Management Sub-Topco Shares pursuant to a Management Seller Transfer.

(D)

Before the completion of the Management Roll-Up, all Options shall be exercised and, following such exercise, Sub-Topco shall issue to each Optionholder Seller such Optionholder Sellers’ Management Sub-Topco Shares.

(E)

Before Completion, pursuant to the Management Roll-Up, each Management Seller and each Optionholder Seller, save for the Nominee, shall become the registered and beneficial holder of such Management Seller’s or Optionholder Seller’s Sale Shares and the Nominee shall become the registered holder of the Nominee’s Sale Shares for the benefit of certain employees and/or directors of the Group.

(F)	Before Completion, WP Triton Co-Invest L.P may transfer up to 8,000,000 of its Sale Shares to Pretzel Logic BV pursuant to the Warburg Pincus Transfer.

(G)	The Sellers have agreed to sell their respective Sale Shares and to assume the obligations imposed on the Sellers under this Agreement.

(H)	On the date of this Agreement, the Purchaser and the Investor Sellers entered into the Purchaser Shareholders’ Agreement.

(I)	On or prior to the date of this Agreement, the Investor Sellers and certain shareholders of the Purchaser entered into the Voting Support Agreements.

(J)	The Purchaser has agreed to purchase the Sale Shares and to assume the obligations imposed on the Purchaser under this Agreement.

IT IS AGREED:

1	Definitions and interpretation

Definitions

1.1	In this Agreement, the capitalised terms set out below have the following meanings:

“Accredited Investor” means any person that is an “accredited investor,” as such term is defined in Rule 501(a) under the Securities Act;

“Action” means any claim, action, suit, litigation, audit, assessment, arbitration, mediation, investigation or inquiry, or any other proceeding, by or before any Governmental Entity;

“Affiliate” means:

(a)

in the case of a person which is a body corporate, any subsidiary undertaking or parent undertaking of that person and any subsidiary undertaking of any such parent undertaking or any person or entity which controls, manages and/or advises any such entity, which is controlled, managed and/or advised by such entity or which is under common control, management and/or advisory arrangements with such entity, in each case from time to time;

(b)

in the case of a person which is an individual, any spouse, co-habitee and/or lineal descendants by blood or adoption or any person or persons acting in its or their capacity as trustee or trustees of a trust of which such individual is the settlor;

(c)	any Affiliate of any person in paragraphs (a) to (b) above,

but, in each case, excluding: (i) with respect to any Seller, after Completion, any Group Company; (ii) with respect to any Investor Seller: (x) any portfolio or investee company that is controlled by such Investor Seller or by any person which controls, manages and/or advises such Investor Seller, which is controlled, managed and/or advised by such Investor Seller or which is under common control, management and/or advisory arrangements with such entity; and (y) any person that is not engaged in the business of private equity; and (iii) with respect to the Purchaser, any Purchaser’s Shareholder (including, in each case, any person who manages and/or advises such Purchaser’s Shareholder);

“Aggregate Notified Leakage Amount” means an amount equal to the aggregate of all Notified Leakage Amounts of all Relevant Sellers (if any);

“Aggregate Pre-Completion Dividend Amount” means an amount equal to the aggregate amount of all Pre-Completion Dividends plus the Pre-Completion Dividend Interest Amount plus the amount of any actual liability in respect of Tax incurred by any member of the Group in respect of the Pre-Completion Dividends;

“Agreed Form” means, in relation to a document, the form of that document which has been specifically agreed in writing (including via email) between the Parties as being in “agreed form” on the date of this Agreement for the purpose of identification by or on behalf of the Investor Sellers and the Purchaser (in each case with such amendments as may be agreed in writing by or on behalf of the Investor Sellers and the Purchaser);

“Agreed Retention Bonus” means a Retention Bonus paid in compliance with the terms described in Schedule 8;

“Agreement” means this share purchase agreement, including the Introduction and the Schedules, as amended or restated from time to time;

“Allocation Schedule” means a schedule setting forth the following information: (a) the information included in each of: (i) Part A of Schedule 1; (ii) Part B of Schedule 1; (iii) Part C of Schedule 1; (iv) details of the Sale Shares of each Other Seller and each Optionholder Seller (if any); and (v) details of the Sale Shares of each Management Seller, in each case updated as at the date of delivery of such information, including to reflect any transactions pursuant to the Management Roll-Up, any Nominee Transfer, any Management Seller Transfer, the Warburg Pincus Transfer and/or any Options Issue; and (b) the total number of Sale Shares issued and outstanding;

“Antitrust Condition” has the meaning given in Clause 5.1.1;

“Articles” means the articles of incorporation of the Company and of Sub-Topco;

“Audited Accounts” means the consolidated audited accounts of the Company and its subsidiaries prepared as at the Audited Accounts Date;

“Audited Accounts Date” means 31 December 2020;

“Base Consideration” has the meaning given in Clause 3.1.1(a);

“Benefit Plan” means each compensation or employee benefit, bonus, incentive, severance, profit sharing, change of control, pension, retirement, deferred compensation, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance or similar plan, program, agreement or arrangement relating to the current or former employees, directors or individual independent contractors of the Group Companies;

“Break Fee” has the meaning given in Clause 6.7;

“Business” means the business of the Group Companies from time to time;

“Business Day” means any day that is not a Saturday or Sunday or a public holiday in London, England, New York, US or Guernsey, the Channel Islands;

“Cash Consideration” has the meaning given in Clause 3.1;

“CFIUS” has the meaning given in paragraph 11.a of Part B of Schedule 6;

“CFIUS Approval” has the meaning given in paragraph 11.a of Part B of Schedule 6;

“Change of Control Consent” means the Investor Sellers having provided to the Purchaser written documentation evidencing that the requisite percentage of lenders under the Existing Credit Agreement have provided their consent to a waiver and/or amendment of its terms in order to allow the facilities made available pursuant to the Existing Credit Agreement to remain in place following Completion;

“Change of Recommendation Break Fee” means an amount equal to US$150,000,000 (inclusive of any VAT chargeable thereon);

“Companies Act” means the UK Companies Act 2006;

“Company” means Connect Topco Limited, a private company limited by shares and incorporated in Guernsey under registered number 66184, having its registered office address at Redwood House, St Julian’s Avenue, St Peter Port, Guernsey GY1 1WA;

“Company Counsel” means Ogier (Guernsey) LLP of Redwood House, St Julian’s Avenue, St Peter Port, Guernsey GY1 1WA;

“Completion” means completion of the sale and purchase of the Sale Shares in accordance with Clause 8;

“Completion Cash Consideration Amount” means an amount equal to: (i) the Cash Consideration; less (ii) the aggregate of the Option Exercise Price amounts of all the Optionholder Sellers; less (iii) the aggregate of the Option Employee Tax Liability amounts of all the Optionholder Sellers; less (iv) the Holdback Amount;

“Completion Date” means the date on which Completion occurs;

“Conditions” has the meaning given in Clause 5.1;

“Confidential Information” means:

(a)

in relation to the obligations of the Purchaser, any information received directly or indirectly or held by the Purchaser (or any of its Representatives) relating to any Seller and/or any of its Affiliates from time to time and, prior to Completion only, relating to any Group Company or the Business; or

(b)

in relation to the obligations of any Seller, any information received directly or indirectly or held by or on behalf of such Seller (or any of its Representatives) relating to the Purchaser’s Group; and

(c)	the contents and existence of information detailed in and relating to, the provisions of, and negotiations leading to, this Agreement and the other Transaction Documents,

and, in each case, includes written information and information transferred to, or obtained from, one Party to or from, as the case may be, another Party orally, visually, electronically or by any other means;

“Confidentiality Agreement” means the confidentiality agreement dated 21 September 2020 and made between Inmarsat Group Holdings Limited and the Purchaser;

“Consideration” has the meaning given in Clause 3.1;

“Consideration Shares” means 46,363,636 fully paid and nonassessable Purchaser Shares;

“Cost Reimbursement Event” has the meaning given in Clause 6.6;

“Costs” means losses, damages, liabilities, professional fees, costs (including legal costs) and expenses;

“Data Room” has the meaning given to it in the Management Warranty Deed;

“DCSA” has the meaning given in paragraph 11.b of 7 of Schedule 6;

“Deed of Adherence” means a deed of adherence to this Agreement, in the Agreed Form (save in respect of the parties thereto and the number and type of Equity Securities of the Company or Sub-TopCo applicable to such person);

“Deed of Release” means one or more deeds of release (and any equivalent release document(s), notice(s) or form(s) required in applicable jurisdictions) pursuant to which all of the Third Party Security shall be released on the Completion Date, subject to receipt by the relevant recipient(s) (or their respective agents on their behalf) of the Outstanding Credit Agreement Debt;

“Deeds of Termination” means the deeds of termination with respect to each of the Shareholders’ Agreements in the Agreed Form;

“Default Interest” means interest at SONIA plus 4% per annum;

“Defaulting Party” has the meaning given in Clause 8.6;

“Determined” means in respect of any Relevant Losses: (i) an amount of such Relevant Losses which the Investor Sellers and the Purchaser have agreed in writing in respect of the Relevant Losses; or (ii) with respect to Relevant Losses other than Review Costs, an amount of such Relevant Losses which the Group and the relevant Governmental Entity have agreed in writing or which have been determined by way of judgment, notice, order or award given by the relevant Governmental Entity;

“Director Resignation Letter” has the meaning given in paragraph 1.1.3 of Schedule 3;

“Disclosed” means, in respect of one Party, fairly disclosed to another Party with sufficient detail for a reasonable person in the position of the receiving Party to identify the nature and scope of the fact, matter or circumstance disclosed;

“Disclosure Letter” means the disclosure letter from the Warrantors (as defined therein) to the Purchaser dated the date of this Agreement;

“DPA” has the meaning given in paragraph 11.a of Part B of Schedule 6;

“Draft Completion Schedule” means the excel spreadsheet setting out the template completion schedule, as at the date of this Agreement, in the Agreed Form;

“Encumbrance” means all security interests, mortgages, charges, pledges, liens, title retentions, options, equities, claims, interests or other third party rights (including rights of pre-emption, conversion or rights to acquire) of any nature whatsoever other than non-exclusive licences entered into in the ordinary course of business;

“Enhanced Financing Costs” has the meaning given in Schedule 9;

“Equity Securities” means, with respect to any person: (a) any shares of capital stock or other voting securities of, or other ownership interest in, such person; (b) any securities of such person convertible into or exchangeable for shares of capital stock or other voting securities of, or other ownership interests in, such person or any of its subsidiaries; (c) any warrants, calls, options or other rights to acquire from such person, or other obligations of such person to issue, any capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for capital stock or other voting securities of, or other ownership interests in, such person or any of its subsidiaries; or (d) any restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of such person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of: (i) any capital stock or other voting securities of; (ii) other ownership interests in; or (iii) any business, products or assets of, such person or any of its subsidiary undertakings;

“Estimated Tax Cost Schedule” has the meaning given in Clause 17.16;

“Exchange Rate” means, with respect to a particular currency for a particular day, the spot bid rate of exchange for that currency into dollars on such date, at the rate quoted by Reuters at 4 pm in London on such date;

“Excluded Information” means, collectively: (i) any description of all or any portion of the Financing, including any “description of notes”, “plan of distribution” or information customarily provided by investment banks or their counsel or advisors in the preparation of an offering memorandum for debt securities pursuant to Rule 144A of the Securities Act; (ii) risk factors relating to, or any description of, all or any component of the financing contemplated thereby; (iii) any information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, any information regarding executive compensation related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A; (iv) consolidated financial statements, separate subsidiary financial statements, related party disclosures, or any segment information, in each case which are prepared on a basis not consistent with the Group Companies’ reporting practices for the periods presented pursuant to paragraph 1(a) of Part C of Schedule 2 (provided, that such financial statements shall in all cases be prepared in accordance with IASB IFRS, consistently applied); (v) pro forma financial information and pro forma financial statements; or (vi) projections (it being agreed the Group Companies shall not be required to provide any information or assistance relating to: (x) the proposed debt and equity capitalization that is required for such pro forma financial information or assumed interest rates, dividends (if any) and fees and expenses relating to such debt and equity capitalization or (y) any post-Completion or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Financing);

“Existing Credit Agreement” means the credit agreement dated 12 December 2019, between, among others, Connect Finco SARL and Connect U.S. Finco LLC as co-borrowers and Barclays Bank PLC as administrative agent and collateral agent, and the other Loan Documents (as defined in such credit agreement);

“Existing Financing Agreements” means the Existing Credit Agreement and the Existing Indenture;

“Existing Indenture” means the indenture dated 7 October 2019, between, among others, Connect Finco SARL and Connect U.S. Finco LLC as co-issuers and Wilmington Trust, National Association, as trustee;

“FATA” has the meaning given in Schedule 6;

“FCC” means the United States Federal Communications Commission;

“FDI Conditions” has the meaning given in Clause 5.1.2;

“Final Completion Schedule” has the meaning given in Clause 7.9;

“Final Tax Cost Schedule” has the meaning given in Clause 17.18;

“Financing” means the debt financing required by the Purchaser’s Group in connection with the Transaction (including under the Purchaser Financing Documents);

“FOCI” has the meaning given in paragraph 11.b of Part B of Schedule 6;

“FOCI Requirements” has the meaning given in paragraph 2 of Schedule 7;

“Funds” has the meaning given in Clause 9.3.15;

“Governmental Entity” means any supra-national, national, federal, state, municipal or local government (including any subdivision, court, other judicial body, legislature, administrative agency or commission or other authority thereof) or any quasi-governmental or private body exercising any regulatory, merger control, taxing, importing or other governmental or quasi-governmental authority, including the European Commission of the European Union;

“Group” means the Company and all of the Group Companies, taken as a whole;

“Group Companies” means the Company and each of its subsidiary undertakings, each being a “Group Company”;

“Holdback Amount” means US$30,000,000;

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

“IGL” means Inmarsat Global Limited;

“Indirect Holder Information” has the meaning given in Clause 17.17;

“Indirect Holders” has the meaning given in Clause 17.17;

“Individual Consideration” means, in respect of a Seller, together, the Cash Consideration payable and Consideration Shares to be issued to such Seller as notified to the Purchaser in the Final Completion Schedule;

“Intended Tax Treatment” means a taxable acquisition under Section 1001 of the U.S. Tax Code and/or qualified stock purchase under Section 338(d)(3) of the U.S. Tax Code of the Sale Shares from the Sellers by the Purchaser for United States federal and applicable state and local income Tax purposes;

“Investor Seller’s Group” means, in respect of an Investor Seller, such Investor Seller and its Affiliates;

“Law” means any applicable and binding law (including common law), legislation, statute, code, executive order, requirement, ordinance, rule, regulation or Order of any Governmental Entity;

“Leakage” means:

(a)

any dividend, bonus issue or other distribution of capital, income or profit declared, paid or made or any repurchase, redemption, repayment or return of share or loan capital (or any other relevant securities) by any Group Company to any Seller or any of their respective Affiliates (save for any Group Company) (each a “Leakage Party”);

(b)

any payment (including any management, monitoring or service) made by any Group Company to, or assets transferred to or liabilities assumed, guaranteed, indemnified or incurred by any Group Company, for the benefit of, any Leakage Party;

(c)	the indemnification or assumption of any liability of, or for the benefit of, any Leakage Party by any Group Company;

(d)	any waiver by any Group Company of any amount owed to that Group Company by any Leakage Party;

(e)	the creation of any Encumbrance over any asset or right of any Group Company in favour, or for the benefit, of any Leakage Party;

(f)	the payment or incurrence of any Seller Transaction Costs by any Group Company;

(g)	the payment or incurrence of any Relevant Losses that have been Determined;

(h)	the payment by any Group Company of any Retention Bonuses;

(i)	the payment by any Group Company of any Transaction Bonuses;

(j)	the sale, purchase, transfer, surrender or disposal of any asset by any Group Company to, or for the benefit of, any Leakage Party other than to the extent at fair market value;

(k)	the making of any gift or other gratuitous payment by a Group Company to or for the benefit of any Leakage Party;

(l)

the entry into of any agreement or the making of any arrangement, as the case may be, by any Group Company to do or give effect to any matter referred to in (a) to (k) (inclusive) above (notwithstanding that the relevant amount of Leakage pursuant to such agreement or arrangement may only become due and payable following Completion); and

(m)	any Tax payable by any Group Company in respect of or in consequence of any of the matters referred to in paragraphs (a) to (l) (inclusive) above,

but, in each case: (A) does not include: (i) any Permitted Leakage; or (ii) any amount in respect of VAT which is actually recoverable as input tax by any Group Company (or by the representative member of any group for VAT purposes of which the relevant Group Company is a member after Completion); and (B) is net of any cash Tax saving realised or reasonably expected to be realised in the accounting period in which the Leakage occurs (or in the immediately subsequent, or any prior, accounting period) as a result of or in connection with any of the matters referred to in paragraphs (a) to (l) (inclusive) above;

“Leakage Claim” means a claim made by the Purchaser pursuant to Clause 4;

“Leakage Claim Period Date” has the meaning given in Clause 4.3;

“Liability Percentage” means, with respect to each Seller, the percentage of the relevant Seller Claim or the relevant Leakage Claim (as the case may be) that such Seller shall be liable for, determined, as at the date of such Seller Claim or Leakage Claim (as the case may be), as the proportion that the Individual Consideration of such Seller bears to the Consideration of all Sellers liable in respect of such Seller Claim or Leakage Claim. The Liability Percentage shall be conclusively determined by the Investor Sellers (acting reasonably) and shall be binding on all Parties. The sum of Liability Percentages of all Sellers in respect of such Seller Claim or Leakage Claim shall always be 100%. The Liability Percentage shall be zero for any Seller who is not liable in respect of such Seller Claim or Leakage Claim;

“Long Stop Break Fee” means an amount equal to US$200,000,000 (inclusive of any VAT chargeable thereon);

“Long Stop Date” means the later of (i) the date that is 18 months after the date of this Agreement; and (ii) such later date as determined pursuant to Clause 8.2;

“Management Roll-Up” means the exchange, before Completion, by each Management Seller and each Optionholder Seller of such Management Seller’s or Optionholder Seller’s Management Sub-Topco Shares for such Management Seller’s or Optionholder Sellers’ Sale Shares;

“Management Roll-Up Condition” has the meaning given in Clause 5.1.5;

“Management Seller Transfer” has the meaning given in Clause 15.6;

“Management Sellers’ Representative” has the meaning given in Clause 14.6;

“Management Sub-Topco Shares” means: (i) in respect of each Management Seller, the shares in the capital of Sub-Topco set out opposite such Management Seller’s name in Part B of Schedule 1 and/or in the Allocation Schedule; and (ii) in respect of each Optionholder Seller, the shares in the capital of Sub-Topco transferred to the Optionholder Seller following exercise of the Optionholder Seller’s Options and set out opposite such Optionholder Seller’s name in the Allocation Schedule;

“Management Warranty Deed” means the management warranty deed entered into on the date of this Agreement between the Warrantors (as defined therein) and the Purchaser;

“Material Completion Obligations” has the meaning given in Clause 8.7;

“Material Contract” means a contract involving a total annual income exceeding US$40,000,000 or a total annual expenditure exceeding US$40,000,000, in each case by a Group Company;

“Material Subsidiary” means, in respect of the Purchaser, a subsidiary undertaking of the Purchaser that would be a “Significant Subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC;

“Minimum Price” has the meaning set forth in Attachment 1 of the Purchaser Disclosure Letter;

“NASDAQ” means the NASDAQ Stock Market;

“Net Holdback Amount” means an amount equal to: (i) the Holdback Amount; less (ii) any Relevant Losses that have been Determined to the extent recovered by the Purchaser under Clause 4 or deducted from the Cash Consideration pursuant to Clauses 3.1.1(b) and 4.5; less (iii) any Enhanced Financing Costs that have been deducted from the Cash Consideration pursuant to Clause 3.1.1(d);

“NISPOM” has the meaning given in paragraph 2 of Schedule 7;

“Nominee” means an entity holding Nominee Shares, shares in the capital of Sub-Topco and/or Sale Shares for the benefit of certain employees and/or directors of the Group, including any Replacement Nominee. On the date of this Agreement the sole Nominee is the Company;

“Nominee Shares” means the shares in the capital of Sub-Topco which, on the date of this Agreement, are held by the Nominee as set out in Part B of Schedule 1;

“Nominee Substitution Notice” has the meaning given in Clause 15.1;

“Nominee Transfer” has the meaning given in Clause 15.1;

“Normal Business Hours” has the meaning given in Clause 14.3;

“Notified Leakage Amount” has the meaning given in Clause 4.5;

“NS&I Act” has the meaning given in paragraph 2 of 7 of Schedule 6;

“Option Employee Tax Liability” means, in respect of any Optionholder Seller, the aggregate amount of any income Tax and employee national insurance contributions or any similar or equivalent Taxes payable by or on behalf of or on account of such Optionholder Seller in connection with the exercise of the Options held by such Optionholder Seller;

“Option Exercise Price” means, in respect of any Optionholder Seller, the exercise price set out next to such Optionholder Seller’s name in Part C of Schedule 1 and/or the Allocation Schedule;

“Options” means any option(s) granted and/or to be granted to any person to purchase C ordinary shares of £0.10 each in the capital of Sub-Topco;

“Options Issue” has the meaning given in Clause 15.8;

“Order” means any applicable and binding order, judgment, injunction, award, decree, edict, decision, opinion, ruling, verdict, writ, assessment, charge, stipulation or other determination of any Governmental Entity;

“Other Seller” means any person who prior to Completion executes and delivers to the Purchaser and Investor Sellers a Deed of Adherence in connection with its, his or her acquisition of Sale Shares after the date of this Agreement in accordance with the terms hereof;

“Outstanding Credit Agreement Debt” means the aggregate amount required to be paid by the Group Companies in order:

(a)	to discharge all amounts outstanding under the Existing Credit Agreement (and to terminate all commitments made available thereunder); and

(b)	to release the Third Party Security,

in each case on the Completion Date (including all amounts of principal, accrued interest, costs and Taxes (including increased payments in respect of Taxes)), such amount to be set out in the Payoff Letter;

“Payoff Letter” means a payoff letter from the agent under the Existing Credit Agreement;

“Permits” means all permits, approvals, authorisations, certificates, consents, franchises, licences, concessions and rights issued or authorised by any Governmental Entity (as amended or modified) to, or held by, any Group Company, including for the operation of channels of radio communication or the provision of communications services;

“Permitted Interim Financing” has the meaning given in paragraph 1.7 of Part B of Schedule 2;

“Permitted Leakage” means any payment set out or referred to in Schedule 4;

“Pre-Completion Dividend” has the meaning given in Clause 7.5;

“Pre-Completion Dividend Interest Amount” means the aggregate amount of interest payable under the Existing Credit Agreement in the Pre-Completion Period in respect of any amount drawn under the Group’s revolving credit facility to the extent it was necessary to fund any Pre-Completion Dividend;

“Pre-Completion Event” has the meaning given in Clause 11.4;

“Pre-Completion Period” means the period from and including the date of this Agreement up to and including Completion;

“Press Announcement” has the meaning given in Clause 13.2.1;

“Process Agent” has the meaning given in Clause 17.45;

“Purchaser 401(k) Plan” means the Purchaser’s 401(k) Profit Sharing Plan;

“Purchaser Capitalisation Date” has the meaning given in Clause 9.3.12;

“Purchaser Change of Recommendation” has the meaning given in paragraph 5.a.iii of Schedule 5;

“Purchaser Charter Amendment” means the amendment or amendment and restatement of the Purchaser’s certificate of incorporation solely to effect an increase of the number of authorised Purchaser Shares from 100,000,000 to an amount to be determined by the Purchaser; provided, that such amount shall be no less than 150,000,000 and not more than 200,000,000;

“Purchaser Data Room” has the meaning given to ‘Data Room’ in the Purchaser Warranty Deed;

“Purchaser Disclosure Letter” means the disclosure letter relating to the Purchaser Warranty Deed and entered into by the Purchaser and the Sellers at the date of this Agreement;

“Purchaser Equity Awards” means the awards granted under the Purchaser Equity Plans or the Purchaser ESPP;

“Purchaser Equity Plans” means the Purchaser’s 1996 Equity Participation Plan, the RigNet, Inc. 2010 Omnibus Incentive Plan and the RigNet, Inc. 2019 Omnibus Incentive Plan;

“Purchaser ESPP” means the Purchaser’s Employee Stock Purchase Plan;

“Purchaser Financing Documents” has the meaning given in Clause 9.3.15;

“Purchaser’s Audited Accounts” means the consolidated audited accounts of the Purchaser’s Group as at 31 March 2021 and as filed on Form 10-K on 28 May 2021;

“Purchaser’s Group Completion Information” means a certified copy of a structure diagram showing the Purchaser and each of its subsidiaries at Completion (excluding the Company and the Group Companies);

“Purchaser Options” means options to purchase Purchaser Shares issued pursuant to the Purchaser Equity Plans;

“Purchaser Organisational Documents” has the meaning given in paragraph 1 of Schedule 5;

“Purchaser RSUs” means restricted stock units that are subject to vesting restrictions based on continuing service and/or based on performance and representing the right to be issued Purchaser Shares upon vesting pursuant to the Purchaser Equity Plans;

“Purchaser Shareholder Approval” has the meaning given in paragraph 1 of Schedule 5;

“Purchaser Shareholders’ Agreement” means the shareholders’ agreement entered into on the date of this Agreement between the Investor Sellers and the Purchaser;

“Purchaser Shares” means the shares of common stock, par value US$0.0001 per share, of the Purchaser;

“Purchaser’s Account” means such bank account as the Purchaser notifies to the Investor Sellers in writing not less than three Business Days prior to any payment due to the Purchaser under any Transaction Document;

“Purchaser’s Group” means the Purchaser and its Affiliates (which, following Completion, shall include the Group) but excluding TrellisWare (unless a TrellisWare Buy-Out has occurred, in which case TrellisWare shall be deemed to be a member of the Purchaser’s Group);

“Purchaser’s Warranties” means the warranties given by the Purchaser pursuant to Clause 9.3;

“Purchaser Warranty Deed” means the warranty deed entered into by the Purchaser and the Sellers on the date of this Agreement;

“Registration Rights Agreement” means the registration rights agreement, in the Agreed Form, to be entered into between the Investor Sellers and the Purchaser on or prior to Completion;

“Regulation” has the meaning given in Part A of Schedule 6;

“Regulatory Conditions” has the meaning given in Clause 5.1.3;

“Relevant Person” has the meaning given in Clause 11.3;

“Relevant Losses” has the meaning given in Schedule 9;

“Relevant Seller” has the meaning given in Clause 4.5;

“Relief” means, unless the context otherwise requires, any relief, loss, allowance, credit, deduction, exemption or set off in respect of any Tax or relevant to the computation of any income, profits or gains for the purposes of any Tax, or right to or actual repayment or refund of or saving of Tax (including any repayment supplement, fee or interest in respect of any Tax);

“Replacement Nominee” has the meaning given in Clause 15.1;

“Representatives” means, in relation to a Party, its respective Affiliates and the directors, officers, employees, agents, advisers, accountants, auditors, insurers and consultants of such Party and/or of its Affiliates;

“Retention Bonuses” means any bonuses, incentives or commission payable, paid, triggered or accelerated or agreed to be paid to the employees of the Group as remuneration for services provided or to be provided by such employees in connection with the ongoing trade of the Group after the Audited Accounts Date (but, in each case, excluding: (a) any bonuses paid or payable in the ordinary course, in accordance with past practice or pursuant to any contract or arrangement in force on the Audited Accounts Date; and (b) any increase in any bonus as a result of any action or decision taken by or at the direction of the Purchaser following Completion), together with any employer’s national insurance contributions, social security Tax, apprenticeship levy, health and social care levy or other similar taxes thereon;

“Review” has the meaning given in paragraph 1 of Schedule 9;

“Review Costs” means any professional or other out-of-pocket third party fees, expenses or other costs paid or incurred by any Group Company in connection with the Review and implementation of any

Recommendations and other remedial actions undertaken by the Group and arising out of the Review prior to Completion (in each case, including any irrecoverable VAT in respect of such costs), but excluding any Relevant Losses;

“Review Counsel” has the meaning given in paragraph 2 of Schedule 9;

“Sale Shares” means the entire issued capital of the Company, comprising: (i) in respect of each Investor Seller, the number of Shares set out opposite such Investor Seller’s name in Part A of Schedule 1; (ii) in respect of each Management Seller and Optionholder Seller, the number of Shares issued, exchanged and/or transferred to such Management Seller or Optionholder Seller pursuant to the Management Roll-Up and set out opposite such Management Seller’s or Optionholder Seller’s name in the Allocation Schedule; and (iii) in respect of any Other Seller, the number of Shares set out opposite such Other Seller’s name in the Allocation Schedule;

“Sanctions Laws” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State; or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom;

“Scheduled Completion Date” means the date on which Completion is to take place, determined in accordance with Clause 8.1;

“Section 338 Election Commitment” has the meaning given in Clause 17.20;

“Seller Account” means, with respect to: (i) each Investor Seller and Other Seller, a bank account in the name of such Investor Seller or Other Seller or an Affiliate of such Investor Seller or Other Seller (as applicable) and/or any other person authorised (as reasonably evidenced to the Purchaser) to receive funds on behalf of all or such Investor Seller or Other Seller; and (ii) the Management Sellers and the Optionholder Sellers, one or two bank accounts in the name of a Group Company, a payment agent and/or any other person authorised (as reasonably evidenced to the Purchaser) to receive funds on behalf of all or some of the Management Sellers and the Optionholder Sellers, in each case details of which are set out in the Final Completion Schedule;

“Seller Cash Consideration” means, with respect to each Seller, such portion of the Cash Consideration as set out opposite each Seller’s name in the Final Completion Schedule;

“Seller Claim” means any claim, proceeding, suit or action against any Seller in respect of any breach, indemnity, covenant, agreement, undertaking or other matter whatsoever under or pursuant to this Agreement or any other Transaction Document (other than the Management Warranty Deed, the Registration Rights Agreement or the Purchaser Shareholders’ Agreement), other than a Leakage Claim;

“Seller Completion Cash Consideration Amount” means, with respect to each Seller, such portion of the Completion Cash Consideration Amount as set out opposite such Seller’s name in the Final Completion Schedule;

“Seller Consideration Shares” means, with respect to each Seller, such number of Consideration Shares as set out opposite each Seller’s name in the Final Completion Schedule;

“Seller Transaction Costs” means any reasonably incurred professional or other out-of-pocket fees, expenses or other costs paid or agreed to be paid or incurred or owing by any Group Company in connection with the preparation, consideration, negotiation and/or implementation of this Agreement and the Transaction (including any irrecoverable VAT in respect of such costs) but excluding such costs and expenses incurred by any Group Company in connection with the Financing, repayment of the Outstanding Credit Agreement Debt or with any management incentive arrangements to be put in place on and/or following Completion;

“Sellers’ Solicitors” means Kirkland & Ellis International LLP of 30 St Mary Axe, London EC3A 8AF;

“Shareholder Approval Condition” has the meaning given in Clause 5.1.4;

“Shareholder Approval Failure Costs” means an amount in US Dollars equal to the aggregate of the out-of-pocket expenses, costs, fees, and charges (excluding any VAT except for any irrecoverable VAT in respect of such expenses, costs, fees or charges), in each case to the extent reasonably and actually incurred by, or on behalf of, any Group Company or any Sellers and/or any of their respective Affiliates in connection with the preparation, consideration, negotiation and/or implementation of this Agreement and the Transaction, provided that such amount shall not exceed: (i) if a Cost Reimbursement Event occurs prior to date that is nine months after the date of this Agreement, US$25,000,000; or (ii) if a Cost Reimbursement Event occurs on or after the date that is nine months after the date of this Agreement, US$40,000,000 but, in each case, excluding any fees paid or payable to any of the Sellers’ or the Group’s professional advisers or other service providers which are paid or payable at the sole discretion of a Seller and/or member of the Group;

“Shareholders’ Agreements” means:

(a)	the amended and restated investment agreement dated 9 June 2020 made between, amongst others, the Company and the Investor Sellers; and

(b)	the investment deed dated 9 June 2020 made between, amongst others, the Company, Sub-Topco, Connect Midco Limited, Connect Bidco Limited and the Management Sellers;

“Shares” means the ordinary shares of US$1.00 each in the capital of the Company;

“Sub-Topco” means Connect Sub-Topco Limited, a private company limited by shares and incorporated in Guernsey under registered number 66185, whose registered office is at Redwood House, St Julia’s Avenue, St Peter Port, Guernsey GY1 1WA;

“Surviving Provisions” means Clauses 1, 6, 9.7, 10, 13, 14, 16, 17.2 and 17.22 to 17.46;

“Tax” or “Taxation” means:

(a)	taxes on gross or net income, profits or gains; and

(b)

all other taxes, contributions, levies, duties, imposts, charges, deductions or withholdings and liabilities in the nature of tax, including any excise, property, wealth, capital, value added, sales, receipts, use, occupation, transfer, franchise and payroll taxes and any national insurance or social security contributions (or similar charges) imposed by a Governmental Entity, together with all penalties, charges, fines and interest relating to any of the foregoing, regardless of whether any such taxes, contributions, levies, duties, imposts, charges, deductions, withholdings, liabilities, penalties, charges, fines and interest are chargeable directly or primarily to any Group Company or any other person;

“Tax Leakage” means any Leakage falling within paragraph (m) of the definition of Leakage;

“Taxation Authority” means any taxing or other authority of a Governmental Entity competent to impose any liability in respect of Taxation or responsible for the administration, management and/or collection of Taxation;

“Third Party Security” means each of the security agreements, mortgages, collateral assignments, pledge agreements or other similar agreements delivered to the security agent under the Existing Credit Agreement and each of the other agreements, instruments or documents that creates or purports to create a lien in favour of the security agent (for the benefit of the secured parties) and/or the secured parties under the Existing Credit Agreement (but excluding any such arrangements to the extent they secure, or are otherwise granted in connection with, obligations under the Existing Indenture);

“Transaction” means the transactions contemplated by the Transaction Documents;

“Transaction Bonuses” means any bonuses, incentives or commissions payable, paid, triggered or accelerated or agreed to be paid to the employees or directors of the Group directly in connection with, or as a result of, the Transaction (but excluding any (i) bonuses paid or payable by the Group in the ordinary and usual course, including any such bonuses paid or payable pursuant to the Inmarsat Long Term Incentive Plan, the Inmarsat All Employee Plan (each to the extent the relevant amounts are accrued in the Audited Accounts or will be accrued in the ordinary course and in a manner consistent with past practice and recorded as such in the audited accounts of the Group when prepared on a basis consistent with such past practice) and/or any such bonuses funded by proceeds paid or payable with respect to Nominee Shares (together “Permitted Bonuses”); and (ii) Agreed Retention Bonuses), together with any employer’s national insurance contributions, social security Tax or apprenticeship levy thereon;

“Transaction Documents” means this Agreement, the Management Warranty Deed, the Disclosure Letter and each document in the Agreed Form and any other document entered into or to be entered into pursuant to this Agreement;

“Transfer Tax” has the meaning given in Clause 17.10;

“Transferring Nominee” has the meaning given in Clause 15.1;

“TrellisWare” means TrellisWare Technologies, Inc, a Delaware corporation;

“TrellisWare Buy-Out” has the meaning given in paragraph 1.2 of Part B of Schedule 2

“UK DB Plan” means the Inmarsat UK Pension Plan;

“UK DB Plan Buyout” means the proposed buy-in and buy-out of the UK DB Plan;

“UK Secretary of State” has the meaning given in paragraph 2 of 7 of Schedule 6;

“Unaccredited Investor” means any person that is not an “accredited investor,” as such term is defined in Rule 501(a) under the Securities Act;

“Upstream Loan” means the intercompany loan dated 24 February 2021 from IGL (as lender) to Connect Midco Limited (as borrower);

“VAT” means any Tax chargeable under or imposed pursuant to the Value Added Tax Act 1994, any Tax chargeable under or imposed pursuant to or in compliance with EC Directive 2006/112/EC, and any other Tax of a similar nature whether imposed in any member state of the European Union or the United Kingdom in substitution for or levied in addition to such Tax, or any similar or comparable Tax imposed elsewhere;

“VAT Payee Party” has the meaning given in Clause 17.9;

“VAT Paying Party” has the meaning given in Clause 17.9;

“Voting Support Agreement” means each voting support agreement in the Agreed Form and entered into between the Investor Sellers and certain of the Purchaser’s Shareholders on or prior to the date of this Agreement; and

“Warburg Pincus Transfer” has the meaning given in Clause 15.4.

1.2	References to the “Parties” are to the parties to this Agreement from time to time (including any person who becomes a party to this Agreement pursuant to a Deed of Adherence), and each is a “Party”.

1.3	References to “Clauses” are to the Clauses of this Agreement.

1.4

References to the “Introduction” and the “Schedules” are to the introduction and schedules to this Agreement, which form part of this Agreement and have the same force and effect as if set out in the body of this Agreement.

1.5	Where any capitalised term is defined within a particular Clause in the body of this Agreement, that term shall bear the meaning ascribed to it in that Clause wherever it is used in this Agreement.

1.6	The table of contents and headings to Clauses and Schedules and are included for ease of reference only, and are not to affect the interpretation of this Agreement.

1.7	In this Agreement, unless expressly stated otherwise:

1.7.1	the words “include” or “including” (or any similar term) are not to be construed as implying any limitation;

1.7.2	general words shall not be given a restrictive meaning by reason of the fact that they are preceded or followed by words indicating a particular class of acts, matters or things;

1.7.3	words indicating gender shall be treated as referring to the masculine, feminine or neuter as appropriate;

1.7.4

a reference to a statute, statutory provision or subordinate legislation (“legislation”) refers to such legislation as amended and in force from time to time and to any legislation that (either with or without modification) re-enacts, consolidates or enacts in rewritten form any such legislation;

1.7.5

any reference to any document other than this Agreement is a reference to that other document as amended, varied, supplemented, or novated (in each case, other than in breach of the provisions of this Agreement) at any time;

1.7.6	except as otherwise expressly provided in this Agreement, references to the time of day are to London time;

1.7.7	references to US$, U.S. Dollars, USD or dollars are references to the lawful currency from time to time of the United States of America;

1.7.8

for the purposes of applying a reference to a monetary sum expressed in dollars, an amount in a different currency shall be deemed to be an amount in dollars translated at the Exchange Rate at the relevant date (or, in respect of any amounts to be reflected in the Final Completion Schedule, at the date which is one Business Day prior to the delivery of the Final Completion Schedule to the Purchaser) and, in respect of any payment obligation, the relevant date shall be the date on which such payment first becomes due and payable;

1.7.9

a reference to something being “in writing” or “written” includes any mode of representing or reproducing words in visible form that is capable of reproduction in hard copy form, including words transmitted by email but excluding any other form of electronic or digital communication;

1.7.10

a reference to a document or communication being “signed” by or on behalf of any person means signature in manuscript by that person or his duly authorised agent or attorney (which manuscript signature may be affixed and/or transmitted by email or a recognised electronic execution platform) and not any other method of signature;

1.7.11

any reference to a “person” includes any individual, body corporate, trust, partnership, joint venture, unincorporated association or Governmental Entity, in each case whether or not having a separate legal personality, and any reference to a “company” includes any company, corporation or other body corporate, but not any limited partnership or limited liability partnership wherever and however incorporated or established;

1.7.12

any reference to a “holding company” or a “subsidiary” means a “holding company” or “subsidiary” as defined in section 1159 of the Companies Act, save that a company shall be treated for the purposes of the membership requirement contained in sections 1159(1)(b) and (c) as a member of another company even if its shares in that other company are registered in the name of (i) its nominee or (ii) another person (or its nominee) by way of security or in connection with the taking of security. Any reference to an “undertaking” shall be construed in accordance with section 1161 of the Companies Act and any reference to a “parent undertaking” or a “subsidiary undertaking” means respectively a “parent undertaking” or “subsidiary undertaking” as defined in section 1162 of the Companies Act, save that an undertaking shall be treated for the purposes of the membership requirement in sections 1162(2)(b) and (d) and section 1162(3)(a) as a member of another undertaking even if its shares in that other undertaking are registered in the name of (i) its nominee or (ii) another person (or its nominee) by way of security or in connection with the taking of security. Such references to an “undertaking”, a “subsidiary undertaking” or a “parent undertaking” shall be amended, where appropriate, by the Limited Liability Partnerships (Accounts and Audit) (Application of Companies Act 2006) Regulations 2008;

1.7.13

in relation to a limited liability partnership, references to “directors” or “employees” shall be taken as a reference to the members and (where applicable) employees of that limited liability partnership;

1.7.14

any reference to “procure”, where used in the context of a Party, means that Party undertaking to lawfully exercise its voting rights and to use any and all other powers vested in it from time to time through contractual arrangements or as a shareholder of any other person, to ensure the relevant outcome;

1.7.15	any reference to “to the extent that” shall mean “to the extent that” and not solely “if”, and similar expressions shall be construed in the same way;

1.7.16

any reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include what most nearly approximates in that jurisdiction to the English legal term; and

1.7.17

in the event any claim is made by any Party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Party or its advisers.

1.8

The obligations of each Seller under this Agreement are several (and not joint or joint and several). No claim may be made against any Seller in respect of any breach of this Agreement by any other Seller.

2	Sale and purchase

Agreement to sell and purchase

2.1

On and subject to the terms of this Agreement and upon Completion, each Seller shall sell, and the Purchaser shall purchase, the Sale Shares, in each case, free from all Encumbrances and with full title guarantee and all rights attached or accruing to such Sale Shares at Completion, including the right to receive all distributions and dividends declared, paid or made after Completion.

Waiver of pre-emption rights

2.2	Each Seller hereby irrevocably waives any and all rights in respect of the Sale Shares that may have been conferred on such Seller by the Articles, any Shareholders’ Agreement or otherwise, including:

2.2.1	any rights of redemption, pre-emption, first refusal or transfer;

2.2.2	any rights relating to the terms of transfer and/or the consideration, interest and/or dividends receivable for or on any Shares; and

2.2.3	any rights to acquire any Shares.

3	Consideration

Amount

3.1	The total consideration for the purchase of the Sale Shares under this Agreement (the “Consideration”) shall be:

3.1.1	an amount (the “Cash Consideration”) equal to the aggregate of:

(a)	US$850,000,000 (the “Base Consideration”); less

(b)	an amount equal to the Aggregate Notified Leakage Amount (if any); less

(c)	an amount equal to the Aggregate Pre-Completion Dividend Amount; less

(d)	an amount equal to any Enhanced Financing Costs; plus

3.1.2	the Consideration Shares.

3.2

Following the delivery of the Final Completion Schedule under Clause 7.9, the Cash Consideration (taking into account the Aggregate Notified Leakage Amount) and the Consideration Shares and the Individual Consideration for each Seller shall be deemed to be updated to reflect the relevant amounts detailed in the Final Completion Schedule.

3.3

Without prejudice to Part B of Schedule 2, if, at any time during the period from the date of this Agreement to Completion, the outstanding Purchaser Shares shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any subdivision, reclassification, reorganisation, recapitalisation, split, combination, contribution or exchange of shares, or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any event having a similar effect shall have occurred, the number of Consideration Shares to be issued pursuant to this Agreement shall be correspondingly adjusted to provide the Sellers the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Clause 3.3 shall be construed to permit the Purchaser to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

3.4	Each Optionholder Seller irrevocably authorises and directs the Purchaser, and the Purchaser agrees at Completion, to:

3.4.1	deduct an amount equal to the aggregate of such Optionholder Seller’s: (i) Option Exercise Price; and (ii) Option Employee Tax Liability, from such Optionholder Seller’s Seller Cash Consideration;

3.4.2

pay or procure the payment of an amount equal to such Optionholder Seller’s Option Exercise Price to the Company (or its nominee) on behalf of such Optionholder Seller in full settlement of the aggregate exercise price payable by such Optionholder Seller to the Company in respect of the Options exercised by such Optionholder Seller; and

3.4.3

pay or procure the payment of an amount equal to such Optionholder Seller’s Option Employee Tax Liability to such Optionholder Seller’s employing company in reimbursement of such Option Employee Tax Liability.

Consideration settlement

3.5	The Consideration shall be satisfied by the Purchaser by:

3.5.1

at Completion, with respect to the Consideration Shares, subject to Clause 3.9, the issue by the Purchaser to each Seller (or, with respect to an Investor Seller only, any Affiliate of such Investor Seller as may be notified to the Purchaser in the Final Completion Schedule) of such Seller’s Seller Consideration Shares; and

3.5.2

at Completion, with respect to the Cash Consideration: (i) the payments in cash of the Completion Cash Consideration Amount as set out in the Final Completion Schedule and payable in accordance with Clause 8.4 and Schedule 3; and (ii) the deductions to be made pursuant to Clause 3.4.1.

3.6

Any payment made in satisfaction of a liability arising under a Seller Claim, a Leakage Claim or under the Management Warranty Deed shall, to the extent possible and notwithstanding whether such payment is a cash payment, adjust the Consideration for the relevant Sale Shares.

3.7

The Sellers agree that: (i) the Consideration shall be apportioned between the Sellers in the Final Completion Schedule pursuant to the Articles and Shareholders’ Agreements (provided that: (a) the number of Unaccredited Investors to whom Consideration Shares will be issued shall not exceed 35; and

(b) the number of non-Investor Sellers to whom Consideration Shares will be issued and who are not “Qualified Investors” (as defined in Article 2(e) of the UK Prospectus Regulation) shall not exceed 150 in the United Kingdom or any Member State of the European Union, respectively); and (ii) the Purchaser shall not be concerned with such apportionment and payment of the Consideration by the Purchaser pursuant to and in accordance with Clause 3.5 shall constitute satisfaction of the Purchaser’s payment obligations under Clause 3.1.1 in respect of all Sellers.

3.8

The Consideration shall be apportioned between the Sale Shares such that a portion of the Sale Shares having equal value to the Cash Consideration shall be purchased solely for the Cash Consideration, and the remaining Sale Shares shall be purchased for the Consideration Shares.

3.9

The Investor Sellers may, by written notice to the Purchaser on or before the date which is eleven Business Days prior to the Scheduled Completion Date, direct that all or some of any Seller Consideration Shares to be issued to the Nominee in respect of any Nominee Shares to be issued the underlying Purchaser Share Recipient for whom such Nominee is holding the Nominee Shares pursuant to nominee arrangements between such person(s) and such Nominee.

4	Leakage

4.1

Each Seller severally (but not jointly or jointly and severally) warrants, covenants and undertakes, in respect of itself and its Affiliates only, to the Purchaser that if there has been Leakage from (but excluding) the Audited Accounts Date up to (but excluding) the date of this Agreement or there is Leakage in the Pre-Completion Period then, such Seller shall severally (but not jointly or jointly and severally), subject to Clauses 4.3 to 4.4 (inclusive), following Completion, pay in cash to the Purchaser on demand a sum equal (on a dollar for dollar basis) to the amount of such Leakage received, or agreed or arranged to be received in the case of paragraph (k) of the definition of Leakage, by or on behalf of, or for the benefit of, such Seller, in each case as the case may be (and that Seller shall be treated as having received or benefited from any related Tax Leakage).

4.2

If any of the matters described in Clauses 4.1 or 4.2 occurs or has occurred and such Leakage relates to Relevant Losses or is otherwise not received by or on behalf of, or for the benefit of, a Seller, each of the Sellers shall pay or procure payment in cash to the Purchaser on demand a sum equal (on a dollar for dollar basis) to such proportion of the Leakage as is equal to such Seller’s Liability Percentage.

4.3

The liability of each Seller pursuant to this Clause 4 shall terminate on the date falling six months after Completion (the “Leakage Claim Period Date”) unless prior to that date the Purchaser has notified the relevant Seller(s) in writing of any Leakage, setting out the identity of the relevant Sellers and the amount and reasonable details of such Leakage, together with reasonable evidence thereof (to the extent known to the Purchaser at the date of such notification), in which case, in relation to the relevant Leakage so notified, the relevant Seller(s) shall remain liable until any relevant claims have been satisfied, settled or withdrawn.

4.4

The aggregate liability of any Seller in respect of all and any Leakage Claims shall be limited to, and shall in no event exceed, the lower of: (i) an amount equal to the aggregate of: (a) any Leakage actually received by or on behalf of, or for the benefit of, or attributable to, that Seller or any of its Affiliates, in each case as the case may be (and that Seller shall be treated as having received or benefited from any related Tax Leakage); and (b) if any of the matters described in Clauses 4.1 or 4.2 occurs or has occurred and such Leakage relates to Relevant Losses or is otherwise not received by or on behalf of, or for the benefit of, or attributable to, a Seller or any of its Affiliates, a sum equal to such proportion of the Leakage as is equal to such Seller’s Liability Percentage; and (ii) the Consideration actually received by such Seller, provided that the maximum aggregate liability of the Sellers in respect of the Relevant Losses shall be an amount equal to the Holdback Amount less any Enhanced Financing Costs, and the sole and exclusive remedy of the Purchaser in respect of any Relevant Losses shall be a deduction from the Cash Consideration in accordance with Clauses 3.1.1(b) and 4.5 and (as applicable) the Holdback Amount in accordance with Clause and 8.9.

4.5

If the board of directors of Connect Bidco Limited becomes aware of any Leakage in relation to one or more Sellers (on its own behalf or on behalf of any of its Affiliates) (each a “Relevant Seller”) on or prior to the date falling eleven Business Days prior to the Scheduled Completion Date, the Investor Sellers shall notify the Purchaser in writing of such Leakage and the amount of such Leakage in the Final Completion Schedule (the “Notified Leakage Amount”), and, in each such case, pursuant to Clause 3, the share of the Cash Consideration that would have been payable in cash to such Relevant Seller shall so far as possible be reduced by an amount equal to such Notified Leakage Amount, which shall discharge the Relevant Seller’s obligation to make payment of such Notified Leakage Amount pursuant to Clause 4.1 to the extent of the reduction, provided that, if and to the extent that the aggregate Notified Leakage amount in respect of the Relevant Seller is greater than that Relevant Seller’s share of the Cash Consideration, such Relevant Seller’s Consideration Shares shall be reduced accordingly.

4.6

The Parties agree that Clauses 4.1 and 4.2 (and, in respect of Relevant Losses, Clause 8.9) shall be the sole and exclusive remedy of the Purchaser for any breach of this Clause 4 by any Seller, provided that nothing in this Clause 4.6 shall release any Seller from liability for fraud.

5	Conditions to Completion

Conditions

5.1	Completion shall be conditional on the following events occurring (the “Conditions”):

5.1.1	the conditions set forth in Part A of Schedule 6 having been satisfied (the “Antitrust Conditions”);

5.1.2	the conditions set forth in Part B of Schedule 6 having been satisfied (the “FDI Conditions”);

5.1.3	the conditions set forth in Part C of Schedule 6 having been satisfied (the “Consent Conditions” and together with the Antitrust Conditions and the FDI Conditions the “Regulatory Conditions”);

5.1.4	the Purchaser Shareholder Approval having been obtained (the “Shareholder Approval Condition”);

5.1.5	the conditions set forth in paragraph 1 of Schedule 9 having been satisfied; and

5.1.6	the Management Roll-Up has completed (the “Management Roll-Up Condition”).

5.2	The Parties shall comply with Schedule 5.

5.3	The Sellers shall procure that the Management Roll-Up is completed before Completion.

5.4	The Purchaser may, not more than one day prior to the Scheduled Completion Date and only if all other Conditions have been satisfied or waived, waive the Management Roll-Up Condition.

5.5	The Regulatory Conditions shall each be waivable by the mutual agreement of the Purchaser and the Investor Sellers.

5.6	The Parties shall comply with the obligations set forth in Schedule 7.

5.7

The Purchaser undertakes that, during the Pre-Completion Period, it will not, and shall procure that no member of the Purchaser’s Group shall, either alone or acting in concert with others, acquire or agree to acquire any business if such acquisition or agreement would, or would reasonably be expected to, materially prejudice or materially delay the satisfaction of any of the Regulatory Conditions.

5.8	The Sellers and the Purchaser shall each notify the other promptly upon becoming aware that:

5.8.1	circumstances have arisen that would likely result in any of the Conditions not being satisfied prior to the Long Stop Date together with such details of the relevant circumstances; or

5.8.2	any of the Conditions has been fulfilled.

5.9

Without obtaining the prior written consent of the Investor Sellers (in the case of the Purchaser) or the Purchaser (in the case of a Seller), each Party shall not, and shall procure that each of its Affiliates, in the case of the Sellers, and each member of the Purchaser’s Group, in the case of the Purchaser shall not, make any filing with any Governmental Entity: (i) in relation to the Transaction which is not required or advisable in order to fulfil any of the Regulatory Conditions or otherwise required or advisable to consummate the Transaction (other than any such filing with a Taxation Authority); or (ii) which would reasonably be expected to materially prejudice or materially delay the satisfaction of any of the Regulatory Conditions (other than any such filing with a Taxation Authority that is required by applicable Law). All costs and expenses incurred by or on behalf of the Purchaser associated with the satisfying of any of the Conditions (other than the Management Roll-Up Condition and the conditions set forth in paragraph 1 of Schedule 9) shall be borne solely by the Purchaser.

6	Termination

6.1

If Completion has not occurred by 11.59 p.m. on the Long Stop Date (or such later date as the Purchaser and the Investor Sellers may agree in writing), either the Purchaser or the Investor Sellers may terminate this Agreement (other than the Surviving Provisions) by written notice to the Purchaser (in case of a notice by the Investor Sellers) or to the Investor Sellers (in case of a notice by the Purchaser), provided that the right to terminate this Agreement under this Clause 6.1 shall not be available to any Party whose material breach of any provision of this Agreement has been the primary cause of, or primarily resulted in, Completion not having occurred.

6.2

If: (i) the Purchaser or the Purchaser Board have made a Purchaser Change of Recommendation; (ii) the Purchaser has not convened the Purchaser Meeting by 11.59 p.m. on the Long Stop Date; or, if earlier, the date on which the final Regulatory Condition has been satisfied; or (iii) the Purchaser has materially breached any of its obligations under paragraph 5 of Schedule 5 unless such breach is caused by an employee of the Purchaser or any of its subsidiaries who is not a director, officer or senior employee of the Purchaser or any of its subsidiaries, the Investor Sellers may terminate this Agreement (other than the Surviving Provisions) by written notice to the Purchaser.

6.3

If the Purchaser Shareholder Approval is not obtained at the Purchaser Meeting (including any adjournment or postponement thereof), the Investor Sellers or the Purchaser may terminate this Agreement (other than the Surviving Provisions) by written notice to the Purchaser (in case of a notice by the Investor Sellers) or to the Investor Sellers (in case of a notice by the Purchaser).

Break fees

6.4

If this Agreement is terminated pursuant to Clause 6.1 and (i) at the time of such termination any Regulatory Condition has not been satisfied; and (ii) the failure to satisfy any Regulatory Condition(s) has not been primarily caused by a Seller’s material breach of the obligations set forth in paragraphs 5 or 7 of Schedule 7, then without prejudice to any other remedies or accrued rights that any Seller may have against the Purchaser (including damages for non-performance of any obligation falling due for performance prior to such termination), within ten Business Days of such termination, the Purchaser shall pay the Long Stop Break Fee in cash to the Sellers or to the Company (as the Investor Sellers may determine). The Purchaser acknowledges and confirms that the Long Stop Break Fee is a reasonable and proportionate compensatory amount considering the Sellers’ legitimate interests.

6.5	If this Agreement is terminated:

6.5.1

by the Investor Sellers pursuant to Clause 6.2 or by the Investor Sellers or the Purchaser pursuant to Clause 6.3 at a time when this Agreement was terminable by the Investor Sellers pursuant to Clause 6.2; or

6.5.2

by the Purchaser or the Investor Sellers pursuant to Clause 6.1 (and at the time of such termination the Purchaser Meeting has not yet been held) or Clause 6.3, and: (i) at or prior to the Purchaser Meeting, a Purchaser Alternative Proposal shall have been publicly disclosed or announced and shall not have been publicly and irrevocably withdrawn at least four Business Days prior to the Purchaser

Meeting; and (ii) prior to the first anniversary of the date of such termination of this Agreement: (x) a transaction relating to any Purchaser Alternative Proposal is completed; or (y) a definitive agreement relating to any Purchaser Alternative Proposal is entered into by the Purchaser or any of its subsidiary undertakings, then without prejudice to any other remedies or accrued rights that any Seller may have against the Purchaser (including damages for non-performance of any obligation falling due for performance prior to such termination): (A) in the case of Clause 6.5.1, the Purchaser shall pay to the Sellers or to the Company (as the Investor Sellers may determine), in cash at the time specified in the following sentence, the Change of Recommendation Break Fee; and (B) in the case of Clause 6.5.2, the Purchaser shall pay to the Sellers, in cash at the time specified in the following sentence, the Change of Recommendation Break Fee, less any amounts paid to the Sellers as of such time with respect to Shareholder Approval Failure Costs. The Change of Recommendation Break Fee shall be paid: (I) in the case of Clause 6.5.1, within 10 Business Days after the date of termination of this Agreement; and (II) in the case of Clause 6.5.2, on or prior to the earlier of the date of the completion of the applicable transaction relating to the relevant Purchaser Alternative Proposal and the date on which the definitive agreement is entered into relating to the relevant Purchaser Alternative Proposal. “Purchaser Alternative Proposal” for purposes of this Clause 6.5 shall have the meaning given in Schedule 5, except that references in such definition to “20%” shall be replaced by “50%”. The Purchaser acknowledges and confirms that the Change of Recommendation Break Fee is a reasonable and proportionate compensatory amount considering the Sellers’ legitimate interests.

6.6

Upon payment of the Change of Recommendation Break Fee, the Purchaser shall have no further liability to the Sellers with respect to the termination of this Agreement; provided that nothing herein shall release the Purchaser from liability for fraud. If this Agreement is terminated by the Investor Sellers or the Purchaser pursuant to Clause 6.3 in circumstances where the Change of Recommendation Break Fee is not payable (a “Cost Reimbursement Event”), then, without prejudice to any other remedies or accrued rights that any Seller may have against the Purchaser (including damages for non-performance of any obligation falling due for performance prior to such termination), the Purchaser will pay, within 10 Business Days of a written demand (which request shall contain reasonable supporting evidence for the amounts to which the demand relates), the Sellers and/or the Company, as applicable, in cash an amount equal to the Shareholder Approval Failure Costs.

6.7

If the Long Stop Break Fee or the Change of Recommendation Break Fee (each a “Break Fee”) is payable to the Sellers, the Investor Sellers shall give notice to the Purchaser of the Seller Account(s) to which such Break Fee shall be paid and the apportionment of such Break Fee amongst the Sellers. The Sellers agree that: (i) such Break Fee shall be apportioned between the Sellers pursuant to the Articles and Shareholders’ Agreements as if such Break Fee was Consideration; and (ii) the Purchaser shall not be concerned with such apportionment and payment of such Break Fee by the Purchaser pursuant to and in accordance with this Clause 6.7 shall constitute satisfaction of the Purchaser’s payment obligations under Clause 6.4 or 6.5 (as applicable) in respect of all Sellers.

7	Pre-Completion Period

Sellers’ pre-Completion undertakings

7.1	During the Pre-Completion Period, the Sellers and the Purchaser shall comply with their respective obligations set out in Schedule 2 (except as prohibited by Law).

7.2	Notwithstanding any of the Sellers’ obligations set forth in Schedule 2, during the Pre-Completion Period, the Sellers shall:

7.2.1

procure that no Group Company terminates, varies or amends (other than to the extent that such variation or amendment is of a de minimis or administrative nature), or waives any material rights pursuant to, the amended and restated cooperation agreement dated 6 August 2010 between Lightsquared LP, Skyterra Canada Inc., Lightsquared Inc., and IGL (the “Ligado Agreement”),

including any such variation, amendment or waiver that reduces the amount payable to IGL under the Ligado Agreement, other than as required by applicable Law, without the prior written consent of the Purchaser (not to be unreasonably withheld, conditioned or delayed); and

7.2.2

keep the Purchaser reasonably informed, in a timely manner, of all material developments, matters, actions and information relating to or taken (by any party thereto) in connection with the Ligado Agreement (including any dispute or alleged breach by either party thereto).

7.3	Notwithstanding any of the Sellers’ obligations set forth in Schedule 2, during the Pre-Completion Period, the Sellers shall:

7.3.1

procure that no Group Company terminates, varies or amends (other than to the extent that such variation or amendment is of a de minimis or administrative nature), or waives any material rights of any arrangement between the Group and Aviva plc (and/or any of its Affiliates) with respect to the UK DB Plan Buyout, unless otherwise required by Law, without the prior written consent of the Purchaser (not to be unreasonably withheld, conditioned or delayed); and

7.3.2

consult with the Purchaser and keep the Purchaser reasonably informed, in a timely manner, of all material developments, matters, actions and information relating to the UK DB Plan Buyout, including with respect to any material correspondence with the trustees of the UK DB Plan or the Pensions Regulator.

7.4	Unless a Change of Control Consent has been obtained at such time, the Sellers shall:

7.4.1

no later than ten Business Days prior to the Scheduled Completion Date, provide the Purchaser with a draft form of Payoff Letter and Deed of Release. The Sellers shall give reasonable consideration to any reasonable comments which the Purchaser may have on such draft(s), provided that the Purchaser acknowledges that the Payoff Letter and Deed of Release will need to be in a form and substance that is acceptable to the agents, security agents and other finance parties in respect of the Existing Credit Agreement (acting reasonably);

7.4.2

use reasonable endeavours to, no later than five Business Days prior to the Scheduled Completion Date, deliver to the Purchaser a substantially final draft of the Payoff Letter and each Deed of Release to be delivered in executed form at Completion; and

7.4.3	use reasonable endeavours to, on the Scheduled Completion Date, deliver to the Purchaser the duly executed Payoff Letter and each Deed of Release.

Pre-Completion Dividend

7.5

In the Pre-Completion Period, the Sellers shall be permitted to procure that Sub-Topco and/or the Company declares and pays one or more cash dividends or other cash distributions or returns of capital (including any redemption of preference shares by the Company) to the Sellers (each a “Pre-Completion Dividend”), provided that:

7.5.1	the Aggregate Pre-Completion Dividend Amount shall not exceed US$300,000,000 or such greater amount as may be reasonably agreed between the Purchaser and the Investor Sellers; and

7.5.2

the Purchaser shall have provided its prior written consent to the declaration and payment of any such dividend, distribution or return of capital, as the case may be, such consent not to be unreasonably withheld, conditioned or delayed.

7.6	Without limitation, it shall not be unreasonable for the Purchaser to withhold its consent under Clause 7.5.2 if the Pre-Completion Dividend the subject of the relevant consent request would:

(a)	reasonably be expected to adversely impact the ability of the Purchaser to draw down the Funds under the Purchaser Financing Documents;

(b)

materially prejudice or be reasonably likely to materially prejudice the ability of the Group to deliver its operational plan having regard to the levels of cash and liquidity available within the Group; and

(c)	result in any breach of any applicable restriction under the Existing Financing Agreements.

7.7

Without prejudice to Clause 7.6, during the Pre-Completion Period, the Purchaser and the Investor Sellers shall co-operate and discuss, acting reasonably and in good faith, in a timely basis the necessary steps and actions required to declare and pay any Pre-Completion Dividend, with a view to the first Pre-Completion Dividend being paid no later than three months following the date of this Agreement.

7.8

During the Pre-Completion Period, the Sellers shall procure that the Group shall not unwind, cancel, repay, distribute the receivable or transfer the payable relating to, or otherwise extinguish, the Upstream Loan, other than to the extent required to comply with applicable Law, in each case without the prior written consent of the Purchaser.

Final Completion Schedule

7.9

At least eleven Business Days prior to the Scheduled Completion Date, a schedule in substantially the same form as the Draft Completion Schedule (the “Final Completion Schedule”) shall be delivered to the Purchaser by or on behalf of the Investor Sellers (on behalf of all of the Sellers), setting out complete details of the relevant Seller Accounts and, in each case, where appropriate, as at the Scheduled Completion Date:

7.9.1	unless a Change of Control Consent has been obtained at such time, an estimate of the Outstanding Credit Agreement Debt, together with the Payoff Letters referred to in the definition thereof;

7.9.2	the Allocation Schedule;

7.9.3	the aggregate Notified Leakage Amount (if any) for each Relevant Seller and the Aggregate Notified Leakage Amount;

7.9.4	the Aggregate Pre-Completion Dividend Amount;

7.9.5

the aggregate Cash Consideration, reflecting the amounts (if any) of the Aggregate Notified Leakage Amount and the Aggregate Pre-Completion Dividend Amount (if any) as referred to in Clause 7.9.3 and 7.9.4;

7.9.6	the Option Employee Tax Liability of each Optionholder Seller;

7.9.7	the Completion Cash Consideration Amount, reflecting the aggregate amounts (if any) of all Option Employee Tax Liability as referred to in Clause 7.9.6;

7.9.8	the Seller Cash Consideration of each Seller;

7.9.9	the Seller Completion Cash Consideration Amount of each Seller;

7.9.10	the Seller Consideration Shares of each Seller;

7.9.11	the Individual Consideration for each Seller;

7.9.12	a confirmation, duly executed by the company secretary of the Company, that the Allocation Schedule is true and accurate in all respects; and

7.9.13	details of any person nominated to receive Consideration Shares pursuant to Clause 3.5.1 and/or Clause 3.9.

7.10

If the Management Roll-up occurs after the delivery of the Final Completion Schedule in accordance with Clause 7.9, the Investor Sellers shall deliver to the Purchaser an updated Allocation Schedule immediately after the completion of the Management Roll-Up.

8	Completion

Date and place

8.1	Completion shall take place, in person or virtually via agreed video platform, at the offices of the Company Counsel:

8.1.1

at 10 a.m. on the first Business Day which is a Monday falling on or following the fifteenth Business Day after (and excluding) the date on which notice of satisfaction of the final Condition, excluding the Management Roll-Up Condition and the conditions set forth in paragraph 1 of Schedule 9, is served in accordance with Clause 5.8.2; or

8.1.2	at such other date and time as the Investor Sellers and the Purchaser may agree in writing,

but, in any event, no later than the fifteenth Business Day after the Long Stop Date (in which case Completion shall take place on the last Business Day which is a Monday prior to the date which is fifteen Business Days from the Long Stop Date).

8.2

Subject to Clause 8.3, if, on or later than the date falling 15 months after the date of this Agreement and earlier than 17 months after the date of this Agreement, the Investor Sellers and the Purchaser, each acting reasonably and in good faith, conclude in their own respective reasonable opinion that there is a reasonable prospect that each Regulatory Condition that is unsatisfied at such date, will be satisfied prior to the date falling 24 months from the date of this Agreement, then the Purchaser and the Investor Sellers will confirm the same to each other in writing. Upon such confirmation, the Purchaser may by written notice to the Investors Sellers extend the Long Stop Date to a date falling not more than 24 months from the date of this Agreement, provided that such extension shall not be effective unless the Purchaser has, at or prior to the date of such notification, provided the Investor Sellers with copies of all relevant documentation evidencing, on terms reasonably satisfactory to the Investor Sellers, a binding extension, variation, amendment of, or replacement of the commitments under (on materially the same terms), as the case may be, the Purchaser Financing Documents such that the Purchaser remains able to satisfy its obligation to pay the Cash Consideration and meet its other obligations under this Agreement (including those set out in Schedule 3) at Completion (to the extent occurring on or prior to the date falling 15 Business Days following the Long Stop Date (as may be extended pursuant to this Clause 8.2)), and any such financing commitment as so extended, varied, amended or replaced, as the case may be, shall constitute the “Purchaser Financing Documents”.

8.3

The right of the Purchaser to extend the Long Stop Date under Clause 8.2 shall not be available to the Purchaser if its material breach of any provision of this Agreement has been the primary cause of, or primarily resulted in, the Regulatory Conditions not having been satisfied.

Completion arrangements

8.4	At Completion, the Sellers and the Purchaser shall comply with their respective obligations as specified in Schedule 3.

8.5	Neither the Sellers nor the Purchaser shall be obliged to complete the sale or purchase of any of the Sale Shares unless all of the Sale Shares are sold and purchased simultaneously.

Breach of Material Completion Obligations

8.6

If the Purchaser or any Investor Seller (the “Defaulting Party”) fails to comply with any of their respective Material Completion Obligations, then the Investor Sellers (in the event the Defaulting Party is the Purchaser) or the Purchaser (in the event the Defaulting Party is a Seller) may (in addition to and without prejudice to all its other rights and remedies) by written notice to the Defaulting Party on or before the date on which Completion would otherwise have taken place:

8.6.1

defer Completion to a date falling not more than five Business Days after the date Completion would otherwise have occurred (so that the provisions of this Clause 8 shall apply to Completion as so deferred);

8.6.2	proceed to Completion so far as practicable having regard to the defaults which have occurred (and without limiting its rights under this Agreement); or

8.6.3	subject to Completion having been deferred at least once under Clause 8.6.1 by such Party, terminate this Agreement (other than the Surviving Provisions) by notice in writing to the Defaulting Party, it being understood that the right to terminate this Agreement under Clause 8.6.3 shall not be available to any Party who at such time is in breach of any of its Material Completion Obligations.

8.7	For the purposes of Clause 8.6, “Material Completion Obligations” shall mean:

8.7.1	in the case of the Investor Sellers, the obligations set out in paragraph 1 of Schedule 3; and

8.7.2	in the case of the Purchaser, the obligations set out in paragraph 2 of Schedule 3.

Holdback Amount

8.8

At Completion, the Purchaser shall withhold the Net Holdback Amount from the Base Consideration, provided that if the Relevant Losses have been Determined prior to Completion, the Net Holdback Amount shall be zero (0) at Completion and the Sellers shall have no further liability with respect to any Relevant Losses.

8.9

Following Completion and if the Net Holdback Amount exceeded zero (0) at Completion, on the earlier of: (i) Relevant Losses being Determined; and (ii) the date falling 18 months from the Completion Date, the Purchaser shall pay to the Sellers an amount (which shall be not less than zero) equal to:

8.9.1	the Net Holdback Amount; less

8.9.2

any Relevant Losses that have been Determined at that time to the extent not recovered by the Purchaser pursuant to Clause 4 or deducted from the Cash Consideration pursuant to Clauses 3.1.1(b) and 4.5, to the Sellers, apportioned between them in proportion to each Seller’s entitlement to the Seller Completion Cash Consideration Amount, in each case to the relevant Seller Account (or, in each case, such other bank account in that Seller’s name as it may notify to the Purchaser from time to time).

8.10

Notwithstanding anything to the contrary in this Agreement, the aggregate of any: (i) deduction from the Cash Consideration in accordance with Clauses 3.1.1(b) and 4.5 with respect to Relevant Losses; (ii) deduction from the Cash Consideration in accordance with Clause 3.1.1(d) with respect to Enhanced Financing Costs; (iii) deduction from the Net Holdback Amount payment pursuant to Clause 8.9.2; and (iv) any other liability of any Seller with respect to any Relevant Losses and/or Enhanced Financing Costs, shall not in any case exceed the Holdback Amount.

9	Warranties and undertakings

Sellers’ warranties

9.1

Each Seller severally (but not jointly or jointly and severally) warrants, in respect of itself only, to the Purchaser that as at the date of this Agreement (or, with respect to any Seller which became a Seller after the date of this Agreement, as at the date of execution of a Deed of Adherence by such Seller):

9.1.1

with respect to each Investor Seller, in relation to the Sale Shares held by it, it is the sole legal and beneficial owner, free and clear of all Encumbrances and is entitled to sell and transfer the full legal and beneficial ownership of the Shares set out opposite its name in column (3) of Part A of Schedule 1 and otherwise on the terms set out in this Agreement;

9.1.2

with respect to each Management Seller other than any Nominee: (i) as at the date of this Agreement, in relation to the such Management Seller’s Management Sub-Topco Shares, it is the sole legal and beneficial owner of such Management Sub-Topco Shares, free and clear of all

Encumbrances; and (ii) as at immediately before Completion, in relation to the Sale Shares to be held by it following completion of the Management Roll-Up, it shall be the sole legal and beneficial owner of such Sale Shares, free and clear of all Encumbrances and it shall be is entitled to sell and transfer the full legal and beneficial ownership of such Sale Shares set out opposite its name in the Final Completion Schedule and otherwise on the terms set out in this Agreement;

9.1.3

with respect to any Nominee: (i) as at the date of this Agreement, in relation to the Nominee’s Management Sub-Topco Shares, it is the sole legal owner of such Management Sub-Topco Shares; and (ii) as at immediately before Completion, in relation to the Sale Shares to be held by it following completion of the Management Roll-Up, it shall be the sole legal owner of such Sale Shares and it shall be is entitled to sell and transfer the full legal and beneficial ownership of such Sale Shares set out opposite its name in the Final Completion Schedule and otherwise on the terms set out in this Agreement;

9.1.4

with respect to each Optionholder Seller, (i) in relation to such Optionholder Seller’s Management Sub-Topco Shares (if any) held by it, it is the sole legal and beneficial owner of such Management Sub-Topco Shares, free and clear of all Encumbrances; and (ii) as at immediately before Completion, in relation to the Sale Shares to be held by it following completion of the Management Roll-Up, it shall be the sole legal and beneficial owner of such Sale Shares, free and clear of all Encumbrances and it shall be is entitled to sell and transfer the full legal and beneficial ownership of such Sale Shares set out opposite its name in the Final Completion Schedule and otherwise on the terms set out in this Agreement;

9.1.5

with respect to each Other Seller, in relation to the Sale Shares (if any) held by it, it is the sole legal and beneficial owner, free and clear of all Encumbrances and is entitled to sell and transfer the full legal and beneficial ownership of the Shares set out opposite its name in the applicable Deed of Adherence and otherwise on the terms set out of this Agreement;

9.1.6

this Agreement and each of the Transaction Documents which are to be entered into by it pursuant to or otherwise in connection with this Agreement will constitute valid and binding obligations of it in accordance with their respective terms;

9.1.7

(a) the Consideration Shares to be acquired by it are being acquired solely for purposes of investment for its own account; (b) it has been afforded an opportunity to ask questions of and receive answers from Representatives of the Purchaser concerning the issuance of the Consideration Shares under this Agreement and the business, financial affairs and other aspects of the Purchaser and its subsidiary undertakings and to obtain any relevant documents or additional information with respect thereto (to the extent in the possession of the Purchaser or able to be obtained by the Purchaser without unreasonable effort or expense); (c) it acknowledges and agrees that the Consideration Shares (i) have not been registered under the Securities Act, any U.S. state securities laws, any U.K. securities laws or the laws in any foreign jurisdiction, (ii) are being offered and sold in reliance solely upon exemptions provided in the Securities Act for transactions not involving any public offering, and (iii) therefore cannot be resold or transferred unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available; (d) it acknowledges and agrees that the Consideration Shares when issued will constitute “restricted securities” under Rule 144 promulgated under the Securities Act and that the Consideration Shares will bear a customary legend noting that such Consideration Shares constitute “restricted securities” under the Securities Act or such other legends as may be required by applicable securities laws; (e) it has such knowledge and experience in financial and business matters as to be capable of evaluating the risks associated with ownership of any Consideration Shares received by it as consideration hereunder and it can bear the economic risk of its investment in such Consideration Shares, including a total loss thereof; and (f) it is an Accredited Investor (other than in the case of any Optionholder Seller or Other Seller notified to the Purchaser as an Unaccredited Investor);

9.1.8

in case of a Seller which is an entity, it is validly incorporated, in existence and duly registered under the Laws of its jurisdiction of incorporation and has full power to conduct its business as conducted at the date of this Agreement;

9.1.9

it has obtained: (i) in case of a Seller which is an entity, all corporate authorisations; and (ii) other than to the extent relevant to the Conditions, all other governmental, statutory, regulatory or other consents, licences and authorisations and has the power and authority required to empower it to enter into and perform its obligations under this Agreement where failure to obtain them would adversely affect its ability to enter into and perform its obligations under this Agreement;

9.1.10

the entry into and performance by it of this Agreement and/or any documents which are to be entered into by it pursuant to or otherwise in connection with this Agreement will not: (i) in case of a Seller which is an entity, breach any provision of its memorandum and articles of association, by-laws or equivalent constitutional documents; or (ii) (subject, where applicable, to fulfilment of the Conditions) result in a breach of any Laws in its jurisdiction of incorporation or of any order, decree or judgment of any court or any governmental or regulatory authority, in each case where any such breach would adversely affect its ability to enter into or perform its obligations under this Agreement and/or any Transaction Documents which are to be entered into by it pursuant to or otherwise in connection with this Agreement;

9.1.11

it is not insolvent or bankrupt under the Laws of its jurisdiction of incorporation, in the case of a Seller which is an entity, or residency, in the case of a Seller which is not an entity, is not unable to pay its debts as they fall due and has not proposed or is not liable to any arrangement (whether by court process or otherwise) under which its creditors (or any group of them) would receive less than the amounts due to them where any such insolvency, bankruptcy, inability to pay debts or arrangement would affect its ability to enter into or perform its obligations under this Agreement and/or any Transaction Documents which are to be entered into by it pursuant to or otherwise in connection with this Agreement;

9.1.12

there are no proceedings in relation to any compromise or arrangement with creditors or any winding up, bankruptcy or insolvency proceedings concerning it and no events have occurred which would justify such proceedings where any such proceedings or events would affect its ability to enter into or perform its obligations under this Agreement and/or any Transaction Documents which are to be entered into by it pursuant to or otherwise in connection with this Agreement; and

9.1.13

no steps have been taken to enforce any security over any of its assets and no event has occurred to give the right to enforce such security where, in either case, any such step or event would affect its ability to enter into or perform its obligations under this Agreement and/or any Transaction Documents which are to be entered into by it pursuant to or otherwise in connection with this Agreement.

9.2

The warranties set out in Clause 9.1 shall be deemed to be repeated at Completion by the Sellers at such time with respect to the Sale Shares held by each such Seller at such time by reference, where applicable, to the facts and circumstances then existing as if references in the warranties set out in Clause 9.1 to the date of this Agreement (or date of execution of a Deed of Adherence, as the case may be) were references to immediately prior to Completion.

Purchaser’s warranties

9.3	The Purchaser warrants to each Seller that as at the date of this Agreement:

9.3.1

this Agreement and each of the Transaction Documents which are to be entered into by it pursuant to or otherwise in connection with this Agreement will constitute valid and binding obligations of it in accordance with their respective terms;

9.3.2	it is validly incorporated, in existence and duly registered under the laws of its jurisdiction of incorporation and has full power to conduct its business as conducted at the date of this Agreement;

9.3.3

it has obtained: (i) all corporate authorisations; and (ii) other than to the extent relevant to the Conditions, all other governmental, statutory, regulatory or other consents, licences and authorisations (subject to receipt of the Requisite Purchaser Vote) required to empower it to enter into and perform its obligations under this Agreement, including with respect of the issue of Consideration Shares, where failure to obtain them would affect its ability to enter into and perform its obligations under this Agreement;

9.3.4

at a meeting duly called and held, the Purchaser Board adopted resolutions: (i) determining that this Agreement and the Transaction (including the issuance of the Consideration Shares) are fair to and in the best interests of the Purchaser and its stockholders; (ii) approving, adopting and declaring advisable this Agreement and the Transaction (including the issuance of the Consideration Shares); (iii) directing that the approval of the issuance of the Consideration Shares be submitted to a vote at a meeting of the Purchaser’s stockholders; and (iv) recommending approval of the issuance of the Consideration Shares by the Purchaser’s stockholders. Except as permitted by Schedule 5, the Purchaser Board has not subsequently rescinded, modified or withdrawn any of the foregoing resolutions;

9.3.5

entry into and performance by each member of the Purchaser’s Group of this Agreement and/or any documents which are to be entered into by it pursuant to or otherwise in connection with this Agreement will not:

(a)	breach any provision of the Purchaser Organisational Documents; or

(b)

(subject, where applicable, to fulfilment of the Conditions) result in a breach of any Laws in its jurisdiction of incorporation or of any order, decree or judgment of any court or any governmental or regulatory authority, where any such breach would affect its ability to enter into or perform its obligations under this Agreement and/or any documents which are to be entered into by it pursuant to or otherwise in connection with this Agreement;

9.3.6

neither it nor any of its subsidiaries is insolvent or bankrupt under the Laws of its jurisdiction of incorporation, is unable to pay its debts as they fall due or has proposed or is liable to any arrangement (whether by court process or otherwise) under which its creditors (or any group of them) would receive less than the amounts due to them, in each case, where any such insolvency, bankruptcy, inability to pay debts or arrangement would affect its ability to enter into or perform its obligations under this Agreement and/or any documents which are to be entered into by it pursuant to or otherwise in connection with this Agreement;

9.3.7

there are no proceedings in relation to any compromise or arrangement with creditors or any winding up, bankruptcy or insolvency proceedings concerning the Purchaser or any of its subsidiaries and no events have occurred which would justify such proceedings, in each case, where any such proceedings or events would affect its ability to enter into or perform its obligations under this Agreement and/or any documents which are to be entered into by it pursuant to or otherwise in connection with this Agreement;

9.3.8

so far as it is aware, neither it nor any member of the Purchaser’s Group is subject to any order, judgment, direction, investigation or other proceedings by any Governmental Entity which will, or is reasonably likely to, prevent or delay the satisfaction of any of the Conditions;

9.3.9

no steps have been taken to enforce any security over any assets of the Purchaser or any of its subsidiaries and no event has occurred to give the right to enforce such security where, in either case, any such step or event would affect its ability to enter into or perform its obligations under this Agreement and/or any documents which are to be entered into by it pursuant to or otherwise in connection with this Agreement;

9.3.10

the Purchaser Board has taken all action necessary to render all applicable state anti-takeover statutes and any similar provisions of the Purchaser Organisational Documents inapplicable to the issuance of the Consideration Shares;

9.3.11

the Purchaser Shareholder Approval is the only vote of the holders of any of the Purchaser’s capital stock necessary in connection with the consummation of the Transaction including the issue of the Consideration Shares;

9.3.12

the authorised capital stock of the Purchaser consists of: (i) 100,000,000 Purchaser Shares (subject to increase pursuant to the Purchaser Charter Amendment), of which 73,443,817 shares were issued and outstanding as of 2 November 2021 (the “Purchaser Capitalisation Date”); and (ii) 5,000,000 shares of preferred stock, par value US$0.0001 per share, none of which were issued or outstanding as of the Purchaser Capitalisation Date. All of the outstanding Purchaser Shares have been, and all Purchaser Shares reserved for issuance pursuant to the Purchaser Equity Plans will be when issued, duly authorised and validly issued, and are, or will be when issued, fully paid and non-assessable. As of the Purchaser Capitalisation Date: (i) 3,419,909 Purchaser Shares were subject to issuance pursuant to outstanding Purchaser Options (with Purchaser Options subject to performance vesting included based on “target” levels of performance); (ii) 3,497,694 Purchaser Shares were subject to issuance pursuant to outstanding Purchaser RSUs; and (iii) 8,708,331 Purchaser Shares were reserved for issuance pursuant to the Purchaser Equity Plans and the Purchaser ESPP. Subject to receipt of the Requisite Purchaser Vote, all Consideration Shares to be issued will be duly authorised, validly issued, fully paid and nonassessable and not subject to any pre-emptive or similar rights or other Encumbrances, except for restrictions on transfer under applicable securities laws and the Purchaser Shareholders’ Agreement;

9.3.13

except as set forth in Clause 9.3.12 or in the document set forth at document 1.1 in the Purchaser Data Room (or, at Completion, in the Purchaser’s Group Completion Information), as of the Purchaser Capitalisation Date, there was no: (i) Equity Securities of the Purchaser or any of its subsidiaries; (ii) outstanding security, instrument, bond, debenture or note that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Purchaser, other than certain convertible loan instruments held by the Purchaser’s Group in 19 Labs, Inc. and Seclytics, Inc.; or (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or contract under which the Purchaser is or may become obligated to sell or otherwise issue any Equity Securities of the Purchaser or any of its subsidiaries;

9.3.14

from the Purchaser Capitalisation Date until and including the date of this Agreement, neither the Purchaser nor any of its subsidiary undertakings has issued any Purchaser Shares or other Equity Securities of the Purchaser (other than (i) Purchaser Options granted under any Purchaser Equity Plan, (ii) Purchaser RSUs or purchase rights granted under the Purchaser ESPP, (iii) Purchaser Shares issued in connection with the vesting, exercise or settlement of Purchaser Options or Purchaser RSUs granted under any Purchaser Equity Plan, or (iv) Purchaser Shares issued upon the exercise of purchase rights under the Purchaser ESPP); and

9.3.15

the Purchaser has received one or more commitment letters duly executed by each of the parties thereto, attaching an agreed form interim facilities agreement, for debt facilities which have been disclosed and made available to the Investor Sellers on or prior to the date of this Agreement (such documentation as amended, supplemented or replaced from time to time, the “Purchaser Financing Documents”); provided, that the term Purchaser Financing Documents shall be deemed to exclude any and all commitments therein with respect to Permitted Interim Financings, and which involve no pre-conditions other than such conditions precedent as set out therein and in respect of which the Purchaser has delivered a duly executed conditions precedent status letter on or prior to the date of this Agreement confirming status and satisfaction of all such conditions precedent other than Completion occurring and the Purchaser Financing Documents will at Completion provide, in immediately available funds, (the “Funds”) the necessary cash resources (after deducting any fees and/or other costs, including VAT and any other Tax, payable at Completion from such resources) to pay the Cash Consideration and to meet its other obligations at Completion under this Agreement (including those set out in Schedule 3) and to pay all related costs. The Purchaser Financing Documents do not terminate before, and the funding under the Purchaser Financing Documents will remain available until and including, a date that is at least fifteen Business Days after the Long Stop Date (as such date may be extended in accordance with this Agreement).

9.4

The Purchaser’s Warranties set out in Clauses 9.3.1 to 9.3.11 (inclusive) and Clause 9.3.15 shall be deemed to be repeated immediately before Completion by reference, where applicable, to the facts and circumstances then existing as if references in the Purchaser’s Warranties to the date of this Agreement were references to immediately prior to Completion.

Purchaser’s undertakings

9.5

Save as provided for in Clause 8.2, the Purchaser undertakes prior to Completion not to: (a) change, amend, assign or otherwise modify or terminate any of the Purchaser Financing Documents; (b) agree to the waiver of any rights thereunder, except with respect to (a) and (b) to the extent such change, amendment, assignment, modification, termination or waiver in respect of the Purchaser Financing Documents would not adversely affect the ability of the Purchaser to satisfy the Cash Consideration and meet its other obligations under this Agreement (including those set out in Schedule 3) at Completion or otherwise (provided that any such matter must be promptly notified in writing to the Investor Sellers); or (c) cancel or reduce any commitments thereunder; or (d) use the Funds for any purpose other than for the financing of its obligations as contemplated in this Agreement including those set out in Schedule 3, or matters ancillary to those obligations, without the prior written consent of the Investor Sellers.

9.6	The Purchaser will keep the Investor Sellers informed of all material developments in respect of the Purchaser Financing Documents and shall give the Investor Sellers prompt written notice of:

9.6.1

any breach or default by any party to any Purchaser Financing Documents (or any circumstances which would reasonably be expected to give rise to such breach or default) of which the Purchaser becomes aware; and

9.6.2

the receipt of any written notice or other written communication from any debt financing source with respect to any breach, default, termination or repudiation by any party to any Purchaser Financing Documents or any definitive document related to the debt financing or any dispute or disagreement between or among any parties to any Purchaser Financing Documents, in each case, which would reasonably be expected to result in the Funds not being available to be drawn at or prior to Completion in accordance with the Purchaser Financing Documents.

9.7

The Purchaser acknowledges and agrees that, in the absence of fraud by such person, the Purchaser has no rights against and may not make any claim against any employee, director, agent, officer or (except to the extent such adviser has entered into a reliance letter with the Purchaser) adviser of that Seller or any of its Affiliates on whom it may have relied before agreeing to any term of, or entering into, this Agreement or any other Transaction Document, and each and every such person shall be entitled to enforce this Clause 9.7 under the Contracts (Rights of Third Parties) Act 1999.

9.8

The Purchaser will (and shall procure that each other member of the Purchaser’s Group that is party to the Purchaser Financing Documents will) comply with all its rights and obligations under the Purchaser Financing Documents and undertakes to the Sellers that it will:

9.8.1

take, and procure that each other member of the Purchaser’s Group shall take, all lawful actions required and available to it under the relevant Purchaser Financing Documents to draw down the Funds (including to ensure the satisfaction of all necessary conditions within its control to draw down the Funds under the Purchaser Financing Documents and to prevent the happening of any event of default or other circumstance which could result in the Funds not being available to draw down) enabling it to pay the Cash Consideration and meet its other obligations under this Agreement (including those set out in Schedule 3);

9.8.2	not, and will procure that no other member of the Purchaser’s Group shall, take any action or fail to take any action which would reasonably be expected to:

(a)	result in the Funds or any part of the Funds not being available when required at Completion; or

(b)	prejudice the ability of the Purchaser to draw down the Funds in order to pay the Cash Consideration and meet its other obligations under this Agreement (including those set out in Schedule 3); and

(c)

to the extent that the Funds under the Purchaser Financing Documents are not capable of being drawn as a result of a failure of one or more of the relevant counterparties to perform its obligations under the Purchaser Financing Documents, take all such actions (or procure that such action is taken) as may be reasonably required to enforce its or any other member of the Purchaser’s Group’s rights against such counterparties under the relevant agreements.

9.9

If the Purchaser becomes aware of any fact, matter or circumstance that would, or would be reasonably likely to, directly or indirectly impede the Purchaser from drawing down such amounts under the terms of the Purchaser Financing Documents as are necessary to enable the Purchaser to pay the Cash Consideration and meet its other obligations under this Agreement (including those set out in Schedule 3), the Purchaser shall promptly notify the Investor Sellers in writing of that fact, matter or circumstance.

Seller undertakings

9.10

The Company has previously provided the Purchaser with a schedule setting forth: (i) the name of each Management Seller and each other person that is to receive Consideration Shares issued hereunder pursuant to the Nominee arrangements (collectively, “Purchaser Share Recipients”), which collectively represent all of the persons to receive Consideration Shares (either directly or through the Nominee), based on holdings of Options and Management Sub-Topco Shares as of the date hereof, (ii) the determination of the Company whether such person is an Unaccredited Investor or Accredited Investor (based on such person’s salary and other Company records), and (iii) whether each such person has sufficient knowledge and experience in financial and business matters such that he or she is capable of evaluating the merits and risks of receiving the Consideration Shares. The Sellers hereby acknowledge and agree that: (i) the total number of Unaccredited Investors receiving Consideration Shares (either directly or through the Nominee) shall at no time exceed 35 persons, and (ii) the total number of Purchaser Share Recipients (inclusive of persons to whom Options are issued or Management Sub-Topco Shares or Sale Shares are transferred in accordance with this Agreement) and who are not “Qualified Investors” (as defined in Article 2(e) of the UK Prospectus Regulation) shall not exceed 150 in the United Kingdom or any Member State of the European Union, respectively.

9.11

The Purchaser and the Sellers shall, and the Sellers shall procure that the Company shall, take all reasonably necessary action on its part such that the issuance of Consideration Shares constitutes a valid “private placement” under the Securities Act. Without limiting the generality of the foregoing, the Company shall provide all reasonably requested assistance to determine, which assistance shall not result in the Company being required to provide private financial information of any such person (other than to the minimum extent necessary to confirm Accredited Investor status): (a) whether each Purchaser Share Recipient that is not a Seller original party to this Agreement is either: (i) an Accredited Investor; or (ii) has sufficient knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of receiving the Consideration Shares; and (b) that such Purchaser Share Recipient is acquiring the Consideration Shares solely for purposes of investment for its, his or her own account and not with any view toward any distribution thereof.

10	Limitation of liability

Monetary limits

10.1

The maximum aggregate liability of each Seller in respect of any and all Seller Claims shall in no event exceed the aggregate value of the Consideration actually received by such Seller (which, in respect of any Consideration Shares received by such Seller, shall mean the value of Consideration Shares as at the date of this Agreement). If: (i) a Seller Claim arises in the period prior to Completion; or (ii) Completion does not occur, the limits contained in this Clause 10.1 shall apply in an amount equal to the aggregate value of the Consideration to be actually received (but-for Completion not occurring) by each Seller.

Notice of claims

10.2

No Seller shall be liable in respect of any Seller Claim unless written notice of such Seller Claim is given by the Purchaser to the relevant Seller(s) on or before (i) in respect of a Seller Claim for breach of the warranties set forth in Clauses 9.1 or 9.2, the fourth anniversary of the Completion Date; and (ii) in respect of any other Seller Claim, the date falling 18 months from the Completion Date, in each case, specifying, in such detail as is reasonably available to the Purchaser at the time of such notice, the legal and factual basis of the Seller Claim, the evidence on which the Purchaser relies and the amount claimed.

10.3

Where a breach giving rise to a Seller Claim is capable of remedy, the Purchaser shall not be entitled to make any claim (whether for damages or otherwise) in respect of such breach if the breach is remedied at no cost or expense to the Purchaser’s Group within 30 Business Days after notice of the Seller Claim is given under Clause 10.2.

10.4

Subject to Clause 10.5, any Seller Claim shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn six months after the notice is given pursuant to Clause 10.2 unless legal proceedings in respect of it have been commenced by being both issued and served. No new Seller Claim may be made in respect of the same facts, matters, events or circumstances giving rise to any such withdrawn Seller Claim.

Contingent liabilities

10.5

If any Seller Claim is based upon a liability which is contingent only: (i) no Seller shall be liable in respect of such liability unless and until such contingent liability becomes an actual liability and is due and payable; and (ii) the six-month period set out in Clause 10.4 shall only commence with respect of such Seller Claim when such contingent liability becomes an actual liability and is due and payable. This is without prejudice to the right of the Purchaser to give notice of any such Seller Claim, notwithstanding the fact that liability may not have become an actual and quantifiable liability.

Benefit

10.6

In assessing any damages or other amounts recoverable for a Seller Claim there shall be taken into account any corresponding savings by, or net benefit to, a Group Company or the Purchaser’s Group, including any Tax benefit or Relief which would not have arisen but for the fact, matter or circumstance giving rise to such Seller Claim (without double counting) and, for those purposes, only the amount of cash Tax which is saved or is reasonably expected to be saved by reason of the Tax benefit or Relief in the accounting period in which the fact, matter or circumstance giving rise to such Seller Claim was identified (or in the immediately subsequent, or any prior, accounting period) shall be taken into account.

Purchaser actions

10.7

The Sellers shall not be liable in respect of any Seller Claim to the extent that such Seller Claim arises, or is increased, as a result of any matter or thing done in connection with, or omitted to be done pursuant to, this Agreement or any other Transaction Document or at the request of the Purchaser.

10.8

Notwithstanding anything to the contrary in the Transaction Documents, the Purchaser shall (and shall cause each Group Company to) take all reasonable steps to avoid or mitigate any loss or liability that may give rise to a Seller Claim or any Leakage Claim.

Prior knowledge

10.9

The Sellers shall not be liable in connection with any Seller Claim to the extent that the Purchaser was aware as at the date of this Agreement of any facts or circumstances which could reasonably be expected to result in such Seller Claim being made against any Seller and, for the purposes of this Clause 10.9, the Purchaser’s knowledge shall mean the actual knowledge of Keven Lippert and Jake Boaz.

Indirect and consequential losses

10.10	The Sellers shall not be liable in connection with any Seller Claim for any indirect or consequential losses.

No right of rescission

10.11

No Party shall be entitled to rescind this Agreement or treat this Agreement as terminated by reason of any breach of this Agreement or circumstances giving rise to a claim by any Party and each Party hereby waives any and all rights of rescission it may have in respect of any such matters.

Fraud

10.12	None of the limitations contained in this Clause 10 shall apply to any Seller Claim that arises or is increased, or is delayed, as a result of fraud by that Seller.

No double recovery

10.13

The Purchaser shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of any loss, or other set of circumstances which gives rise to more than one Seller Claim under this Agreement or any other Transaction Document.

11	Post-Completion undertakings

Assistance and information

11.1

The Purchaser undertakes to provide such assistance and access to such accounting and Tax records in its possession or under its or any Group Company’s control as pertain to events occurring prior to Completion, in each case as may reasonably be required by any Seller in order to negotiate, refute, settle, compromise or otherwise deal with any claim, investigation or enquiry by a Taxation Authority regarding a Seller or a member of an Investor Seller’s Group or otherwise reasonably required in order to facilitate the management of the Tax affairs of a Seller or a member of an Investor Seller’s Group.

11.2	To enable compliance with the Purchaser’s obligations under Clause 11.1, the Purchaser shall and shall cause each Group Company to:

11.2.1	properly retain and maintain all relevant records until the date falling four years after the Completion Date;

11.2.2

upon being given reasonable notice by a Seller and subject to such Seller giving any confidentiality undertaking reasonably required by the Purchaser, allow such Seller and its officers, employees, agents, auditors and representatives, at such Seller’s cost, to inspect, review and make copies of such records and information as any Seller may reasonably require for that purpose; and

11.2.3

provide such other reasonable assistance and information as may reasonably be requested by any Seller to the extent reasonably necessary in order to comply with any Tax compliance, filing and/or reporting obligations of a Seller, at the expense of such Seller.

Relevant Persons

11.3

For so long as the Purchaser is able to control the relevant Group Company, the Purchaser shall ensure that any indemnity and/or immunity provisions contained in the memorandum and articles of association (or similar constitutional documents) of each Group Company of which any person who was at any time prior to Completion an employee, consultant, officer or director of any Group Company (each, a “Relevant Person”) was an employee, officer or director immediately prior to Completion are not (except as may be required by applicable law) amended, repealed or modified in any manner that would affect adversely the rights of any Relevant Person.

11.4

For six years from Completion, the Purchaser shall ensure that each Group Company (for so long as it remains part of the Purchaser’s Group) maintains in force such “run-off” directors’ and officers’ liability insurance policies as will enable each Relevant Person who benefited from director’s and officers’ liability insurance policies as at the date of this Agreement to make claims arising out of any matter, cause or event occurring on or before Completion (a “Pre-Completion Event”) under those policies on terms and conditions that are, on the whole, no less advantageous to the Relevant Person than the directors’ and officers’ liability insurance policies maintained by the Group Companies as at the date of this Agreement.

11.5

The Purchaser shall (and shall procure that each Group Company shall), from and after Completion and to the fullest extent permitted in accordance with applicable laws, waive, release and discharge each Relevant Person and each Seller from any and all claims, demands, proceedings, causes of action, orders, obligations and liabilities arising out of any Pre-Completion Event which each Group Company has or may at any time have had against any Relevant Person or any Seller. The Purchaser shall procure that each Group Company shall not, directly or indirectly, assert any claim or demand, or commence, institute or cause to be commenced, any proceedings of any kind relating to any Pre-Completion Event against any Relevant Person or any Seller.

11.6

The provisions of Clauses 11.3 to 11.5 (inclusive) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any Relevant Person may have at law, by contract or otherwise.

12	Payments

12.1

Subject to paragraph 2 of Schedule 3, any payment to be made pursuant to this Agreement by the Purchaser (or any member of the Purchaser’s Group) to any Seller shall be made to the relevant Seller Account of such Seller.

12.2	Any payment to be made pursuant to this Agreement by the Sellers (or any of them) to the Purchaser shall be made to the Purchaser’s Account.

12.3

Payments under Clauses 12.1 and 12.2 shall be in immediately available funds by electronic transfer on the due date for payment. Payment of the amount due shall be a good, valid and effective discharge of the relevant payment obligation and the paying Party shall not be concerned with the application of any such payment.

12.4

If any sum due for payment in accordance with this Agreement is not paid on the due date for payment, the person in default shall pay Default Interest on that sum from but excluding the due date to and including the date of actual payment calculated on a daily basis.

12.5

Save as expressly provided for in this Agreement, each Party waives and relinquishes any right of set-off or counterclaim, deduction or retention which it might otherwise have out of any payments which it may be obliged to make (or procure to be made) to any other Party pursuant to this Agreement or otherwise.

13	Announcements and confidentiality

Announcements

13.1

No Party (nor, with respect to the Investor Sellers, any of their respective Affiliates, and with respect to the Purchaser, any member of the Purchaser’s Group) shall make any announcement or issue any circular in connection with the existence or subject matter of this Agreement (or any other Transaction Document) without the prior written approval of the Investor Sellers and the Purchaser (such approval not to be unreasonably withheld or delayed) except that each Investor Seller and the Purchaser shall be entitled to refer to the existence and/or subject matter of this Agreement (or any other Transaction Document) in marketing literature issued or circulated by or on behalf of an Investor Sellers, the Purchaser or any of the Investor Sellers’ respective Affiliates or investors or any member of the Purchaser’s Group.

13.2	The restriction in Clause 13.1 shall not apply:

13.2.1

to the press announcement(s) to be issued by the Investor Sellers and/or the Purchaser (or any investor in the Purchaser) in the Agreed Form (the “Press Announcement”) including any speaking points in the Agreed Form; and

13.2.2	subject to Clauses 13.3 to 13.6, to any communications made by or on behalf of any Group Company before and after Completion to any client and/or employees of such Group Company.

Confidentiality

13.3	The Confidentiality Agreement shall terminate on execution of this Agreement, without prejudice to any rights, liabilities or obligations that have accrued prior to such termination.

13.4

Each of the Sellers and the Purchaser shall (and shall ensure that each of its Representatives shall) maintain Confidential Information in confidence and not disclose Confidential Information to any person except:

13.4.1	as permitted by Clause 13.5; or

13.4.2	with the prior written approval of (in the case of the Purchaser disclosing) the Investor Sellers or (in the case of a Seller disclosing) the Purchaser.

13.5	Clause 13.4 shall not prevent disclosure by a Party or its Representatives to the extent it can demonstrate that:

13.5.1

disclosure is required by law or by any stock exchange or any regulatory, governmental or antitrust body having applicable jurisdiction (provided that, unless the disclosure forms part of regular and ongoing obligations not specifically related to a Group Company the disclosing Party shall (to the extent permitted by law) first inform (in the case of the Purchaser disclosing) the Investor Sellers and (in the case of a Seller disclosing) the Purchaser of its intention to disclose such Confidential Information and take into account the reasonable comments of (in the case of the Purchaser disclosing) the Investor Sellers and (in the case of a Seller disclosing) the Purchaser);

13.5.2

disclosure is to a Taxation Authority in circumstances where such disclosure is reasonably necessary for the management of the Tax affairs of any Seller, any member of an Investor Seller’s Group, the Purchaser or any of their Affiliates and, to the extent legally permissible and unless a statutory obligation of confidentiality applies, shall be made subject to a reasonable obligation of confidentiality;

13.5.3

disclosure is of Confidential Information (save for, in relation to the Sellers, Confidential Information relating to the Group Companies or the Business) which was lawfully in the possession of that Party or any of its Representatives (in either case as evidenced by written records) without any obligation of secrecy prior to its being received or held;

13.5.4	disclosure is of Confidential Information which has previously become publicly available other than through that Party’s fault (or that of its Affiliates or Representatives);

13.5.5	disclosure is required for the purpose of any arbitral or judicial proceedings arising out of this Agreement (or any other Transaction Document);

13.5.6	such disclosure is made in the proper performance of a Party’s duties in its capacity as an employee, officer or director of a Group Company;

13.5.7	such disclosure is made on a confidential basis to the Purchaser’s lending banks or prospective debt or equity investors (including any affiliates, employees, officers, advisers and agents thereof), in each case, provided that such funding is being provided or proposed in relation to the Transaction (or any financing thereof), any Permitted Interim Financing or any issuance of Equity Securities of the Purchaser pursuant to a bona fide capital raising transaction;

13.5.8

such disclosure is made to any rating agencies limited to that required for such rating agency to carry out any rating functions in connection with the Purchaser’s financing arrangements and, to the extent legally permissible, shall be made subject to customary confidentiality obligations;

13.5.9	in the case of any Seller that is not an individual, such disclosure is made to:

(a)	its Affiliates and its Affiliates’ directors, officers, partners, advisers, consultants, members or employees; or

(b)

any direct or indirect investors or prospective investors in funds managed and/or advised by such Seller or its Affiliates, together with its directors, officers, advisers or agents, provided that in each case such information is disclosed on a confidential basis; and

13.5.10	in the case of the Purchaser, such disclosure is made to its Affiliates and their respective Representatives.

13.6

Each of the Sellers and the Purchaser undertakes that it (and with respect to the Sellers, its Affiliates, and with respect to the Purchaser, members of the Purchaser’s Group) shall only disclose Confidential Information to its Representatives if it is reasonably required for purposes connected with this Agreement or the other Transaction Documents and only if the Representatives are informed of the confidential nature of the Confidential Information and undertake or are otherwise under a professional obligation to the disclosing party to keep such Confidential Information confidential.

14	Notices

Service of notices

14.1

Any notice to be given under this Agreement must be in English and in writing, and may be served by hand, by first class post or airmail (pre-paid and signed for in each case) or by email to the address or email address (as applicable) given below, or to such other address or email address as may have been notified by any Party to the other Parties for this purpose (which shall supersede the previous address or email address (as applicable) from the date on which notice of the new address is deemed to be served under this Clause 14).

Investor Sellers:
Triton LuxTopHolding SARL
For the attention of:	Gonzague de Lhoneux
Address:	-3 boulevard de la Foire, L-1528 Luxembourg, Grand Duchy of Luxembourg
Email address:	Gonzague.deLhoneux@apax.com
Copy to:	Sellers’ Solicitors, for the attention of Stuart Boyd (stuart.boyd@kirkland.com) and Jacob Traff (jacob.traff@kirkland.com)

WP Triton Co-Invest, L.P.
For the attention of:	Max Fowinkel and Jan-Ole Gerschefski
Address:	c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands
Email address:	Notices@warburgpincus.com
Copy to:	Sellers’ Solicitors, for the attention of Stuart Boyd (stuart.boyd@kirkland.com) and Jacob Traff (jacob.traff@kirkland.com)

2684343 Ontario Limited
For the attention of:	Eric Hargrave
Address:	5650 Yonge Street, Suite 1200 Toronto, Ontario M2M 4H5, Canada
Email address:	eric_hargrave@otpp.com
Copy to:	Sellers’ Solicitors, for the attention of Stuart Boyd (stuart.boyd@kirkland.com) and Jacob Traff (jacob.traff@kirkland.com) and OTPP legal department (law_emea@otpp.com)

CPP Investment Board Private Holdings (4) Inc.
For the attention of:	Hafiz Lalani and Pascal Keutgens
Address:	1 Queen Street East, Suite, 2500 Toronto, Ontario M5C 2W5, Canada
Email address:	hlalani@cppib.com and pkeutgens@cppib.com
Copy to:	Sellers’ Solicitors, for the attention of Stuart Boyd (stuart.boyd@kirkland.com) and Jacob Traff (jacob.traff@kirkland.com) and CPPIB legal notices (legalnotices@cppib.com)

The Management Sellers and the Optionholder Sellers:
For the attention of:	The directors of the Company
Address:	99 City Road, London, EC1Y 1AX, United Kingdom
Email address:	Gonzague.deLhoneux@apax.com, Jan-Ole.Gerschefski@warburgpincus.com, Eric_Hargrave@otpp.com and pkeutgens@cppib.com
Copy to:	Sellers’ Solicitors, for the attention of Stuart Boyd (stuart.boyd@kirkland.com) and Jacob Traff (jacob.traff@kirkland.com) and Alison Horrocks (Alison.Horrocks@inmarsat.com)

Purchaser:
For the attention of:	Robert Blair and Paul Castor
Address:	6155 El Camino Real, Carlsbad, California 92009-1602, the United States of America
Email address:	robert.blair@viasat.com and paul.castor@viasat.com
Copy to:	Latham & Watkins LLP, for the attention of Craig Garner (craig.garner@lw.com) and Nick Cline (nick.cline@lw.com)

14.2	Any notice served in accordance with Clause 14.1 shall be deemed to have been received:

14.2.1	if delivered by hand, at the time of delivery;

14.2.2	if sent by first class post, at 9.30 am on the second day after (and excluding) the date of posting;

14.2.3	if sent by airmail, at 9.30 am on the fifth day after (and excluding) the date of posting; or

14.2.4	if sent by email, at the time of transmission by the sender,

provided that if a notice would otherwise be deemed to have been received outside Normal Business Hours, it shall instead be deemed to have been received at the recommencement of such Normal Business Hours.

14.3

For the purposes of Clause 14.2, “Normal Business Hours” means 9.00 am to 5.30 pm local time in the place of receipt on any day which is not a Saturday, Sunday or public holiday in that location. In the case of service on any Party by email, the place of receipt shall be deemed to be the address specified for service on that Party by post.

14.4

In proving receipt of any notice served in accordance with Clause 14.1, it shall be sufficient to show that the envelope containing the notice was properly addressed and either delivered to the relevant address by hand or posted as a pre-paid, signed-for first class or airmail letter, or that the email was sent to the correct email address.

14.5	This Clause 14 shall not apply to the service of any proceedings or other documents in any legal action.

Management Sellers’ Representatives

14.6

Subject to Clause 14.7, each Management Seller (other than the Company) and each Optionholder Seller hereby irrevocably appoints each of Rajeev Suri, Tony Bates and Alison Horrocks (each a “Management Sellers’ Representative”) as a representative of such Management Seller or Optionholder Seller, to act severally on the relevant Management Seller’s or Optionholder Seller’s behalf for all purposes under this Agreement and the Transaction Documents, including for the purposes of:

14.6.1	delivering instructions to the Purchaser in connection with the payment of the Consideration;

14.6.2	accepting notices on behalf of such Management Seller or Optionholder Seller in accordance with Clause 14.1;

14.6.3

taking any and all actions that may be necessary or desirable, as determined by each Management Sellers’ Representative in their sole discretion, in connection with the payment of the costs and expenses incurred with respect to the Transaction;

14.6.4	granting any consent or approval on behalf of the relevant Management Seller or Optionholder Seller under this Agreement or any other Transaction Document; and

14.6.5

generally taking any and all other actions and doing any and all other things provided in or contemplated by this Agreement to be performed by the relevant Management Seller or Optionholder Seller or the Management Sellers’ Representatives on behalf of the relevant Management Seller or Optionholder Seller.

14.7	Each Management Seller (other than the Company) and each Optionholder Seller hereby:

14.7.1

irrevocably (by way of security for the performance of its obligations under this Agreement) appoints each Management Sellers’ Representative to act as its attorney, on a several basis, with full authority on its behalf and in its name, in connection with the Transaction (including any Management Roll-up, Nominee Transfer, Management Seller Transfer, Warburg Pincus Transfer and/or Options Issue and/or issue of Consideration Shares), and without limiting the power of attorney pursuant to this Clause 14.7.1, each Management Sellers’ Representative shall be entitled (in his or her absolute and unfettered discretion) to do all such acts and things as such Management Sellers’ Representative may consider necessary, desirable, incidental or expedient to execute and/or complete the Transaction and/or any matter ancillary to the Transaction, including to do any of the following:

(a)

consider, settle, negotiate, approve, execute (whether as a deed or otherwise), deliver, sign, exchange, seal and complete all deeds, agreements, documents, letters, undertakings, applications, authorities, consents, waivers, certificates or other written or unwritten instruments or instructions as such Management Sellers’ Representative shall, in their absolute and unfettered discretion, deem to be necessary, desirable, incidental or expedient to execute and/or complete the Transaction, in such form and containing such provisions as such Management Sellers’ Representative shall, in his or her absolute and unfettered discretion, deem appropriate, including any amendment or waiver of rights, including:

(i)	any document which may be required to be delivered or executed pursuant to the terms of any Transaction Document;

(ii)	any agreement(s) or arrangement(s) in respect of any holding of shares in Sub-Topco, the Company and/or the Purchaser for the benefit of such Management Seller or Optionholder Seller;

(iii)	any payment direction, instruction or costs letter relating to the proceeds and/or securities to be received by such Management Seller or Optionholder Seller in connection with the Transaction; and

(iv)	any tax election(s) in respect of such Management Seller’s or Optionholder Seller’s shares in the capital of Sub-Topco, the Company and/or the Purchaser;

(b)

give, in such Management Seller’s or Optionholder Seller’s name and on such Management Seller’s or Optionholder Seller’s behalf, such undertakings, representations, warranties, confirmations, covenants, indemnities, consents, waivers and statements of responsibility as such Management Sellers’ Representative shall, in his or her absolute and unfettered discretion, deem to be necessary, desirable, incidental or expedient to execute and/or complete the Transaction;

(c)	in his or her capacity as such Management Seller’s or Optionholder Seller’s attorney and proxy (and each Management Sellers’ Representative is hereby appointed as such proxy) or otherwise:

(i)

receive notice of, attend, participate in and direct the exercise of any voting rights attaching to such Management Seller’s or Optionholder Seller’s holding of shares in the capital of the Company and/or Sub-Topco, at any general meeting, class meeting or other meeting at which such rights are capable of being exercised;

(ii)

sign, deliver, negotiate, amend or approve, on such Management Seller’s or Optionholder Seller’s behalf, any documentation (whether by deed or otherwise) relating to such meetings, including any written resolution or class resolution of the Company or Sub-Topco;

(iii)	consent, on such Management Seller’s or Optionholder Seller’s behalf, to the holding of any such meeting of the Company or Sub-Topco, whether or not on less than the requisite period of notice; and

(iv)	nominate proxies to attend and vote on the Management Seller’s or Optionholder Seller’s behalf at any such meeting,

in each case, as such Management Sellers’ Representative shall, in their absolute and unfettered discretion, deem to be necessary, desirable, incidental or expedient to execute and/or complete the Transaction;

(d)

arrange for the transfer of any sale proceeds (including Cash Consideration and Consideration Shares) owed to such Management Seller or Optionholder Seller in accordance with the terms of any Transaction Document (including any cash, shares and/or other consideration) and to make all necessary arrangements for the application of such proceeds (including any funds, shares or other consideration) received pursuant to such Transaction Document in accordance with the terms of such Transaction Document; and

(e)	without prejudice to the generality of the foregoing, deal with all matters relating to the Transaction, on such Management Seller’s or Optionholder Seller’s behalf,

provided at all times that:

(f)	such power of attorney to terminate on the date that is the tenth Business Day after the date of the termination of this Agreement but shall be irrevocable until such date;

(g)

no Management Sellers’ Representative may agree a variation of any Transaction Document on behalf of such Management Seller or Optionholder Seller in accordance with Clause 17.27 unless the relevant Management Sellers’ Representative, in good faith, considers it to be: (a) in the interests of the Management Sellers and Optionholder Sellers taken as a whole; and (b) not to the disadvantage of one Management Seller or Optionholder Seller over another; and

(h)

for the avoidance of doubt, the authority conferred by Clauses 14.6 and this Clause 14.7.1 does not permit any Management Sellers’ Representative to agree a variation of the Management Warranty Deed on behalf of a Management Seller or an Optionholder Seller; and

14.7.2

severally (but not jointly or jointly and severally) undertakes to indemnify on an after Tax basis each Management Sellers’ Representative against all costs, claims, expenses and liabilities incurred by that Management Sellers’ Representative as a result of the exercise or purported exercise of any power conferred on that Management Sellers’ Representative by this Agreement.

14.8

Each of the Purchaser and the Management Sellers and Optionholder Sellers acknowledge that a Management Sellers’ Representative, in exercising the powers and authorities conferred on him or her by Clauses 14.6 and 14.7, shall not be acting, or be construed as acting, as the agent or trustee on behalf of any Management Seller or Optionholder Seller and each of the Purchaser and the Management Sellers and Optionholder Sellers agree that each Management Sellers’ Representative shall be entitled to take any and all actions (subject always to the limitations set out in Clauses 14.7.1(g) and 14.7.1(h)) that may be necessary or desirable, as determined by each Management Sellers’ Representative in his or her absolute and unfettered discretion, and shall have no liability whatsoever to the Purchaser or any Management Seller or Optionholder Seller in relation to the exercise of those powers and authorities, save in the case of fraud or fraudulent misrepresentation by such Management Sellers’ Representative.

14.9

Notwithstanding Clause 14.8, the Purchaser shall be entitled, without further enquiry, to rely on the exercise of the powers and authorities conferred on the Management Sellers’ Representatives as if the relevant Management Seller or Optionholder Seller is exercising such powers and authorities. Where the Purchaser may, pursuant to this Agreement, deal with the Management Sellers’ Representatives only, the Purchaser shall be entitled, without further enquiry, to assume that any Management Sellers’ Representative is acting on behalf of all Management Sellers and Optionholder Sellers.

15	Pre-Completion Transfers

Nominee Transfer

15.1

Notwithstanding any other term of this Agreement, any Nominee (a “Transferring Nominee”) shall be entitled, by written notice to the Purchaser (“Nominee Substitution Notice”) to transfer all or part of such Nominee’s Management Sub-Topco Shares and/or Sale Shares to one or more replacement Nominee(s) (each a “Replacement Nominee”) nominated by it in the Nominee Substitution Notice and who has duly executed and delivered to the Purchaser and the Investor Sellers a Deed of Adherence in the capacity of a Nominee. With effect from the receipt by the Purchaser of the Nominee Substitution Notice and a Deed of Adherence executed by the Replacement Nominee in accordance with this Clause 15.1:

15.1.1

the Transferring Nominee shall transfer (and shall be deemed to have transferred) all the Transferring Nominee’s rights, obligations and liabilities under this Agreement as they relate to the Management Sub-Topco Shares and/or Sale Shares transferred to the Replacement Nominee in accordance with this Clause 15.1, to the Replacement Nominee, and the Replacement Nominee shall accept (and shall be deemed to have accepted) such transfer;

15.1.2

the Replacement Nominee and the Purchaser shall perform their respective obligations pursuant to this Agreement and be bound by the terms of this Agreement in every way as if the Replacement Nominee was the original party to this Agreement in place of the Transferring Nominee in relation to the to the Management Sub-Topco Shares and/or Sale Shares transferred to the Replacement Nominee in accordance with this Clause 15.1; and

15.1.3

the Purchaser shall release (and shall be deemed to have released) the Transferring Nominee, and the Transferring Nominee shall release (and shall be deemed to have released) the Purchaser, from all future obligations under (and any previous claims, losses or demands) under this Agreement as they relate to the Management Sub-Topco Shares and/or Sale Shares transferred to the Replacement Nominee,

(together, the “Nominee Transfer”).

15.2	The Parties acknowledge and agree that:

15.2.1	Clause 15.1 constitutes the Purchaser’s consent and approval of, and entry into, the Nominee Transfer; and

15.2.2	the execution of the Nominee Substitution Notice by the Transferring Nominee shall constitute the Transferring Nominee’s consent and approval of, and entry into, the Nominee Transfer.

15.3

The Investor Sellers and the Management Sellers’ Representatives may, by written notice to the Purchaser at any time prior delivery of the Final Completion Schedule to the Purchaser pursuant to Clause 7.9, vary the number of Management Sub-Topco Shares set out opposite the Nominee’s name in the Allocation Schedule, provided that the number of Management Sub-Topco Shares set out opposite the Nominee’s name in the Allocation Schedule shall not be greater than 2,065,359 C ordinary shares in the capital of Sub-Topco.

Warburg Pincus Transfer

15.4

Notwithstanding any other term of this Agreement, at any time prior to Completion, WP Triton Co-Invest L.P shall be entitled to transfer up to 8,000,000 of its Sale Shares to Pretzel Logic BV (or an Affiliate thereof), provided that Pretzel Logic BV or such Affiliate is an Accredited Investor and has first duly executed and delivered to the Investor Sellers and the Purchaser a Deed of Adherence in the capacity of an Other Seller and a joinder (in a form reasonably acceptable to the Purchaser) to the Purchaser Shareholders’ Agreement (the “Warburg Pincus Transfer”).

15.5	The Parties acknowledge and agree that Clause 15.4 constitutes the Purchaser’s and Sellers’ consent and approval of the Warburg Pincus Transfer.

Management Seller Transfer

15.6

Notwithstanding any other term of this Agreement, a Management Seller who ceases, or is or has given or received notice to cease, to be employed or engaged by the Group shall be entitled to: (i) at any time prior to completion of the Management Roll-up, transfer some or all of his Management Sub-Topco Shares; and (ii) at any time after the completion of the Management Roll-up but before Completion, transfer some or all of the Sale Shares received by him or his nominee in connection with the Management Roll-up, in each case to: (a) the Company; (b) the Nominee or replacement Nominee; (c) another Management Seller who is an Accredited Investor; and/or (d) any other employee of the Group who is an Accredited Investor and first duly executes and delivers to the Purchaser and Investor Sellers a Deed of Adherence in the capacity of a Management Seller (the “Management Seller Transfer”).

15.7	The Parties acknowledge and agree that Clause 15.6 constitutes the Purchaser’s and Sellers’ consent and approval of any Management Seller Transfer.

Options Issue

15.8	Notwithstanding any other term of this Agreement, at any time prior to completion of the Management Roll-up, additional Options may be granted to any person(s) employed or engaged (or expected to be employed or engaged, conditional upon such employment) by the Group who is an Accredited Investor and has duly executed and delivered to the Purchaser and Investor Sellers a Deed of Adherence in the capacity of an Optionholder Seller (the “Options Issue”); provided, that, notwithstanding the foregoing, the Company may, with the prior written consent of the Purchaser (not to be unreasonably withheld), grant an Option to a person who is an Unaccredited Investor but who nonetheless has sufficient knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of receiving the Consideration Shares, so long as the total number of Purchaser Share Recipients that are then Unaccredited Investors do not, and are not reasonably expected to, exceed 35.

15.9	The Parties acknowledge and agree that Clause 15.8 constitutes the Purchaser’s and Sellers’ consent and approval of any Option Issue.

16	Limited recourse

Recourse to Related Persons

16.1	Notwithstanding anything that may be expressed or implied in this Agreement, the Purchaser acknowledges and agrees that:

16.1.1

no recourse under this Agreement or under any documents, instruments or oral or written statements delivered in connection herewith may be had against any officer, employee or agent of any Seller, any direct or indirect holder of any equity interests or securities of any Seller (whether such holder is a limited or general partner, member, shareholder or otherwise), any Affiliate of any Seller, or any direct or indirect director, officer, employee, partner, Affiliate, member, agent, controlling person or representative of any of the foregoing (each such person or entity, a “Related Person”), whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding (including through attempted piercing of the corporate, limited partnership or limited liability company veil or any insolvency proceeding), or by virtue of any statute, regulation or other applicable law; and

16.1.2

no liability whatsoever will attach to, be imposed on or otherwise be incurred by any Related Person under this Agreement or any documents or instruments delivered in connection with this Agreement or with the Transaction or for any claim based on, in respect of or by reason of such obligations or by their creation notwithstanding that a Seller may be a partnership, limited partnership or limited liability company, in each case, provided that the Related Person is not themselves a Seller, in which case the provisions of this Clause 16.1 shall be without prejudice to the rights, liabilities and obligations of such Related Person in their capacity as a Seller under this Agreement.

17	General

Further assurances

17.1

On request by any Party, each Party shall, as promptly as reasonably practicable at its own cost and insofar as it is reasonably able, do or procure the doing of all such acts and execute or procure the execution of all such documents (in a form reasonably satisfactory to the requesting Party) as the requesting Party may reasonably consider necessary or appropriate to carry this Agreement into effect and to give the requesting Party the full benefit of it. The Parties agree and acknowledge that in the event of a conflict between the terms of this Clause 17.1 and Schedule 7, Schedule 7 shall prevail.

Termination

17.2	If this Agreement is terminated pursuant to Clauses 6.1 to 6.3 (inclusive) or 8.6.3 the Parties shall have no further obligations under this Agreement, provided that:

17.2.1	the Surviving Provisions (including Clauses 6.1 to 6.6 (inclusive)) shall survive termination; and

17.2.2

termination shall be without prejudice to any rights, liabilities or obligations that have accrued prior to termination, or to any other rights or remedies available under this Agreement, including any rights or liabilities with respect to any non-performance by any Party of any obligation falling due for performance prior to such termination.

17.3	Save for the termination provisions set out in Clauses 6.1 to 6.3 (inclusive) or 8.6.3, no Party is entitled to terminate this Agreement.

Tax

17.4

All sums payable under this Agreement or any of the Transaction Documents or for breach of any of the provisions of this Agreement or any of the Transaction Documents shall be paid free and clear of all deductions or withholdings whatsoever, save only as provided in this Agreement or any relevant Transaction Document or as required by applicable law.

17.5

If any deductions or withholdings are required by law to be made from any payment made under this Agreement to a Party (the “Payee Party”) by another party to this Agreement (the “Paying Party”) then, in the case of a Payer-Linked Deduction (but not otherwise), the Paying Party shall be obliged to pay the Payee Party such amount as will, after the deduction or withholding has been made, leave the Payee Party with the same amount as it would have been entitled to receive in the absence of such requirement to make a deduction or withholding. The Parties shall work together in good faith to reduce any such deductions or withholdings. For the purposes of this Clause, a “Payer-Linked Deduction” means any deduction or withholding imposed on the payment by the Paying Party which would not have arisen but for a connection of the payer with the jurisdiction imposing it, except for any such deduction or withholding imposed as a result of failure by the Payee Party to deliver any applicable withholding form that would be available and which such Payee Party is properly able to deliver to reduce or eliminate such deduction or withholding and excluding any deduction or withholding on account of an Option Employee Tax Liability and any deduction or withholding which is Permitted Leakage.

17.6	If a party is required by law to make a deduction or withholding as is referred to in Clause 17.5, that party shall:

17.6.1	make such deduction or withholding;

17.6.2	account for the full amount deducted or withheld to the relevant authority in accordance with applicable law; and

17.6.3	provide to the Payee Party the original, or a certified copy, of a receipt or other documentation evidencing the above.

17.7

The Parties intend and shall use all reasonable endeavours to secure that, to the extent permitted by law, neither the Change of Recommendation Break Fee nor the Long Stop Break Fee, if paid, being compensatory in nature, shall be treated for VAT purposes as consideration for a taxable supply.

17.8

Save as expressly stated elsewhere in this Agreement, any sum payable by the Purchaser to any Seller under or pursuant to this Agreement is exclusive of any applicable VAT. If any supply is treated as made for VAT purposes by any Seller or an Affiliate of any Seller to the Purchaser under or pursuant to this Agreement, and such Seller or the Affiliate of such Seller is required to account for VAT in respect of that supply, the Purchaser shall, subject to the receipt of a valid VAT invoice, pay to such Seller (in addition to any other consideration for that supply) an amount equal to such VAT. Such payment shall be made on demand or, if later, at the same time as any such consideration is payable.

17.9

If any Party (the “VAT Paying Party”) is required by this Agreement to reimburse or indemnify another person (the “VAT Payee Party”) for any Costs, the VAT Paying Party shall also reimburse the VAT Payee Party for any VAT incurred by the VAT Payee Party (or the representative member of any group for VAT purposes of which the VAT Payee Party is a member) in respect of those Costs, except for any VAT which is recoverable as input tax by the VAT Payee Party (or the representative member of any group for VAT purposes of which the VAT Payee Party is a member).

17.10

The Purchaser shall bear all stamp duties, stamp duty reserve tax, stamp duty land tax, notarial fees, sales Taxes, transfer Taxes or other similar taxes (each a “Transfer Tax”) payable in respect of the transfer of the Shares pursuant to this Agreement, and shall be responsible for arranging the payment of any such Transfer Taxes.

17.11

The Sellers shall procure that the Company shall, upon the Purchaser’s reasonable request, cooperate in good faith and to make any entity classification election pursuant to the United States Treasury Regulations under Section 7701 of the U.S. Tax Code in respect of any Group Company (other than the Company and Sub-Topco) at such time and pursuant to such documentation provided by the Purchaser; provided, however, that any Taxes and out-of-pocket costs and expenses (including, for the avoidance of doubt, any Taxes and out-of-pocket costs and expenses attributable to payments from Purchaser to a Group Company contemplated by this Clause 17.11) incurred in connection with any such actions or transactions shall be promptly paid or reimbursed by the Purchaser.

17.12

If either the Purchaser or any Seller is or becomes aware of any fact or circumstance that such party may reasonably expect would cause the sale and purchase of the Sale Shares pursuant to this Agreement to not qualify for the Intended Tax Treatment on the Completion Date, then such Party shall promptly notify the Purchaser and the Investor Sellers. The Sellers agree to procure that the Company provides information reasonably requested by Purchaser with respect to the Intended Tax Treatment; provided that in no event shall the Sellers or the Company be required to provide to Purchaser: (a) any information the Company or the Sellers determine in good faith is subject to attorney-client privilege or that it or they are not legally able to provide; or (b) any Indirect Holder Information. Unless otherwise agreed by the Investor Sellers and the Purchaser in writing, the Parties agree to treat and report the Transaction, for all United States federal and applicable state and local income Tax purposes (including on all applicable Tax returns), in accordance with the Intended Tax Treatment, except where such treatment or reporting would be contrary to a final determination by an applicable Taxation Authority or as required by Law.

17.13

Notwithstanding anything to the contrary contained in this Agreement, the Purchaser in its sole and absolute discretion shall be permitted to (but shall have no obligation to) make or cause any of its Affiliates (including the Group Companies) to make elections under Section 338 of the U.S. Tax Code with respect to the sale and purchase of the Sale Shares pursuant to this Agreement. The Sellers shall cooperate in good faith with the Purchaser and its Affiliates (including the Group Companies) with respect to the making of such elections, and Purchaser shall reasonably cooperate with Sellers to promptly inform them after such election is made and to provide Sellers information reasonably requested by them so that Sellers (or their direct or indirect equity holders) can comply with their tax reporting obligations as a result of such election. Prior to Completion, in the event issues or impediments arise with respect to making elections under Section 338 of the U.S. Tax Code for any or all of the Group Companies, the Sellers and the Purchaser agree to discuss and consider alternative structures, transactions and other actions that might be implemented in order to achieve U.S. Tax consequences comparable to those resulting from the Intended Tax Treatment and the making of elections under Section 338 of the U.S. Tax Code for all relevant Group Companies; provided, for clarity, that none of the Group Companies, the Sellers or the Purchaser shall be obligated to engage in any such alternative structure, transaction or other action to the extent that such person determines in good faith doing so would adversely impact such person or its direct or indirect owners.

17.14

The Sellers and the Company shall provide, or cause to be provided, to the extent permitted by applicable Law, any reasonably requested U.S. Tax Code Section 1445 or 1446(f) certificates with respect to any Group Company taking into account transactions contemplated by this Agreement.

17.15	Each Seller shall deliver on Completion a United States Internal Revenue Service (“IRS”) Form W-9 or an appropriate IRS Form W-8, as applicable.

Tax benefit gross-up

17.16

No later than eleven Business Days prior to the Scheduled Completion Date, the Company shall provide to Purchaser a schedule reflecting the Company’s good faith estimate of the additional U.S., federal (and applicable state and local) income Taxes of each of the Sellers (and their respective Indirect Holders, if applicable) attributable to Transaction, measured as the excess of: (a) the U.S. federal (and applicable state and local) income Taxes estimated to be due and payable by the Sellers as a result of the Transaction assuming that the Intended Tax Treatment applies (and taking into account any payments to be made pursuant to Clauses 17.16 to 17.19); over (b) the estimated U.S. federal (and applicable state and local) income Taxes that would have been due and payable by the Sellers assuming that the transaction were instead structured as a “reorganization” within the meaning of Section 368(a) of the Code in which Sellers would have received the Consideration Shares on a tax-deferred basis pursuant to Section 354 of the Code and would have received the Cash Consideration as “boot” described in Section 356 of the Code (such schedule, the “Estimated Tax Cost Schedule”). For the avoidance of doubt, such calculation shall assume that the Sellers and the Indirect Holders have no other relevant items of income, gain, loss, deduction or credit for U.S. federal (and applicable state and local) income Tax purposes.

17.17

The Sellers shall procure that the Company shall provide the Purchaser with supporting information reasonably requested by Purchaser in connection with the Purchaser’s review of the Estimated Tax Cost Schedule, provided that in no event shall the Company nor any of the Sellers be required to provide information as to: (a) the identity of any direct or indirect owners or beneficiaries of any Seller (such owners and/or beneficiaries, the “Indirect Holders”); (b) the marginal U.S. federal (and state and local) income tax rate applicable to any specific Indirect Holder; (c) the amount of the ownership interest of any specific Indirect Holder in any of the Sellers or in any other Indirect Holder; or (d) any other information with respect to any Seller or any Indirect Holder that the applicable Seller determines in good faith is confidential (collectively, “Indirect Holder Information”).

17.18

The Company shall consider in good faith any reasonable comments to the Estimated Tax Cost Schedule to the extent received no later than ten days prior to the Completion, provided that the Company shall not be required to incorporate any such comments with which the Company disagrees in good faith. The Estimated Tax Cost Schedule after taking into account any comments from Purchaser incorporated by the Company pursuant to this Clause 17.18 shall be the “Final Tax Cost Schedule”.

17.19

Subject to and conditional upon the Purchaser having not made a Section 338 Election Commitment in accordance with Clause 17.20, at the Completion, the Purchaser shall pay to the applicable Sellers the lesser of: (a) the aggregate additional U.S. federal (and applicable state and local) income Taxes with respect to such Sellers (and/or their applicable Indirect Holders) reflected in the Final Tax Cost Schedule; and (b) $11,000,000 (which amount, in the case of this sub-paragraph (b), shall be paid to Sellers as set out in the Final Tax Cost Schedule).

17.20

At any time prior to that date falling 20 Business Days prior to the Scheduled Completion Date, the Purchaser may by written notice to the Investor Sellers elect not to make an election under Section 338 of the U.S. Tax Code with respect to the sale and purchase of the Sale Shares pursuant to this Agreement (a “Section 338 Election Commitment”). Upon the Purchaser having made a Section 338 Election Commitment it shall not be permitted to make an election under Section 338 of the U.S. Tax Code with respect to the sale and purchase of the Sale Shares pursuant to this Agreement unless and until the Purchaser shall have paid to the appropriate Sellers the amounts payable pursuant to Clause 17.19 but for the Purchaser having made a Section 338 Election Commitment.

Costs

17.21

Except as expressly provided otherwise in this Agreement (including as items of Permitted Leakage), each Party shall bear its own costs and expenses in relation to the negotiation, preparation, execution and implementation of the Transaction Documents and the consummation of the Transaction, but this Clause 17.21 shall not prejudice any Party’s right to seek to recover costs in any litigation or other dispute resolution procedure arising in connection with any Transaction Document.

Assignment

17.22

Subject to Clause 17.23, no Party may assign, hold on trust, transfer, charge or otherwise deal with all or any part of its rights or obligations under this Agreement nor grant, declare, create or dispose of any right or interest in it without the prior written consent of the Purchaser and the Investor Sellers.

17.23

Subject to Clause 17.25, this Agreement and all or any of the benefits arising under it may be assigned or charged in whole or in part by the Purchaser to the Purchaser’s Group’s financial lenders or banks or other creditors or any member of their groups (including funds) or any security agent or trustee acting on their behalf as security agent, in each case for any financing or refinancing in respect of the Transaction (including any additional facilities, notes, bonds and hedging made available in connection with such financing or refinancing) and such benefit may further be assigned to any other financial institution or other creditors by way of security for the borrowings of the Purchaser’s Group resulting from any refinancing of the borrowings made under such financing or refinancing or to any person entitled to enforce such security or to any transferee under a valid enforcement of such security, any such assignment to be on terms such that, notwithstanding any such assignment in security, the Investor Sellers may deal with the Purchaser in connection with all matters arising under this Agreement (unless the Investor Sellers receive written notice of enforcement of the relevant security interest).

17.24

As soon as practicable after any assignment in accordance with Clause 17.23, the Purchaser shall procure that the Party that has assigned its rights will give written notice of the assignment to the Investor Sellers.

17.25

In the case of an assignment pursuant to Clause 17.23 above, the liability of any Party to such an assignee shall not be greater than it would have been had such assignment not taken place, and all the rights, benefits and protections afforded to a Party shall continue to apply to the benefit of that Party as against the assignee as they would have applied as against the assigning Party.

17.26	Any purported assignment, declaration of trust, transfer, sub-contracting, delegation, charging or dealing in contravention of Clause 17.22 is ineffective.

Variation

17.27

No variation of this Agreement (or of any other Transaction Document, save for the Management Warranty Deed) shall be valid unless it is in writing and signed by or on behalf of the Investor Sellers and the Purchaser and, if such variation is or may be adverse to any Management Seller or any Optionholder Seller, at least two Management Sellers’ Representatives.

Rights of third parties

17.28	By reason of the Contracts (Rights of Third Parties) Act 1999:

17.28.1	each employee, director, agent, officer or adviser of any Seller or of any of such Seller’s Affiliates shall have the right to enforce the relevant terms of Clause 9.7 and this Clause 17.28;

17.28.2	each Party’s Related Persons shall have the right to enforce the relevant terms of Clause 16.1, this Clause 17.28 and Clause 17.32;

17.28.3	the Relevant Persons shall have the right to enforce the terms of Clauses 11.3 to 11.6 (inclusive) and this Clause 17.28;

17.28.4	each relevant Group Company shall have the right to enforce Clause 11.3 and this Clause 17.28,

in each case subject to Clause 17.29.

17.29	The rights set out in Clause 17.28 are subject to:

17.29.1

the rights of the Parties to amend or vary this Agreement without the consent of any Related Person, Relevant Person or Group Company or any director, officer, employee, agent, adviser and representative of the Group Companies (in each case, except in its capacity as a Party); and

17.29.2	the other terms and conditions of this Agreement.

17.30	Except as provided in Clause 17.28, a person who is not a Party shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

Entire agreement

17.31

This Agreement and the Transaction Documents constitute the whole agreement between the Parties relating to the Transaction to the exclusion of any terms implied in law that may be excluded by contract. They supersede and extinguish any and all prior discussions, correspondence, negotiations, drafts, arrangements, understandings or agreements relating to the Transaction.

17.32	Each Party agrees and acknowledges that:

17.32.1	it is entering into the Transaction Documents in reliance solely on the statements made or incorporated in them;

17.32.2

no Party shall have any claim or remedy in respect of any statement, representation, warranty or undertaking made by or on behalf of the other Party (or any of its Related Persons) in relation to the Transaction which is not expressly set out in this Agreement or any other Transaction Document;

17.32.3

any terms or conditions implied by law in any jurisdiction in relation to the Transaction are excluded to the fullest extent permitted by law or, if incapable of exclusion, any right, or remedies in relation to them are irrevocably waived;

17.32.4

the only right or remedy of a Party in relation to any provision of this Agreement or any other Transaction Document shall (save as otherwise specified in this Agreement) be for breach of this Agreement or the relevant Transaction Document;

17.32.5

no Party (or any of its Related Persons or advisers) shall owe any duty of care or have any liability in tort, under the Misrepresentation Act 1967 or otherwise to the other Parties (or their respective Related Persons or advisers) in relation to the Transaction,

17.32.6

it is not entering into this Agreement in consequence of or in reliance on any unlawful communication as defined in section 30(1) of the Financial Services and Markets Act 2000 made by any other Party or any Party’s professional advisers;

17.32.7

except as expressly provided in this Agreement, it is entering into this Agreement solely in reliance on its own commercial assessment and investigation and advice from its own professional advisers; and

17.32.8	the other Parties are entering into this Agreement in reliance on the acknowledgements given in this Clause 17.32,

provided that this Clause 17.32 shall not exclude any liability for (or remedy in respect of) fraud or fraudulent misrepresentation by that Party. Each Party agrees to the terms of this Clause 17.32 on its own behalf and as agent for each of its Related Persons and advisers.

Inconsistency

17.33

If there is any conflict between the terms of this Agreement and any other agreement, this Agreement shall prevail (as between the Parties to this Agreement and as between any of their Affiliates) unless the Parties to this Agreement:

17.33.1	are also Parties to that other agreement and such other agreement expressly states that it overrides this Agreement in the relevant respect; or

17.33.2	expressly agree in writing that such other agreement shall override this Agreement in that respect.

17.34

Each of the Sellers acknowledges and agrees, for the benefit of each other Seller that the entry into the Transaction Documents and the completion of the Transaction is approved for all purposes under each

Shareholders’ Agreement to which such Seller is a party and the Articles pursuant to which such Seller holds any Sale Shares, and no Seller shall assert any claim against any other Seller pursuant to any Shareholders’ Agreement or Articles in respect of any action contemplated by the Transaction Documents.

Remedies

17.35

The rights and remedies conferred on any Party by, or pursuant to, this Agreement are cumulative, and, except as expressly provided in this Agreement, are in addition to, and not exclusive of, any other rights and remedies available to such Party at law or in equity. No single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy.

17.36

Each Party acknowledges and agrees that the rights of each Party to complete the Transaction are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their terms or are otherwise breached, immediate and irreparable harm or damage may be caused for which money damages may not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to seek to enforce specifically the terms and provisions of this Agreement or to seek an injunction restraining any breach or threatened breach of the provisions of this Agreement. If any proceedings are brought to enforce the provisions of this Agreement in circumstances where Completion has not occurred solely because the Purchaser has failed to comply with any of its Material Completion Obligations and the Sellers have otherwise complied or were ready, willing and able to comply with their respective Material Completion Obligations, no Party shall allege, and each Party hereby waives the defence, that there is an adequate remedy at law or that damages is an adequate remedy.

Waiver

17.37

Any waiver of any term or condition of this Agreement, waiver of any breach of any term or condition of this Agreement, or waiver of, or election whether or not to enforce, any right or remedy arising under this Agreement or at law, must be in writing and signed by or on behalf of the person granting the waiver, and no waiver or election shall be inferred from a Party’s conduct.

17.38	Any waiver of a breach of any term or condition of this Agreement shall not be, or be deemed to be, a waiver of any subsequent breach.

17.39	Failure to enforce any provision of this Agreement at any time or for any period shall not waive that or any other provision or the right subsequently to enforce all provisions of this Agreement.

17.40

Failure to exercise, or delay in exercising, any right or remedy shall not operate as a waiver or be treated as an election not to exercise such right or remedy, and single or partial exercise or waiver of any right or remedy shall not preclude its further exercise or the exercise of any other right or remedy.

Severance

17.41

Each of the provisions of this Agreement and the other Transaction Documents is severable. If any such provision is held to be or becomes invalid or unenforceable in any respect under the law of any jurisdiction, it shall have no effect in that respect and the Parties shall use all reasonable endeavours to replace it in that respect with a valid and enforceable substitute provision the effect of which is as close to its intended effect as possible.

Counterparts and duplicates

17.42

This Agreement may be executed in any number of counterparts, and by each Party on separate counterparts, but shall not be effective until each Party has executed and delivered at least one counterpart. Each counterpart constitutes an original, and all the counterparts together constitute one and the same agreement. If this Agreement is executed in duplicate, each duplicate constitutes an original. Delivery of a counterpart of this Agreement by e-mail attachment shall be an effective mode of delivery.

Governing law

17.43

This Agreement and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Agreement) are governed by and shall be construed in accordance with English law.

Jurisdiction

17.44

The Parties irrevocably agree that the courts of England shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Agreement or the negotiation of the transaction contemplated by this Agreement).

Agent for service of process

17.45	At the date of this Agreement:

17.45.1	Triton LuxTopHolding SARL has appointed Apax Partners LLP of 33 Jermyn Street, London SW1Y 6DN, United Kingdom;

17.45.2	WP Triton Co-Invest, L.P has appointed Warburg Pincus International LLC of Almack House, 28 King Street, London SW1Y 6QW, United Kingdom;

17.45.3	2683434 Ontario Limited has appointed Ontario Teachers’ Pension Plan (Europe) Limited of 10 Portman Square, W1H 6AZ, United Kingdom;

17.45.4	CPP Investment Board Private Holdings (4) Inc has appointed Canada Pension Plan Investment Board of 40 Portman Square, London, W1H 6LT, United Kingdom; and

17.45.5	the Purchaser has appointed Viasat UK Limited of Royal Pavilion, Tower 2, 4th Floor Wellesley Road Aldershot, GU11 1PZ, United Kingdom.

as its process agent to receive on its behalf service of any proceedings in respect of any dispute or claim that arises out of or in connection with this Agreement or its subject matter or formation (the “Process Agent”) in England. If such person ceases to be able to act as the Process Agent or no longer has an address in England, the relevant Party shall immediately appoint a replacement Process Agent and deliver to the Purchaser and each Investor Seller (if such Party is a Seller) or each Investor Seller (if such Party is the Purchaser) a notice setting out the new Process Agent’s name and address together with a copy of the new Process Agent’s acceptance of its appointment.

17.46	Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law.

Schedule 1

The Sellers

Part A

The Investor Sellers

(1) Name	(2) Address	(3) Shares
Triton LuxTopHolding SARL	1-3 boulevard de la Foire, L-1528 Luxembourg, Grand Duchy of Luxembourg	587,499,975
WP Triton Co-Invest, L.P	c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands	587,499,975
2684343 Ontario Limited	5650 Yonge Street, Suite 1200 Toronto, Ontario M2M 4H5, Canada	587,499,975
CPP Investment Board Private Holdings (4) Inc	1 Queen Street East, Suite, 2500 Toronto, Ontario M5C 2W5, Canada	587,499,975

Schedule 2

Pre-Completion undertakings

Part A: Conduct of the Group Companies pre-Completion

1.	During the Pre-Completion Period, in each case subject to Law and to the extent within their power to do so, each Seller shall procure that (unless otherwise permitted by paragraph 2 below):

1.1	the Group Companies carry on their business in the ordinary course of business in all material respects;

1.2	no Group Company:

1.2.1	allots or issues or transfers or agrees to allot or issue or transfer any share or loan capital other than from one Group Company to another Group Company;

1.2.2	grants any right to subscribe for any share or loan capital other than from one Group Company to another Group Company;

1.2.3	amends its constitutional documents (other than any Shareholders’ Agreement) or accounting reference date;

1.2.4	changes its residence for Tax purposes; or

1.2.5	creates any Encumbrance over the Sale Shares;

1.2.6	enters into any agreement or arrangement (whether in writing or otherwise) to do any of the foregoing or allow or permit any of the foregoing to occur; or

1.2.7	adopts, materially amends or terminates any material Benefit Plan, other than reasonably necessary or advisable to implement` the UK DB Plan Buyout; or

1.3	no Group Company, other than in the ordinary course of business:

1.3.1	enters into any new radio spectrum, satellite capacity, satellite coordination or similar agreement or materially alters the terms of any such existing agreement;

1.3.2	other than any Encumbrances arising by operation of Law, creates any Encumbrances over the shares, loan capital or assets of any Group Company;

1.3.3

acquires or disposes of any assets, business or undertakings or assumes or incurs liabilities, obligations or expenses (actual or contingent), other than an acquisition, disposal, assumption or incurrence (or, in each case, series of related actions), as the case may be, that has a net value or burden to the Group of less than US$25,000,000;

1.3.4

requests the cancellation of any material Permit or deliberately and knowingly takes any action or omits to take any action which would cause any material Permit not to be renewed, to the extent such action would, or would reasonably be likely to have, a material adverse effect on the financial condition, business or operation of the Group;

1.3.5

terminates or materially amends in a manner adverse to the Group the terms of any material policy of insurance covering any orbital assets of the Group and maintained by the Group at the date of this Agreement;

1.3.6

other than in connection with obtaining a Change of Control Consent, amends the terms of its borrowing or financial indebtedness in any material respect or creates or incurs borrowing or financial indebtedness other than the creation or incurrence of indebtedness of less than US$25,000,000;

1.3.7	enters into, varies, amends or terminates a Material Contract;

1.3.8	enters into, varies, amends or terminates any joint venture or partnership or agreement or arrangement for the sharing of profits (other than with another Group Company or as part of a Benefit Plan);

1.3.9

grants any increase in salary, wage rate, bonus or benefits to any employee which increases their remuneration by greater than 15% in the aggregate, other than in connection with a bona fide promotion of such employee;

1.3.10	compromises or settles any outstanding Tax enquiry, audit or challenge by, or any outstanding Tax litigation or dispute with, any Taxation Authority which involves more than US$25,000,000 of Tax;

1.3.11

enters into, terminates or amends in any material respect any consolidation, group, unity or loss-sharing arrangement for any Tax purposes, or makes or amends in any material respect any claim, election or option relating to Taxation or amends in any material respect of any Tax return, in each case, except as required by law or to the extent consistent with past practice of the relevant Group Company; or

1.3.12	enters into any agreement or arrangement (whether in writing or otherwise) to do any of the foregoing or allow or permit any of the foregoing to occur.

2.

Notwithstanding anything to the contrary in paragraph 1.2 of Part A of this Schedule 2 or any other provision of this Agreement or any other Transaction Document, no Seller or Group Company shall be prevented from, be required to obtain the Purchaser’s consent in relation to, or incur any liability as a result of, any act or omission:

2.1

approved by the Purchaser in writing, such approval not to be unreasonably withheld, conditioned or delayed, provided that where the Investor Sellers request the approval of the Purchaser pursuant to this paragraph, such approval will be deemed to have been given unless the Purchaser notifies the Investor Sellers in writing within ten Business Days of the relevant request that the Purchaser does not approve the relevant act or omission or, without prejudice to the Purchaser’s obligation not to unreasonably delay, requires further time to consider the requested approval;

2.2	required by the terms of any Transaction Document;

2.3

required by the terms of the Existing Financing Agreements or any loan document, supplemental indentures, instruments and other documents related thereto (including collateral documents with respect thereto) (as defined and/or referred to therein) as at the date of this Agreement;

2.4	necessary or desirable, in the reasonable opinion of the Investor Sellers, in order to comply with any requirement of applicable Law;

2.5	reasonably necessary or desirable to comply with a legally binding commitment in any Material Contract or contract;

2.6	reasonably required to implement any matter which was Disclosed to the Purchaser or its Affiliates or Representatives before or on the date of this Agreement;

2.7

reasonably required to implement any Pre-Completion Dividend (including any dividends or other distributions or returns of capital by Group Companies to enable Sub-Topco and/or the Company to pay any Pre-Completion Dividend);

2.8	reasonably required to implement the Management Roll-Up, the exercise of the Options or the issue of shares in connection with the Management Roll-Up or the exercise of the Options;

2.9	reasonably required to implement any Nominee Transfer, Management Seller Transfer, Warburg Pincus Transfer and/or Options Issue;

2.10	reasonably required to implement the UK DB Plan Buyout;

2.11	reasonably undertaken by any Group Company in an emergency or disaster situation with the primary intention of minimising any adverse effect of such situation on any Group Company;

2.12	in connection with the renewal, extension or renegotiation of any contract with any client of any Group Company in the ordinary course of business;

2.13	in connection with any action of any Group Company as contemplated in the business plan of the Group contained in document 3.3 of the Data Room;

2.14	constituting Permitted Leakage or is reasonably required for the purpose of implementing any Permitted Leakage;

2.15

required or advisable, or any action taken, or omitted to be taken, pursuant to applicable Law or any directive or guideline issued by a Governmental Entity or industry group, including such applicable Law, directive or guideline providing for business closures, sheltering-in-place or other restrictions that relates to, or arises out of, any pandemic, epidemic or disease outbreak; or

2.16

any action taken or omitted to be taken to, in the reasonable opinion of the Investor Sellers (having consulted with the Purchaser, to the extent reasonably practicable to do so) to protect the business, activities or assets of any Group Company that is responsive to any pandemic, epidemic or disease outbreak.

3.	In no circumstances is Clause 7 and this Schedule 2 intended to allow the Purchaser the ability to control the Group prior to Completion.

Part B: Purchaser pre-Completion undertakings

1.

Subject to paragraph 2 of Part B of this Schedule 2, during the Pre-Completion Period, in each case subject to Law and to the extent within its power to do so: (a) the Purchaser shall, and shall procure that each of member of the Purchaser’s Group shall, conduct its business in all material respects in the ordinary course of business; and (b) without prejudice to the generality of the foregoing sub-paragraph (a), the Purchaser shall not, and shall procure that no member of the Purchaser’s Group shall:

1.1	other than pursuant to the filing of the Purchaser Charter Amendment, amend any of the Purchaser Organisational Documents;

1.2

issue, deliver or sell, pledge, create an Encumbrance or authorise the issuance, delivery, sale, pledge or Encumbrance of, any shares of its capital stock or other Equity Securities of the Purchaser or any of its subsidiary undertakings, other than: (i) the issuance of any Purchaser Shares upon the exercise, vesting or settlement of Purchaser Equity Awards granted under any Purchaser Equity Plan or purchase of Purchaser Shares pursuant to the Purchaser ESPP; (ii) with respect to capital stock or other Equity Securities of any subsidiary undertakings of the Purchaser, in connection with any transaction: (a) solely among such subsidiary undertaking and the Purchaser and one or more of its wholly owned subsidiary undertakings; or (b) solely among such subsidiary undertaking and the Purchaser’s wholly owned subsidiary undertakings; (iii) the grant of Purchaser Equity Awards or other equity and equity-linked awards to employees, directors or individual independent contractors of the Purchaser or any of its subsidiary undertakings pursuant to the Purchaser’s equity compensation plans or the Purchaser ESPP, (iv) the issuance of Purchaser Shares in satisfaction of Purchaser’s employer matching contribution obligations under the Purchaser 401(k) Plan; (v) in connection with the issue of the Consideration Shares; (vi) the pledge or creation of Encumbrances of any Equity Securities of any subsidiary undertaking of the Purchaser granted in favour of any lender, administrative agent, collateral agent or collateral trustee under any: (A) Purchaser Financing Documents or (B) any export credit agency loan or associated collateral document entered into by the Purchaser or any of its subsidiary undertakings after the date of this Agreement; (vii) with the prior written consent of the Investor Sellers (not to be unreasonably withheld or delayed), the issue of Purchaser Shares in consideration for the acquisition, at fair market value (supported by an opinion from an investment bank of international standing to that effect), of the outstanding share capital of TrellisWare not currently owned by the Purchaser’s Group (a “TrellisWare Buy-Out”); (viii) the Purchaser may undertake one or more issues of Purchaser Shares where the amount of gross proceeds to the Purchaser from such issues does not, in aggregate, exceed US$500,000,000: (a) prior to the first anniversary of this Agreement, in each case with the prior written consent of the Investor Sellers, such consent not to be unreasonably withheld or delayed;

and (b) following the first anniversary of this Agreement, if the issue price per Purchaser Share as part of each such issue is not less than the Minimum Price; and (ix) the issuance of Equity Securities of TrellisWare to its employees, directors or individual contractors pursuant to equity compensation plans of TrellisWare, in each case consistent with past practice.

1.3

(i) split, combine or reclassify any shares of its capital stock (other than pursuant to any transaction: (a) solely among the Purchaser and one or more of its wholly owned subsidiary undertakings; (b) solely among the Purchaser’s wholly owned subsidiary undertakings; or (c) in the case of a subsidiary undertaking that is not wholly owned, where the Purchaser and its wholly owned subsidiary undertakings are treated proportionately); (ii) declare, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares of its capital stock or other Equity Securities of the Purchaser or any of its subsidiaries, other than dividends or distributions by a subsidiary undertaking of the Purchaser to the Purchaser or a wholly owned subsidiary undertaking of the Purchaser (or, where the relevant subsidiary undertaking is not wholly owned, where the Purchaser or a wholly owned subsidiary undertaking of the Purchaser receives at least its pro rata share of such dividend of distribution); or (iii) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its Equity Securities or any Equity Securities of any subsidiary undertaking of the Purchaser, other than (x) repurchases or withholding of Purchaser Shares in connection with the exercise, vesting or settlement of Purchaser Equity Awards (including in satisfaction of any amounts required to be deducted or withheld under Law) in accordance with the present terms of such Purchaser Equity Awards or, to the extent expressly permitted by this Agreement, granted after the date of this Agreement or (y) repurchases or withholding of shares of TrellisWare in accordance with the terms thereof (including in satisfaction of any amounts required to be deducted or withheld under Law);

1.4

propose or adopt any plan of merger, consolidation, reorganisation, liquidation, scheme or arrangement, tender offer or dissolution of the Purchaser or any of its Material Subsidiaries, file a petition in bankruptcy under any provisions of federal or state bankruptcy law on behalf of the Purchaser or any of its Material Subsidiaries or consent to the filing of any bankruptcy petition against the Purchaser or any of its Material Subsidiaries under any similar Law;

1.5	delist the Purchaser Shares from NASDAQ;

1.6

other than (i) in the ordinary course of business; or (ii) implementation of the TrellisWare Buy-Out in accordance with paragraph 1.2 above, acquire or dispose of any assets, business or undertakings having a value in excess of US$100,000,000;

1.7

other than (i) in the ordinary course of business; (ii) with respect to the Financing or any other financing transaction(s) undertaken by the Purchaser or any subsidiary undertaking after the date of this Agreement in an aggregate principal amount not to exceed US$700,000,000 (each, a “Permitted Interim Financing”); or (iii) borrowings under the Purchaser’s existing revolving credit facility, assume or incur liabilities, obligations or expenses (actual or contingent) in excess of US$25,000,000;

1.8

other than with respect to the Financing (and without prejudice to any other obligations of Purchaser set forth in this Agreement in connection with the Financing), borrowing under the Purchaser’s existing revolving credit facility, any Permitted Interim Financing or any financing of TrellisWare which is non-recourse to the Purchaser Group, amend the terms of its borrowing or financial indebtedness in any material respect (it being understood that an amendment that does not increase any obligations of the Purchaser Group in any material respect and does not restrict the ability to consummate the Transaction shall not contravene this paragraph 1.8) or create or incur borrowing or financial indebtedness outside the ordinary course of business in excess of US$25,000,000;

1.9

enter into, amend or terminate a material contract other than in the ordinary course of business (a material contract for the purposes of this paragraph shall be any contract involving a total annual income exceeding US$40,000,000 or a total annual expenditure exceeding US$40,000,000) (it being understood that this paragraph 1.9 shall not apply to any credit facility, indenture or other loan or associated collateral document relating to the Financing or any Permitted Interim Financing);

1.10	implement or adopt any stockholder rights plan or similar arrangement; or

1.11	enter into any agreement or arrangement (whether in writing or otherwise) or announce its intention or do any of the foregoing or allow or permit any of the foregoing to occur.

2.

Notwithstanding anything to the contrary in paragraph 1 of Part B of this Schedule 2, neither the Purchaser nor any member of the Purchaser’s Group shall be prevented from, be required to obtain the Investor Sellers’ consent in relation to, or incur any liability as a result of, any act or omission:

2.1

approved by the Investor Sellers in writing, such approval not to be unreasonably withheld, conditioned or delayed, provided that where the Purchaser requests the approval of the Investor Sellers pursuant to this paragraph, such approval will be deemed to have been given unless the Investor Sellers notify the Purchaser in writing within ten Business Days of the relevant request that the Investor Sellers do not approve the relevant act or omission or, without prejudice to the Investor Sellers’ obligations not to unreasonably delay, require further time to consider the requested approval;

2.2	required by the terms of any Transaction Document;

2.3	to the extent necessary or desirable, in the reasonable opinion of the Purchaser, in order to comply with any requirement of applicable Law;

2.4

required by the terms of any existing credit agreement, indenture or any loan document, supplemental indenture, instruments and other document related thereto (including collateral documents with respect thereto (as defined and/or referred to therein) as at the date of this Agreement, to the extent Disclosed or included in any filing made by the Purchaser with the SEC), to the Investor Sellers or their Affiliates or Representatives, before or on the date of this Agreement;

2.5

to the extent reasonably undertaken by any member of the Purchaser’s Group in an emergency or disaster situation with the primary intention of minimising any adverse effect of such situation on any member of the Purchaser’s Group (having consulted with the Investor Sellers, to the extent reasonably practicable to do so);

2.6	in connection with the renewal, extension or renegotiation of any contract with any client of the Purchaser or any subsidiary undertaking in the ordinary course of business;

2.7	reasonably necessary or advisable to implement any matter which was disclosed to the Investor Sellers or their Affiliates or Representatives, before or on the date of this Agreement;

2.8

in connection with any action of any member of the Purchaser’s Group as contemplated in the business plan of the Purchaser’s Group as at the date of this Agreement, to the extent Disclosed, or included in any filing made by the Purchaser with the SEC, to the Investor Sellers or their Affiliates or Representatives, before or on the date of this Agreement;

2.9

to the extent required pursuant to applicable Law or any directive or guideline issued by a Governmental Entity or industry group, including such applicable Law, directive or guideline providing for business closures, sheltering-in-place or other restrictions that relates to, or arises out of, any pandemic, epidemic or disease outbreak; or

2.10

to the extent necessary, in the reasonable opinion of the Purchaser (having consulted with the Investor Sellers, to the extent reasonably practicable to do so), protect the business, activities or assets of any member of the Purchaser’s Group that is responsive to any pandemic, epidemic or disease outbreak.

3.

Prior to the TrellisWare Buy-Out, each of the Purchaser’s obligations contained in this Part B of Schedule 2 shall be deemed to apply to TrellisWare as if it were a member of the Purchaser’s Group, provided that the Purchaser’s obligations shall be limited to the exercise its voting rights as a stockholder of TrellisWare, and procuring that any directors appointed to the board of TrellisWare exercise their respective director voting rights, in each case to cause TrellisWare to comply with this Part B of Schedule 2 to the extent consistent with their respective fiduciary duties under Delaware law.

Part C: Financing and other Seller pre-Completion undertakings

1.

During the Pre-Completion Period, each Seller shall procure that the Group Companies shall provide, to the Purchaser, at the Purchaser’s sole expense, such reasonable information and cooperation reasonably requested by the Purchaser in connection with the Purchaser Financing Documents and any proposed Permitted Interim Financing (including (without duplication)): (a) furnishing Purchaser and its financing sources with financial information and such other information regarding the Group Companies, including: (x) for the first three fiscal quarters of the fiscal year of Connect Bidco Limited, within 60 days (or such shorter period as the Purchaser and the Investor Sellers may agree, in each case acting reasonably, in order to support the Purchaser’s Group funding requirements during the Pre-Completion Period) after the end of each such fiscal quarter, a copy of the unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive loss and cash flows of Connect Bidco Limited (and/or its predecessor or direct or indirect parent, as applicable) and its subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, prepared in accordance with IASB IFRS consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; (y) within 90 days (or such shorter period as the Purchaser and the Investor Sellers may agree, in each case acting reasonably, in order to support the Purchaser’s Group funding requirements during the Pre-Completion Period) after the end of each fiscal year of Connect Bidco Limited, the audited consolidated balance sheet and audited consolidated statements of operations and comprehensive loss and cash flows of Connect Bidco Limited (and/or its predecessor or direct or indirect parent, as applicable) and its subsidiaries as of the end of and for such year, and related notes thereto, prepared in accordance with IASB IFRS consistently applied; and (z) such other information customarily provided to lenders or investors in connection with similar financings and in offering documents used in private placements of debt securities under Rule 144A of the Securities Act; (b) causing reasonable participation by the senior management team of the Group Companies in the marketing activities undertaken in connection with the marketing of the Financing, including, to the extent reasonably required: (x) assisting Purchaser in preparation of customary marketing materials, including preliminary offering circular, preliminary offering memorandum or preliminary private placement memorandum, investor presentations, bank information memoranda, confidential information memoranda, offering memoranda, marketing materials and any other lender presentation materials; and (y) delivery of customary authorization letters; (c) causing reasonable participation by senior management of the Group Companies in a reasonable number of, and assistance with the preparation of, rating agency presentations and “road shows”, due diligence sessions and meetings with prospective lenders, investors and rating agencies; (d) requesting that the Group Companies’ independent auditors cooperate with the Financing and any Permitted Interim Financing, to the extent consistent with customary practice, including by participating in accounting due diligence sessions and providing: (x) customary “comfort letters” (including customary “negative assurances”) for a private placement transaction and assistance with the due diligence activities of the initial purchasers and their representatives; (y) customary consents to the inclusion of audit reports in any relevant offering memoranda or other documents or filings; and (z) providing customary consents to references to the auditor as an expert in any offering memoranda or filings; (e) assisting Purchaser in the negotiation of credit agreements, indentures, pledge agreements, security agreements, other definitive financing agreements (including any schedules and exhibits thereto) and customary financing certificates and facilitating the pledging of collateral as of (but not prior to) Completion; (f) delivering notices of prepayment for the repayment in full of all Indebtedness to be repaid on the Completion Date, in each case, contingent upon the occurrence of the Completion Date; (g) furnishing to Purchaser and the financing sources promptly, and in any event at least three Business Days prior to the Completion Date (to the extent requested by Purchaser or debt financing sources at least ten Business Days prior to the Completion Date), all documentation and other information required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the requirements of 31 C.F.R. §1010.230); and (h) providing a customary solvency certification and taking reasonable corporate actions by the Group Companies, subject to and only effective upon the consummation of the transactions contemplated hereby, reasonably necessary to permit the consummation of the Financing; provided that nothing shall require such cooperation to the extent it would, or would be reasonably likely to: (i) interfere unreasonably with the business or operations of any Group Company; (ii) require any Group Company or its management to take any action that will conflict with or violate any Group Company’s organisational documents or any laws or result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or default under, any contract to which any Group Company is a party (including the Existing Financing Agreements); (iii) require any Group Company to enter into or approve any financing or purchase agreement; (iv) require any Group Company or any persons who are directors, officers or employees of the foregoing, to: (x) pass resolutions or consents (except those which are subject to the occurrence of Completion passed by directors or officers continuing in their positions following Completion); or (y) execute any document (except for the authorization letters and prepayment notices referred to above) or contract that is effective prior to the occurrence of Completion; (v) require any Group Company to disclose or provide any information in connection with the Financing, the disclosure of which, in the judgement of such Group Company upon advice of outside counsel, is subject to attorney-client privilege or could result in the disclosure of any trade secrets or the violation of any confidentiality obligation; (vi) require any Group Company to prepare, provide or deliver any Excluded Information; (vii) require any Group Company to bear any out of pocket cost or expense or pay any fee (in each case, unless otherwise reimbursed by the Purchaser) or provide any indemnity; or (viii) result in any officer or director of any Group Company incurring any personal liability with respect to any matters in connection with the Purchaser Financing Documents, in each case, prior to Completion, and provided further that none of the Group Companies shall be required to commit to take any action that would be effective prior to Completion.

2.

The Sellers shall procure that the Group Companies shall seek an amendment to the Existing Credit Agreement to permit the transactions contemplated by this Agreement or waive the “Change of Control” (as defined therein) resulting therefrom, and the Group Companies shall use their respective best endeavours (including customary consent solicitation and marketing processes) to effect such amendment (in form and substance reasonably satisfactory to the Purchaser) as soon as reasonably practicable after the date hereof, in each case at the Purchaser’s sole expense; provided that nothing in this paragraph shall require the Group Companies to undertake any action to the extent that it would, or would be reasonably likely to: (i) interfere unreasonably with the business or operations of any Group Company; (ii) require any Group Company or its management to take any action that will conflict with or violate any Group Company’s organisational documents or any laws or result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or default under, any contract to which any Group Company is a party (including the Existing Financing Agreements); (iii) require any Group Company to enter into or approve any financing or purchase agreement other than the Change of Control amendment; (iv) require any Group Company or any persons who are directors, officers or employees of the foregoing, to: (x) pass resolutions or consents (except those which are subject to the occurrence of Completion passed by directors or officers continuing in their positions following Completion); or (y) execute any document (except for the authorization letters and prepayment notices referred to above) or contract that is effective prior to the occurrence of Completion; (v) require any Group Company to disclose or provide any information in connection with the Change of Control amendment, the disclosure of which, in the judgement of such Group Company upon advice of outside counsel, is subject to attorney-client privilege or could result in the disclosure of any trade secrets or the violation of any confidentiality obligation; (vi) require any Group Company to prepare, provide or deliver any Excluded Information; (vii) require any Group Company to bear any out of pocket cost or expense or pay any fee (in each case, unless otherwise reimbursed by the Purchaser); or (viii) result in any officer or director of any Group Company incurring any personal liability with respect to any matters in connection with the Change of Control amendment, in each case, prior to Completion, and provided further that none of the Group Companies shall be required to commit to take any action that would be effective prior to Completion.

3.

The Purchaser shall indemnify and hold harmless each Group Company, each director, officer, employee, adviser and representative of the Group Companies and each Seller from and against any and all liabilities, Costs, claims, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Financing and any information (other than information furnished by or on behalf of any Group Company) utilised in connection with the Financing in each case prior to the Completion Date, except to the extent such liabilities, Costs, claims, interests, awards, judgments and penalties arise out of or in connection with fraud by a Seller or a Group Company.

4.

The Purchaser shall promptly, upon request by a Seller, reimburse the Group Companies for reasonable, documented out-of-pocket costs and expenses incurred by them in connection with such Group Companies’ cooperation pursuant to paragraph 1 of this Part C of Schedule 2.

5.

Notwithstanding anything in this Agreement to the contrary: (i) in no event shall Completion be conditioned or delayed, directly or indirectly, in whole or in part, on the arrangement or consummation of the Financing or any Permitted Interim Financing; and (ii) each Seller and the Group Companies shall be deemed to have satisfied their obligations under this Part C of Schedule 2 unless the Financing or Permitted Interim Financing, as applicable, has not been obtained because: (a) the Sellers and the Group Companies have breached their obligations under this Part C of Schedule 2; (b) The Purchaser has notified the Sellers and the Group Companies of such breach in writing, detailing reasonable steps to comply with this Part C of Schedule 2 in order to cure such breach; (c) the Sellers and the Group Companies have not taken such steps to promptly cure such breach or (in the case of the Financing only) otherwise cured such breach prior to the Long Stop Date; and (d) such breach has been a proximate cause of the Financing or Permitted Interim Financing, as applicable, not being obtained.

Schedule 3

Completion Obligations

Sellers’ Obligations

1.	On Completion:

1.1	each Seller shall deliver, or ensure that there is delivered, to the Purchaser (or make available to the Purchaser’s reasonable satisfaction):

1.1.1

share transfer forms with respect to the Shares duly executed by the registered holder(s) in favour of the Purchaser accompanied by the relevant share certificates (or an express indemnity in a form satisfactory to the Purchaser (acting reasonably) in the case of any certificate found to be missing);

1.1.2	the Registration Rights Agreement, duly executed by each Investor Seller;

1.1.3

if relevant and only if and to the extent so notified, the duly signed resignations in the Agreed Form (“Director Resignation Letter”) such persons notified by the Purchaser to the Investor Sellers not less than 10 Business Days prior to the Scheduled Completion Date, in respect of their directorships of any Group Company; and

1.1.4	the duly executed Deeds of Termination to which such Seller is a party.

1.2	The Sellers shall deliver

1.2.1	the register of members of the Company written up to as at the Completion Date showing the Purchaser as the holder of the Sale Shares; and

1.2.2	signed minutes of the board meeting of the Company at which the following matters are approved:

(A)	the registration of the transfers of the Sale Shares; and

(B)	the updating and delivery of the Company’s register of members in accordance with this Schedule.

Purchaser’s Obligations

2.	On Completion, the Purchaser shall:

2.1	pay by electronic funds transfer for value on the Completion Date an amount equal to the Seller Completion Cash Consideration Amount of each Seller to the relevant Seller Account;

2.2	deliver the Purchaser’s Group Completion Information;

2.3	make the payments set out in Clauses 3.4.2 and 3.4.3;

2.4

issue to each Seller such Sellers’ Seller Consideration Shares, in book-entry form (which shares shall bear a customary legend noting that such securities constitute restricted securities under the Securities Act), together with an executed certificate of the transfer agent of the Purchaser as to the book-entry issuance thereof;

2.5

unless a Change of Control Consent has been obtained at such time, pay or procure the payment of an amount sufficient to discharge the Outstanding Credit Agreement Debt to the bank account(s) as specified in the Payoff Letter;

2.6	deliver to the Investor Sellers the Registration Rights Agreement, duly executed by the Purchaser; and

2.7

only if and to the extent so-notified, appoint such persons to the Purchaser Board in accordance with the Purchaser Shareholders’ Agreement as the Investor Sellers may notify to the Purchaser not less than 10 Business Days prior to the Scheduled Completion Date; and

2.8	ensure, to the reasonable satisfaction of the Investor Sellers, that the Consideration Shares have been authorised for listing on the NASDAQ, subject to official notice of issuance.

General

3.

All documents and items delivered at Completion pursuant to this Schedule 3 shall be held by the recipient to the order of the person delivering the same until such time as Completion shall be deemed to have taken place. Simultaneously with:

3.1	delivery of all documents and all items required to be delivered at Completion (or waiver of the delivery of it by the person entitled to receive the relevant document or item); and

3.2	issue of the Consideration Shares in accordance with paragraph 2.4 of this Schedule 3; and

3.3	receipt of electronic funds transfers in accordance with paragraphs 2.1 and 2.5 of this Schedule 3,

the documents and items delivered in accordance with this Schedule 3 shall cease to be held to the order of the person delivering them, the Company shall record the transfer of the Sale Shares to the Purchaser in the register of members of the Company, and Completion shall be deemed to have taken place.

Schedule 4

Permitted Leakage

1.	the redemption of preference shares in the amount of US$570,000,000 paid by the Company on 26 February 2021;

2.	the redemption of preference shares in the amount of US$150,000,000 paid by the Company on 30 July 2021;

3.	any Pre-Completion Dividends permitted by Clause 7.5 and the Pre-Completion Dividend Interest Amount;

4.	the payment by any Group Company of ordinary-course directors’ fees and expenses, including where a notice payment is required under any director fee letter in force as at the date of this Agreement;

5.	any payment, or liability to pay, any Agreed Retention Bonuses in an aggregate amount not exceeding US$25,000,000;

6.	any payment, or liability to pay, any Permitted Bonuses;

7.

any payment or liability that is: (i) not a Seller Transaction Cost; and (ii) is incurred or paid in connection with the exercise of the Options, any Options Issue, and/or transfer of shares in connection with such exercise;

8.

any payment, or liability to pay, any Seller Transaction Costs in an aggregate amount not exceeding: (i) if Completion occurs prior to the first anniversary of this Agreement, US$75,000,000; or (ii) if Completion occurs on or after the first anniversary of this Agreement US$90,000,000;

9.

any payments to any of the Sellers in their capacity as employees, by way of employee remuneration, benefits or expenses, in each case in accordance with their service, employment or engagement agreement in force as at the date of this Agreement;

10.

any issue or transfer of any security (or any interest in any security) pursuant to and in accordance with the Group’s management equity incentive plan(s) on the terms of such plan as at the date of this Agreement, the grant of any loan by any Group Company in connection with such equity incentive plan(s) and/or any payment in connection with such equity incentive plan(s);

11.	any payments to the extent of any amounts accrued, reserved or provisioned in the Audited Accounts;

12.

any matter undertaken by or on behalf of any Group Company after the date of this Agreement at the written request or with the agreement (provided such agreement includes an acknowledgement that such matter shall constitute Permitted Leakage) of the Purchaser;

13.	any payment made or agreed to be made by or on behalf of any Group Company in connection with the terms of this Agreement or any other Transaction Document;

14.

any payment made or agreed to be made by or on behalf of any Group Company in respect of costs reasonably and properly incurred by any Management Seller or any Optionholder Seller on behalf of the Group Company in the ordinary and usual course of business and recharged to the Group Company;

15.	any Leakage refunded in cash (including any Tax paid or payable by the Group in respect of such Leakage) to the Group Companies (other than by any other Group Companies) prior to Completion;

16.	any matter which the Purchaser and the Investor Sellers agree in writing shall be Permitted Leakage; and

17.	any Tax payable by any Group Company in respect of or in consequence of any of the matters referred to in the paragraphs above.

Schedule 5

Additional Purchaser Commitments

1.	Definitions

In this Schedule 5:

“Exchange Act” means the United States Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder;

“Group” means a “group” as defined in Section 13(d) of the Exchange Act;

“Proxy Statement” means, collectively, the preliminary proxy statement and the definitive proxy statement of the Purchaser to be filed with the SEC and mailed to the Purchaser’s Shareholders in connection with the Purchaser Meeting (including any amendments or supplements to any such proxy statement);

“Purchaser Alternative Proposal” means any indication of interest, proposal or offer from any person or Group (other than the Investor Sellers) relating to any: (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Purchaser or any of its subsidiary undertakings (including securities of subsidiary undertakings) equal to 20% or more of the consolidated assets of the Purchaser, or to which 20% or more of the revenues or earnings of the Purchaser on a consolidated basis are attributable for the most recent fiscal year for which audited financial statements are then available; (ii) direct or indirect acquisition or issuance (whether in a single transaction or a series of related transactions) of 20% or more of any class of equity or voting securities of the Purchaser; (iii) tender offer, takeover offer or exchange offer that, if consummated, would result in such person or Group beneficially owning 20% or more of any class of equity or voting securities of the Purchaser; or (iv) merger, consolidation, share exchange, business combination, joint venture, reorganisation, recapitalisation, liquidation, dissolution or similar transaction involving the Purchaser or any of its subsidiary undertakings, under which such person or Group or, in the case of sub-paragraph (B) below, the shareholders or equityholders of any such person or Group would, directly or indirectly: (A) acquire assets equal to 20% or more of the consolidated assets of the Purchaser, or to which 20% or more of the revenues or earnings of the Purchaser on a consolidated basis are attributable for the most recent fiscal year for which audited financial statements are then available; or (B) immediately after giving effect to such transactions, beneficially own 20% or more of any class of equity or voting securities of the Purchaser;

“Purchaser Alternative Proposal NDA” has the meaning given in paragraph 5.d of this Schedule 5;

“Purchaser Approval Time” has the meaning given in paragraph 5.d of this Schedule 5;

“Purchaser Board” means the board of directors of the Purchaser from time to time;

“Purchaser Board Recommendation” has the meaning given in paragraph 4 of this Schedule 5;

“Purchaser Intervening Event” means any material event, change, effect, development or occurrence arising or occurring after the date of this Agreement that: (i) was not known or reasonably foreseeable, or the material consequences of which were not known or reasonably foreseeable, in each case to the Purchaser Board as of or prior to the date of this Agreement; (ii) does not relate to or involve any Purchaser Alternative Proposal; (iii) does not relate to the fact that, in and of itself, the Purchaser exceeds any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics, or changes or prospective changes in the market price or trading volume of the Purchaser Shares (it being understood that the underlying facts giving rise or contributing to such events may be taken into account in determining whether there has been a Purchaser Intervening Event if such facts are not otherwise excluded under this definition); and (iv) does not relate to any event or circumstance arising in connection with satisfying the Regulatory Conditions;

“Purchaser Meeting” has the meaning given in paragraph 4 of this Schedule 5;

“Purchaser Organisational Documents” means the certificate of incorporation (subject to amendment pursuant to the Purchaser Charter Amendment) and bylaws of the Purchaser;

“Purchaser Shareholder Approval” means the approval of the issuance of the Consideration Shares and the Purchaser Charter Amendment by the Purchaser’s Shareholders by the Requisite Purchaser Vote;

“Purchaser Superior Proposal” means any bona fide, written Purchaser Alternative Proposal (other than a Purchaser Alternative Proposal which has resulted from a violation of paragraph 5 of this Schedule 5) (with all references to “20%” in the definition of Purchaser Alternative Proposal being deemed to be references to “50%”) on terms that the Purchaser Board determines in good faith, after consultation with its financial advisor and outside legal counsel, and taking into account all the terms and conditions of the Purchaser Alternative Proposal that the Purchaser Board reasonably considers to be appropriate (including the identity of the person making the Purchaser Alternative Proposal and the expected timing and likelihood of completion, any governmental or other approval requirements (including divestitures and entry into other commitments and limitations), break-up fees, expense reimbursement provisions, conditions to completion and availability of necessary financing), would result in a transaction: (i) that, if completed, is more favourable to the Purchaser’s Shareholders from a financial point of view than the Transaction (taking into account any written proposal by the Investor Sellers to amend the terms of this Agreement); (ii) that is reasonably capable of being completed on the terms proposed; and (iii) for which financing, if a cash transaction (whether in whole or in part), is then fully committed or determined to be reasonably available by the Purchaser Board;

“Purchaser’s Shareholders” means the shareholders of the Purchaser from time to time;

“Requisite Purchaser Vote” means: (i) the approval of the issuance of the Consideration Shares by the affirmative vote of a majority of the votes cast; and (ii) the approval of the Purchaser Charter Amendment by the affirmative vote of a majority of the outstanding Purchaser Shares entitled to vote thereon, in each case, at a duly called and held meeting of the Purchaser’s Shareholders at which a quorum is present (in person or represented by proxy);

“SEC” means the US Securities and Exchange Commission;

“Securities Act” means the United States Securities Act of 1933, and the rules and regulations promulgated thereunder; and

“Third Party” means any person or Group other than the Sellers, the Company or any of their respective Affiliates (and their Representatives acting in such capacity).

2.	Stock Exchange Listing.

The Purchaser shall use its reasonable best endeavours to cause the Consideration Shares to be approved for listing on the NASDAQ, subject to official notice of issuance, prior to the Scheduled Completion Date.

3.	Proxy Statement

a.

As promptly as reasonably practicable after the date of this Agreement and, in any event prior to the date which is 120 days after the date of this Agreement (or such later date as the Purchaser and the Investor Sellers may agree, in each case acting reasonably), the Purchaser shall, with the assistance of the Investor Sellers, prepare and file with the SEC a Proxy Statement in a preliminary form relating to the Purchaser Meeting. The Purchaser shall use its reasonable best endeavours to ensure that the Proxy Statement complies in all material respects with the applicable provisions of the Securities Act and the Exchange Act and to promptly respond to any comments of the SEC or its staff. The Purchaser shall use its reasonable best endeavours to: (i) cause the Proxy Statement to be mailed to the Purchaser’s Shareholders as promptly as practicable after the earlier of: (A) in the event that the Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; or (B) in the event the Proxy Statement is reviewed by the SEC, the receipt of oral or written notification of completion of review by the SEC (the “Proxy Effectiveness”); and (ii) ensure that the Proxy Statement complies in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Purchaser Organisational Documents. The Purchaser shall also take any other action reasonably required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” laws, and the rules and regulations thereunder in connection with the issuance of Consideration Shares to the Sellers in connection with the Transaction (it being understood that the Consideration Shares when issued will constitute “restricted securities” under Rule 144 promulgated under the Securities Act).

b.

The Investor Sellers acknowledge that a substantial portion of the Proxy Statement will include disclosure regarding the Company and its subsidiary undertakings and their respective officers, directors and shareholders, and the Company’s business, management, operations and financial condition. Accordingly, the Investor Sellers shall cooperate on a reasonable basis with the Purchaser in the preparation of the Proxy Statement and the Sellers shall, upon request in writing from the Purchaser, promptly procure that the Purchaser is provided with all information concerning the Company, its subsidiary undertakings and their respective directors, officers, shareholders, employees, assets, liabilities, condition, business and operations and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of the Purchaser to any Governmental Entity or NASDAQ in connection with the Purchaser Shareholder Approval or issuance of the Consideration Shares, or any supplement or amendment thereto.

c.

The Purchaser shall promptly provide the Investor Sellers and the Sellers’ Solicitors with any comments or other communications, whether written or oral, that the Purchaser, or its counsel may receive from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments. Prior to the filing of the Proxy Statement with the SEC (including in each case any amendment or supplement thereto) or the dissemination thereof to the Purchaser’s Shareholders, or responding to any comments of the SEC with respect to the Proxy Statement, the Purchaser shall provide the Investor Sellers and the Sellers’ Solicitors a reasonable opportunity to review and comment on such Proxy Statement or response (including the proposed final version thereof), and the Purchaser shall give reasonable and good faith consideration to any comments made by the Investor Sellers or the Sellers’ Solicitors.

d.

If at any time prior to the Purchaser Meeting, any information relating to the Purchaser, the Company, any other Group Company, or any of their respective directors, officers or shareholders, should be discovered by the Purchaser or the Sellers that should be set forth in an amendment or supplement to the Proxy Statement so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the Investor Sellers (if such Party is the Purchaser) or the Purchaser (if such Party is a Seller) and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC by the Purchaser and disseminated to the Purchaser’s Shareholders, in each case as and to the extent required by Law.

4.	Purchaser Shareholder Approval

The Purchaser shall call and hold a meeting of its shareholders (the “Purchaser Meeting”) as soon as reasonably practicable after the Proxy Effectiveness, for the purpose of obtaining: (a) the Requisite Purchaser Vote required in connection with this Agreement and the Transaction; and (b) if so desired and mutually agreed between the Purchaser and the Investor Sellers, a vote upon other matters of the type customarily brought before a meeting of shareholders in connection with the Transaction. The Purchaser Meeting may be held virtually, subject to Law and the Purchaser Organisational Documents. The Purchaser agrees: (i) to provide the Investor Sellers with reasonably detailed periodic updates concerning proxy solicitation results on a timely basis; and (ii) to give written notice to the Investor Sellers one day prior to, and on the date of, the Purchaser Meeting, indicating whether, as of such date, sufficient proxies representing the Requisite Purchaser Vote have been obtained. Unless there has been a Purchaser Change of Recommendation in accordance with this Schedule 5, the Purchaser shall use its reasonable best endeavours to obtain from the Purchaser’s Shareholders, as applicable, the Requisite Purchaser Vote, including by communicating to the Purchaser’s Shareholders the Purchaser Board’s recommendation (and including such recommendation in the Proxy Statement) that the Purchaser’s Shareholders approve the Purchaser Shareholder Approval (the “Purchaser Board Recommendation”). Without the prior written consent of the Investor Sellers or as required by Law, the Purchaser Shareholder Approval shall be the only matter that the Purchaser shall propose to be acted on by the Purchaser’s Shareholders at the Purchaser Meeting and, prior to receipt of the Requisite Purchaser Vote, the Purchaser shall not submit any other proposal to the Purchaser’s Shareholders in connection with the Purchaser Meeting (including any proposal inconsistent with the approval of the Purchaser Shareholder Approval or the completion of the Transaction). If the Purchaser Board makes a Purchaser Change of Recommendation, it will not alter the obligation of the Purchaser to submit the approval of the Purchaser Shareholder Approval at the Purchaser Meeting to consider and vote upon, unless this Agreement shall have been terminated in accordance with its terms prior to the Purchaser Meeting.

5.	Non-Solicitation

a.

From the date of this Agreement until the earlier of Completion and the valid termination of this Agreement, the Purchaser shall not, and it shall cause its subsidiaries and use its reasonable best endeavours to cause its and their respective Representatives not to, directly or indirectly:

i.

solicit, initiate or take any action or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information to any person in connection with) the submission of any Purchaser Alternative Proposal or any indication, proposal or inquiry that would reasonably be expected to lead to a Purchaser Alternative Proposal;

ii.

enter into or participate in any discussions or negotiations with, furnish any non-public information relating to the Purchaser or any of its subsidiaries to or afford access to the business, properties, assets, books or records of the Purchaser or any of its subsidiaries to, any Third Party that the Purchaser knows is seeking to make (or may reasonably be likely to seek to make), or has made, a Purchaser Alternative Proposal;

iii.

(A) fail to make or withdraw or qualify, amend or modify in any manner adverse to the Investor Sellers, the Purchaser Board Recommendation; (B) fail to include the Purchaser Board Recommendation in the Proxy Statement; (C) recommend, adopt or approve or publicly propose to recommend, adopt or approve any Purchaser Alternative Proposal; (D) fail to publicly reaffirm (without qualification) the Purchaser Board Recommendation in a statement complying with Rule 14e-2(a) under the Exchange Act with regard to a Purchaser Alternative Proposal by the close of business on the tenth Business Day after the commencement of such Purchaser Alternative Proposal under Rule 14e-2(a) or (E) publicly propose to do any of the foregoing (any of the foregoing in this sub-paragraph iii, a “Purchaser Change of Recommendation”);

iv.

fail to enforce or grant any waiver or release under any standstill or similar agreement with respect to any class of Equity Securities of the Purchaser or any of its subsidiaries unless, in the case of any provision contemplated by this sub-paragraph (iv) that prohibits the making of a Purchaser Alternative Proposal, the Purchaser Board determines after consulting with its outside legal counsel that the failure to waive such provision would reasonably be expected to be inconsistent with its fiduciary duties under Law; or

v.

enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other agreement providing for or relating to a Purchaser Alternative Proposal (other than a Purchaser Alternative Proposal NDA).

b.	Nothing contained in this Agreement shall prevent the Purchaser Board from complying with Rules 14d-9 and 14e-2(a) under the Exchange Act with regard to a Purchaser Alternative

Proposal, provided that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have on this Agreement. For clarity, a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall not constitute a Purchaser Change of Recommendation.

c.

The Purchaser shall, and shall cause each of the members of the Purchaser’s Group and use its reasonable best endeavours to cause and its and their respective Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date of this Agreement with respect to any Purchaser Alternative Proposal or with respect to any indication, proposal or inquiry that would reasonably be expected to lead to a Purchaser Alternative Proposal. The Purchaser will promptly (and in each case within 24 hours from the date of this Agreement) request from each person (and such person’s Representatives) that has executed a confidentiality agreement in connection with its consideration of making a Purchaser Alternative Proposal to return or destroy (as provided in the terms of such confidentiality agreement) all confidential information concerning the Purchaser or any member of the Purchaser’s Group and shall promptly (and in each case within 24 hours from the date of this Agreement) terminate all physical and electronic data access previously granted to each such person.

d.

If at any time prior to the receipt of the Purchaser Shareholder Approval (the “Purchaser Approval Time”) (and in no event after the Purchaser Approval Time), the Purchaser Board receives a bona fide written Purchaser Alternative Proposal made after the date of this Agreement which has not resulted from a violation of this paragraph 5, the Purchaser Board, directly or indirectly through its Representatives, may: (i) contact the Third Party that has made such Purchaser Alternative Proposal solely to clarify (and not to engage in negotiations or discussions regarding) the material terms of such Purchaser Alternative Proposal and inform such Third Party of the provisions contained in this paragraph 5; (ii) engage in negotiations or discussions with such Third Party that has made an unsolicited bona fide written Purchaser Alternative Proposal, and furnish to such Third Party and its Representatives non-public information relating to the Purchaser or any member of the Purchaser’s Group pursuant to a confidentiality agreement with terms no less favourable to the Purchaser in any material respect than those contained in the Confidentiality Agreement (such confidentiality agreement, the “Purchaser Alternative Proposal NDA”), provided that all such non-public information (to the extent that such information has not been previously provided or made available to the Investor Sellers) is provided or made available to the Investor Sellers, as the case may be, substantially concurrently with the time it is provided or made available to such Third Party and provided further that prior to and as a condition of taking any actions described in this sub-paragraph (iii), the Purchaser Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that: (A) the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under Law; and (B) such Purchaser Alternative Proposal either constitutes or is reasonably likely to result in a Purchaser Superior Proposal.

e.

The Purchaser shall notify the Investor Sellers promptly (but in any event within 24 hours) if any Purchaser Alternative Proposal or any indication, proposal or inquiry that would reasonably be expected to lead to a Purchaser Alternative Proposal is received by the Purchaser, its Affiliates or any of its or their respective Representatives. Each such notice shall be provided in writing and shall identify the Third Party making, and, to the extent applicable, the material terms and conditions (including price) of, any such Purchaser Alternative Proposal, indication, inquiry, proposal or request (including any changes thereto and, if applicable, copies of any written requests, proposals or offers, including proposed agreements). Following such initial notice, the Purchaser shall keep the Investor Sellers reasonably and promptly informed of the status and details of any such Purchaser Alternative Proposal, indication, inquiry, proposal or request (including any changes thereto), including the status of any such discussions or negotiations, and shall promptly (but in no event later than 24 hours after receipt) provide to the Investor Sellers copies of all material correspondence and written materials sent or provided to the Purchaser or any member of the Purchaser’s Group that describes any terms or conditions of any Purchaser Alternative Proposal (as well as written summaries of any material oral communications addressing such matters). Neither the Purchaser nor any member of the Purchaser’s Group will enter into any agreement with any person which prohibits the Purchaser from providing any information to the Investor Sellers in accordance with, or otherwise complying with, this paragraph 5.

f.

Notwithstanding paragraph 5.a.iii of this Schedule 5 (but subject, as applicable, to having complied and continuing to comply with the remainder of this paragraph 5), prior to the Purchaser Approval Time (and in no event after the Purchaser Approval Time), the Purchaser Board may make a Purchaser Change of Recommendation if: (i) (x) in the case of such an action taken in connection with a Purchaser Alternative Proposal, the Purchaser Alternative Proposal has not been withdrawn and the Purchaser Board determines in good faith, after consultation with its financial advisor and outside legal counsel that such Purchaser Alternative Proposal constitutes a Purchaser Superior Proposal; or (y) in the case of a Purchaser Change of Recommendation that is not in response to and does not otherwise involve or relate to a Purchaser Alternative Proposal, there has been a Purchaser Intervening Event; and (ii) the Purchaser Board determines in good faith, after consultation with its financial advisor and outside legal counsel that the failure to take such action would reasonably be expected to be inconsistent with its directors’ fiduciary duties under Law.

g.

The Purchaser Board shall not take, and shall prevent the Purchaser or any of its Representatives from taking, any of the actions contemplated by paragraph 5.f of this Schedule 5 unless prior to taking such action: (i) the Purchaser has notified the Investor Sellers, in writing at least four Business Days before taking such action, that the Purchaser intends to take such action, which notice attaches, in the case of a Purchaser Change of Recommendation pursuant to paragraph 5.f(i) of this Schedule 5 in response to a Purchaser Superior Proposal, the most current version of each proposed contract providing for or related to such Purchaser Superior Proposal (including any contract relating to financing or expense reimbursement) and the identity of the Third Party(ies) making the Purchaser Superior Proposal or, in the case of a Purchaser Intervening Event, a reasonably detailed description of the facts relating to such Purchaser Change of Recommendation; (ii) if requested by the Investor Sellers, during such four Business Day period, the Purchaser and its Representatives shall have discussed and negotiated in good faith with the Investor Sellers (to the extent that the Investor Sellers desire to so discuss or negotiate) regarding any proposal by the Investor Sellers to amend the terms of this Agreement in response to such Purchaser Superior Proposal or other potential Purchaser Change of Recommendation; and (iii) after such four Business Day period, the Purchaser Board determines in good faith, after consultation with its financial advisor and outside legal counsel and taking into account any written proposal by the Investor Sellers to amend the terms of this Agreement, that: (A) in the case of any such action in connection with a Purchaser Alternative Proposal, such Purchaser Alternative Proposal continues to constitute a Purchaser Superior Proposal; and (B) the failure to take such action would continue to reasonably be expected to be inconsistent with its fiduciary duties under Law (it being understood and agreed that in the event of any amendment to the financial terms or other material terms of any such Purchaser Superior Proposal, a new written notification from the Purchaser consistent with that described in sub-paragraph (i) of this paragraph 5.g shall be required, and a new notice period under sub-paragraph (i) of this paragraph 5.g shall commence, during which notice period the Purchaser shall be required to comply with the requirements of this paragraph 5.g anew, except that such new notice period shall be for two Business Days (as opposed to four Business Days)). After delivery of such written notice pursuant to this paragraph 5.g, the Purchaser shall promptly keep the Investor Sellers reasonably informed of all material developments affecting the material terms of any such Purchaser Superior Proposal and shall provide the Investor Sellers with copies of any additional, material written materials received that relate to such Purchaser Superior Proposal.

Schedule 7

Regulatory Obligations

1.

The Parties shall, and shall procure that their Affiliates shall, each be responsible for the preparation of all notifications required to be made by such Party in connection with the Transaction (including any notifications required in connection with the acquisition of securities of the Purchaser) pursuant to the HSR Act. The Parties shall, and shall procure that their Affiliates shall, use best endeavours to file and submit all necessary or advisable notifications, filings, draft filings (where the initial submission of draft filings is required or advisable) or other documentation required in connection with the Transaction pursuant to the HSR Act (including any HSR Act notifications required in connection with the acquisition of securities of the Purchaser), and in connection with the satisfaction of the Regulatory Conditions, to any Governmental Entity:

a.	in respect of notifications pursuant to the HSR Act, within 10 Business Days of the date of this Agreement (unless the Purchaser and the Investor Sellers agree to a later date);

b.

in respect of all other filings required to be made to commence the initial, phase one or equivalent step, as the case may be, relating to each of the Regulatory Conditions, as soon as reasonably practicable following the date of this Agreement and in any event within 90 days thereof (unless the Purchaser and the Investor Sellers agree to a later date, in each case such agreement not to be unreasonably withheld, delayed or conditioned); and

c.	within any statutory filing deadlines that are applicable,

and each Party shall bear its own costs and expenses in relation to such notifications or filings. The Purchaser shall be responsible for 100% of all filing fees payable to any Governmental Entity in connection with the satisfaction of the Regulatory Conditions.

2.

In connection with the Condition set out in paragraph 11.b of Part B of Schedule 6, the Parties shall prepare and submit, as promptly as practicable, all required notices to the DCSA and any other applicable Governmental Entity pursuant to the National Industrial Security Program Operating Manual (codified at 32 C.F.R. part 117) (together with any supplements, amendments or revised editions thereof, the “NISPOM”) and any other applicable national or industrial security regulations, and shall cooperate in submitting, as promptly as practicable, all appropriate filings, notices, applications or similar notifications or documents required or advisable in order to obtain such approvals of DCSA or any other Governmental Entity as may be required for the Parties to mitigate FOCI under any U.S. national industrial security requirements (collectively, the “FOCI Requirements”) and to maintain all facility security clearances and personnel security clearances issued by DCSA. The Parties shall notify DCSA of the Agreement as required under the NISPOM, and the Parties shall engage in any additional discussions or provide any additional materials requested by DCSA and other relevant Governmental Entities to address the FOCI Requirements. If requested by DCSA, Purchaser agrees to enter into a commitment letter with DCSA or agree to any other FOCI mitigation instrument that DCSA may require.

3.

The Purchaser shall, and shall procure that each member of the Purchaser’s Group shall, use its and their respective Best Endeavours to ensure that the Regulatory Conditions are fulfilled promptly as reasonably practicable after the date of this Agreement and, in any event, prior to the Long Stop Date. For the purpose of this paragraph 3, “Best Endeavours” shall oblige the Purchaser to use, and to procure that each member of the Purchaser’s Group uses, its best endeavours to fulfil the Regulatory Conditions, including making all notifications and filings and taking all steps and agreeing to any conditions, undertakings and/or commitments or similar measures, in each case which relate to the Purchaser, its Affiliates or the Group Companies and which are required in connection with, or in order to satisfy the Regulatory Conditions, other than in respect of any notifications or filings made by any Seller in accordance with paragraph 1, provided that such efforts shall not require the Purchaser or any member of the Purchaser’s Group to agree or commit to, effect or implement any of the actions set forth on Attachment 1 to this Schedule 7.

4.

The Company, the Sellers and their respective subsidiaries and Affiliates: (i) shall not, without the Purchaser’s prior written consent; and (ii) shall, if requested in writing by the Purchaser, in each case of (i) and (ii), offer, negotiate, agree or commit to, effect or implement any of the actions described in paragraph 3, provided that any such actions shall be conditional upon Completion occurring.

5.

Without prejudice to each Party’s primary responsibility under applicable Law to submit any notifications or filings in connection with the Regulatory Conditions, the Parties shall each use their respective best endeavours to:

a.

make all such notifications and filings in connection with the Transaction with the relevant Governmental Entities (including with any filings in respect of communications licences and consents) as promptly as reasonably practicable and in accordance with any and all applicable time limits;

b.

progress all notifications and filings necessary and desirable in connection with the Transaction with the relevant Governmental Entities (including with any filings in respect of communications licences and consents) as promptly as reasonably practicable and in accordance with any and all applicable time limits;

c.

provide all information in its possession which is requested or required by a Governmental Entity in connection with the Transaction as promptly as reasonably practicable and in any event in accordance with any applicable time limits;

d.

promptly notify the Investor Sellers (if such Party is the Purchaser) or the Purchaser (if such Party is a Seller) (and provide copies or, in the case of non-written communications, details) of any material communications with or from any Governmental Entity in connection with the Transaction, unless requested not to do so by the Governmental Entity or prohibited by Law;

e.

to the extent reasonably practicable, communicate, whether in writing or verbally, with any Governmental Entity in respect of the Transaction only after prior consultation with the Investor Sellers (if such Party is the Purchaser) or the Purchaser (if such Party is a Seller), and include the other Parties in all such communications, unless requested not to do so by the Governmental Entity or prohibited by Law;

f.

provide the Investor Sellers (if such Party is the Purchaser) or the Purchaser (if such Party is a Seller) and any other professional adviser(s) nominated by the other Parties with a draft of all substantive submissions, notifications, filings and other communications to be submitted to any Governmental Entity in connection with the Transaction, including any supporting documentation or information reasonably requested prior to submission to provide comments and take account of any comments of the Investor Sellers (if such Party is the Purchaser) or the Purchaser (if such Party is a Seller) and any other professional adviser(s) nominated by the Investor Sellers (if such Party is the Purchaser) or the Purchaser (if such Party is a Seller) on such drafts prior to their submission provided that such submissions may be redacted as necessary to address legal privilege or confidentiality concerns or to comply with applicable Law and that portions of such submissions that are competitively sensitive may be designated as “outside regulatory counsel only”;

g.

allow persons nominated by the Investor Sellers (if such Party is the Purchaser) or the Purchaser (if such Party is a Seller) to attend all meetings (and participate in all telephone or other conversations) with any Governmental Entity in connection with the Transaction and to make oral submissions at such meetings (or telephone or other conversations), and to be included in all written communications with any Governmental Entity, except where expressly prohibited by a Governmental Entity;

h.	as promptly as reasonably practicable after receipt of each such approval or consent required to satisfy any of the Regulatory Conditions or after expiry of any relevant waiting period in connection with the Transaction, notify the Investor Sellers (if such Party is the Purchaser) or the Purchaser (if such Party is a Seller); and

i.

regularly review with the Investor Sellers (if such Party is the Purchaser) or the Purchaser (if such Party is a Seller) the progress of any notifications or filings to any Governmental Entity in connection with the Transaction.

6.

Without prejudice to the Purchaser’s obligations pursuant to paragraph 3, the Parties agree and acknowledge that the Purchaser shall control and lead all actions, decisions and strategy for obtaining all approvals, authorisations, consents, clearances and waiting period expirations or terminations in connection with the Transaction, and for satisfying the Regulatory Conditions, including but not limited to: (a) determining and directing the timing, nature and substance of all filings, notifications, statements, submissions, advocacy and communications to Governmental Entities and other persons; (b) controlling, leading and determining the strategy for all dealings and communications, both oral and written, with Governmental Entities; (c) making all final determinations as to the appropriate course of action with respect to the Regulatory Conditions and Governmental Entities; and (d) determining whether to pull and refile any notification or filing, to extend any waiting or review period or to enter into any commitment or agreement (including any timing agreement) with, any Governmental Entity in connection with the timing of, or consummation of, the Transaction, provided that in connection with all such actions, decisions and strategy, Purchaser shall consult in advance with the Investor Sellers and give due consideration to the views of the Investor Sellers.

7.

The Sellers shall provide the Purchaser and any Governmental Entity with any information and documents reasonably required or requested by the Purchaser to assist the Purchaser in fulfilling the Regulatory Conditions as promptly as reasonably practicable, provided that such information and documents may be redacted as necessary to address legal privilege, to address confidentiality concerns, or to comply with applicable Law and that portions of such information and documents that are competitively sensitive may be designated as “outside regulatory counsel only” and provided as such.

IN WITNESS WHEREOF this Agreement has been duly executed by the Parties as a deed and is intended to be and is hereby delivered on the date first above written.

EXECUTED and DELIVERED	)
as a DEED by	)
VIASAT, INC.	)	/s/ Richard Baldridge
Name: Richard Baldridge
Title: President and Chief Executive Officer

in the presence of

Witness Signature:	)
	)	/s/ Hector Sants

Witness Name:		Hector Sants

Witness Address		Latham & Watkins LLP

99 Bishopsgate

London

Witness Occupation:		Solicitor

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED	)
as a DEED by	)
TRITON LUXTOPHOLDING	)	/s/ Laurent Thailly
SARL		Name: Laurent Thailly
Title: Authorised Signatory

in the presence of

Witness Signature:	)
	)	/s/ Sarah Verlende

Witness Name:		Sarah Verlende

Witness Address		14-16, Avenue Pasteur

L-2310 Luxembourg

Witness Occupation:		Senior Associate

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED	)
as a DEED by	)
CPP INVESTMENT BOARD	)	/s/ Hafiz Lalani
PRIVATE HOLDINGS (4)		Name: Hafiz Lalani
INC.		Title: Authorized Signatory
)
)
	)	/s/ Pascal Keutgens
Name: Pascal Keutgens
Title: Authorized Signatory

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED	)
as a DEED by	)
WP TRITON CO-INVEST,	)	/s/ David Sreter
L.P.		Name: David Sreter
Title: Authorised Signatory
By: Warburg Pincus (Callisto-
A) Global Growth (Cayman),
L.P., its general partner

By: Warburg Pincus (Cayman)
Global Growth GP, L.P., its
general partner

By: Warburg Pincus (Cayman)
Global Growth GP LLC, its
general partner

By: Warburg Pincus Partners II
(Cayman), L.P., its managing
member

By: Warburg Pincus (Bermuda)
Private Equity GP Ltd., its
general partner

in the presence of

Witness Signature:	)
	)	/s/ Christen Olds

Witness Name:		Christen Olds

450 Lexington Ave., New York, NY

Witness Address

Witness Occupation:		Assistant

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED	)
as a DEED by	)
2684343 ONTARIO LIMITED	)	/s/ Eric Hargrave
Name: Eric Hargrave
Title: Authorised signatory

in the presence of

Witness Signature:	)
	)	/s/ Shikha Sethi

Witness Name:		Shikha Sethi

Witness Address		10 Portman Square, London W1H 6AAZ

Witness Occupation:		Solicitor

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED	)
as a DEED by	)
RAJEEV SURI	)	/s/ Alison Horrocks
by Alison Horrocks		Attorney
under power of attorney

in the presence of

Witness Signature:	)
	)	/s/ Kerry Chipchase

Witness Name:		Kerry Chipchase

Witness Address		99 City Road

London

Witness Occupation:		Chartered Secretary

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED	)
as a DEED by	)
TONY BATES	)	/s/ Alison Horrocks
by Alison Horrocks		Attorney
under power of attorney

in the presence of

Witness Signature:	)
	)	/s/ Kerry Chipchase

Witness Name:		Kerry Chipchase

Witness Address		99 City Road

London

Witness Occupation:		Chartered Secretary

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED as a DEED by ALISON HORROCKS	) ) )	/s/ Alison Horrocks

in the presence of

Witness Signature:	) )	/s/ Kerry Chipchase

Witness Name:		Kerry Chipchase

Witness Address		99 City Road

London

Witness Occupation:		Chartered Secretary

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED	)
as a DEED by	)
PETER HADINGER	)	/s/ Alison Horrocks
by Alison Horrocks		Attorney
under power of attorney

in the presence of

Witness Signature:	)
	)	/s/ Kerry Chipchase

Witness Name:		Kerry Chipchase

Witness Address		99 City Road

London

Witness Occupation:		Chartered Secretary

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED	)
as a DEED by	)
RONALD SPITHOUT	)	/s/ Alison Horrocks
by Alison Horrocks		Attorney
under power of attorney

in the presence of

Witness Signature:	)
	)	/s/ Kerry Chipchase

Witness Name:		Kerry Chipchase

Witness Address		99 City Road

London

Witness Occupation:		Chartered Secretary

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED	)
as a DEED by	)
PHILIP BALAAM	)	/s/ Alison Horrocks
by Alison Horrocks		Attorney
under power of attorney

in the presence of

Witness Signature:	)
	)	/s/ Kerry Chipchase

Witness Name:		Kerry Chipchase

Witness Address		99 City Road

London

Witness Occupation:		Chartered Secretary

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED	)
as a DEED by	)
JASON SMITH	)	/s/ Alison Horrocks
by Alison Horrocks		Attorney
under power of attorney

in the presence of

Witness Signature:	)
	)	/s/ Kerry Chipchase

Witness Name:		Kerry Chipchase

Witness Address		99 City Road

London

Witness Occupation:		Chartered Secretary

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED	)
as a DEED by	)
SUSAN MILLER	)	/s/ Alison Horrocks
by Alison Horrocks		Attorney
under power of attorney

in the presence of

Witness Signature:	)
	)	/s/ Kerry Chipchase

Witness Name:		Kerry Chipchase

Witness Address		99 City Road

London

Witness Occupation:		Chartered Secretary

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED	)
as a DEED by	)
NATASHA DILLON	)	/s/ Alison Horrocks
by Alison Horrocks		Attorney
under power of attorney

in the presence of

Witness Signature:	)
	)	/s/ Kerry Chipchase

Witness Name:		Kerry Chipchase

Witness Address		99 City Road

London

Witness Occupation:		Chartered Secretary

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED	)
as a DEED by	)
TODD ANDREW McDONELL	)	/s/ Alison Horrocks
by Alison Horrocks		Attorney
under power of attorney

in the presence of

Witness Signature:	)
	)	/s/ Kerry Chipchase

Witness Name:		Kerry Chipchase

Witness Address		99 City Road

London

Witness Occupation:		Chartered Secretary

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED	)
as a DEED by	)
BRINTON KING	)	/s/ Alison Horrocks
by Alison Horrocks		Attorney
under power of attorney

in the presence of

Witness Signature:	)
	)	/s/ Kerry Chipchase

Witness Name:		Kerry Chipchase

Witness Address		99 City Road

London

Witness Occupation:		Chartered Secretary

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED	)
as a DEED by	)
JAT BRAINCH	)	/s/ Alison Horrocks
by Alison Horrocks		Attorney
under power of attorney

in the presence of

Witness Signature:	)
	)	/s/ Kerry Chipchase

Witness Name:		Kerry Chipchase

Witness Address		99 City Road

London

Witness Occupation:		Chartered Secretary

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED	)
as a DEED by	)
BARRY FRENCH	)	/s/ Alison Horrocks
by Alison Horrocks		Attorney
under power of attorney

in the presence of

Witness Signature:	)
	)	/s/ Kerry Chipchase

Witness Name:		Kerry Chipchase

Witness Address		99 City Road

London

Witness Occupation:		Chartered Secretary

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED	)
as a DEED by	)
ANDREW SUKAWATY	)	/s/ Alison Horrocks
by Alison Horrocks		Attorney
under power of attorney

in the presence of

Witness Signature:	)
	)	/s/ Kerry Chipchase

Witness Name:		Kerry Chipchase

Witness Address		99 City Road

London

Witness Occupation:		Chartered Secretary

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED	)
as a DEED by	)
ROBERT C. KEHLER	)	/s/ Alison Horrocks
by Alison Horrocks		Attorney
under power of attorney

in the presence of

Witness Signature:	)
	)	/s/ Kerry Chipchase

Witness Name:		Kerry Chipchase

Witness Address		99 City Road

London

Witness Occupation:		Chartered Secretary

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED	)
as a DEED by	)
RUPERT PEARCE	)	/s/ Alison Horrocks
by Alison Horrocks		Attorney
under power of attorney

in the presence of

Witness Signature:	)
	)	/s/ Kerry Chipchase

Witness Name:		Kerry Chipchase

Witness Address		99 City Road

London

Witness Occupation:		Chartered Secretary

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED	)
as a DEED by	)
FREDRIK GUSTAVSSON	)	/s/ Alison Horrocks
by Alison Horrocks		Attorney
under power of attorney

in the presence of

Witness Signature:	)
	)	/s/ Kerry Chipchase

Witness Name:		Kerry Chipchase

Witness Address		99 City Road

London

Witness Occupation:		Chartered Secretary

(Signature Pages – Share Purchase Agreement)

EXECUTED and DELIVERED	)
as a DEED by	)
CONNECT TOPCO LIMITED	)	/s/ Gonzague de Lhoneux
in its capacity as		Name: Gonzague de Lhoneux
NOMINEE		Title: Director

in the presence of

Witness Signature:	)
	)	/s/ Tomas Vrba

Witness Name:		Tomas Vrba

Witness Address		Flat 20 Burleigh House, Westking Place

London WC1H 8AQ

Witness Occupation:		Financial analyst

(Signature Pages – Share Purchase Agreement)

Annex B

November 7, 2021

Board of Directors

Viasat, Inc.

6155 El Camino Real

Carlsbad, California 92009

Members of the Board of Directors:

We understand that Viasat, Inc., a Delaware corporation (the “Company”), proposes to enter into a Share Purchase Agreement, dated as of November 7, 2021 (the “Agreement”), with the Investor Sellers and the Management Sellers, each as defined in the Agreement (collectively, the “Sellers”), pursuant to which the Company will acquire all of the ordinary shares of US$1.00 each (collectively, the “Shares”) in the capital of Connect Topco Limited, a private company limited by shares and incorporated in Guernsey (the “Target”), from the Sellers (such transaction, the “Transaction”) in exchange for (i) US$850,000,000 in cash, less the Aggregate Notified Leakage Amount and the Aggregate Pre-Completion Dividend Amount (each as defined in the Agreement), if any (the “Cash Consideration”), and (ii) 46,363,636 fully paid and nonassessable shares of common stock, par value US$0.0001 per share, of the Company (together with the Cash Consideration, collectively, the “Consideration”). The terms and conditions of the Transaction are fully set forth in the Agreement.

You have asked us for our opinion as to the fairness, from a financial point of view, to the Company of the Consideration to be paid by the Company for the Shares in the Transaction. In arriving at the opinion set forth below, we have, among other things:

(i)	reviewed certain publicly available information concerning the business, financial condition and operations of the Target and the Company;

(ii)

reviewed certain internal information concerning the business, financial condition and operations of the Target and the Company prepared and furnished to us by the management of the Company and the Target;

(iii)

reviewed certain internal financial analyses, estimates and forecasts relating to the Target, including projections for calendar years 2021 through 2026 that were prepared by the management of the Target, and adjusted and approved for our use by the management of the Company (the “Target Projections”);

(iv)

reviewed certain internal financial analyses, estimates and forecasts relating to the Company, including projections for calendar years 2021 through 2026 that were prepared, and approved for our use, by the management of the Company (collectively, the “Company Projections” and, together with the Target Projections, the “Projections”);

(v)

reviewed certain transaction synergies estimated by management of the Company and the Target to result from the Transaction, that were prepared, and approved for our use, by management of the Company (the “Synergy Estimates”);

(vi)	held discussions with members of senior management of the Company and Target concerning, among other things, their evaluation of the Transaction and the Company’s and the Target’s

businesses, operating and regulatory environments, financial conditions, prospects and strategic objectives;

(vii)	reviewed the potential pro forma financial impact of the Transaction on the financial performance of the Company;

(viii)	compared certain financial information for the Company and the Target with similar publicly available financial and stock market data for certain other companies that we deemed to be relevant;

(ix)	compared the proposed financial terms of the Transaction with publicly available financial terms of certain other business combinations that we deemed to be relevant;

(x)	reviewed the Agreement; and

(xi)	performed such other financial studies, analyses and investigations, and considered such other matters, as we deemed necessary or appropriate for purposes of rendering this opinion.

In preparing this opinion, with your consent, we have relied upon and assumed the accuracy and completeness of the foregoing information and all other information discussed with or reviewed by us, without independent verification thereof. We have assumed, with your consent, that the Projections and Synergy Estimates, and the assumptions underlying the Projections and the Synergy Estimates, and all other financial analyses, estimates and forecasts provided to us by the Company’s management, have been reasonably prepared in accordance with industry practice and represent the Company management’s (or, in the case of the Target Projections, the Target’s management’s) best currently available estimates and judgments as to the business and operations and future financial performance of the Company and the Target and the other matters covered thereby. We have relied, at the direction of the Company, on the assessments of the Company’s management as to the Target’s ability to achieve the Target Projections and have been advised by the Company, and have assumed that the Target Projections will be realized in the amounts and at the times projected. With the consent and at the direction of the Company, we did not take into account any revenues, operating expenditures or capital expenditures for the Company relating to or resulting from the Company’s Viasat-4 program during the forecast period. We assume no responsibility for and express no opinion as to the Projections or the Synergy Estimates, the assumptions upon which they are based or any other financial analyses, estimates and forecasts provided to us by the Company’s management. We have also assumed that there have been no material changes in the assets, financial conditions, results of operations, businesses or prospects of the Company or the Target since the respective dates of the latest financial statements made available to us. We have relied, with your consent, on the Company management’s representations and/or projections regarding taxable income and tax attributes of the Company and the Target after giving effect to the Transaction, including standalone net operating loss and R&D tax credit utilization. We have also relied, with your consent, on the Company management’s guidance regarding normalized long-term capital expenditure levels of the Company and the Target. We have further relied, with your consent, upon the assurances of the Company’s management that they are not aware of any facts that would make the information, representations and projections provided by them or by Target’s management inaccurate, incomplete or misleading.

We have not been asked to undertake, and have not undertaken, an independent verification of any information provided to or reviewed by us, nor have we been furnished with any such verification and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not conduct a physical inspection of any of the properties or assets of the Company or the Target. We did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of the Company or the Target, nor have we been furnished with any such evaluations or appraisals, nor have we evaluated the solvency of the Company or the Target (or the impact of the Transaction thereon) under any applicable laws.

We also have assumed, with your consent, that the final executed form of the Agreement will not differ in any material respects from the draft reviewed by us and that the consummation of the Transaction will be effected in accordance with the terms and conditions of the Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Target, the Company or the contemplated benefits of the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals. We are not legal, tax or regulatory advisors and have relied upon without independent verification the assessment of the Company and its legal, tax and regulatory advisors with respect to such matters.

We have not considered the relative merits of the Transaction as compared to any other business plan or opportunity that might be available to the Company or the effect of any other arrangement in which the Company might engage and our opinion does not address the underlying decision by the Company to engage in the Transaction. Our opinion is limited to the fairness as of the date hereof, from a financial point of view, to the Company of the Consideration to be paid by the Company for the Shares in the Transaction, and our opinion does not address any other aspect or implication of the Transaction, the Agreement, or any other agreement or understanding entered into or to be entered into in connection with the Transaction or otherwise. We further express no opinion or view as to the fairness of the Transaction to the holders of any class of securities, creditors or other constituencies of any party. We also express no opinion as to the fairness (financial or otherwise) of the amount or nature of the compensation to any officers, directors or employees, or any class of such persons of any party to the Transaction, whether relative to the Consideration to be paid by the Company or otherwise.

Our opinion is necessarily based upon economic, market, monetary, regulatory and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We express no opinion as to the prices or trading ranges at which the Company stock will trade at any time.

This opinion has been approved by a fairness committee of PJT Partners LP in accordance with established procedures. This opinion is provided solely to the Board of Directors of the Company, in its capacity as such, in connection with and for the purposes of its evaluation of the Transaction only and is not a recommendation as to any action the Board of Directors should take with respect to the Transaction or any aspect thereof. This opinion does not constitute a recommendation to any holder of Company stock as to how any stockholder should vote or act with respect to the Transaction or any other matter. This opinion is not to be quoted, referenced, summarized, paraphrased or excerpted, in whole or in part, in any registration statement, prospectus or proxy or information statement, or in any other report, document, release or other written or oral communication prepared, issued or transmitted by the Board of Directors, including any committee thereof, or the Company, without our prior written approval. However, a copy of this opinion may be included, in its entirety, as an exhibit to any proxy statement the Company is required to file with the Securities and Exchange Commission and distribute to its stockholders in connection with the Transaction. Any summary of or reference to this opinion or the analysis performed by us in connection with the rendering of this opinion in such documents shall require our prior written approval.

We are acting as financial advisor to the Company with respect to the Transaction and will receive a fee from the Company for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse us for out-of-pocket expenses and to indemnify us for certain liabilities arising out of the performance of such services (including the rendering of this opinion).

In the ordinary course of our and our affiliates’ businesses, we and our affiliates may provide investment banking and other financial services to the Company, the Target, the Sellers or any of their respective affiliates and may receive compensation for the rendering of these services. During the two years preceding the date of this opinion, we and certain of our affiliates are advising or have advised the Company, certain affiliates of the Target and certain affiliates of the Sellers, for which we and our affiliates have received or may in the future receive customary compensation. Such services during such period have included: (i) previously advising the Company, through PJT Camberview, in connection with corporate governance and shareholder engagement matters unrelated to the Transaction; (ii) previously advising Inmarsat Plc, a subsidiary of the Target, in connection with its December 2019 sale to the Target (which is the holding company for the Inmarsat group of companies); and (iii) advising certain affiliates (including certain portfolio companies) of the Sellers in connection with various financial advisory and restructuring services unrelated to the Transaction.

*            *             *

Based on and subject to the foregoing, we are of the opinion, as investment bankers, that, as of the date hereof, the Consideration to be paid by the Company for the Shares in the Transaction is fair to the Company from a financial point of view.

Very truly yours,

/s/ PJT Partners LP
PJT Partners LP

Annex C

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of November 8, 2021 by and among Viasat, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule I hereto and any additional investor that becomes a party to this Agreement in accordance with the terms hereof. Capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in the Share Purchase Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Company is party to that certain Share Purchase Agreement, dated as of the date hereof (as it may be amended from time to time by the parties thereto, the “Share Purchase Agreement”), by and among the Company and the entities and individuals set forth in Schedule 1 thereto (the “Sellers”), pursuant to which the Sellers will sell to the Company the entire issued and outstanding share capital of Connect Topco Limited, a private company limited by shares and incorporated in Guernsey (the “Target”), in exchange for the right to receive cash consideration and a number of Purchaser Shares as set forth in the Share Purchase Agreement (the “Transaction”), all upon the terms and subject to the conditions set forth in the Share Purchase Agreement.

WHEREAS, as a result of the consummation of the transactions contemplated by the Share Purchase Agreement (the “Closing”), each of the Investor Sellers, each of which is currently a stockholder of the Target, will become a stockholder of the Company and will cease to be a stockholder of the Target.

WHEREAS, in connection with the transactions contemplated by the Share Purchase Agreement, the parties hereto desire to enter into this Agreement, to be effective upon the consummation of the Transaction.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Definitions. For purposes of this Agreement:

(a) “Acquisition Proposal” shall mean any proposal, offer, inquiry, indication of interest or expression of intent (whether binding or non-binding, and whether communicated to the Company, the Board or publicly announced to the Company’s stockholders or otherwise) by any Person or Group relating to an Acquisition Transaction.

(b) “Acquisition Transaction” shall mean any transaction or series of related transactions involving: (i) (x) any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination or other similar transaction) or purchase from the Company or any of its subsidiaries that would result in any Person or Group Beneficially Owning fifty percent (50%) or more in interest of the total outstanding equity securities of the Company or any of its subsidiaries (measured by voting power or economic interest), or (y) any tender offer, exchange offer or other secondary acquisition that would result in any Person or Group Beneficially Owning fifty percent (50%) or more in interest of the total outstanding equity securities of the Company or any of its subsidiaries (measured by voting power or economic interest), or (z) any merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of its subsidiaries that would result in the stockholders of the Company immediately preceding such transaction (the “Pre-Transaction Stockholders”) Beneficially Owning less than fifty percent (50%) in interest of the total outstanding equity securities in the surviving or resulting entity of such transaction (measured by voting power or economic interest); (ii) any sale, transfer or other disposition of business(es) or assets that constitute fifty percent (50%) or more of the consolidated assets or revenues of the Company; or (iii) any liquidation or dissolution of the Company.

(c) “Activist Stockholder” shall mean, as of any date of determination, a Person (other than the Investor Stockholders and their Affiliates) that has, directly or indirectly through its Affiliates, whether individually or as a member of a Group, within the three-year period immediately preceding such date of determination (i) called or publicly sought to call a meeting of the stockholders or other equityholders of any Person not publicly approved (at the time of the first such action) by the board of directors or similar governing body of such Person, (ii) publicly initiated any proposal for action by stockholders or other equityholders of any Person initially publicly opposed by the board of directors or similar governing body of such Person, (iii) publicly sought election to, or to place a director or representative on, the board of directors or similar governing body of a Person, or publicly sought the removal of a director or other representative from such board of directors or similar governing body, in each case which election or removal was not recommended or approved publicly (at the time such election or removal is first sought) by the board of directors or (iv) publicly disclosed any intention, plan or arrangement to do any of the foregoing.

(d) “Affiliate” shall mean, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person. “Affiliate” with respect to the Investor Stockholders shall not include the Company or its subsidiaries. As used in this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(e) “Apax Funds” shall mean (i) Apax IX USD Co-Investment L.P., (ii) Apax IX USD L.P., (iii) Apax IX EUR L.P. and (iv) Apax IX EUR Co-Investment L.P.

(f) “Apax Stockholders” shall mean Triton LuxTopHolding SARL together with its successors and any Permitted Transferee that becomes a party hereto pursuant to Section 3.

(g) “Beneficially Own” shall have the meaning set forth in Rule 13d-3 of the rules and regulations under the Exchange Act.

(h) “Board” shall mean the Board of Directors of the Company.

(i) “Company Competitor” shall mean those competitors of the Company identified on Schedule III to this Agreement.

(j) “Company Organizational Documents” shall mean the Second Amended and Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on September 26, 2000, and the Second Amended and Restated Bylaws of the Company, effective as of December 2, 2012, in each case as may be amended, supplemented, restated or otherwise modified from time to time, including pursuant to the Purchaser Charter Amendment to be filed on or prior to the date of the Closing.

(k) “Confidential Information” shall mean all non-public information (irrespective of the form of communication, and irrespective of whether obtained prior to, on or after the date hereof) obtained by or on behalf of the Investor Stockholders or their Representatives from the Company or its Representatives, in connection with the Beneficial Ownership of Purchaser Shares or through the rights granted pursuant to this Agreement, other than information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by the Investor Stockholders or their Representatives, (ii) was or becomes available to the Investor Stockholders or their Representatives on a non-confidential basis from a source other than the Company or its Representatives; provided, that the source thereof is not bound by an obligation of confidentiality with respect to such information, (iii) is independently developed by the Investor Stockholders or their Representatives without the use of or reference to any such information that would otherwise be Confidential Information hereunder and (iv) is obtained by, or is available to, an Investor Director in his or her capacity as such and which is not shared with any Investor Stockholder or their Representatives (other than any other Investor Director in his or her capacity as such).

(l) “CPPIB Stockholders” shall mean CPP Investment Board Private Holdings (4) Inc. together with its successors and any Permitted Transferee that becomes a party hereto pursuant to Section 3.

(m) “Director” shall mean a member of the Board of Directors of the Company.

(n) “Excluded Matter” shall mean (i) the issuance of Purchaser Shares in connection with any merger, consolidation or business combination of the Company, (ii) any action, proposal or matter related to Acquisition Proposal, (iii) any action, proposal or matter related to Acquisition Transaction, (iv) any Adverse Effect Matter or (v) the issuance of Purchaser Shares or other securities of the Company (including securities convertible into or exercisable for Purchaser Shares) for which a stockholder vote is required under Nasdaq Rules 5635(a), 5635(b) or 5635(d) or NYSE Rules 312.03(b) or 312.03(c) (or any successor or equivalent provisions).

(o) “Governance Committee” shall mean the Nomination, Evaluation and Corporate Governance Committee of the Board.

(p) “Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder.

(q) “Group Member” shall mean, with respect to any specified Person, any Affiliate of the specified Person that, directly or indirectly, is controlled by, or controls, the specified Person and includes any Person with respect to which the specified Person is a direct or indirect subsidiary.

(r) “Investor Director” shall mean the persons listed on Schedule II hereto, or any other Director collectively designated by the Investor Stockholders in accordance with the terms hereof.

(s) “Investor Stockholder” shall mean any of the Apax Stockholders, CPPIB Stockholders, OTPP Stockholders and Warburg Stockholders.

(t) “Lock-Up Period” shall mean the period beginning on the Closing and ending on the date that is one hundred eighty (180) days after the date of the Closing.

(u) “Necessary Action” shall mean, with respect to a specified result, all actions (to the extent such actions are permitted by law and do not conflict with the terms of this Agreement) reasonably necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Purchaser Shares, (ii) executing agreements and instruments, (iii) causing the members of the Board to take such actions (to the extent allowed by Delaware law) and/or (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations, publications or similar actions that are required to achieve such result.

(v) “OTPP Stockholders” shall mean 2684343 Ontario Limited together with its successors and any Permitted Transferee that becomes a party hereto pursuant to Section 3.

(w) “Permitted Transferee” shall mean, with respect to any Person, (i) any Affiliate of such Person (provided that any subsequent event, change in circumstance or transaction that would result in such Permitted Transferee no longer being an Affiliate of such Person shall constitute a subsequent Transfer that shall be subject to the requirements of this Agreement), (ii) with respect to any Person that is an investment fund, vehicle or similar entity, any direct or indirect limited partner or investor in such investment fund, vehicle or similar entity (provided, however, that in no event shall any “portfolio companies” (as such term is customarily used in the private equity industry) of any Investor Stockholder or any entity that is controlled by a “portfolio company” of an Investor Stockholder constitute a Permitted Transferee), (iii) in the case of any Person who is an individual, (x) any successor by death or (y) any trust, partnership, limited liability company or similar entity solely for the benefit of such individual or such individual’s spouse or lineal descendants, provided that such individual acts as trustee, general partner or managing member and retains the sole power to direct the voting and disposition of the transferred Purchaser Shares. In no event shall any Prohibited Transferee or any of its Affiliates constitute a Permitted Transferee and (iv) with respect to WP Triton Co-Invest LP, Pretzel Logic BV or any Affiliate thereof (the “WP Transferee”).

(x) “Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

(y) “Prohibited Transferee” shall mean any Person who, to the knowledge of the Investor Stockholders, is (i) a Company Competitor, (ii) an Activist Stockholder, (iii) a Person who at the time of such Transfer Beneficially Owns more than five percent (5%) of the then issued and outstanding Purchaser Shares, or (iv) a Person who, immediately following such Transfer, would Beneficially Own more than five percent (5%) of the then issued and outstanding Purchaser Shares; provided, that the foregoing sub-sections (iii) and (iv) shall not apply to any Person that has filed, or has a current obligation to file, a report on Schedule 13G with the SEC in respect of its ownership of any class of equity securities of the Company.

(z) “Significant Holder Period” shall mean the period beginning on the date of the Closing and ending on the first Business Day following the latest of the date on which (i)(x) for purposes of Section 5 only, the Investor Stockholders collectively Beneficially Own a number of Purchaser Shares less than fifteen percent (15)% of the then issued and outstanding Purchaser Shares, or (y) for all other purposes of this Agreement, the Investor Stockholders collectively Beneficially Own a number of Purchaser Shares less than ten percent (10)% of the then issued and outstanding Purchaser Shares, and (ii) the Investor Stockholders no longer have the right, under Section 2(a) of this Agreement, to designate an individual for election to the Board.

(aa) “Standstill Parties” means (i) with respect to the CPPIB Stockholders, the “Direct Private Equity group” of the Canada Pension Plan Investment Board (“CPP Investments”), including any bona fide successor groups of the Direct Private Equity group that result from any of CPP Investments’ internal reorganization or group or department name change, (ii) with respect to the OTPP Stockholders, the “Private Capital group” of the Ontario Teachers’ Pension Plan Board (“OTPPB”), including any bona fide successor groups of the Private Capital group that result from any of OTPPB’s internal reorganization or group or department name change, (iii) with respect to the Warburg Stockholders, the Warburg Funds and (iv) with respect to the Apax Stockholders, the Apax Funds. Notwithstanding anything to the contrary in this Agreement, no “portfolio company” (as such term is customarily used in the private equity industry), of any Investor Stockholder or Standstill Party, or any entity that is controlled by a “portfolio company” of an Investor Stockholder or Standstill Party, shall be a Standstill Party or otherwise subject to Section 5.

(bb) “Standstill Period” shall mean the period beginning on the date of the Closing and ending on the date which is the later of (i) the second anniversary of the Closing and (ii) three (3) months following the end of the Significant Holder Period.

(cc) “Warburg Funds” shall mean (i) Warburg Pincus (Callisto) Global Growth (Cayman), L.P., (ii) Warburg Pincus (Europa) Global Growth (Cayman), L.P., (iii) Warburg Pincus Global Growth-B (Cayman), L.P., (iv) Warburg Pincus Global Growth-E (Cayman), L.P., (v) Warburg Pincus Global Growth Partners (Cayman), L.P. and (vi) WP Global Growth Partners (Cayman), L.P.

(dd) “Warburg Stockholders” shall mean WP Triton Co-Invest, L.P. together with its successors and any Permitted Transferee that becomes a party hereto pursuant to Section 3.

2. Board of Directors; Adverse Actions.

(a) Designees.

(i) The Company will take all Necessary Action such that, as of the Closing, the Investor Directors listed in Schedule II (or such persons or replacements as may be approved in accordance with the proviso in Section 2(a)(ii)) shall be appointed to the Board to serve in such classes indicated on Schedule II.

(ii) Subject to the terms and conditions of this Agreement, from and after the date of the Closing, in connection with each annual or special meeting of stockholders of the Company at which any Investor Director is to be elected, re-elected or replaced (each such annual or special meeting, an “Election Meeting”), the Investor Stockholders collectively shall have the right (but not the obligation) to designate for nomination (A) two (2) individuals to the Board during any time that the Investor Stockholders collectively Beneficially Own, and have collectively Beneficially Owned at all times from the date of the Closing through such Election Meeting, at least twenty-five percent (25%) of the then issued and outstanding Purchaser Shares or (B) one (1) individual to the Board during any time that the Investor Stockholders collectively Beneficially Own, and have collectively Beneficially Owned at all times from the date of the Closing through such Election Meeting, at least fifteen percent (15%) of the then issued and outstanding Purchaser Shares (any such nominee under the foregoing clauses (A) and (B), an “Investor Nominee”); provided, however, that (other than with respect to the individuals set forth on Schedule II so long as such individuals have delivered updated director questionnaires to the Company and there have been no material changes from the initial questionnaires delivered to the Company) before any Investor Nominee will be included in the Board’s slate of nominees submitted to the stockholders for election as a member of the Board at the Election Meeting, the Governance Committee must (acting in good faith) consent to his or her nomination, such consent not to be unreasonably withheld. In each case, any individual designated for nomination to the Board by the Investor Stockholders (x) must qualify as “independent” under the rules of any national securities exchange on which the Purchaser Shares are listed (but, for clarity, is not required to be “independent” in accordance with the rules and regulations of the SEC as the same apply to audit committee members) and (y) shall not be a Representative of any Company Competitor or its Affiliates (collectively, (x) and (y) the “Designee Qualifications”).

(iii) In advance of each Election Meeting, the Investor Stockholders shall give written notice (the “Initial Notice”) to the Governance Committee of any Investor Nominees no later than the date that is ninety (90) days before the first anniversary of the date that the Company’s annual proxy for the prior year was first mailed to the Company’s stockholders, which Initial Notice shall include all information regarding any Investor Nominee that is required by applicable law, the Company Organizational Documents, the rules and regulations of the SEC and the listing standards of any national securities exchange on which the Purchaser Shares are listed. For a period of thirty (30) days following the Governance Committee’s receipt of the Initial Notice (the “Initial Review Period”), the Investor Stockholders shall (A) provide, or cause each Investor Nominee to provide, such information about the Investor Nominee as reasonably requested by the Governance Committee and (B) cause each Investor Nominee to be available for interviews and discussions with the Governance Committee as reasonably requested by the Governance Committee.

(iv) If the Governance Committee consents to the nomination of an Investor Nominee by the end of the Initial Review Period, the Company shall take Necessary Action to ensure that: (A) such Investor Nominee is included in the Board’s slate of nominees to the stockholders of the Company for each Election Meeting; and (B) such Investor Nominee is included in the proxy statement prepared by the Company in connection with soliciting proxies for the Election Meeting, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the stockholders of the Company or the Board with respect to the election of members of the Board in lieu of an Election Meeting. The Company shall use its reasonable best efforts to cause the election of such individual to the Board; provided, that, the Company shall not be required, pursuant to this sentence, to use any greater standard of efforts than the Company utilizes with respect to the election of its director nominees other than the Investor Nominees.

(v) If the Governance Committee (acting in good faith) does not provide its consent to the nomination of an Investor Nominee, then the Investor Stockholders shall have the right to designate an alternative person to be nominated for election by the Board (the “Alternate Nominee”) by giving written notice to the Company within fifteen (15) days after the expiration of the Initial Review Period, which notice shall include all information regarding the Alternate Nominee that is required by applicable law, the Company Organizational Documents, the rules and regulations of the SEC and the listing standards of any national securities exchange on which the Purchaser Shares are listed. For a period of fifteen (15) days from the date of receipt of the Investor Stockholders’ written notice proposing the Alternate Nominee (the “Second Review Period”), the Investor Stockholders will (A) provide such additional information about the Alternate Nominee as reasonably requested by the Governance Committee and (B) cause the Alternate Nominee to be available for interviews and discussions with the Governance Committee.

(vi) If the Governance Committee consents to the nomination of an Alternate Nominee by the end of the Second Review Period, the Company shall take Necessary Action to ensure that: (A) such Alternate Nominee is included in the Board’s slate of nominees to the stockholders of the Company for each Election Meeting; and (B) such Alternate Nominee is included in the proxy statement prepared by the Company in connection with soliciting proxies for the Election Meeting, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the stockholders of the Company or the Board with respect to the election of members of the Board in lieu of an Election Meeting. If the Governance Committee (acting in good faith) does not provide its consent to the Alternative Nominee within fifteen (15) days of the end of the Second Review Period, then the process for the Alternative Nominee contemplated by this Section 2(a)(vi) shall be repeated (mutantis mutandis) until a designee of the Investor Stockholders is appointed as the Investor Director.

(vii) The Company shall cooperate in good faith with the Investor Stockholders to identify and pre-clear Investor Nominees and Alternate Nominees, as the case may be, in advance of deadlines contained herein and take such other actions as reasonably requested by the Investor Stockholders to assist the Investor Stockholders in submitting Investor Nominees or Alternate Nominees, as the case may be, who may obtain the requisite consent required by the Governance Committee.

(b) Removal; Resignation. No Investor Director may be removed from the Board other than for cause unless such removal is directed or approved by the Investor Stockholders, other than the removal of any Investor Directors in excess of the number of Investor Nominees the Investor Stockholders are then entitled to designate pursuant to Section 2(a)(ii) if the Investor Stockholders fail to promptly remove such Investor Directors from office. Any Investor Director may resign at any time upon notice to the Company. If the Investor Stockholders notify the Company that the Investor Stockholders desire to remove such Investor Director previously designated by the Investor Stockholders, with or without cause, then the parties shall take Necessary Action to cause such removal of such Investor Director, including voting all Purchaser Shares in favor of, or executing a written consent authorizing, such removal. If at any time the number of Investor Directors serving on the Board exceeds the number of Investor Nominees that Investor Stockholders are then entitled to designate pursuant to Section 2(a)(ii), then unless otherwise requested by the Board by action of the non-Investor Directors (and consented to by the Investor Stockholders), the Investor Stockholders shall use their respective reasonable best efforts to promptly remove from office or cause to resign such number of Investor Director(s) as they are no longer entitled to designate.

(c) Vacancies.

(i) In the event (x) that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any Investor Director or (y) any Investor Nominee fails to be elected to the Board at any annual or special meeting of the stockholders of the Company at which such Investor Nominee stood for election but was nevertheless not elected, the Company shall provide notice of the same to the Investor

Stockholders within ten (10) days of such vacancy or failure to be elected. Unless the Investor Stockholders are not entitled to designate an Investor Nominee pursuant to Section 2(a)(ii), the Investor Stockholders collectively shall be entitled to designate another Investor Nominee (to be appointed to the same class as the vacancy or to which the non-elected Director was to be appointed, as applicable) by giving written notice to the Governance Committee within thirty (30) days of the date the Investor Stockholders receive such notification of the vacancy or failure to be elected from the Company (the “Initial Replacement Review Period”), such notice to the Company to include all information regarding the proposed successor that is required by applicable law, the Company Organizational Documents, the rules and regulations of the SEC and the listing standards of any national securities exchange on which the Purchaser Shares are listed, provided, however, that, before such successor will be appointed to fill such vacancy, the Governance Committee of the Board must (acting in good faith) consent to his or her appointment, such consent not to be unreasonably withheld. Any successor that is appointed pursuant to this Section 2(c) shall have the right to serve until his or her class is up for re-election, or until his or her successor is elected and duly qualified. If the Governance Committee (acting in good faith) does not provide its consent within the Initial Replacement Review Period, then the Investor Stockholders collectively shall have the right to designate an alternative person (the “Alternative Replacement Nominee”) by giving written notice to the Company within fifteen (15) days after the expiration of the Initial Replacement Review Period, which notice shall include all information regarding the Alternate Replacement Nominee that is required by applicable law, the Company Organizational Documents, the rules and regulations of the SEC and the listing standards of any national securities exchange on which the Purchaser Shares are listed. If the Governance Committee (acting in good faith) does not provide its consent (not to be unreasonably withheld) to the Alternative Replacement Nominee within thirty (30) days of receipt of his or her designation from the Investor Stockholders, then the process for designating another Alternative Replacement Nominee contemplated by this Section 2(c)(ii) shall be repeated (mutantis mutandis) until a designee of the Investor Stockholders is appointed as the replacement Director.

(ii) If at any time the Investor Stockholders have designated fewer than the total number of individuals that the Investor Stockholders are then entitled to designate pursuant to Section 2(a), the Investor Stockholders shall have the right (but not the obligation) to designate such number of additional individuals meeting the Designee Qualifications that the Investor Stockholders are entitled to designate, in which case, any individuals nominated by or at the direction of the Board or the Governance Committee for election as Directors to fill any vacancy or newly created directorships on the Board shall, subject to approval of such designees by the Governance Committee (acting in good faith) (such approval not to be unreasonably withheld), include such designees, and the Company shall take all Necessary Action to effect the election of such additional designees, whether by increasing the size of the Board, causing the election of such additional designees to fill any vacancies, or otherwise.

(d) Committees. For so long as the Investor Stockholders have the ability pursuant to Section 2(a) to designate for nomination at least one (1) Investor Nominee, the Investor Stockholders shall have, to the extent permitted by applicable law, subject to the rules of any national securities exchange on which the Purchaser Shares are listed and in compliance with all other applicable laws, rules and regulations, and subject to the requirements of the Company Organizational Documents, the right, but not the obligation, to designate (i) one Investor Director to serve on the Compensation and Human Resource Committee (or any successor committee) and (ii) one Investor Director to serve on at least one (1) other standing committee of the Board (the “Additional Committee(s)”), provided, that such Additional Committee(s) shall be determined as recommended by the Governance Committee and approved by a majority of the Directors, other than the Investor Directors.

(e) Expenses; D&O Insurance. Any Director who is nominated pursuant to the terms of this Agreement shall be entitled to (i) the same fees and compensation that are paid to other non-employee Directors for their service on the Board or service on any standing committee of the Board to which such Director is appointed (but excluding any additional fees and compensation paid to a non-employee Director in his or her capacity as the chairperson of the Board or of any committee thereof), (ii) the same reimbursement for reasonable travel and other expenses paid to other non-employee Directors incurred in connection with his or her duties as a Director, including any service on any committee of the Board, and (iii) the same indemnification and exculpation rights provided to other non-employee Directors, and the Company shall maintain in full force and effect directors’ and officers’ liability insurance to the same extent it indemnifies and provides insurance for other non-employee Directors.

(f) Adverse Actions. The Company shall not amend its Company Organizational Documents, each in effect as of the date of the Share Purchase Agreement, in any manner that would (i) materially, disproportionately and adversely affect the rights of any Investor Stockholders thereunder (in its capacity as a stockholder of the Company) or the Investor Stockholders collectively (in their capacity as stockholders of the Company), it being understood that any amendment that applies to all holders of common stock of the Company proportionately shall be permitted under this clause (i), or (ii) adversely affect the rights of the Investor Stockholders hereunder (each of (i) and (ii), the “Adverse Effect Matters”).

3. Transfers of Purchaser Shares. The right of the Investor Stockholders to directly or indirectly, in any single transaction or series of related transactions, sell, assign, convey, gift, distribute, dispose, pledge, hypothecate, encumber or otherwise transfer (or enter into any contract, understanding or other obligation regarding the future sale, assignment, conveyance, gift, pledge, distribution, disposition, pledge, hypothecation, encumbrance or transfer of) (each, a “Transfer”) any Purchaser Shares, whether voluntary or involuntary or by operation of law, including the entry into any swap or any contract, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Purchaser Shares or interest in Purchaser Shares, whether any such swap, contract, transaction or series of transactions is to be settled by delivery of Purchaser Shares, in cash or otherwise, is subject to the restrictions set forth in this Section 3. Any attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of the Company or any local custodian or transfer agent.

(a) Lock-Up. Until the expiration of the Lock-Up Period, no Investor Stockholder shall, directly or indirectly, in any single transaction or series of related transactions, Transfer any Purchaser Shares without the prior written consent of the Company, other than the following Transfers (each, a “Lock-Up Period Permitted Transfer”):

(i) a Transfer of Purchaser Shares in response to a tender or exchange offer by any Person or a merger, stock sale, consolidation or other business combination of the Company, in each case, that has been approved or recommended by the Board;

(ii) a Transfer of Purchaser Shares to the Company or a subsidiary of the Company;

(iii) a Transfer of Purchaser Shares to a Permitted Transferee, provided, that such Permitted Transferee, to the extent it has not already done so, executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Permitted Transferee agrees to be bound by the terms of this Agreement as if such Permitted Transferee was an original party hereto;

(iv) a Transfer in connection with a margin loan or other similar arrangement and any Transfer in connection with any foreclosures on any pledge relating to a margin loan (or Transfers subsequent to such foreclosure); and

(v) a Transfer required by law.

(b) Other Transfer Restrictions. Following the Lock-Up Period each Investor Stockholder shall be entitled to Transfer any of its Purchaser Shares in its sole discretion, provided, that, during the Significant Holder

Period, an Investor Stockholder shall not, directly or indirectly, in any single transaction or series of related transactions, Transfer any Purchaser Shares:

(i) to a Permitted Transferee that is an Affiliate of an Investor Stockholder or is the WP Transferee, unless such Permitted Transferee, to the extent it has not already done so, executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Permitted Transferee agrees to be bound by the terms of this Agreement as if such Permitted Transferee was an original party hereto;

(ii) other than in accordance with all applicable laws; or

(iii) to a Prohibited Transferee or any known (to the Investor Stockholder) Affiliate thereof; provided, that such restriction shall not apply to Transfers (A) into the public market pursuant to the registration rights contained in the Registration Rights Agreement, (B) through a bona fide sale into the public market without registration effectuated pursuant to Rule 144 under the Securities Act or any other applicable exemption from registration, or (C) in connection with a merger, tender offer or exchange offer or other business combination or similar transaction or any change of control transaction involving the Company (such permitted Transfers, collectively, an “Excluded Transfer”).

(c) Legend. In addition to any legends required by applicable law, each certificate (if any) or book-entry position representing the Purchaser Shares held by the Investor Stockholders shall bear a legend substantially in the following form (or equivalent form for book-entry shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE IF PROHIBITED BY THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.”

Notwithstanding the foregoing, upon the request of the applicable Investor Stockholder, in connection with any Transfer of Purchaser Shares in accordance with the terms of this Agreement, the Company shall promptly cause the legend (or notation) to be removed upon such Transfer if such restrictions would not be applicable following such Transfer.

(d) Stop Transfer Instructions. The Investor Stockholders agree and consent to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the Transfer of Purchaser Shares except in compliance with the foregoing restrictions.

4. Standstill.

(a) Standstill Restriction. During the Standstill Period, (x) the Investor Stockholders (other than the CPPIB Stockholders) shall not, directly or indirectly, and (y) the Investor Stockholders (including, for clarity, the CPPIB Stockholders) shall cause their applicable Standstill Parties directly or indirectly not to, in each case without the prior written consent of, or waiver by, the Company:

(i) subject to Section 4(b), acquire, offer or seek to acquire or agree to acquire, by purchase or otherwise, any Purchaser Shares or direct or indirect rights to acquire any Purchaser Shares or any securities convertible into, or exercisable or exchangeable for, Purchaser Shares (unless such transaction is approved or affirmatively recommended by the Board);

(ii) offer, or seek to acquire, or participate in any acquisition of assets or business of the Company and its subsidiaries;

(iii) make any public announcement or public offer with respect to any acquisition, merger, business combination, recapitalization, reorganization or other similar extraordinary transaction involving the Company or any of its subsidiaries (unless such transaction is approved or affirmatively recommended by the Board);

(iv) conduct, fund or otherwise become a participant in any “tender offer” (as such term is used in Regulation 14D under the Exchange Act) involving Purchaser Shares or any securities convertible into, or exercisable or exchangeable for, Purchaser Shares, in each case not approved by the Board;

(v) otherwise act in concert with others to seek to control or influence the management or policies of the Company or its subsidiaries; provided that nothing in this Section 4(a) shall preclude any Investor Director from engaging in any activities in his or her capacity as such designated director or prohibit or restrict any Investor Stockholder from voting (including by written consent) in accordance with Section 5 (including voting on any Excluded Matter in its sole discretion);

(vi) make or participate in (or knowingly encourage) any “solicitation” of “proxies” (as such terms are defined in Regulation 14A as promulgated by the SEC), or otherwise knowingly advise or influence any Person with respect to the voting of any securities of the Company or its subsidiaries;

(vii) call or seek to call a meeting of stockholders of the Company or initiate a stockholder proposal or meeting agenda item for action of the Company’s stockholders, or, except as contemplated by Section 2, seek election or appointment to or to place a representative on the Board or seek the removal of any Director from the Board;

(viii) form, join, become a member or otherwise participate in a Group (other than with any of its Group Members or any other Investor Stockholder) with respect to the voting securities of the Company or any of its subsidiaries;

(ix) deposit any Purchaser Shares in a voting trust or similar contract or subject any Purchaser Shares to any voting agreement, pooling arrangement or similar arrangement or contract, or grant any proxy with respect to any Purchaser Shares (in each case, other than (A) in accordance with Section 5 or (B) otherwise to the Company or a Person specified by the Company in a proxy card (paper or electronic) provided to stockholders of the Company by or on behalf of the Company);

(x) publicly make any proposal or publicly disclose any plan, or cause or direct any of their directors, officers, employees or agents to publicly make any proposal or publicly disclose any plan on their behalf, inconsistent with the foregoing restrictions;

(xi) knowingly take any action or cause or direct any of their directors, officers, employees or agents to take any action on their behalf, that would reasonably be expected to require the Company or any of its subsidiaries to publicly disclose any of the foregoing actions or the possibility of a business combination, merger or other type of transaction or matter described in this Section 4(a);

(xii) knowingly advise, assist, arrange or otherwise enter into any discussions or arrangements with any third party in furtherance of any of the foregoing; or

(xiii) directly or indirectly, contest the validity of any provision of this Section 4(a) (including this subclause) (whether by legal action or otherwise).

(b) Standstill Exceptions. Notwithstanding anything herein to the contrary, the prohibitions in Section 4(a) shall not apply to the activities of the Investor Stockholders (to the extent prohibited by Section 4(a)) or any Standstill Party in connection with:

(i) acquisitions made as a result of a stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change approved or recommended by the Board; or

(ii) acquisitions made in connection with a transaction or series of related transactions in which any of the Investor Stockholders or any of their Group Members acquires a previously unaffiliated business entity that Beneficially Owns Purchaser Shares or any securities convertible into, or exercisable or exchangeable for, Purchaser Shares, at the time of the consummation of such acquisition.

(c) Standstill Termination. Notwithstanding anything herein to the contrary, the prohibitions in Section 4(a) shall immediately terminate, and the Investor Stockholders (to the extent prohibited by Section 4(a)) and the Standstill Parties may engage in any of the activities specified in Section 4(a), in the event that:

(i) the Company publicly announces that it has entered into an agreement with any Person or Group which provides for (A) the acquisition by such Person or Group of more than fifty percent (50%) of the outstanding Purchaser Shares or all or a majority of the assets of the Company or (B) any merger, consolidation or similar business combination, including as a result of a stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, involving the Company and such Person or Group (each, a “Third Party Acquisition”);

(ii) the Board recommends that stockholders of the Company tender their shares or vote in favor of a Third Party Acquisition; or

(iii) any Person or Group (A) acquires Beneficial Ownership of more than fifty percent (50%) of the outstanding Purchaser Shares, (B) makes an offer which if fully subscribed would result in such Person or Group acquiring Beneficial Ownership of more than fifty percent (50%) of the outstanding Purchaser Shares, or (C) publicly announces an intention to engage in a Third Party Acquisition, and, in the case of clause (B) or (C), the Company does not, within ten (10) Business Days of public announcement thereof by such Person or Group, publicly oppose and/or recommend to its stockholders that they not accept such offer or support such Third Party Acquisition.

5. Voting Agreement.

(a) Voting. During the Significant Holder Period, the Investor Stockholders shall cause all of the Purchaser Shares that are Beneficially Owned by them or over which they have voting control to be voted at any meeting of the stockholders of the Company called for such purpose or in any action by written consent of the stockholders for such purpose:

(i) in favor of all those persons nominated and recommended to serve as directors of the Company by the Board or any applicable committee thereof; and

(ii) with respect to any other action, proposal or matter to be voted on by the stockholders of the Company, other than any Excluded Matter, in accordance with the recommendation of the Board or any applicable committee thereof (all such actions, proposals and matters under the foregoing clauses (i) and (ii), the “Company Proposals”).

(b) Proxy. During the Significant Holder Period, with respect to any Company Proposal that the Investor Stockholders are required to vote on in accordance with Section 5(a), each Investor Stockholder shall cause each Purchaser Share owned by it or over which it has voting control to be voted by completing the proxy forms distributed by the Company, and not by any other means. Each Investor Stockholder shall use its reasonable best efforts to deliver the completed proxy form to the Company no later than ten (10) Business Days prior to the date of such meeting of the Company’s stockholders. Upon the written request of the Company, each Investor Stockholder hereby agrees to use its reasonable best efforts to take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this Section 5. In furtherance of the foregoing (but limited, in each case, to the Company Proposals during the Significant Holder Period), in order to secure each Investor Stockholder’s obligation to vote its Purchaser Shares in accordance with Section 5(a), each Investor Stockholder irrevocably appoints the Company as its true and lawful proxy and attorney-in-fact, with full power of substitution to (i) vote and exercise all voting, consent and similar rights of such Investor Stockholder with respect to any Company Proposals that the Investor Stockholders are required to vote on in accordance with Section 5(a), and (ii) execute and deliver on behalf of such Investor Stockholder all resolutions, consents and other instruments necessary or advisable in connection with any Company Proposals that the Investor Stockholders are required to vote on in accordance with Section 5(a), provided, that the Company may exercise the irrevocable proxy and power of attorney granted to it with respect to an Investor Stockholder pursuant to this Section 5(b) only at those times such Investor Stockholder has been provided notice of a Company Proposal that the Investor Stockholders are required to vote on in accordance with Section 5(a) and fails to comply with the provisions of this Section 5. The proxies and powers granted by each Investor Stockholder pursuant to this Section 5(b) are coupled with an interest and are given to secure the performance of each Investor Stockholder’s obligations and duties under this Section 5. Such proxies and powers shall be irrevocable with respect to each Investor Stockholder during the Significant Holder Period, and shall survive the bankruptcy or dissolution of such Investor Stockholder and the subsequent holders of its Purchaser Shares.

(c) Restrictions on Other Agreements. During the Significant Holder Period, no Investor Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Purchaser Shares nor shall any Investor Stockholder enter into any other agreements or arrangements of any kind with any Person with respect to the Purchaser Shares on terms which conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreements or arrangements are with other stockholders of the Company that are not parties to this Agreement or otherwise).

6. Confidentiality. In furtherance of and not in limitation of any other similar agreement any of the Investor Stockholders or any of their Affiliates or their respective Representatives may have with the Company or its subsidiaries, each Investor Stockholder hereby agrees that (i) all Confidential Information with respect to the Company and its subsidiaries and its and their respective businesses, finances and operations shall be kept confidential by such Investor Stockholder and its Representatives and shall not be disclosed by any such Person in any manner whatsoever, except as permitted by this Agreement, and (ii) it shall not use any such Confidential Information for any purpose other than in connection with evaluating or reviewing its existing direct or indirect investment in the Company and its subsidiaries, including in connection with the disposition thereof. Any Confidential Information may be disclosed:

(a) by such Investor Stockholder to (i) each other Investor Stockholder, (ii) any of its Affiliates or (iii) its or their respective Representatives, in each case, solely if and to the extent any such Affiliate or Representative needs to be provided such Confidential Information to assist the Investor Stockholder in evaluating or reviewing its existing direct or indirect investment in the Company and its subsidiaries, including in connection with the disposition thereof, and each such Affiliate or Representative of such Investor Stockholder shall be deemed to be bound by the provisions of this Section 6 and such Investor Stockholder shall be responsible for any breach of this Section 6 by any such Affiliate or Representative;

(b) by such Investor Stockholder or any of its Representatives to the extent the Company consents in writing;

(c) by such Investor Stockholder or any of its Representatives to a bona fide potential transferee (so long as such Transfer is permitted hereunder); provided, that such transferee agrees to be bound by the provisions of this Section 6 (or a confidentiality agreement with the Company having restrictions substantially similar to (and no less restrictive than) this Section 6) and such Investor Stockholder shall be responsible for any breach of this Section 6 (or such confidentiality agreement) by any such transferee; and

(d) by such Investor Stockholder or its Affiliates or its or their respective Representatives to the extent that such Investor Stockholder, Affiliate or Representative has received advice from its legal counsel (which may include internal legal counsel) that it is required to do so to comply with applicable law or legal process or any request by or from any Governmental Entity or the rules of any securities exchange; provided, that prior to making such disclosure, such Person uses its reasonable best efforts to preserve the confidentiality of the Confidential Information to the extent permitted by applicable law, including (i) consulting with the Company regarding such disclosure and (ii) if requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to limit the scope of or prevent the requested disclosure; provided, further, that (a) such consultation and assistance shall not be required in the event of a general regulatory inquiry of an Investor Stockholder or its Affiliates or Representatives that is not targeted at the Confidential Information and (b) such Investor Stockholder, Affiliate or Representative uses its reasonable best efforts to disclose only that portion of the Confidential Information as is requested by the applicable Governmental Entity or as is, based on the advice of its outside counsel, legally required or compelled.

7. Corporate Opportunities. Notwithstanding anything to the contrary herein:

(a) To the fullest extent permitted by applicable law, the Company, on behalf of itself and each of its subsidiaries, hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate (or analogous) or business opportunity for any Investor Stockholder, any of its Affiliates, any of the investment funds or vehicles associated with any Investor Stockholders or any of its Affiliates or any of the Investor Directors (collectively, “Identified Persons” and, individually, an “Identified Person”) and the Company or any of its Affiliates; provided, that, the Company does not renounce any interest or expectancy it may have in any corporate (or analogous) or business opportunity that is expressly offered to such Investor Director solely in his or her capacity as a Director. In the event that any Identified Person acquires knowledge of a potential transaction or other corporate (or analogous) or business opportunity which may be a corporate (or analogous) or business opportunity for itself, herself or himself and the Company or any of its Affiliates, such Identified Person shall have no duty to communicate, offer or otherwise make available such transaction or other corporate (or analogous) or business opportunity to the Company or any of its Affiliates and shall not be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any purported fiduciary duty solely by reason of the fact that such Identified Person pursues or acquires such corporate (or analogous) or business opportunity for itself, herself or himself, or offers or directs such corporate (or analogous) or business opportunity to another Person (including any Identified Person).

(b) The Company, on behalf of itself and each of its subsidiaries, (i) acknowledges that the Identified Persons may now own, may continue to own, and from time to time may acquire and own, investments in one or more other entities (each such entity, a “Related Company” and all such entities, collectively, “Related Companies”) that are direct competitors of, or that otherwise may have interests that do or could conflict with those of, the Company or any of its subsidiaries, and (ii) agrees that (A) the enjoyment, exercise and enforcement of the rights, interests, privileges, powers and benefits granted or available to the Identified Persons under this Agreement shall not be in any manner reduced, diminished, affected or impaired, and the obligations of the Identified Persons under this Agreement (if any) shall not be in any manner augmented or increased, by reason of any act, circumstance, occurrence or event arising from or in any respect relating to (x) the ownership by an Identified Person of any interest in any Related Company, (y) the affiliation of any Related Company with an Identified Person or (z) any action taken or omitted by any Related Company or an Identified Person in respect of any Related Company, (B) other than as specifically provided in this Agreement, none of the duties imposed on an Identified Person, whether by contract or law, do or shall limit or impair the right of any Identified Person lawfully to compete with the Company or any of its subsidiaries as if the Identified Persons were not a party to this Agreement, and (C) the Identified Persons are not and shall not be obligated to disclose to the Company or any of its subsidiaries any information related to their respective businesses or to refrain from or in any respect to be restricted in competing against the Company or any of its subsidiaries in any such business or as to any such opportunities.

(c) Nothing in this Section 7 shall be construed to limit or waive any right of the Company or any of its subsidiaries pursuant to any express written agreement between the Company and/or one or more of its subsidiaries, on the one hand, and any Identified Persons, on the other hand, or to abrogate or reduce any non-waivable fiduciary duties of any Investor Director under applicable law.

8. Miscellaneous.

(a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to Transfers permitted under Section 3, the Investor Stockholders may not, directly or indirectly, assign any of their rights or delegate any of their obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the Company. Any purported direct or indirect assignment in violation of this Section 8(a) shall be void and of no force or effect.

(b) Effectiveness; Termination. This Agreement (other than this Section 8) shall not be effective until the date of the Closing. In the event the Share Purchase Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. This Agreement shall terminate and be of no further force and effect upon the earlier of (i) the written agreement of the Company and the Investor Stockholders holding a majority of the Purchaser Shares then held by all Investor Stockholders to terminate this Agreement and (ii) such time following the Standstill Period as the Investor Stockholders no longer have the right to nominate any Investor Nominees hereunder; provided in each case that such termination shall not release any party of any liability for any breach of this Agreement occurring prior to such termination.

(c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) of transmission by email or facsimile (provided in the case of email or facsimile, that a copy is delivered by another means specified in clauses (i) or (iii) herein), or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) If to the Company, to:

Viasat, Inc.

6155 El Camino Real, Carlsbad, California 92009-1602

United States of America

Attention: Robert Blair and Paul Castor

Email: robert.blair@viasat.com and paul.castor@viasat.com

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Attention: Craig M. Garner

Email: craig.garner@lw.com

(ii) If to an Investor Stockholder, to the address set forth on the signature page hereto.

(d) Certain Interpretations.

(i) The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(ii) The word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends and not simply “if.”

(iii) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Entire Agreement. This Agreement including any Schedules hereto: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, representations and conditions, both written and oral, among the parties with respect to the subject matter hereof, and (ii) are not intended to confer upon any other Person any rights or remedies hereunder; provided, however, that each of the Identified Persons and Related Parties are intended third party beneficiaries of Sections 7 and 8(o), respectively, and may directly enforce each of the covenants and agreements of the Company owed to such Person in such sections.

(f) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the Company and each of the Investor Stockholders; provided, however, that Schedule I to this Agreement may be amended at any time by the Company to add as a party hereto any Person that acquires any Purchaser Shares in compliance with the terms of this Agreement and executes a supplemental signature page; provided, further, that Schedule I to this Agreement shall be updated upon the Closing as provided herein to set forth the number of Purchaser Shares that each Investor Stockholder Beneficially Owns immediately following the Closing. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(g) Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.

(h) Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(i) Specific Performance and Other Remedies.

(i) Specific Performance. The parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction (and each party hereby waives any requirement for securing the posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.

(ii) Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

(j) Fees and Expenses. Except as otherwise provided in the Share Purchase Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

(k) Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. All claims arising from, under or in connection with this Agreement shall be raised to and exclusively determined by the Delaware Court of Chancery or, if the Delaware Court of Chancery lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if jurisdiction is vested exclusively in the U.S. federal courts, the United States District Court for the District of Delaware, and any appellate court from any thereof. Each party hereby irrevocably submits with regard to any such claim for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of such courts and agrees that it will not bring any claim relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts.

(l) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(m) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(n) Acknowledgement. Each of the parties hereby acknowledges and agrees that the Investor Stockholders are acting independently of each other and nothing herein, or in the Share Purchase Agreement or any of the ancillary agreements to be entered into in connection therewith, shall be deemed to create any agreement, arrangement or understanding between or among any of the Apax Stockholders, CPPIB Stockholders, OTPP Stockholders and Warburg Stockholders. All agreements hereunder of the Apax Stockholders are between the Apax Stockholders and the Company, all agreements of the CPPIB Stockholders are between the CPPIB Stockholders and the Company, all agreements of the OTPP Stockholders are between the OTPP Stockholders and the Company, and all agreements of the Warburg Stockholders are between the Warburg Stockholders and the Company.

(o) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain Investor Stockholders may be partnerships, limited liability companies, corporations or other entities, each party hereto covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered by any Person pursuant hereto shall be had against any of the Investor Stockholders or any of their respective Affiliates, or any of the foregoing’s former, current or future direct or indirect equity holders, controlling Persons, stockholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees (each, a “Related Party” and collectively, the “Related Parties”), in each case, other than each party hereto or any of its respective assignees under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of any party hereto or any of its respective assignees under this Agreement or any documents or instruments delivered by any Person pursuant hereto for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 8(o)

shall relieve or otherwise limit the liability of any party hereto or any of its respective assignees for any breach or violation of its obligations under this Agreement.

(p) Several Obligations. Notwithstanding anything to the contrary herein, the obligations of each Investor Stockholder under this Agreement are several (and not joint or joint and several). No claim may be made against any Investor Stockholder in respect of any breach of this Agreement by any other Investor Stockholder.

(q) WP Transferee. If the WP Transferee is transferred, directly or indirectly, shares in Connect Topco Limited prior to the Closing, the Warburg Stockholders will cause the WP Transferee to, concurrently with such transfer, execute a joinder as contemplated by Section 3(a)(iii).

(r) Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

VIASAT, INC.

By:	/s/ Keven Lippert
Name: Keven Lippert
Title:	Executive Vice President, Strategic Initiatives and Chief Commercial Officer

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

TRITON LUXTOPHOLDING SARL

By:	/s/ Laurent Thailly

Name: Laurent Thailly
Title: Authorised signatory

Address:
33 Jermyn Street
London SW1Y 6DN
Attn: Gonzague de Lhoneux

Email: gonzague.delhoneux@apax.com

[Signature Page to Stockholders Agreement]

WP TRITON CO-INVEST, L.P.

By:	Warburg Pincus (Callisto-A) Global Growth (Cayman), L.P., its General Partner

By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its General Partner

By:	Warburg Pincus (Cayman) Global Growth GP LLC, its General Partner

By:	Warburg Pincus Partners Ii (Cayman), L.P., its Managing Member

By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its General Partner

By:	/s/ David Sreter
Name:	David Sreter
Title:	Authorised Signatory

Address:
c/o Warburg Pincus LLC 450 Lexington Avenue
New York, New York 10017

Email: notices@warburgpincus.com

[Signature Page to Stockholders Agreement]

CPP INVESTMENT BOARD PRIVATE HOLDINGS (4) INC.

By:	/s/ Hafiz Lalani
Name: Hafiz Lalani
Title: Authorized Signatory

Address:
CPP Investment Board Private Holdings (4) Inc. One Queen Street East Suite 2500, P.O. Box 101
Toronto, Ontario M5C 2W5 Canada

Email: hlalani@cppib.com

CPP INVESTMENT BOARD PRIVATE HOLDINGS (4) INC.

By:	/s/ Pascal Keutgens
Name: Pascal Keutgens
Title: Authorized Signatory

Address:
CPP Investment Board Private Holdings (4) Inc. One Queen Street East Suite 2500, P.O. Box 101
Toronto, Ontario M5C 2W5 Canada

Email: pkeutgens@cppib.com; legalnotices@cppib.com

[Signature Page to Stockholders Agreement]

2684343 ONTARIO LIMITED

By:	/s/ Eric Hargrave
Name:	Eric Hargrave
Title:	Authorised Signatory

Address:
5650 Yonge Street, Suite 1200 Toronto, Ontario
M2M 4H5 Canada

Email: eric.hargrave@otpp.com; law_emea@otpp.com

[Signature Page to Stockholders Agreement]

SCHEDULE I

INVESTOR STOCKHOLDERS

APAX STOCKHOLDERS:

Name	Initial Apax Shares
Triton LuxTopHolding SARL	[●]

CPPIB STOCKHOLDERS:

Name	Initial CPPIB Shares
CPP Investment Board Private Holdings (4) Inc.	[●]

OTPP STOCKHOLDERS:

Name	Initial OTPP Shares
2684343 Ontario Limited	[●]

WARBURG STOCKHOLDERS:

Name	Initial Warburg Shares
WP Triton Co-Invest, L.P.	[●]

SCHEDULE II

INITIAL INVESTOR DIRECTORS

1.

Such individual to be named by the Investor Directors and approved by the Company in writing (such approval not to be unreasonably withheld, conditioned or delayed) prior to Closing to serve as a Class III Director with an initial term expiring at the Company’s 2023 annual meeting of stockholders

2.	Andrew Sukawaty to serve as a Class I Director with an initial term expiring at the Company’s 2024 annual meeting of stockholders

Annex D

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [●] by and among Viasat, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule I hereto (each, an “Initial Holder”). Capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in the Share Purchase Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Company is party to that certain Share Purchase Agreement, dated as of November 5, 2021 (as it may be amended from time to time by the parties thereto, the “Share Purchase Agreement”), by and among the Company and the entities and individuals set forth in Schedule 1 thereto (the “Sellers”), pursuant to which the Sellers will sell to the Company the entire issued and outstanding share capital of Connect Topco Limited, a private company limited by shares and incorporated in Guernsey (the “Target”), in exchange for the right to receive cash consideration and a number of shares of Common Stock (as defined below) as set forth in the Share Purchase Agreement (the “Transaction”), all upon the terms and subject to the conditions set forth in the Share Purchase Agreement.

WHEREAS, as a result of the consummation of the transactions contemplated by the Share Purchase Agreement (the “Closing”), each of the Initial Holders, each of which is currently a stockholder of the Target, will become a stockholder of the Company and will cease to be a stockholder of the Target.

WHEREAS, in connection with the transactions contemplated by the Share Purchase Agreement, the parties hereto desire to enter into this Agreement, to be effective upon the consummation of the Transaction.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Definitions. For purposes of this Agreement:

(a) “Adoption Agreement” shall mean an Adoption Agreement in the form attached hereto as Exhibit A.

(b) “Affiliate” shall mean, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person. “Affiliate” with respect to the Initial Holders shall not include the Company or its subsidiaries. As used in this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

(e) “Commission” shall mean the Securities and Exchange Commission or any successor governmental agency.

(f) “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

(g) “Excluded Registration” shall mean (i) a registration relating to the issuance of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase or other benefit plan; (ii) a registration relating to a Rule 145 transaction under the Securities Act; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; (iv) a registration relating to a dividend reinvestment plan; or (v) a registration in which the only Common Stock being registered is Common Stock issuable (A) upon conversion of debt securities that are also being registered or (B) upon the exercise of rights in connection with a rights offering.

(h) “Holder” shall mean a holder of Registrable Securities.

(i) “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor federal statute, and the regulations of U.S. Treasury thereunder, all as the same shall be in effect at the time.

(j) “Law” shall mean any law, rule, regulation, ordinance, code, judgment, order, treaty, convention, governmental directive or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Entity, including common law.

(k) “Managing Underwriter” shall mean, with respect to any Underwritten Offering, the lead book-running manager(s) of such Underwritten Offering.

(l) “Marketed Shelf Underwritten Offering” shall mean a Shelf Underwritten Offering that is a typical underwritten offering (excluding any overnight or bought deal) involving a customary “road show” or other substantial marketing efforts, in each case lasting at least 24 hours.

(m) “Organized Offering” shall mean a Shelf Underwritten Offering (as defined herein) or a Block Trade (as defined herein).

(n) “Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

(o) “Proceeding” shall mean any actual or threatened claim (including a claim of a violation of applicable Law), cause of action, action, audit, demand, litigation, suit, proceeding, investigation, citation, inquiry, originating application to a tribunal, arbitration or other proceeding at Law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative or otherwise, whether in contract, in tort or otherwise, and whether or not such claim, cause of action, action, audit, demand, litigation, suit, proceeding, investigation, citation, inquiry, originating application to a tribunal, arbitration or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action.

(p) “Registrable Securities” shall mean (i) the Shares and (ii) any securities issued or issuable with respect to the Shares by way of distribution or in connection with any reorganization or other recapitalization, merger, consolidation or otherwise; provided, however, that a Registrable Security shall cease to be a Registrable Security when (x) such Registrable Security has been disposed of pursuant to an effective Registration Statement, (y) such Registrable Security is disposed of under Rule 144 under the Securities Act or any other exemption from the registration requirements of the Securities Act as a result of which the Transferee thereof does not receive “restricted securities” as defined in Rule 144 under the Securities Act, or (z) such Registrable Security has been sold or disposed of in a transaction in which the Transferor’s rights under this Agreement are not assigned to the Transferee pursuant to Section 5; and provided, further, that any security that has ceased to be a Registrable Security shall not thereafter become a Registrable Security and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities shall not be a Registrable Security.

(q) “Registration Expenses” shall mean (i) all expenses incurred by the Company in complying with Section 2, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., and fees of transfer agents and registrars, and (ii) the reasonable and documented fees and disbursements of one legal counsel for the Selling Holders not to exceed $50,000 per Organized Offering or Shelf Registration Statement; in each case, excluding any Selling Expenses.

(r) “Registration Statement” shall mean any registration statement of the Company filed or to be filed with the Commission under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

(s) “Selling Expenses” shall mean all (i) underwriting fees, discounts and selling commissions allocable to the sale of Registrable Securities and (ii) transfer taxes allocable to the sale of the Registrable Securities; in each case, excluding any Registration Expenses.

(t) “Selling Holder” shall mean a Holder who is selling Registrable Securities pursuant to a Registration Statement.

(u) “Shares” shall mean the number of shares of Common Stock issuable to the Initial Holders pursuant to the terms of the Share Purchase Agreement.

(v) “Transfer” shall mean any offer, sale, pledge, encumbrance, hypothecation, entry into any contract to sell, grant of an option to purchase, short sale, assignment, transfer, exchange, gift, bequest or other disposition, direct or indirect, in whole or in part, by operation of law or otherwise. “Transfer,” when used as a verb, and “Transferee” and “Transferor” have correlative meanings.

(w) “Underwritten Offering” shall mean a registered underwritten offering (including an offering pursuant to a Shelf Registration Statement (as defined herein)) in which Registrable Securities are sold to an underwriter on a firm commitment basis for reoffering to the public.

(x) “Underwritten Offering Filing” shall mean (i) with respect to a Shelf Underwritten Offering, a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to the Shelf Registration Statement relating to such Shelf Underwritten Offering, and (ii) with respect to a Piggyback Underwritten Offering (as defined herein), (x) a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to an effective shelf Registration Statement (other than the Shelf Registration Statement) in which Registrable Securities could be included and the Holders could be named as selling security holders without the filing of a post-effective amendment thereto (other than a post-effective amendment that becomes effective upon filing) or (y) a Registration Statement (other than the Shelf Registration Statement), in each case relating to such Piggyback Underwritten Offering.

(y) “WKSI” shall mean a well-known seasoned issuer (as defined in Rule 405 under the Securities Act).

2. Registration Rights.

(a) Shelf Registration.

(i) On or before the date that is 180 days after the date of the Closing, the Company shall prepare and file a “shelf” registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time as permitted by Rule 415 under the Securities Act (or any similar provision adopted by the Commission then in effect) (the “Shelf Registration Statement”), and the Company shall use commercially reasonable efforts to cause such Registration Statement to become or be declared effective as soon as reasonably practicable after the filing thereof, including by filing an automatic shelf registration statement that becomes effective upon filing with the Commission in accordance with Rule 462(e) under the Securities Act to the extent the Company is then a WKSI. Following the effective date of the Shelf Registration Statement, the Company shall notify the Holders of the effectiveness of such Registration Statement.

(ii) The Shelf Registration Statement shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities (including, without limitation, a post-effective amendment or prospectus supplement in respect thereof) and shall be in such form as to permit the Holders to sell the Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement (or, as applicable, the date of the post-effective amendment or prospectus supplement in respect thereof). The Shelf Registration Statement shall provide for the distribution or resale pursuant to any method or combination of methods legally available to a Holder and requested by such Holder. For the avoidance of doubt, the Shelf Registration Statement may be effected, to the extent available to the Company, by filing a post-effective amendment or prospectus supplement to an existing registration statement of the Company.

(iii) The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that the Shelf Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities until all of the Registrable Securities have ceased to be Registrable Securities or the earlier termination of this Agreement pursuant to Section 7(b).

(b) Underwritten Shelf Offering Requests.

(i) In the event that one or more Selling Holders (the “Offering Holders”) elect to dispose of Registrable Securities with a value totaling $100 million or more under a Registration Statement pursuant to an Underwritten Offering, the Company shall, at the request of the Offering Holders, subject to the agreement of the Company on the form of such Underwritten Offering (whether a typical underwritten offering, or an overnight or bought deal), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the underwriter or underwriters selected pursuant to Section 2(b)(iii) and shall take all such other reasonable actions as are requested by the Managing Underwriter of such Underwritten Offering and/or the Offering Holders in order to facilitate the disposition of such Registrable Securities (a “Shelf Underwritten Offering”); provided, however, that the Company shall have no obligation to facilitate or participate in more than (A) one Marketed Shelf Underwritten Offering in any two fiscal quarter period pursuant to this Section 2(b), (B) one Organized Offering pursuant to this Section 2(b) or Section 2(c) in any one fiscal quarter, or (C) four Marketed Shelf Underwritten Offerings in the aggregate pursuant to this Section 2(b); and provided, further, that in no event shall the Company be required to launch a Shelf Underwritten Offering within the period commencing on the last day of any fiscal quarter or fiscal year and ending two days following the Company’s scheduled earnings release date for such fiscal quarter or fiscal year. If any Selling Holder disapproves of the terms of such Shelf Underwritten Offering contemplated by this Section 2(b)(i), such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter of such Underwritten Offering at any time prior to the execution of an underwriting agreement with respect to such offering; provided, however, after one such withdrawal, any further withdrawals shall count as Organized Offerings as limited by clause (B) above.

(ii) If the Managing Underwriter of the Shelf Underwritten Offering shall inform the Company and the Offering Holders in writing of its belief that the number of Registrable Securities requested to be included in such Shelf Underwritten Offering by any other Persons having registration rights with respect to such offering, when added to the number of Registrable Securities proposed to be offered by the Offering Holders, would materially adversely affect such offering, then the Company shall include in the applicable Underwritten Offering Filing, to the extent of the total number of Registrable Securities that the Company is so advised can be sold in such Shelf Underwritten Offering without so materially adversely affecting such offering (the “Offering Maximum Number of Shares”), Registrable Securities in the following priority:

(A)	First, all Registrable Securities that the Offering Holders requested to be included therein (the “Holder Securities”), and

(B)

Second, to the extent that the number of Holder Securities is less than the Offering Maximum Number of Shares, the number of Registrable Securities requested to be included by any other Persons having registration rights with respect to such offering, pro rata among such other Persons based on the number of Registrable Securities each requested to be included.

(iii) The Offering Holders shall select a nationally prominent firm of investment bankers reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, delayed or conditioned) to act as the Managing Underwriter or as other underwriters in connection with such Shelf Underwritten Offering. The Offering Holders shall determine the pricing of the Registrable Securities offered pursuant to any Shelf Underwritten Offering and the applicable underwriting discounts and commissions and determine the timing of any such Shelf Underwritten Offering, subject to Section 2(d).

(c) Block Trades. In the event that one or more Offering Holders elect to dispose of Block Trades. In the event that one or more Offering Holders elect to dispose of Registrable Securities with a value totaling $100 million or more pursuant to a block trade with the assistance of the Company (a “Block Trade”), the Company shall, at the request of the Offering Holders, enter into customary agreements and shall take all such other customary actions as are reasonably requested by the Offering Holders in order to facilitate the disposition of such Registrable Securities; provided, however, that the Company shall have no obligation to facilitate or participate in more than one Organized Offering pursuant to Section 2(b) or this Section 2(c) in any one fiscal quarter.

(d) Delay and Suspension Rights. Notwithstanding any other provision of this Agreement, the Company may (i) delay filing or effectiveness of a Shelf Registration Statement (or any amendment thereto) or effecting a Shelf Underwritten Offering, (ii) suspend the Holders’ use of any prospectus that is a part of a Shelf Registration Statement upon written notice to the Holders (in which event the Holders shall discontinue sales of Registrable Securities pursuant to such Registration Statement but may settle any then-contracted sales of Registrable Securities), or (iii) delay a Block Trade, in each case for a period of up to 60 consecutive days, if the Board determines in good faith (x) that such delay or suspension is in the best interest of the Company and its stockholders generally due to a pending financing or other transaction involving the Company, including a proposed sale of Common Stock pursuant to a Registration Statement, (y) that such registration or offering would render the Company unable to comply with applicable securities Laws despite using commercially reasonable efforts to do so or (z) that such registration or offering would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Suspension Period”); provided, however, that in no event (i) shall any Suspension Periods collectively exceed an aggregate of 180 days in any twelve-month period and (ii) shall there be more than four Suspension Periods in any twelve-month period.

(e) Piggyback Registration Rights.

(i) Subject to Section 2(e)(iii), if the Company at any time proposes to file an Underwritten Offering Filing for an Underwritten Offering of shares of Common Stock for its own account or for the account of any other Persons who have or have been granted registration rights other than in an Excluded Registration (a “Piggyback Underwritten Offering”), it will give written notice of such Piggyback Underwritten Offering to the Holders, which notice shall be held in strict confidence by the Holders and shall include the anticipated filing date of the Underwritten Offering Filing and, if known, the number of shares of Common Stock that are proposed to be included in such Piggyback Underwritten Offering, and of such Holders’ rights under this Section 2(e)(i). Such notice shall be given promptly (and in any event at least five (5) Business Days before the filing of the Underwritten Offering Filing or two (2) Business Days before the filing of the Underwritten Offering Filing in connection with a bought or overnight Underwritten Offering); provided, that if the Piggyback Underwritten Offering is a bought or overnight Underwritten Offering and the Managing Underwriter advises the Company that the giving of notice pursuant to this Section 2(e)(i) would adversely affect such offering, no such notice shall be required (and the Holders shall have no right to include Registrable Securities in such bought or overnight Underwritten Offering). If such notice is delivered pursuant to this Section 2(e)(i), each Holder shall then have four Business Days (or one Business Day in the case of a bought or overnight Underwritten Offering) after the date on which such Holder received notice pursuant to this Section 2(e)(i) to request inclusion of Registrable Securities in the Piggyback Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and such other information as is reasonably required to effect the inclusion of such Registrable Securities). If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Piggyback Underwritten Offering. Subject to Section 2(e)(iii), the Company shall use its commercially reasonable efforts to include in the Piggyback Underwritten Offering all Registrable Securities that the Company has been so requested to include by a Holder; provided, however, that if, at any time after giving written notice of a proposed Piggyback Underwritten Offering pursuant to this Section 2(e)(i) and prior to the execution of an underwriting agreement with respect thereto, the Company or such other Persons who have or have been granted registration rights, as applicable, shall determine for any reason not to proceed with or to delay such Piggyback Underwritten Offering, the Company shall give written notice of such determination to the Holders participating in such Piggyback Underwritten Offering (which such Holders will hold in strict confidence) and (A) in the case of a determination not to proceed, shall be relieved of its obligation to include any Registrable Securities in such Piggyback Underwritten Offering, and (B) in the case of a determination to delay, shall be permitted to delay inclusion of any Registrable Securities for the same period as the delay in including the shares of Common Stock to be sold for the Company’s account or for the account of such other Persons who have or have been granted registration rights, as applicable.

(ii) Each Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Underwritten Offering at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of its request to withdraw. Each Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Piggyback Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not, and shall not be required to, deliver any notice to such Holder pursuant to this Section 2(e) and such Holder shall no longer be entitled to participate in any Piggyback Underwritten Offering.

(iii) If the Managing Underwriter of the Piggyback Underwritten Offering shall inform the Company of its belief that the number of Registrable Securities requested to be included in such Piggyback Underwritten Offering, when added to the number of shares of Common Stock proposed to be offered by the Company or such other Persons who have or have been granted registration rights (and any other shares of Common Stock requested to be included by any other Persons having registration rights on parity with the Holder with respect to such offering), would materially adversely affect such offering, then the Company shall include in such Piggyback Underwritten Offering, to the extent of the total number of securities which the Company is so advised can be sold in such offering without so materially adversely affecting such offering (the “Piggyback Maximum Number of Shares”), shares of Common Stock in the following priority:

(A) First, (1) if the Piggyback Underwritten Offering is for the account of the Company, all shares of Common Stock that the Company proposes to include for its own account (the “Company Securities”), or (2) if the Piggyback Underwritten Offering is for the account of any other Persons who have or have been granted registration rights, all shares of Common Stock that such Persons propose to include (the “Other Securities”); and

(B) Second, (1) if the Piggyback Underwritten Offering is for the account of the Company, to the extent that the number of Company Securities is less than the Piggyback Maximum Number of Shares, the shares of Common Stock requested to be included by the Holders and holders of any other shares of Common Stock requested to be included by Persons having rights of registration on parity with the Holders with respect to such offering, pro rata among the Holders and such other holders based on the number of shares of Common Stock each requested to be included and (2) if the Piggyback Underwritten Offering is for the account of any other Persons who have or have been granted registration rights, to the extent that the number of Other Securities is less than the Piggyback Maximum Number of Shares, the shares of Common Stock requested to be included by the Holders and holders of any other shares of Common Stock (other than the Other Securities) requested to be included by Persons having rights of registration on parity with the Holders with respect to such offering, pro rata among the Holders and such other holders based on the number of shares of Common Stock each requested to be included.

(f) Participation in Underwritten Offerings.

(i) In connection with any Underwritten Offering contemplated by Section 2(b) or Section 2(e), the underwriting agreement into which the Selling Holders and the Company shall enter into shall contain such representations, warranties, covenants, indemnities (subject to Section 3) and other rights and obligations as are customary in Underwritten Offerings of securities by the Company.

(ii) Any participation by a Holder in a Piggyback Underwritten Offering shall be in accordance with the plan of distribution of the Company.

(iii) In connection with any Piggyback Underwritten Offering in which the Holder includes Registrable Securities pursuant to Section 2(e), each Holder agrees (A) to supply any information reasonably requested by the Company in connection with the preparation of a Registration Statement and/or any other documents relating to such registered offering and (B) to execute and deliver any agreements and instruments being executed by all Holders on substantially the same terms reasonably requested by the Company or the Managing Underwriter, as applicable, to effectuate such registered offering, including, without limitation, underwriting agreements (subject to Section 2(f)(i)), custody agreements, lock-ups or “hold back” agreements (in each case not more restrictive than that set forth in Section 6), powers of attorney and questionnaires.

(g) Registration Procedures.

(i) In connection with its obligations under this Section 2 (other than Section 2(c)), the Company will:

(A) promptly prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement;

(B) if applicable, use commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as any Holder shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary to enable each Holder to consummate the disposition in such jurisdictions of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (B) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(C) in connection with an Underwritten Offering, use commercially reasonable efforts to provide to the Selling Holders a copy of any auditor “comfort” letters and customary legal opinions, in each case that have been provided to the Managing Underwriter in connection with the Underwritten Offering;

(D) promptly notify the Holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the reasonable request of a Holder promptly prepare and file a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(E) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(F) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(G) cause all Registrable Securities covered by such Registration Statement to be listed on any securities exchange on which the Common Stock is then listed;

(H) in connection with any Underwritten Offering or Block Trade, enter into such customary agreements and take such other actions as any Holder shall reasonably request in order to facilitate the disposition of such Registrable Securities;

(I) cooperate with the Holders covered by such Registration Statement and the Managing Underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (if such Registrable Securities are certificated and which shall not bear any restrictive legends) representing Registrable Securities to be sold under such Registration Statement, or the removal of any restrictive legends associated with any account at which such Registrable Securities are held, and enable such Registrable Securities to be in such denominations and registered in such names as the Managing Underwriter, or agent, if any, or such Holders may reasonably request; and

(J) in connection with any Underwritten Offering, cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in electronic or telephonic “road shows”).

(ii) Each Holder agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2(g)(i)(D), such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the Registration Statement until the supplemented or amended prospectus contemplated by Section 2(g)(i)(D) is filed with the Commission or until it is advised in writing by the Company that the use of such Registration Statement may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this Section 2(g)(ii).

(h) Cooperation by Holders; Expenses. The Company shall have no obligation to include Registrable Securities of any Holder in any Registration Statement or Underwritten Offering if such Holder has failed to timely furnish such information as the Company may, from time to time, reasonably request in writing regarding such Holder and the distribution of such Registrable Securities that the Company determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act. The Company will pay all Registration Expenses and each Selling Holder will pay its pro rata share of all Selling Expenses in connection with any sale of Registrable Securities hereunder.

3. Indemnification and Contribution.

(a) Indemnification by the Company. The Company will indemnify and hold harmless each Holder, each Person (if any) that controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each of their respective Representatives, from and against any and all losses, claims, damages, liabilities, costs (including reasonable costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses reasonably incurred by such Person in connection with any investigation or Proceeding), judgments, fines, penalties, charges and amounts paid in settlement (“Losses”) as incurred, caused by, arising out of or based upon, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in the light of the circumstances under which such statement is made), provided, however, that such indemnity shall not apply to that portion of such Losses caused by, or arising out of, any untrue statement, or alleged untrue statement or any such omission or alleged omission, to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Holder expressly for use therein.

(b) Indemnification by the Holder. Each Holder agrees to indemnify and hold harmless the Company, each Person (if any) that controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each of their respective Representatives, from and against any and all Losses caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in the light of the circumstances under which such statement is made), only to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of such Holder expressly for use in such Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.

(c) Indemnification Procedures. In case any Proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3(a) or Section 3(b), such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing (provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice), and the Indemnifying Party shall be entitled to participate in such Proceeding and, unless in the reasonable opinion of outside counsel to the Indemnified Party a conflict of interest between the Indemnified Party and Indemnifying Party may exist in respect of such claim, to assume the defense thereof jointly with any other Indemnifying Party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party that it so chooses, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the Indemnifying Party fails to assume the defense or employ counsel reasonably satisfactory to the Indemnified Party, (ii) if such Indemnified Party who is a defendant in any action or Proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct then, in any such case, the Indemnified Party shall have the right to assume or continue its own defense as set forth above with counsel reasonably satisfactory to the Company (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction, except to the extent any Indemnified Party or Indemnified Parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other Indemnified Parties or to the extent representation of all Indemnified Parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the Indemnifying Party shall be liable for any expenses therefor. No Indemnifying Party shall, without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(d) Contribution.

(i) If the indemnification provided for in this Section 3 is unavailable to an Indemnified Party in respect of any Losses in respect of which indemnity is to be provided hereunder, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by Law contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company (on the one hand) and a Holder (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(ii) Notwithstanding the provisions of this Section 3, a Holder shall not be liable for indemnification or contribution pursuant to this Section 3 for any amount in excess of the net proceeds of the offering received by such Holder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

4. Rule 144. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the resale of the Registrable Securities without registration, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as the Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act and (ii) unless otherwise available via the Commission’s EDGAR filing system, to the Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

5. Transfer or Assignment of Registration Rights. The rights under this Agreement may be transferred or assigned by such Holder to one or more Transferees of Registrable Securities if such Transferee (a) has delivered to the Company a duly executed Adoption Agreement and (b) is transferred Registrable Securities representing in the aggregate at least 3% of the then-outstanding Common Stock following such Transfer. Following any Transfer in compliance with this Section 5, references to the “Holder” in this Agreement shall include the Holder and any Transferee(s) collectively as a group.

6. “Market Stand-off” Agreement. Each Holder in the case of any Marketed Shelf Underwritten Offering hereby agrees that it will not, without the prior written consent of the Managing Underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a Registration Statement on Form S-1 or Form S-3 (other than the Shelf Registration Statement or to the extent any securities of such Holder are covered by such Registration Statement), and ending on the date specified by the Company and the Managing Underwriter (such period not to exceed 90 days), with respect to any Registrable Securities held by it, (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise Transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the Registration Statement for such offering or (b) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise; provided that any pledge, foreclosures on any pledge, transfer after a foreclosure, margin loan or other similar arrangement of a Holder shall be permitted. The foregoing provisions of this Section 6 shall be applicable to the Holders only if all executive officers and directors of the Company are subject to the same restrictions (unless such executive officers or directors are not required to enter into such restrictions by the underwriters in an Underwritten Offering). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 6 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 6, in which case such agreement shall replace and supersede the obligations of this Section 6 with respect to such registration. In order to enforce the foregoing, the Company may impose stop orders with respect to the shares of Common Stock of each Holder (and transferees and assignees thereof) until the end of such restricted period.

7. Miscellaneous.

(a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to Transfers permitted under Section 5, the Holders may not, directly or indirectly, assign any of their rights or delegate any of their obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the Company. Any purported direct or indirect assignment in violation of this Section 7(a) shall be void and of no force or effect. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

(b) Effectiveness; Termination. This Agreement shall not be effective until the date of the Closing. In the event the Share Purchase Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. This Agreement shall terminate with respect to each individual Holder, and such Holder and the Company shall have no further rights or obligations hereunder, on the earlier of (i) the sixth anniversary of the date hereof or (ii) the date on which such individual Holder, together with its Affiliates1, holds less than 3% of the then-outstanding Common Stock in the aggregate; provided, however, that Section 3 shall survive any termination hereof.

(c) Adjustments Affecting Registrable Securities. The provisions of this Agreement shall apply to any and all shares of capital stock of the Company or any successor or assignee of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution for the Shares, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise in such a manner and with such appropriate adjustments as to reflect the intent and meaning of the provisions hereof and so that the rights, privileges, duties and obligations hereunder shall continue with respect to the capital stock of the Company as so changed.

(d) In Kind Distribution. If any Holder seeks to effectuate an in-kind distribution of all or part of their Registrable Securities to their respective direct or indirect equityholders, the Company will, subject to any applicable lock-ups, use commercially reasonable efforts to work with the foregoing Persons (at the Holder’s sole cost) to facilitate such in-kind distribution in the manner reasonably requested and consistent with the Company’s obligations under the Securities Act.

(c) Margin Loan. If reasonably requested by any Holder in connection with any transaction involving any Registrable Securities (including any sale or other transfer of such securities without registration under the Securities Act, any margin loan with respect to such securities and any pledge of such securities), the Company agrees to use commercially reasonable efforts to provide such Holder with customary and reasonable assistance (at such Holder’s sole expense; provided, that the maximum amount of costs and expenses of the Company that shall be required to be reimbursed by such Holder in respect of any such request shall not exceed $50,000) to facilitate such transaction, including, without limitation, (i) such action as such Holder may reasonably request from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act and (ii) entering into an “issuer’s agreement” in connection with any margin loan with respect to such securities in customary form.

(d) Other Registration Rights(e) . Except as provided in this Agreement, the Company will not, without the prior written consent of the Holders of a majority of the then outstanding Registrable Securities, enter into an agreement with any holder or prospective holder of any securities of the Company that would (i) allow such holder or prospective holder to include such securities in any Shelf Registration Statement filed pursuant to Section 2(a) (or in any Shelf Underwritten Offering or Block Trade effected pursuant to Section 2(b) or Section 2(c)) unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration, Shelf Underwritten Offering or Block Trade only to the extent that the inclusion of its securities will not reduce the amount of Registrable Shares of the Holders that are included, or (ii) grant such holder or prospective holder rights that conflict with the rights granted to the Holders herein (it being understood and agreed that the granting of pro rata or subordinate registration rights to any such holder or prospective holder shall not be considered to conflict with the rights granted to the Holders herein).

(f) Further Assurances. Subject to the other terms of this Agreement, the parties hereto agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the transactions contemplated by the Share Purchase Agreement, as applicable.

[1]	Note to draft: If applicable, final form of Registration Rights Agreement to aggregate Warburg Transferee holdings with Warburg.

(g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) of transmission by email or facsimile (provided in the case of email or facsimile, that a copy is delivered by another means specified in clauses (i) or (iii) herein), or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) If to the Company, to:

Viasat, Inc.

6155 El Camino Real, Carlsbad, California 92009-1602

United States of America

Attention: Robert Blair and Paul Castor

Email: robert.blair@viasat.com and paul.castor@viasat.com

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Attention: Craig M. Garner

Email: craig.garner@lw.com

(ii) If to an Initial Holder, to the address set forth on the signature page hereto.

(h) Certain Interpretations.

(i) The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(ii) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i) Entire Agreement. This Agreement including any Exhibits and Schedules hereto: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, representations and conditions, both written and oral, among the parties with respect to the subject matter hereof, and (ii) are not intended to confer upon any other Person any rights or remedies hereunder.

(j) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the Company and the Holders of a majority of the then outstanding Registrable Securities. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(k) Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.

(l) Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(m) Specific Performance and Other Remedies.

(i) Specific Performance. The parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(ii) Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

(n) Fees and Expenses. Except as otherwise provided in the Share Purchase Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

(o) Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. All claims arising from, under or in connection with this Agreement shall be raised to and exclusively determined by the Delaware Court of Chancery or, if the Delaware Court of Chancery lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if jurisdiction is vested exclusively in the U.S. federal courts, the United States District Court for the District of Delaware, and any appellate court from any thereof. Each party hereby irrevocably submits with regard to any such claim for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of such courts and agrees that it will not bring any claim relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts.

(p) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(q) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(r) Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

VIASAT, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

[INITIAL HOLDERS]

By:

Name:
Title:

Address:

Email:

[Signature Page to Registration Rights Agreement]

SCHEDULE I

INITIAL HOLDERS

1.	Triton LuxTopHolding SARL

2.	CPP Investment Board Private Holdings (4) Inc.

3.	2684343 Ontario Limited

4.	WP Triton Co-Invest, L.P.

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned transferee (“Transferee”) pursuant to the terms of the Registration Rights Agreement, dated as of [●], among Viasat, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule I thereto (as amended from time to time, the “Registration Rights Agreement”). Terms used and not otherwise defined in this Adoption Agreement have the meanings set forth in the Registration Rights Agreement.

By the execution of this Adoption Agreement, the Transferee agrees as follows:

1.

Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock of the Company, subject to the terms and conditions of the Registration Rights Agreement among the Company and the Holders.

2.

Agreement. Transferee (i) agrees that the Registrable Securities acquired by Transferee shall be bound by and subject to the terms of the Registration Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Registration Rights Agreement with the same force and effect as if he, she or it were originally a party thereto.

3.	Notice. Any notice required as permitted by the Registration Rights Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

[TRANSFEREE]

By:

Name:
Title:

Address:

Email:

Annex E

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of November 8, 2021 by and among those individuals and entities whose names appear on the signature pages hereto as Sellers (“Sellers”), the undersigned stockholder (“Stockholder”) of Viasat, Inc., a Delaware corporation (“Purchaser”) and Purchaser. Capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in the Share Purchase Agreement (as defined below).

W I T N E S S E T H

WHEREAS, as an inducement for Sellers to enter into that certain Share Purchase Agreement of even date herewith by and among Sellers and Purchaser (as it may be amended from time to time by the parties thereto, the “Share Purchase Agreement”), which provides for the sale of the entire issued and outstanding share capital of Connect Topco Limited, a private company limited by shares and incorporated in Guernsey (the “Company”), by Sellers to Purchaser in accordance with its terms, Sellers have requested that Stockholder execute and deliver this Agreement.

WHEREAS, in exchange for the sale of its shares in the Company, each Seller will have the right to receive cash consideration and a number of Purchaser Shares as set forth in the Share Purchase Agreement, all upon the terms and subject to the conditions set forth in the Share Purchase Agreement.

WHEREAS, the Share Purchase Agreement contemplates that Purchaser’s stockholders will vote upon the Purchaser Shareholder Approval and, if so desired and mutually agreed between Sellers and Purchaser, other matters of the type customarily brought before a meeting of stockholders in connection with the Transaction.

WHEREAS, as of the date hereof, Stockholder is the owner of the number of Purchaser Shares and other securities convertible into, or exercisable or exchangeable for, Purchaser Shares, all as set forth on the signature page of this Agreement (collectively, the “Shares”).

WHEREAS, as a condition and inducement for Sellers to enter into the Share Purchase Agreement, Sellers and Stockholder are entering into this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Agreement to Vote Shares.

(a) Until the Expiration Date (as defined below), at the Purchaser Meeting and at every other stockholder meeting of Purchaser at which any of the matters set forth in clause (ii) below is put to the vote of the stockholders of Purchaser and, in each case, at every postponement or adjournment thereof, and on every action proposed to be approved by written consent of the stockholders of Purchaser with respect to any of the matters set forth in clause (ii), Stockholder shall:

(i) appear at each such meeting or otherwise cause Stockholder’s Shares and any outstanding New Shares (as defined in Section 4 hereof) to be counted as present thereat for purposes of calculating a quorum; and

(ii) validly vote all outstanding Shares and any outstanding New Shares to the extent (in the case of securities convertible into, or exercisable or exchangeable for, Purchaser Shares) any such Shares and New Shares are capable of being voted:

(A) in favor of the Purchaser Shareholder Approval;

(B) in favor of any proposal to adjourn or postpone any meeting of the stockholders of Purchaser at which the Purchaser Shareholder Approval is submitted for the consideration and vote of the stockholders of Purchaser to a later date if there are not proxies representing a sufficient number of Purchaser Shares to approve such matters on the date on which the meeting is held;

(C) against any Purchaser Alternative Proposal;

(D) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Purchaser contained in the Share Purchase Agreement or of Stockholder contained in this Agreement; and

(E) against any other action, agreement or transaction involving Purchaser or any of its subsidiaries that would reasonably be expected to, in each case, impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Transaction or the other transactions contemplated by the Share Purchase Agreement.

(b) Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with this Section 1.

(c) Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact Purchaser, and any other Person designated by Purchaser in writing (collectively, the “Grantees”), each of them individually, with full power of substitution and resubstitution, to the fullest extent of Stockholder’s rights with respect to the Shares and outstanding New Shares, effective as of the date hereof and continuing until the Expiration Date, to vote (or execute written consents, if applicable) with respect to the Shares and outstanding New Shares as required pursuant to Section 1(a), in each case, solely in the event of a failure by such Stockholder to act in accordance with Section 1(a). The proxy granted by Stockholder under this Agreement shall be irrevocable prior to the Expiration Date and shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy. Stockholder (i) will take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of such proxy and this Section 1(c) and (ii) hereby revokes any proxy previously granted by Stockholder with respect to any Shares and outstanding New Shares. The power of attorney granted by Stockholder under this Section 1(c) is a durable power of attorney and shall survive the bankruptcy or dissolution of Stockholder. Other than as provided in this Section 1(c), Stockholder shall not directly or indirectly grant any person or entity any proxy (revocable or irrevocable), power of attorney or other authorization with respect to any of Stockholder’s Shares or outstanding New Shares that is inconsistent with Stockholder’s obligations under this Agreement. Purchaser may terminate this proxy with respect to Stockholder at any time at its sole election by written notice provided to Stockholder.

2. Transfer and Encumbrance. Stockholder agrees, during the period beginning on the date hereof and ending on the Expiration Date, not to Transfer (as defined below) any Shares or any New Shares, or any interest therein, or any economic or voting rights with respect thereto (including any rights decoupled from the underlying securities) or enter into any contract, option or other arrangement or understanding with respect thereto (including any voting trust or agreement and the granting of any proxy inconsistent with Stockholder’s obligations under this Agreement), in each case without the prior written consent of each Investor Seller; provided, that nothing contained herein shall prohibit (a) any Transfer where such Stockholder retains sole direct and indirect voting control over such Shares or New Shares through the term of this Agreement, (b) any Transfer to an Affiliate of Stockholder or to a qualified institutional buyer or other institutional investor, provided, however, that in the case of the foregoing clause (b), any such Transfer shall only be permitted if and to the extent that the transferee of such Shares or New Shares agrees to be bound by and subject to the terms and provisions hereof to the same effect as the transferring Stockholder and pursuant to a joinder or other customary agreement reasonably acceptable to Investor Sellers. Stockholder acknowledges that the intent of the foregoing sentence is to ensure that the Shares and any New Shares are voted in accordance with the terms hereof. For the purpose of this Agreement, “Transfer” means any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, or the entry into any contract or understanding with respect to any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, including, with respect to any capital stock or interests in capital stock, the entry into any swap or any contract, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, contract, transaction or series of transactions is to be settled by delivery of Purchaser Shares, in cash or otherwise.

3. Non-Solicit; No Participation in Litigation.

(a) Stockholder shall, and shall cause its controlled Affiliates to, and shall use reasonable best efforts to cause its and their respective Representatives to, immediately cease and terminate any and all solicitations, discussions or negotiations existing as of the date hereof between Stockholder, Affiliates or Representatives, on the one hand, and Purchaser and its Affiliates or Representatives or any Third Party (or its Representatives), on the other hand, in connection with or in response to an actual or potential Purchaser Alternative Proposal. From and after the date hereof until the Expiration Date, Stockholder shall not, and shall cause its controlled Affiliates not to, and shall use its reasonable best efforts to cause its and their respective Representatives not to (and shall not authorize or give permission to its and their respective Representatives to), directly or indirectly (i) solicit, initiate, seek or knowingly encourage or knowingly facilitate the submission of any Purchaser Alternative Proposal, or any indication, proposal or inquiry that would reasonably be expected to lead to a Purchaser Alternative Proposal, (ii) (A) furnish any non-public information regarding Purchaser or any of its subsidiaries to, or afford access to the business, properties, assets, books and records of Purchaser or any of its subsidiaries to, any Third Party, or (B) request or seek from Purchaser or any of its subsidiaries any such access, in each case of the foregoing clauses (A) and (B), in connection with or in response to, or that would be reasonably likely to lead to, a Purchaser Alternative Proposal or any inquiry, proposal or indication of interest with respect thereto, (iii) engage or participate in any discussions or negotiations with Purchaser or any Third Party with respect to, or that would be reasonably likely to lead to, any Purchaser Alternative Proposal, or (iv) enter into any letter of intent, agreement in principle, term sheet, merger agreement, acquisition agreement, option agreement or any other agreement or instrument providing for or relating to any Purchaser Alternative Proposal, provided, however, that the restrictions in the foregoing clauses (i) through (iv) shall not apply following the receipt by the Purchaser of a Purchaser Alternative Proposal which the Purchaser Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take action with respect to such Purchaser Alternative Proposal would reasonably be expected to be inconsistent with the Purchaser’s fiduciary duties under applicable law and that such Purchaser Alternative Proposal constitutes or is reasonably likely to result in a Purchaser Superior Proposal, with respect to such Purchaser Alternative Proposal or any subsequent Purchaser Alternative Proposal from the same entity.

(b) Stockholder hereby agrees not to, and shall cause its controlled Affiliates not to, and shall use reasonable best efforts to cause its and their respective Representatives not to, commence or participate in, and to, if requested by Sellers, take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Purchaser, the Company, Sellers or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Share Purchase Agreement or the consummation of the Transaction, in each case with respect to which all material facts on which such claim is based are known to Stockholder as of the date of this Agreement, including any such claim (i) challenging the validity, or seeking to enjoin the operation, of any provision of this Agreement or the Share Purchase Agreement or (ii) alleging a breach of any fiduciary duty of the Purchaser Board in connection with the Share Purchase Agreement or the transactions contemplated thereby; provided, however, that the foregoing shall not restrict Stockholder from enforcing any of his, her or its rights under this Agreement.

4. New Shares. Stockholder agrees that any Purchaser Shares that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date, including, without limitation, shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of all securities held by Stockholder that are convertible into, or exercisable or exchangeable for, Purchaser Shares (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

5. No Obligation to Exercise Options or Other Securities. Nothing contained in this Agreement shall require Stockholder to (a) convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying Purchaser Shares or (b) vote, or execute any consent with respect to, any Purchaser Shares underlying such options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

6. Representations and Warranties of Stockholder. Stockholder hereby represents, warrants and covenants to Sellers as follows:

(a) (i) Stockholder is duly organized, validly existing and in good standing under the Laws of the state of its incorporation, formation or organization, as applicable, and (ii) the execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby are within the powers of such Stockholder and have been duly authorized by all necessary action. Such Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Sellers, this Agreement constitutes such Stockholder’s legal, valid and binding obligation, enforceable against it in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

(b) The Shares are (and any New Shares will be) owned of record by such Stockholder. Such Stockholder has good and valid title to such Shares (or will have good and valid title to any New Shares), free and clear of any encumbrances other than pursuant to this Agreement. As of the date hereof, such Stockholder’s Shares constitute all of the Purchaser Shares beneficially owned or owned of record by such Stockholder. Except as provided for herein, such Stockholder has sole voting power (including the right to control such vote as contemplated herein) and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Shares and any New Shares.

(c) The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations under this Agreement will not, (i) violate the certificate of formation, agreement of limited partnership, certificate of incorporation or similar organizational documents of such Stockholder, (ii) conflict with or violate any law, ordinance or regulation of any Governmental Entity applicable to such Stockholder or by which any of its assets or properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on the properties or assets of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder and/or any of its assets or properties is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d) The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations under this Agreement will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than the filing of any reports with the SEC.

(e) As of the date hereof, there is no legal proceeding pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder and/or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Sellers or Purchaser in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder (other than as an officer or director of Purchaser).

(g) Such Stockholder understands and acknowledges that Sellers are entering into the Share Purchase Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations, warranties and covenants of such Stockholder contained herein. Such Stockholder understands and acknowledges that the Share Purchase Agreement governs the terms of the Transaction and the other transactions contemplated thereby.

7. Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement.

8. Termination. This Agreement shall terminate and shall have no further force or effect as of the earliest to occur of (a) 11:59 P.M. Eastern Time on the date the Purchaser Shareholder Approval is obtained, (b) the date the Share Purchase Agreement shall have been validly terminated in accordance with its terms, (c) the date this Agreement is terminated upon the mutual written agreement of each Investor Seller and Stockholder, (d) any material modification, material waiver or material amendment of the Share Purchase Agreement or knowing, material failure by Purchaser to enforce any provision of the Share Purchase Agreement that is in effect a waiver that, in each case, is adverse to Stockholder and is effected without the prior written consent of Stockholder, (e) failure to obtain the Purchaser Shareholder Approval at the Purchaser Meeting (held in accordance with the Share Purchase Agreement) at which a vote on the Purchaser Shareholder Approval matters is held, and (f) a Purchaser Change of Recommendation, to the extent such Purchaser Change of Recommendation is permitted by, and subject to the terms and conditions of, Schedule 5 of the Share Purchase Agreement (the date of the earliest of the events described in the foregoing clauses, the “Expiration Date”); provided, however, that notwithstanding the foregoing, the provisions in Section 9 hereof shall survive in full force and effect following the consummation of the Transaction. In addition to, and without prejudice to the foregoing in this Section 8, with respect to Section 2 (other than transfers by the Stockholder to its Affiliates) the Expiration Date will be the earliest to occur of (i) the earliest to occur of the events in clauses (a) through (f) in the preceding sentence, and (ii) November 8, 2022. This Agreement shall not apply to any Stockholder Shares transferred (other than to an Affiliate of Stockholder) after the Section 2 Expiration Date, and any such transferred Stockholder Shares shall be free and clear of any obligations under this Agreement.

9. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by email or facsimile (provided in the case of email or facsimile, that a copy is delivered by another means specified in clauses (i) or (iii) herein), or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) If to Sellers, to:

Triton LuxTopHolding SARL

-3 boulevard de la Foire, L-1528

Luxembourg, Grand Duchy of Luxembourg

Attention : Gonzague de Lhoneux

Email : Gonzague.deLhoneux@apax.com

WP Triton Co-Invest, L.P.

c/o Walkers Corporate Limited

Cayman Corporate Centre

27 Hospital Road, George Town

Grand Cayman KY1-9008, Cayman Islands

Attention : Max Fowinkel and Jan-Ole Gerschefski

Email : Notices@warburgpincus.com

2684343 Ontario Limited

5650 Yonge Street, Suite 1200

Toronto, Ontario M2M 4H5, Canada

Attention : Eric Hargrave

Email : eric_hargrave@otpp.com

CPP Investment Board Private Holdings (4) Inc.

1 Queen Street East, Suite, 2500

Toronto, Ontario M5C 2W5, Canada

Attention : Hafiz Lalani and Pascal Keutgens

Email : hlalani@cppib.com and pkeutgens@cppib.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis International LLP

30 St Mary Axe

London, EC3A 8AF

United Kingdom

Attention: Rory Mullarkey; Stuart Boyd; Jacob Traff

Email: rmullarkey@kirkland.com; stuart.boyd@kirkland.com;

jacob.traff@kirkland.com

(ii) If to Stockholder, to the address set forth on Exhibit A.

(b) Certain Interpretations.

(i) The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(ii) The word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends and not simply “if.”

(iii) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, representations and conditions, both written and oral, among the parties with respect to the subject matter hereof, and (ii) are not intended to confer upon any other person any rights or remedies hereunder.

(d) Assignment. This Agreement (and the rights, interests or obligations hereunder) shall not be assigned by operation of law or otherwise, except that any Seller may assign the rights and delegate its obligations hereunder to an Affiliate to which it assigns its shares of the Company. Subject to the preceding sentence, this Agreement shall be binding on and shall inure to the benefit of the parties and their respective successors and assigns.

(e) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

(f) Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.

(g) Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(h) Specific Performance and Other Remedies.

(i) Specific Performance. The parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction (and each party hereby waives any requirement for securing the posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.

(ii) Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

(i) Fees and Expenses. All reasonable, reasonably incurred, out-of-pocket costs and expenses incurred by the Stockholder in connection with this Agreement and the transactions contemplated hereby shall be borne by the Purchaser, whether or not the transactions contemplated by the Share Purchase Agreement are consummated. Purchaser shall indemnify and hold Stockholder and its affiliates harmless from and against any expenses or losses (including reasonable attorney’s fees) incurred in respect of actual or prospective claims, actions, investigations, proceedings or litigation, regardless of whether Stockholder or an Affiliate is a party thereto, arising out of or directly or indirectly relating to Stockholder’s execution and delivery of this Agreement or Stockholder’s participation in the transaction, except to the extent any such matter arose from an inaccuracy in a representation made by Stockholder herein or any breach by Stockholder of its representations, warranties, covenants or other obligations hereunder.

(j) Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. All claims arising from, under or in connection with this Agreement shall be raised to and exclusively determined by the Delaware Court of Chancery or, if the Delaware Court of Chancery lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if jurisdiction is vested exclusively in the U.S. federal courts, the United States District Court for the District of Delaware, and any appellate court from any thereof. Each party hereby irrevocably submits with regard to any such claim for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of such courts and agrees that it will not bring any claim relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts.

(k) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(l) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(m) Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(n) Limit on Liability. In no event shall Stockholder’s liability for monetary damages exceed the lesser of (a) the market value of Stockholder’s Shares on the date of this Agreement; and (b) the market value of the Stockholder’s Shares on the date a final, non-appealable judgment is entered against the Stockholder relating to this Agreement or the Share Purchase Agreement or the consummation of the Transaction, plus any actual net proceeds received after the date hereof in respect of the sale by Stockholder of the Shares and any New Shares subject to this Agreement.

(o) Use of Name. Except as required by applicable law or the rules and regulations of any applicable stock exchange, including in securities disclosure filings made in connection with the transactions contemplated hereby, each of Purchaser and Sellers shall not (and Sellers shall cause the Company to not) publicly disclose or refer to Stockholder’s execution and delivery of this Agreement without the consent of the Stockholder as to the form and substance of the disclosure, such consent not to be unreasonably withheld, conditioned or delayed. Each of Purchaser and Sellers shall (and Sellers shall cause the Company to) provide the Stockholder with a draft of any disclosure required by applicable law reasonably in advance of such disclosure and shall give reasonable consideration to any comments Stockholder may have on the form and substance of such disclosure.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

STOCKHOLDER

Baupost Group Securities, L.L.C
Print Stockholder Name

By:	/s/ Gregory A. Ciongoli
Signature

Name:	Gregory A. Ciongoli
Print Name

Title:	Partner
If Applicable

Purchaser Shares Beneficially Owned:

16,288,959

Purchaser Shares issuable upon the exercise of outstanding options, warrants, restricted stock units, or other rights:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

VIASAT, INC.

By:	/s/ Keven Lippert
Name:	Keven Lippert
Title:	Executive Vice President, Strategic Initiatives and Chief Commercial Officer

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

TRITON LUXTOPHOLDING SARL

By:	/s/ Laurent Thailly
Name:	Laurent Thailly
Title:	Authorised signatory

[Signature Page to Voting and Support Agreement]

WP TRITON CO-INVEST, L.P.
By:	Warburg Pincus (Callisto-A) Global Growth (Cayman), L.P., its General Partner

By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its General Partner

By:	Warburg Pincus (Cayman) Global Growth GP LLC, its General Partner

By:	Warburg Pincus Partners Ii (Cayman), L.P., its Managing Member

By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its General Partner

By:	/s/ David Sreter
Name:	David Sreter
Title:	Authorised Signatory

[Signature Page to Voting and Support Agreement]

CPP INVESTMENT BOARD PRIVATE HOLDINGS (4) INC.

By:	/s/ Hafiz Lalani
Name:	Hafiz Lalani
Title:	Authorized Signatory

CPP INVESTMENT BOARD PRIVATE HOLDINGS (4) INC.

By:	/s/ Pascal Keutgens
Name:	Pascal Keutgens
Title:	Authorized Signatory

[Signature Page to Voting and Support Agreement]

2684343 ONTARIO LIMITED

By:	/s/ Eric Hargrave
Name:	Eric Hargrave
Title:	Authorised Signatory

[Signature Page to Voting and Support Agreement]

Exhibit A

Stockholder Notice

c/o The Baupost Group, L.L.C.

10 St. James Avenue

Boston, MA 02116

Attention: Frederick H. Fogel

Email: legal@baupost.com

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of November 8, 2021 by and among those individuals and entities whose names appear on the signature pages hereto as Sellers (“Sellers”), the undersigned stockholder (“Stockholder”) of Viasat, Inc., a Delaware corporation (“Purchaser”) and Purchaser. Capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in the Share Purchase Agreement (as defined below).

W I T N E S S E T H

WHEREAS, as an inducement for Sellers to enter into that certain Share Purchase Agreement of even date herewith by and among Sellers and Purchaser (as it may be amended from time to time by the parties thereto, the “Share Purchase Agreement”), which provides for the sale of the entire issued and outstanding share capital of Connect Topco Limited, a private company limited by shares and incorporated in Guernsey (the “Company”), by Sellers to Purchaser in accordance with its terms, Sellers have requested that Stockholder execute and deliver this Agreement.

WHEREAS, in exchange for the sale of its shares in the Company, each Seller will have the right to receive cash consideration and a number of Purchaser Shares as set forth in the Share Purchase Agreement, all upon the terms and subject to the conditions set forth in the Share Purchase Agreement.

WHEREAS, the Share Purchase Agreement contemplates that Purchaser’s stockholders will vote upon the Purchaser Shareholder Approval and, if so desired and mutually agreed between Sellers and Purchaser, other matters of the type customarily brought before a meeting of stockholders in connection with the Transaction.

WHEREAS, as of the date hereof, Stockholder is the owner of the number of Purchaser Shares and other securities convertible into, or exercisable or exchangeable for, Purchaser Shares, all as set forth on Schedule 1 hereto (collectively, the “Shares”).

WHEREAS, as a condition and inducement for Sellers to enter into the Share Purchase Agreement, Sellers and Stockholder are entering into this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Agreement to Vote Shares.

(a) Until the Expiration Date (as defined below), at the Purchaser Meeting and at every other stockholder meeting of Purchaser at which any of the matters set forth in clause (ii) below is put to the vote of the stockholders of Purchaser and, in each case, at every postponement or adjournment thereof, and on every action proposed to be approved by written consent of the stockholders of Purchaser with respect to any of the matters set forth in clause (ii), Stockholder shall:

(i) appear at each such meeting or otherwise cause Stockholder’s Shares and any outstanding New Shares (as defined in Section 4 hereof) to be counted as present thereat for purposes of calculating a quorum; and

(ii) validly vote all outstanding Shares and any outstanding New Shares to the extent (in the case of securities convertible into, or exercisable or exchangeable for, Purchaser Shares) any such Shares and New Shares are capable of being voted:

(A) in favor of the Purchaser Shareholder Approval;

(B) in favor of any proposal to adjourn or postpone any meeting of the stockholders of Purchaser at which the Purchaser Shareholder Approval is submitted for the consideration and vote of the stockholders of Purchaser to a later date if there are not proxies representing a sufficient number of Purchaser Shares to approve such matters on the date on which the meeting is held;

(C) against any Purchaser Alternative Proposal;

(D) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Purchaser contained in the Share Purchase Agreement or of Stockholder contained in this Agreement; and

(E) against any other action, agreement or transaction involving Purchaser or any of its subsidiaries that would reasonably be expected to, in each case, impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Transaction or the other transactions contemplated by the Share Purchase Agreement.

(b) Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with this Section 1.

(c) Stockholder signs this Agreement solely in Stockholder’s capacity as a stockholder of Purchaser, and not in Stockholder’s capacity as (i) a director, officer or employee of Purchaser or any of its subsidiaries or (ii) a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Purchaser in the exercise of his or her fiduciary duties as a director or officer of Purchaser or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Purchaser or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary (including voting in favor of any Purchaser Change of Recommendation) and no such action or omission shall be deemed a breach of this Agreement.

(d) Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact Purchaser, and any other Person designated by Purchaser in writing (collectively, the “Grantees”), each of them individually, with full power of substitution and resubstitution, to the fullest extent of Stockholder’s rights with respect to the Shares and outstanding New Shares, effective as of the date hereof and continuing until the Expiration Date, to vote (or execute written consents, if applicable) with respect to the Shares and outstanding New Shares as required pursuant to Section 1(a), in each case, solely in the event of a failure by such Stockholder to act in accordance with Section 1(a). The proxy granted by Stockholder under this Agreement shall be irrevocable prior to the Expiration Date and shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy. Stockholder (i) will take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of such proxy and this Section 1(d) and (ii) hereby revokes any proxy previously granted by Stockholder with respect to any Shares and outstanding New Shares. The power of attorney granted by Stockholder under this Section 1(d) is a durable power of attorney and shall survive the bankruptcy or dissolution of Stockholder. Other than as provided in this Section 1(d), Stockholder shall not directly or indirectly grant any person or entity any proxy (revocable or irrevocable), power of attorney or other authorization with respect to any of Stockholder’s Shares or outstanding New Shares that is inconsistent with Stockholder’s obligations under this Agreement. Purchaser may terminate this proxy with respect to Stockholder at any time at its sole election by written notice provided to Stockholder.

2. Transfer and Encumbrance. Stockholder agrees, during the period beginning on the date hereof and ending on the Expiration Date, not to Transfer (as defined below) any Shares or any New Shares, or any interest therein, or any economic or voting rights with respect thereto (including any rights decoupled from the underlying securities) or enter into any contract, option or other arrangement or understanding with respect thereto (including any voting trust or agreement and the granting of any proxy inconsistent with Stockholder’s obligations under this Agreement), in each case without the prior written consent of each Investor Seller; provided, that nothing contained herein shall prohibit (a) the net settlement of Stockholder’s options to purchase Purchaser Shares (to pay the exercise price thereof and any tax withholding obligations), (b) the net settlement of Stockholder’s restricted stock units (including performance-based restricted stock units) settled in Purchaser Shares (to pay any tax withholding obligations), (c) the exercise of Stockholder’s options to purchase Purchaser Shares, to the extent such options would expire prior to Completion, (d) the exercise of Stockholder’s options to purchase Purchaser Shares or the receipt upon settlement of Stockholder’s restricted stock units (including performance-based restricted stock units), and the sale of a sufficient number of such Purchaser Shares acquired upon exercise of such options or settlement of such restricted stock units as would generate sales proceeds sufficient to pay (i) the aggregate applicable exercise price of shares then exercised under such options and the taxes payable by Stockholder as a result of such exercise or settlement or (ii) funds owed upon vesting of such options or restricted stock units pursuant to any non-consensual legal order, by divorce decree or by will, intestacy or other similar law, (e) such Stockholder from selling Shares under any written plan providing for the trading of Shares in accordance with Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) that is described on Schedule 1 hereto or which is put in place after the date hereof in order to replace an expired or expiring 10b5-1 Plan, (f) any Transfer where such Stockholder retains sole direct and indirect voting control over such Shares or New Shares through the term of this Agreement, (g) any Transfer to an Affiliate of Stockholder or to a qualified institutional buyer or other institutional investor, or (h) if Stockholder is an individual, (i) to any member of Stockholder’s immediate family or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family or (ii) to any person or entity if and to the extent required by any non-consensual legal order, by divorce decree or by will, intestacy or other similar law, provided, however, that in the case of the foregoing clauses (g) or (h), any such Transfer shall only be permitted if and to the extent that the transferee of such Shares or New Shares agrees to be bound by and subject to the terms and provisions hereof to the same effect as the transferring Stockholder and pursuant to a joinder or other customary agreement reasonably acceptable to Investor Sellers. Stockholder acknowledges that the intent of the foregoing sentence is to ensure that the Shares and any New Shares are voted in accordance with the terms hereof. For the purpose of this Agreement, “Transfer” means any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, or the entry into any contract or understanding with respect to any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, including, with respect to any capital stock or interests in capital stock, the entry into any swap or any contract, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, contract, transaction or series of transactions is to be settled by delivery of Purchaser Shares, in cash or otherwise.

3. Non-Solicit; No Participation in Litigation.

(a) Stockholder shall, and shall cause its controlled Affiliates to, and shall use reasonable best efforts to cause its and their respective Representatives to, immediately cease and terminate any and all solicitations, discussions or negotiations existing as of the date hereof between Stockholder, Affiliates or Representatives, on the one hand, and Purchaser and its Affiliates or Representatives or any Third Party (or its Representatives), on the other hand, in connection with or in response to an actual or potential Purchaser Alternative Proposal. From and after the date hereof until the Expiration Date, Stockholder shall not, and shall cause its controlled Affiliates not to, and shall use its reasonable best efforts to cause its and their respective Representatives not to (and shall not authorize or give permission to its and their respective Representatives to), directly or indirectly (i) solicit, initiate, seek or knowingly encourage or knowingly facilitate the submission of any Purchaser Alternative Proposal, or any indication, proposal or inquiry that would reasonably be expected to lead to a Purchaser Alternative Proposal, (ii) (A) furnish any non-public information regarding Purchaser or any of its subsidiaries to, or afford access to the business, properties, assets, books and records of Purchaser or any of its subsidiaries to, any Third Party, or (B) request or seek from Purchaser or any of its subsidiaries any such access, in each case of the foregoing clauses (A) and (B), in connection with or in response to, or that would be reasonably likely to lead to, a Purchaser Alternative Proposal or any inquiry, proposal or indication of interest with respect thereto, (iii) engage or participate in any discussions or negotiations with Purchaser or any Third Party with respect to, or that would be reasonably likely to lead to, any Purchaser Alternative Proposal, or (iv) enter into any letter of intent, agreement in principle, term sheet, merger agreement, acquisition agreement, option agreement or any other agreement or instrument providing for or relating to any Purchaser Alternative Proposal, provided, however, that the restrictions in the foregoing clauses (i) through (iv) shall not apply following the receipt by the Purchaser of a Purchaser Alternative Proposal which the Purchaser Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take action with respect to such Purchaser Alternative Proposal would reasonably be expected to be inconsistent with the Purchaser’s fiduciary duties under applicable law and that such Purchaser Alternative Proposal constitutes or is reasonably likely to result in a Purchaser Superior Proposal, with respect to such Purchaser Alternative Proposal or any subsequent Purchaser Alternative Proposal from the same entity. For the avoidance of doubt, nothing contained herein shall prohibit Stockholder, in his or her capacity as a director or officer of Purchaser, from taking any action in such capacity to the extent such action is permitted by the Share Purchase Agreement or consistent with his or her fiduciary duties as a director or officer of Purchaser.

(b) Stockholder hereby agrees not to, and shall cause its controlled Affiliates not to, and shall use reasonable best efforts to cause its and their respective Representatives not to, commence or participate in, and to, if requested by Sellers, take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Purchaser, the Company, Sellers or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Share Purchase Agreement or the consummation of the Transaction, in each case with respect to which all material facts on which such claim is based are known to Stockholder as of the date of this Agreement, including any such claim (i) challenging the validity, or seeking to enjoin the operation, of any provision of this Agreement or the Share Purchase Agreement or (ii) alleging a breach of any fiduciary duty of the Purchaser Board in connection with the Share Purchase Agreement or the transactions contemplated thereby; provided, however, that the foregoing shall not restrict Stockholder from enforcing any of his, her or its rights under this Agreement.

4. New Shares. Stockholder agrees that any Purchaser Shares that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date, including, without limitation, shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of all securities held by Stockholder that are convertible into, or exercisable or exchangeable for, Purchaser Shares (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

5. No Obligation to Exercise Options or Other Securities. Nothing contained in this Agreement shall require Stockholder to (a) convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying Purchaser Shares or (b) vote, or execute any consent with respect to, any Purchaser Shares underlying such options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

6. Representations and Warranties of Stockholder. Stockholder hereby represents, warrants and covenants to Sellers as follows:

(a) If such Stockholder is not an individual, (i) Stockholder is duly organized, validly existing and in good standing under the Laws of the state of its incorporation, formation or organization, as applicable, and (ii) the execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby are within the powers of such Stockholder and have been duly authorized by all necessary action. If such Stockholder is an individual, he or she has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. Such Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Sellers, this Agreement constitutes such Stockholder’s legal, valid and binding obligation, enforceable against it in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity. If such Stockholder is married and any of the Shares or New Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, valid, binding and enforceable, this Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery by Sellers, constitutes the legal, valid and binding obligation of, such Stockholder’s spouse, enforceable in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

(b) The Shares are (and any New Shares will be) owned of record by such Stockholder. Such Stockholder has good and valid title to such Shares (or will have good and valid title to any New Shares), free and clear of any encumbrances other than pursuant to this Agreement. As of the date hereof, such Stockholder’s Shares constitute all of the Purchaser Shares beneficially owned or owned of record by such Stockholder. Except as provided for herein, such Stockholder has sole voting power (including the right to control such vote as contemplated herein) and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Shares and any New Shares.

(c) The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations under this Agreement will not, (i) if such Stockholder is not an individual, violate the certificate of formation, agreement of limited partnership, certificate of incorporation or similar organizational documents of such Stockholder, (ii) conflict with or violate any law, ordinance or regulation of any Governmental Entity applicable to such Stockholder or by which any of its assets or properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on the properties or assets of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder and/or any of its assets or properties is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d) The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations under this Agreement will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than the filing of any reports with the SEC.

(e) As of the date hereof, there is no legal proceeding pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder and/or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Sellers or Purchaser in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder (other than as an officer or director of Purchaser).

(g) Such Stockholder understands and acknowledges that Sellers are entering into the Share Purchase Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations, warranties and covenants of such Stockholder contained herein. Such Stockholder understands and acknowledges that the Share Purchase Agreement governs the terms of the Transaction and the other transactions contemplated thereby.

7. Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement.

8. Termination. This Agreement shall terminate and shall have no further force or effect as of the earliest to occur of (a) 11:59 P.M. Eastern Time on the date the Purchaser Shareholder Approval is obtained, (b) the date the Share Purchase Agreement shall have been validly terminated in accordance with its terms, (c) the date this Agreement is terminated upon the mutual written agreement of each Investor Seller and Stockholder, (d) any material modification, material waiver or material amendment of the Share Purchase Agreement or knowing, material failure by Purchaser to enforce any provision of the Share Purchase Agreement that is in effect a waiver that, in each case, is adverse to Stockholder and is effected without the prior written consent of Stockholder, (e) failure to obtain the Purchaser Shareholder Approval at the Purchaser Meeting (held in accordance with the Share Purchase Agreement) at which a vote on the Purchaser Shareholder Approval matters is held, and (f) a Purchaser Change of Recommendation, to the extent such Purchaser Change of Recommendation is permitted by, and subject to the terms and conditions of, Schedule 5 of the Share Purchase Agreement (the date of the earliest of the events described in the foregoing clauses, the “Expiration Date”); provided, however, that notwithstanding the foregoing, the provisions in Section 9 hereof shall survive in full force and effect following the consummation of the Transaction. In addition to, and without prejudice to the foregoing in this Section 8, with respect to Section 2 (other than transfers by the Stockholder to its Affiliates) the Expiration Date will be the earliest to occur of (i) the earliest to occur of the events in clauses (a) through (f) in the preceding sentence, and (ii) November 8, 2022. This Agreement shall not apply to any Stockholder Shares transferred (other than to an Affiliate of Stockholder) after the Section 2 Expiration Date, and any such transferred Stockholder Shares shall be free and clear of any obligations under this Agreement.

9. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by email or facsimile (provided in the case of email or facsimile, that a copy is delivered by another means specified in clauses (i) or (iii) herein), or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) If to Sellers, to:

Triton LuxTopHolding SARL

-3 boulevard de la Foire, L-1528

Luxembourg, Grand Duchy of Luxembourg

Attention : Gonzague de Lhoneux

Email : Gonzague.deLhoneux@apax.com

WP Triton Co-Invest, L.P.

c/o Walkers Corporate Limited

Cayman Corporate Centre

27 Hospital Road, George Town

Grand Cayman KY1-9008, Cayman Islands

Attention : Max Fowinkel and Jan-Ole Gerschefski

Email : Notices@warburgpincus.com

2684343 Ontario Limited

5650 Yonge Street, Suite 1200

Toronto, Ontario M2M 4H5, Canada

Attention : Eric Hargrave

Email : eric_hargrave@otpp.com

CPP Investment Board Private Holdings (4) Inc.

1 Queen Street East, Suite, 2500

Toronto, Ontario M5C 2W5, Canada

Attention : Hafiz Lalani and Pascal Keutgens

Email : hlalani@cppib.com and pkeutgens@cppib.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis International LLP

30 St Mary Axe

London, EC3A 8AF

United Kingdom

Attention: Rory Mullarkey; Stuart Boyd; Jacob Traff

Email: rmullarkey@kirkland.com; stuart.boyd@kirkland.com;

jacob.traff@kirkland.com

(ii) If to Stockholder, to the address set forth on Schedule 1 hereto.

(b) Certain Interpretations.

(i) The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(ii) The word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends and not simply “if.”

(iii) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, representations and conditions, both written and oral, among the parties with respect to the subject matter hereof, and (ii) are not intended to confer upon any other person any rights or remedies hereunder.

(d) Assignment. This Agreement (and the rights, interests or obligations hereunder) shall not be assigned by operation of law or otherwise, except that any Seller may assign the rights and delegate its obligations hereunder to an Affiliate to which it assigns its shares of the Company. Subject to the preceding sentence, this Agreement shall be binding on and shall inure to the benefit of the parties and their respective successors and assigns.

(e) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

(f) Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.

(g) Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(h) Specific Performance and Other Remedies.

(i) Specific Performance. The parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction (and each party hereby waives any requirement for securing the posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.

(ii) Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

(i) Fees and Expenses. Except as otherwise provided in the Share Purchase Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses. Except for any liability for claims, losses, damages, liabilities or other obligations arising out of the Stockholder’s failure to perform its obligations hereunder, the parties agree that the Stockholder (in its capacity as a stockholder of Purchaser) will not be liable for claims, losses, damages, liabilities or other obligations resulting from or relating to the Share Purchase Agreement, including any breach by Purchaser of the Share Purchase Agreement, and that Purchaser shall not be liable for claims, losses, damages, liabilities or other obligations resulting from or related to the Stockholder’s failure to perform its obligations hereunder.

(j) Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. All claims arising from, under or in connection with this Agreement shall be raised to and exclusively determined by the Delaware Court of Chancery or, if the Delaware Court of Chancery lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if jurisdiction is vested exclusively in the U.S. federal courts, the United States District Court for the District of Delaware, and any appellate court from any thereof. Each party hereby irrevocably submits with regard to any such claim for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of such courts and agrees that it will not bring any claim relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts.

(k) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(l) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(m) Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

STOCKHOLDER

Print Stockholder Name

By:
Signature
Name:
Print Name
Title:
If Applicable

Address:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

VIASAT, INC.

By:
Name:	Keven Lippert
Title:	Executive Vice President, Strategic Initiatives and Chief Commercial Officer

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

TRITON LUXTOPHOLDING SARL

By:
Name:	Laurent Thailly
Title:	Authorised signatory

[Signature Page to Voting and Support Agreement]

WP TRITON CO-INVEST, L.P.
By:	Warburg Pincus (Callisto-A) Global Growth (Cayman), L.P., its General Partner
By:	Warburg Pincus (Cayman) Global Growth GP, L.P., its General Partner
By:	Warburg Pincus (Cayman) Global Growth GP LLC, its General Partner
By:	Warburg Pincus Partners Ii (Cayman), L.P., its Managing Member
By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its General Partner

By:
Name:	David Sreter
Title:	Authorised Signatory

[Signature Page to Voting and Support Agreement]

CPP INVESTMENT BOARD PRIVATE HOLDINGS (4) INC.

By:
Name:	Hafiz Lalani
Title:	Authorized Signatory

CPP INVESTMENT BOARD PRIVATE HOLDINGS (4) INC.

By:
Name:	Pascal Keutgens
Title:	Authorized Signatory

[Signature Page to Voting and Support Agreement]

2684343 ONTARIO LIMITED

By:
Name:	Eric Hargrave
Title:	Authorised Signatory

[Signature Page to Voting and Support Agreement]

Schedule 1

Stockholder Ownership

Purchaser Shares Beneficially Owned: [●]

Purchaser Shares issuable upon the exercise of outstanding options, warrants, restricted stock units, or other rights: [●]

Description of any applicable 10b5-1 Plan: [●]

ANNEX F

FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT TO THE

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VIASAT, INC.

Viasat, Inc. (the “Corporation”), a corporation organized and existing under the law of the State of Delaware, hereby certifies as follows:

1.    That the name of the Corporation is Viasat, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State on October 25, 1996.

2.    That the Corporation’s Board of Directors duly adopted resolutions approving the following amendment (the “Amendment”) to the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Restated Certificate of Incorporation”) in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), declaring such Amendment to be advisable and calling for the stockholders of the Corporation to approve such Amendment.

3.    The Amendment was duly adopted and approved in accordance with the provisions of Section 242 of the DGCL by the required vote of the stockholders of the Corporation at a duly called meeting of the stockholders of the Corporation.

4.    That the first paragraph of Article FOURTH of the Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“FOURTH: The Corporation is authorized to issue two classes of shares of capital stock to be designated respectively, “Preferred Stock” and “Common Stock”. The total number of shares which the Corporation is authorized to issue is two hundred five million (205,000,000). Five million (5,000,000) shares shall be Preferred Stock, of which three million two hundred twenty-five thousand (3,225,000) are hereby designated Series A Convertible Preferred Stock (“Series A Preferred Stock”), and two hundred million (200,000,000) shares shall be Common Stock. The Preferred Stock and the Common Stock shall each have a par value of $.0001 per share.”

[Remainder of page intentionally left blank]

F-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this [    ] day of [                    ], 20[    ].

By:

Name:
Title:

F-2

SCAN TO VIEW MATERIALS & VOTE w VIASAT, INC. 6155 EL CAMINO REAL VOTE BY INTERNET CARLSBAD, CA 92009 Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above ATTN: COURTNEY STURGIS Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/VSAT2022SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D67613-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY VIASAT, INC. The Viasat Board of Directors unanimously recommends that stockholders vote “FOR” Proposals 1, 2 and 3. For Against Abstain 1. Approval of the Issuance of More than 20% of the Issued and Outstanding Viasat Common Stock in Connection with the Transaction ! ! ! 2. Approval of the Charter Amendment to Increase the Number of Shares of Common Stock Authorized for Issuance From 100,000,000 to 200,000,000 ! ! ! 3. Approval of the Adjournment of the Special Meeting to a Later Date, if Necessary, To Permit Further Solicitation and Voting ! ! ! Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting The proxy materials for the Viasat Special Meeting of Stockholders is available over the internet on the Investor Relations section of our website at investors.viasat.com. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. D67614-TBD VIASAT, INC. SPECIAL MEETING OF STOCKHOLDERS—[TBD], 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE VIASAT BOARD OF DIRECTORS The undersigned revokes all previous proxies, acknowledges receipt of the notice of Special Meeting of Stockholders and the accompanying proxy statement, and hereby appoints Mark Dankberg and Robert Blair, jointly and severally, with full power of substitution to each, as proxies of the undersigned, to represent the undersigned and to vote all shares of common stock of Viasat, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Special Meeting of Stockholders of Viasat, Inc. to be held via live webcast at www.virtualshareholdermeeting.com/VSAT2022SM on [TBD], 2022, at [TBD] a.m. Pacific Time, and at any adjournments and postponements thereof, with the same force and effect as the undersigned might or could do if personally present. THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS INSTRUCTED BY THE STOCKHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THE SHARES WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.